FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-127968-01

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED FEBRUARY 27, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-127968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

$3,593,754,000 (Approximate)

GS Mortgage Securities Trust 2006-GG6

as Issuing Entity

GS Mortgage Securities Corporation II

as Depositor

Greenwich Capital Financial Products, Inc.
Goldman Sachs Mortgage Company

as Loan Sellers and Sponsors

Commerzbank AG, New York Branch

as Loan Seller

Commercial Mortgage Pass-Through Certificates
Series 2006-GG6

The Commercial Mortgage Pass-Through Certificates, Series 2006-GG6 will include 12 classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2006-GG6 certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2006-GG6. The trust’s main assets will be a pool of 188 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

	Initial Certificate Principal Amount(1)	Initial Pass-Through Rate	Description	Expected Ratings (S&P/Fitch)	Rated Final Distribution Date
Class A-1	$105,000,000%		(2)	AAA/AAA	April 10, 2038
Class A-2	$1,077,000,000%		(2)	AAA/AAA	April 10, 2038
Class A-3	$243,010,000%		(2)	AAA/AAA	April 10, 2038
Class A-AB	$193,000,000%		(2)	AAA/AAA	April 10, 2038
Class A-4	$1,112,658,000%		(2)	AAA/AAA	April 10, 2038
Class A-M	$390,095,000%		(2)	AAA/AAA	April 10, 2038
Class A-J	$292,572,000%		(2)	AAA/AAA	April 10, 2038
Class B	$19,504,000%		(2)	AA+/AA+	April 10, 2038
Class C	$48,762,000%		(2)	AA/AA	April 10, 2038
Class D	$39,010,000%		(2)	AA−/AA−	April 10, 2038
Class E	$29,257,000%		(2)	A+/A+	April 10, 2038
Class F	$43,886,000%		(2)	A/A	April 10, 2038

(Footnotes to table begin on page S-10)

You should carefully consider the risk factors beginning on page S-30 of this prospectus supplement and page 3 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2006-GG6 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.
Each class of certificates will receive distributions of interest, principal or both monthly, commencing on April 12, 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Subordination.’’
The underwriters, Greenwich Capital Markets, Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are acting as co-lead bookrunning managers and Credit Suisse Securities (USA) LLC, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about March 23, 2006.

Goldman, Sachs & Co.

CREDIT SUISSE	MERRILL LYNCH & CO.

MORGAN STANLEY	WACHOVIA SECURITIES

March   , 2006

--------------------------------------------------------------------------------
                     GS MORTGAGE SECURITIES CORPORATION II
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL
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 [MAP OF THE UNITED STATES INDICATING LOCATION OF MORTGAGED PROPERTIES OMITTED]

                     GS MORTGAGE SECURITIES CORPORATION II
         COMMERICAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-GG6
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

WASHINGTON                        TENNESSEE              NEW YORK
8 properties                      5 properties           2 properties
$248,533,741                      $24,002,463            $41,500,000
6.4% of total                     0.6% of total          1.1% of total

OREGON                            IDAHO                  VERMONT
2 properties                      1 property             1 property
$35,056,107                       $15,804,289            $2,865,000
0.9% of total                     0.4% of total          0.1% of total

UTAH                              WYOMING                MASSACHUSETTS
3 properties                      1 property             3 properties
$12,980,246                       $4,600,000             $23,885,000
0.3% of total                     0.1% of total          0.6% of total

NEVADA                            MONTANA                CONNECTICUT
17 properties                     1 property             5 properties
$120,812,564                      $2,370,245             $50,747,795
3.1% of total                     0.1% of total          1.3% of total

CALIFORNIA                        NEBRASKA               RHODE ISLAND
25 properties                     3 properties           1 property
$358,240,860                      $38,459,405            $4,985,363
9.2% of total                     1.0% of total          0.1% of total

HAWAII                            SOUTH DAKOTA           NEW JERSEY
7 properties                      1 property             4 properties
$185,383,861                      $1,069,617             $43,733,331
4.8% of total                     0.0% of total          1.1% of total

ARIZONA                           MISSOURI               DELAWARE
10 properties                     5 properties           2 properties
$$105,946,973                     $19,045,278            $7,946,101
2.7% of total                     0.5% of total          0.2% of total

COLORADO                          MINNESOTA              DISTRICT OF COLUMBIA
9 properties                      6 properties           1 property
$167,946,740                      $17,356,162            $71,100,000
4.3% of total                     0.4% of total          1.8% of total

NEW MEXICO                        IOWA                   MARYLAND
1 property                        5 properties           22 properties
$25,667,956                       $43,368,512            $319,279,000
0.7% of total                     1.1% of total          8.2% of total

KANSAS                            WISCONSIN              VIRGINIA
1 property                        3 properties           5 properties
$1,076,636                        $5,871,316             $63,386,000
0.0% of total                     0.2% of total          1.6% of total

OKLAHOMA                          ILLINOIS               NORTH CAROLINA
1 property                        8 properties           16 properties
$2,822,806                        $105,389,053           $466,512,187
0.1% of total                     2.7% of total          12.0% of total

TEXAS                             MICHIGAN               WEST VIRGINIA
37 properties                     8 properties           1 property
$405,076,644                      $63,075,597            $1,339,816
10.4% of total                    1.6% of total          0.0% of total

ARKANSAS                          INDIANA                SOUTH CAROLINA
2 properties                      11 properties          12 properties
$44,481,238                       $16,999,322            $76,112,896
1.1% of total                     0.4% of total          2.0% of total

LOUISIANA                         PENNSYLVANIA           GEORGIA
13 properties                     5 properties           10 properties
$46,411,607                       $184,531,572           $139,202,366
1.2% of total                     4.7% of total          3.6% of total

Mississippi                       Ohio                   Florida
1 property                        9 properties           19 properties
$5,115,413                        $58,583,133            $194,878,023
0.1% of total                     1.5% of total          5.0% of total

ALABAMA
2 properties
$27,402,287
0.7% of total

[  ] >10.0% of Initial Pool Balance

[  ] >5.0 - 10.0% of Initial Pool Balance

[  ] >1.0 - 5.0% of Initial Pool Balance

[  ] (less than or equal to)1.0% of Initial Pool Balance

                      MORTAGED PROPERTIES BY PROPERTY TYPE

                Industrial                          5.6%

                Multifamily                         7.9%

                Hospitality                        15.9%

                Retail                             31.3%

                Other                               1.1%

                Self-Storage                        0.9%

                Mobile Home Park                    0.1%

                Office                             37.2%

NORTHLAKE MALL                                         Charlotte, North Carolina
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                      [2 PHOTOS OF NORTHLAKE MALL OMITTED]

JQH HOTEL PORTFOLIO D                                          Various Locations
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WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO                       Various Locations
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         [2 PHOTOS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

MARYLAND MULTIFAMILY PORTFOLIO                                 Various Locations
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              [2 PHOTOS OF MARYLAND MULTIFAMILY PORTFOLIO OMITTED]

ONE COMMERCE SQUARE                                  Philadelphia, Pennsylvania
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                     [PHOTO OF ONE COMMERCE SQUARE OMITTED]

1625 & 1675 BROADWAY                                           Denver, Colorado
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THE SHOPS AT LACANTERA                                       San Antonio, Texas
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WHALERS VILLAGE                                                 Lahaina, Hawaii
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COPT PORTFOLIO                                                Various Locations
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HUGHES AIRPORT CENTER PORTFOLIO                               Various Locations
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               [PHOTO OF HUGHES AIRPORT CENTER PORTFOLIO OMITTED]

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING
OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED
SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR
REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE
CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR
TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT
TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE
ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES
TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING
THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT CONDITION
IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE
ISSUER NOR ANY OF THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO YOU TO DELIVER
ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND
THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF
THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED
RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF
AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE
AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE
NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS,
DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED
CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT.

      You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement begins with several introductory sections describing the Series 2006-GG6 certificates and the trust in abbreviated form:

            Certificate Summary, commencing on page S-10 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-GG6 certificates;

            Summary of Prospectus Supplement, commencing on page S-11 which gives a brief introduction to the key features of the Series 2006-GG6 certificates and a description of the underlying mortgage loans; and

            Risk Factors, commencing on page S-30 of this prospectus supplement, which describes risks that apply to the Series 2006-GG6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

                                       S-3

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Significant Definitions" commencing on page S-187 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 83 of the prospectus.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GS Mortgage Securities Corporation II.

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

      (i)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (ii)  TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (iii) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (i)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF

                                       S-4

THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT
APPLY TO THE ISSUER; AND

      (ii)  IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE
AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                SELLING LEGENDS FOR HONG KONG, JAPAN OR SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH
THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS

                                       S-5

SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR
SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE
CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE
MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY
OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL
INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF
SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS
OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition,

      o     political and/or social conditions, and

      o     the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                       S-6

                                                                            PAGE
                                                                           -----
SUMMARY OF PROSPECTUS

   Risks Relating to Enforceability of
     Yield Maintenance Charges,
     Prepayment Premiums or
     Defeasance Provisions ...........................................      S-31
   Commercial, Multifamily and
     Manufactured Housing
     Community Lending is
     Dependent Upon Net Operating
     Income ..........................................................      S-31
   The Prospective Performance of the
     Commercial and Multifamily
     Mortgage Loans Included in the
     Trust Fund Should Be
     Evaluated Separately from the
     Performance of the Mortgage
     Loans in any of our Other Trusts ................................      S-33
   Increases in Real Estate Taxes

   Mortgaged Properties Leased to
     Multiple Tenants Also Have
     Risks ...........................................................      S-35
   Mortgaged Properties Leased to
     Borrowers or Borrower Affiliated
     Entities Also Have Risks ........................................      S-35
   Tenant Bankruptcy Entails Risks ...................................      S-36
   Certain Additional Risks Relating to
     Tenants .........................................................      S-36
   Terrorist Attacks and Military
     Conflicts May Adversely Affect
     Your Investment .................................................      S-37
   Risks Relating to Loan
     Concentrations ..................................................      S-38
   Risks Relating to Enforceability of
     Cross-Collateralization .........................................      S-39
   The Borrower`s Form of Entity
     May Cause Special Risks .........................................      S-40
   Tenancies in Common May Hinder
     Recovery ........................................................      S-41
   Condominium Ownership May Limit
     Use and Improvements ............................................      S-41
   Retail Properties Have Special
     Risks ...........................................................      S-42
   Office Properties Have Special
     Risks ...........................................................      S-43
   Hospitality Properties Have Special
     Risks ...........................................................      S-44
   Risks Relating to Affiliation with a
     Franchise or Hotel Management
     Company .........................................................      S-45
   Multifamily Properties Have Special
     Risks ...........................................................      S-45
   Lack of Skillful Property
     Management Entails Risks ........................................      S-47
   Risks Relating to Prepayments and
     Repurchases .....................................................      S-47
   Mortgage Loans Are Nonrecourse
     and Are Not Insured or
     Guaranteed ......................................................      S-49
   Risks of Different Timing of
     Mortgage Loan Amortization ......................................      S-50
   Bankruptcy Proceedings Entail

   Costs of Compliance with Applicable
     Laws and Regulations ............................................      S-53
   No Reunderwriting of the Mortgage
     Loans ...........................................................      S-54
   Litigation and Other Matters
     Affecting the Mortgaged

   Risks Relating to Interest on
     Advances and Special Servicing
     Compensation ....................................................      S-57
   Balloon Payments ..................................................      S-57
   Ground Leases and Other
     Leasehold Interests .............................................      S-58
   Risks Associated with One Action
     Rules ...........................................................      S-59
   Tax Considerations Relating to
     Foreclosure .....................................................      S-59
   Some Mortgaged Properties
     May Not Be Readily Convertible
     to Alternative Uses .............................................      S-60
   Zoning Compliance and Use
     Restrictions ....................................................      S-60
   Risks Relating to Inspections of
     Properties ......................................................      S-61
   Property Insurance ................................................      S-61
   Risks Associated with Blanket
     Insurance Policies ..............................................      S-63
   Potential Conflicts of Interest ...................................      S-63
   You Will Not Have any Control Over
   the Servicing of The Non-
   Serviced Loans ....................................................      S-64

                                       S-7

   Conflicts of Interest May Occur as a
     Result of the Rights of Third
     Parties to Terminate the Special
     Servicer of The Whole Loans .....................................      S-64
   Special Servicer May Be Directed to
     Take Actions ....................................................      S-64
   Your Lack of Control Over Trust
     Fund Can Create Risks ...........................................      S-65
   Loan Sellers May Not Be Able to
     Make a Required Repurchase of
     a Defective Mortgage Loan .......................................      S-65
   Subordination of Subordinate
     Offered Certificates ............................................      S-66
   Risks of Limited Liquidity and
     Market Value ....................................................      S-66
   Book-Entry Registration ...........................................      S-66
   Other Risks .......................................................      S-66
DESCRIPTION OF THE MORTGAGE
   POOL ..............................................................      S-68
   General ...........................................................      S-68
   Certain Characteristics of the

   The Maryland Multifamily Portfolio
     Whole Loan ......................................................      S-81
   The Shops at LaCantera Whole
     Loan ............................................................      S-83
   Millennium in Midtown Whole Loan
     and SilverCreek Portfolio I
     Whole Loan ......................................................      S-86
   The JQH Hotel Portfolio B3 Whole
     Loan ............................................................      S-88
   The Shaner Hotel Portfolio Whole
     Loan ............................................................      S-90
   The Manchester Parkade Whole
     Loan ............................................................      S-94
   The Stones River Apartments
     Whole Loan and the North
     Chase I Whole Loan ..............................................      S-96
   Representations and Warranties ....................................      S-97
   Sale of Mortgage Loans; Mortgage

   The Master Servicer; Master
     Servicer Servicing
     Compensation and Payment of
     Expenses ........................................................     S-112
   The Special Servicer; Special
     Servicer Servicing
     Compensation and Payment of
     Expenses ........................................................     S-115
DESCRIPTION OF THE OFFERED

YIELD, PREPAYMENT AND
   MATURITY CONSIDERATIONS ...........................................     S-137
   Yield .............................................................     S-137
   Weighted Average Life of the
     Offered Certificates ............................................     S-139
   Price/Yield Tables ................................................     S-146
THE POOLING AND SERVICING
   AGREEMENT .........................................................     S-153
   General ...........................................................     S-153
   Servicing of the Whole Loans ......................................     S-153
   Assignment of the Mortgage Loans ..................................     S-153
   Servicing of the Mortgage Loans ...................................     S-153
   Servicing and Other Compensation

   Withdrawals from the Collection
     Account .........................................................     S-162
   Enforcement of "Due-On-Sale" and
     "Due-On-Encumbrance"

   Certain Matters Regarding the
     Depositor, the Master Servicer

   The Controlling
     Class Representative ............................................     S-175
   Limitation on Liability of Controlling
     Class Representative ............................................     S-177
   Termination; Retirement of
     Certificates ....................................................     S-177
   Optional Termination; Optional
     Mortgage Loan Purchase ..........................................     S-177
   Reports to Certificateholders;
     Available Information ...........................................     S-178
USE OF PROCEEDS ......................................................     S-181
FEDERAL INCOME TAX
   CONSEQUENCES ......................................................     S-181

                                       S-8

STATE TAX AND LOCAL

CERTAIN LEGAL ASPECTS OF THE

ANNEX A-MORTGAGE POOL
   INFORMATION .......................................................       A-1
ANNEX B-TOP TEN LOAN
   SUMMARIES .........................................................       B-1
ANNEX C-1-CERTAIN
   CHARACTERISTICS OF THE
   MORTGAGE LOANS ....................................................     C-1-1
ANNEX C-2-AGGREGATE PLANNED
   PRINCIPAL BALANCE SCHEDULE ........................................     C-2-1
ANNEX C-3-THE SHOPS AT
   LACANTERA AMORTIZATION
   SCHEDULE ..........................................................     C-3-1

                                       S-9

                                                        CERTIFICATE SUMMARY

                            INITIAL CERTIFICATE    APPROXIMATE                       PASS-THROUGH      WEIGHTED
                RATINGS        PRINCIPAL OR          CREDIT         PASS-THROUGH      RATE AS OF         AVG.          PRINCIPAL
 CLASS         S&P/FITCH    NOTIONAL  AMOUNT(1)    SUPPORT(3)     RATE DESCRIPTION   CLOSING DATE   LIFE(4) (YRS.)     WINDOW(4)
-------       -----------  ---------------------  ------------  ------------------- -------------- ----------------  -------------

Offered Certificates
  A-1           AAA/AAA     $    105,000,000         30.000%            (2)               %              3.00        04/06 - 06/10
  A-2           AAA/AAA     $  1,077,000,000         30.000%            (2)               %              4.72        06/10 - 06/11
  A-3           AAA/AAA     $    243,010,000         30.000%            (2)               %              6.49        07/12 - 01/13
 A-AB           AAA/AAA     $    193,000,000         30.000%            (2)               %              7.59        06/11 - 09/15
  A-4           AAA/AAA     $  1,112,658,000         30.000%            (2)               %              9.63        09/15 - 12/15
  A-M           AAA/AAA     $    390,095,000         20.000%            (2)               %              9.78        12/15 - 01/16
  A-J           AAA/AAA     $    292,572,000         12.500%            (2)               %              9.83        01/16 - 02/16
   B            AA+/AA+     $     19,504,000         12.000%            (2)               %              9.88        02/16 - 02/16
   C             AA/AA      $     48,762,000         10.750%            (2)               %              9.88        02/16 - 02/16
   D            AA-/AA-     $     39,010,000          9.750%            (2)               %              9.88        02/16 - 02/16
   E             A+/A+      $     29,257,000          9.000%            (2)               %              9.88        02/16 - 02/16
   F              A/A       $     43,886,000          7.875%            (2)               %              9.88        02/16 - 02/16
Non-Offered Certificates
   X            AAA/AAA     $  3,900,954,520(5)         NA         Variable IO(6)         %(6)            NA               NA
   G             A-/A-      $     39,009,000          6.875%            (2)               %              9.88        02/16 - 02/16
   H           BBB+/BBB+    $     39,010,000          5.875%            (2)               %              9.88        02/16 - 02/16
   J            BBB/BBB     $     43,886,000          4.750%            (2)               %              9.88        02/16 - 02/16
   K           BBB-/BBB-    $     43,885,000          3.625%            (2)               %              9.88        02/16 - 02/16
   L            BB+/BB+     $     24,381,000          3.000%            (2)               %              9.88        02/16 - 02/16
   M             BB/BB      $     14,629,000          2.625%            (2)               %              9.88        02/16 - 02/16
   N            BB-/BB-     $     19,505,000          2.125%            (2)               %              9.89        02/16 - 03/16
   O             B+/B+      $      4,876,000          2.000%            (2)               %              9.96        03/16 - 03/16
   P              B/B       $      9,752,000          1.750%            (2)               %              9.96        03/16 - 03/16
   Q             B-/B-      $     14,629,000          1.375%            (2)               %              9.96        03/16 - 03/16
   S             NR/NR      $     53,638,520          0.000%            (2)               %              9.96        03/16 - 03/16

__________________

(1)   Approximate, subject to a variance of plus or minus 5%.

(2)   For any distribution date, the pass-through rates on the Class A-1, Class
      A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
      Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
      Class L, Class M, Class N, Class O, Class P, Class Q and Class S
      certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360 day year consisting of twelve 30 day months)
      as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass through rate and the rate specified in clause (ii) or
      (iv) the rate specified in clause (ii) less a specified percentage.

(3)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-AB and Class A-4 certificates are represented in the aggregate.

(4)   Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(5)   Interest will accrue on the Class X certificates at their pass-through rate based upon their notional amounts. The notional amount of the Class X certificates will initially be $3,900,954,520, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class
      A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
      D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
      Class N, Class O, Class P, Class Q and Class S certificates.

(6)   The pass-through rate on the Class X certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a
      360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the certificates (other than the
      Class R and Class LR certificates) as described in this prospectus supplement.

      The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-10

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

      The certificates to be issued are known as the GS Mortgage Securities
Trust 2006-GG6, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6.
The offered certificates will be issued in book-entry form through The
Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking,
societe anonyme or Euroclear Bank, as operator of the Euroclear System in
Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear
Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the
Offered Certificates--Book-Entry Registration" in this prospectus supplement and
"Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                          TRANSACTION PARTIES AND DATES

Issuing Entity........   GS Mortgage Securities Trust 2006-GG6, a New York
                         common law trust to be established on the closing date
                         of the securitization under the pooling and servicing
                         agreement. For more detailed information, see
                         "Transaction Parties--The Issuing Entity" in this
                         prospectus supplement.

Depositor.............   GS Mortgage Securities Corporation II, a Delaware
                         corporation. As depositor, GS Mortgage Securities
                         Corporation II will acquire the mortgage loans from the
                         loan sellers and deposit them into the trust. The
                         depositor's address is 85 Broad Street, New York, New
                         York 10004 and its telephone number is (212) 902-1000.
                         See "Transaction Parties--The Depositor" in this
                         prospectus supplement and "The Seller" in the
                         prospectus. All references to the depositor in this
                         prospectus supplement are references to the Seller in
                         the prospectus.

Sponsors..............   Greenwich Capital Financial Products, Inc., a Delaware
                         corporation and Goldman Sachs Mortgage Company, a New
                         York limited partnership. The sponsors have organized
                         and initiated the transaction in which the certificates
                         will be issued. For more information, see "Transaction
                         Parties--The Sponsors" in this prospectus supplement.

Loan Sellers..........   The mortgage loans will be sold to the depositor by:

                         o    Greenwich Capital Financial Products, Inc., a
                              Delaware corporation (58.5%);

                         o    Goldman Sachs Mortgage Company, a New York limited
                              partnership (38.5%); and

                                      S-11

                         o    Commerzbank AG, New York Branch (3.1%)
                              (representing its portion of the mortgage loans
                              jointly originated with Goldman Sachs Commercial
                              Mortgage Capital, L.P. (formerly known as Archon
                              Financial, L.P.) as described under
                              "--Originators" below and, in each case, jointly
                              held with Goldman Sachs Mortgage Company prior to
                              the closing date).

                         See "Transaction Parties--The Loan Sellers and
                         Originators" in this prospectus supplement.

Originators...........   The mortgage loans were originated by:

                         o    Greenwich Capital Financial Products, Inc., a
                              Delaware corporation (58.5%);

                         o    Goldman Sachs Commercial Mortgage Capital, L.P.
                              (formerly known as Archon Financial, L.P.), a
                              Delaware limited partnership (35.4%); and

                         o    With respect to two (2) mortgage loans, Goldman
                              Sachs Commercial Mortgage Capital, L.P. and
                              Commerzbank AG, New York Branch, on a joint basis
                              (6.1%).

Trustee...............   Wells Fargo Bank, N.A., a national banking association.
                         The Trustee will initially act as trustee, custodian,
                         paying agent, certificate registrar and authenticating
                         agent. The principal corporate trust offices of Wells
                         Fargo Bank, N.A. are located at 9062 Old Annapolis
                         Road, Columbia, Maryland 21045-1951. See "Transaction
                         Parties--The Trustee" in this prospectus supplement.

Master Servicer.......   Wachovia Bank, National Association, a national banking
                         association. The master servicer will initially service
                         all of the mortgage loans (other than with respect to
                         the non-serviced mortgage loans) either directly or
                         through a subservicer pursuant to the pooling and
                         servicing agreement. The Maryland Multifamily Portfolio
                         whole loan, the JQH Hotel Portfolio B3 whole loan and
                         the Shaner Hotel Portfolio whole loan will be serviced
                         by Wachovia Bank, National Association as master
                         servicer under the 2005-GG5 pooling and servicing
                         agreement entered into in connection with the issuance
                         of Greenwich Capital Commercial Funding Corp.,
                         Commercial Mortgage Pass-Through Certificates, Series
                         2005-GG5. The servicing offices of Wachovia Bank,
                         National Association are NC 1075, 8739 Research Drive
                         URP4, Charlotte, North Carolina 28262. See "Transaction
                         Parties--The Master Servicer; Master Servicer Servicing
                         Compensation and Payment of Expenses" in this
                         prospectus supplement.

Special Servicer......   ING Clarion Partners, LLC, a New York limited liability
                         company. The Special Servicer will initially service
                         all of the mortgage loans (other than with respect to
                         the non-serviced mortgage loans) pursuant to the
                         pooling and servicing agreement. The Maryland
                         Multifamily Portfolio whole loan, the JQH Hotel
                         Portfolio B3 whole loan and the Shaner Hotel Portfolio
                         whole loan will be specially serviced by LNR Partners,
                         Inc. as special

                                      S-12

                         servicer under the 2005-GG5 pooling and servicing
                         agreement entered into in connection with the issuance
                         of Greenwich Capital Commercial Funding Corp.,
                         Commercial Mortgage Pass-Through Certificates, Series
                         2005-GG5. The servicing offices of LNR Partners, Inc.
                         are 101 Washington Avenue, Miami Beach Florida 33139
                         and its telephone number is (305) 695-5600. See
                         "Transaction Parties--The Special Servicer; Special
                         Servicer Servicing Compensation and Payment of
                         Expenses" in this prospectus supplement.

Significant              GS Mortgage Securities Corporation II, the depositor,
Affiliations..........   is an affiliate of Goldman Sachs Mortgage Company, a
                         loan seller and a sponsor, Goldman Sachs Commercial
                         Mortgage Capital, L.P., an originator, and Goldman,
                         Sachs & Co., one of the underwriters. Greenwich Capital
                         Financial Products, Inc., a loan seller and a sponsor,
                         is an affiliate of Greenwich Capital Markets, Inc., one
                         of the underwriters. Wachovia Bank, National
                         Association, the master servicer, is an affiliate of
                         Wachovia Capital Markets, LLC, one of the underwriters.
                         ING Clarion Partners, LLC, the special servicer, is an
                         affiliate of ING Clarion Capital LLC, the anticipated
                         controlling class representative as of the closing
                         date. These roles and other potential relationships may
                         give rise to conflicts of interest as further described
                         in this prospectus supplement under "Risk
                         Factors--Potential Conflicts of Interest."

Cut-off Date..........   With respect to each mortgage loan, the later of the
                         due date in March 2006 for that mortgage loan and the
                         date of origination for that mortgage loan.

Closing Date..........   On or about March 23, 2006.

Distribution Date.....   The trustee will make distributions on the
                         certificates, to the extent of available funds, on the
                         10th day of each month or, if any 10th day is not a
                         business day, on the next business day, provided that
                         the distribution date will be at least 4 business days
                         following the determination date beginning in April
                         2006, to the holders of record at the end of the
                         previous month.

Determination Date....   The 6th day of the calendar month of the related
                         distribution date or, if the 6th day is not a business
                         day, the next business day.

Expected Final
Distribution Date.....
                         Class A-1                 June, 2010

                         Class A-2                 June, 2011

                         Class A-3                 January, 2013

                         Class A-AB                September, 2015

                         Class A-4                 December, 2015

                         Class A-M                 January, 2016

                         Class A-J                 February, 2016

                         Class B                   February, 2016

                                      S-13

                         Class C                   February, 2016

                         Class D                   February, 2016

                         Class E                   February, 2016

                         Class F                   February, 2016

                         The expected final distribution date for each class of
                         certificates is the date on which that class is
                         expected to be paid in full, assuming no delinquencies,
                         losses, modifications, extensions of maturity dates,
                         repurchases or prepayments of the mortgage loans after
                         the initial issuance of the certificates.

Rated Final
Distribution Date.....   As to each class of certificates, the distribution date
                         in April, 2038.

Collection Period.....   For any mortgage loan and any distribution date, the
                         period commencing on the day immediately following the
                         due date (without regard to grace periods) for that
                         mortgage loan in the month preceding the month in which
                         the related distribution date occurs and ending on and
                         including the due date (without regard to grace
                         periods) for that mortgage loan in the month in which
                         that distribution date occurs.

Transaction Overview..   On the closing date, each loan seller will sell the
                         mortgage loans to the depositor, which will in turn
                         deposit them into a common law trust created on the
                         closing date. The trust, which will be the issuing
                         entity, will be formed by a pooling and servicing
                         agreement, to be dated as of March 1, 2006, among the
                         depositor, the master servicer, the special servicer
                         and the trustee. The master servicer will service the
                         mortgage loans (other than the specially-serviced
                         mortgage loans and the non-serviced mortgage loans) in
                         accordance with the pooling and servicing agreement and
                         provide information to the trustee as necessary for the
                         trustee to calculate distributions and other
                         information regarding the certificates.

                         The transfers of the mortgage loans from the loan
                         sellers to the depositor and from the depositor to the
                         issuing entity in exchange for the certificates are
                         illustrated below:

                                      S-14

                                                              Cash
       ------------                             ------------        ------------
         Sponsors                               Underwriter           Investors
                          Cash          Cash
       ------------                             ------------        ------------
                                                            Offered
                                                            Certificates

               Mortgage
               Loans        Cash

                                 ------------         Offered
                                  Depositor         Certificates

                                 ------------

       ------------
           Other
        Loan Seller
                           Mortgage           Certificates
       ------------         Loans

                 Mortgage
                 Loans          ------------
                                   Issuing
                                   entity
                                ------------

                         THE MORTGAGE LOANS

The Mortgage Pool.....   The trust's primary assets will be 188 fixed rate
                         mortgage loans secured by first liens on 315
                         commercial, multifamily and manufactured housing
                         community properties located in 45 states and the
                         District of Columbia. See "Risk Factors--Commercial,
                         Multifamily and Manufactured Housing Community Lending
                         is Dependent Upon Net Operating Income" in this
                         prospectus supplement.

                         Nine (9) of the mortgage loans included in the mortgage
                         pool will be comprised of 1 of 2 or more loans that are
                         part of a split loan structure, each of which is
                         secured by the same mortgage instrument on the related
                         mortgaged property. Six (6) of these split-structure
                         mortgage loans will be serviced under the pooling and
                         servicing agreement. Three (3) of these split-structure
                         mortgage loans will be serviced under the 2005-GG5
                         pooling and servicing agreement. With respect to seven
                         (7) of the mortgage loans in a split loan structure,
                         each of the subordinate loans that is part of the split
                         loan structure but not included in the trust is
                         generally pari passu in right of payment prior to
                         certain defaults (i.e., the pooled mortgage loans and
                         their respective subordinate companion loans are
                         entitled to their respective pro rata share of all
                         payments of principal and/or interest) and subordinate
                         in right of payment after these defaults. With respect
                         to three (3) of the mortgage loans in a split loan
                         structure, the other loan that is part of the split
                         loan structure but not included in the trust is pari
                         passu in right of payment with the related pooled
                         mortgage loan in the trust. The mortgage loans that are
                         part of a split loan structure are described in the
                         chart below.

                                      S-15

                                   SPLIT LOANS

                                                                TRUST
                                                              MORTGAGE
                                                              LOAN AS A                           NON-TRUST
                                           TRUST MORTGAGE   % OF INITIAL                         PARI PASSU
                                            CUT-OFF DATE    MORTGAGE POOL   NON-TRUST B NOTE      ORIGINAL
                     MORTGAGE LOAN          LOAN BALANCE       BALANCE      ORIGINAL BALANCE   LOAN(S) BALANCE
                ----------------------    ---------------   -------------   ----------------   ----------------

                Maryland Multifamily
                Portfolio                  $  140,000,000       3.6%                NA         $   200,000,000
                The Shops at LaCantera     $  129,255,976       3.3%        $     50,000,000          NA
                Millennium in Midtown      $   73,070,000       1.9%        $      8,090,000          NA
                SilverCreek Portfolio                                       $      4,700,000
                Phase I                    $   68,740,000       1.8%                                  NA
                JQH Hotel Portfolio B3     $   55,000,000       1.4%                NA         $   186,000,000
                Shaner Hotel Portfolio     $   24,615,228       0.6%        $     11,200,000   $    82,500,000
                Manchester Parkade         $   17,427,059       0.4%        $      2,000,000          NA
                Stones River Apartments    $    7,886,895       0.2%        $        495,000          NA
                North Chase I              $    6,060,554       0.2%        $        380,000          NA

                         For more information regarding the split loan structure
                         mortgage loans, see "Description of the Mortgage
                         Pool--The Whole Loans" in this prospectus supplement.

                         Monthly payments of principal and/or interest on each
                         mortgage loan are due as shown below with the indicated
                         grace periods.

                                                                   % OF INITIAL
                                   DEFAULT GRACE    NUMBER OF        MORTGAGE
                         DUE DATE   PERIOD DAYS   MORTGAGE LOANS   POOL BALANCE
                        --------------------------------------------------------
                           1st           5              11             2.5%
                           6th           0             174            86.6%
                           6th           3               2             6.1%
                           6th          10               1             4.8%

                         As used in this prospectus supplement, "grace period"
                         is the number of days before a payment default is an
                         event of default under each mortgage loan. See Annex
                         C-1 for information on the number of days before late
                         payment charges are due under each mortgage loan.

                         All but twenty-five (25) of the mortgage loans (which
                         are interest-only until maturity) provide for monthly
                         payments of principal based on an amortization schedule
                         that is significantly longer than the remaining term of
                         the mortgage loan. One hundred and fourteen (114) of
                         these mortgage loans provide for an interest-only
                         period ranging from 12 months to 84 months. These
                         mortgage loans will have substantial principal payments
                         due on their maturity dates, unless prepaid earlier,
                         subject to the terms and conditions of the prepayment
                         provisions of each mortgage loan.

                         With respect to one (1) mortgage loan secured by the
                         mortgaged property identified on Annex C-1 to this
                         prospectus supplement as The Shops at LaCantera,
                         representing approximately 3.3% of the aggregate
                         principal balance of the pool of mortgage loans as of
                         the cut-off date, the related mortgage loan amortizes
                         based on a changing amortization schedule as set forth
                         on Annex C-3 to this prospectus supplement.

                         With respect to one (1) mortgage loan secured by the
                         mortgaged property identified on Annex C-1 to this
                         prospectus supplement

                                      S-16

                         as Villa Toscana, representing approximately 0.7% of
                         the aggregate principal balance of the pool of mortgage
                         loans as of the cut-off date, the interest rate is
                         4.53% through the November 2006 payment date and
                         increases annually thereafter to a maximum rate of
                         5.28% for all payment dates after the November 2010
                         payment date.

                         General characteristics of the mortgage loans as of the
                         cut-off date:

                                                                                        ALL
                                                                                  MORTGAGE LOANS
                                                                                 -----------------

                         Initial Pool Balance(1) .............................     $3,900,954,521
                         Number of Mortgage Loans ............................                188
                         Number of Mortgaged Properties ......................                315
                         Average Cut-off Date Mortgage Loan Balance ..........        $20,749,758
                         Weighted Average Mortgage Rate(2) ...................             5.654%
                         Range of Mortgage Rates(2) ..........................    4.850% - 6.865%
                         Weighted Average Cut-off Date Loan-to-Value Ratio(2)               72.7%
                         Weighted Average Cut-off Date Remaining Term to
                            Maturity (months) ................................                 98
                         Weighted Average Cut-off Date DSCR(2) ...............               1.43
                         Balloon Mortgage Loans(3) ...........................              15.1%
                         Interest-Only Mortgage Loans ........................              25.3%
                         Partial Interest-Only Mortgage Loans ................              59.6%

                         _____________

                         (1)  Subject to a permitted variance of plus or minus
                              5%.

                         (2)  The loan amount used for purposes of calculating
                              the loan-to-value ratio and debt service coverage
                              ratio for each of the mortgage loans with pari
                              passu companion notes is the aggregate principal
                              balance of the mortgage loan and the related pari
                              passu companion loans. The subordinate companion
                              loans, if any, are not included in these
                              calculations unless otherwise indicated.
                              Additional adjustments for the
                              cross-collateralized mortgage loan groups and the
                              mortgage loans with earnout provisions are
                              described on Annex A to this prospectus
                              supplement. See "Description of the Mortgage
                              Pool--Certain Characteristics of the Mortgage
                              Loans" in this prospectus supplement for a
                              description of the calculation of the debt service
                              coverage ratio and loan-to-value ratio. When
                              information presented in this prospectus
                              supplement with respect to the interest rates on
                              the mortgage loans, such numbers are presented,
                              including without limitation for purposes of
                              calculating the weighted average mortgage interest
                              rates and debt-service coverage ratios, with
                              respect to the mortgage loan secured by the
                              mortgaged property identified on Annex C-1 to this
                              prospectus supplement as Villa Toscana,
                              representing approximately 0.7% of the aggregate
                              principal balance of the pool of mortgage loans as
                              of the cut-off date, which has an interest rate
                              that steps up annually, assuming the highest
                              interest rate payable under that mortgage loan of
                              5.28%.

                         (3)  Excludes the mortgage loans that pay interest-only
                              until maturity or for a partial interest-only
                              period.

                         All of the mortgage loans accrue interest on the basis
                         of the actual number of days in a month, assuming a
                         360-day year.

                         The terms of each of the mortgage loans restrict the
                         ability of the borrower to prepay the mortgage loan.
                         One hundred and seventy-four (174) mortgage loans,
                         representing approximately 97.2% of the aggregate
                         principal balance of the pool of mortgage loans as of
                         the cut-off date, permit the related borrower to
                         substitute U.S. government securities as collateral and
                         obtain a release of the mortgaged property instead of
                         prepaying the mortgage loan.

                                      S-17

                         Thirteen (13) mortgage loans, representing
                         approximately 2.6% of the aggregate principal balance
                         of the pool of mortgage loans as of the cut-off date,
                         permit prepayment after a lockout period with the
                         payment of a yield maintenance charge or a prepayment
                         premium.

                         One (1) mortgage loan, representing approximately 0.2%
                         of the aggregate principal balance of the pool of
                         mortgage loans as of the cut-off date, permits the
                         related borrower to prepay the mortgage loan with a
                         yield maintenance charge or a prepayment premium prior
                         to the beginning of a defeasance period in connection
                         with the release of one or more of the related
                         mortgaged properties. From the beginning of the
                         defeasance period until the beginning of an open
                         prepayment period, the mortgage loan permits the
                         related borrower to substitute U.S. government
                         securities as collateral and obtain a release of one or
                         more of the mortgaged properties. See "Description of
                         the Mortgage Pool--Additional Indebtedness--Defeasance;
                         Collateral Substitution" and Annex C-1 to this
                         prospectus supplement.

                         All of the mortgage loans are freely prepayable within
                         a limited period prior to their stated maturity date.
                         For twenty-two (22) of the mortgage loans, representing
                         approximately 13.5% of the pool of mortgage loans as of
                         the cut-off date, this period is approximately 2 months
                         or less prior to the stated maturity date. For one
                         hundred and fifty-five (155) of the mortgage loans,
                         representing approximately 65.8% of the aggregate
                         principal balance of the pool of mortgage loans as of
                         the cut-off date, this period is approximately 3 months
                         prior to the stated maturity date. For four (4) of the
                         mortgage loans, representing approximately 6.6% of the
                         aggregate principal balance of the pool of mortgage
                         loans as of the cut-off date, this period is
                         approximately 4 months prior to the stated maturity
                         date. For six (6) of the mortgage loans, representing
                         approximately 13.9% of the aggregate principal balance
                         of the pool of mortgage loans as of the cut-off date,
                         this period is approximately 6 months prior to the
                         stated maturity date. For one (1) mortgage loan,
                         representing approximately 0.2% of the aggregate
                         principal balance of the pool of mortgage loans as of
                         the cut-off date, this period is approximately 12
                         months prior to the stated maturity date.

                         The descriptions in this prospectus supplement of the
                         mortgage loans and the mortgaged properties are based
                         upon the mortgage pool as it is expected to be
                         constituted as of the close of business on the closing
                         date, assuming that (i) all scheduled principal and
                         interest payments due on or before the cut-off date
                         will be made and (ii) there are no defaults,
                         delinquencies or prepayments on any mortgage loan on or
                         prior to the cut-off date. The sum of the numerical
                         data in any column in a table may not equal the
                         indicated total due to rounding. Unless otherwise
                         indicated, all figures presented in this "Summary of
                         Prospectus Supplement" are calculated as described
                         under "Description of the Mortgage Pool--Additional
                         Information" in this prospectus supplement and all
                         percentages represent the

                                      S-18

                         indicated percentage of the aggregate principal balance
                         of the entire pool of mortgage loans as of the cut-off
                         date.

                         When information presented in this prospectus
                         supplement with respect to the mortgaged properties is
                         expressed as a percentage of the aggregate principal
                         balance of the pool of mortgage loans as of the cut-off
                         date, the percentages are based on an allocated loan
                         amount that has been assigned to the related mortgaged
                         properties based upon one or more of the related
                         appraised values, the relative underwritten net cash
                         flow or prior allocations reflected in the related
                         mortgage loan documents as set forth on Annex C-1 to
                         this prospectus supplement.

                         All information presented in this prospectus supplement
                         with respect to a mortgage loan with a pari passu
                         companion loan or subordinate companion loan is
                         calculated without regard to the related companion
                         loan, unless otherwise indicated. The loan amount used
                         in this prospectus supplement for purposes of
                         calculating the loan-to-value ratio and debt service
                         coverage ratio for each mortgage loan with a pari passu
                         companion loan is the aggregate principal balance of
                         the mortgage loans and the related pari passu companion
                         loans, unless otherwise indicated. Subordinate
                         companion loans, if any, are not included in these
                         calculations. See "Description of the Mortgage
                         Pool--The Whole Loans" in this prospectus supplement
                         for more information regarding the aggregate debt
                         service coverage ratio for mortgage loans with
                         subordinate companion loans.

                         THE SECURITIES

The Certificates......   We are offering the following classes of Commercial
                         Mortgage Pass-Through Certificates from the Series
                         2006-GG6:

                         o    Class A-1

                         o    Class A-2

                         o    Class A-3

                         o    Class A-AB

                         o    Class A-4

                         o    Class A-M

                         o    Class A-J

                         o    Class B

                         o    Class C

                         o    Class D

                         o    Class E

                         o    Class F

                                      S-19

                         Series 2006-GG6 will consist of the above classes and
                         the following classes that are not being offered
                         through this prospectus supplement and the prospectus:
                         Class X, Class G, Class H, Class J, Class K, Class L,
                         Class M, Class N, Class O, Class P, Class Q, Class S,
                         Class R and Class LR.

Certificate Principal    Your certificates will have the approximate aggregate
Amounts...............   initial principal amount set forth below, subject to a
                         variance of plus or minus 5%:

                              Class A-1            $     105,000,000

                              Class A-2            $   1,077,000,000

                              Class A-3            $     243,010,000

                              Class A-AB           $     193,000,000

                              Class A-4            $   1,112,658,000

                              Class A-M            $     390,095,000

                              Class A-J            $     292,572,000

                              Class B              $      19,504,000

                              Class C              $      48,762,000

                              Class D              $      39,010,000

                              Class E              $      29,257,000

                              Class F              $      43,886,000

                         See "Description of the Offered Certificates--General"
                         in this prospectus supplement.

PASS-THROUGH RATES

A. Offered
Certificates..........   Your certificates will accrue interest at an annual
                         rate called a pass-through rate which is set forth
                         below for each class or a rate equal to, based on, or
                         limited by, the weighted average of the net interest
                         rates on the mortgage loans (in every case adjusted to
                         accrue on the basis of a 360-day year consisting of
                         twelve 30-day months).

                              Class A-1%

                              Class A-2%

                              Class A-3%

                              Class A-AB                 %

                              Class A-4%

                              Class A-M                  %

                              Class A-J                  %

                              Class B                    %

                              Class C                    %

                              Class D                    %

                                      S-20

                              Class E                    %

                              Class F                    %

B. Interest Rate
   Calculation
   Convention.........   Interest on your certificates will be calculated based
                         on a 360-day year consisting of twelve 30-day months,
                         or a "30/360" basis. For purposes of calculating the
                         pass-through rates on the Class X certificates and any
                         other class of certificates that has a pass-through
                         rate limited by, equal to, or based on, the weighted
                         average net mortgage interest rate, the mortgage loan
                         interest rates will not reflect any default interest
                         rate, any loan term modifications agreed to by the
                         special servicer or any modifications resulting from a
                         borrower's bankruptcy or insolvency.

                         In addition, the interest rate for each mortgage loan
                         for any month that is not a 30-day month will be
                         recalculated so that the amount of interest that would
                         accrue at that rate in that month, calculated on a
                         30/360 basis, will equal the amount of interest that
                         actually accrues on that mortgage loan in that month,
                         adjusted for any withheld amounts as described under
                         "The Pooling and Servicing Agreement--Accounts" in this
                         prospectus supplement.

                         See "Description of the Offered
                         Certificates--Distributions--Payment Priorities" in
                         this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions......   On each distribution date, funds available for
                         distribution from the mortgage loans, net of specified
                         trust expenses, will be distributed in the following
                         amounts and order of priority:

                         First: Class A and Class X: To interest on Class A-1,
                         Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
                         certificates, pro rata, in each case up to and in
                         accordance with their interest entitlements.

                         Second: Class A-1, Class A-2, Class A-3, Class A-AB and
                         Class A-4 certificates to the extent of funds allocated
                         to principal and available for distribution:

                              (A) to the Class A-AB certificates, the amount
                              necessary to reduce the certificate principal
                              amount of the Class A-AB certificates to the Class
                              A-AB planned principal balance for the relevant
                              distribution date set forth in Annex C-2 to this
                              prospectus supplement;

                              (B) to the Class A-1 certificates until reduced to
                              zero, all remaining amounts of funds available for
                              distribution of principal remaining after the
                              distributions pursuant to (A);

                              (C) to the Class A-2 certificates until reduced to
                              zero, all remaining amounts of funds available for
                              distribution of

                                      S-21

                              principal remaining after the distributions
                              pursuant to (A) and (B);

                              (D) to the Class A-3 certificates until reduced to
                              zero, all remaining amounts of funds available for
                              distribution of principal remaining after the
                              distributions pursuant to (A), (B) and (C);

                              (E) to the Class A-AB certificates until reduced
                              to zero, all remaining amounts of funds available
                              for distribution of principal remaining after the
                              distributions pursuant to (A), (B), (C) and (D);

                              (F) to the Class A-4 certificates until reduced to
                              zero, all remaining amounts of funds available for
                              distribution of principal remaining after the
                              distributions pursuant to (A), (B), (C), (D) and
                              (E);

                         If the certificate principal amounts of each and every
                         Class of certificates other than the Class A-1, Class
                         A-2, Class A-3, Class A-AB and Class A-4 certificates
                         have been reduced to zero as a result of the allocation
                         of mortgage loan losses to those certificates, funds
                         available for distributions of principal will be
                         distributed to the Class A-1, Class A-2, Class A-3,
                         Class A-AB and Class A-4 certificates, pro rata, based
                         on their certificate principal amount without regard to
                         the Class A-AB planned principal balance for the
                         relevant distribution date set forth in Annex C-2 to
                         this prospectus supplement.

                         Third: Class A-1, Class A-2, Class A-3, Class A-AB and
                         Class A-4 certificates: To reimburse Class A-1, Class
                         A-2, Class A-3, Class A-AB and Class A-4 certificates,
                         pro rata, for any previously unreimbursed losses on the
                         mortgage loans allocable to principal that were
                         previously borne by those classes, together with
                         interest.

                         Fourth: Class A-M certificates: To Class A-M
                         certificates as follows: (a) to interest on Class A-M
                         certificates in the amount of its interest entitlement;
                         (b) to the extent of funds allocated to principal
                         remaining after distributions in respect of principal
                         to each class with a higher priority (in this case, the
                         Class A-1, Class A-2, Class A-3, Class A-AB and Class
                         A-4 certificates), to principal on Class A-M
                         certificates until reduced to zero; and (c) to
                         reimburse Class A-M certificates for any previously
                         unreimbursed losses on the mortgage loans allocable to
                         principal that were previously borne by that class,
                         together with interest.

                         Fifth: Class A-J certificates: To the Class A-J
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                         Sixth: Class B certificates: To the Class B
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                                      S-22

                         Seventh: Class C certificates: To the Class C
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                         Eighth: Class D certificates: To the Class D
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                         Ninth: Class E certificates: To the Class E
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                         Tenth: Class F certificates: To the Class F
                         certificates in a manner analogous to the Class A-M
                         certificates allocations of priority Fourth above.

                         Eleventh: Non-offered certificates (other than the
                         Class X certificates): In the amounts and order of
                         priority described in "Description of the Offered
                         Certificates--Distributions--Payment Priorities" in
                         this prospectus supplement.

                         For more information, see "Description of the Offered
                         Certificates--Distributions--Payment Priorities" in
                         this prospectus supplement.

B. Interest and
   Principal
   Entitlements.......   A description of each class's interest entitlement can
                         be found in "Description of the Offered
                         Certificates--Distributions--Method, Timing and Amount"
                         and "--Payment Priorities" in this prospectus
                         supplement. As described in that section, there are
                         circumstances in which your interest entitlement for a
                         distribution date could be less than one full month's
                         interest at the pass-through rate on your certificate's
                         principal amount or notional amount.

                         A description of the amount of principal required to be
                         distributed to the classes entitled to principal on a
                         particular distribution date also can be found in
                         "Description of the Offered
                         Certificates--Distributions--Method, Timing and Amount"
                         and "--Payment Priorities" in this prospectus
                         supplement.

C. Servicing and
   Administration
   Fees...............   The master servicer and special servicer are entitled
                         to a master servicing fee and a special servicing fee,
                         respectively, from the interest payments on the
                         mortgage loans. The master servicing fee for each
                         distribution date is calculated on the outstanding
                         principal balance of the pool of mortgage loans in the
                         trust and one-twelfth of the master servicing fee rate
                         which ranges from 0.02% to 0.09% and is set forth on
                         Annex C-1 to this prospectus supplement for each
                         mortgage loan. The special servicing fee for each
                         distribution date is calculated based on the
                         outstanding principal balance of mortgage loans that
                         are specially serviced mortgage loans and one-twelfth
                         of the special servicing fee rate which is equal to
                         0.35% (with a $4,000 per mortgage loan per month
                         minimum). The master servicer and special servicer are
                         also entitled to additional fees and amounts, including
                         income on the amounts held in permitted investments,
                         liquidation fees and

                                      S-23

                         workout fees. The trustee fee for each distribution
                         date is calculated on the outstanding principal balance
                         of the pool of mortgage loans in the trust and
                         one-twelfth of the trustee fee rate which is equal to
                         0.0005% as set forth on Annex C-1 to this prospectus
                         supplement for each mortgage loan. Each of the master
                         servicing fee rate, the special servicing fee rate and
                         the trustee fee rate will be calculated on a 30/360
                         basis and prorated for any partial period. See
                         "Transaction Parties--The Master Servicer; Master
                         Servicer Servicing Compensation and Payment of
                         Expenses" in this prospectus supplement.

D. Prepayment
   Premiums...........   The manner in which any prepayment premiums and yield
                         maintenance charges received prior to the related
                         determination date will be allocated on each
                         distribution date to the Class X certificates, on the
                         one hand, and certain of the classes of certificates
                         entitled to principal, on the other hand, is described
                         in "Description of the Offered
                         Certificates--Distributions--Prepayment Premiums" in
                         this prospectus supplement.

ADVANCES

A. Principal and
   Interest Advances..   The master servicer is required to advance delinquent
                         monthly mortgage loan payments with respect to each
                         mortgage loan (excluding each companion loan but
                         including each non-serviced loan consisting of the
                         Maryland Multifamily Portfolio loan, the JQH Hotel
                         Portfolio B3 loan and the Shaner Hotel Portfolio loan
                         as described below under "--Advances on The
                         Non-Serviced Loans") if it determines that the advance
                         will be recoverable. The master servicer will not be
                         required to advance (a) balloon payments due at
                         maturity, (b) interest in excess of a mortgage loan's
                         regular interest rate (without considering any default
                         rate) or (c) delinquent monthly payments on companion
                         loans. The master servicer also is not required to
                         advance amounts deemed non-recoverable, prepayment
                         premiums or yield maintenance charges. In the event
                         that the master servicer fails to make any required
                         advance, the trustee will be required to make that
                         advance. See "The Pooling and Servicing
                         Agreement--Advances" in this prospectus supplement. If
                         an advance is made, the master servicer will not
                         advance its servicing fee, but will advance the
                         trustee's fee.

B. Property Protection
   Advances...........   The master servicer also is required to make advances
                         to pay delinquent real estate taxes, assessments and
                         hazard insurance premiums and similar expenses
                         necessary to protect and maintain the mortgaged
                         property, to maintain the lien on the mortgaged
                         property or enforce the related mortgage loan documents
                         with respect to all mortgage loans other than
                         non-serviced mortgage loans. In the event that the
                         master servicer fails to make a required advance of
                         this type, the trustee will be required to make that
                         advance. The master servicer is not required, but in
                         certain circumstances is permitted, to advance amounts
                         deemed non-recoverable. In addition, the special
                         servicer may elect to make certain property protection
                         advances on an emergency basis. See "The Pooling and
                         Servicing Agreement--Advances" in this prospectus
                         supplement.

                                      S-24

C. Interest on
   Advances...........   The master servicer, the special servicer and the
                         trustee, as applicable, will be entitled to interest as
                         described in this prospectus supplement on these
                         advances. Interest accrued on outstanding advances may
                         result in reductions in amounts otherwise payable on
                         the certificates. Neither the master servicer nor the
                         trustee will be entitled to interest on advances made
                         with respect to principal or interest due on a mortgage
                         loan until any grace period applicable to the mortgage
                         loan has expired.

                         See "Description of the Offered
                         Certificates--Distributions--Realized Losses" and "The
                         Pooling and Servicing Agreement--Advances" in this
                         prospectus supplement.

D. Advances on the
   Non-Serviced
   Loans..............   The master servicer under the 2005-GG5 pooling and
                         servicing agreement that controls servicing for each of
                         the non-serviced loans is required to make property
                         protection advances with respect to the mortgaged
                         properties related to the applicable non-serviced loan,
                         unless that master servicer determines that those
                         advances would not be recoverable from collections on
                         the related non-serviced loan. If that master servicer
                         is required to but fails to make a required property
                         protection advance, then the trustee under the 2005-GG5
                         pooling and servicing agreement that controls servicing
                         for each of the non-serviced loans will be required to
                         make that property protection advance.

                         The master servicer under the pooling and servicing
                         agreement is not required to advance delinquent monthly
                         mortgage loan payments with respect to each companion
                         loan.

Subordination.........   The amount available for distribution will be applied
                         in the order described in "--Distributions--Amount and
                         Order of Distributions" above.

                         The chart below generally describes the manner in which
                         the payment rights of certain classes will be senior or
                         subordinate, as the case may be, to the payment rights
                         of other classes. The chart shows entitlement to
                         receive principal and interest on any distribution date
                         in descending order (beginning with the Class A and
                         Class X certificates). Among the Class A and Class X
                         certificates, payment rights of certain classes will be
                         as more particularly described in "Description of the
                         Offered Certificates--Distributions" in this prospectus
                         supplement. It also shows the manner in which mortgage
                         loan losses are allocated in ascending order (beginning
                         with other Series 2006-GG6 certificates that are not
                         being offered by this prospectus supplement). (However,
                         no principal payments or loan losses will be allocated
                         to the Class X certificates, although loan losses will
                         reduce the notional amount of the Class X certificates
                         and, therefore, the amount of interest they accrue.)

                                      S-25

                            --------------------------
                              Class A-1, Class A-2,
                             Class A-3, Class A-AB,
                               Class A-4, Class X*
                            --------------------------

                                -----------------
                                    Class A-M
                                -----------------

                                -----------------
                                    Class A-J
                                -----------------

                                -----------------
                                     Class B
                                -----------------

                                -----------------
                                     Class C
                                -----------------

                                -----------------
                                     Class D
                                -----------------

                                -----------------
                                     Class E
                                -----------------

                                -----------------
                                     Class F
                                -----------------

                                -----------------
                                   Non-Offered
                                 Certificates**
                                -----------------

                         ______________
                         *    Class X certificates are interest only.

                         **   Other than the Class X certificates.

                         NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE
                         FOR THE BENEFIT OF THE HOLDERS OF THE OFFERED
                         CERTIFICATES.

                         See "Description of the Offered
                         Certificates--Subordination" in this prospectus
                         supplement.

                         Principal losses on the mortgage loans allocated to a
                         class of certificates will reduce the related
                         certificate principal amount of that class.

                         In addition to losses caused by mortgage loan defaults,
                         shortfalls in payments to holders of certificates may
                         occur as a result of the master servicer's, special
                         servicer's and trustee's right to receive payments of
                         interest on unreimbursed advances (to the extent not
                         covered by default interest or late charges paid by the
                         related borrower), the special servicer's right to
                         compensation with respect to mortgage loans which are
                         or have been serviced by the special servicer, a
                         modification of a mortgage loan's interest rate or
                         principal balance or as a result of other unanticipated
                         trust expenses. These shortfalls, if they occur, would
                         reduce distributions to the classes of certificates
                         with the lowest payment priorities. In addition,
                         prepayment interest shortfalls that are not covered by
                         certain compensating interest payments made by the
                         master servicer are required to be allocated to the
                         certificates, on a pro rata basis, to reduce the amount
                         of interest payment on the certificates. To the extent
                         funds are available on a subsequent distribution date
                         for distribution on your certificates, you will be
                         reimbursed for any shortfall allocated to

                                      S-26

                         your certificates with interest at the pass-through
                         rate on your certificates.

Information Available
 to
 Certificateholders ..   Please see "The Pooling and Servicing
                         Agreement--Reports to Certificateholders; Available
                         Information" in this prospectus supplement for a
                         description of the periodic reports that you will
                         receive.

Optional Termination..   On any distribution date on which the aggregate unpaid
                         principal balance of the mortgage loans remaining in
                         the trust is less than 1% of the aggregate principal
                         balance of the pool of mortgage loans as of the cut-off
                         date, certain specified persons will have the option to
                         purchase all of the remaining mortgage loans at the
                         price specified in this prospectus supplement (and all
                         property acquired through exercise of remedies in
                         respect of any mortgage loan). Exercise of this option
                         will terminate the trust and retire the
                         then-outstanding certificates.

                         If the aggregate principal balances of the Class A,
                         Class A-M, Class A-J, Class B, Class C, Class D, Class
                         E and Class F certificates have been reduced to zero,
                         the trust could also be terminated in connection with
                         an exchange of all the then-outstanding certificates,
                         including the Class X certificates, for the mortgage
                         loans remaining in the trust, but all of the holders of
                         those classes of outstanding certificates would have to
                         voluntarily participate in the exchange.

Required Repurchase
 of Mortgage Loans....   Under the circumstances described in this prospectus
                         supplement, the related loan seller will be required to
                         repurchase any mortgage loan for which it cannot remedy
                         the material breach or material document defect
                         affecting such mortgage loan. See "Description of the
                         Mortgage Pool--Cures and Repurchases" in this
                         prospectus supplement.

Sale of Defaulted
 Loans................   Pursuant to the pooling and servicing agreement, each
                         of (i) the holder of the certificates representing the
                         greatest percentage interest in the Controlling Class,
                         and (ii) the special servicer, in that order, has the
                         option to purchase from the trust any defaulted
                         mortgage loan that is at least 60 days delinquent as to
                         any monthly debt service payment (or delinquent in its
                         balloon payment). Pursuant to the intercreditor
                         agreements with respect to The Shops at LaCantera loan,
                         the Millennium in Midtown loan, the SilverCreek
                         Portfolio I loan, the Shaner Hotel Portfolio loan, the
                         Stones River Apartments loan and the North Chase I
                         loan, the related subordinate companion loan holder has
                         a right to purchase the related defaulted mortgage loan
                         as described in "Description of the Mortgage Pool--The
                         Whole Loans" in this prospectus supplement. See "The
                         Pooling and Servicing Agreement--Realization Upon
                         Mortgage Loans--Sale of Defaulted Mortgage Loans" in
                         this prospectus supplement.

                                      S-27

                         OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax
 Consequences.........   Elections will be made to treat parts of the trust as
                         two separate REMICs (the "Lower-Tier REMIC" and the
                         "Upper-Tier REMIC"). The offered certificates will
                         represent ownership of "regular interests" in the
                         Upper-Tier REMIC. Pertinent federal income tax
                         consequences of an investment in the offered
                         certificates include:

                         o    Each class of offered certificates will constitute
                              REMIC "regular interests."

                         o    The regular interests will be treated as newly
                              originated debt instruments for federal income tax
                              purposes.

                         o    You will be required to report income on your
                              certificates in accordance with the accrual method
                              of accounting.

                         o    It is anticipated that the offered certificates,
                              other than the Class certificates, will be issued
                              at a premium, and that the Class certificates will
                              be issued with more than a de minimis amount of
                              original issue discount.

                         For information regarding the federal income tax
                         consequences of investing in the offered certificates,
                         see "Federal Income Tax Consequences" in this
                         prospectus supplement and "Federal Income Tax
                         Consequences" in the prospectus.

Yield Considerations..   You should carefully consider the matters described
                         under "Risk Factors--Special Yield Considerations" and
                         "--Risks Relating to Prepayments and Repurchases" in
                         this prospectus supplement, which may affect
                         significantly the yields on your investment.

ERISA Considerations..   Subject to important considerations described under
                         "ERISA Considerations" in this prospectus supplement
                         and in the prospectus, the offered certificates are
                         eligible for purchase by persons investing assets of
                         employee benefit plans or individual retirement
                         accounts.

Ratings...............   On the closing date, the offered certificates must have
                         the minimum ratings from Standard & Poor's Rating
                         Services, a division of the McGraw-Hill Companies, Inc.
                         and Fitch, Inc. set forth below:

                                                         S&P            FITCH
                                                      ----------      ----------
                         Class A-1.................      AAA             AAA
                         Class A-2.................      AAA             AAA
                         Class A-3.................      AAA             AAA
                         Class A-AB................      AAA             AAA
                         Class A-4.................      AAA             AAA
                         Class A-M.................      AAA             AAA
                         Class A-J.................      AAA             AAA
                         Class B...................      AA+             AA+
                         Class C...................       AA              AA
                         Class D...................      AA-             AA-
                         Class E...................       A+              A+
                         Class F...................       A               A

                                      S-28

                         A rating agency may downgrade, qualify or withdraw a
                         rating at any time. A rating agency not requested to
                         rate the offered certificates may nonetheless issue a
                         rating and, if one does, it may be lower than those
                         stated above.

                         The security ratings do not address the frequency of
                         prepayments (whether voluntary or involuntary) of
                         mortgage loans, or the degree to which the prepayments
                         might differ from those originally anticipated, or the
                         likelihood of collection of default interest,
                         prepayment premiums or yield maintenance charges, or
                         the tax treatment of the certificates.

                         See "Yield, Prepayment and Maturity Considerations" in
                         this prospectus supplement, "Risk Factors" in this
                         prospectus supplement and in the prospectus, and
                         "Description of the Certificates" and "Yield
                         Considerations" in the prospectus.

Legal Investment......   The Class A-1, Class A-2, Class A-3, Class A-AB, Class
                         A-4, Class A-M, Class A-J, Class B, Class C and Class D
                         certificates will constitute "mortgage related
                         securities" for purposes of the Secondary Mortgage
                         Market Enhancement Act of 1984, as amended, commonly
                         known as SMMEA, so long as they are rated in one of the
                         two highest rating categories by S&P, Fitch or another
                         nationally recognized statistical rating organization.
                         The Class E and Class F certificates will not
                         constitute "mortgage related securities" for purposes
                         of SMMEA. If your investment activities are subject to
                         legal investment laws and regulations, regulatory
                         capital requirements, or review by regulatory
                         authorities, then you may be subject to restrictions on
                         investment in the offered certificates. You should
                         consult your own legal advisors for assistance in
                         determining the suitability of, and consequences to you
                         of the purchase, ownership and sale of the offered
                         certificates. See "Legal Investment" in this prospectus
                         supplement and in the prospectus.

                                      S-29

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described in "Risk Factors" in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

      SPECIAL YIELD CONSIDERATIONS

      The yield to maturity on each class of the offered certificates will depend in part on the following:

      o     the purchase price for the certificates;

      o     the rate and timing of principal payments on the mortgage loans;

      o     the receipt and allocation of prepayment premiums and/or yield maintenance charges;

      o     the allocation of principal payments to pay down classes of certificates;

      o     interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

      o     the purchase of a mortgage loan whether by (i) a loan seller as a result of a material breach of a representation or warranty made by that loan seller, (ii) the holder of a related companion loan, (iii)
            a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

      In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations"
in this prospectus supplement and "Yield Considerations" in the prospectus.

      The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your

                                      S-30

certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Risks Relating to
Borrower Default" below.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" in this prospectus supplement.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in
this prospectus supplement.

      We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT
UPON NET OPERATING INCOME

      The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four

                                      S-31

family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

      The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or manufactured housing
            communities or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     changes or continued weakness in specific industry segments;

      o     the public perception of safety for customers and clients;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      S-32

      o     the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

      o     the creditworthiness of tenants;

      o     tenant defaults;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

      Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some

                                      S-33

cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

LIMITATIONS OF APPRAISALS

      Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex
C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

      In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios)
presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.
Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Forty-one (41) of the mortgaged properties, representing in the aggregate approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to certain of these mortgage properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the

                                      S-34

mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

      Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. For example, with respect to one (1) mortgage loan secured by the mortgaged properties identified on Annex C-1 as Showplace Portfolio, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged properties are primarily used in connection with the High
Point, North Carolina furniture market and a majority of the tenants at the mortgaged properties are in the furniture industry. See "--Tenant Bankruptcy
Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. For example, with respect to one (1) mortgage loan secured by the mortgage property identified on
Annex C-1 to this prospectus supplement as North Chase I, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all five of the leases are with the United States government and may be terminated with prior notice ranging from 30 to 90 days.
See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

      Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a
"stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, the borrower or an affiliate of the borrower entered into a lease at the mortgaged properties identified on Annex C-1 as

                                      S-35

Showplace Portfolio, Reid Murdoch Center, 1733 Ocean Avenue, Coral Springs
Financial Plaza, Parkway 109 Office Center, Goodman Theater, Pearlridge Shopping
Center and Drive Time Portfolio.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

      For example, in the case of one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Westland
Promenade, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Winn-Dixie Stores Inc., the largest tenant, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 21, 2005. Winn-Dixie Stores Inc. has
indicated that its reorganization plan includes closing stores located in 14
"designated market areas." The store at Westland Promenade is not located in one of the "designated market areas." We cannot assure you, however, that Winn-Dixie
Stores Inc. will not close this store, that the current reorganization plan will be confirmed or that Winn-Dixie Stores Inc. will emerge from bankruptcy.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re-leased;

      o     leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     rental payments could not be collected for any other reason; or

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

                                      S-36

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

      With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

      If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property
Insurance" below.

      Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

      Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                                      S-37

RISKS RELATING TO LOAN CONCENTRATIONS

      The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS

                                                     AGGREGATE CUT-OFF   % OF INITIAL
                                                       DATE BALANCE      POOL BALANCE
                                                     -----------------   -------------

Largest Single Mortgage Loan .....................   $     215,500,000       5.5%
Largest 5 Mortgage Loans .........................   $     887,000,000      22.7%
Largest 10 Mortgage Loans ........................   $   1,406,860,898      36.1%
Largest Group of Crossed Loans ...................   $      41,000,000       1.1%
Largest Related-Borrower Concentration(1) ........   $     269,000,000       6.9%
Next Largest Related-Borrower Concentration(1) ...   $     238,760,898       6.1%

___________________

(1)   Excluding single mortgage loans.

      Other than with respect to the largest 10 mortgage loans, each of the other mortgage loans or group of cross-collateralized mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan Summaries" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

      Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

      One (1) group of mortgage loans, comprised of nine (9) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shoppes at Woodruff, Surfside Commons, East Towne Center,
Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend Shops, East Town
Plaza and Taylorsville, one (1) group of mortgage loans, comprised of two (2)
mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Alderbrook Apartments and Summit Apartments, and
one (1) group of mortgage loans, comprised of two (2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Village Portico and Brickell Marketplace, each, as a group, representing approximately 1.1%, 0.5% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted. Additionally, one (1) group of mortgage loans, comprised of two (2) mortgage loans secured by the mortgage properties identified on Annex C-1 to this prospectus supplement as East Broad
Street Retail (Large) and East Broad Street (Small), as a group, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a one-way cross-default whereby it is a default under the East Broad Street Retail (Small) loan if an event of default occurs under the East Broad Street Retail (Large) loan, but it is not a default on the East Broad Street Retail (Large) loan if an event of default occurs under the East Broad Street Retail (Small) loan.

      A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.
The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

                                      S-38

      The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the
Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

      A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             POOL OF MORTGAGE LOANS

                                                NUMBER OF
                                                MORTGAGED   AGGREGATE CUT-OFF    % OF INITIAL
                PROPERTY TYPE                   PROPERTIES    DATE BALANCE       POOL BALANCE
---------------------------------------------   ----------  -----------------   ---------------

Office.......................................       70        $ 1,451,443,431        37.2%
Retail.......................................      116          1,222,272,796        31.3
Hospitality..................................       46            619,964,692        15.9
Multifamily..................................       27            307,212,863         7.9
Industrial...................................       36            217,055,951         5.6
                                                ----------  -----------------   ---------------
Total........................................      295        $ 3,817,949,733        97.9%
                                                ==========  =================   ===============

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

      As described above and on Annex C-1 to this prospectus supplement, one (1)
group comprised of nine (9) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Shoppes at Woodruff,
Surfside Commons, East Towne Center, Plantation Plaza, Sussex Plaza, Smithfield
Plaza, River Bend Shops, East Town Plaza and Taylorsville, representing approximately 0.3%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1% and 0.1%,
respectively, and 1.1% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one (1) group comprised of two (2) mortgage loans secured by the mortgaged properties identified on Annex
C-1 to this prospectus supplement as Alderbrook Apartments and Summit
Apartments, representing approximately 0.3% and 0.2%, respectively, and 0.5% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and one (1) group of mortgage loans, comprised of two
(2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Village Portico and Brickell Marketplace, representing approximately 0.2% and 0.1%, respectively, and 0.3% in the aggregate of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted.
Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

      A lien granted by such a borrower entity could be avoided if a court were to determine that:

      o     such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to

                                      S-39

            be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted;
            and

      o     such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire
            indebtedness.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

      o     subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

      o     recover payments made under that mortgage loan; or

      o     take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the mortgaged property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                      S-40

      Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Sixteen (16) mortgage loans, collectively representing approximately 6.1%
of the aggregate principal balance of the pool of mortgage loans (as identified on Annex C-1 to this prospectus supplement), have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

      With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

      In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

      Four (4) of the mortgage loans secured by mortgaged properties identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio B3 (with respect to the Montgomery Embassy Suites property), Independence Market Place, the Shaner Hotel Portfolio (with respect to the Marriott-Chattanooga property)
and Wise Group MOB, representing approximately 1.4%, 0.7%, 0.6% and 0.1% of

                                      S-41

the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans, except for the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Wise Group
MOB, the borrower generally controls the appointment and voting of the condominium board.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as The Pavilion, representing approximately 0.8% of the aggregate balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to convert the mortgaged property to condominiums in the future.

RETAIL PROPERTIES HAVE SPECIAL RISKS

      One hundred and sixteen (116) retail properties secure, in whole or in part, seventy-four (74) mortgage loans representing approximately 31.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An
"anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

      o     an anchor tenant's or shadow anchor tenant's failure to renew its lease;

      o     termination of an anchor tenant's or shadow anchor tenant's lease;
            or if the anchor tenant or shadow anchor tenant owns its own  site, a decision to vacate;

      o     the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

      o     the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
            payment of rent).

      Fifty-four (54) of the mortgaged properties, securing mortgage loans representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to have an "anchor tenant." Fifty-two
(52) of the mortgaged properties, securing mortgage loans representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "shadow anchored." One (1) of the mortgaged properties, securing mortgage loans representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "unanchored."

      If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting

                                      S-42

the minimum sales requirement under its lease. In addition, in the event that a
"shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

      Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space or have signed leases but have not commenced rent payments.

      Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C-1 to this prospectus supplement as Northlake
Mall, EPR-Hamilton, EPR-Deer Valley, EPR-Boise, EPR-Pompano, EPR-Little Rock,
EPR-Raleigh and Manchester Parkade, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have theaters as part of the mortgaged property, although the theater parcel at Manchester Parkade may be released without consideration. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

      Seventy (70) office properties secure, in whole or in part, fifty-eight
(58) of the mortgage loans representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      A large number of factors may adversely affect the value of office properties, including:

      o     the quality of an office building's tenants;

      o     an economic decline in the business operated by the tenant;

      o     the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

      o     the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

      o     the diversity of an office building's tenants (or reliance on a single or dominant tenant);

      o     an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

      o     the desirability of the area as a business location;

                                      S-43

      o     the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

      o     in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b)
            reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Loan Concentrations" above.

HOSPITALITY PROPERTIES HAVE SPECIAL RISKS

      Forty-six (46) hospitality properties secure, in whole or in part, thirteen (13) mortgage loans representing approximately 15.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

      Various factors may adversely affect the economic performance of a hospitality property, including:

      o     adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     the presence or construction of competing hotels or resorts;

      o     continuing expenditures for modernizing, refurbishing and
            maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

      o     changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

      Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.
Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect
Your Investment" above.

      Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

      The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

                                      S-44

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

      Forty-two (42) of the hospitality properties that secure mortgage loans, representing approximately 15.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

      o     the continued existence and financial strength of the franchisor or hotel management company;

      o     the public perception of the franchise or hotel chain service mark;
            and

      o     the duration of the franchise licensing or management agreements.

      The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

      The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

      Twenty-seven (27) multifamily properties secure, in whole or in part, eighteen (18) mortgage loans representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

      o     the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

      o     the location of the property, for example, a change in the neighborhood over time;

      o     the ability of management to provide adequate maintenance and insurance;

      o     the types of services or amenities that the property provides;

      o     the property's reputation;

      o     the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

      o     the presence of competing properties;

      o     the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

      o     certain of these mortgaged properties may be student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it

                                      S-45

            relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

      o     dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

      o     adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

      o     state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
            and

      o     government assistance/rent subsidy programs.

      Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

      Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

      o     rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

      o     tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

      For example, six (6) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Alderbrook
Apartments, Hillmoor Apartments, Summit Apartments, Aspen Court, Hillwood
Apartments and Sabal Palms, representing approximately 0.3%, 0.3%, 0.2%, 0.1%,
0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have received low income housing tax credits with respect to various units within the mortgaged property pursuant to
Section 42 of the Internal Revenue Code.

                                      S-46

      Also, for example, with respect to one (1) mortgage loan secured by a portfolio of nine (9) mortgaged properties identified on Annex C-1 to this prospectus supplement as Maryland Multifamily Portfolio, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 12.6% of the units have tenants that rely on rent subsidies under various government-funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development.

      Two (2) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Wellington Park and
Pine Oak Apartments, representing approximately 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have 91 units and 84 units, respectively, set aside for low income tenants under a land use restriction agreement.

      The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling and Servicing Agreement--Servicing of
the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

      The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates.

                                      S-47

The pass through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

      Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

      Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 12 months) prior to the stated maturity date. See "Description of the
Mortgage Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

      With respect to twelve (12) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as The
Watergate, Independence Market Place, Alderbrook Apartments, Santa Clarita
Marketplace, Sawmill Square Shopping Center, Sunset Plaza, East Broad Street
Large Retail, Shoppes at Rita Ranch, Acoma Drive Office Building, East Broad
Street Small, Fry's at the Islands and Southshore Industrial Center,
representing approximately 1.8%, 0.7%, 0.3%, 0.3%, 0.3%, 0.2%, 0.2%, 0.2%, 0.1%,
0.1%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $1,851,000, $2,500,000,
$616,000, $3,300,000, $450,000, $220,000, $1,224,000, $1,050,000, $875,000,
$235,000, $500,000 and $545,000, respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

      Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision.
See "Description of the Mortgage Pool--Additional Indebtedness--Partial
Releases" in this prospectus supplement.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges;

      o     the master servicer's or special servicer's ability to enforce those charges or premiums;

      o     the failure to meet certain requirements for the release of escrows;

                                      S-48

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

      Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.
In addition, if the breach or defect relates to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to the portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, or Goldman Sachs
Mortgage Company will repurchase or otherwise comply with any repurchase obligations. In this respect, see "Description of the Mortgage
Pool--Representations and Warranties" and "The Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

      Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

      (i)   will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      (ii)  if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

      The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

      Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the

                                      S-49

net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

      As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

      See the tables entitled "Distribution of Remaining Term to Maturity" in
Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks
Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other
Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.
 There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already

                                      S-50

followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

      With respect to one (1) mortgage loan secured by the mortgage property identified as One Commerce Square on Annex C-1 to this prospectus supplement, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that an affiliate of the related borrower emerged from bankruptcy more than 5 years but less than 10 years ago. The predecessor of the One Commerce Square Borrower, which was controlled by Maguire Thomas Partners, one of the sponsors, was involved in bankruptcy proceedings from July 1997 through March 1998. The predecessor borrower filed for bankruptcy protection in July 1997 because, despite positive cash flows at the property, it was unable to refinance or extend the loan prior to a balloon payment becoming due. The bankruptcy case was discharged in March
1998 and the Mortgaged Property was refinanced with Goldman Sachs Commercial
Mortgage Capital, L.P.

      With respect to one (1) mortgage loan secured by the portfolio of mortgage properties, identified as Hawaii Airport Hotels on Annex C-1 to this prospectus supplement, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that Nimitz
Partners LLC ("Nimitz"), the managing member of the borrower, was released from bankruptcy proceedings on January 20, 2006 in connection with the closing of the mortgage loan. Nimitz originally filed for Chapter 11 bankruptcy protection in
2000 and was released in early 2001. The bankruptcy case was reopened in 2003 after the owner of a prior loan on the mortgaged property, Llama Capital
Mortgage Company ("Llama"), alleged that Nimitz had defaulted under its reorganization plan by failing to renovate the properties and to make certain required payments. A portion of the proceeds of the mortgage loan were used to settle Nimitz's dispute with Llama. Additionally, Joseph Beale, a former 50%
owner of Nimitz Partners, LLC has been the subject of an involuntary bankruptcy proceeding under Chapter 7 since March 2004. On October 12, 2005, the bankruptcy trustee approved the sale of Beale's 50% interest in KXE, LLC to David Elmore.
KXE, LLC currently holds a subordinate mortgage lien in each of the Mortgaged
Properties related to the Hawaii Airport Hotels Loan, each of which was pledged to the lender as additional collateral for the mortgage loan. Beale's 50%
interest in Nimitz Partners, LLC was abandoned by the bankruptcy estate, revested in Beale personally and subsequently transferred to a trust for the benefit of certain members of Mr. Beale's immediate family.

GEOGRAPHIC CONCENTRATION

      This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES

                                        NUMBER OF MORTGAGED   AGGREGATE CUT-OFF   % OF INITIAL
                STATE                       PROPERTIES          DATE BALANCE      POOL BALANCE
------------------------------------    -------------------   -----------------   -------------

North Carolina......................            16            $    466,512,187        12.0%
Texas...............................            37            $    405,076,644        10.4%
California..........................            25            $    358,240,860         9.2%
Maryland............................            22            $    319,279,000         8.2%
Washington..........................             8            $    248,533,741         6.4%
Florida.............................            19            $    194,878,023         5.0%

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could

                                      S-51

increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

      o     economic conditions in regions where the borrowers and the mortgaged properties are located;

      o     conditions in the real estate market where the mortgaged properties are located;

      o     changes in local governmental rules and fiscal policies; and

      o     acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

      For example, mortgaged properties located in California, Texas, Florida and other coastal states including, but not limited to, Louisiana, Alabama and
Mississippi, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country.
Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance.

ENVIRONMENTAL RISKS

      The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

      An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date. The environmental reports were prepared pursuant to the American Society for Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

      None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

      o     in which the adverse conditions were remediated or abated before the closing date;

      o     in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

      o     for which an escrow, guaranty or letter of credit for the
            remediation was established;

      o     for which an environmental insurance policy was obtained from a third-party insurer;

      o     for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

      o     for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

      o     as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

                                      S-52

      o     that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

      o     involving radon; or

      o     in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

      In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Manchester Parkade, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the soil and groundwater at the property had previously been impacted by PCE (a dry cleaning solvent) and its breakdown constituents. The dry cleaner is no longer a tenant at the mortgaged property. In addition, from 1970 until the present, an automotive repair shop has been located at the mortgaged property. In connection with a Phase II investigation in December 1970, an environmental consultant determined that although contamination from the dry cleaner operation existed, the contamination was below Connecticut remediation standards and as such, no remediation or monitoring action was required. However, based on these facts, the mortgaged property qualifies as an "establishment" under the Connecticut Property Transfer
Act. As such, upon the transfer of the mortgaged property (including a transfer as a result of a foreclosure), the state of Connecticut is likely to require subsurface investigation to confirm that no remedial or monitoring work is then required. We cannot assure you that such subsurface investigation will not reveal a condition requiring remediation.

      It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk Factors--Environmental Risks" and
"Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the
prospectus.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-53

NO REUNDERWRITING OF THE MORTGAGE LOANS

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. Further, if a representation or warranty has been breached with respect to a mortgage loan jointly sold by
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company, each of
Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, or Goldman Sachs
Mortgage Company will repurchase a mortgage loan that it has jointly originated if a representation or warranty has been breached. See "Description of the
Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in
this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

      There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

      The borrower may have difficulty servicing and repaying multiple loans.
The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business.
Moreover, in general, any

                                      S-54

borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General"
in this prospectus supplement. For more information see "The Pooling and
Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

      Nine (9) of the mortgage loans, with other debt secured by the mortgaged property, representing approximately 13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of a whole loan structure. In addition, with respect to four (4) mortgage loans, the borrower has incurred unsecured subordinate debt. For additional information, see
"Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

      Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members' or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

      Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

      The applicable loan sellers have informed us that thirty-three (33) of the mortgage loans, representing approximately 31.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage
Pool--Additional Indebtedness" in this prospectus supplement.

                                      S-55

      Although the pari passu companion loans or subordinate companion loans related to the serviced and non-serviced loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

      o     the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

      o     the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

      See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of mortgage loan delinquencies and defaults will affect:

      o     the aggregate amount of distributions on the offered certificates and in particular, the Class A-DP certificates;

      o     their yield to maturity;

      o     their rate of principal payments; and

      o     their weighted average lives.

      If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

                                      S-56

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

      To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in
The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

      Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

      o     the prevailing interest rates;

      o     the fair market value of the related mortgaged properties;

      o     the borrower's equity in the related mortgaged properties;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     reductions in government assistance/rent subsidy programs;

      o     the tax laws; and

      o     prevailing general and regional economic conditions.

      All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes one hundred and fourteen (114) mortgage loans, representing approximately 59.6%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 12 to 84 months of their respective terms and twenty-five (25) mortgage loans, representing approximately
25.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

      We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

                                      S-57

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

      A leasehold interest under a ground lease secures twenty-eight (28) of the mortgaged properties, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. With respect to four (4) mortgaged properties identified on Annex C-1 to this prospectus supplement as Met Park East, Park Place, The Watergate and
Woodglen Office Park, representing approximately 2.0%, 1.8%, 1.8% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

      For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease, although not all these protective provisions are included in each case.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
Code, the lessee may be able to maintain

                                      S-58

possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

      For example, two (2) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Met Park East and Park
Place, representing 2.0% and 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are partially secured by ground leases with the Washington State Department of Transportation. The ground leases do not contain all of the standard mortgagee protections. Among other things, neither ground lease prohibits amendment or modifications without the consent of the mortgagee or allows for the assignment of the related ground lease without the reasonable consent of the ground lessor.

      Additionally, in the case of the mortgage loan secured by a portfolio of thirteen (13) mortgaged properties identified on Annex C-1 to this prospectus supplement as Sealy Industrial Portfolio II, representing 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ground leases with respect to those mortgaged properties that are secured by a ground lease may not be assigned without the reasonable consent of the ground lessor.

      With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Saxon Woods, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in the event of a condemnation where the mortgaged property is no longer in compliance with parking regulations, the ground lease will terminate. Condemnation insurance has been purchased to mitigate this risk.

      With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

      Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

      If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of

                                      S-59

foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

      Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.
For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

      Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Multifamily Properties Have Special Risks" above.

      Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

      In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium

                                      S-60

use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

      Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

      Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

      All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 10.4%, 9.2%, 5.0%, 1.2%, 0.7%
and 0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California,
Florida, Louisiana, Alabama and Mississippi, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

      Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions
(such as availability at reasonable rates or maximum cost limits) are satisfied.

      The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the trust.

      Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program.

                                      S-61

      The Terrorism Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Insurance Program until December 31, 2007.

      The Terrorism Insurance Program is administered by the Secretary of the
Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

      In addition, with respect to any act of terrorism occurring after March
31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%)
of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

      Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

      With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

      With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

      Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment (which determination, with respect to terrorism insurance, will be made by the 2005-GG5 special servicer subject to the consent of the directing holder of the 2005-GG5 securitization in the case of the Maryland Multifamily Portfolio loan, the JQH Hotel Portfolio B3 loan and the Shaner Hotel Portfolio loan, as described under "Description of the Mortgage
Pool--The Whole Loans" in this prospectus supplement), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real estate properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this

                                      S-62

insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standard, is entitled to rely on the opinion of an insurance consultant.

      Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

      We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

      Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      For example, fourteen (14) of the mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Northlake
Mall, JQH Hotel Portfolio D, The Shops at LaCantera, Whalers Village, 1625 &
1675 Broadway, Hock Plaza, Met Park East, Park Place, JQH Hotel Portfolio B3,
1733 Ocean Avenue, Hawaii Airport Hotels, 313 Washington Street, Boardwalk Inn &
Suites and 701 Gramercy representing approximately 5.5%, 5.5%, 3.3%, 2.8%, 2.4%,
2.1%, 2.0%, 1.8%, 1.4%, 0.9%, 0.6%, 0.3%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to affiliated borrowers. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these mortgaged properties as well as other properties owned by affiliates of such borrowers.

POTENTIAL CONFLICTS OF INTEREST

      The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2006-GG6 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer that holds Series 2006-GG6 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-GG6 non-offered certificates or the related companion loans.

      Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf

                                      S-63

of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

      In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

      Each loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

      Each of the foregoing relationships should be considered carefully by prospective investors.

      The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

      o     a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o     these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

      o     affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOANS

      Each of the Maryland Multifamily Portfolio loan, the JQH Hotel Portfolio
B3 loan and the Shaner Hotel Portfolio loan is secured by mortgaged properties that also secure one or more companion loans that are not assets of the trust and are serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.
See "The Pooling and Servicing Agreement--Servicing of The Whole Loans" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO
TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

      With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their respective interests. See
"Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

      In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced

                                      S-64

mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage
Pool--the Whole Loans" in this prospectus supplement. See "The Pooling and
Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan, the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

      With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage
Pool--The Whole Loans" in this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

      Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE
MORTGAGE LOAN

      Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates
(except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, if the breach or defect relates to a mortgage loan jointly sold by Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company, each of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage
Company will be obligated to take those remedial actions only with respect to its portion of the mortgage loan jointly sold by it. Therefore, it is possible that under certain circumstances only one of Commerzbank AG, New York Branch, and Goldman Sachs Mortgage Company will repurchase or otherwise comply with any repurchase obligations. Any mortgage loan that is not repurchased and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See
"Description of the Mortgage Pool--Representations and Warranties" and "--Cures
and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

                                      S-65

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

      As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority and to the Class X certificates.

      See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

      Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a secondary market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

      Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

      Recent Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

                                      S-66

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-67

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The assets of the Trust created pursuant to the Pooling and Servicing
Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans
(the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in March or the date of origination of such Mortgage Loan (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $3,900,954,521 (with respect to each Mortgage Loan, the "Cut-off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage, manufactured housing community or other commercial property (each, a "Mortgaged Property"). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

      The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-off
Date will be made and (ii) no defaults, delinquencies or prepayments on any
Mortgage Loan on or prior to the Cut-off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional
Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance.

      When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool
Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on
Annex C-1 to this prospectus supplement.

      All information presented in this prospectus supplement with respect to a
Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is
calculated without regard to the related Pari Passu Companion Loan or
Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for each of the Mortgage Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion
Loan.

      Of the Mortgage Loans to be included in the Trust Fund:

      o     Ninety-three (93) Mortgage Loans (the "Greenwich Loans"),
            representing approximately 58.5% of the Initial Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc.
            ("GCFP"); and

      o     Ninety-five (95) Mortgage Loans (the "GSCMC Loans"), representing approximately 41.5% of the Initial Pool Balance, were originated by
            Goldman Sachs Commercial Mortgage Capital, L.P. (formerly Archon,
            L.P.) ("GSCMC") (including the Mortgage Loans secured by the
            Mortgaged Properties identified on Annex C-1 to this prospectus supplement as The Shops at LaCantera and Whalers Village that were originated jointly with Commerzbank AG, New York Branch
            ("Commerzbank") and that are being sold jointly to the Depositor).

      The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". The GSCMC Loans were originated for sale to
Goldman Sachs Mortgage Company

                                      S-68

("GSMC"). GSMC has or will acquire prior to the Closing Date (i) the GSCMC Loans and (ii) GSCMC's portion of each of The Shops at LaCantera Loan and the Whalers
Village Loan. GS Mortgage Securities Corporation II (the "Depositor") will acquire the Mortgage Loans from GSMC, GCFP and Commerzbank (collectively, the
"Loan Sellers") on or about March 23, 2006 (the "Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                                                                 ALL
                                                                                            MORTGAGE LOANS
                                                                                         --------------------

Initial Cut-off Date Balance(1)......................................................       $3,900,954,521
Number of Mortgage Loans.............................................................                  188
Number of Mortgaged Properties.......................................................                  315
Average Cut-off Date Mortgage Loan Balance...........................................          $20,749,758
Weighted Average Mortgage Rate(3)....................................................               5.654%
Range of Mortgage Rates(3)...........................................................     4.850% to 6.865%
Weighted Average Cut-off Date Remaining Term to Maturity (months)....................                   98
Range of Cut-off Date Remaining Terms to Maturity (months)...........................            51 to 120
Weighted Average Cut-off Date DSCR(2)(3).............................................                1.43x
Range of Cut-off Date DSCRs(2)(3)....................................................       1.13x to 2.52x
Weighted Average Cut-off Date LTV(3).................................................                72.7%
Range of Cut-off Date LTVs(3)........................................................       38.2% to 89.3%
Weighted Average LTV at Maturity(4)..................................................                67.4%
Balloon Mortgage Loans(5)............................................................                15.1%
Defeasance Loans.....................................................................                97.2%

____________________

(1)   Subject to a permitted variance of plus or minus 5%.

(2)   "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for each of the Whole Loans with a Pari Passu
      Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

(3)   "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for each of the
      Whole Loans with a Pari Passu Companion Loan is the aggregate principal balance of the Mortgage Loans and the related Pari Passu Companion Loan.
      Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. When information presented in this prospectus supplement with respect to the interest rates on the mortgage loans, such numbers are presented, including without limitation for purposes of calculating the weighted average mortgage interest rates and debt-service coverage ratios, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Villa Toscana, representing approximately
      0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has an interest rate that steps up annually assuming the highest interest rate payable under that mortgage loan of
      5.28%.

(4)   "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Cut-off Date Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal. Additional adjustments for the cross-collateralized mortgage loan group and the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.
      There can be no assurance that the value of any particular Mortgaged
      Property is now, will be at maturity equal to or greater than its original appraised value.

(5)   Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period.

                                      S-69

ADDITIONAL INDEBTEDNESS

      The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the
Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, borrowers that do not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

      Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                                                      % of          Initial
                                     Aggregate       Initial       Principal       Interest Rate       Maturity Date
           Mortgaged                  Cut-off         Pool         Amount of        on Mezzanine       of Mezzanine
         Property Name              Date Balance     Balance     Mezzanine Debt         Loan               Loan
--------------------------------   ---------------  ----------  ----------------  ----------------  ------------------

Maryland Multifamily Portfolio      $140,000,000       3.6%       $20,000,000      Libor + 6.25%       July 6, 2012

Millennium in Midtown(1)            $ 73,070,000       1.9%       $ 8,090,000             6.383%       January 6, 2016

Atrium at Empire Lakes              $ 50,895,000       1.3%       $ 5,000,000       Libor + 2.5%       April 6, 2006

Monte Bello Apartments
(Partridge Pointe)                  $ 14,300,000       0.4%       $ 7,834,125      Libor + 8.25%       June 6, 2011

_______________
(1)   Includes a $7,000,000 mezzanine financing advance obligation required
      (under the terms of the mezzanine loan documents, so long as no event of default under the mezzanine loan documents exists) to be funded by the holder of the mezzanine loan on or before August 1, 2006. The advance will be used to fund a tenant leasing reserve account, which account must, in order to avoid a default under the mortgage loan documents, be funded in the amount of $7,000,000 by August 1, 2006.

      In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the
Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      With respect to the Mortgage Loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

                                      S-70

      The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

                                                                                           MAXIMUM
                                           MORTGAGE LOAN     COMBINED      COMBINED       MEZZANINE
                                            CUT-OFF DATE    MAXIMUM LTV     MINIMUM         DEBT
          MORTGAGED PROPERTY NAME             BALANCE          RATIO         DSCR         PERMITTED
---------------------------------------    --------------  -------------  -----------  ---------------

One Commerce Square                        $  130,000,000       75%          1.20x           NA
The Shops at LaCantera                     $  129,255,976       75%          1.05x(1)        NA
Whalers Village                            $  109,504,922       75%          1.05x(1)        NA
1625 & 1675 Broadway                       $   94,100,000       90%           NA             NA
Met Park East                              $   79,700,000       80%           NA             NA
Millennium in Midtown(4)                   $   73,070,000       85%          1.20x           NA
The Watergate                              $   71,100,000       90%          1.05x           NA
Park Place                                 $   69,250,000       80%           NA             NA
Reid Murdoch Center                        $   56,000,000       75%          1.20x           NA
Hilton DFW                                 $   46,500,000       75%          1.40x           (2)
Century Centre II                          $   25,300,000       80%          1.10x           NA
Century Centre I                           $   16,900,000       80%          1.10x           NA
Balentine Park                             $   14,000,000       75%          1.20x           NA
Hilton Garden Inn Tampa(3)                 $   13,825,000       75%          1.40x           NA
Goodman Theater                            $   11,500,000       75%          1.20x           N/A
313 Washington Street                      $   10,200,000       80%           NA             NA
Cherry Creek Center                        $    9,082,000       80%          1.20x           NA
Tenth & Pearl Street                       $    9,000,000       70%          1.30x           NA
Lone Tree Retail Center                    $    8,159,969       80%          1.20x           NA
Holsum Lofts                               $    6,825,000       80%          1.20x           NA
The Bradbury Building                      $    6,500,000       80%          1.20x           NA
SpringHill Suites by Marriott              $    4,425,000       70%          1.40x           (3)
Park Lane Shopping Center                  $    3,900,000       80%          1.20x           NA
Omni 3 Self Storage                        $    3,656,604       80%          1.35x           NA
4170 Douglas Boulevard                     $    3,400,000       65%          1.30x           NA
Omni 2 Self Storage                        $    3,192,669       80%          1.35x           NA
Omni 1 Self Storage                        $    3,127,818       80%          1.35x           NA
Iron Gate Storage at Pearson Airport       $    2,596,534       75%          1.30x           NA
Iron Gate Storage at Cascade Park          $    2,087,207       75%          1.30x           NA
2011 North Capitol Ave                     $    2,300,000       75%          1.25x           (3)

__________________

(1)   Not less than 1.20x based on actual loan constant and not less than 1.05x based on assumed loan constant of 9%.

(2)   Mezzanine or unsecured debt is permitted in an amount no greater than (a)
      amount necessary to buy all of the equity in the borrower under the
      Mortgage Loan (b) 50% of any actual third party costs in connection with the construction of a pool and spa at the property (up to a maximum of
      $10,000,000), or (c) if, in connection with an approved assumption of the
      Mortgage Loan, the difference between 75% of the purchase price of the property and the outstanding principal balance of the Mortgage Loan. Such mezzanine or unsecured debt may be converted to debt secured by the mortgaged property with the consent of the special servicer and each rating agency then rating the certificates.

(3)   Mezzanine or unsecured debt is permitted in connection with a lender-approved sale of the mortgaged property and the assumption of the
      Mortgage Loan in an amount no greater than the difference between the combined debt correlating to maximum permitted LTV ratio and the then-outstanding principal balance of the mortgage loan. Such mezzanine or unsecured debt may be converted to debt secured by the mortgaged property with the consent of the special servicer and each rating agency then rating the certificates.

(4)   The future mezzanine debt would be in addition to the existing mezzanine debt and the combined loan-to-value and debt service coverage requirements take into account the related mortgage loan, any existing mezzanine debt and the future mezzanine debt.

                                      S-71

      As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to borrowers under their respective Mortgage Loans:

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            The Watergate, representing approximately 1.8% of the Initial Pool
            Balance, Capri Select II Watergate, LLC, (the "Preferred Equity
            Holder") contributed approximately $12,500,000 to BentleyForbes
            Watergate II, LLC, a holder of an indirect ownership interest in the borrower (the "Indirect Owner"). This contribution accrues interest at 9.5% per annum and is payable monthly to the extent there is net cash flow, however, any shortfall in payments will accrue interest.
            In addition, the Indirect Owner is required to pay to the Preferred
            Equity Holder a "standby fee" of 0.75% on an unfunded portion of additional contribution of up to $1,800,000 in October 2006 and
            2007. Although there are no regularly scheduled payments required, the Preferred Equity Holder has the right to "put" its interest to
            BentleyForbes Watergate III, LLC, its co-member in the Indirect
            Owner, if the contribution has not been paid in full by October
            2010. In addition, the borrower is permitted to incur future mezzanine debt, subject to the satisfaction of certain conditions set forth in the related loan documents, including, among other things, (i) the sum of the outstanding principal amount of the
            Mortgage Loan plus the aggregate of all mezzanine debt does not exceed ninety-percent (90%) of the value of the Mortgaged Property,
            (ii) the aggregate sums payable in respect of the outstanding principal amount of the Mortgage Loan plus the sums payable in respect of the aggregate of all mezzanine debt does not cause the debt-service-coverage ratio for the Mortgage Loan to be less than
            1.05x, and (iii) any contribution by the Preferred Equity Holder is repaid and satisfied in full simultaneous with the origination of such mezzanine debt.

      o     With respect to three (3) Mortgage Loans secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            Alderbrook Apartments, Summit Apartments and Aspen Court,
            representing approximately 0.3%, 0.2% and 0.1%, respectively, of the
            Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt from its members for operating deficits, but the debt is repayable only from net cash flow after all debt service and expenses have been paid.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            Hawaii Airport Hotels, representing approximately 0.6% of the
            Initial Pool Balance, the borrower is indebted to one of its affiliates (KXC, LLC) under a subordinate mortgage loan in the amount of $10,024,780 plus $4,723,388 of accrued but unpaid interest as of the date of closing of the Mortgage Loan. The subordinate loan
            (i) is payable only to the extent of excess cash flow and (ii) is subject to a subordination agreement and a standstill and
            intercreditor agreement pursuant to which the subordinate mortgage loan is subordinated to the Mortgage Loan and which contains a complete standstill agreement during the term of the Mortgage Loan.
            In addition, the affiliated lender has pledged its interest in such subordinate mortgage loan as additional collateral for the Mortgage
            Loan.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            1733 Ocean Avenue, representing approximately 0.9% of the Initial
            Pool Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge its direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            Fairfield Inn & Suites - Virginia Beach, VA, representing
            approximately 0.3% of the Initial Pool Balance, the borrower is permitted to incur up to $1,250,000 of subordinated and unsecured debt from Thomas J. Lyons, Jr., the non-recourse guarantor, for uses directly related to the operations and management of the subject property,

                                      S-72

            subject to the satisfaction of certain conditions, including, among other things, the combined loan-to-value ratio of the Mortgage Loan and the subordinate indebtedness is not greater than 85% and the holder of the subordinate debt executes a subordination and standstill agreement.

      o     With respect to two (2) Mortgage Loans secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            5751-5771 Copley Drive and Atrium at Empire Lakes, representing approximately 0.5% and 1.3%, respectively, of the Initial Pool
            Balance, the borrower is permitted to incur indebtedness secured by a subordinate lien encumbering the property in connection with the sale of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, among other things, the combined loan-to-value ratio does not exceed 70%, and the combined
            debt-service coverage is not less than 1.25x.

      o     With respect to one (1) Mortgage Loan secured by the Mortgaged
            Property identified on Annex C-1 to this prospectus supplement as
            Boardwalk Inn & Suites, representing approximately 0.2% of the
            Initial Pool Balance, the borrower is permitted to incur unsecured subordinate debt, subject to certain conditions including, among other things, a maximum combined loan-to-value ratio not to exceed
            85%, a subordination and standstill agreement, the inclusion in the subordinate debt documents of provisions providing that such subordinate debt is only payable to the extent available net cash flow is available, and the holder of the subordinate debt must be a member of the borrower, extending debt to the borrower pursuant to the terms of its operating agreement entered prior to the effective date of the Mortgage Loan, and the holder of the subordinate debt not being permitted to assign its rights as holder of the
            subordinate debt during the term of the Mortgage Loan.

      o     With respect to two (2) Mortgage Loans secured by the Mortgaged
            Properties identified on Annex C-1 to this prospectus supplement as
            Bridgewater Hill Corporate Center and Verizon New England Telephone,
            representing approximately 0.4% and 0.2%, respectively, of the
            Initial Pool Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 10% of the total value of all assets directly or indirectly securing such financing.

      Furthermore, the respective Mortgaged Properties that secure each Whole
Loan also secure the related Pari Passu Companion Loans and/or the related
Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

      Certain risks relating to additional debt are described in "Risk
Factors--Other Financings" in this prospectus supplement.

      DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage
Note (each such date, a "Due Date") that occur as described in the table below with the indicated grace period.

                                                            % of Initial
                       Default Grace       Number of          Mortgage
        Due Date        Period Days     Mortgage Loans      Pool Balance
      -------------  -----------------  ---------------  -------------------
          1st                5                11                 2.5%
          6th                0               174                86.6%
          6th                3                 2                 6.1%
          6th               10                 1                 4.8%

      As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan.
See Annex C-1 for information on the number of days before late payment charges are due under the Mortgage Loan.

                                      S-73

      All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the
Mortgage Loans bear fixed interest rates. All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a
360-day year ("Actual/360 Basis"). One hundred and fourteen (114) of the
Mortgage Loans, representing approximately 59.6% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 12 months to 84 months. Twenty-five (25) of the
Mortgage Loans, representing approximately 25.3% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates.
The remaining forty-nine (49) Mortgage Loans, representing approximately 15.1%
of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan").
These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

      With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Shops at LaCantera, representing approximately 3.3% of the Initial Pool Balance, the related
Mortgage Loan amortizes based on a changing amortization schedule as set forth on Annex C-3 to this prospectus supplement.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Villa Toscana, representing approximately 0.7% of the Initial Pool Balance, the interest rate is 4.53% through the November 2006 payment date and increases annually thereafter to a maximum rate of 5.28% for all payment dates after the November
2010 payment date, and the DSCR as of the Cut-off Date assuming the highest interest rate payable under the Mortgage Loan of 5.28% is 1.60x.

      "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged
Property or a controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage Loans provide that transfers of the Mortgaged
Property are permitted if certain conditions are satisfied, which may include one or more of the following:

            (i)   no event of default has occurred,

           (ii)   the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the
      Mortgaged Property,

          (iii)   the Rating Agencies have confirmed in writing that such
      transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

           (iv)   the transferee has executed and delivered an assumption
      agreement evidencing its agreement to abide by the terms of the Mortgage
      Loan together with legal opinions and title insurance endorsements, and

            (v)   the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling and Servicing
      Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

      Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer. See "Description of the Mortgage Pool--Additional Indebtedness" above. In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Watergate, representing approximately 1.8% of the Initial Pool Balance, the borrower obtained preferred equity financing from a preferred partner of the borrower. Although payments to the preferred partner may only be from excess cash returned to the

                                      S-74

borrower, in the event the preferred equity financing is not satisfied by an outside date or upon an event of default under the partnership agreement, the preferred partner will be permitted to exercise a buy/sell option under the partnership agreement and cause the transfer of control of the borrower to the preferred partner.

      In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage
Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

      The Special Servicer will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property, subject to the approval of the Controlling Class
Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability
of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

      DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of all but one hundred and seventy-four (174) of the Mortgage Loans (the "Defeasance Loans"), representing approximately 97.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the
"Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

      The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x)
purchase non-callable obligations backed by the full faith and credit of the
United States of America or, in certain cases, other U.S. government securities providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government securities and (B)
delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and, in certain cases, the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Master
Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing
Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged government securities (together with any Mortgaged
Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

      In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a
Mortgage Loan is partially defeased, if consistent with the related loan documents, generally

                                      S-75

the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

      With respect to the two (2) Mortgage Loans, secured by nine (9) and eight
(8) Mortgaged Properties, respectively, identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D and JQH Hotel Portfolio B3,
together representing approximately 6.9% of the Initial Pool Balance, the borrower is permitted to replace up to two of the related mortgaged properties with a substitute property prior to the payment date in October 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the property to be substituted is (a) a real property located in the United States that is primarily used or designed to be used as a hotel and (b) of a quality equal to or greater than that of the property to be replaced, as reasonably determined by lender, (ii) the market value of the substitute property (based on an appraisal less than three months old) equals or exceeds the greater of the appraised value of the property to be replaced at origination or the current appraised value of the property to be replaced (based on an appraisal less than
12 months old) (which may be calculated in the aggregate if two properties are being substituted for simultaneously), (iii) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.35x (the debt service coverage ratio at origination) and (iv) with respect to the second property substitution only, the lender have received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

      One (1) Mortgage Loan secured by a portfolio of thirteen (13) Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Sealy
Industrial Portfolio II, representing approximately 1.5% of the Initial Pool
Balance, permits the borrower to obtain the release of an individual property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions including among other things, (a) no substitution will be permitted until after the date after which defeasance is permitted has passed or if any event of default has occurred; (b) obtaining confirmation from each Rating Agency that the then current ratings of the Certificates will not be downgraded, withdrawn or qualified as a result of the substitution; (c) borrower shall have delivered to lender a current appraisal for the substitute property and a current appraisal for the released property; (d) the debt-service-coverage ratio is equal to or greater than the greater of (i) the debt-service-coverage ratio for the properties immediately prior to the substitution and (ii) 1.25x; (e) the loan-to-value ratio will not be in excess of the lesser of (i) the loan-to-value ratio for the properties immediately prior to the substitution and (ii) 75%; and
(f) after giving effect to the substitution, the geographic concentrations and general use of the properties will not have materially changed. The borrower is not permitted more than four (4) substitutions during the entire term of the loan, and the aggregate allocated loan amounts of the released properties for all substitutions during the entire term of the loan may not exceed thirty percent (30%) of the original principal balance of the loan.

      With respect to one (1) Mortgage Loan secured by eight (8) Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as COPT
Portfolio, representing approximately 2.6% of the Initial Pool Balance, prior to
November 6, 2014, the COPT Portfolio loan permits the release of up to four of the COPT Portfolio properties by simultaneously substituting one or more other properties (such a simultaneous release and substitution, a "COPT
Substitution"), subject to the satisfaction of certain conditions, including among other things: (i) after giving effect to the applicable COPT
Substitution(s), at least 4 of the original 8 COPT Portfolio properties remain subject to the COPT Portfolio loan and there is no reduction in the number of overall properties; (ii) the delivery of confirmation from each Rating Agency that the then current ratings of the Certificates will not be downgraded, withdrawn or qualified and a REMIC opinion; (iii) an appraisal acceptable to lender for each substitute property indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the property(ies) being released; (iv) after giving effect to the applicable COPT Substitution(s), the aggregate underwritten net operating income of all of the substitute properties will not exceed the lesser of (A) 40% of the underwritten net operating income of all the properties Current COPT Portfolio loan and (B) $3,272,400; (v) after giving effect to the applicable COPT
Substitution(s), the aggregate fair market value of all of the substitute properties will not exceed the lesser of (A) 40% of the aggregate fair market value of all the properties Current COPT Portfolio loan and (B) $53,080,000;
(vi) after giving effect to the applicable substitution(s), the underwritten debt-service-coverage ratio (calculated using underwritten cash flow and the greater of the actual debt service constant and an 8.50% constant) for all the properties

                                      S-76

Current COPT Portfolio loan be no less than the greater of (A) the underwritten debt-service-coverage ratio for all of the COPT Portfolio properties immediately preceding such COPT Substitution(s) and (B) 1.00x; (vii) after giving effect to the applicable COPT Substitution(s), the loan-to-value ratio for all of the properties then subject to the COPT Portfolio loan be no greater than the lesser of (A) the loan-to-value ratio for all of the properties immediately preceding such COPT Substitution(s) or (B) 78%; and (viii) no event of default then existing. If the COPT Portfolio borrowers are unable to simultaneously effectuate the substitution of a substitute property for a released property as contemplated above, the COPT Portfolio borrowers may obtain the release of the applicable released property(ies), subject to the satisfaction of certain conditions, including: (i) the deposit of cash or a letter of credit (the
"Substitution Collateral") in an amount equal to the greater of (A) the then fair market value of the proposed released property(ies) and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Portfolio loan and obtain a release of the released property(ies) if such released property(ies) was being released pursuant to the provisions described under "--Partial Releases" below; (ii) the delivery to lender of a REMIC opinion with respect to such release of property(ies) and substitution of the Substitution Collateral and related matters; (iii) the satisfaction of all of the requirements set forth in the previous sentence with respect to the proposed substitute property(ies) within 90 days after the release of the released property(ies); (iv) the COPT Portfolio guarantor has delivered to lender an unconditional full guaranty of payment of the loan, subject to a maximum liability under such guaranty equal to the product of (A)
three (3) multiplied by (B) an amount equal to all of the rents from the released property(ies) that were deposited into the lender controlled lockbox account during the month immediately preceding the month in which such release occurs; (v) delivery by the COPT Portfolio guarantor of an unconditional guaranty of payment of the obligation of the COPT Portfolio borrowers to pay the
Substitution Collateral Shortfall Amount (as defined below). If for any reason the applicable substitution fails to occur within 90 days after the release of the applicable released property(ies), lender may use any cash Substitution
Collateral and draw on any letter of credit Substitution Collateral and apply the proceeds to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would then be necessary to obtain a release of the released property(ies) pursuant to the provisions described under "--Partial
Releases" below (assuming such release was occurring on the date of such partial defeasance). If the Substitution Collateral is not sufficient to purchase such defeasance collateral (such deficiency, the "Substitution Collateral Shortfall
Amount"), the COPT Portfolio borrowers are required to, within two (2) business days after demand by lender, immediately pay to lender an amount equal to the
Substitution Collateral Shortfall Amount.

      VOLUNTARY PREPAYMENTS. All of the Mortgage Loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

      A defeasance period, as described with respect to the Defeasance Loans under "--Defeasance; Collateral Substitution" above with respect to one hundred and seventy-four (174) of the Mortgage Loans representing approximately 97.2% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan (even if defeased previously) may be freely prepaid without payment of a prepayment premium or yield maintenance charge.

      A prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a prepayment premium equal to 1% of the outstanding principal balance of the
Mortgage Loan and a yield maintenance premium with respect to twelve (12) of the
Mortgage Loans representing approximately 2.4% of the Initial Pool Balance, followed by an open prepayment period during which the related Mortgage Loan may be prepaid at par.

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Avery at Morrocroft, representing 0.2% of the Initial Pool Balance, the related borrower is permitted to prepay the Mortgage Loan during a prepayment consideration period during which voluntary prepayments are permitted subject to the payment of the greater of a yield maintenance premium plus 1% or a prepayment premium equal to 2%, followed by an open prepayment period during which the related Mortgage Loan may be prepaid at par.

      Additionally, with respect to one (1) Mortgage Loan secured by a portfolio of two (2) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Verizon New England Telephone, representing approximately 0.2% of the Initial Pool Balance date, the sole tenant, Verizon, has the right

                                      S-77

under its leases to offer to purchase one or both of the related Mortgaged
Properties on January 1, 2010, at the end of each renewal period or at any time if the tenant determines, in its sole discretion, that its use of such building is no longer economically feasible. The borrower has the option either to sell the related Mortgaged Property or Mortgaged Properties to the tenant or not to sell and have the tenant's lease at the related Mortgaged Property terminate. If the borrower sells one or more of the related Mortgaged Properties to the tenant prior to the beginning of the defeasance period or on or after the permitted prepayment date, the borrower will be required to repay the mortgage loan in an amount equal to (x) if one of the related Mortgaged Properties is purchased,
125% of the allocated loan amount or (y) if both of the related Mortgaged
Properties are purchased, the full amount of the Mortgage Loan, plus, in the case of either (x) or (y) and a repayment prior to the beginning of the defeasance period, the greater of the applicable yield maintenance premium and
8%. From the beginning of the defeasance period until the beginning of an open prepayment period, the mortgage loan permits defeasance, as described with respect to the Defeasance Loans under "--Defeasance; Collateral Substitution"
above. During the subsequent open prepayment period, the related Mortgage Loan may be prepaid at par.

      PARTIAL RELEASES. The Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D,
Windsor Capital Embassy Suites Portfolio, Maryland Multifamily Portfolio, COPT
Portfolio, Hughes Airport Center Portfolio, SilverCreek Portfolio Phase I, Sealy
Industrial Portfolio II, JQH Hotel Portfolio B3, Oakwood Vista/Parkway Vista,
Hawaii Airport Hotels, Shaner Hotel Portfolio, Ocean View/Haseko, TBC Corp
Portfolio II and TBC Corp Portfolio III, representing approximately 5.5%, 4.8%,
3.6%, 2.6%, 2.2%, 1.8%, 1.5%, 1.4%, 0.9%, 0.6%, 0.6%, 0.6%, 0.2% and 0.2%,
respectively, of the Initial Pool Balance, are secured by more than one
Mortgaged Property and permit the release of one or more of the Mortgaged
Properties in connection with a partial defeasance, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender in an amount generally equal to between 110% and 125% of the allocated loan amount for the
Mortgaged Property to be released or, in certain cases, if applicable, 100% of the sale or refinancing proceeds and/or (2) satisfy certain debt service coverage tests loan-to-value ratio tests with respect to the remaining Mortgaged
Properties after the partial defeasance (in some cases the partial defeasance amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt). In addition, the cross collateralized and cross defaulted Mortgage Loans (identified as
Shoppes at Woodruff, Surfside Commons, East Towne Center, Plantation Plaza,
Sussex Plaza, Smithfield Plaza, River Bend Shops, East Town Plaza and
Taylorsville, as Alderbrook Apartments and Summit Apartments, and as Village
Portico and Brickell Marketplace, on Annex C-1 to this prospectus supplement), each, as a group, collectively representing approximately 1.1%, 0.5% and 0.3%, respectively, of the Initial Pool Balance, permit the partial defeasance and release of an individual Mortgaged Property, subject generally to the criteria listed above for Mortgage Loans secured by more than one Mortgaged Property, except that the Mortgage Loan being defeased will be fully defeased and the remaining Mortgage Loans will be partially defeased. The defeased note and the undefeased notes will remain cross collateralized and cross defaulted.

      With respect to the two (2) Mortgage Loans secured by a portfolio of nine
(9) Mortgaged Properties and eight (8) Mortgaged Properties, respectively, identified on Annex C-1 to this prospectus supplement as JQH Hotel Portfolio D and JQH Hotel Portfolio B3, together representing approximately 6.9% of the
Initial Pool Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties, subject to the satisfaction of certain conditions, including (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to the JQH Defeasance Amount, (ii) after giving effect to such release, the debt-service coverage ratio is not less than
1.35x and (iii) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates. The debt-service-coverage ratio is calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH Defeasance Amount" is (1) 102%, until 5% of the related mortgage loan has been defeased; then (2) 110%, until 10% of the related mortgage loan has been defeased; then (3) 115%, until 20% of the related mortgage loan has been defeased; then (4) 120%, until 30% of the related mortgage loan has been defeased; and then (5) 125%.

                                      S-78

      With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Woodglen Office Park, representing approximately 0.9% of the Initial Pool Balance, the borrower has the right to obtain the release of a portion of the parking area for purposes of constructing a parking garage thereon, upon the satisfaction of the lender's standard release conditions including the requirements that adequate alternative parking exists for purposes of complying with applicable law and the terms of all leases. In addition to satisfaction of these standard conditions, the borrower is required to furnish adequate assurance with respect to the completion of the parking garage, and must provide adequate assurance to the lender that sufficient parking will be available to the related Mortgaged
Property throughout the duration of such construction.

      One (1) Mortgage Loan secured by a portfolio of nine (9) Mortgaged
Properties identified on Annex C-1 to this prospectus supplement as Maryland
Multifamily Portfolio, representing approximately 3.6% of the Initial Pool
Balance, permits the partial defeasance and release of a portion of the
Mortgaged Properties known as Commons at White Marsh I, II, III and V, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to 100% of the allocated unpaid loan amount attributable to that portion of the Mortgaged
Properties being released plus other amounts, which, collectively, will be sufficient to purchase defeasance collateral. The Mortgage Loan further permits the partial defeasance of the remaining portion of this Mortgaged Property as well as the other Mortgaged Properties that secure this Mortgage Loan, subject to the satisfaction of certain conditions, including that (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to 125% of the allocated unpaid loan amount attributable to the specific parcel of the
Mortgaged Property being released plus other amounts, which, collectively, will be sufficient to purchase defeasance collateral.

      With respect to one (1) Mortgage Loan secured by a portfolio of fourteen
(14) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Hughes Airport Center, representing approximately 2.2% of the Initial Pool
Balance, the loan consists of fourteen (14) Mortgaged Properties separated into three property pools (each, a "Hughes Property Pool"). The Mortgage Loan permits the release of all (but not less than all) of the Mortgaged Properties in any
Hughes Property Pool after April 6, 2008, subject to the satisfaction of certain conditions, including among others: (i) the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Hughes Property
Pool being released, (ii) after giving effect to such release and defeasance, the debt-service-coverage ratio (calculated using the actual net cash flow and the actual debt service) for the related Hughes Property Pool(s) then remaining subject to the Mortgage Loan will be no less than 1.20x and (iii) no event of default exists under the loan documents.

      With respect to one (1) Mortgage Loan secured by a portfolio of eleven
(11) Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Shaner Hotel Portfolio, representing approximately 0.6% of the Initial Pool
Balance, in the event of a defeasance and related release of any of the properties that secure the Shaner Hotel Portfolio Whole Loan, such defeasance will be allocated pro rata between the Shaner Hotel Portfolio Subordinate
Companion and either (i) the Shaner Hotel Portfolio Trust Loan (if the property released is one of the Shaner Trust Loan Priority Properties) or (ii) the Shaner
Hotel Portfolio Pari Passu Companion Loan (if the property released is one of the Shaner Senior Companion Loan Priority Properties); provided, however, that the applicable senior note will receive a minimum defeasance amount specified in the related loan documents.

      With respect to one (1) Mortgage Loan secured by one (1) Mortgaged
Property identified on Annex C-1 to this prospectus supplement as Manchester
Parkade, representing approximately 0.4% of the Initial Pool Balance, the borrower is permitted to obtain the release from the lien of the mortgage (and related loan documents) without the payment of any consideration a theater parcel subject to the satisfaction of certain conditions, including that the theater parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot, that no monetary event of default exists, that after giving effect to such release the borrower remains a special purpose bankruptcy remote entity, that borrower submits to the lender certain documents relating to the legal release and subdivision of the property, accompanied by payment of all costs and expenses incurred by the lender.

      In addition, certain Mortgage Loans provide for the release of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process.

                                      S-79

Additionally, certain Mortgage Loans permit the release of portions of the
Mortgaged Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt-service-coverage ratio tests.

      See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      ESCROWS. One hundred and fifty-three (153) of the Mortgage Loans, representing approximately 70.3% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

      One hundred and forty-seven (147) of the Mortgage Loans, representing approximately 67.7% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

      One hundred and thirty-six (136) of the Mortgage Loans, representing approximately 63.2% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

      Eighty-two (82) of the Mortgage Loans, representing approximately 58.7% of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

      ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in
Annex A sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an
individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see
Annex B to this prospectus supplement.

THE WHOLE LOANS

      GENERAL. Nine (9) of the Mortgage Loans (each a "Whole Loan"), representing approximately 13.4% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related
Mortgage Loan (each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are
secured by the same mortgage instrument on the related Mortgaged Property. In each case, the Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

      Three (3) of the Mortgage Loans that are part of a Whole Loan, identified on Annex C-1 to this prospectus supplement as Maryland Multifamily Portfolio,
JQH Hotel Portfolio B3 and Shaner Hotel Portfolio (the "Non-Serviced Loans"),
with principal balances as of the cut-off date of $140,000,000, $55,000,000 and
$24,615,228, respectively, and representing approximately 3.6%, 1.4% and 0.6%, respectively, of the Initial Pool Balance as applicable, are being serviced in accordance with the 2005-GG5 Pooling and Servicing Agreement, which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below by the master servicer and special servicer that are parties to the 2005-GG5 Pooling and Servicing Agreement, and subject to the servicing standard provided for in the 2005-GG5 Pooling and Servicing Agreement.

      Six (6) of the Whole Loans (the "Serviced Whole Loans") will be serviced pursuant to the Pooling and Servicing Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a
"Serviced Companion Loan").

                                      S-80

      The table below identifies each of the pooled Mortgage Loans that have corresponding Companion Loans.

                                   CUT-OFF
                                     DATE        % OF      SUBORDINATE        PARI PASSU
                                  PRINCIPAL     INITIAL     COMPANION          COMPANION      ORIGINAL     ORIGINAL
                                     LOAN        POOL       ORIGINAL           ORIGINAL        WHOLE      WHOLE LOAN
        MORTGAGE LOAN              BALANCE      BALANCE      BALANCE        LOAN(S) BALANCE   LOAN LTV       DSCR
------------------------------   ------------   -------   ---------------   ---------------   --------    ----------

Maryland Multifamily Portfolio   $140,000,000    3.6%           NA           $200,000,000      75.9%        1.42x
The Shops at LaCantera           $129,255,976    3.3%     $ 50,000,000(1)         NA           63.2%        1.46x
Millennium in Midtown            $ 73,070,000    1.9%     $  8,090,000(2)         NA           81.6%        1.32x
SilverCreek Portfolio Phase I    $ 68,740,000    1.8%     $  4,700,000(3)         NA           85.5%        1.18x
JQH Hotel Portfolio B3           $ 55,000,000    1.4%           NA           $186,000,000      68.3%        1.49x
Shaner Hotel Portfolio           $ 24,615,228    0.6%     $ 11,200,000(4)    $ 82,500,000      72.9%        1.56x
Manchester Parkade               $ 17,427,059    0.4%     $  2,000,000(5)         NA           75.6%        1.33x
Stones River Apartments          $  7,886,895    0.2%     $    495,000(6)         NA           83.3%        1.09x
North Chase I                    $  6,060,554    0.2%     $    380,000(7)         NA           85.0%        1.14x

__________________

(1)   The Shops at LaCantera Subordinate Companion Loan has an interest rate of
      5.656%.

(2)   The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)   The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
      interest rate of 6.500%.

(4)   The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)   The Manchester Parkade Subordinate Companion Loan has an interest rate of
      5.795%.

(6)   The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)   The North Chase I Subordinate Companion Loan has an interest rate of
      12.750%.

THE MARYLAND MULTIFAMILY PORTFOLIO WHOLE LOAN.

      The Mortgage Loan identified as Maryland Multifamily Portfolio on Annex C to this prospectus supplement (the "Maryland Multifamily Portfolio Loan"), which has an outstanding principal balance as of the Cut-off Date of $140,000,000, representing approximately 3.6% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with one Pari Passu Companion
Loan (the "Maryland Multifamily Portfolio Pari Passu Companion Loan" and,
together with the Maryland Multifamily Portfolio Loan, the "Maryland Multifamily
Portfolio Whole Loan") that is not included in the trust and that had an original principal balance of $200,000,000. The Maryland Multifamily Pari Passu
Companion Loan is owned by the trust fund established pursuant to the pooling and servicing agreement (the "2005-GG5 Pooling and Servicing Agreement") related to the Greenwich Capital Funding Corp. Commercial Mortgage Trust 2005-GG5,
Commercial Mortgage Pass-Through Certificates, Series 2005-GG5, among Greenwich
Capital Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "2005-GG5 Master Servicer"), LNR Partners, Inc., as special servicer (the "2005-GG5 Special Servicer"), LaSalle Bank National Association,
as trustee and ABN AMRO Bank, N.V., as fiscal agent.

      The Maryland Multifamily Portfolio Pari Passu Companion Loan and the
Maryland Multifamily Portfolio Loan will be serviced pursuant to the 2005-GG5
Pooling and Servicing Agreement, and, therefore, the 2005-GG5 Master Servicer will remit collections on the Maryland Multifamily Portfolio Loan to or on
behalf of the trust and will make Property Advances in respect of the Mortgaged
Property securing the Maryland Multifamily Portfolio Whole Loan.

      A co-lender agreement (the "Maryland Multifamily Portfolio Co-Lender
Agreement") governs the respective rights and powers of the noteholders of the
Maryland Multifamily Portfolio Whole Loan. The Maryland Multifamily Portfolio
Co-Lender Agreement provides, in general, that:

      o     the Maryland Multifamily Portfolio Loan and the Maryland Multifamily
            Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

      o     the 2005-GG5 Pooling and Servicing Agreement will govern the servicing and administration of the Maryland Multifamily Portfolio
            Loan and the Maryland Multifamily Portfolio Pari Passu Companion
            Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Maryland Multifamily Portfolio Loan and the Maryland
Multifamily Portfolio Pari Passu Companion Loan will be effected in accordance with the 2005-GG5 Pooling and Servicing Agreement. However, certain decisions are to be approved by the holder of certificates representing a majority interest in a designated controlling class in accordance with the 2005-GG5
Pooling and Servicing Agreement. The holders of the individual

                                      S-81

loans that comprise the Maryland Multifamily Portfolio Whole Loan will be deemed to be the following: (1) in the case of the Maryland Multifamily Portfolio Loan, the majority Certificateholder of the Controlling Class, and (2) in the case of the Maryland Multifamily Pari Passu Portfolio Companion Loan, the holder of certificates representing a majority interest in a designated controlling class of certificates issued under the 2005-GG5 Pooling and Servicing Agreement (the
"Maryland Multifamily Directing Holder"). Additionally, notwithstanding any consent provisions in the 2005-GG5 Pooling and Servicing Agreement, the Maryland
Multifamily Directing Holder (subject to the non-binding consultation rights of the holder of the Maryland Multifamily Portfolio Loan with respect to the first ten items below) will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property securing the Maryland Multifamily
            Portfolio Whole Loan (the "Maryland Multifamily Portfolio Mortgaged
            Property") if it comes into and continues in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term
            (including any material term relating to insurance) of the Maryland
            Multifamily Portfolio Whole Loan;

      o     any proposed or actual sale of an REO Property related to the
            Maryland Multifamily Portfolio Mortgaged Property (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of Maryland Multifamily Portfolio Whole
            Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to Maryland
            Multifamily Portfolio Whole Loan;

      o     any determination to bring an REO Property related to the Maryland
            Multifamily Portfolio Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the Maryland Multifamily Portfolio
            Whole Loan or any release of a borrower or any guarantor under the
            Maryland Multifamily Portfolio Whole Loan, other than in accordance with the terms of the Maryland Multifamily Portfolio Whole Loan
            (with no material discretion by the mortgagee), or upon satisfaction of the Maryland Multifamily Portfolio Whole Loan;

      o     any acceptance of substitute or additional collateral for the
            Maryland Multifamily Portfolio Whole Loan, other than in accordance with the terms of the Maryland Multifamily Portfolio Whole Loan
            (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Maryland Multifamily Portfolio Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the Maryland Multifamily Portfolio
            Whole Loan;

      o     taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the 2005-GG5 Pooling and
            Servicing Agreement;

      o     any extension of the maturity date of the Maryland Multifamily
            Portfolio Whole Loan; and

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event substantially similar to clauses (b), (c) or (h) of the definition of Servicing Transfer Event has occurred;

                                      S-82

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Maryland Multifamily Portfolio Whole Loan (as a
collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the Maryland Multifamily Portfolio Directing
Holder.

      In addition, the Maryland Multifamily Portfolio Directing Holder may
direct the 2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Maryland Multifamily
Portfolio Directing Holder may consider advisable or as to which provision is otherwise made in the 2005-GG5 Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Maryland Multifamily Portfolio Directing Holder may
require or cause the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer,
as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing Agreement.

      All payments, proceeds and other recoveries on or in respect of the
Maryland Multifamily Portfolio Loan and/or the Maryland Multifamily Portfolio
Pari Passu Companion Loan will be applied to the Maryland Multifamily Portfolio
Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the Maryland Multifamily Portfolio Pari Passu
Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the Maryland
Multifamily Portfolio Directing Holder may remove the special servicer for the
Maryland Multifamily Portfolio Whole Loan under the 2005-GG5 Pooling and
Servicing Agreement without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Maryland Multifamily Portfolio Whole Loan.

      The Maryland Multifamily Portfolio Co-Lender Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under the
2005-GG5 Pooling and Servicing Agreement has determined that a servicing advance made with respect to the Maryland Multifamily Portfolio Whole Loan is not
recoverable out of collections on the Maryland Multifamily Portfolio Mortgaged
Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Maryland Multifamily
Portfolio Loan or the trust formed under the Pooling and Servicing Agreement.

THE SHOPS AT LACANTERA WHOLE LOAN.

      The Mortgage Loan identified as The Shops at LaCantera on Annex C-1 to this prospectus supplement ("The Shops at LaCantera Loan"), which has an outstanding principal balance as of the Cut-off Date of $129,255,976, representing approximately 3.3% of the Initial Pool Balance, is secured by the same Mortgaged Property securing a related subordinate companion loan ("The
Shops at LaCantera Subordinate Companion Loan" and, together with The Shops at
LaCantera Loan, "The Shops at LaCantera Whole Loan") that is not included in the trust and that had an original principal balance of $50,000,000.

      The Shops at LaCantera Whole Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard. An intercreditor agreement ("The Shops at LaCantera Intercreditor Agreement")
governs the respective rights and powers of the holder of The Shops at LaCantera
Loan and holder of The Shops at LaCantera Subordinate Companion Loan. The Shops
at LaCantera Intercreditor Agreement provides, in general, that:

                                      S-83

      o     The Shops at LaCantera Subordinate Companion Loan is subordinate to
            The Shops at LaCantera Loan;

      o     so long as no monetary event of default with respect to The Shops at
            LaCantera Whole Loan has occurred and is continuing (subject to the right of the holder of The Shops at LaCantera Subordinate Companion
            Loan to cure such monetary events of default), each of The Shops at
            LaCantera Loan and The Shops at LaCantera Subordinate Companion Loan
            are generally pari passu in right of payment with the other (i.e., the holders of each of The Shops at LaCantera Loan and The Shops at
            LaCantera Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest due under the mortgage loan documents, although the holders of The
            Shops at LaCantera Loan will be paid their share prior to the holder of The Shops at LaCantera Subordinate Companion Loan) and following the occurrence and during the continuance of the monetary events of default described above, The Shops at LaCantera Loan will be senior in right of payment to The Shops at LaCantera Subordinate Companion
            Loan, such that all amounts received in respect of The Shops at
            LaCantera Whole Loan will be used to pay interest on The Shops at
            LaCantera Loan, then to pay principal on The Shops at LaCantera Loan until its principal balance is reduced to zero, then to pay interest on The Shops at LaCantera Subordinate Companion Loan, then to pay principal on The Shops at LaCantera Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of The Shops at LaCantera Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holders of The Shops at LaCantera Whole Loan will be effected in accordance with the Pooling and Servicing Agreement. However, certain decisions are required to be approved by the directing holder of The Shops at LaCantera Whole
Loan ("The Shops at LaCantera Directing Holder"), which, for so long as a control appraisal event does not exist, will be the holder of The Shops at
LaCantera Subordinate Companion Loan, and, after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class. A control appraisal event with respect to The Shops at LaCantera Whole Loan will exist if and for so long as the initial principal balance of The Shops at
LaCantera Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to The Shops at LaCantera
Subordinate Companion Loan is less than or equal to 25% of the initial principal balance of The Shops at LaCantera Subordinate Companion Loan. The Shops at
LaCantera Directing Holder will have the right to approve the following with respect to The Shops at LaCantera Whole Loan:

      o     any proposed or actual foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing The Shops at
            LaCantera Whole Loan or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

      o     any modification, extension, amendment or waiver of a monetary term
            (including a change in the timing of payments) or any material non-monetary term of The Shops at LaCantera Whole Loan;

      o     any proposed or actual sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of substituted or additional collateral (other than in accordance with the terms of The Shops at LaCantera Whole Loan or the related intercreditor agreement);

      o     a reduction in the interest or the monthly debt service payment or a deferral or a forgiveness of interest or principal;

      o     any proposed sale of The Shops at LaCantera Whole Loan following the occurrence of a default or of the related Mortgaged Property after it becomes REO property;

      o     any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if approval is required by the related mortgage loan documents;

                                      S-84

      o     any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

      o     any release of collateral other than in accordance with the terms of
            The Shops at LaCantera Whole Loan;

      o     any waiver of a "due-on-sale" or "due on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under The Shops at LaCantera Whole Loan;

      o     any replacement of the property manager, if approval is required by the related mortgage loan documents;

      o     any extension of the maturity date of The Shops at LaCantera Whole
            Loan;

      o     any renewal or replacement of the then existing insurance policies for the Mortgaged Property to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance required, if such actions require the approval of the lender under the related mortgage loan documents;

      o     any modification or waiver of any provision of The Shops at
            LaCantera Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness;

      o     the adoption or approval of a plan of bankruptcy with respect to the related borrower; and

      o     approval of any material capital expenditure that requires the approval of the lender under the related mortgage loan documents.

      In addition, The Shops at LaCantera Directing Holder may direct the
Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of The Shops at LaCantera Whole Loan that
The Shops at LaCantera Directing Holder may consider advisable.

      No advice, direction or objection from or by The Shops at LaCantera
Directing Holder may require or cause the Master Servicer or the Special
Servicer, as applicable, to violate the terms of the related mortgage loan documents, applicable law (including the REMIC provisions of the Code) or any provision of The Shops at LaCantera Intercreditor Agreement or the Pooling and
Servicing Agreement.

      During the continuance of a control appraisal event, The Shops at
LaCantera Directing Holder will have non-binding rights, to consult with the
Special Servicer in connection with the items listed above.

      The transfer of more than 49% of the ownership of The Shops at LaCantera
Subordinate Companion Loan to any person or entity other than (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of those loans, or
(iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

      The Shops at LaCantera Intercreditor Agreement provides that in the event that (a) any payment of principal or interest on The Shops at LaCantera Whole
Loan is delinquent for longer than the applicable cure period, or (b) a non-monetary default by the related borrower occurs under the mortgage loan documents for longer than the applicable cure period, the holder of The Shops at
LaCantera Subordinate Companion Loan will have the right to purchase The Shops at LaCantera Loan at a price generally equal to the unpaid principal balance of
The Shops at LaCantera Loan, plus (i) accrued and unpaid interest on The Shops at LaCantera Loan, (ii) all related unreimbursed property advances, (iii)
accrued and unpaid interest on all advances, (iv) all unreimbursed fees payable to the Master Servicer and Special Servicer, including work-out and liquidation fees payable under the Pooling and Servicing Agreement, and (v) any other expenses relating to The Shops at LaCantera Whole Loan.

                                      S-85

      The Shops at LaCantera Intercreditor Agreement also provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults on The Shops at LaCantera Whole Loan, the holder of The Shops at LaCantera Subordinate Companion Loan will have the right to cure such default, (i) in the case of a scheduled payment default, within 5 business days of the date of notice of such default or within 10 business days of the date of notice of an unscheduled payment default and (ii) in the case of a default other than a monetary default, within a period of up to 90 days of the date of notice of such default as long as the holder of The Shops at LaCantera
Subordinate Companion Loan is diligently proceeding with such cure. The holder of The Shops at LaCantera Subordinate Companion Loan is not permitted to cure more than 4 consecutive scheduled payment defaults or more than 5 scheduled payment defaults in the aggregate within any 12-month period.

MILLENNIUM IN MIDTOWN WHOLE LOAN AND SILVERCREEK PORTFOLIO I WHOLE LOAN.

      Each of the Mortgage Loans identified as Millennium in Midtown and
SilverCreek Portfolio I on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $73,070,000 and $68,740,000, respectively, collectively representing approximately 3.6% of the Initial Pool Balance, is secured by a single Mortgaged Property that also secures the related Subordinate Companion Loan. These Subordinate Companion
Loans are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling and Servicing
Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

      o     each Subordinate Companion Loan is subordinate to its related
            Mortgage Loan;

      o     so long as neither (i) a monetary event of default with respect to a
            Whole Loan nor (ii) a material non-monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage
            Loan and the Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan), although the
            Subordinate Companion Loan related to the Millennium in Midtown Loan is structured to begin to amortize during the interest only period of the Millennium in Midtown Loan, and following the occurrence and during the continuance of the events described in clauses (i) or
            (ii) above, the Mortgage Loan will be senior in right of payment to the related Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage Loan, then to pay principal of such Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related Subordinate Companion Loan, then to pay principal of the related Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of each such Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement. However, certain decisions are to be approved by the directing holder of each Whole Loan, which for so long as a control appraisal event does not exist, will be the holder of the respective Subordinate Companion
Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class of each Whole Loan. A control appraisal event with respect to a Whole Loan will exist if and for so long as the initial principal balance of the related Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to such Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of such Subordinate Companion Loan. A directing holder of one of these Whole Loans will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Whole

                                      S-86

            Loan if it comes into and continues in default or other enforcement action under the related loan documents;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the Whole Loan;

      o     any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the
            Whole Loan for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of a discounted payoff with respect to the Whole
            Loan;

      o     any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO
            Property;

      o     any release of collateral for the Whole Loan or any release of the borrower or any guarantor or indemnitor under such Whole Loan (other than as required by the terms of, or upon satisfaction of, the Whole
            Loan);

      o     any acceptance of substitute or additional collateral for the Whole
            Loan (other than as required by the terms of such Whole Loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under the Whole Loan;

      o     any approval of any replacement Special Servicer for the Whole Loan
            (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing
            Agreement);

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the Whole Loan is greater than $5,000,000);

      o     any determination pursuant to clauses (b), (c) and (h) of the definition of Servicing Transfer Event has occurred;

      o     any determination (i) that the Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

      o     any extension of the maturity date of the Whole Loan.

      In addition, each directing holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the respective Whole Loan as such directing holder may deem advisable.

      No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the
REMIC provisions of the Code) or any provision of a co-lender agreement or the
Pooling and Servicing Agreement.

      Each co-lender agreement provides that in the event that (a) any payment of principal or interest on the respective Whole Loan is 90 days delinquent, (b)
such Whole Loan has been accelerated, (c) the principal balance of such Whole
Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) such Whole Loan becomes a specially serviced loan (and the Whole Loan is either in

                                      S-87

default or a default with respect thereto is reasonably foreseeable), the holder of the related Subordinate Companion Loan will have the right to purchase the related Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement relating to the related Whole Loan.

      Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within
30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

      Each co-lender agreement also provides that prior to a control appraisal event, the holder of a Subordinate Companion Loan will have the right to replace the Special Servicer for the related Whole Loan with or without cause.

THE JQH HOTEL PORTFOLIO B3 WHOLE LOAN.

      The Mortgage Loan identified as JQH Hotel Portfolio B3 on Annex C-1 to this prospectus supplement (the "JQH Hotel Portfolio B3 Loan"), which has an outstanding principal balance as of the Cut-off Date of $55,000,000, representing approximately 1.4% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with two Pari Passu Companion
Loans (the "JQH Hotel Portfolio B3 Pari Passu Companion Loans" and, together with the JQH Hotel Portfolio B3 Loan, the "JQH Hotel Portfolio B3 Whole Loan")
that are not included in the trust and that have an original principal balance of $186,000,000. One (1) of the JQH Hotel Portfolio B3 Pari Passu Companion
Loans is owned by the trust fund established pursuant to the 2005-GG5 Pooling and Servicing Agreement. The JQH Hotel Portfolio B3 Pari Passu Companion Loans
are not assets of the trust.

      The JQH Hotel Portfolio B3 Whole Loan will be serviced pursuant to the
2005-GG5 Pooling and Servicing Agreement, and, therefore, the 2005-GG5 Master
Servicer will remit collections on the JQH Hotel Portfolio B3 Loan to or on behalf of the Trust Fund and will make Property Advances in respect of the
Mortgaged Properties securing the JQH Hotel Portfolio B3 Whole Loan.

      An intercreditor agreement (the "JQH Hotel Portfolio B3 Intercreditor
Agreement") governs the respective rights and powers of the noteholders of the
JQH Hotel Portfolio B3 Whole Loan. The JQH Hotel Portfolio B3 Intercreditor
Agreement provides, in general, that:

      o     the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3 Pari
            Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

      o     the 2005-GG5 Pooling and Servicing Agreement will govern the servicing and administration of the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3 Pari Passu Companion Loans.

      All decisions, consents, waivers, approvals and other actions on the part of the holder of the JQH Hotel Portfolio B3 Loan and the JQH Hotel Portfolio B3
Pari Passu Companion Loans will be effected in accordance with the 2005-GG5
Pooling and Servicing Agreement. However, certain decisions are to be approved by the holder or holders of a majority interest in the JQH Hotel Portfolio B3
Whole Loan (which may consist of two or more holders acting together as a majority). The holder of the majority interest in the JQH Hotel Portfolio B3
Whole Loan will be deemed to be the following: (1) in the case of the JQH Hotel
Portfolio B3 Loan, the majority Certificateholder of the Controlling Class, (2)
in the case of one of the JQH Hotel Portfolio B3 Pari Passu Companion Loans, the
holders of certificates representing a majority interest in the controlling class of certificates issued under the 2005-GG5 Pooling and Servicing Agreement, and (3) in the case of the other JQH Hotel Portfolio B3 Pari Passu Companion
Loan, the holders of certificates representing a majority interest in the controlling class of certificates issued by the related securitization trust
(the "JQH Hotel Portfolio B3 Majority Holder"), subject to the non-binding

                                      S-88

consultation rights of each other holder of a portion of the JQH Hotel Portfolio
Whole Loan or certificates representing a majority interest in the controlling class of the applicable securitization trust. Additionally, notwithstanding any consent provisions in the 2005-GG5 Pooling and Servicing Agreement, the JQH
Hotel Portfolio B3 Majority Holder will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property securing the JQH Hotel Portfolio B3 Whole
            Loan (the "JQH Hotel Portfolio B3 Mortgaged Property") if it comes into and continues in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non-monetary term
            (including any material term relating to insurance) of the JQH Hotel
            Portfolio B3 Whole Loan;

      o     any proposed or actual sale of an REO Property related to the JQH
            Hotel Portfolio B3 Mortgaged Property (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of the JQH Hotel Portfolio B3 Whole Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to the JQH Hotel
            Portfolio B3 Whole Loan;

      o     any determination to bring an REO Property related to the JQH Hotel
            Portfolio B3 Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the JQH Hotel Portfolio B3 Whole Loan or any release of a borrower or any guarantor under the JQH Hotel
            Portfolio B3 Whole Loan, other than in accordance with the terms of the JQH Hotel Portfolio B3 Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of the JQH Hotel Portfolio
            B3 Whole Loan;

      o     any acceptance of substitute or additional collateral for the JQH
            Hotel Portfolio B3 Whole Loan, other than in accordance with the terms of the JQH Hotel Portfolio B3 Whole Loan (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the JQH Hotel Portfolio B3 Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the JQH Hotel Portfolio B3 Whole
            Loan;

      o     any acceptance of a change in the property management company, subject to certain thresholds set forth in the 2005-GG5 Pooling and
            Servicing Agreement, or hotel franchise for the JQH Hotel Portfolio
            B3 Mortgaged Property;

      o     any extension of the maturity date of the JQH Hotel Portfolio B3
            Whole Loan; and

      o     any determination by the special servicer that a servicing transfer event has occurred, including solely by reason of the failure of the borrower to maintain or caused to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the JQH Hotel Portfolio B3 Whole Loan (as a collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the JQH Hotel Portfolio B3 Majority Holder.

      In addition, the JQH Hotel Portfolio B3 Majority Holder may direct the
2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the JQH Hotel Portfolio B3 Majority
Holder may

                                      S-89

consider advisable or as to which provision is otherwise made in the 2005-GG5
Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the JQH Hotel Portfolio B3 Majority Holder may require or cause the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer, as
applicable, to violate the terms of the related loan documents, applicable law
(including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing Agreement.

      All payments, proceeds and other recoveries on or in respect of the JQH
Hotel Portfolio B3 Loan and/or the JQH Hotel Portfolio B3 Pari Passu Companion
Loans will be applied to the JQH Hotel Portfolio B3 Loan and the JQH Hotel
Portfolio B3 Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the
JQH Hotel Portfolio B3 Pari Passu Companion Loans to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the JQH Hotel
Portfolio B3 Majority Holder may remove the special servicer for the JQH Hotel
Portfolio B3 Whole Loan under the 2005-GG5 Pooling and Servicing Agreement for cause only, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the JQH Hotel
Portfolio B3 Whole Loan.

      The JQH Hotel Portfolio B3 Intercreditor Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under a pooling and servicing agreement entered into in connection with the securitization of either of the JQH Hotel Portfolio B3 Pari Passu Companion Loans has determined that a servicing advance made with respect to the JQH Hotel Portfolio B3 Whole
Loan is not recoverable out of collections on the JQH Hotel Portfolio B3
Mortgaged Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the other holders of the JQH Hotel
Portfolio B3 Whole Loan.

THE SHANER HOTEL PORTFOLIO WHOLE LOAN.

      The Mortgage Loan identified as Shaner Hotel Portfolio on Annex C-1 to this prospectus supplement (the "Shaner Hotel Portfolio Loan"), which has an outstanding principal balance as of the Cut-off Date of $24,615,228, representing approximately 0.6% of the Initial Pool Balance, is secured by the same Mortgaged Properties as one senior mortgage loan (the "Shaner Hotel
Portfolio Pari Passu Companion Loan") and one subordinate mortgage loan (the
"Shaner Hotel Portfolio Subordinate Companion Loan") that are not included in the trust (together, the "Shaner Hotel Portfolio Companion Loans" and, together with the Shaner Hotel Portfolio Loan, the "Shaner Hotel Portfolio Whole Loan").
The Shaner Hotel Portfolio Pari Passu Companion Loan had an original outstanding principal balance of $82,500,000 and the Shaner Hotel Portfolio Subordinate
Companion Loan had an original outstanding principal balance of $11,200,000. The
Shaner Hotel Portfolio Pari Passu Companion Loan is owned by the trust fund established pursuant to the 2005-GG5 Pooling and Servicing Agreement.

      A co-lender agreement (the "Shaner Hotel Portfolio Co-Lender Agreement")
governs the respective rights and powers of the noteholders of the Shaner Hotel
Portfolio Whole Loan. Under the Shaner Hotel Portfolio Co-Lender Agreement, for
purposes of allocating funds following a monetary event of default or a material non-monetary event of default, and for purposes of allocating casualty and condemnation proceeds applied to pay the Shaner Hotel Portfolio Whole Loan and liquidation proceeds, the Shaner Hotel Portfolio Loan will be given a priority
(to the extent described below) with respect to funds related to the properties located in Cromwell, Connecticut, Paramus, New Jersey, Augusta, Georgia and
Shreveport, Louisiana, (the "Shaner Trust Loan Priority Properties"), and the
Shaner Hotel Portfolio Pari Passu Companion Loan will be given a priority (to the extent described below) with respect to funds related to the properties located in Newport Harbor, Rhode Island, Jacksonville, Florida, Pittsburgh,
Pennsylvania, Chattanooga, Tennessee, Edina, Minnesota, Durham, North Carolina,
and Charleston,

                                      S-90

West Virginia (the "Shaner Senior Companion Loan Priority Properties"). Prior to
either (i) a monetary event of default with respect to the Shaner Hotel
Portfolio Whole Loan or (ii) a material non monetary event of default with respect to the Shaner Hotel Portfolio Whole Loan, except as described below with respect to casualty or condemnation proceeds or liquidation proceeds, the Shaner
Hotel Portfolio Loan, Shaner Hotel Portfolio Pari Passu Companion Loan and
Shaner Hotel Portfolio Subordinate Companion Loan are pari passu in right of payment (i.e., each of the Shaner Hotel Portfolio Loan, Shaner Hotel Portfolio
Pari Passu Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan
are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Shaner Hotel Portfolio Loan and Shaner Hotel
Portfolio Pari Passu Companion Loan will be paid their share prior to holders of the Shaner Hotel Portfolio Subordinate Companion Loan). Subsequent to either (i)
a monetary event of default with respect to the Shaner Hotel Portfolio Whole
Loan or (ii) a material non-monetary event of default with respect to the Shaner
Hotel Portfolio Whole Loan, (A) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Trust Loan Priority
Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the Shaner Hotel Portfolio Pari Passu Companion
Loan) to pay principal) on the Shaner Hotel Portfolio Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Pari
Passu Companion Loan, (iii) to repay the principal of the Shaner Hotel Portfolio
Loan until paid in full, (iv) to repay the principal of the Shaner Hotel
Portfolio Pari Passu Companion Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio Subordinate
Companion Loan and (B) all payments (other than liquidation proceeds or casualty and condemnation proceeds) related to Shaner Senior Companion Loan Priority
Properties will be applied in the following priority; (i) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest and to apply all such funds remaining (less an amount equal to interest on the Shaner Hotel Portfolio Loan) to pay principal)
on the Shaner Hotel Portfolio Pari Passu Companion Loan, (ii) to make scheduled monthly payments of interest and principal (or following the maturity date or an acceleration, to pay interest) on the Shaner Hotel Portfolio Loan, (iii) to repay the principal of the Shaner Hotel Portfolio Pari Passu Companion Loan
until paid in full, (iv) to repay the principal of the Shaner Hotel Portfolio
Loan until paid in full and (v) to pay interest and principal (until paid in full) on the Shaner Hotel Portfolio Subordinate Companion Loan. With respect to any payment made from casualty or condemnation proceeds (whether prior to or following an event of default), and with respect to any liquidation proceeds, if such proceeds relate to the Shaner Trust Loan Priority Properties, such proceeds shall be applied to pay interest and principal of the Shaner Hotel Portfolio
Loan, and if such proceeds relate to the Shaner Senior Companion Loan Priority
Properties, such proceeds shall be applied to pay interest and principal of the
Shaner Hotel Portfolio Pari Passu Companion Loan, in each case until paid in full, with any excess after such payment in full to be applied to pay interest and principal to the other such note until paid in full, and then to the Shaner
Hotel Portfolio Subordinate Companion Loan until paid in full.

      The Shaner Hotel Portfolio Co-Lender Agreement provides that P&I Advances, and interest thereon, made with respect to the Shaner Hotel Portfolio Loan and any P&I Advances with respect to the Shaner Hotel Portfolio Pari Passu Companion
Loan (which the master servicer under the pooling and servicing agreement will have no obligation to make) will be reimbursed only from funds allocated to the related loan or general collections on the related securitizations. Property
Advances and interest thereon and other expenses that are related to the Shaner
Trust Loan Priority Properties, to the extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio Subordinate Companion Loan, will be reimbursed only from funds otherwise allocable to the Shaner Hotel Portfolio
Loan (which will generally be derived from the Shaner Trust Loan Priority
Properties) and servicing advances and interest thereon and other expenses that are related to the Shaner Senior Companion Loan Priority Properties, to the
extent not covered by funds otherwise allocable to the Shaner Hotel Portfolio
Subordinate Companion Loan, will be reimbursed only from funds otherwise allocable to the Shaner Hotel Portfolio Pari Passu Companion Loan (which will generally be derived from the Shaner Senior Companion Loan Priority Properties).
The 2005-G5 Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Trustee and
2005-GG5 Fiscal Agent under the 2005-GG5 Pooling and Servicing Agreement will make their determination of whether any such advance is recoverable taking into account the priorities for allocation of funds, and for reimbursement of advances and other expenses, set forth above. If any of the 2005-GG5 Master
Servicer, 2005-GG5

                                      S-91

Special Servicer, 2005-GG5 Trustee and 2005-GG5 Fiscal Agent has determined that a Property Advance made with respect to the Shaner Hotel Portfolio Whole Loan is not recoverable out of payments on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from (x) to the extent that the Property Advance is related to the Shaner Trust Loan Priority Properties, this trust or (y), to the extent that the Property Advance is related to the Shaner Senior Companion Loan Priority
Properties, to the holder of the Shaner Hotel Portfolio Pari Passu Companion
Loan or the trust formed under the 2005-GG5 Pooling and Servicing Agreement.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Shaner Hotel Portfolio Loan and the Shaner Hotel Portfolio
Pari Passu Companion Loan and Shaner Hotel Portfolio Subordinate Companion Loan
will be effected in accordance with the 2005-GG5 Pooling and Servicing
Agreement. However, certain decisions are to be approved by a designated directing holder (the "Shaner Hotel Portfolio Directing Holder"). For so long as a control appraisal event does not exist, the directing holder will be the holder of the Shaner Hotel Portfolio Subordinate Companion Loan, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the certificates issued pursuant to the 2005-GG5 Pooling and Servicing
Agreement. Notwithstanding the foregoing, upon the occurrence of a control appraisal event, the controlling class of this securitization will have the right to appoint an operating advisor, and the directing holder and the Special
Servicer will be required to consult with such operating advisor prior to making any decision regarding any of the Shaner Hotel Portfolio Trust Loan Priority
Properties. The Shaner Hotel Portfolio Directing Holder will have the right to approve the following:

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisition as an REO Property) of the ownership of the Mortgaged Properties securing the Shaner Hotel Portfolio
            Whole Loan (the "Shaner Hotel Portfolio Mortgaged Properties") if
            they come into and continue in default;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non monetary term of the Shaner Hotel Portfolio Whole Loan;

      o     any proposed or actual sale of an REO Property related to the Shaner
            Hotel Portfolio Mortgaged Properties (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of Shaner Hotel Portfolio Whole Loan, plus accrued interest (other than default interest) thereon;

      o     any acceptance of a discounted payoff with respect to Shaner Hotel
            Portfolio Whole Loan;

      o     any determination to bring any Shaner Hotel Portfolio Mortgaged
            Property or an REO Property related to the Shaner Hotel Portfolio
            Mortgaged Properties into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o     any release of collateral for the Shaner Hotel Portfolio Whole Loan or any release of a borrower or any guarantor under the Shaner Hotel
            Portfolio Whole Loan, other than in accordance with the terms of the
            Shaner Hotel Portfolio Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of the Shaner Hotel Portfolio
            Whole Loan;

      o     any acceptance of substitute or additional collateral for the Shaner
            Hotel Portfolio Whole Loan, other than in accordance with the terms of the Shaner Hotel Portfolio Whole Loan (with no material discretion by the mortgagee);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Shaner Hotel Portfolio Whole Loan;

      o     any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the Shaner Hotel Portfolio Whole
            Loan;

                                      S-92

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the Shaner Hotel
            Portfolio Whole Loan is greater than $5,000,000) or, if applicable, hotel franchise for the Shaner Hotel Portfolio Mortgaged Properties;

      o     any extension of the maturity date of the Shaner Hotel Portfolio
            Whole Loan;

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event substantially similar to clauses (b), (c) or (h) of the definition of Servicing Transfer Event has occurred; and

      o     any determination by the 2005-GG5 Special Servicer that a servicing transfer event has occurred solely by reason of the failure of the borrower to maintain or caused to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, in the event that the 2005-GG5 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Shaner Hotel Portfolio Whole Loan (as a collective whole), the 2005-GG5 Special Servicer may take any such actions without obtaining the approval of the Shaner Hotel Portfolio Directing Holder.

      In addition, the Shaner Hotel Portfolio Directing Holder may direct the
2005-GG5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Shaner Hotel Portfolio Directing
Holder may consider advisable or as to which provision is otherwise made in the
2005-GG5 Pooling and Servicing Agreement.

      Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Shaner Hotel Portfolio Directing Holder may require or cause the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer, as
applicable, to violate the terms of the related loan documents, applicable law
(including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2005-GG5 Pooling and Servicing Agreement.

      The Shaner Hotel Portfolio Co-Lender Agreement also provides that in the event that (a) any payment of principal or interest on the Shaner Hotel
Portfolio Whole Loan is 90 days delinquent, (b) the Shaner Hotel Portfolio Whole
Loan has been accelerated, (c) the principal balance of the Shaner Hotel
Portfolio Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Shaner Hotel Portfolio Whole Loan becomes a specially serviced loan (and the Shaner Hotel Portfolio Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the
Shaner Hotel Portfolio Subordinate Companion Loan will have the right to purchase the Shaner Hotel Portfolio Mortgage Loan and the Shaner Hotel Portfolio
Pari Passu Companion Loan (together and not individually) at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the 2005-GG5 Master Servicer and the 2005-GG5 Special Servicer and any other amounts payable to the 2005-GG5
Master Servicer or the 2005-GG5 Special Servicer under the 2005-GG5 Pooling and
Servicing Agreement relating to the Shaner Hotel Portfolio Whole Loan.

      The transfer of the ownership of the Shaner Hotel Portfolio Pari Passu
Companion Loan and the Shaner Hotel Portfolio Subordinate to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      The 2005-GG5 Pooling and Servicing Agreement provides that the holders of a majority interest in a designated controlling class of the certificates issued pursuant to the 2005-GG5 Pooling and Servicing Agreement may remove the special servicer for the Shaner Hotel Portfolio Whole Loan under the 2005-GG5 Pooling and Servicing Agreement without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Shaner Hotel Portfolio Whole Loan.

                                      S-93

      With respect to the Shaner Hotel Portfolio Whole Loan, any Appraisal
Reduction Amount allocated to the Shaner Hotel Portfolio Whole Loan will be allocated first to the Shaner Hotel Portfolio Subordinate Companion Loan, and to
the extent of any excess after such allocation, shall be allocated to the Shaner
Hotel Portfolio Loan, to the extent such Appraisal Reduction Amount relates to the Shaner Trust Loan Priority Properties and to the Shaner Hotel Portfolio Pari
Passu Companion Loan to the extent such Appraisal Reduction Amount relates to the Shaner Senior Companion Loan Priority Properties.

THE MANCHESTER PARKADE WHOLE LOAN

      The Mortgage Loan identified as Manchester Parkade on Annex C 1 to this prospectus supplement (the "Manchester Parkade Loan"), which has an outstanding principal balance as of the Cut-off Date of $17,427,059, respectively, representing approximately 0.4% of the Initial Pool Balance, is secured by a single Mortgaged Property that also secures a subordinate companion loan (the
"Manchester Parkade Subordinate Companion Loan"). The Manchester Parkade
Subordinate Companion Loan is not included in the trust and had an original principal balance of $2,000,000.

      The Manchester Parkade Whole Loan will be serviced by the Master Servicer and the Special Servicer, as applicable, in accordance with the Pooling and
Servicing Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of the Manchester Parkade Whole
Loan and provides, in general, that:

      o     the Manchester Parkade Subordinate Companion Loan is subordinate to the Manchester Parkade Loan;

      o     so long as neither (i) a monetary event of default with respect to the Manchester Parkade Whole Loan nor (ii) a material non monetary event of default with respect to the Manchester Parkade Whole Loan has occurred and is continuing, the Manchester Parkade Mortgage Loan and the Manchester Parkade Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Manchester Parkade
            Mortgage Loan and the Manchester Parkade Subordinate Companion Loan
            are entitled to their respective pro rata share of all payments of principal and interest, although the holder of the Manchester
            Parkade Mortgage Loan will be paid their share prior to holder of the Manchester Parkade Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the Manchester Parkade Mortgage Loan will be senior in right of payment to the Manchester Parkade Subordinate
            Companion Loan, such that all amounts received in respect of the
            Manchester Parkade Whole Loan will be used to pay interest on the
            Manchester Parkade Mortgage Loan, then to pay principal of the
            Manchester Parkade Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the Manchester Parkade
            Subordinate Companion Loan, then to pay principal of the Manchester
            Parkade Subordinate Companion Loan until its principal balance is reduced to zero; and

      o     the Pooling and Servicing Agreement will govern the servicing and administration of the Manchester Parkade Whole Loan.

      All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Manchester Parkade Whole Loan will be effected in accordance with the Pooling and Servicing Agreement. Although the holder of the subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting the Manchester Parkade Mortgage
Loan. A control appraisal event with respect to the Manchester Parkade Whole
Loan will exist if and for so long as the initial principal balance of the
Manchester Parkade Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to the Manchester
Parkade Subordinate Companion Loan is less than 25% of the initial principal balance of the Manchester Parkade Subordinate Companion Loan. The holder or holders of more than 50% of the principal balance of the Manchester Parkade
Subordinate Companion Loan (the "Consulting Holder") will have the right to advise the Master Servicer or Special Servicer with respect to the following:

                                      S-94

      o     any proposed or actual foreclosure upon or comparable conversion
            (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Manchester Parkade Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

      o     any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non monetary term of the Manchester Parkade Whole Loan;

      o     any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the
            Manchester Parkade Whole Loan for less than the purchase price specified in the Pooling and Servicing Agreement;

      o     any acceptance of a discounted payoff with respect to the Manchester
            Parkade Whole Loan;

      o     any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO
            Property;

      o     any release of collateral for the Manchester Parkade Whole Loan or any release of the borrower or any guarantor or indemnitor under the
            Manchester Parkade Whole Loan (other than as required by the terms of, or upon satisfaction of, the Manchester Parkade Whole Loan);

      o     any acceptance of substitute or additional collateral for the
            Manchester Parkade Whole Loan (other than as required by the terms of such Manchester Parkade Whole Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause;

      o     any acceptance of an assumption agreement releasing a borrower from liability under the Manchester Parkade Whole Loan;

      o     any approval of any replacement special servicer for the Manchester
            Parkade Whole Loan (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing Agreement);

      o     any acceptance of a change in the property management company
            (provided that the unpaid principal balance of the Manchester
            Parkade Whole Loan is greater than $5,000,000);

      o     any determination pursuant to clauses (b), (c) and (h) of the definition of Servicing Transfer Event has occurred;

      o     any determination (i) that the Manchester Parkade Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

      o     any extension of the maturity date of the Manchester Parkade Whole
            Loan.

      In the event that the holder of the Manchester Parkade Loan or the servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Manchester Parkade Loan and the Manchester Parkade Subordinate Companion Loan (as a collective whole), the holder of the Manchester Parkade Loan or the servicer may take any such action without consulting with the Consulting Holder. The holder of the Manchester
Parkade Loan or the Master Servicer or Special Servicer on its behalf, may, in its sole discretion, reject any advice or direction from the Consulting Holder.

      The co-lender agreement provides that in the event that (a) any payment of principal or interest on the Manchester Parkade Whole Loan is 90 days delinquent, (b) the Manchester Parkade Whole Loan has

                                      S-95

been accelerated, (c) the principal balance of the Manchester Parkade Whole Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e)
the Manchester Parkade Whole Loan becomes a specially serviced loan (and the
Manchester Parkade Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the Manchester Parkade
Subordinate Companion Loan will have the right to purchase the Manchester
Parkade Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement.

      The co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Manchester Parkade Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within
30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

THE STONES RIVER APARTMENTS WHOLE LOAN AND THE NORTH CHASE I WHOLE LOAN.

      Each of the Mortgage Loans identified as Stones River Apartments and North
Chase I on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $7,886,895 and
$6,060,554, respectively, collectively representing approximately 0.4% of the
Initial Pool Balance, is secured by a single Mortgaged Property that also secures a related Subordinate Companion Loan. These Subordinate Companion Loans
are not included in the trust.

      Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, according to the Servicing Standard. At origination, the holder of these Mortgage Loans and the holder of the related
Subordinate Companion Loans entered into an intercreditor agreement that sets forth the respective rights of the holder of the these Mortgage Loans and the holder of the related Subordinate Companion Loans.

      All payments in respect of the related Subordinate Companion Loan will be made directly to the servicer of the related Subordinate Companion Loan until the occurrence of (i) either the Mortgage Loan or the related Subordinate
Companion Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default, under each Whole Loan or (iii) an event of default under each Whole Loan caused by certain insolvency actions, and prior to the occurrence of any of these events.

      Payments in respect of each Whole Loan are generally paid pari passu between the Mortgage Loan and the related Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Mortgage Loan first, and then to the related Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous paragraph, the related servicer of the related Subordinate Companion Loan is required to forward all payments to the Master Servicer within 1 business day of receipt and the servicer of the related Subordinate Companion Loan is required to cooperate with the related borrower and Master Servicer to require the borrower under the related Subordinate Companion Loan make all payments to the
Master Servicer for application pursuant to the related intercreditor agreement and the Mortgage Loan will be senior in right of payment to the related
Subordinate Companion Loan such that all amounts collected in respect of each
Whole Loan will first be used to pay interest and principal on the Mortgage Loan until its principal balance has been reduced to zero and then to pay interest and principal on the related Subordinate Companion Loan.

      With respect to these Whole Loans, the Master Servicer or Special
Servicer, as applicable, will be required to obtain the consent of the holder of the related Subordinate Companion Loan in connection with any modification or amendment that would among other things (i) adversely affect the lien priority,
(ii) increase the interest rate or principal amount of the Mortgage Loan, (iii)
increase in any other material respect any monetary obligations of the borrower under the related loan documents, (iv) decrease, forgive, waive, release or defer the interest or the interest rate or the principal amount of the related
Subordinate Companion Loan or forgive, waive, decrease, defer or release all or any portion of the related Subordinate Companion Loan, (v) shorten the maturity date of the Mortgage Loan, (vi) increase

                                      S-96

the term of the related Subordinate Companion Loan to a date occurring after the maturity date of the Mortgage Loan, (vii) accept a grant of any lien on or security interest in any other collateral or property for the related Whole Loan unless it also secures the related Subordinate Companion Loan, (viii) modify the cash management arrangements, (ix) cross default the related mortgage, (x)
obtain any contingent interest or so called "kicker" measured on the basis of cash flow or appreciation of the related Mortgaged Property, (xi) release the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents, (xii) spread the lien of the mortgage to encumber additional real property unless it also secures the related Subordinate
Companion Loan and (xiii) extend the lockout period or impose additional prepayment premiums or yield maintenance charges or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the related Subordinate Companion Loan; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the related Subordinate Companion Loan may purchase the
Mortgage Loan has expired.

      The intercreditor agreement with respect to each Whole Loan provides that in the event that (a) any payment of principal or interest on the Whole Loan becomes 90 days or more delinquent, (b) the Whole Loan is accelerated, (c) the balloon payments are not made, (d) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (e) any other event that causes the related Subordinate Companion Loan to be paid on a subordinated basis as described above, the holder of the related Subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the Mortgage Loan at a price equal to the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances made with respect to the Mortgage Loan, (iv) interest on any unreimbursed advances, (v) servicing fees and trustee's fees payable with respect to the Whole Loan, and (vi) other property protection expenses.

REPRESENTATIONS AND WARRANTIES

      As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related
Mortgage Loan purchase agreement:

      o     The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the Pooling and Servicing Agreement is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing
            Agreement to be contained therein.

      o     Prior to the sale of the Mortgage Loan to the Depositor, the Loan
            Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to
            Mortgage Loans in a split loan structure, the applicable Pari Passu
            Companion Loans or Subordinate Companion Loans.

      o     As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the
            Mortgage Loan, including applicable usury laws.

      o     The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged
            Property), and there is no requirement for future advances.

      o     The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof,

                                      S-97

            subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and
            (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
            (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o     Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due (other than a balloon payment, which would require a refinancing).

      o     Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage
            Note or any related Mortgage or other agreement executed by the related borrower in connection with the Mortgage Loan.

      o     The assignment of each related Mortgage in favor of the Trustee (or in the case of a Non-Serviced Loan, the assignment in favor of the current holders of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that Mortgage to the
            Trustee.

      o     All real estate taxes and governmental assessments, and that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o     To the actual knowledge of the Loan Seller, there is no proceeding pending for total or partial condemnation of each related Mortgaged
            Property that materially affects its value, and each related
            Mortgaged Property was free of material damage.

      o     To the actual knowledge of the Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

      o     As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o     The related borrower is not a debtor in any bankruptcy,
            reorganization, insolvency or comparable proceeding.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable
Loan Seller, and that breach materially and adversely affects the value of the
Mortgage Loan, the related Mortgaged Property or the interests of the
Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Trust will have the rights against the applicable Loan Seller, as applicable, described under "--Cures and Repurchases"
below.

                                      S-98

SALE OF MORTGAGE LOANS; MORTGAGE FILE DELIVERY

      On the Closing Date, the Depositor will acquire the Mortgage Loans from each Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a
"Custodian"), among other things, the following documents with respect to each
Mortgage Loan sold by the applicable Loan Seller (collectively, as to each
Mortgage Loan, the "Mortgage File"): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated
thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office;
(iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified as to a monetary term other material term thereof; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) with respect to any hospitality loan, any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the
Trustee of any UCC financing statements, (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan. In the case of The Shops at LaCantera Loan and the
Whalers Village Loan, the delivery of the Mortgage File by one of the Loan
Sellers will satisfy the requirements set forth in this paragraph.

      As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. The Pooling and Servicing
Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans. In addition, the
Trustee is required to maintain custody of the Mortgage File for each Mortgage
Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the
Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the
Rating Agencies to the effect that the Trustee's first priority interest in the
Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information" in this prospectus supplement.

CURES AND REPURCHASES

      If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the
Mortgage Loans sold by it, as discussed under "--Representations and Warranties"
above, or if there exists a Material Document Defect with respect to any
Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

      o     to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

                                      S-99

      o     to repurchase the affected Mortgage Loan at a price ("Repurchase
            Price") generally equal to the sum of--

            1.    the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

            2.    all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3.    all unreimbursed property protection advances relating to that
                  Mortgage Loan, plus

            4.    all outstanding interest accrued on advances made by the
                  Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan, plus

            5.    to the extent not otherwise covered by clause 4 of this
                  bullet, all outstanding Special Servicing Fees and other
                  additional trust fund expenses related to that Mortgage Loan, plus

            6.    if the affected Mortgage Loan is not repurchased by the Loan
                  Seller within 180 days after discovery by or notice to the applicable Loan Seller of such Material Breach or Material
                  Document Defect, a Liquidation Fee in connection with such repurchase.

      A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related
Mortgaged Property or the interests of the Certificateholders in the affected
Mortgage Loan.

      A "Material Document Defect" is a document defect that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

      The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject
Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-GG6 certificateholders in connection with a
Material Breach of any representations or warranties or a Material Document
Defect with respect to any Mortgage Loan in the Trust Fund. None of the
Depositor, the Underwriters, the Master Servicer, the Special Servicer, the
Trustee, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so. If the breach or defect relates to The Shops at LaCantera Loan or the Whalers Village Loan, each of GSMC and
Commerzbank will be obligated to take these remedial actions only with respect to the Seller Percentage Interest of that Mortgage Loan, as applicable, sold by
it. Therefore, it is possible that under certain circumstances only one of those two Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

      The "Seller Percentage Interest" is 50% with respect to each of The Shops at LaCantera Loan and the Whalers Village Loan:

      Any Material Breach or Material Document Defect with respect to a Mortgage
Loan that is cross-collateralized with other Mortgage Loans will require the repurchase of such other Mortgage Loans.

                                      S-100

ADDITIONAL INFORMATION

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the
Pooling and Servicing Agreement, with the Securities and Exchange Commission
(the "Commission") after the initial issuance of the Offered Certificates.

                               TRANSACTION PARTIES

THE SPONSORS

      GOLDMAN SACHS MORTGAGE COMPANY

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

      GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real
Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 44 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2005, GSMC acquired approximately 1,339 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion. Approximately 1,304 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $28.2 billion were included in 44 securitization transactions. As of December 31, 2005, GSMC securitized approximately $8.0 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $3.0 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $5.0 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Markets, Inc., one of the underwriters. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

                                      S-101

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o     Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o     Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.
            These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o     Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions.
Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31, 2005:

                            FIXED RATE COMMERCIAL LOANS

                     TOTAL GCFP FIXED RATE           TOTAL GCFP FIXED RATE
                        LOANS ORIGINATED               LOANS SECURITIZED
        YEAR             (APPROXIMATE)                   (APPROXIMATE)
      --------     --------------------------      --------------------------
        2005              $7.3 billion                    $7.0 billion
        2004              $4.3 billion                    $2.7 billion

                                      S-102

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

                    TOTAL GCFP FLOATING RATE        TOTAL GCFP FLOATING RATE
                        LOANS ORIGINATED                LOANS SECURITIZED
        YEAR             (APPROXIMATE)                    (APPROXIMATE)
      --------     --------------------------      --------------------------
        2005              $2.0 billion                    $0.8 billion
        2004              $2.4 billion                    $0.9 billion

      UNDERWRITING STANDARDS

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are

                                      S-103

preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The Debt Service Coverage Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

            o     Taxes--Typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Insurance--If the property is insured under an individual
                  policy (i.e., the property is not covered by a blanket
                  policy), typically an initial deposit and monthly escrow
                  deposits equal to 1/12th of the annual property insurance
                  premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this
                  escrow requirement under certain circumstances.

            o     Replacement Reserves--Replacement reserves are generally
                  calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may
                  waive this escrow requirement under certain circumstances.

            o     Completion Repair/Environmental Remediation--Typically, a
                  completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan,
                  GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

            o     Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term.
                  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be
                  associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

                                      S-104

THE DEPOSITOR

      GS Mortgage Securities Corporation II (the "Depositor") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York
10004. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

      The Depositor will have minimal ongoing duties with respect to the
Certificates and the Mortgage Loans. The Depositor's duties will include: (i)
the duty to appoint a successor trustee in the event of the removal of the
Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor's possession that constitutes part of the Mortgage File or servicing file for any Mortgage
Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC tax administration, (vi) to indemnify the Trust, the Trustee, the
Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising form the Depositor's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the
Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the Trust, and (viii) to mail the notice of a succession of Trustee to all Certificateholders.

      The Depositor is an affiliate of GSMC, one of the sponsors and mortgage loan sellers, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

      On the Closing Date, the Depositor will acquire the mortgage loans from each Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The
Seller" in the prospectus.

 ---------------             ---------------            ---------------
   Loan Seller                 Loan Seller                Loan Seller

 ---------------             ---------------            ---------------
                                 |    |
                  $      Mortage |    | $        Mortage
                          Loans  |    |           Loans
                                 |    |
       Mortage                   |    |                        $
        Loans                    |    |
                             ---------------
                                Depositor

                             ---------------
                                 |    |
                                 |    |
                         Mortage |    |  $
                          Loans  |    |
                                 |    |
                             ---------------
                               Trust Fund

                             ---------------

THE LOAN SELLERS AND ORIGINATORS

      The Loan Sellers are Goldman Sachs Mortgage Company, Greenwich Capital
Financial Products, Inc. and Commerzbank AG, New York Branch. Goldman Sachs
Mortgage Company is an affiliate of GSCMC, the Depositor and one of the
Underwriters. Greenwich Capital Financial Products, Inc. is an affiliate of one of the Underwriters. The Originators are Goldman Sachs Commercial Mortgage
Capital, L.P., Greenwich Capital Financial Products, Inc. and Commerzbank AG,
New York Branch.

                                      S-105

      The information set forth in this prospectus supplement concerning the
Loan Sellers, Originators and their underwriting standards has been provided by the Loan Sellers and Originators.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

      Goldman Sachs Commercial Mortgage Capital, L.P. Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers and sponsors, Goldman, Sachs & Co., one of the underwriters, and GS Commercial
Mortgage Securities Corporation II, the depositor. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC, Greenwich
Capital Financial Products, Inc. and Commerzbank AG, New York Branch generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in
1996 and December 31, 2005, GSCMC originated approximately. 1,337 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion, of which approximately 1,302 commercial mortgage loans with an aggregate original principal balance of approximately $28.2 billion, was included in 44 securitization transactions. In connection with originating commercial mortgage loans for securitization, GSCMC also originates subordinate or mezzanine debt which is typically syndicated. As of December 31, 2005, GSCMC originated approximately $8.0 billion of commercial mortgage loans for the GG program, of which approximately $3.0 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $5.0 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                        FIXED RATE COMMERCIAL MORTGAGE LOANS

                     TOTAL GSCMC FIXED RATE          TOTAL GSCMC FIXED RATE
                        LOANS ORIGINATED               LOANS SECURITIZED
       YEAR              (APPROXIMATE)                   (APPROXIMATE)
      -------      --------------------------      --------------------------
       2005               $5.6 billion                    $6.1 billion
       2004               $3.4 billion                    $3.0 billion
       2003               $2.1 billion                    $2.1 billion

                      FLOATING RATE COMMERCIAL MORTGAGE LOANS

                   TOTAL GSCMC FLOATING RATE       TOTAL GSCMC FLOATING RATE
                        LOANS ORIGINATED               LOANS SECURITIZED
       YEAR              (APPROXIMATE)                   (APPROXIMATE)
      -------      --------------------------      --------------------------
       2005               $1.5 billion                    $0.6 billion
       2004               $1.5 billion                    $0.0 billion
       2003               $1.4 billion                    $1.0 billion

      UNDERWRITING STANDARDS

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as

                                      S-106

a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of
GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement and Annex C-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial

                                      S-107

interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and Originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

      Commerzbank AG, New York Branch. Commerzbank is the New York branch of
Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German
private-sector bank which conducts extensive banking business in the United
States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions.
The Shops at LaCantera Loan and the Whalers Village Loan were jointly originated by Commerzbank and GSCMC. The principal offices of Commerzbank are located at 2
World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is (212) 266-7200.

      THIRD PARTY REPORTS

      General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from May 31, 2005 to the present by the Originator.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm

                                      S-108

approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

THE ISSUING ENTITY

      The issuing entity with respect to the Offered Certificates will be the GS
Mortgage Securities Trust 2006-GG6 (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and
Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the Master
Servicer and the Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and
Servicing Agreement may be amended as set in this prospectus supplement under
"The Pooling and Servicing Agreement--Amendment." The Trust administers the
Mortgage Loans through the Trustee, the Master Servicer and the Special
Servicer. A discussion of the duties of the Trustee, the Master Servicer and the
Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee," "--The
Master Servicer" and "--The Special Servicer" and "The Pooling and Servicing
Agreement--Servicing of the Mortgage Loans."

      The only assets of the Trust other than the Mortgage Loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and

                                      S-109

the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master Servicer and the Special Servicer. The
fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

      The Depositor is contributing the Mortgage Loans to the Trust. The
Depositor is purchasing the Mortgage Loans from the Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool--Sale of
Mortgage Loans; Mortgage File Delivery" and "--Cures and Repurchases."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust."

      See "Risk Factors--The Loan Sellers Are Subject To Bankruptcy Or
Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

THE TRUSTEE

      Wells Fargo Bank, N.A. (the "Trustee" or "Wells Fargo Bank") will act as trustee on behalf of the Certificateholders under the Pooling and Servicing
Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading
U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Loan Sellers, the Master
Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

      The Trustee has provided corporate trust services since 1934. As of
December 31, 2005, the Trustee was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, the Trustee was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $180 billion. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

      There have been no material changes to the Trustee's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

      The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the "Custodian"). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the
Certificateholders. The Custodian has been engaged in the mortgage document custody business for more than 25 years. The Custodian maintains its commercial document custody facilities in Minneapolis,

                                      S-110

Minnesota. As of December 31, 2005, Wells Fargo Bank was acting as custodian of more than 3,000 commercial mortgage loan files.

      The Trustee serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Loan Sellers or an affiliate of such Loan Seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, the filing of annual reports on
Form 10-K and other reports on Form 8-K (in accordance with the Pooling and
Servicing Agreement) that are required to be filed with the Securities and
Exchange Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

      The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.
However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

      The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee and, if such Trustee is not rated at least "AA-" by each Rating Agency (or such other rating as the
Rating Agencies confirm will not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates), will not become effective until acceptance of the appointment by the successor Trustee.
Notwithstanding the foregoing, upon any termination of the Trustee under the
Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

      As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated on a 30/360 basis and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear

                                      S-111

any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

      The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing
Agreement.

      The Trustee (except for the information under the first paragraph of
"--The Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the
Mortgage Loans, this prospectus supplement or related documents.

      If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

      In addition, pursuant to the Pooling and Servicing Agreement, the Trustee,
at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the
Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)
required to be filed with the Commission pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

      THE INITIAL MASTER SERVICER. Wachovia Bank, National Association (the
"Master Servicer" or "Wachovia") will be the master servicer under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at
NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

      Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs
(formerly known as McCracken) Strategy software and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

              COMMERCIAL AND                      AS OF                 AS OF                  AS OF
        MULTIFAMILY MORTGAGE LOANS           DECEMBER 31,2003      DECEMBER 31,2004      DECEMBER 31,2005
-----------------------------------------   -----------------     ------------------    ------------------

By Approximate Number...................            10,015               15,531                17,641
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)......         $    88.6             $  141.3              $   182.5

                                      S-112

      Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities.
In addition to servicing loans related to commercial mortgage-backed securities,
Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of January 31,
2006, were located in all 50 states, the District of Columbia, Guam, Mexico,
Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by
Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                                                                          OUTSTANDING
                                         SECURITIZED MASTER      OUTSTANDING ADVANCES       ADVANCES
              DATE                   SERVICED PORTFOLIO (UPB)*      (P&I AND PPA)*        AS % OF UPB
---------------------------------   --------------------------  ----------------------   -------------

December 31, 2003...............          $ 74,461,414,561           $  84,616,014            0.1%
December 31, 2004...............          $113,159,013,933           $ 129,858,178            0.1%
December 31, 2005...............          $142,222,662,628           $ 164,516,780            0.1%

___________________

*     "UPB" means unpaid principal balance, "P&l" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia' s ratings by each of these agencies is outlined below:

                                        FITCH                S&P
                                      ---------          ----------
Primary Servicer.............           CPS2+              Strong
Master Servicer..............            CMS2              Strong

      The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's,
F1+ by Fitch.

      Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

      o     provision of Strategy and Strategy CS software

      o     identification, classification, imaging and storage of documents

                                      S-113

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance

      o     entry of rent roll information and property performance data from operating statements

      o     tracking and reporting of flood zone changes

      o     tracking, maintenance and payment of rents due under ground leases

      o     abstracting of insurance requirements contained in loan documents

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

      o     abstracting of leasing consent requirements contained in loan documents

      o     legal representation

      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

      o     maintenance and storage of letters of credit

      o     tracking of anticipated repayment dates for loans with such terms

      o     reconciliation of deal pricing, tapes and annexes prior to securitization

      o     entry of new loan data and document collection

      o     initiation of loan payoff process and provision of payoff quotes

      o     printing, imaging and mailing of statements to borrowers

      o     performance of property inspections

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

      o     review of financial spreads performed by sub-servicers

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

      o     performance of UCC searches and filing of UCCs

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

      Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Pooling and Servicing
Agreement--Accounts" in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by
Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

                                      S-114

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      The information set forth in the previous eleven paragraphs under "--The
Master Servicer; Master Servicing Compensation and Payment of Expenses--The
Initial Master Servicer" in this prospectus supplement concerning Wachovia has been provided by it.

      The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor
REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on
Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan.

      With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the
Master Servicer will be entitled to retain, as additional servicing compensation
(1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially
Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on
Advances or certain additional Trust Fund expenses (excluding Special Servicing
Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior
12 months with respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

      The Servicing Fee is calculated on the Stated Principal Balance of the
Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 basis and will be prorated for partial periods.

      Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Master Servicer with an economic disincentive to comply with this standard.

      The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement
(subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

      ING Clarion Partners, LLC ("ING Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate, one of the world's largest real estate investment management firms. ING Real Estate is an affiliate of ING
Group, one of the world's largest financial institutions with global operations in insurance, banking and investment management. ING Clarion will initially be appointed as special servicer of the Mortgage Loans under the Pooling and
Servicing Agreement (in such capacity, the "Special Servicer"). The principal executive offices of ING Clarion are located at 230 Park Avenue, 12th Floor, New
York, New York 10169 and its telephone number is (212)-883-2500. ING Clarion through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

                                      S-115

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

      ING Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for 24 years and servicing CMBS assets for 8 years. The number of CMBS pools specially serviced by ING Clarion and its affiliates has increased from 9 as of December 31, 2003 to 16 as of December 31, 2005. More specifically, ING
Clarion acted as special servicer with respect to: (a) 9 domestic CMBS pools containing 748 loans as of December 31, 2003, with a then current face value in excess of $8.5 billion; (b) 14 domestic CMBS pools containing 1,295 loans as of
December 31, 2004, with a then current face value in excess of $14.7 billion;
and (c) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then current face value in excess of $18.3 billion. Additionally, ING
Clarion has resolved over $185 million of U.S. commercial and multifamily loans over the past 3 years, of which all of it was resolved during 2005.

      Generally, ING Clarion or one of its affiliates seeks investments where it has the right to appoint ING Clarion as the special servicer. ING Clarion and its affiliates have 10 regional offices; and it manages over 735 investments in
55 markets throughout the U.S., which equates to over 35 million sf of commercial space under direct property management and over 45,000 multifamily units.

      As of December 31, 2005, ING Clarion had 10 employees responsible for the special servicing of commercial real estate assets, of which 3 employees worked almost full-time on special servicing and 7 employees had part-time responsibilities in special servicing. As of December 31, 2005, ING Clarion and its affiliates specially serviced a portfolio which included approximately 1,906 assets throughout the 50 United States, the District of Columbia and Puerto Rico
with a then current face value in excess of $18.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates. Accordingly, the assets of
ING Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. ING Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

      The ING Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. During the past three years, policies and procedures of special servicing at ING Clarion have been modified to incorporate the development of an Internet-based infrastructure. ING
Clarion has recognized that technology can greatly improve the performance of the Special Servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements; loan administration; and
procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

      ING Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. ING Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. ING Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

      ING Clarion will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, ING
Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that ING Clarion has custody of any such documents, such documents will be maintained in a

                                      S-116

manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against ING Clarion or of which any of its property is the subject, that is material to the Certificateholders. ING Clarion is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer,
the Trustee or any Originator or Loan Seller of any of the underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between ING Clarion or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between ING Clarion or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the Offered Certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by ING Clarion as special servicer. In addition, there has been no previous disclosure of material non compliance with servicing criteria by ING Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer.

      From time-to-time ING Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. ING
Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as Special Servicer.

      The information set forth herein regarding the Special Servicer has been provided by ING Clarion Partners, LLC.

      The Pooling and Servicing Agreement provides that the Controlling Class
Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to each Whole Loan under "The Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

      The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.35% per annum, subject to a minimum of $4,000 per loan per month (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced
Mortgage Loans on a 30/360 basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage
Loans and any REO Properties in the Trust Fund.

      The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if the Corrected Mortgage Loan again becomes a
Specially Serviced Mortgage Loan but will become payable again if and when the
Mortgage Loan again becomes a Corrected Mortgage Loan.

      The successor Special Servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced
Mortgage Loans that were Corrected Mortgage Loans at the time of the termination

                                      S-117

or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive full and timely
Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

      A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable
Loan Seller for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Loan Seller of
Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially
Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than 60 days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related
Intercreditor Agreement, the holder of the related Companion Loan or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a
Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

      The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees
(2) late payment charges and default interest paid by the borrowers accrued on
Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage
Loans.

      Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Special Servicer with an economic disincentive to comply with this standard.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of twenty-six (26) classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class
A-3 Certificates, the Class A-AB Certificates and the Class A-4 Certificates
(collectively, the "Class A Certificates"), the Class X Certificates (the "Class
X Certificates"), the Class A-M Certificates, the Class A-J Certificates, the
Class B Certificates, the Class C Certificates, the Class D Certificates, the
Class E Certificates, the Class F Certificates, the Class G Certificates, the
Class H Certificates, the Class J Certificates, the Class K Certificates, the
Class L Certificates, the Class M Certificates, the Class N Certificates, the
Class O Certificates, the Class P Certificates, the Class Q Certificates, the
Class S Certificates, the Class R Certificates and the Class LR Certificates
(collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E
and Class F Certificates (collectively, the

                                      S-118

"Offered Certificates") are offered hereby. The Class X, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class
R and Class LR Certificates (the Class R Certificates together with the Class LR
Certificates, the "Residual Certificates") are not offered hereby.

      The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off
Date, (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO
Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or, in the case of a Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the
Non-Serviced Loan under the 2005-GG5 Pooling and Servicing Agreement; (iii) all
of the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the
Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master
Servicer, the Special Servicer, the Trustee, the Underwriters, the borrowers, the property managers or any of their respective affiliates.

      Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates (collectively, the "Sequential Pay
Certificates") will have the following Certificate Principal Amounts and the
Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                                  INITIAL CERTIFICATE PRINCIPAL
                    CLASS                           AMOUNT OR NOTIONAL AMOUNT
----------------------------------------------   -------------------------------
Class A-1.....................................         $     105,000,000
Class A-2.....................................         $   1,077,000,000
Class A-3.....................................         $     243,010,000
Class A-AB....................................         $     193,000,000
Class A-4.....................................         $   1,112,658,000
Class A-M.....................................         $     390,095,000
Class A-J.....................................         $     292,572,000
Class B.......................................         $      19,504,000
Class C.......................................         $      48,762,000
Class D.......................................         $      39,010,000
Class E.......................................         $      29,257,000
Class F.......................................         $      43,886,000
Class X.......................................         $   3,900,954,520
Class G.......................................         $      39,009,000
Class H.......................................         $      39,010,000
Class J.......................................         $      43,886,000
Class K.......................................         $      43,885,000
Class L.......................................         $      24,381,000
Class M.......................................         $      14,629,000
Class N.......................................         $      19,505,000
Class O.......................................         $       4,876,000
Class P.......................................         $       9,752,000
Class Q.......................................         $      14,629,000
Class S.......................................         $      53,638,520

      The "Certificate Principal Amount" of any Class of Sequential Pay
Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their
Certificate Principal Amounts are recovered subsequent to the

                                      S-119

reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of
Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Distributions--Realized
Losses" below.

      The Class X Certificates will not have a Certificate Principal Amount. The
Class X Certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X
Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The
Notional Amount of the Class X Certificates, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest
Accrual Period.

DISTRIBUTIONS

      METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the
Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in April 2006; provided that the distribution date will be at least 4 business days after the related determination date (each, a "Distribution
Date"). All distributions (other than the final distribution on any Certificate)
are required to be made by the Trustee to the persons in whose names the
Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest"
evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

      The aggregate distribution to be made on the Certificates on any
Distribution Date will equal the Available Funds. The "Available Funds" for a
Distribution Date will, in general, equal the sum of the following amounts
(without duplication):

      (x) the total amount of all cash received on the Mortgage Loans and any
REO Properties that are on deposit in the Collection Account, the Lower-Tier
Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu
Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the 2005-GG5 Pooling and
Servicing Agreement and/or Intercreditor Agreement), exclusive of (without duplication):

            (1)   all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

            (2)   all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

                                      S-120

            (3)   all amounts in the Collection Account that are due or
      reimbursable to any person other than the Certificateholders;

            (4)   with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

            (5)   all yield maintenance charges and prepayment premiums;

            (6)   all amounts deposited in the Collection Account in error; and

            (7)   any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

      (y)   all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master
Servicer or the Trustee, as applicable, with respect to the Distribution Date
(net of certain amounts that are due or reimbursable to persons other than the
Certificateholders); and

      (z)   for the Distribution Date occurring in each March, the related
Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

      "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Mortgage Loan) and any Due Date is the scheduled monthly payment of principal
(if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any
Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special
Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage
Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

      "Collection Period" with respect to a Distribution Date and each Mortgage
Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in April 2006, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

      "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not business day, the next business day.

      PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

      The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Principal Amount or Notional Amount, as applicable, immediately prior to that
Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each
Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

      The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the
Interest Accrual Amount for such Distribution Date and (ii) the Interest
Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment
Interest Shortfall allocated to such Class on such Distribution Date.

                                      S-121

      An "Interest Shortfall" with respect to any Distribution Date for any
Class of Regular Certificates is the sum of (a) the portion of the Interest
Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

      The "Pass-Through Rate" for any Class of Regular Certificates for any
Interest Accrual Period is the per annum rate at which interest accrues on the
Certificates of such Class during such Interest Accrual Period, as follows:

           The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class B Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class C Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class D Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class E Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class F Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class G Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class H Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class J Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class K Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class L Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class M Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class N Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class O Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class P Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to      %.

           The Pass-Through Rate on the Class S Certificates is a per annum rate equal to      %.

                                      S-122

            The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates,
      weighted on the basis of their respective Certificate Principal Amounts.

      The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

      The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P, Class Q, Class S and Class X Certificates.

      The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating
Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

      The "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

      The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Mortgage Note in each case without giving effect to the Excess Rate or default rate. Notwithstanding the foregoing, for purposes of calculating Pass-Through
Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage
Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and
(ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld
Amounts.

      The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any
Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the Mortgage Loan will be zero.

      The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

            (i)   the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such
      Distribution Date);

            (ii)  the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related
      Determination Date, net of the principal portion of any unreimbursed P&I
      Advances related to

                                      S-123

      such Mortgage Loan (the amounts in clauses (i) and (ii), the "Scheduled
      Principal Distribution Amount");

            (iii) Unscheduled Payments for that Distribution Date on deposit in the Collection Account; and

            (iv) the Principal Shortfall, if any, for such Distribution Date, less

(b)   the sum, without duplication, of the amount of any reimbursements of:

            (1)   Non-Recoverable Advances, with interest on such
      Non-Recoverable Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
      Distribution Amount for such Distribution Date; and

            (2)   Workout-Delayed Reimbursement Amounts that are paid or
      reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, that, if any of the amounts that were previously allocated as a
Realized Loss to reduce the Certificate Principal Amount of any Class of
Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs.

      The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding
Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

      The "Class A-AB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex C-2 to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield, Prepayment and
Maturity Considerations--Weighted Average Life of the Offered Certificates" in
this prospectus supplement. Based on such assumptions, the Certificate Principal
Amount of the Class A-AB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Amount of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Principal
Amounts of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the entire Principal Distribution Amount remaining on any Distribution
Date, will be distributed to the Class A-AB Certificates until the Certificate
Principal Amount of the Class A-AB Certificates is reduced to zero.

      The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections
(exclusive of payments by borrowers) received on the Mortgage Loans and any REO
Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees,
accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

      An "REO Mortgage Loan" is any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property or a beneficial interest in a
Mortgaged Property acquired upon a foreclosure of a Non-Serviced Loan under the
2005-GG5 Pooling and Servicing Agreement.

                                      S-124

      On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, in respect of interest, to the Class A-1, Class A-2, Class A-3,
      Class A-AB, Class A-4 and Class X Certificates, pro rata from the
      Available Funds for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution
      Date;

          Second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
      A-4 Certificates, in reduction of the Certificate Principal Amount thereof:

            (A)  to the Class A-AB Certificates, an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class
      A-AB Certificates to the Class A-AB Planned Principal Balance for such
      Distribution Date,

            (B)  to the Class A-1 Certificates, in an amount equal to the
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero,

            (C)  to the Class A-2 Certificates, in an amount equal to the
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) and (B) above) for such Distribution
      Date, until the Certificate Principal Amount of the Class A-2 Certificates
      is reduced to zero,

            (D)  to the Class A-3 Certificates, in an amount equal to the
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B) and (C) above) for such Distribution
      Date, until the Certificate Principal Amount of the Class A-3 Certificates
      is reduced to zero,

            (E)  to the Class A-AB Certificates, in an amount equal to the
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C) and (D) above) for such
      Distribution Date, until the Certificate Principal Amount of the Class
      A-AB Certificates is reduced to zero,

            (F)  to the Class A-4 Certificates, in an amount equal to the
      Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C), (D) and (E) above) for such
      Distribution Date, to Class A-4 until the Certificate Principal Amounts of the Class A-4 Certificates is reduced to zero; and

      Third, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates, pro rata based upon the aggregate unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the
Pass-Through Rate for such Class compounded monthly from the date the related
Realized Loss was allocated to such Class;

      Fourth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

      Fifth, to the Class A-M Certificates in reduction of their Certificate
Principal Amount, an amount equal to the Principal Distribution Amount for such
Distribution date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Sixth, to the Class A-M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class, compounded monthly from the date the Realized Loss was allocated to such Class;

      Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-125

      Eighth, to the Class A-J Certificates, in reduction of their Certificate
Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Ninth, to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Eleventh, to the Class B Certificates, in reduction of their Certificate
Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Twelfth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Fourteenth, to the Class C Certificates, in reduction of their Certificate
Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Fifteenth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Seventeenth, to the Class D Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Eighteenth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Twentieth, to the Class E Certificates, in reduction of their Certificate
Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Twenty-first, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

                                      S-126

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Twenty-third, to the Class F Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Twenty-fourth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Twenty-sixth, to the Class G Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Twenty-seventh, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Twenty-ninth, to the Class H Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Thirtieth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Thirty-second, to the Class J Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Thirty-third, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-127

      Thirty-fifth, to the Class K Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Thirty-sixth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Thirty-eighth, to the Class L Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Thirty-ninth, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Forty-first, to the Class M Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Forty-second, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Forty-fourth, to the Class N Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Forty-fifth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

      Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Forty-seventh, to the Class O Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Forty-eighth, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

                                      S-128

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

      Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Fiftieth, to the Class P Certificates, in reduction of their Certificate
Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal
Amount is reduced to zero;

      Fifty-first, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

      Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Fifty-third, to the Class Q Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Fifty-fourth, to the Class Q Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

      Fifty-fifth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

      Fifty-sixth, to the Class S Certificates, in reduction of their
Certificate Principal Amount, up to an amount equal to the Principal
Distribution Amount for such Distribution Date, less the portion of such
Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

      Fifty-seventh, to the Class S Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

      Fifty-eighth, to the Class R Certificates, any amounts remaining in the
Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

      On each Distribution Date occurring on and after the date the Certificate
Principal Amount of all Sequential Pay Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-AB and Class A-4 Certificates) is reduced to zero
(that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Classes of the (i) Class A-1, (ii) Class A-2, (iii) Class A-3, (iv) Class A-AB; and (v)
Class A-4.

      All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

                                      S-129

      PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

      On each Distribution Date, yield maintenance charges collected on the
Mortgage Loans and on deposit in the Collection Account as of the related
Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J and Class K Certificates, as applicable, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates, as applicable, on such Distribution
Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X
Certificates.

      The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates and the
Class G, Class H, Class J and Class K Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such
Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base
Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the
Pass-Through Rate described in the preceding sentence, then the Base Interest
Fraction shall equal zero.

      If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

      No prepayment premiums or yield maintenance charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Residual Certificates. Instead, after the Certificate Principal Amount of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class
K Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain
Provisions--Prepayment Provisions" in the prospectus.

      Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the
Mortgage Loans as of the related Determination Date.

                                      S-130

      DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent
Realized Losses have been allocated to Classes of Certificates that include the
Offered Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation
Proceeds" are the excess of:

      o     proceeds from the sale or liquidation of a Mortgage Loan or REO
            Property, net of expenses and related Advances and interest on
            Advances, over

      o     the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

      REALIZED LOSSES. The Certificate Principal Amount of each Class of
Sequential Pay Certificates will be reduced without distribution on any
Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any
Distribution Date is the amount, if any, by which the aggregate Certificate
Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement
Amounts, to the extent those amounts are not otherwise determined to be
Nonrecoverable Advances). Any such write-offs will be applied to such Classes of
Certificates in the following order, until each is reduced to zero: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the
Class P Certificates; fourth, to the Class O Certificates; fifth, to the Class N
Certificates; sixth, to the Class M Certificates; seventh, to the Class L
Certificates; eighth, to the Class K Certificates; ninth, to the Class J
Certificates; tenth, to the Class H Certificates; eleventh, to the Class G
Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E
Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C
Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class
A-J Certificates; eighteenth, to the Class A-M Certificates and, finally, pro rata, to the (i) Class A-1, (ii) Class A-2, (iii) Class A-3, (iv) Class A-AB and
(v) Class A-4 Certificates, based on their respective Certificate Principal
Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay
Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses
(with interest thereon) as a result of the reimbursement of Nonrecoverable
Advances to the Master Servicer, Special Servicer or Trustee (or a servicer under the 2005-GG5 Pooling and Servicing Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates
previously subject to a reduction as a result of the allocation of Realized
Losses in an amount equal to the amount recovered.

      Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the
Classes of Regular Certificates (other than the Class X Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal
Amounts of such Classes.

      PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment

                                      S-131

Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls)
collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.
The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer's Compensating
Interest Payment for the related Distribution Date (the aggregate of the
Prepayment Interest Shortfalls that are not so covered, as to the related
Distribution Date, the "Excess Prepayment Interest Shortfall") will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class R and Class LR Certificates), in accordance with their respective
Interest Accrual Amounts for that Distribution Date.

      The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a
Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related
Distribution Date with respect to each and every Mortgage Loan and REO Mortgage
Loan for which such Servicing Fees are being paid in such Collection Period and
(b) all Prepayment Interest Excesses and net investment earnings on the
Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. No compensating interest payments will be made by the Master Servicer for any Non-Serviced Loans and no Master Servicer
under the 2005-GG5 Pooling and Servicing Agreement will be required to make
Compensating Interest Payments on any Non-Serviced Loan.

SUBORDINATION

      As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
Certificates against losses associated with delinquent and defaulted Mortgage
Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4 and Class X Certificates. The Class A-M Certificates will likewise be protected by the subordination of the Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q and Class S Certificates. The Class A-J Certificates
will likewise be protected by the subordination of the Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O, Class P, Class Q and Class S Certificates. The Class B Certificates
will likewise be protected by the subordination of the Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P, Class Q and Class S Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q and Class S Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class F
Certificates will likewise be protected by the subordination of the Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates.

      On and after the Cross Over Date has occurred, allocation of principal will be made to the (a) Class A-1, (b) Class A-2, (c) Class A-3, (d) Class A-AB
and (e) Class A-4 Certificates, pro rata until their Certificate Principal
Amounts have been reduced to zero without regard to the planned principal balance of the Class A-AB Certificates. Prior to the Cross-Over Date, allocation of principal will be made as described under "--Distributions" above. Allocation to the Class A-1, Class A-2, Class A-3,

                                      S-132

Class A-AB and Class A-4 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amounts of the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4
Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective
Certificate Principal Amounts, the subordination afforded the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates by the Sequential Pay
Certificates other than the Class A Certificates.

      Additionally, after the Cross Over Date has occurred, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates, pro rata.

      This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution
Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any
Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the Class P Certificates; fourth, to the
Class O Certificates; fifth, to the Class N Certificates; sixth, to the Class M
Certificates; seventh, to the Class L Certificates; eighth, to the Class K
Certificates; ninth, to the Class J Certificates; tenth, to the Class H
Certificates; eleventh, to the Class G Certificates; twelfth, to the Class F
Certificates; thirteenth, to the Class E Certificates; fourteenth, to the Class
D Certificates; fifteenth, to the Class C Certificates; sixteenth, to the Class
B Certificates; seventeenth, to the Class A-J Certificates; eighteenth, to the
Class A-M Certificates and, finally, to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates, pro rata, based on their respective
Certificate Principal Amounts without regard to the Class A-AB Planned Principal
Balance. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

      After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

      o     the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage
            Loan, or changes any other material economic term of the Mortgage
            Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

      o     that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

      o     that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special
            Servicer prior to the date the balloon payment was due, 30 days delinquent,

      o     that date on which the related Mortgaged Property became an REO
            Property,

      o     the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged
            Property,

      o     the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

                                      S-133

      o     the date on which the Mortgage Loan remains outstanding five (5)
            years following any extension of its maturity date pursuant to the
            Pooling and Servicing Agreement.

      No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Principal Amount of all classes of Certificates (other than the
Class A Certificates) has been reduced to zero.

      Within 60 days of an Appraisal Reduction Event with respect to a Mortgage
Loan, the Special Servicer is required to obtain an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the
Master Servicer and will be reimbursed to the Master Servicer as a Property
Advance.

      On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special
Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related
Mortgage Loan until the appraisal is received.

      The "Appraisal Reduction" for any Distribution Date and for any Mortgage
Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan
(or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii)
all escrows, letters of credit and reserves in respect of such Mortgage Loan (or
Serviced Whole Loan) as of the date of calculation over (2) the sum as of the
Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those
Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an
Advance by the Master Servicer or Trustee, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

      Pursuant to the 2005-GG5 Pooling and Servicing Agreement, similar but not identical events to those described in the definition of Appraisal Reduction
Event will require the calculation of a similar "appraisal reduction amount"
under the 2005-GG5 Pooling and Servicing Agreement, which will be applied pro rata among (i) the Maryland Multifamily Portfolio Loan and the Maryland
Multifamily Portfolio Pari Passu Companion Loan, (ii) the JQH Hotel Portfolio B3
Loan and the JQH Hotel Portfolio B3 Pari Passu Companion Loan, and (iii) the
Shaner Hotel Portfolio Loan and the Shaner Hotel Portfolio Pari Passu Companion
Loan.

      With respect to each Serviced Whole Loan with a Subordinate Companion
Loan, Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate
Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion
Loans, if applicable).

                                      S-134

      As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class S Certificates, then to the Class Q
Certificates, then to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates and then to the Class A-M
Certificates. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

      With respect to each Mortgage Loan or Serviced Whole Loan as to which an
Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole
Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had
occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal
Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole
Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

      Any Mortgage Loan or Serviced Whole Loan previously subject to an
Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal
Reduction Event has occurred and is continuing, will no longer be subject to an
Appraisal Reduction.

DELIVERY, FORM AND DENOMINATION

      The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal
Amount, and in multiples of $1 in excess of $10,000.

      The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of
The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a
"Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive
Certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to holders of Offered Certificates through its
Participants in accordance with DTC procedures.

      Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the
Offered Certificates.

BOOK-ENTRY REGISTRATION

      Holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through

                                      S-135

customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of
Offered Certificates ("Certificate Owners"). Except as otherwise provided under
"The Pooling and Servicing Agreement--Reports to Certificateholders; Available
Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the Certificate Owners have accounts with respect to the
Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate
Owners. Accordingly, although the Certificate Owners will not possess the
Offered Certificates, the Rules

                                      S-136

provide a mechanism by which Certificate Owners will receive payments on Offered
Certificates and will be able to transfer their interest.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the
Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

      Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered
Certificates, and the Depositor is unable to locate a qualified successor, (ii)
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC
Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the
Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events,
DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive
Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the
Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of
Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

      The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of
Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

                                      S-137

      The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of
Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of
Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing
Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a
Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage
Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

      The Certificate Principal Amount of any Class of Offered Certificates may
be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged
Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a
Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR
Certificates) in reverse distribution priority and as more particularly described in "Description of the Offered Certificates--Subordination" in this prospectus supplement.

      Certificateholders are not entitled to receive distributions of Monthly
Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such
Advance is made will tend to extend the weighted average lives of the
Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

      The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the
Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

      Principal prepayment on the Mortgage Loans could also affect the yield on each Class of Certificates that has a Pass-Through Rate equal to, based on or limited by the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

                                      S-138

      The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      No representation is made as to the rate of principal payments on the
Mortgage Loans or as to the yield to maturity of any Class of Offered
Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered
Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such
Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any
Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the
Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the
Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

      The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual
Period, the distribution of such interest will not be made until the
Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

      The "Rated Final Distribution Date" for each Class of Offered Certificates will be April 2038, the first Distribution Date after the 24th month following the longest amortization period for any Mortgage Loan.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of

                                      S-139

insurance) on the Mortgage Loans are made. Principal payments on the Mortgage
Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

      Calculations reflected in the following tables assume that the Mortgage
Loans have the characteristics shown on Annexes C-1, C-2 and C-3 to this prospectus supplement, and are based on the following additional assumptions
("Modeling Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective
Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust
Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no
Mortgage Loan is required to be purchased from the Trust Fund, (vii) the
Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex
C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii)
there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered
Certificates, (ix) distributions on the Certificates are made on the 10th day
(each assumed to be a business day) of each month, commencing in April 2006, (x)
the Certificates will be issued on March 23, 2006, (xi) partial payments on the
Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-10 in this prospectus supplement (including any applicable footnotes) and (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a
Mortgage Loan from the Trust Fund and any prepayment that is accepted by the
Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.

      The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E or
Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such
Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal
Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment
Priorities" in this prospectus supplement.

      The following tables indicate the percentage of the initial Certificate
Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered
Certificates. The tables have been prepared on the basis of, among others, the
Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E Certificates and/or Class F Certificates may
mature earlier or later than indicated by the tables. Accordingly, the Mortgage
Loans will not prepay at any constant rate, and it is highly unlikely that the
Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                      S-140

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR      75% CPR   100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     91%          91%        91%          91%       91%
March 10, 2008....................     80%          80%        80%          80%       80%
March 10, 2009....................     57%          57%        57%          57%       57%
March 10, 2010....................     27%          16%         3%          0%         0%
March 10, 2011 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     3.00        2.95        2.91        2.88       2.85
First Principal Payment Date......   Apr 2006    Apr 2006    Apr 2006    Apr 2006   Apr 2006
Last Principal Payment Date.......   Jun 2010    Jun 2010    Apr 2010    Feb 2010   Dec 2009

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%         98%       91%
March 10, 2011....................      2%          2%          2%          2%         1%
March 10, 2012 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     4.72        4.71        4.70        4.67       4.45
First Principal Payment Date......   Jun 2010    Jun 2010    Apr 2010    Feb 2010   Dec 2009
Last Principal Payment Date.......   Jun 2011    Jun 2011    Jun 2011    Jun 2011   Jun 2011

                                      S-141

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     6.49        6.48        6.46        6.44       6.25
First Principal Payment Date......   Jul 2012    Apr 2012    Apr 2012    Apr 2012   Apr 2012
Last Principal Payment Date.......   Jan 2013    Jan 2013    Jan 2013    Jan 2013   Nov 2012

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................      87%         87%         87%         87%       87%
March 10, 2013....................      69%         69%         69%         69%       69%
March 10, 2014....................      36%         36%         36%         36%       36%
March 10, 2015....................      16%         15%         15%         14%        8%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     7.59        7.57        7.55        7.54       7.50
First Principal Payment Date......   Jun 2011    Jun 2011    Jun 2011    Jun 2011   Jun 2011
Last Principal Payment Date.......   Sep 2015    Jun 2015    May 2015    Apr 2015   Apr 2015

                                      S-142

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.63        9.61        9.58        9.54       9.33
First Principal Payment Date......   Sep 2015    Jun 2015    May 2015    Apr 2015   Apr 2015
Last Principal Payment Date.......   Dec 2015    Dec 2015    Dec 2015    Dec 2015   Oct 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-M CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.78        9.77        9.75        9.72       9.55
First Principal Payment Date......   Dec 2015    Dec 2015    Dec 2015    Dec 2015   Oct 2015
Last Principal Payment Date.......   Jan 2016    Jan 2016    Jan 2016    Jan 2016   Oct 2015

                                      S-143

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date.....................      100%        100%        100%        100%       100%
March 10, 2007...................      100%        100%        100%        100%       100%
March 10, 2008...................      100%        100%        100%        100%       100%
March 10, 2009...................      100%        100%        100%        100%       100%
March 10, 2010...................      100%        100%        100%        100%       100%
March 10, 2011...................      100%        100%        100%        100%       100%
March 10, 2012...................      100%        100%        100%        100%       100%
March 10, 2013...................      100%        100%        100%        100%       100%
March 10, 2014...................      100%        100%        100%        100%       100%
March 10, 2015...................      100%        100%        100%        100%       100%
March 10, 2016 and thereafter....       0%          0%          0%          0%         0%
Weighted Average Life (in years).      9.83        9.82        9.80        9.80       9.55
First Principal Payment Date.....    Jan 2016    Jan 2016    Jan 2016    Jan 2016   Oct 2015
Last Principal Payment Date......    Feb 2016    Feb 2016    Feb 2016    Jan 2016   Oct 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.88        9.88        9.88        9.80       9.55
First Principal Payment Date......   Feb 2016    Feb 2016    Feb 2016    Jan 2016   Oct 2015
Last Principal Payment Date.......   Feb 2016    Feb 2016    Feb 2016    Jan 2016   Oct 2015

                                      S-144

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.88        9.88        9.88        9.81       9.55
First Principal Payment Date......   Feb 2016    Feb 2016    Feb 2016    Jan 2016   Oct 2015
Last Principal Payment Date.......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Oct 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.88        9.88        9.88        9.88       9.62
First Principal Payment Date......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Oct 2015
Last Principal Payment Date.......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Nov 2015

                                      S-145

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.88        9.88        9.88        9.88       9.63
First Principal Payment Date......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Nov 2015
Last Principal Payment Date.......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Nov 2015

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                                   PREPAYMENT ASSUMPTION (CPR)
                                     -------------------------------------------------------
        DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

Closing Date......................     100%        100%        100%        100%       100%
March 10, 2007....................     100%        100%        100%        100%       100%
March 10, 2008....................     100%        100%        100%        100%       100%
March 10, 2009....................     100%        100%        100%        100%       100%
March 10, 2010....................     100%        100%        100%        100%       100%
March 10, 2011....................     100%        100%        100%        100%       100%
March 10, 2012....................     100%        100%        100%        100%       100%
March 10, 2013....................     100%        100%        100%        100%       100%
March 10, 2014....................     100%        100%        100%        100%       100%
March 10, 2015....................     100%        100%        100%        100%       100%
March 10, 2016 and thereafter.....      0%          0%          0%          0%         0%
Weighted Average Life (in years)..     9.88        9.88        9.88        9.88       9.63
First Principal Payment Date......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Nov 2015
Last Principal Payment Date.......   Feb 2016    Feb 2016    Feb 2016    Feb 2016   Nov 2015

PRICE/YIELD TABLES

      The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the
Modeling Assumptions. Purchase prices set forth below for each such Class of
Offered Certificates are expressed as a percentage of the initial Certificate
Principal Amount of such Class of Certificates, before adding accrued interest.

      The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing
Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including March 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which

                                      S-146

investors may be able to reinvest funds received by them as reductions of the
Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such
Classes of Offered Certificates when such reinvestment rates are considered.

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                0% CPR      25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

                                      S-147

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-AB CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-22............................
100-24............................
100-26............................
100-28............................
100-30............................
101-00............................
101-02............................
101-04............................
101-06............................
101-08............................
101-10............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

                                      S-148

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-22............................
100-24............................
100-26............................
100-28............................
100-30............................
101-00............................
101-02............................
101-04............................
101-06............................
101-08............................
101-10............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-M CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

                                      S-149

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-J CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

                                      S-150

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

                                      S-151

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS F CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                                  -- OTHERWISE AT INDICATED CPR
                                     -------------------------------------------------------
ASSUMED PRICE (32NDS)                 0% CPR     25% CPR     50% CPR     75% CPR    100% CPR
----------------------------------   --------    --------    --------    --------   --------

100-06............................
100-08............................
100-10............................
100-12............................
100-14............................
100-16............................
100-18............................
100-20............................
100-22............................
100-24............................
100-26............................
Weighted Average Life (yrs.)......
First Principal Payment Date......
Last Principal Payment Date.......

      Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the
Offered Certificates.

      There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

      For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

                                      S-152

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

      The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of March 1, 2006 (the "Pooling and Servicing
Agreement"), by and among the Depositor, the Master Servicer, the Special
Servicer and the Trustee.

      The servicing of the Mortgage Loans (including the Serviced Whole Loans but not any Non-Serviced Loan) and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any Non-Serviced Loan) and any
REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than any
Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

      In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the
Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans"
in this prospectus supplement.

      In general, the Non-Serviced Loans and their related Companion Loans will be serviced and administered under the 2005-GG5 Pooling and Servicing Agreement.
The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the 2005-GG5 Master Servicer and/or the 2005-GG5 Special
Servicer under the 2005-GG5 Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the related Non-Serviced Loans is dependent on its receipt of the same from the applicable party under the 2005-GG5 Pooling and Servicing Agreement. The 2005-GG5 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-GG5 Pooling and
Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement. For more detailed information, please see "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. See "The Mortgage
Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

      Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Serviced Whole Loans, but excluding any Non-Serviced Loans) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage

                                      S-153

Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee, Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

      With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Companion Loans are being serviced and administered in accordance with the 2005-GG5 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
Non-Serviced Loan and the related Companion Loans will be effected in accordance with the 2005-GG5 Pooling and Servicing Agreement and the related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the
Non-Serviced Loan will be governed by the 2005-GG5 Pooling and Servicing
Agreement.

      The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Serviced
Whole Loans, but not any Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

      1.    with the same care, skill, prudence and diligence with which the
Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO
Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

      2.    with the same care, skill, prudence and diligence with which the
Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the
Special Servicer, as the case may be,

      in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

      o     with a view to--

      1.    the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

      2.    in the case of (a) a Specially Serviced Mortgage Loan or (b) a
Mortgage Loan in the trust as to which the related Mortgaged Property is an REO
Property, the maximization of recovery on that Mortgage Loan to the
Certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole Loan to the series
2006-GG6 Certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

      1.    any relationship, including as lender on any other debt, that the
Master Servicer or the Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the Pooling and Servicing Agreement,

                                      S-154

      2.    the ownership of any series 2006-GG6 Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or
any affiliate thereof,

      3.    the obligation, if any, of the Master Servicer or the Special
Servicer to make Advances,

      4.    the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

      5.    the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the
Master Servicer or the Special Servicer or any affiliate thereof (the "Servicing
Standard").

      The Pooling and Servicing Agreement provides, however, that none of the
Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the
Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor
Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

      In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan (other than the
Non-Serviced Loans)--

      o     which is not a Specially Serviced Mortgage Loan, or

      o     that is a Corrected Mortgage Loan.

      A "Specially Serviced Mortgage Loan" means any Mortgage Loan (other than
Non-Serviced Loans but including the Serviced Whole Loans and REO Mortgage
Loans) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a "Servicing Transfer Event") has occurred:

      (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the
Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

      o     except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

      o     solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

      (b) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt

                                      S-155

service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

      (c) there has occurred a default (other than as described in clause (a)
above and other than an Acceptable Insurance Default) that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or
Serviced Whole Loan or otherwise materially adversely affects the interests of
Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan); or

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

      (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

      (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property; or

      (h) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or
Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of
Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the
Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or
Serviced Whole Loan); provided that any determination that a loan is a Specially
Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

      It shall be considered an "Acceptable Insurance Default" if the related
Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent

                                      S-156

owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Servicing
Standard, is entitled to rely on the opinion of an insurance consultant.

      A Mortgage Loan (including the Serviced Whole Loans) will become a
"Corrected Mortgage Loan" when:

      o     with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

      o     with respect to the circumstances described in clauses (b), (d),
            (e), (f) and (h) of the definition of Specially Serviced Mortgage
            Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e)
            and (f), no later than the entry of an order or decree dismissing such proceeding;

      o     with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

      o     with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one loan in a Whole
Loan, it will be considered to exist for the entire Whole Loan.

      The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole
Loans but excluding the Non-Serviced Loans) as to which a Servicing Transfer
Event has occurred and which has not yet become a Corrected Loan. The Special
Servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any
Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially
Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially
Serviced Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

      Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

      The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loans) to the Special
Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially
Serviced Mortgage Loan. The Special Servicer will return the servicing of that
Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a
Corrected Mortgage Loan.

                                      S-157

      The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans)
and act as disposition manager of REO Properties.

      The 2005-GG5 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.
Upon the occurrence of a servicing transfer event under the 2005-GG5 Pooling and
Servicing Agreement, servicing of the both the related Non-Serviced Loan and its
Pari Passu Companion Loan will be transferred to the related special servicer under the 2005-GG5 Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the
Pooling and Servicing Agreement. Below is a summary of the main fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the Mortgage Loans. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee,
but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

FEE                           FEE RATE OR RANGE
--------------------------    --------------------------------------------------
Trustee Fee                   0.0005%
Master Servicing Fee          0.02% - 0.09%
Special Servicing Fee         0.35% (minimum $4,000 per Mortgage Loan per month)
Liquidation Fee               1.0%
Workout Fee                   1.0%
Expenses

      In addition, the Trustee, the Master Servicer, the Special Servicer and
the Depositor will be entitled to be indemnified by the Trust Fund as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the
Depositor, the Master Servicer and the Special Servicer" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.
See "Transaction Parties--The Master Servicer, Master Servicer Servicing
Compensation and Payment of Expenses" and "--The Special Servicer, Special
Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

      The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a
Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly
Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
Rate) on a Mortgage Loan (excluding each Companion Loan but including each
Non-Serviced Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master
Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.
The amount required to be advanced by the Master Servicer with respect to any
Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal
Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with

                                      S-158

respect to such Mortgage Loan and the denominator of which is the Stated
Principal Balance of such Mortgage Loan as of the last day of the related
Collection Period.

      The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced
Whole Loan but not a Non-Serviced Loan) to make cash advances ("Property
Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced
Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged
Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

      The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

      The Pooling and Servicing Agreement will obligate the Trustee to make any
P&I Advance that the Master Servicer was obligated, but failed to make.

      The Special Servicer may request the Master Servicer to make Property
Advances with respect to a Specially Serviced Mortgage Loan or REO Property
under the Pooling and Servicing Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request unless the Master
Servicer determines such Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master
Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property
Advances on an emergency basis.

      If the Master Servicer is required under the Pooling and Servicing
Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

      o     if the failure continues for three more business days, to make the
            Property Advance.

      The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such
Mortgage Loan, a shortfall will result which will have the same effect as a
Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in
The Wall Street Journal, New York edition.

      The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency
Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.
Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

                                      S-159

      None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable
(including interest accrued on the Advance) by the Master Servicer, the Special
Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the
Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the
Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the
Advance Rate, out of amounts payable on or in respect of all of the Mortgage
Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the
Master Servicer or the Special Servicer (and in the case of the Trustee, the
Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the
Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special Servicer
may determine whether an advance is a Non-Recoverable Advance, the Special
Servicer will have no right to make an affirmative determination that any
Advance to be made (or contemplated to be made) by the Master Servicer or the
Trustee is, or would be, recoverable. In the absence of a determination by the
Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable. In addition, the 2005-GG5 Master
Servicer under the 2005-GG5 Pooling and Servicing Agreement will be entitled to seek recovery from the Trust of the pro rata share of any non-recoverable servicing advance made with respect to the related Non-Serviced Loan.

      Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced
Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a
Property Advance would be nonrecoverable if making the payment would prevent (i)
the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the
Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

      The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all
Advances made with respect to any Whole Loan, equal to the amount of such
Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the
Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged
Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

      Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution
Date are insufficient to fully reimburse the Master

                                      S-160

Servicer, the Special Servicer or the Trustee, as applicable, for a
Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed
12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections in the
Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). The Master Servicer, the Special Servicer, or the Trustee
will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special
Servicer or the Trustee, as applicable, (a) has determined that such
Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed
Reimbursement Amount would not ultimately be recoverable, along with any other
Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the
principal portion of future collections on the Mortgage Loans and the REO
Properties.

      Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more
Mortgage Loans.

      Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that
Non-Recoverable Advance) or portion thereof with respect to any Distribution
Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection
Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance
(together with interest on that Non-Recoverable Advance). An election by the
Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders will not constitute a violation of the Servicing
Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the
Certificateholders. The Master Servicer's, the Special Servicer's or the
Trustee's decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special
Servicer or the Trustee or a right of the Certificateholders.

ACCOUNTS

      The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection
Account") established pursuant to the Pooling and Servicing Agreement. The
Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein.
The trust will only be entitled to amounts on deposit in the Companion
Collection Account to the extent these funds are not otherwise payable to a
Companion Loan holder.

      The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution
Account" and the "Upper-Tier Distribution Account" and, collectively, the
"Distribution Account"). With respect to each Distribution Date, the Master
Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master

                                      S-161

Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the
Lower-Tier Distribution Account on the related Master Servicer Remittance Date.
To the extent the Master Servicer fails to do so, the Trustee will deposit all
P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular
Certificates and on the Class R Certificates (which are expected to be zero)
from the Lower-Tier Distribution Account and deposit such amounts in the
Upper-Tier Distribution Account. See "Description of the Offered
Certificates--Distributions" in this prospectus supplement.

      The Trustee will also be required to establish and maintain an account
(the "Interest Reserve Account"), which may be a sub-account of the Distribution
Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Net Mortgage Rate on the respective Stated
Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable
Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February,
"Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier
Distribution Account.

      The Trustee will also be required to establish and maintain an account
(the "Gain-On-Sale Reserve Account") which may be a sub-account of the
Distribution Account. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

      Other accounts to be established pursuant to the Pooling and Servicing
Agreement are one or more REO Accounts for collections from REO Properties.

      The Collection Account, the Lower-Tier Distribution Account, the
Upper-Tier Distribution Account, the Interest Reserve Account and the
Gain-On-Sale Reserve Account will be held in the name of the Trustee (or the
Master Servicer on behalf of the Trustee) on behalf of the holders of
Certificates. Each of the Collection Account, the Companion Collection Account,
any REO Account, the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account, any escrow account and the
Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

      Amounts on deposit in the Collection Account, the Companion Collection
Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any
REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion
Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

      The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each
Master Servicer Remittance Date (A) to the Trustee for deposit into the
Lower-Tier Distribution Account an amount equal to the sum of (I) Available
Funds and any prepayment premiums or yield maintenance charges and (II) the
Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation
Proceeds received in the related Collection Period, if any, and (C) to the

                                      S-162

Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the
Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or
the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the
Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO
Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on the
Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the
Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and
certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and
Servicing Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to
withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the
Collection Account pursuant to a plan for termination and liquidation of the
Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the 2005-GG5 Pooling and Servicing
Agreement pursuant to the related intercreditor agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

      DUE-ON-SALE. Subject to the discussion under "--The Controlling Class
Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the
Special Servicer, which in all cases will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

      o     the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG6 certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

      o     such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

      DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling
Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing a
Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the

                                      S-163

related loan documents) to accelerate payment of that Mortgage Loan.  The
Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

      o     the Master Servicer or Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

      o     such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance, (D)
            does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio
            (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

      o     the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Master Servicer determines will not have a material adverse impact on the value, use or operation of the
            Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

      See "Certain Legal Aspects of the Mortgage Loans--Enforceability of
Certain Provisions" in the prospectus.

INSPECTIONS

      The Master Servicer (or with respect to any Specially Serviced Mortgage
Loan, the Special Servicer) is required to inspect or cause to be inspected each
Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing
Standard, but in any event at least once every calendar year with respect to
Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $2,000,000, in each case commencing in 2007; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced
Mortgage Loan as soon as practicable after it becomes a Specially Serviced
Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master
Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will require that each of the Master
Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master
Servicer), which is a member of the American Institute of Certified Public
Accountants, to furnish to the Trustee annually on a specified date, a report which expresses an opinion to the effect that the assertion of management of the
Master Servicer or the Special Servicer that the Master Servicer or the Special
Servicer has complied with certain minimum mortgage loan servicing standard (to the extent applicable to commercial, multifamily and manufactured housing community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, is fairly stated, based on an examination, conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers, except for such exceptions stated in such report. In rendering its report that firm may rely, as to matters relating to the direct servicing of commercial, multifamily and manufactured housing community Mortgage
Loans by sub-servicers, upon comparable reports of firms of independent certified public

                                      S-164

accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers. In addition, the Special Servicer will not be required to cause such a report to be delivered if there were no Specially Serviced Mortgage
Loans during the most recently ended calendar year.

      The Pooling and Servicing Agreement also requires each of the Master
Servicer and the Special Servicer to deliver to the Trustee annually on specified date, an officers' certificate of the Master Servicer or the Special
Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer, the Special Servicer or any subservicer, as the case may be, has fulfilled its material obligations under the Pooling and
Servicing Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status of the default, and the Master Servicer or the
Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either of the Upper-Tier REMIC or
Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the relevant details.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
SERVICER

      Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing
Agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The resigning Master Servicer or
Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing
Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master
Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement. The Trustee or any other successor Master Servicer or
Special Servicer assuming the obligations of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized
Losses.

      The Pooling and Servicing Agreement also provides that none of the
Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer
will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special
Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations or duties under the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement further provides that the Depositor, the Master Servicer, the Special
Servicer and any director, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the
Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property
Advance that is otherwise reimbursable under the Pooling and Servicing

                                      S-165

Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing
Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

      In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and
Servicing Agreement and the rights and duties of the parties to the Pooling and
Servicing Agreement and the interests of the holders of Certificates under the
Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and
the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer will, for the benefit of the
Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a)
the enforcement of the obligations of each mortgagor under the related Mortgage
Loan or Serviced Whole Loan documents and (b) any action brought by a mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling and Servicing Agreement, including, without limitation, the Servicing Standard. Notwithstanding the foregoing, nothing will affect the right of the Master Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special
Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the
Pooling and Servicing Agreement.

      Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(but not to otherwise direct, manage or prosecute such litigation or claim);
provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a mortgagor under the related mortgage loan documents or the obligations of a Loan Seller under a Mortgage Loan Purchase Agreement, the
Master Servicer or the Special Servicer, as applicable, will not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any Mortgage Loan, the
Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim), provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and
Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any

                                      S-166

defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement will provide that each of the 2005-GG5
Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Depositor, 2005-GG5 Trustee
and the 2005-GG5 Fiscal Agent under the 2005-GG5 Pooling and Servicing
Agreement, and any of their respective directors, officers, employees or agents
(each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the
2005-GG5 Pooling and Servicing Agreement or the Pooling and Servicing Agreement
(but excluding any such losses allocable to the 2005-GG5 Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2005-GG5 Pooling and
Servicing Agreement.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

            (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the
      Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii)
      any failure by the Master Servicer to deposit into, or remit to the
      Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m.
      New York City time on the relevant Distribution Date;

            (b) any failure by the Special Servicer to deposit into any REO
      Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection
      Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

            (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (3 days in the case of the Master
      Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement after written notice of the failure has been given to the Master Servicer or the Special
      Servicer, as the case may be, by any other party to the Pooling and
      Servicing Agreement, or to the Master Servicer or the Special Servicer, as
      the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
      30-day period will be extended an additional 60 days; provided that the
      Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (d) any breach on the part of the Master Servicer or the Special
      Servicer of any representation or warranty in the Pooling and Servicing
      Agreement, which materially and adversely affects the interests

                                      S-167

      of any Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master
      Servicer, the Special Servicer, the Depositor and the Trustee by the
      holders of Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable;
      provided, however, if that breach is capable of being cured and the Master
      Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

            (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

            (f) the Trustee has received a written notice from Fitch (which the
      Trustee is required to promptly forward to the Master Servicer or the
      Special Servicer, as applicable), to the effect that if the Master
      Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the
      Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the
      Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the
      Master Servicer or the Special Servicer or the downgrade of any Class of
      Certificates.

            (g) the Master Servicer or the Special Servicer is removed from
      S&P's select servicer list as a U.S. commercial mortgage master servicer or a U.S. commercial mortgage special servicer, as applicable, and any of the ratings assigned by S&P to the series 2006-GG6 certificates or any securities backed by a Pari Passu Companion Loan is qualified, downgraded or withdrawn in connection with that removal and the Master Servicer or
      Special Servicer is not reinstated to such status on such select servicer list within 30 days; and

            (h) the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Loan Seller), shall fail to deliver the items required by the Pooling and Servicing Agent after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Securities
      Exchange Act of 1934, as amended.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default with respect to the Master Servicer or the Special
Servicer occurs, then the Trustee may and, at the direction of the holders of
Certificates evidencing at least 25% of the aggregate Voting Rights of all
Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling and Servicing Agreement and in and to the
Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special
Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and
Servicing Agreement).

      On and after the date of termination following an Event of Default by the
Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the

                                      S-168

compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the
Rating Agencies do not provide written confirmation that the succession of the
Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the
Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special
Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the
Certificates in the same manner as Realized Losses.

      Notwithstanding the foregoing, if an Event of Default on the part of the
Master Servicer affects only a Companion Loan, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master
Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master Servicer.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under "--Events of Default" above, the Master
Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment Fitch and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

      No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Pooling and Servicing
Agreement or the Mortgage Loans, unless, with respect to the Pooling and
Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

      The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

      The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the
Serviced Companion Loans:

            (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced
      Companion Loans;

                                      S-169

            (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing
      Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

            (c) to change the timing and/or nature of deposits in the Collection
      Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
      Account or any REO Account, provided that (A) the Master Servicer
      Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

            (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
      Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii)
      to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
      (see "Federal Income Tax Consequences--Federal Income Tax Consequences for
      REMIC Certificates--Taxation of Residual Certificates--Tax-Related
      Restrictions on Transfer of Residual Certificates" in the prospectus);

            (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of
      Certificates by either Rating Agency; and

            (f) to amend or supplement any provision of the Pooling and
      Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any
      Class of Certificates by either Rating Agency; provided, that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the Serviced Companion Loans;
      provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a
      Companion Loan.

      In addition, in the event that one but not both of the two promissory notes evidencing either of The Shops at LaCantera Loan or the Whalers Village
Loan is repurchased by a Loan Seller, the Pooling and Servicing Agreement may be
amended, without consent of any Certificateholder, to add or modify provisions relating to Pari Passu Companion Loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

      The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage
Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and
Servicing Agreement or of

                                      S-170

modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a
Serviced Companion Loan without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all
Certificates of that Class then outstanding or the holders of the Serviced
Companion Loans, as applicable, (3) adversely affect the Voting Rights of any
Class of Certificates, (4) change in any manner the obligations of any Loan
Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of
Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

      Notwithstanding the foregoing, no party to the Pooling and Servicing
Agreement will be required to consent to any amendment to the Pooling and
Servicing Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a
REMIC.

      The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X
Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates, a percentage equal to the product of (i) 99%
multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. For purposes of determining Voting Rights, the
Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting Rights of any
Class of Certificates shall be allocated among holders of Certificates of such
Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS

      SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole
Loans but not including Non-Serviced Loans) with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the
Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii)
with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property.
However, the Special Servicer will not be required to obtain an Updated
Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

      STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF
DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

      If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the

                                      S-171

state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing
Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers'
certificate delivered to the Trustee.

      Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion
Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of, such
Mortgaged Property within the meaning of the federal Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged
Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related
Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an
REO Mortgage Loan held in the Trust Fund until such time as the related REO
Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

      If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust
Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC)
to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of
Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related
Mortgage Loan became

                                      S-172

imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

      Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the
Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That
May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

      To the extent that liquidation proceeds collected with respect to any
Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses)
incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the
Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the
Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or Trustee on these Advances.

      SALE OF DEFAULTED MORTGAGE LOANS. The Pooling and Servicing Agreement
grants to the majority Certificateholder of the Controlling Class and the
Special Servicer an option to purchase from the Trust Fund any defaulted
Mortgage Loans (including the Non-Serviced Loans) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

      The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The
Special Servicer is required to recalculate the fair

                                      S-173

value of such defaulted Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the Trustee, in accordance with the Pooling and Servicing
Agreement, will be entitled to rely on an appraisal of the Mortgaged Property.
Subject to certain conditions specified in the Pooling and Servicing Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

      Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the
Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Mortgage Loan in default other than pursuant to the exercise of the purchase option.

      With respect to the Maryland Multifamily Portfolio Loan and the JQH Hotel
Portfolio B3 Loan, the option of the Controlling Class and the Special Servicer to purchase such loan when it becomes a defaulted Mortgage Loan will be limited to that loan and such purchaser will not have any rights to purchase any of the respective Companion Loans.

      MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling and Servicing Agreement
will permit the Special Servicer to modify, waive or amend any term of any
Mortgage Loan if (other than a Non-Serviced Loan) (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b)
except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related
Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

      Notwithstanding clause (b) of the preceding paragraph, the Special
Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage
Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any
Specially Serviced Mortgage Loan, including by way of a reduction in the related
Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv)
extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi)
accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to
Certificateholders on a net present value basis. In no event, however, will the
Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent

                                      S-174

consistent with the Servicing Standard 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

      Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

      Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

      In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than a Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and (b) would be in accordance with the Servicing Standard. The Master Servicer or the Special
Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will be entitled to advise the
Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the
Controlling Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period (or 30 days with respect to the 200 Madison Avenue Whole
Loan), the Controlling Class Representative will be deemed to have approved such action):

      o     any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

      o     any modification, extension, amendment or waiver of a monetary term
            (including the timing of payments) or any material non monetary term of a Mortgage Loan;

      o     any proposed sale of an REO Property for less than the Purchase
            Price (other than in connection with the termination of the Trust
            Fund as described below under "--Optional Termination; Optional
            Mortgage Loan Purchase" or pursuant to a purchase option as described above under "--Realization Upon Mortgage Loans--Sale of
            Defaulted Mortgage Loans");

      o     any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan
            Purchase" or pursuant to a purchase option as described above under
            "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
            Loans");

      o     any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property or an
            REO Property;

                                      S-175

      o     any release of collateral for a Mortgage Loan or any release of a
            Mortgagor or guarantor or acceptance of any assumption agreement
            (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

      o     any acceptance of substitute or additional collateral for a Mortgage
            Loan (other than in accordance with the terms of such Mortgage
            Loan);

      o     any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

      o     any acceptance of an assumption agreement releasing a mortgagor or a guarantor from liability under a Mortgage Loan; or

      o     any release of any performance or "earn-out" reserves.

      In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the
Controlling Class Representative's response.

      The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage
Loan, as the Controlling Class Representative may reasonably deem advisable;
provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

      The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

      The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Principal Amount, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Principal Amount, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling
Class will be the Controlling Class Representative.

      A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

      The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate
Principal Amount at least equal to 25% of the initial Certificate Principal
Amount of that Class. For purposes of determining identity of the Controlling
Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class P Certificates.

      With respect to The Shops at LaCantera Loan, if any Certificate is held by the related borrower or an affiliate of the related borrower, that borrower or affiliate will not be entitled to have any voting or veto rights with respect to any matters as to which the Controlling Class has any approval or voting rights regarding The Shops at LaCantera Loan or the related Companion Loan.

      Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related

                                      S-176

Companion Loans as described under "Description of the Mortgage Pool--The Whole
Loans" in this prospectus supplement.

      With respect to each Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the
2005-GG5 Pooling and Servicing Agreement are governed by the terms of the
2005-GG5 Pooling and Servicing Agreement and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling and
Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

      The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

      Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Controlling Class Representative:

      o     may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

      o     may act solely in the interests of the holders of the Controlling
            Class,

      o     does not have any duties to the holders of any Class of certificates other than the Controlling Class,

      o     may take actions that favor the interests of the holders of the
            Controlling Class over the interests of the holders of one or more other classes of certificates, and

      o     will have no liability whatsoever for having so acted and that no
            Certificateholder may take any action whatsoever against the
            Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

TERMINATION; RETIREMENT OF CERTIFICATES

      The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last
Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under "--Optional Termination;
Optional Mortgage Loan Purchase" or (3) the purchase or other liquidation of all of the assets of the trust fund as described below under "--Optional
Termination; Optional Mortgage Loan Purchase." Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each
Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
Certificate Registrar or other location specified in the notice of termination.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

      The holders of the Controlling Class representing greater than a 50%
Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling
Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage
Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of

                                      S-177

the holders of Subordinate Companion Loans provided for in the related intercreditor agreement) and all property acquired in respect of any Mortgage
Loan remaining in the Trust Fund, and thereby effect termination of the Trust
Fund and early retirement of the then outstanding Certificates, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate
Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D)
Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any
Mortgage Loan in the Trust Fund, on the last day of the month preceding such
Distribution Date, as determined by an independent appraiser acceptable to the
Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related
REO Mortgage Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the
Certificates--Termination" in the prospectus.

      The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage
Loans remaining in the Trust Fund at any time the aggregate Certificate
Principal Amounts of the Class A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E and Class F Certificates have been reduced to zero, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution
Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

      In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each
Certificateholder, each holder of a Companion Loan and other parties to the
Pooling and Servicing Agreement, the following reports prepared by the Master
Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

      (1)   a report as of the close of business on the immediately preceding
            Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool
            Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
            Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

      (2)   a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

      (3)   a CMSA historical loan modification and corrected mortgage loan report;

                                      S-178

      (4)   a CMSA historical liquidation report;

      (5)   a CMSA REO status report;

      (6)   a CMSA servicer watch list; and

      (7)   a CMSA loan level reserve and LOC report.

      The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or
the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under the 2005-GG5
Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

      Before each Distribution Date, the Master Servicer will deliver to the
Trustee by electronic means:

      o     a CMSA comparative financial status report; and

      o     a CMSA loan periodic update file.

      In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

      o     Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2006, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO
            Property as of the end of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

      o     Within 30 days after receipt by the Special Servicer or the Master
            Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the
            Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1)
            above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

      Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a
Companion Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk
Factors--Book Entry Registration" in this prospectus supplement.

      Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the
Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and
CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also

                                      S-179

make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

      The Trustee will make available each month, on a restricted basis, the
CMSA delinquent loan status report, the CMSA historical loan modification report, the CMSA historical liquidation report, the CMSA REO status report, the
CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or Certificate Owner of an Offered Certificate and each holder of a
Companion Loan or any person identified to the Trustee by a holder or
Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered Certificate, the Rating Agencies, designees of the
Depositor and to any of the parties to the Pooling and Servicing Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The
Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide that certification.

      In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public
Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330.

      In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.

      Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

      o     the Pooling and Servicing Agreement and any amendments;

      o     all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

      o     all officers' certificates and accountants' reports delivered to the
            Trustee since the Closing Date;

      o     the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

      o     the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as
            applicable, and delivered to the Trustee for each Mortgaged
            Property; and

      o     the mortgage note, mortgage or other legal documents relating to each Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a Mortgage Loan entered into by the
            Master Servicer or Special Servicer, as applicable, and delivered to the Trustee.

      The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable

                                      S-180

to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

      Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO
Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master
Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

      The Trustee is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form
10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

      The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing
Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of
Certificates--Reports to Certificateholders" relating to the Issuing Entity available through its website on the same date they are filed with the SEC. The
Trustee's internet website will initially be located at www.ctslink.com.
Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Certificates will be used by the
Depositor to pay the purchase price of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

      Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC"
and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The
Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage
Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests")
to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class X, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates (the
"Regular Certificates") as classes of regular interests and the Class R
Certificates as the sole class of residual interests in the Upper-Tier REMIC.

      On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and
Servicing Agreement, (3) compliance with the provisions of the 2005-GG5 Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and

                                      S-181

(4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a
REMIC and (1) the Regular Certificates will evidence the "regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole classes of "residual interests" in each of the Lower-Tier REMIC.

      Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class Certificates will be issued with original issue discount ("OID") for federal income tax purposes, and that the other Classes of
Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the
"Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

      Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered
Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.
It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an
Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

      Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, Mortgage Loans representing approximately
8.0% of the Initial Pool Balance by allocated loan amount are secured by multifamily and manufactured housing community properties. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the
Code. See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates" in the prospectus.

      See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

                                      S-182

Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered
Certificates.

                              ERISA CONSIDERATIONS

      A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The U.S. Department of Labor issued substantially identical individual exemptions to each of Goldman, Sachs & Co., Prohibited Transaction Exemption
89-88 (October 17, 1989), and Greenwich Capital Markets, Inc., Prohibited
Transaction Exemption 90-59 (September 6, 1990) (collectively, the "Exemption").
The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc., provided that certain conditions set forth in the
Exemption are satisfied.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"),
Fitch, Inc. ("Fitch") or Moody's Investors Service, Inc. Third, the Trustee
cannot be an affiliate of any other member of the Restricted Group other than an
Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the
Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the
Mortgage Loans and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act of 1933, as amended.

      It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate

                                      S-183

in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

      The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, or Fitch or Moody's Investors Service, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage
Loans.

      Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA
Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                      S-184

                                LEGAL INVESTMENT

      The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M,
Class A-J, Class B, Class C and Class D Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization. The Class E, Class F and Class G Certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those classes of Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered
Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the Underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      Sixteen (16) of the Mortgaged Properties, securing Mortgage Loans representing approximately 12.0% of the Initial Pool Balance by allocated loan amount are located in the State of North Carolina. Mortgage loans in North
Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final
(including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

      Thirty-seven (37) of the Mortgaged Properties, securing Mortgage Loans representing approximately 10.4% of the Initial Pool Balance by allocated loan amount are located in the State of Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note.
Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was

                                      S-185

greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

      Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the prospectus regarding other legal aspects of the
Mortgage Loans that you should consider prior to making any investment in the
Certificates.

                                     RATINGS

      It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's, a division of the
McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with
S&P, the "Rating Agencies"), respectively:

                                                                   RATINGS
                              CLASS                               S&P/FITCH
--------------------------------------------------------------    ---------
Class A-1.....................................................     AAA/AAA
Class A-2.....................................................     AAA/AAA
Class A-3.....................................................     AAA/AAA
Class A-AB....................................................     AAA/AAA
Class A-4.....................................................     AAA/AAA
Class A-M.....................................................     AAA/AAA
Class A-J.....................................................     AAA/AAA
Class B.......................................................     AA+/AA+
Class C.......................................................      AA/AA
Class D.......................................................     AA-/AA-
Class E.......................................................      A+/A+
Class F.......................................................       A/A

      A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

      We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or
Fitch.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      Pursuant to an agreement between Depositor and each of the Rating
Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

                                      S-186

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                            PAGE

2005-GG5 Master Servicer....................................................S-81
2005-GG5 Pooling and Servicing Agreement....................................S-81
2005-GG5 Special Servicer...................................................S-81
30/360......................................................................S-21
Acceptable Insurance Default...............................................S-156
Actual/360 Basis............................................................S-74
Administrative Fee Rate.............................................S-111, S-123
Advance Rate...............................................................S-159
Advances...................................................................S-159
ALTA.......................................................................S-109
anchor tenant...............................................................S-42
Appraisal Reduction........................................................S-134
Appraisal Reduction Event..................................................S-133
Available Funds............................................................S-120
Balloon Mortgage Loan.......................................................S-74
Base Interest Fraction.....................................................S-130
CBE........................................................................S-146
Certificate Owners.........................................................S-136
Certificate Principal Amount...............................................S-119
Certificate Registrar......................................................S-135
Certificateholder..........................................................S-135
Certificates...............................................................S-118
Class......................................................................S-118
Class A Certificates.......................................................S-118
Class A-AB Planned Principal Balance.......................................S-124
Class X Certificates.......................................................S-118
Clearstream................................................................S-135
Closing Date................................................................S-69
CMSA.......................................................................S-178
Code.......................................................................S-182
Collection Account.........................................................S-161
Collection Period..........................................................S-121
Commerzbank.................................................................S-68
Commerzbank AG.............................................................S-108
Commission..........................................................S-101, S-112
Companion Collection Account...............................................S-161
Companion Loans.............................................................S-80
Compensating Interest Payment..............................................S-132
Controlling Class..........................................................S-176
Controlling Class Certificateholder........................................S-176
Controlling Class Representative...........................................S-176
COPT Substitution...........................................................S-76
Corrected Mortgage Loan....................................................S-157
CPR........................................................................S-140
Cross Over Date............................................................S-129
Custodian............................................................S-99, S-110

Depositor............................................................S-69, S-105
Depositories...............................................................S-136
Determination Date.........................................................S-121
Distribution Account.......................................................S-161
Distribution Date..........................................................S-120
DSCR........................................................................S-69
DTC........................................................................S-135
Due Date....................................................................S-73
ERISA......................................................................S-183
ERISA Plan.................................................................S-183
Euroclear..................................................................S-135
Events of Default..........................................................S-167
Excess Liquidation Proceeds................................................S-131
Excess Prepayment Interest Shortfall.......................................S-132
Excluded Plan..............................................................S-184
Exemption..................................................................S-183
fee interest................................................................S-58
Fitch...............................................................S-183, S-186
Form 8-K...................................................................S-101
FSMA.........................................................................S-4
Gain-On-Sale Reserve Account...............................................S-162
GCFP.................................................................S-68, S-101
Greenwich Loans.............................................................S-68
GSCMC................................................................S-68, S-106
GSCMC Loans.................................................................S-68
GSMC.................................................................S-69, S-101
Hughes Property Pool........................................................S-79
Indirect Owner..............................................................S-72
Indirect Participants......................................................S-136
ING Clarion................................................................S-115
Initial Pool Balance........................................................S-68
Interest Accrual Amount....................................................S-121
Interest Accrual Period....................................................S-121
Interest Distribution Amount...............................................S-121
Interest Reserve Account...................................................S-162
Interest Shortfall.........................................................S-122
IRS........................................................................S-172
JQH Defeasance Amount.......................................................S-78
JQH Hotel Portfolio B3 Intercreditor Agreement..............................S-88
JQH Hotel Portfolio B3 Loan.................................................S-88
JQH Hotel Portfolio B3 Majority Holder......................................S-88
JQH Hotel Portfolio B3 Mortgaged Property...................................S-89
JQH Hotel Portfolio B3 Pari Passu Companion Loans...........................S-88
JQH Hotel Portfolio B3 Whole Loan...........................................S-88
Liquidation Fee............................................................S-118
Liquidation Fee Rate.......................................................S-118
Llama.......................................................................S-51

                                      S-187

Lower-Tier REMIC.....................................................S-28, S-181
LTV.........................................................................S-69
LTV at Maturity.............................................................S-69
Maryland Multifamily Directing Holder.......................................S-82
Maryland Multifamily Portfolio Co-Lender Agreement..........................S-81
Maryland Multifamily Portfolio Loan.........................................S-81
Maryland Multifamily Portfolio Mortgaged Property...........................S-82
Maryland Multifamily Portfolio Pari Passu Companion Loan....................S-81
Maryland Multifamily Portfolio Whole Loan...................................S-81
Master Servicer............................................................S-112
Master Servicer Remittance Date............................................S-158
Material Breach............................................................S-100
Material Document Defect...................................................S-100
Modeling Assumptions.......................................................S-140
Monthly Payment............................................................S-121
Mortgage....................................................................S-68
Mortgage File...............................................................S-99
Mortgage Loans..............................................................S-68
Mortgage Note...............................................................S-68
Mortgage Pool...............................................................S-68
Mortgage Rate..............................................................S-123
Mortgaged Property..........................................................S-68
Net Mortgage Rate..........................................................S-123
Nimitz......................................................................S-51
Non-Recoverable Advance....................................................S-160
Non-Serviced Loans..........................................................S-80
Notional Amount............................................................S-120
Offered Certificates.......................................................S-119
OID........................................................................S-182
Originators.................................................................S-68
P&I Advance................................................................S-158
Pari Passu Companion Loan...................................................S-80
Pari Passu Indemnified Party...............................................S-167
Participants...............................................................S-135
Pass-Through Rate..........................................................S-122
PCR........................................................................S-109
Percentage Interest........................................................S-120
Plan.......................................................................S-183
Pooling and Servicing Agreement............................................S-153
Preferred Equity Holder.....................................................S-72
Prepayment Assumption......................................................S-182
Prepayment Interest Excess.................................................S-131
Prepayment Interest Shortfall..............................................S-131
Prime Rate...........................................................S-57, S-159
Principal Distribution Amount..............................................S-123
Principal Shortfall........................................................S-124
pro rata...................................................................S-129
Property Advances..........................................................S-159
Rated Final Distribution Date..............................................S-139
Rating Agencies............................................................S-186
Realized Loss..............................................................S-131
Record Date................................................................S-120
Regular Certificates................................................S-123, S-181
Release Date................................................................S-75
Relevant Implementation Date.................................................S-4
Relevant Member State........................................................S-4
REMIC......................................................................S-181
REMIC Provisions...........................................................S-181
REO Account................................................................S-119
REO Mortgage Loan..........................................................S-124
REO Property...............................................................S-119
Repurchase Price...........................................................S-100
Residual Certificates......................................................S-119
Restricted Group...........................................................S-183
Rules......................................................................S-136
S&P.................................................................S-183, S-186
Scheduled Principal Distribution Amount....................................S-124
Seller Percentage Interest.................................................S-100
Sequential Pay Certificates................................................S-119
Serviced Companion Loan.....................................................S-80
Serviced Whole Loans........................................................S-80
Servicing Fee..............................................................S-115
Servicing Fee Rate.........................................................S-115
Servicing Standard.........................................................S-155
Servicing Transfer Event...................................................S-155
SFA..........................................................................S-6
shadow anchor...............................................................S-42
Shaner Hotel Portfolio Co Lender Agreement..................................S-90
Shaner Hotel Portfolio Companion Loans......................................S-90
Shaner Hotel Portfolio Directing Holder.....................................S-92
Shaner Hotel Portfolio Loan.................................................S-90
Shaner Hotel Portfolio Mortgaged Properties.................................S-92
Shaner Hotel Portfolio Pari Passu Companion Loan............................S-90
Shaner Hotel Portfolio Subordinate Companion Loan...........................S-90
Shaner Hotel Portfolio Whole Loan...........................................S-90
Shaner Senior Companion Loan Priority Properties............................S-91
Shaner Trust Loan Priority Properties.......................................S-90
Shops at LaCantera Whole Loan...............................................S-83
Similar Law................................................................S-183
SMMEA......................................................................S-185
Special Servicer...........................................................S-115
Special Servicing Fee......................................................S-117
Special Servicing Fee Rate.................................................S-117
Specially Serviced Mortgage Loan...........................................S-155
Stated Principal Balance...................................................S-123
Subordinate Companion Loan..................................................S-80
Substitution Collateral.....................................................S-77
Substitution Collateral Shortfall Amount....................................S-77

                                      S-188

The Shops at LaCantera Directing Holder.....................................S-84
The Shops at LaCantera Intercreditor Agreement..............................S-83
The Shops at LaCantera Loan.................................................S-83
The Shops at LaCantera Subordinate Companion Loan...........................S-83
Trust......................................................................S-109
Trust Fund..................................................................S-68
Trustee....................................................................S-110
Trustee Fee................................................................S-111
Trustee Fee Rate...........................................................S-111
Unscheduled Payments.......................................................S-124
Updated Appraisal..........................................................S-171
Upper-Tier Distribution Account............................................S-161
Upper-Tier REMIC.....................................................S-28, S-181
Voting Rights..............................................................S-171
WAC Rate...................................................................S-123
Wachovia...................................................................S-112
Wells Fargo Bank...........................................................S-110
Whole Loan..................................................................S-80
Withheld Amounts...........................................................S-162
Workout Fee................................................................S-117
Workout Fee Rate...........................................................S-117
Workout-Delayed Reimbursement Amount.......................................S-161

                                      S-189

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

      Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the
Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing
Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.
The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

            (1)     "Most Recent NOI" and "Trailing 12 NOI" (which is for the
period ending as of the date specified in Annex C-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.
Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent
NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

            (2)     "Annual Debt Service" means for any Mortgage Loan the
current annualized debt service payable as of March 2006 on the related Mortgage
Loan.

            (3)     "Cut-off Date LTV Ratio" means, with respect to any Mortgage
Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the Appraised Value of the Mortgaged Properties securing such Mortgage Loan.
In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A, as The Watergate, Independence Market Place, Alderbrook
Apartments, Santa Clarita Marketplace, Sawmill Square Shopping Center, Sunset
Plaza, East Broad Street Large Retail, Shoppes at Rita Ranch, Acoma Drive Office
Building, East Broad Street Small, Fry's at the Islands and Southshore
Industrial Center, the cut-off date LTV ratio is calculated net of the earnout.
In the case of the cross-collateralized mortgage loans secured by the Mortgaged
Properties identified in Annex C-1 as Shoppes at Woodruff, Surfside Commons,
East Towne Center, Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend
Shops, East Town Plaza and Taylorsville, as Alderbrook Apartments and Summit
Apartments, and as Village Portico and Brickell Marketplace (other crossed group), the Cut-off Date LTV Ratio is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the cut-off date LTV ratio reflects the aggregate indebtedness evidenced by the

                                      A-1

Mortgage Loan and the Pari Passu Companion Loans, if any, excluding the
Subordinate Companion Loans, if any.

            (4)     "Cut-off Date Principal Balance/Unit" means the principal
balance per unit of measure as of the Cut-off Date. With respect to any Whole
Loan, the Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans,
if any, excluding the Subordinate Companion Loans, if any.

            (5)     "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR"
means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as The Watergate,
Independence Market Place, Alderbrook Apartments, Santa Clarita Marketplace,
Sawmill Square Shopping Center, Sunset Plaza, East Broad Street Large Retail,
Shoppes at Rita Ranch, Acoma Drive Office Building, East Broad Street Small,
Fry's at the Islands and Southshore Industrial Center, the Underwritten DSCR is
calculated net of the earnout. In the case of the cross-collateralized mortgage loans secured by the Mortgaged Properties identified in Annex C-1 as Shoppes at
Woodruff, Surfside Commons, East Towne Center, Plantation Plaza, Sussex Plaza,
Smithfield Plaza, River Bend Shops, East Town Plaza and Taylorsville, as
Alderbrook Apartments and Summit Apartments, and as Village Portico and Brickell
Marketplace (other crossed group), the Underwritten DSCR is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any
Whole Loan, the underwritten DSCR reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any, excluding
Subordinate Companion Loans, if any.

            (6)     "Largest Tenant" means, with respect to any Mortgaged
Property, the tenant occupying the largest amount of net rentable square feet.

            (7)     "Largest Tenant Lease Expiration Date" means the date at
which the applicable Largest Tenant's lease is scheduled to expire.

            (8)     "LTV at Maturity" or "Maturity Date LTV" for any Mortgage
Loan is calculated in the same manner as the Cut-off Date LTV Ratio, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off
Date LTV Ratio has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a
Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as The Watergate,
Independence Market Place, Alderbrook Apartments, Santa Clarita Marketplace,
Sawmill Square Shopping Center, Sunset Plaza, East Broad Street Large Retail,
Shoppes at Rita Ranch, Acoma Drive Office Building, East Broad Street Small,
Fry's at the Islands and Southshore Industrial Center, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value.
In the case of the cross-collateralized mortgage loans secured by the Mortgaged
Properties identified in Annex C-1 as Shoppes at Woodruff, Surfside Commons,
East Towne Center, Plantation Plaza, Sussex Plaza, Smithfield Plaza, River Bend
Shops, East Town Plaza and Taylorsville, as Alderbrook Apartments and Summit
Apartments, and as Village Portico and Brickell Marketplace (other crossed group), the Maturity Date LTV is shown on an aggregate basis for the crossed group of Mortgage Loans. With respect to any Whole Loan, the LTV at maturity reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari
Passu Companion Loans, if any, excluding the Subordinate Companion Loans, if any.

            (9)     "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow"
with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and

                                       A-2

does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

            (10)    "Occupancy" means the percentage of net rentable square
feet, rooms, units, beds or sites of the Mortgaged Property that are leased
(including spaces that are leased to tenants that are not yet in occupancy).
Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

            (11)    "Original Balance" means the principal balance of the
Mortgage Loan as of the date of origination.

            (12)    "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

            (13)    "Appraised Value" means for each of the Mortgaged
Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than 12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal
Date" on Annex C-1 attached hereto.

            (14)    "Weighted Average Mortgage Rate" means the weighted average of the Mortgage Rates as of the Cut-off Date.

            (15)    "Related Group" identifies Mortgage Loans in the Mortgage
Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each
Related Group is identified by a separate number.

            (16)    "Prepayment Penalty Description" means the number of
payments from the first payment date through and including the maturity date for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

            (17)    "Actual/360" means the related Mortgage Loan accrues
interest on the basis of a 360-day year and the actual number of days in the related month.

            (18)    "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

            (19)    "Springing Lockbox" means a lockbox that is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events.

            (20)    "Soft Lockbox" means borrower is required to deposit or
cause the property manager to deposit all rents collected into a lockbox account.

EARNOUT LOANS

      "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout
Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C-1 are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a

                                       A-3

portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten DSCRs and LTVs are also shown beneath the caption "Net of Earnout
NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the
Earnout Loans:

                                                                                    FULL             EARLIEST                 IF
                                                                   FULL             LOAN   NET OF   DEFEASANC              PREPAY,
                                                                   LOAN   NET OF   AMOUNT  EARNOUT      OR                  YIELD
                              EARNOUT      EARNOUT     CURRENT    AMOUNT  EARNOUT   NCF      NCF      PREPAY    DEFEASE/    MAINT.
      PROPERTY NAME           RESERVE      AMOUNT      BALANCE     LTV      LTV     DSCR    DSCR       DATE     EPREPAY   APPLICABLE
------------------------------------------------------------------------------------------------------------------------------------

The Watergate               $ 2,036,100  $ 1,851,00  $71,100,000  74.5%    72.6%   1.21x    1.21x     4/1/2007   Prepay      Yes
Independence Market Place   $ 2,750,000  $ 2,500,00  $28,500,000  73.5%    67.0%   1.46x    1.26x     3/1/2008   Prepay      Yes
Alderbrook Apartments       $   677,600  $  616,000  $12,160,000  79.5%    77.2%   1.20x    1.21x     4/6/2007   Prepay      Yes
Santa Clarita Marketplace   $ 3,300,000  $ 3,300,00  $10,400,000  78.8%    53.8%   1.26x    1.21x    12/6/2006   Prepay      Yes
Sawmill Square Shopping     $   495,000  $  450,000  $10,250,000  80.0%    76.4%   1.22x    1.19x   12/31/2007   Prepay      Yes
Center
Sunset Plaza                $   242,000  $  220,000  $ 9,720,000  79.7%    77.9%   1.25x    1.25x    3/29/2007   Prepay      Yes
East Broad Street Large     $ 1,346,400  $ 1,224,00  $ 9,244,000  80.4%    69.7%   1.20x    1.26x     1/6/2008   Prepay      Yes
Retail
Shoppes at Rita Ranch       $ 1,155,000  $ 1,050,00  $ 7,600,000  80.0%    68.9%   1.29x    1.21x    1/31/2008   Prepay      Yes
Acoma Drive Office
 Building                   $   962,500  $  875,000  $ 5,375,000  74.7%    62.5%   1.22x    1.22x     2/6/2008   Prepay      Yes
East Broad Street Small     $   258,500  $  235,000  $ 4,270,000  79.1%    74.7%   1.21x    1.20x     1/6/2008   Prepay      Yes
Fry's at the Islands        $   550,000  $  500,000  $ 3,750,000  85.0%    73.7%   1.21x    1.20x     7/6/2007   Prepay      Yes
Southshore Industrial
 Center                     $   599,500  $  545,000  $ 2,787,710  97.5%    78.4%   1.39x    1.36x    11/6/2007   Prepay      Yes

                                       A-4

                            DISTRIBUTION BY LOAN TYPE

                                                                           WEIGHTED             WEIGHTED
                                                                            AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                                PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                    NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                     MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY     DATE     DATE
     LOAN TYPE        LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV      LTV
------------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

Interest Only,
   Then Amortizing     114     $2,325,161,482      59.6%      $20,396,153    1.35x     5.717%    104.8      74.5%     68.0%
Interest Only           25        986,459,000      25.3%      $39,458,360    1.48x     5.568%     85.2      75.7%     75.7%
Amortizing              49        589,334,039      15.1%      $12,027,225    1.67x     5.548%     90.2      60.8%     51.5%
                       ---     --------------     -----
TOTAL/WTD.AVG.         188     $3,900,954,521     100.0%      $20,749,758    1.43x     5.654%     97.6      72.7%     67.4%

                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  WEIGHTED             WEIGHTED
                                                                                   AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                                       PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                           NUMBER OF                  OF AGGREGATE     AVERAGE    SERVICE    AVERAGE   TERM TO    CUT-OFF  MATURITY
RANGE OF CUT-OFF DATE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
PRINCIPAL BALANCES ($)       LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

1,392,238 - 2,499,999          10     $   20,465,760       0.5%     $  2,046,576    1.58x     5.487%    116.8      65.6%     56.7%
2,500,000 - 4,999,999          43        156,778,065       4.0%     $  3,646,002    1.41x     5.563%    116.2      71.2%     63.7%
5,000,000 - 6,999,999          22        128,477,942       3.3%     $  5,839,906    1.36x     5.580%    114.4      75.0%     65.9%
7,000,000 - 9,999,999          28        228,614,994       5.9%     $  8,164,821    1.42x     5.695%    107.8      69.9%     63.1%
10,000,000 - 14,999,999        27        320,361,171       8.2%     $ 11,865,229    1.37x     5.608%    107.2      72.2%     65.8%
15,000,000 - 19,999,999        18        307,434,524       7.9%     $ 17,079,696    1.37x     5.692%    109.3      72.8%     63.9%
20,000,000 - 39,999,999        16        456,104,167      11.7%     $ 28,506,510    1.41x     5.716%    110.6      70.0%     63.3%
40,000,000 - 59,999,999         7        352,997,000       9.0%     $ 50,428,143    1.36x     5.691%    104.4      73.9%     67.4%
60,000,000 - 69,999,999         2        137,990,000       3.5%     $ 68,995,000    1.30x     6.018%     58.0      79.9%     79.9%
70,000,000 - 89,999,999         6        468,870,000      12.0%     $ 78,145,000    1.30x     5.891%     85.5      77.0%     73.7%
90,000,000 - 109,999,999        3        306,604,922       7.9%     $102,201,641    1.59x     5.527%     77.1      72.1%     70.6%
110,000,000 - 149,999,999       3        399,255,976      10.2%     $133,085,325    1.60x     5.288%     81.6      64.8%     62.2%
150,000,000 - 215,500,000       3        617,000,000      15.8%     $205,666,667    1.50x     5.659%     99.4      75.9%     70.6%
                              ---     --------------     -----
TOTAL/WTD. AVG.               188     $3,900,954,521     100.0%     $ 20,749,758    1.43x     5.654%     97.6      72.7%     67.4%

MIN         1,392,238
MAX       215,500,000
AVERAGE    20,749,758

                                       A-5

                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                             PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
    RANGE OF     NUMBER OF                  OF AGGREGATE    AVERAGE      SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  DEBT SERVICE    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
COVERAGE RATIOS    LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

1.13 - 1.19           6     $   88,154,774       2.3%      $14,692,462    1.18x    5.762%     118.2      76.7%     67.5%
1.20 - 1.29          72      1,067,990,905      27.4%      $14,833,207    1.23x    5.665%     107.0      75.6%     69.8%
1.30 - 1.39          33        832,705,168      21.3%      $25,233,490    1.35x    5.805%      89.2      76.3%     71.2%
1.40 - 1.49          23        601,267,583      15.4%      $26,142,069    1.45x    5.737%      94.5      73.6%     68.1%
1.50 - 1.59          18        736,318,931      18.9%      $40,906,607    1.55x    5.513%     107.7      74.9%     70.5%
1.60 - 1.69          13        134,263,444       3.4%      $10,327,957    1.64x    5.573%      84.5      67.7%     64.3%
1.70 - 1.79          11        253,799,657       6.5%      $23,072,696    1.73x    5.667%      87.1      59.5%     53.1%
1.80 - 1.89           4         21,630,847       0.6%      $ 5,407,712    1.81x    5.371%      96.6      62.3%     60.2%
1.90 - 1.99           3         15,121,982       0.4%      $ 5,040,661    1.91x    5.791%     118.0      55.3%     47.5%
2.00 - 2.29           4        146,701,230       3.8%      $36,675,307    2.09x    5.111%      55.2      45.9%     42.9%
2.30 - 2.52           1          3,000,000       0.1%      $ 3,000,000    2.52x    4.850%     115.0      39.5%     34.0%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                1.13x
MAX                2.52x
WEIGHTED AVERAGE   1.43x

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                             PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
    RANGE OF     NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    MORTGAGE      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 INTEREST RATES    LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

4.850% - 5.000%       7     $  164,407,976       4.2%      $23,486,854    1.95x    4.975%      64.7      52.0%     47.9%
5.001% - 5.250%      17        295,396,026       7.6%      $17,376,237    1.43x    5.195%      96.4      72.7%     68.2%
5.251% - 5.500%      32      1,001,302,178      25.7%      $31,290,693    1.49x    5.436%     108.8      72.1%     66.6%
5.501% - 5.750%      72      1,206,214,015      30.9%      $16,752,972    1.35x    5.610%     102.5      75.5%     70.2%
5.751% - 6.000%      42        608,405,970      15.6%      $14,485,856    1.39x    5.820%      99.2      71.6%     65.2%
6.001% - 6.500%      14        494,094,418      12.7%      $35,292,458    1.37x    6.232%      78.7      75.5%     71.6%
6.501% - 6.865%       4        131,133,938       3.4%      $32,783,485    1.53x    6.660%      75.7      71.7%     66.9%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                4.850%
MAX                6.865%
WEIGHTED AVERAGE   5.654%

                                       A-6

               DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
    RANGE OF                                 PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
 CUT-OFF DATE    NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
 LOAN-TO-VALUE    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
   RATIOS (%)      LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

38.20 - 50.00         9     $  193,523,325       5.0%      $21,502,592    2.00x    5.384%      65.8      45.3%     41.3%
50.01 - 60.00        12         94,426,636       2.4%      $ 7,868,886    1.66x    5.510%     117.4      55.3%     47.7%
60.01 - 65.00        15        247,202,755       6.3%      $16,480,184    1.60x    5.530%      88.5      61.9%     56.5%
65.01 - 70.00        28        401,324,726      10.3%      $14,333,026    1.45x    5.685%     103.2      67.5%     60.9%
70.01 - 75.00        35        853,777,571      21.9%      $24,393,645    1.41x    5.676%     114.0      73.1%     68.4%
75.01 - 80.00        83      2,026,119,367      51.9%      $24,411,077    1.36x    5.682%      92.0      77.9%     72.9%
80.01 - 89.30         6         84,580,142       2.2%      $14,096,690    1.36x    5.737%     117.5      82.9%     73.1%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                38.2%
MAX                89.3%
WEIGHTED AVERAGE   72.7%

                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
    RANGE OF                                 PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
   REMAINING     NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    TERMS TO      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 MATURITY (MOS)    LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

51 - 60              21     $1,085,035,898      27.8%      $51,668,376    1.51x    5.805%      56.9      71.3%     69.2%
61 - 110              9        289,555,000       7.4%      $32,172,778    1.40x    5.456%      79.1      75.1%     73.9%
111 - 115            17        380,595,492       9.8%      $22,387,970    1.52x    5.454%     114.9      73.0%     61.9%
116 - 116            36        569,192,482      14.6%      $15,810,902    1.37x    5.561%     116.0      73.5%     66.3%
117 - 117            20        369,182,372       9.5%      $18,459,119    1.33x    5.678%     117.0      74.6%     68.7%
118 - 118            41        550,832,921      14.1%      $13,434,949    1.36x    5.748%     118.0      72.3%     64.5%
119 - 120            44        656,560,356      16.8%      $14,921,826    1.42x    5.595%     119.1      72.3%     67.6%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                 51 months
MAX                120 months
WEIGHTED AVERAGE    98 months

                                       A-7

                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
    RANGE OF                                 PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
   REMAINING     NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  AMORTIZATION    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
  TERMS (MOS)      LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

Interest Only        25     $  986,459,000      25.3%      $39,458,360    1.48x    5.568%      85.2      75.7%     75.7%
238 - 299            13        181,072,028       4.6%      $13,928,618    1.51x    5.895%     116.8      63.0%     47.6%
300 - 359            41        689,232,010      17.7%      $16,810,537    1.60x    5.711%      78.4      66.7%     60.7%
360 - 360           109      2,044,191,482      52.4%      $18,754,050    1.35x    5.654%     108.4      74.2%     67.5%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                238 months
MAX                360 months
WEIGHTED AVERAGE   350 months

                   DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                        WEIGHTED             WEIGHTED
                                                                         AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
    RANGE OF                                 PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
    ORIGINAL     NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    TERMS TO      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
    MATURITY       LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
---------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

56 - 60              21     $1,085,035,898      27.8%      $51,668,376    1.51x    5.805%      56.9      71.3%     69.2%
61 - 119             10        505,055,000      12.9%      $50,505,500    1.47x    5.436%      96.1      74.8%     74.1%
120 - 120           157      2,310,863,623      59.2%      $14,718,877    1.38x    5.630%     117.1      72.9%     65.2%
                    ---     --------------     -----
TOTAL/WTD. AVG.     188     $3,900,954,521     100.0%      $20,749,758    1.43x    5.654%      97.6      72.7%     67.4%

MIN                 56 months
MAX                120 months
WEIGHTED AVERAGE   100 months

                                       A-8

                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                WEIGHTED             WEIGHTED
                                                                                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                                     PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                         NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                          MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
    PREPAYMENT TYPE        LOANS      BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-----------------------  ---------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

Defeasance                  174     $3,790,351,302      97.2%      $21,783,628    1.43     5.653%      97.3      72.7%     67.5%
Greater of YM or 1%          12         95,053,219       2.4%      $ 7,921,102    1.32     5.580%     113.1      75.8%     66.9%
YM/Defeasance                 1          9,550,000       0.2%      $ 9,550,000    2.16     6.605%      60.0      47.8%     43.6%
Greater of YM +1% or 2%       1          6,000,000       0.2%      $ 6,000,000    1.29     5.550%     111.0      77.9%     66.8%
                            ---     --------------     -----
Total/Wtd.Avg.              188      3,900,954,521     100.0%      $20,749,758    1.43     5.654%      97.6      72.7%     67.4%

                          DISTRIBUTION OF LOCKBOX TYPES

                                          PERCENTAGE
            NUMBER OF                    OF AGGREGATE
            MORTGAGE     CUT-OFF DATE    CUT-OFF DATE
LOCKBOXES     LOANS       BALANCE ($)       BALANCE
---------   ---------   --------------   ------------
Hard            42      $2,339,357,389       60.0%
Soft            15         440,667,059       11.3%

                             DISTRIBUTION OF ESCROWS

                                                   PERCENTAGE OF
                       NUMBER OF                     AGGREGATE
                        MORTGAGE    CUT-OFF DATE   CUT-OFF DATE
     ESCROW TYPE         LOANS      BALANCE ($)       BALANCE
--------------------   ---------   -------------   -------------
Replacement Reserves      136      2,465,078,984      63.2%
Real Estate Tax           153      2,743,975,407      70.3%
Insurance                 147      2,639,241,865      67.7%
TILC                       82      1,696,687,153      58.7%(a)

----------
(a) Percentage of total office, retail and industrial properties only.

                                       A-9

                         DISTRIBUTION OF PROPERTY TYPES

                                                                          WEIGHTED            WEIGHTED
                                                                           AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                               PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                   NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                   MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
  PROPERTY TYPE   PROPERTIES    BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
----------------  ----------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

Office                70      $1,451,443,431      37.2%      $20,734,906    1.38x    5.740%      99.0      75.4%     71.1%
Retail               116       1,222,272,796      31.3%      $10,536,834    1.49x    5.505%     101.0      68.3%     62.8%
Hospitality           46         619,964,692      15.9%      $13,477,493    1.50x    5.868%      91.6      72.8%     64.8%
Multifamily           27         307,212,863       7.9%      $11,378,254    1.39x    5.388%      92.3      75.3%     71.7%
Industrial            36         217,055,951       5.6%      $ 6,029,332    1.32x    5.700%      85.9      75.5%     71.4%
Other                  4          43,490,000       1.1%      $10,872,500    1.37x    5.462%     118.2      72.4%     71.3%
Self-Storage          14          34,925,833       0.9%      $ 2,494,702    1.47x    5.756%     117.9      74.0%     61.4%
Mobile Home Park       2           4,588,954       0.1%      $ 2,294,477    1.29x    5.780%     116.6      68.0%     60.4%
                     ---      --------------     -----
Total/Wtd.Avg.       315       3,900,954,521     100.0%      $12,383,983    1.43x    5.654%      97.6      72.7%     67.4%

                                      A-10

                             GEOGRAPHIC DISTRIBUTION

                                                                              WEIGHTED             WEIGHTED
                                                                               AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                                                   PERCENTAGE                   DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                       NUMBER OF                  OF AGGREGATE     AVERAGE     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                       MORTGAGED   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  COVERAGE  MORTGAGE   MATURITY    DATE      DATE
   PROPERTY STATE     PROPERTIES    BALANCE ($)      BALANCE     BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
--------------------  ----------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

North Carolina             16     $  466,512,187      12.0%      $29,157,012    1.46x    5.678%     107.1      75.7%     72.4%
Texas                      37        405,076,644      10.4%      $10,948,017    1.60x    5.515%      83.3      64.3%     59.5%
California                 25        358,240,860       9.2%      $14,329,634    1.37x    5.648%     107.6      70.4%     64.7%
Maryland                   22        319,279,000       8.2%      $14,512,682    1.47x    5.413%      92.3      74.2%     73.3%
Washington                  8        248,533,741       6.4%      $31,066,718    1.33x    5.700%      62.9      79.1%     77.0%
Florida                    19        194,878,023       5.0%      $10,256,738    1.44x    5.649%     105.4      73.9%     66.9%
Hawaii                      7        185,383,861       4.8%      $26,483,409    1.64x    5.669%      76.5      59.8%     55.3%
Pennsylvania                5        184,531,572       4.7%      $36,906,314    1.33x    5.579%     117.7      74.1%     66.0%
Colorado                    9        167,946,740       4.3%      $18,660,749    1.48x    5.688%      74.9      76.1%     73.3%
Georgia                    10        139,202,366       3.6%      $13,920,237    1.39x    6.211%     109.7      73.9%     68.8%
Nevada                     17        120,812,564       3.1%      $ 7,106,621    1.24x    5.740%      73.1      74.6%     70.4%
Arizona                    10        105,946,973       2.7%      $10,594,697    1.27x    5.583%     117.5      73.9%     66.2%
Illinois                    8        105,389,053       2.7%      $13,173,632    1.42x    5.541%     115.6      74.3%     67.0%
South Carolina             12         76,112,896       2.0%      $ 6,342,741    1.39x    5.583%     117.2      76.4%     66.7%
District Of Columbia        1         71,100,000       1.8%      $71,100,000    1.21x    5.430%     116.0      72.6%     69.2%
Virginia                    5         63,386,000       1.6%      $12,677,200    1.38x    5.604%     117.3      72.1%     65.7%
Michigan                    8         63,075,597       1.6%      $ 7,884,450    1.35x    5.779%      96.1      71.6%     65.4%
Ohio                        9         58,583,133       1.5%      $ 6,509,237    1.33x    5.729%      93.8      75.5%     72.0%
Connecticut                 5         50,747,795       1.3%      $10,149,559    1.41x    5.851%     110.7      76.9%     67.0%
Louisiana                  13         46,411,607       1.2%      $ 3,570,124    1.43x    5.770%     116.1      74.4%     63.3%
Arkansas                    2         44,481,238       1.1%      $22,240,619    1.55x    5.556%     115.2      71.3%     59.3%
New Jersey                  4         43,733,331       1.1%      $10,933,333    1.35x    5.724%     117.3      68.5%     57.6%
Iowa                        5         43,368,512       1.1%      $ 8,673,702    1.54x    5.532%     112.5      74.8%     63.9%
New York                    2         41,500,000       1.1%      $20,750,000    1.31x    5.555%     118.1      80.8%     72.3%
Nebraska                    3         38,459,405       1.0%      $12,819,802    1.53x    5.598%     109.0      75.6%     65.4%
Oregon                      2         35,056,107       0.9%      $17,528,053    1.38x    6.101%      71.1      77.0%     70.3%
Alabama                     2         27,402,287       0.7%      $13,701,143    1.38x    5.903%     116.5      76.7%     70.3%
New Mexico                  1         25,667,956       0.7%      $25,667,956    1.56x    5.487%     115.0      75.1%     63.6%
Tennessee                   5         24,002,463       0.6%      $ 4,800,493    1.43x    5.685%      97.0      74.4%     65.9%
Massachusetts               3         23,885,000       0.6%      $ 7,961,667    1.74x    6.053%      65.6      67.5%     65.3%
Missouri                    5         19,045,278       0.5%      $ 3,809,056    1.42x    5.905%      92.3      75.8%     69.2%
Minnesota                   6         17,356,162       0.4%      $ 2,892,694    1.31x    5.853%     102.9      75.4%     66.0%
Indiana                    11         16,999,322       0.4%      $ 1,545,393    1.26x    6.500%      60.0      80.0%     80.0%
Idaho                       1         15,804,289       0.4%      $15,804,289    1.38x    5.770%     116.0      66.7%     51.5%
Utah                        3         12,980,246       0.3%      $ 4,326,749    1.35x    5.882%     102.6      81.0%     71.5%
Delaware                    2          7,946,101       0.2%      $ 3,973,051    1.25x    5.531%     119.5      79.9%     69.0%
Wisconsin                   3          5,871,316       0.2%      $ 1,957,105    1.65x    5.649%     108.7      62.3%     54.4%
Mississippi                 1          5,115,413       0.1%      $ 5,115,413    1.39x    5.320%     114.0      79.3%     66.3%
Rhode Island                1          4,985,363       0.1%      $ 4,985,363    1.72x    5.710%     115.0      65.5%     50.6%
Wyoming                     1          4,600,000       0.1%      $ 4,600,000    1.31x    5.000%     115.0      80.0%     69.2%
Vermont                     1          2,865,000       0.1%      $ 2,865,000    2.16x    6.605%      60.0      47.8%     43.6%
Oklahoma                    1          2,822,806       0.1%      $ 2,822,806    1.26x    6.500%      60.0      80.0%     80.0%
Montana                     1          2,370,245       0.1%      $ 2,370,245    1.26x    6.500%      60.0      80.0%     80.0%
West Virginia               1          1,339,816       0.0%      $ 1,339,816    1.72x    5.710%     115.0      65.5%     50.6%
Kansas                      1          1,076,636       0.0%      $ 1,076,636    1.26x    6.500%      60.0      80.0%     80.0%
South Dakota                1          1,069,617       0.0%      $ 1,069,617    1.26x    6.500%      60.0      80.0%     80.0%
                          ---     --------------     -----
TOTAL/WTD.AVG             315     $3,900,954,521     100.0%      $12,383,983    1.43x    5.654%      97.6      72.7%     67.4%

                                      A-11

GSMS 2006-GG6                                                            ANNEX B
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                      [2 PHOTOS OF NORTHLAKE MALL OMITTED]

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               [MAP INDICATING LOCATION OF NORTHLAKE MALL OMITTED]

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                  Charlotte, North Carolina
Property Type                                                             Retail
Size (sf)                                                                540,854
Percentage Mall Shop Leased as of February 15, 2006                        95.4%
Year Built                                                                  2005
Appraisal Value                                                     $290,000,000
Underwritten Occupancy                                                     95.4%
Underwritten Revenues                                                $27,093,177
Underwritten Total Expenses                                           $8,190,612
Underwritten Net Operating Income (NOI)                              $18,902,565
Underwritten Net Cash Flow (NCF)                                     $18,392,280
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $215,500,000
Cut-off Date Principal Balance PSF/Unit                                  $398.44
Percentage of Initial Mortgage Pool Balance                                 5.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.410%
Original Term to Maturity  (Months)                                          119
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     74.3%
LTV Ratio at Maturity                                                      74.3%
Underwritten DSCR on NOI                                                   1.60x
Underwritten DSCR on NCF                                                   1.56x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "NORTHLAKE MALL LOAN") is evidenced by a note in the original principal amount of $215,500,000 and is secured by a first mortgage encumbering a super-regional shopping mall located in
      Charlotte, North Carolina (the "NORTHLAKE MALL PROPERTY"). The Northlake
      Mall Loan was originated by Goldman Sachs Commercial Mortgage Capital,
      L.P. (formerly known as Archon Financial, L.P.), and Goldman Sachs
      Mortgage Company is the holder of the $215,500,000 note and is the loan seller of the Northlake Mall Loan. The Northlake Mall Loan was originated on February 15, 2006 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the Northlake Mall Loan has a principal balance as of the cut-off date of $215,500,000 and an interest rate of 5.410%. The proceeds of the Northlake Mall Loan were used to refinance existing debt on the Northlake Mall Property.

      The Northlake Mall Loan had an initial term of 119 months and has a remaining term of 119 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in February 2016. Voluntary prepayment of the Northlake Mall Loan is prohibited until the payment date in October 2014. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date but prior to the payment date in October 2014.

o     THE PROPERTY. The Northlake Mall Property is a 1,071,642 sf super-regional shopping center with three anchors and approximately 140 stores. The
      Northlake Mall Property opened in September 15, 2005 and is located in
      Charlotte, North Carolina. The Northlake Mall Property's trade area has an average household income of $73,283 and a current population of approximately 385,507. Charlotte is the largest metropolitan area in the
      Carolinas.

      The Northlake Mall Property is anchored by Hecht's, Dillard's and Belk, along with majors Dick's Sporting Goods and Borders Books and Music Cafe
      (totaling 625,789 sf). Hecht's, Dillard's and Belk are not part of the collateral securing the Northlake Mall Loan. The Northlake Mall Property
      also features a 14-screen stadium seating AMC theatre. In-line store space at the Northlake Mall Property totals 386,253 sf.

      The following table represents certain information relating to the anchor tenants at the Northlake Mall Property:

                                               CREDIT RATING
                                                 OF PARENT                             OPERATING
                                                  COMPANY                 COLLATERAL    COVENANT
      ANCHOR             PARENT COMPANY       (FITCH/MIS/S&P)     GLA      INTEREST    EXPIRATION
--------------------   --------------------   ---------------   -------   ----------   ----------

                       Federated Department
Hecht's                Stores                  BBB+/Baa1/BBB    165,000       No       9/15/2020
Dillard's              Dillard's, Inc.           BB-/B2/BB      185,788       No       9/15/2020
Belk                   Belk, Inc.                NR/NR/NR       180,000       No       9/15/2020
                                                                -------
TOTAL ANCHOR TENANTS                                            530,788

      The Northlake Mall Property is 98.4% leased (including the anchor spaces), with mall shop leased occupancy at 95.4%. Pottery Barn, Coach, Ann Taylor,
      Guess and Banana Republic are among the retailers occupying the in-line space at the Northlake Mall Property. Pursuant to ICSC's Retail Chain
      Store Sales Index, projected sales psf for mall shop tenants (with less than 10,000 sf) is $394 based upon partial year sales for the period
      October 2005 through January 2006. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 14.6% for such tenants.

                                      B3

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      The following table presents certain information relating to the major mall shop tenants at the Northlake Mall Property:

                        TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
--------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                             CREDIT RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/MIS/S&P)   TENANT       %      UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME                (2)          NRSF     OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)    EXPIRATION
-------------------------   ---------------   -------   -------   ------------   ------------   -------------   ----------

AMC Theatres                  B / NR / B       59,600    11.0%    $ 1,070,605        6.5%          $17.96       1/31/2018
Dick's Sporting Goods        NR / NR / B+      75,000    13.9%        918,750        5.6%           12.25       1/31/2021
Brooks Brothers              NR / NR / NR       7,437     1.4%        306,960        1.9%           41.27       1/31/2015
Borders Books Music Cafe(3)  NR / NR / NR      20,001     3.7%        300,015        1.8%           15.00       1/31/2020
Pottery Barn                 NR / NR / NR      10,242     1.9%        299,735        1.8%           29.27       1/31/2018
Anthropologie                NR / NR / NR      10,000     1.8%        290,000        1.8%           29.00       1/31/2016
American Eagle Outfitters    NR / NR / NR       7,000     1.3%        245,000        1.5%           35.00       1/31/2015
Abercrombie & Fitch          NR / NR / NR       8,062     1.5%        241,860        1.5%           30.00       9/30/2015
Express/Express Men         NR / Baa2 / BBB     7,500     1.4%        225,000        1.4%           30.00       1/31/2016
Forever 21                   NR / NR / NR       7,254     1.3%        217,620        1.3%           30.00       1/31/2015
                                             -----------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     212,096    39.2%    $ 4,115,545       25.0%          $19.40
Remaining Owned Tenants                       311,134    57.5%     12,366,564       75.0%           39.75
Vacant Spaces (Owned
   Space)                                      17,624     3.3%              0        0.0%            0.00
                                             -----------------------------------------------------------------
TOTAL ALL OWNED TENANTS                       540,854   100.0%    $16,482,109      100.0%          $31.50
--------------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Tenant has executed a lease but is not yet in occupancy. Tenant expected to open in mid March 2006.

      The following table presents certain information relating to the lease rollover schedule at the Northlake Mall Property:

                                    LEASE EXPIRATION SCHEDULE (1) (2)
----------------------------------------------------------------------------------------------------------
                                                                               % OF TOTAL      ANNUALIZED
                                          % OF    CUMULATIVE    ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                             EXPIRING    TOTAL       % OF      UNDERWRITTEN   UNDERWRITTEN     BASE RENT
YEAR ENDING DECEMBER 31,    OWNED NRSF    NRSF    TOTAL NRSF    BASE RENT      BASE RENT      ($ PER NRSF)
-------------------------   ----------   ------   ----------   ------------   ------------    ------------

2006                            2068       0.4%       0.4%        $135,000         0.8%           $65.28
2007                               0       0.0%       0.4%               0         0.0%             0.00
2008                               0       0.0%       0.4%               0         0.0%             0.00
2009                              22       0.0%       0.4%         105,000         0.6%         4,772.73
2010                           1,979       0.4%       0.8%         329,000         2.0%           166.25
2011                           1,842       0.3%       1.1%         115,000         0.7%            62.43
2012                           3,879       0.7%       1.8%         292,000         1.8%            75.28
2013                          14,319       2.6%       4.5%         561,302         3.4%            39.20
2014                          24,301       4.5%       9.0%         585,390         3.6%            24.09
2015                         137,557      25.4%      34.4%       5,936,152        36.0%            43.15
2016 and Thereafter          337,263      62.4%      96.7%       8,423,265        51.1%            24.98
Vacant                        17,624       3.3%     100.0%               0         0.0%             0.00
                            ------------------------------------------------------------------------------
TOTAL                        540,854     100.0%                $16,482,109       100.0%           $31.50
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Borrower owned in-line space only.

o     THE BORROWER. The borrower is TRG Charlotte LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the
      Northlake Mall Loan. The borrower of the Northlake Mall Loan is indirectly owned by The Taubman Realty Group Limited Partnership ("TAUBMAN"). Taubman
      owns, develops, operates and/or manages 22 upscale shopping malls in over
      11 states. Taubman is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the Northlake Mall
      Loan. In addition, certain unfunded obligations at the Northlake Mall
      Property totaling $14,743,899 were secured by an unfunded obligations guaranty from Taubman.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and tenant termination fees to be funded during an event of default under the Northlake Mall Loan.

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o     LOCK BOX AND CASH MANAGEMENT. The Northlake Mall Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account, except that the loan documents permit the borrower to maintain a separate account (the "NORTHLAKE MALL KIOSK ACCOUNT") into which rents from tenants under license agreements and other miscellaneous revenue from sources other than tenants at the Northlake Mall Property may be deposited. No withdrawals are permitted from the Northlake Mall Kiosk
      Account and on any business day on which the amount on deposit in the
      Northlake Mall Kiosk Account exceeds $150,000 (or, during an event of default under the Northlake Mall Loan, $50,000), such excess funds are required to be transferred into the lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that no event of default under the
      Northlake Mall Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Northlake Mall Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Northlake Mall Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Northlake Mall Property is currently managed by
      The Taubman Company LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Northlake Mall
      Property may be managed by a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value as the Northlake Mall Property for whom each rating agency has confirmed in writing that the management of the Northlake Mall
      Property by such entity will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The lender may require the borrower to replace the property manager if an event of default under the Northlake Mall Loan has occurred and the lender has accelerated the loan or if the property manager becomes insolvent.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of all or any part of a certain out parcel and certain other portions of the Northlake Mall Property improved only by surface parking and required to be transferred to an anchor tenant pursuant to the REA, the release of which would not have a material adverse impact on the value, use or operation of the Northlake Mall
      Property. Any portion of the Northlake Mall Property so released must be transferred to a third party and may be used only for purposes that are consistent with the character and quality of the balance of the Northlake
      Mall Property. Any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release parcel has been legally subdivided, (b) evidence that the release parcel is not necessary for the uses of the remainder of the Northlake Mall Property and
      (c) evidence that sufficient parking remains on the remainder of the
      Northlake Mall Property. In the alternative, the loan documents permit the borrower to ground lease the release parcels to one or more third parties.
      Any such ground lease must be triple-net and must provide, among other things, that the ground leased parcel will be used solely for purposes that are consistent with the character and quality of the balance of the
      Northlake Mall Property, and that the ground lessee will provide the lender with a guaranty or letter of credit as security for the completion of the ground lessee's construction obligations. The Northlake Mall Loan would be subordinate to any such ground lease.

o     TERRORISM INSURANCE. The Northlake Mall Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of the
      Northlake Mall Property and 100% of the projected gross rental income from the Northlake Mall Property on an actual loss sustained basis, from the date of the casualty to the date that the Northlake Mall Property is repaired or replaced, plus a 12-month period after the completion of restoration. The borrower is only required to maintain such amount of coverage as may be obtained at a cost equal to (x) $155,000 for the first four years after the one-year anniversary of the origination of the loan and (y) $200,000 for the remainder of the term of the loan. In addition, the borrower is permitted to maintain such coverage through a blanket policy with a deductible not in excess of $500,000 or such higher deductible if the borrower delivers to the lender a letter of credit in an amount equal to the difference between the actual deductible and $500,000.
      The letter of credit may be drawn upon by the lender upon the occurrence of a casualty to pay such amounts that would have been paid by the issuer of the insurance policy if the actual deductible had been $500,000.

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                   [2 PHOTOS OF JQH HOTEL PORTFOLIO D OMITTED]

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           [MAP INDICATING LOCATIONS OF JQH HOTEL PORTFOLIO D OMITTED]

                                     B7

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            9
Location (City/State)                                                    Various
Property Type                                                        Hospitality
Size (rooms)                                                               2,022
Percentage Occupancy Trailing 12 as of December 31, 2005                   70.4%
Year Built / Renovated                                         Various / Various
Appraisal Value                                                     $284,900,000
Underwritten Occupancy                                                     70.4%
Underwritten Revenues                                                $84,230,235
Underwritten Total Expenses                                          $58,185,778
Underwritten Net Operating Income (NOI)                              $26,044,458
Underwritten Net Cash Flow (NCF)                                     $22,675,249
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $214,000,000
Cut-off Date Principal Balance PSF/Unit                              $105,835.81
Percentage of Initial Mortgage Pool Balance                                 5.5%
Number of Mortgage Loans                                                       1
Type of Security                                    8 Fee Simple and 1 Leasehold
Mortgage Rate                                                             5.487%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                   35 IO; 360
Cut-off Date LTV Ratio                                                     75.1%
LTV Ratio at Maturity                                                      63.6%
Underwritten DSCR on NOI                                                   1.79x
Underwritten DSCR on NCF                                                   1.56x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "JQH HOTEL PORTFOLIO D LOAN") is evidenced by a single note and is secured by a first mortgage encumbering nine full-service hotels located in eight states (the "JQH HOTEL PORTFOLIO
      D PROPERTIES"). The JQH Hotel Portfolio D Loan was originated on September
      26, 2005 by Goldman Sachs Commercial Mortgage Capital, L.P. (formerly known as Archon Financial, L.P.) and was subsequently purchased by Goldman
      Sachs Mortgage Company and had an original principal balance of
      $214,000,000 and represents approximately 5.5% of the initial mortgage pool balance. The note evidencing the JQH Hotel Portfolio Loan has a principal balance as of the cut off date of $214,000,000 and an interest rate of 5.487%. The proceeds of the JQH Hotel Portfolio D Loan were primarily used to acquire the JQH Hotel Portfolio D Properties.

      The JQH Hotel Portfolio D Loan had an initial term of 120 months and has a remaining term of 115 months. The scheduled maturity date is the payment date in October 2015. Voluntary prepayment of the JQH Hotel Portfolio D
      Loan is prohibited until the payment date in April 2015. On or after the payment date in April 2015, full or partial prepayment is permitted on the
      JQH Hotel Portfolio D Loan without penalty. Defeasance and substitution are permitted with respect to the JQH Hotel Portfolio D Loan as described under "Defeasance and Substitution" below.

      THE PROPERTIES. The JQH Hotel Portfolio D Properties consist of nine hotel properties located in eight states. The borrower has pledged its fee interest in eight of the JQH Hotel Portfolio D Properties and its leasehold interest in one of the JQH Hotel Portfolio D Properties. The following table presents certain information relating to the JQH Hotel
      Portfolio D Properties:

                                                              ALLOCATED     OCCUPANCY                          # OF
       PROPERTY NAME             CITY           STATE        LOAN AMOUNT       (1)      ADR (1)   REVPAR (1)   ROOMS
---------------------------   -----------   --------------   ------------   ---------   -------   ----------   -----

Omaha Embassy Suites          Omaha         Nebraska          $34,249,033     77.9%     $134.41    $104.70       248
Little Rock Embassy Suites    Little Rock   Arkansas           33,646,852     75.1%      117.59      88.29       250
Greensboro Embassy Suites     Greensboro    North Carolina     32,141,400     75.3%      123.26      92.82       218
Greenville Embassy Suites     Greenville    South Carolina     31,539,219     71.4%      106.62      76.17       267
Albuquerque Marriott          Albuquerque   New Mexico         25,667,956     65.5%       99.10      64.89       309
Des Moines Embassy Suites     Des Moines    Iowa               25,442,139     68.8%      117.03      80.57       233
Davenport Radisson            Davenport     Iowa               12,570,524     62.5%       92.99      58.07       221
Mesquite Hampton Inn and
   Suites                     Mesquite      Texas              11,290,890     69.8%       84.82      59.18       160
Kansas City Homewood Suites   Kansas City   Missouri            7,451,987     65.4%       94.60      61.89       116
                                                             -------------------------------------------------------
TOTAL / AVERAGE PORTFOLIO                                    $214,000,000     70.4%     $110.21     $77.62     2,022

_________________
(1)   Trailing 12 months through 12/31/2005.

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      Omaha Embassy Suites Property is a full-service, 248-room hotel located in the central business district of Omaha in the Old Market District, situated one mile from I-480, which connects with I-29 and I-80, the major regional north-south and east-west thoroughfares, respectively; bordered to the north by the ConAgra Foods headquarters. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Omaha Embassy Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, Internet cafe, game room and 12,480 sf of meeting space.

      Little Rock Embassy Suites Property is a full-service, 250-room hotel located in the western portion of Little Rock, near the I-430/I-630 interchange, the area's major north-south and east-west thoroughfares, respectively; situated in a prominent residential district with various corporations and multi-tenant office buildings nearby. The property was originally completed and opened in 1997, followed by renovations in
      2004-2005. The Little Rock Embassy Suites Property's amenities include a car rental desk, gift shop, fitness room, indoor swimming pool and 13,563 sf of meeting space.

      Greensboro Embassy Suites Property is a full-service, 218-room hotel located along I-40, a major regional and national east-west thoroughfare, between downtown Greensboro to the east and Winston-Salem to the west;
      also close to State Route 68, a local roadway with heavy commercial concentration; situated near the Greensboro airport. The property was originally completed and opened in 1989, followed by further renovations in 2005. The Greensboro Embassy Suites Property's amenities include a fitness center, indoor pool, jacuzzi, sauna and 20,512 sf of meeting space.

      Greenville Embassy Suites Property is a full-service, 267-room hotel located along I-85, which provides access to Charlotte, NC, to the north, and Atlanta, GA, to the south; situated in an area of commercial development, near Motor Mile, the home of most of Greenville's car dealerships and big-box retailers. The property was originally completed and opened in 1993, followed by further renovations in 1999-2000 and 2003.
      The ownership interest in the Greenville Embassy Suites Property is in the form of a 55-year ground lease with two 10-year extension options. The
      Greenville Embassy Suites Property's amenities include a business center, fitness center, indoor and outdoor swimming pool, adjacent golf course and tennis courts, gift shop and 18,470 sf of meeting space.

      Albuquerque Marriott Property is a full-service, 309-room hotel located in northern Albuquerque, 6 miles north of downtown; adjacent to I-25, the major regional thoroughfare with access to the north to Sante Fe, New
      Mexico, and to the south to Las Cruces, New Mexico; situated in the
      Journal Center, a growing business and industrial park. The property was originally completed and opened in 1987, followed by further renovations in 2002 and 2005. The Albuquerque Marriott Property's amenities include a gift shop, fitness center, indoor/outdoor swimming pool, two spas and
      26,189 sf of meeting space.

      Des Moines Embassy Suites Property is a full-service, 233-room hotel located in the central business district of Des Moines, within close proximity of state government buildings, major corporations and the new
      Iowa Events Center; situated near I-235, which connects to I-80 and I-35, the region's major east-west and north-south roadways, respectively. The
      Des Moines Embassy Suites Property was originally completed and opened in
      1990, followed by further renovations in 2004-2005. The Des Moines Embassy
      Suites Property's amenities include a swimming pool, whirlpool, sauna, fitness center, sun deck, gift shop, business center and 15,534 sf of meeting space.

      Davenport Radisson Property is a full-service, 221-room hotel located just off of Second Street. The neighborhood is defined by 5th Street to the north, Interstate 280 to the west, the Mississippi River to the south, and
      Interstate 74 to the east. The property was originally completed and opened in 1995, followed by further renovations in 2003. The Davenport
      Radisson Property's amenities include a fitness room, indoor swimming pool and 7,812 sf of meeting space.

      Mesquite Hampton Inn and Suites Property is a full-service, 160-room hotel located in the southwest portion of Mesquite, within the greater Dallas /
      Forth Worth area (east of Dallas); in close proximity to major regional roadways, in particular the LBJ Freeway (Interstate-635), the major traffic loop in Dallas County; situated in an

GSMS 2006-GG6
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TEN LARGEST MORTGAGE LOANS -JQH HOTEL PORTFOLIO D
--------------------------------------------------------------------------------

      area of mature retail and residential use and growing industrial use. The property was originally completed and opened in 1999, followed by further renovations in 2004-2005. The Mesquite Hampton Inn and Suites Property's
      amenities include a fitness room, swimming pool, business center, lobby lounge and 84,000 sf of meeting space in the adjacent Mesquite Convention
      Center, owned by the City of Mesquite and managed and catered by the
      Hampton Inn and Suites.

      Kansas City Homewood Suites Property is a full-service, 116-room hotel located in the northern Kansas City market, easily accessible and visible from I-29, a major north-south thoroughfare in the area; less than five miles from the Kansas City International Airport; situated in a prominent business district populated mainly by office buildings and residential developments. The property was originally completed and opened in 1997, followed by further renovations in 2005. The Kansas City Homewood Suites
      Property's amenities include a fitness room, outdoor swimming pool and
      1,800 sf of meeting space.

o     THE BORROWER. The borrower is Atrium Finance III, LP, a special-purpose entity. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the JQH Hotel Portfolio D
      Loan. Atrium Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.)
      is the guarantor of the non recourse carve-outs of the JQH Hotel Portfolio
      D Loan. Atrium Hotels, LP was established in 1989 and its indirect principals include a founding member of the Starwood Capital Group as well as iStar Financial, Inc. Atrium Hotels, LP's investments are comprised of equity interests in the borrower and in certain other entities that own other hotels.

o     ESCROWS. At origination, the borrower was required to deposit $598,429, which represented capital expenditures under property improvement plans required by certain of the franchisors of the properties. Additionally, the loan documents required certain escrows to be funded at origination in respect of real estate taxes, ground rents and insurance premiums.

      The loan documents also provide for the monthly funding of a reserve for real estate taxes, ground rents and insurance premiums with respect to the
      JQH Hotel Portfolio D Properties. In addition, the loan documents require the borrower to fund an FF&E reserve starting in January 2006 in the monthly amount equal to 4% of the trailing 12 month operating income from the JQH Hotel Portfolio D Properties, with a credit commencing in October
      2008 for certain excess amounts spent in the calendar year 2005 on FF&E.

      In lieu of cash escrows and reserves, the loan documents permit the borrower to post a letter of credit or provide a guaranty from Atrium
      Hotels, LP (formerly known as John Q. Hammons Hotels, L.P.) so long as
      Atrium Hotels, LP maintains a net worth of at least $120 million and the aggregate amount of the guarantees delivered pursuant to the loan documents does not exceed $10 million. At origination, the borrower delivered guarantees from Atrium Hotels, LP in respect of all of the escrows and reserves.

o     LOCKBOX AND CASH MANAGEMENT. The JQH Hotel Portfolio D Loan requires a lockbox throughout the term of the JQH Hotel Portfolio D Loan. The loan documents require the borrower to deposit or cause to be deposited in a lender-controlled account all credit card receivables and other cash revenue from the JQH Hotel Portfolio D Properties received within two business days of receipt by the borrower, the property manager or the JQH
      D Operator Lessee (as defined below), as the case may be. Provided no event of default is then continuing under the JQH Hotel Portfolio D Loan, all amounts then contained in the lockbox are swept to the borrower at the end of each business day (or on a less frequent basis at the borrower's election).

o     PROPERTY MANAGEMENT. Each of the JQH Hotel Portfolio D Properties is
      leased to Atrium TRS III, LP (the "JQH D OPERATOR LESSEE"), a
      special-purpose entity affiliated with Atrium Hotels, L.P. (formerly known as John Q. Hammons Hotels, L.P.), which operates the JQH Hotel Portfolio D
      Properties. The JQH D Operator Lessee has pledged all of its interests in the operating leases, subleases, FF&E, accounts and its other assets in connection with the JQH D Operator Lessee's guaranty of the JQH Hotel
      Portfolio D Loan.

      The JQH Hotel Portfolio D Properties are managed by John Q. Hammons Hotels
      Management, LLC pursuant to a management agreement between the property manager and the JQH D Operator Lessee. The management fees are based on actual costs and expenses (including an allocable portion of overhead and salaries) and are

                                     B-10

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      currently approximately 1.5% of gross revenues. The management fees are capped at the rate that would be obtained in an arms-length negotiation.
      Upon an event of default under the JQH Hotel Portfolio D Loan, the lender may require the borrower to exercise, or cause the JQH D Operator Lessee to exercise, its right under the management agreement to request the replacement of the property manager's senior management with individuals reasonably satisfactory to the lender (and under the management agreement, the property manager is not permitted to unreasonably deny such request).
      Upon foreclosure or deed-in-lieu of foreclosure on a property, the management agreement is terminable by the property owner with respect to that property without payment of any termination fee or similar amount.
      The management agreement is subordinate to the JQH Hotel Portfolio D Loan.

      Each of the JQH Hotel Portfolio D Properties is operated under a franchise flag. Five of the JQH Hotel Portfolio D Properties are operated under an
      Embassy Suites flag, one is operated under a Marriott flag, one is operated under a Hampton Inn and Suites flag, one is operated under a
      Radisson and one is operated under a Homewood Suites flag.

o     DEFEASANCE AND SUBSTITUTION. From and after the second anniversary of the
      Closing Date, provided no event of default is then continuing under the
      JQH Hotel Portfolio D Loan, the borrower may obtain the release of one or more of the JQH Hotel Portfolio D Properties by defeasing with permitted government securities individual properties comprising the JQH Hotel
      Portfolio D, subject to the satisfaction of certain requirements, including, (i) unless the JQH Hotel Portfolio D Loan is defeased in full, a JQH Hotel Portfolio D DSCR for the 12 month period ending on the fiscal quarter most recently ended (after giving effect to such defeasance and excluding interest expense on the aggregate amount defeased) of not less than 1.35x, (ii) delivery of defeasance collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive payment dates through and including a payment date selected by the JQH Hotel Portfolio D Borrower that is on or after the payment date in
      April 2015 with respect to a portion of the JQH Hotel Portfolio D Loan equal to the JQH Defeasance Amount through and (iii) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. The debt service coverage ratio for the
      JQH Hotel Portfolio D Loan (the "JQH HOTEL PORTFOLIO D DSCR") is
      calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH DEFEASANCE AMOUNT" under the JQH Hotel
      Portfolio D Loan is (1) 102%, until 5% of the JQH Hotel Portfolio D Loan has been defeased; then (2) 110%, until 10% of the JQH Hotel Portfolio D
      Loan has been defeased; then (3) 115%, until 20% of the JQH Hotel
      Portfolio D Loan has been defeased; then (4) 120%, until 30% of the JQH
      Hotel Portfolio D Loan has been defeased; and then (z) 125%.

      Additionally, the borrower is permitted until October 6, 2014 to substitute up to two of the JQH Hotel Portfolio D Properties with other properties which have values (based on an appraisal less than three months old) equal to or greater than the higher of (x) the initial appraised value of the corresponding replaced properties and (y) the then current value (based on an appraisal less than twelve months old) of the replaced property (which may be tested in the aggregate), subject to the satisfaction of certain requirements, including (i) a JQH Hotel Portfolio
      D DSCR (after giving effect to the property substitution) for the 12 month period ending on the fiscal quarter then most recently ended of not less than 1.35x, and (ii) with respect to the second property substitution but not the first property substitution, written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the borrower to maintain
      "all-risk" insurance in an amount equal to 100% of the full replacement cost of the JQH Hotel Portfolio D Properties. This insurance must have a deductible that does not exceed $500,000, provided that a loss limit of not less than $300,000,000 is permitted, subject to the lender's reasonable approval in the case of any addition after the origination date of any real property covered under the same umbrella policy. The borrower is also required to obtain coverage for terrorism (either as part of its
      "all-risk" policy or as a separate policy) providing casualty insurance in an aggregate amount equal to not less than $70,000,000 per occurrence, and business interruption and liability coverage consistent with the requirements set forth in the loan documents, if and to the extent that this coverage

                                     B-11

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      (i) is then being obtained by prudent owners of real estate in the United
      States of a similar type and quality and in a similar location to the applicable JQH Hotel Portfolio D Properties, or (ii) is otherwise available for an annual premium (computed after taking into account the effect of any subsidies or credits that may be provided to the borrower by or pursuant to any law, regulation, policy or other initiative relating to the purchase and/or maintenance of terrorism insurance enacted by any governmental authority) that is less than or equal to the product of (x)
      $10,000 (as adjusted on each anniversary of the originate date by a percentage equal to the percentage increase in the consumer price index during the preceding twelve-month period), times (y) the number of JQH
      Hotel Portfolio D Properties (the "JQH MAXIMUM PREMIUM"). If neither clause (i) nor clause (ii) of the preceding sentence is satisfied, then the borrower is required obtain terrorism coverage (at a premium that does not exceed the JQH Maximum Premium) from such insurers, and with such coverage, as shall be acceptable to the lender in its reasonable discretion.

o     GROUND LEASE. The Greenville Embassy Suites Property located in
      Greenville, South Carolina is situated on a ground lease parcel. The term of the ground lease commenced on August 14, 1989 and expires on February
      14, 2046 unless sooner terminated pursuant to the terms of the ground lease. The lessee under the ground lease also has two options to renew for a term of 10 years each. Although the lessor under the ground lease has a right of first refusal to purchase the Greenville Embassy Suites Property, such right does not apply to assignments to or by lender or its designee
      (including a purchaser at a foreclosure sale), which are permitted without the consent of the lessor under the ground lease.

                                     B-12

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         [3 PHOTOS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

                                     B-13

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 [MAP INDICATING LOCATIONS OF WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO OMITTED]

                                     B-14

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            8
Location (City/State)                                          Various Locations
Property Type                                                        Hospitality
Size (sf)                                                                  1,906
Percentage Occupancy Trailing 12 as of December 31, 2005                   72.7%
Year Built/Year Renovated                                  1976-1992 / 2002-2006
Appraisal Value                                                     $238,600,000
Year End 2005 Net Cash Flow(1)                                       $16,710,873
Underwritten Occupancy                                                     72.8%
Underwritten Revenues                                                $71,945,086
Underwritten Total Expenses                                          $50,028,647
Underwritten Net Operating Income (NOI) (2)                          $21,916,439
Underwritten Net Cash Flow (NCF) (2)                                 $20,058,638
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $187,500,000
Cut-off Date Principal Balance PSF/Unit                               $98,373.56
Percentage of Initial Mortgage Pool Balance                                 4.8%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                              6.14%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                        24 IO; 300 thereafter
Cut-off Date LTV Ratio                                                     78.6%
LTV Ratio at Maturity                                                      74.4%
Underwritten DSCR on NOI (2)                                               1.49x
Underwritten DSCR on NCF (2)                                               1.37x
--------------------------------------------------------------------------------

___________________
(1)   DSCR based on YE 2005 Net Cash Flow is 1.43x based on the interest-only debt service payment and is 1.14x based on the amortizing debt constant.

(2)   Sponsors have invested $19.64 million in property improvements 2002-2007 and intend to invest an addition $17 million in 2006-2007. Underwritten revenues, expenses, NOI and NCF calculated assuming sponsors' 2006 budget
      RevPar of $81.30.

o     THE LOAN. The mortgage loan (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO
      LOAN") is evidenced by a single note and is secured by eight first mortgages encumbering eight full-service hotels flagged under the Embassy
      Suites brand (the "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO PROPERTIES").
      The Windsor Capital Embassy Suites Portfolio Properties contain a total of
      1,906 rooms and are located in Colorado, Michigan, Ohio, Oregon, Texas and
      Washington. The Windsor Capital Embassy Suites Portfolio Loan represents approximately 4.8% of the initial mortgage pool balance. The Windsor
      Capital Embassy Suites Portfolio Loan was originated on January 9, 2006, has an original principal balance of $187,500,000, a principal balance as of the cut-off date of $187,500,000 and an interest rate of 6.14%. The
      DSCR and LTV on the Windsor Capital Embassy Suites Portfolio Loan are
      1.37x and 78.6% respectively. The proceeds of the Windsor Capital Embassy
      Suites Portfolio Loan were used to retire an existing first mortgage, fund reserves and pay closing costs.

      The Windsor Capital Embassy Suites Portfolio Loan has a term of 60 months and a remaining term of 59 months. The Windsor Capital Embassy Suites
      Portfolio Loan is interest-only for the first 24 months and amortizes thereafter on a 300-month schedule, with required monthly payments of
      $1,224,161.92. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the Windsor Capital Embassy Suites Portfolio Loan is
      prohibited prior to the payment date of November 6, 2010 and is permitted on such payment date and thereafter without penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008 (the "WINDSOR INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Windsor Capital Embassy Suites Portfolio Properties
      consist of eight hotel properties, as described below. The following table presents certain information relating to the Windsor Capital Embassy
      Suites Portfolio Properties:

                                                     YEAR      YEAR      NUMBER OF    ALLOCATED
        PROPERTY NAME               LOCATION         BUILT   RENOVATED     ROOMS     LOAN AMOUNT    LOAN $/ROOM
---------------------------   --------------------   -----   ---------   ---------   ------------   -----------

Embassy Suites - Bellevue     Bellevue, Washington   1990      2006         240       $43,400,000    $180,833
Embassy Suites - Lynnwood     Lynnwood, Washington   1992      2006         240        30,900,000     128,750
Embassy Suites - Tigard       Tigard, Oregon         1986      2006         354        27,600,000      77,966
Embassy Suites - Blue Ash     Cincinnati, Ohio       1988      2002         235        23,700,000     100,851
Embassy Suites - Livonia      Livonia, Michigan      1989      2005         240        19,000,000      79,167
Embassy Suites - Colorado     Colorado Springs,
   Springs                     Colorado              1985      2006         207        17,400,000      84,058
Embassy Suites - El Paso      El Paso, Texas         1976      2006         184        15,500,000      84,239
Embassy Suites - Denver       Denver, Colorado       1980      2006         206        10,000,000      48,544
                                                                         --------------------------------------
TOTAL/AVERAGE                                                             1,906      $187,500,000     $98,374

                                     B-15

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      The following table presents certain historical operating performance relating to the Windsor Capital Embassy Suites Portfolio Properties:

                               2003      2003     2003     2004      2004     2004     2005      2005     2005
        PROPERTY NAME           ADR      OCC     REVPAR     ADR      OCC     REVPAR     ADR      OCC     REVPAR
---------------------------   -------   ------   ------   -------   ------   ------   -------   ------   -------

Embassy Suites - Bellevue     $127.71   76.90%   $98.21   $127.20   77.50%   $98.58   $134.74   77.32%   $104.18
Embassy Suites - Lynnwood       94.58   67.60%    63.94     97.51   76.60%    74.69    105.47   79.76%     84.12
Embassy Suites - Tigard         88.44   62.70%    55.45     89.10   66.10%    58.90     90.99   67.58%     61.49
Embassy Suites - Blue Ash      100.86   69.20%    69.80    104.22   70.00%    72.95    111.25   73.19%     81.42
Embassy Suites - Livonia       106.13   60.20%    63.89    108.01   64.80%    69.99    107.10   67.97%     72.80
Embassy Suites - Colorado
   Springs                      90.85   71.50%    64.96     92.38   72.90%    67.35     97.73   73.31%     71.65
Embassy Suites - El Paso        90.97   74.10%    67.41     94.57   80.60%    76.22     99.44   80.87%     80.42
Embassy Suites - Denver         85.96   57.70%    49.60     85.01   57.60%    48.97     95.11   64.91%     61.74
                              ----------------------------------------------------------------------------------
WEIGHTED AVERAGE               $99.73   67.10%   $66.92   $100.33   70.40%   $70.63   $105.30   72.70%    $76.56

      All eight of the hotels in the Windsor Capital Embassy Suites Portfolio
      Properties Portfolio are managed by Windsor Capital Group, Inc.
      ("WINDSOR") and franchised under the Embassy Suites brand, which is owned by the Hilton Hotels Corporation. Six of the hotels have undergone approximately $19.46 million in renovations since 2002 and an additional
      $15 million is budgeted to be spent by 2008 on the Embassy Suites -
      Belleview, Embassy Suites - Lynnwood and Embassy Suites - Colorado Springs
      properties.

      Embassy Suites - Bellevue is a 240-room all-suite hotel located in
      Bellevue, Washington. The hotel is in the midst of renovation. This property is located within the Cabot, Cabot & Forbes I-90 Business Park north of I-90 in the Eastgate area of Bellevue, roughly five miles southeast of downtown Bellevue. Embassy Suites - Bellevue has a 72-seat restaurant, a 65-seat lounge, a gift shop, approximately 8,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Lynnwood is a 240-room all-suite hotel located in
      Lynnwood, Massachusetts. The hotel is just south of the intersection of
      I-5 and 44th Avenue West, in an office park known as the Quadrant I-5
      Business Center. In addition to guest suites, the property contains a
      174-seat restaurant, a 64-seat lounge, approximately 10,133 square feet of meeting space, an indoor swimming pool, a whirlpool, a fitness room, a game room and a coffee kiosk.

      Embassy Suites - Tigard is a 354-room all-suite hotel and conference center located in Tigard, Oregon. The nine-story property opened in 1986 with 234 rooms and approximately 5,000 square feet of meeting space. In
      1992 a second nine-story tower was added at the north end of the property, which added 10,000 square feet of meeting space and an additional 120 guestrooms. Each level of the north tower is connected to the corresponding level of the main building. The hotel is located less than one-half mile south of the intersection formed by State Highway 217 and SW
      Hall Boulevard, immediately south of Scholl Ferry Road and adjacent to the
      Washington Square Mall. Embassy Suites - Tigard contains a 120-seat full-service restaurant, an 81-seat lounge, a gift shop, an indoor swimming pool, a whirlpool, a sauna, an exercise room and a business center.

      Embassy Suites - Blue Ash is a 235-room all-suite hotel located north of
      Cincinnati, Ohio in the business district of Blue Ash. The property recently underwent a $5 million renovation ($21,277 per key) that was completed in August 2002. This property is located approximately one mile west of the intersection formed by I-71 and Pfeiffer Road, approximately
      15 miles north of Cincinnati's downtown business district. Embassy Suites
      - Blue Ash has a 90-seat restaurant, a 47-seat lounge, a gift shop, approximately 11,000 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

      Embassy Suites - Livonia is a 240-room all-suite hotel located in Livonia,
      Michigan. The hotel is located east of I-275, west of Victor Parkway, and approximately halfway between Seven Mile Road and Eight Mile Road. Embassy
      Suites - Livonia contains a 160-seat full-service restaurant, a 72-seat lounge, approximately 7,000 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - Colorado Springs is a 207-room all-suite hotel located in
      Colorado Springs Colorado. This hotel is located on Commerce Center Drive in the northwestern quadrant of the intersection formed by I-25 and
      Woodmen Road in the northwestern portion of Colorado Springs, approximately five miles north of the central

                                     B-16

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      business district. Embassy Suites - Colorado Springs contains a 45-seat full-service restaurant, an 80-seat lounge, approximately 7,800 square feet of meeting space, an indoor swimming pool, whirlpool, exercise room and game room.

      Embassy Suites - El Paso is a 184-room all-suite hotel located in El Paso,
      Texas. The hotel was originally developed as a Granada Royale in 1976 and was converted to an Embassy Suites at the time of purchase by the sponsors in August 1993. Embassy Suites - El Paso contains a breakfast area, an atrium lounge/seating area used for evening receptions, roughly 6,640 square feet of meeting space, a gift shop, an indoor swimming pool and whirlpool, dry sauna and a fitness area.

      Embassy Suites - Denver is a 206-room all-suite hotel located in Denver,
      Colorado. The hotel is located roughly one-half mile east of the intersection formed by I-25 and East Hampden Avenue, adjacent to Tamarac
      Square and across the street from Tiffany Plaza. Embassy Suites-Denver contains a 70 seat full-service restaurant, a 110-seat breakfast area, a
      60-seat lounge, a gift shop, approximately 6,900 square feet of meeting space, an indoor swimming pool, a whirlpool, an exercise room and guest laundry facilities.

o     THE BORROWER. The borrowers (collectively the "WINDSOR CAPITAL EMBASSY
      SUITES PORTFOLIO BORROWERS") are eight single-asset, special-purpose, bankruptcy-remote entities, each with an independent director. Legal counsel to each of the Windsor Capital Embassy Suites Portfolio Borrowers
      delivered a non-consolidation opinion in connection with the origination of the Windsor Capital Embassy Suites Portfolio Loan. The Windsor Capital
      Embassy Suites Portfolio Borrowers are a joint venture owned by DLJ Real
      Estate Capital Partners II, L.P. and certain companies controlled by
      Patrick Nesbitt (the "WINDSOR COMPANIES"). Windsor Companies are privately owned hotel ownership and hotel management companies based in Santa
      Monica, California. Founded by Patrick Nesbitt in 1972, the Windsor
      Companies own and operate a portfolio of 25 hotels with approximately
      5,300 rooms making Windsor Capital the largest private operator of Embassy
      Suites Hotels in the United States. DLJ Real Estate Capital Partners II,
      L.P. is the real estate division of Credit Suisse First Boston's
      Alternative Capital Division investing over $2.7 billion in commercial real estate. In 2004, DLJ Real Estate Capital Partners II, L.P. made an equity investment of $24 million for a 50% interest in the Windsor Capital
      Embassy Suites Portfolio Properties. An affiliate of the Windsor
      Companies, Nesbitt Family Trust 3 LLC (the "WINDSOR GUARANTOR") guarantees the non-recourse carve-out provisions of the Windsor Capital Embassy
      Suites Portfolio Loan. The Windsor Capital Embassy Suites Portfolio Loan
      documents require the Nesbitt Family Trust 3 LLC to maintain a net worth of at least $20,000,000. The Windsor Guarantor's recourse obligations will be capped at $5,000,000, however neither the Windsor Capital Embassy
      Suites Portfolio Borrowers nor the Windsor Guarantor's liability is capped for fraud, misappropriation, violation of certain covenants related to the
      Windsor Capital Embassy Suites Portfolio Borrowers' special purpose entity status or insolvency.

o     RELEASE OF COLLATERAL UPON A SALE OF A PROPERTY. After the Windsor Initial
      Defeasance Date, the Windsor Capital Embassy Suites Portfolio Loan permits the release of one or more of the Windsor Capital Embassy Suites Portfolio
      Properties from the lien of the mortgage upon a bona fide third-party sale of such Windsor Capital Embassy Suites Portfolio Property, subject to the satisfaction of certain conditions, including: the delivery of defeasance collateral in an amount equal to the sum of (i) the greater of (A) 100% of the Net Sales Proceeds (as defined in the loan documents) with respect to such Windsor Capital Embassy Suites Portfolio Property and (B) 125% of the
      allocated loan amount for such Windsor Capital Embassy Suites Portfolio
      Property plus (ii) the amount necessary to cause the underwritten DSCR
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant) of the Windsor Capital Embassy Suites
      Portfolio Properties to be equal to the greater of (x) the underwritten
      DSCR immediately preceding such release, (y) the underwritten DSCR immediately preceding such release and (z) an underwritten DSCR of 1.50x.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of 4% of revenues as an ongoing FF&E and capital-expenditure reserve. In addition, at closing, the Windsor Capital Embassy Suites Portfolio Borrowers
      deposited $7,500,000 into the FF&E and capital expenditure reserve account. The Windsor Capital Embassy Suites Portfolio Borrowers covenanted to

                                     B-17

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      spend at least $15,000,000 toward approved capital improvements and
      FF&E expenses at the Windsor Capital Embassy Suites Portfolio Properties
      before February 1, 2008 (which may be funded, in part, by the funds on deposit in the FF&E and capital expenditure reserve). In the event that the Windsor Capital Embassy Suites Portfolio Borrowers fail to spend such amounts on such improvements prior to February 1, 2008, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into a reserve account until the amount on deposit in such account equals the deficiency.

o     LOCK BOX AND CASH MANAGEMENT. The Windsor Capital Embassy Suites Loan
      requires a hard lock box, which is already in place. The loan documents require the Windsor Capital Embassy Suites Portfolio Borrowers to direct credit card receipts directly to a lender-controlled account. The Windsor
      Capital Embassy Suites Portfolio Borrowers and the manager are also required to cause all non-credit card receipts to be transmitted into the lender-controlled account. Unless a Windsor Capital Embassy Suites
      Portfolio Cash Trap Period (as defined below) is in effect, on each regularly scheduled payment date any amounts in the lender-controlled account, after payment of debt service and required reserves, will be disbursed to the Windsor Capital Embassy Suites Portfolio Borrowers. A
      "WINDSOR CAPITAL EMBASSY SUITES PORTFOLIO CASH TRAP PERIOD" will exist if
      (i) an event of default (as defined in the loan documents) has occurred and is continuing, until the event of default is cured, or (ii) the underwritten DSCR with respect to any calendar quarter is less than 0.75x
      (based on the calculation of net cash flow as defined in the loan documents and an 11.33% constant), until the underwritten DSCR is at least
      0.75x for two consecutive calendar quarters. During a Windsor Capital
      Embassy Suites Cash Trap Period, all available cash (revenue remaining after payment of debt service, required reserves and operating expenses)
      is swept into a cash collateral account to be held as additional cash collateral for the Windsor Capital Embassy Suites Portfolio Loan (which may be applied to the Windsor Capital Embassy Suites Portfolio Loan upon an event of default under the Windsor Capital Embassy Suites Portfolio
      Loan).

o     PROPERTY MANAGEMENT. Windsor, an affiliate of the Windsor Capital Embassy
      Suites Portfolio Borrowers, is the property manager of the Windsor Capital
      Embassy Suites Portfolio Properties. With respect to each hotel, the property manager receives (i) a management fee equal to 3.5% of the gross revenue and (ii) an accounting fee of $5,000/month (subject to CPI adjustments). The lender may replace the property manager if (i) the
      Windsor Capital Embassy Suites Portfolio Borrowers fails to maintain a
      DSCR (based on calculation of net cash flow as defined in the loan documents and the actual debt service) of at least 1.00x for two consecutive calendar quarters, (ii) an event of default is continuing under the Windsor Capital Embassy Suites Portfolio Loan, (iii) the
      property manager is in default under the management agreement, or (iv)
      upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The loan documents require the Windsor Capital
      Embassy Suites Portfolio Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Windsor Capital
      Embassy Suites Portfolio Properties. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the Windsor Capital Embassy Suites Portfolio Borrowers are
      nonetheless required to obtain such required terrorism coverage, but in no event are the Windsor Capital Embassy Suites Portfolio Borrowers required to pay any insurance premiums with respect to such insurance coverage in excess of an amount equal to 150% of the insurance premiums paid for terrorism coverage at the time of closing of the Windsor Capital Embassy
      Suites Portfolio Loan, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property
      Insurance" in the prospectus supplement.

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            9
Location (City/State)                                          Various, Maryland
Property Type                                                        Multifamily
Size (units)                                                               5,517
Percentage Occupancy as of November 17, 2005                               94.0%
Year Built/Year Renovated                                    1946-1972/1996-2005
Appraisal Value                                                     $447,680,000
Underwritten Occupancy                                                     94.0%
Underwritten Revenues                                               $ 45,353,947
Underwritten Total Expenses                                          $18,357,636
Underwritten Net Operating Income (NOI)                              $26,996,311
Underwritten Net Cash Flow (NCF)                                     $25,617,061
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $140,000,000
Cut-off Date Principal Balance PSF/Unit                               $61,627.70
Percentage of Initial Mortgage Pool Balance                                 3.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.220%
Original Term to Maturity (Months)                                            84
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     75.9%
LTV Ratio at Maturity                                                      75.9%
Underwritten DSCR on NOI                                                   1.50x
Underwritten DSCR on NCF                                                   1.42x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "MARYLAND MULTIFAMILY PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering nine multifamily properties located within the Baltimore, MD
      MSA and Washington, D.C. MSA consisting of 5,517 apartment units (the
      "MARYLAND MULTIFAMILY PROPERTIES"). The Maryland Multifamily Portfolio
      Loan represents approximately 3.6% of the initial mortgage pool balance.
      The Maryland Multifamily Portfolio Loan was originated on June 30, 2005, has an original principal balance and a principal as of the cut-off date of $140,000,000, and an interest rate of 5.22% per annum. The proceeds of the Maryland Multifamily Portfolio Loan, together with the Maryland
      Multifamily Portfolio Pari Passu Companion Loan (as described below), were used to refinance existing debt totaling $224,949,986.

      The Maryland Multifamily Portfolio Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $340,000,000. The companion loan to the Maryland Multifamily Portfolio Loan is evidenced by a separate pari passu note with an interest rate of 5.22% per annum and an original principal balance and a principal balance as of the cut-off date of $200,000,000 (the "MARYLAND MULTIFAMILY PORTFOLIO PARI PASSU COMPANION
      LOAN"). The Maryland Multifamily Portfolio Pari Passu Companion Loan will not be an asset of the trust. The Maryland Multifamily Portfolio Loan and the Maryland Multifamily Portfolio Pari Passu Companion Loan
      (collectively, the "MARYLAND MULTIFAMILY PORTFOLIO WHOLE LOAN") are
      governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Maryland
      Multifamily Portfolio Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Commercial
      Mortgage Trust 2005-GG5, Commercial Mortgage Pass-Through Certificates,
      Series 2005-GG5.

      The DSCR and LTV on the Maryland Multifamily Portfolio Whole Loan are
      1.42x and 75.9%, respectively.

      The Maryland Multifamily Portfolio Loan has an initial term of 84 months and a remaining term of 76 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is July 6, 2012.
      Voluntary prepayment of the Maryland Multifamily Portfolio Loan is prohibited prior to the payment date of April 6, 2012 and permitted on such payment date and thereafter without penalty. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from
      April 6, 2008 (the "MARYLAND MULTIFAMILY PROPERTIES INITIAL DEFEASANCE
      DATE").

o     THE PROPERTIES. The Maryland Multifamily Properties consist of nine garden-style apartment complexes, as described below. The following table presents certain information relating to the Maryland Multifamily
      Properties:

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                                                                                    YEAR BUILT /    NOVEMBER 2005
           PROPERTY NAME                 LOCATION        ALLOCATED LOAN   UNITS    YEAR RENOVATED     OCCUPANCY
---------------------------------   ------------------   --------------   -----   ---------------   -------------

Commons at White Marsh Apartments   Middle River,
                                    Maryland               $79,200,000    1,212     1972 / 2005         93.7%
Highland Village Townhomes          Baltimore,
                                    Maryland                73,000,000    1,098     1961 / 2005         93.2%
Harbor Point Estates                Essex, Maryland         44,500,000      650     1971 / 2005         94.8%
Dutch Village Townhomes             Baltimore,
                                    Maryland                38,900,000      803     1967 / 2005         95.5%
Whispering Woods Townhomes          Baltimore,
                                    Maryland                29,000,000      524     1972 / 2004         92.4%
Fontana Village Townhomes           Rosedale, Maryland      21,500,000      356     1969 / 2005         96.4%
Riverview Townhomes                 Baltimore,
                                    Maryland                19,000,000      330     1954 / 2005         93.0%
Hamilton Manor                      Hyattsville,
                                    Maryland                18,900,000      245     1946 / 2005         98.0%
Cove Village Apartments             Essex, Maryland         16,000,000      299     1967 / 1996         90.3%
                                                         ----------------------                     -------------
TOTAL/WTD. AVG.                                           $340,000,000    5,517                         94.0%

      Commons at White Marsh Apartments is a 1,212-unit garden-style apartment complex located in Middle River, Maryland, in the northeastern portion of the Baltimore PMSA, approximately 15 miles northeast of Baltimore. The property consists of 85 two-story townhouse and apartment buildings.
      Project amenities include a rental office, two swimming pools, kids' pool, two playgrounds, tennis court, gazebo and a car vacuum area. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 807 sf.

      Highland Village Townhomes is a 1,098-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately four miles southwest of the Baltimore CBD.
      The property includes 107 two-story townhome buildings with one, two, and three-bedroom units, with an overall average unit size of 756 sf. Project amenities include a playground, laundry facility and leasing office.

      Harbor Point Estates is a 650-unit townhouse-style apartment complex located in Essex, Maryland, in the northeastern portion of the Baltimore
      PMSA, approximately 15 miles northeast of Baltimore. The property features
      54, two-story townhome buildings. Project amenities include a swimming pool, two playgrounds, a laundry facility, and a leasing office. The unit mix includes two and three-bedroom units with an overall average unit size of 862 sf.

      Dutch Village Townhomes is a 803-unit townhouse-style apartment complex located in Baltimore, Maryland, the northern portion of the Baltimore
      PMSA, approximately eight miles north of the Baltimore CBD. The property consists of 76 two-story townhome and apartment buildings. The unit mix includes one, two and three-bedroom units, with an overall average unit size of 752 sf. Project amenities include a playground, laundry facility and leasing office.

      Whispering Woods Townhomes is a 524-unit townhouse-style apartment complex located in Baltimore, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately 14 miles northeast of the Baltimore CBD. The property consists of 34 two-story townhome buildings. Property amenities include a playground, laundry facility and leasing office. The average unit size is 785 sf, with a mix of one, two and three-bedroom units.

      Fontana Village Townhomes is a 356-unit townhouse-style apartment complex located in Rosedale, Maryland, in the northeastern portion of the
      Baltimore PMSA, approximately ten miles northeast of the Baltimore CBD.
      The property consists of 23 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 754 sf.
      Amenities include a playground, laundry facility, community center and leasing office.

      Riverview Townhomes is a 330-unit townhouse-style apartment complex located in Baltimore, Maryland, in the southwestern portion of the
      Baltimore PMSA, approximately 12 miles southwest of the Baltimore CBD. The property consists of 39 two-story townhouse buildings with a mix of one, two and three-bedroom units. The average unit size is 777 sf. Property amenities include a playground and leasing office.

                                     B-22

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      Hamilton Manor is a 245-unit garden-style apartment complex located in
      Hyattsville, MD, approximately 6 miles northeast of Washington, D.C. The property consists of 18 two and three-story apartment buildings. The average unit size is 784 sf, with a mix of one and two-bedroom apartments.
      Property amenities include a laundry facility, leasing office and playground.

      Cove Village Apartments is a 299-unit townhouse-style apartment complex located in Essex, Maryland in the northeastern portion of the Baltimore
      PMSA, approximately 12 miles northeast of the Baltimore CBD. The property consists of 27 two-story townhouse buildings. The average unit size is 757 sf, with a mix of one, two and three-bedroom units. Property amenities include a playground, laundry facility and leasing office.

      Commons at White Marsh and Harbor View were acquired in August 2002 and the balance of the portfolio was acquired in April 2003. Since acquisition, the borrower has spent approximately $20.2 million ($3,661 per unit on average) on exterior, common area and interior upgrades.
      Approximately 10% of the unit interiors have been renovated with either or both new kitchens (cabinets, counters, floors, appliances) and baths. At closing, $10,385,885 was reserved, which amount is anticipated to be sufficient to complete interior unit renovations. Across the portfolio,
      13.5% of the units are occupied by Section 8 tenants.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the
      "MARYLAND MULTIFAMILY PORTFOLIO BORROWER PARTIES") are 34 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 17 phases of the nine properties; each phase has a separate borrower and IDOT guarantor). Legal counsel to each of the Maryland Multifamily Portfolio Borrower Parties delivered a non-consolidation opinion in connection with the origination of the
      Maryland Multifamily Portfolio Whole Loan. The sponsors of the Maryland
      Multifamily Portfolio Borrower Parties are Sawyer Realty Holdings LLC
      ("SAWYER"), which has a 25% interest, and entities owned by Lubert-Adler
      Real Estate Fund III, L.P., Lubert-Adler Real Estate Parallel Fund III,
      L.P. and Lubert-Adler Capital Real Estate Fund III, L.P. ("LUBERT-ADLER"),
      which have a 75% interest. Sawyer is a privately held, fully integrated real estate investment and management company specializing in the identification, acquisition, improvement, operation and long-term ownership and asset management of multi-family properties. Sawyer currently owns and/or manages approximately 20,000 multi-family residential units located predominantly along the Eastern seaboard of the
      United States. Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. The firm was co-founded by Ira Lubert and Dean Adler in 1997.
      Since its inception, Lubert-Adler has invested in $8 billion of real estate assets. David Rosenberg, Lubert-Adler Real Estate Fund III, L.P.,
      Lubert-Adler Real Estate Parallel Fund III, L.P. and Lubert-Adler Capital
      Real Estate Fund III, L.P. (collectively, the "LUBERT ADLER FUND") are the guarantors under the non-recourse carveouts for the Maryland Multifamily
      Portfolio Whole Loan. The liability under the non-recourse carveout guaranty of the three Lubert Adler Fund guarantors identified above is capped at $10,000,000, but only with respect to recourse liability related to bankruptcy matters and non-permitted property transfers.

o     RELEASE OF COLLATERAL. The Maryland Multifamily Portfolio Whole Loan
      permits the release of any or all of the properties after the Maryland
      Multifamily Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to the greater of (a) 120% of the allocated loan amount for the mortgaged property being released, except with respect to a certain portion of the Commons at White Marsh property, which has an allocated loan amount of $45,100,000, 100% of such allocated loan amount and (b) the amount necessary to cause the underwritten DSCR
      (calculated using underwritten cash flow and a 6.75% constant) of the
      Maryland Multifamily Properties to be equal to the greater of (x) the underwritten DSCR immediately preceding such release and (y) an underwritten DSCR of 1.05x (calculated using a 6.75% constant); (ii) no event of default then existing and (iii) other standard conditions as specified in the related loan documents.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of $257.94 per unit per annum into an ongoing replacement reserve account. In addition, the
      Maryland Multifamily Portfolio Borrower Parties deposited at closing
      $10,385,885 into an upfront capital reserve account to be used to complete interior unit renovations. At closing, the Maryland Multifamily Portfolio
      Borrower Parties funded a deferred-maintenance reserve of $632,803, which is 125% of the recommended amount specified in the property condition reports.

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o     LOCKBOX AND CASH MANAGEMENT. The loan requires soft lockboxes at all of the properties. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to direct the property managers at each of the
      Maryland Multifamily Properties to deposit rent checks into local property lockbox accounts within three business days of receipt. All local property lockboxes are automatically swept into a central lender-controlled account. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the combined Maryland Multifamily Portfolio Whole Loan and mezzanine loan
      (described below) DSCR (calculated using actual cash flow and a 6.75%
      constant) at the end of any quarter falls below 1.00x from and including the 48th payment date through but excluding the 60th payment date, or
      1.10x from and including the 60th payment date through but excluding the
      72nd payment date, or 1.15x from and after the 72nd payment date, at which point a cash-trap period will commence (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below)
      is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Maryland
      Multifamily Portfolio Whole Loan).

o     PROPERTY MANAGEMENT. Sawyer Property Management, LLC, a subsidiary of
      Sawyer and an affiliate of the borrower, is the property manager for all of the Maryland Multifamily Properties. The property manager receives a management fee on the Maryland Multifamily Properties equal to 4.0% of the gross revenue. The lender may require the Maryland Multifamily Portfolio
      Borrower Parties to terminate the property manager following one or more of the following events: (i) if for any two consecutive calculation dates, the Maryland Multifamily Properties fail to maintain the minimum DSCR described above under "--Lockbox and Cash Management," (ii) an event of default is continuing under the Maryland Multifamily Portfolio Whole Loan,
      (iii) the property manager is in default under any management agreement or
      (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Maryland Multifamily Portfolio Whole Loan, Potomac Realty Capital
      ("PRC"), an affiliate of Sawyer and an affiliate of the Maryland
      Multifamily Portfolio Borrower Parties, originated a $20,000,000 mezzanine loan to SRH/LA Chesapeake Mezzanine, LLC and SRH/LA Baltimore Mezzanine,
      LLC., which are collectively, the owners of 100% of the direct and indirect ownership interests in each of the Maryland Multifamily Portfolio
      Borrower Parties. The mezzanine loan has an interest rate equal to one-month LIBOR plus 6.25% per annum and a maturity date of July 6, 2012, which is coterminous with the Maryland Multifamily Portfolio Whole Loan.
      The mezzanine loan is secured by a pledge of the equity interests in the
      Maryland Multifamily Portfolio Borrower Parties. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. PRC oversees disbursement of the $10,385,885 upfront capital reserve described above. PRC, as collateral for an existing financing facility, has pledged the mezzanine loan to GCFP.

      Pursuant to the intercreditor agreement between the lender under the
      Maryland Multifamily Portfolio Whole Loan and the mezzanine lender, (i)
      the mezzanine lender has the right to cure a default under the Maryland
      Multifamily Portfolio Whole Loan and (ii) the holder of the Maryland
      Multifamily Portfolio Whole Loan may not amend the loan documents for the
      Maryland Multifamily Portfolio Whole Loan if the amendment increases the interest rate or principal amount of the Maryland Multifamily Portfolio
      Whole Loan, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Maryland Multifamily Portfolio
      Borrower Parties, which would result in a change of control with respect to the Maryland Multifamily Portfolio Borrower Parties and could result in a change in the management of the Maryland Multifamily Properties.
      Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained.
      Notwithstanding the foregoing, so long as PRC is the holder of the mezzanine loan and an affiliate of the Maryland Multifamily Portfolio
      Borrower Parties, (A) PRC is not permitted to exercise any of the mezzanine lender's cure rights and/or purchase rights set forth in the intercreditor agreement with respect to the Maryland Multifamily Portfolio
      Whole Loan and (B) the

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      intercreditor agreement prohibits the mezzanine lender from, among other things, (i) exercising foreclosure remedies under the mezzanine loan documents, (ii) exercising any other remedies under the mezzanine loan documents which could reasonably be expected to adversely affect the rights or remedies of lender under the Maryland Multifamily Portfolio
      Whole Loan, (iii) filing, joining in the filing, or consenting to the filing, of any insolvency action against the mezzanine loan borrower and
      (iv) seeking the appointment of (or consenting to the appointment of) a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the mezzanine borrower or any collateral securing the mezzanine loan (or any portion thereof).

o     TERRORISM INSURANCE. The loan documents require the Maryland Multifamily
      Portfolio Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Maryland Multifamily
      Properties, provided such coverage is available. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                     B-25

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                 Philadelphia, Pennsylvania
Property Type                                                             Office
Size (sf)                                                                942,866
Percentage Leased as of December 27, 2005                                  95.3%
Year Built/Year Renovated                                              1987/2004
Appraisal Value                                                     $180,000,000
Underwritten Occupancy                                                     94.8%
Underwritten Revenues                                                $24,489,609
Underwritten Total Expenses                                          $11,276,548
Underwritten Net Operating Income (NOI)                              $13,213,061
Underwritten Net Cash Flow (NCF)                                     $12,027,005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $130,000,000
Cut-off Date Principal Balance PSF/Unit                                  $137.88
Percentage of Initial Mortgage Pool Balance                                3.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.665%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                     72.2%
LTV Ratio at Maturity                                                      67.2%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.33x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "ONE COMMERCE SQUARE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 942,866 sf class-A office complex located in Philadelphia, Pennsylvania (the "ONE
      COMMERCE SQUARE PROPERTY"). The One Commerce Square Loan represents approximately 3.3% of the initial mortgage pool balance. The One Commerce
      Loan was originated on December 28, 2005, has an original principal balance and a principal balance as of the cut-off date of $130,000,000, and an interest rate of 5.665% per annum. The DSCR and LTV on the One
      Commerce Square Loan are 1.33x and 72.2%, respectively. The proceeds of the One Commerce Square Loan were used to refinance existing debt totaling
      $77,186,866, fund reserves, pay closing costs and return equity to the borrower.

      The One Commerce Square Loan has an initial term of 120 months and a remaining term of 118 months. The loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $751,639.67 beginning February
      6, 2011. The scheduled maturity date is January 6, 2016. Voluntary prepayment of the One Commerce Square Loan is prohibited prior to the payment date of October 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The One Commerce Square Property is a 41-story, 942,866 sf class-A office complex located at 2005 Market Street, in Philadelphia,
      Pennsylvania. Developed in 1987, the One Commerce Square Property is part of the larger Commerce Square complex, which occupies an entire city block and consists of an outdoor plaza with a fountain, on-site retail and restaurants, and over 2 million sf of office space. The One Commerce
      Square Property features a granite and glass exterior, along with a marble-lined lobby with entrances on all four sides of the building. The
      One Commerce Square Property is located along West Market Street, the city's primary business corridor, and offers convenient access to highways and public transportation. One Commerce Square is proximate to
      Philadelphia's 30th Street Station, which provides Amtrak and SEPTA
      (Southeastern Pennsylvania Transportation Authority) service to all major
      East Coast and Mid-Atlantic destinations.

      The largest tenant at the One Commerce Square Property, Delaware
      Management Holdings, Inc. ("DELAWARE INVESTMENTS"), occupies 263,682 sf
      (28.0% NRA) through September 2012. Delaware Investments, which occupied
      43,899 sf at the property's opening in 1987, has since expanded to over
      260,000 sf and utilizes the subject as its headquarters. Delaware
      Investments is an asset management and advisory services firm with over
      $95 billion in assets under management. Delaware Investments is a subsidiary of Lincoln National Corporation (NYSE: LNC) which as of January
      24, 2006, had a market capitalization of $9.12 billion.

      The second largest tenant, NF Clearing, Inc., leases 118,908 sf (12.6%
      NRA) through August 2013. The space was originally leased to Fiserv
      Securities, Inc., which was wholly acquired by NF Clearing in 2005. NF
      Clearing, Inc. is currently consolidating its operations to Boston and is in the process of vacating their space. Despite its imminent departure, NF
      Clearing, Inc. remains a very strong credit and is obligated to pay rent through 2013. As of June 30, 2005, NF Clearing reported $836 million in assets and $196.2 million in cash. NF Clearing is a subsidiary of Fidelity
      Global Brokerage Group, Inc., a privately held investment company.

                                      B-28

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      As of December 27, 2005, the One Commerce Square Property was 95.3% leased to 40 tenants, including 36.3% leased to investment-grade tenants. Over the last 10 years, The One Commerce Square Property has maintained an average occupancy above 95.0%.

      The following table presents certain information relating to some of the largest tenants at the One Commerce Square Property:

                                  LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
-------------------------------------------------------------------------------------------------------------------------------
                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                                CREDIT RATING                       UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                               (FITCH/MOODY'S/   TENANT     % OF     BASE RENT     UNDERWRITTEN    BASE RENT         LEASE
          TENANT NAME              S&P)(1)        NRSF      NRSF        ($)         BASE RENT     ($ PER NRSF)     EXPIRATION
----------------------------   ---------------   -------   ------   ------------   ------------   ------------   --------------

Delaware Management
   Holdings, Inc.                  A/A3/A-       263,682    28.0%    $3,691,548        29.5%          $14.00       9/30/2012
NF Clearing, Inc               BBB-/Baa3/BBB-    118,908    12.6%     1,843,074        14.7%           15.50       8/31/2013(2)
Pew Charitable Trust              NR/NR/NR        82,937     8.8%     1,244,055        10.0%           15.00       9/30/2013
Stradley, Ronon, Stevens &
   Young                          NR/NR/NR        83,058     8.8%     1,164,043         9.3%           14.01      12/31/2017
Akin, Gump, Struss, Hauer &
   Feld                           NR/NR/NR        45,862     4.9%       493,016         3.9%           10.75      10/31/2008
                                                ---------------------------------------------------------------
TOTAL LARGEST TENANTS                            594,447    63.0%    $8,435,736        67.5%          $14.19
Other Tenants                                    303,971    32.2%     4,061,291        32.5%           13.36
Vacant Space                                      44,448     4.7%             0         0.0%            0.00
                                                ---------------------------------------------------------------
TOTAL ALL TENANTS                                942,866   100.0%   $12,497,027       100.0%          $13.91
-------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   NF Clearing is in the process of vacating their space. Tenant is anticipated to begin marketing the space for sublease in early 2006.

      The following table presents certain information relating to the lease rollover schedule at One Commerce Square Property:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL     ANNUALIZED
                                                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
  YEAR ENDING                     % OF TOTAL   CUMULATIVE OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT
  DECEMBER 31,    EXPIRING NRSF      NRSF        TOTAL NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)
---------------   -------------   ----------   -------------   -------------   ------------   -------------

2006                  21,940          2.3%           2.3%         $278,304           2.2%        $12.68
2007                  88,565          9.4%          11.7%        1,216,482           9.7%         13.74
2008                 108,178         11.5%          23.2%        1,230,041           9.8%         11.37
2009                  43,451          4.6%          27.8%          567,962           4.5%         13.07
2010                  10,948          1.2%          29.0%          178,990           1.4%         16.35
2011                  10,270          1.1%          30.1%          133,347           1.1%         12.98
2012                 282,075         29.9%          60.0%        3,988,564          31.9%         14.14
2013                 201,845         21.4%          81.4%        3,087,129          24.7%         15.29
2014                       0          0.0%          81.4%                0           0.0%          0.00
2015                  34,586          3.7%          85.0%          464,268           3.7%         13.42
2016                  96,560         10.2%          95.3%        1,351,940          10.8%          2.12
Vacant                44,448          4.7%         100.0%                0           0.0%          0.00
                  -----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.      942,866        100.0%                     $12,497,027         100.0%        $13.91
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Commerce Square Partners - Philadelphia
      Plaza, L.P. ("ONE COMMERCE SQUARE BORROWER"), a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the lender, delivered a non-consolidation opinion in connection with the origination of the One Commerce Square Loan. The sponsor of the borrower is Thomas Properties Group, Inc. ("TPG") which owns a 87.90% interest in the One Commerce Square Borrower through affiliates. TPG (Nasdaq: TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. TPG was founded in late 1996 by Mr. James A. Thomas. Mr. Thomas'
      real estate experience dates back to 1976, as a co-founder and co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company. From 1976 to 1996, Maguire Thomas Partners acquired, developed, managed and/or owned interests in 17 properties with approximately 14 million rentable square feet of commercial space. TPG's current portfolio includes 12 properties in Texas, California, Virginia
      and

                                     B-29

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE COMMERCE SQUARE
--------------------------------------------------------------------------------

      Pennsylvania. Of the 12, ten are office properties ranging in size from
      187,799 sf to 2,648,920 sf. There is no non-recourse carve-out guarantor for the One Commerce Square Loan. After the One Commerce Square Loan
      closing, the sponsor retained a $36,500,000 equity investment in the One
      Commerce Square Property. The predecessor of the One Commerce Square
      Borrower (the "ONE COMMERCE SQUARE PREDECESSOR BORROWER"), which was controlled by Maguire Thomas Partners, was involved in bankruptcy proceedings from July 1997 through March 1998 as a result of difficulties relating to the refinancing of a previous loan secured by the One Commerce
      Square Property. When the loan matured in July 1997, rents at the property were generally over market levels and the One Commerce Square Predecessor
      Borrower was unable to refinance or extend the loan held by Mitsubishi
      Trust & Banking Corporation (which was in the process of closing its lending operations), and the One Commerce Square Predecessor Borrower
      filed for bankruptcy protection. In connection with the One Commerce
      Square Predecessor Borrower's discharge from bankruptcy in March 1998,
      James A. Thomas formed a partnership with Lazard Freres and refinanced the property with Goldman Sachs Commercial Mortgage Capital, L.P.

o     ESCROWS. The One Commerce Square Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the One Commerce
      Square Borrower also deposited $382,000 into a tenant improvement and leasing commission reserve for payments due under the lease between One
      Commerce Square Borrower and Stradley, Ronon, Stevens & Young. The One
      Commerce Square Borrower is not required to make ongoing monthly deposits into this reserve. However a "LEASE SWEEP PERIOD" will commence upon (i)
      the date that is the stated expiration date of the term of any Major Lease
      (defined as the Delaware Investments lease, the NF Clearing lease and any other lease with a tenant occupying more than 200,000 square feet), or
      (ii) the date required under a Major Lease by which the applicable Major
      Tenant (defined as a tenant under a Major Lease occupying more than
      200,000 square feet) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); or (iii) any
      Major Lease is surrendered, cancelled or terminated (in whole or in part)
      prior to its then current expiration date; or (iv) the occurrence of a bankruptcy or insolvency proceeding relating to a Major Tenant. During the
      Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and operating expenses) will be deposited into the tenant improvement and leasing commission reserve until such time that $2,500,000 has been accumulated in the reserve. Funds held in the tenant improvement and leasing commission reserve will be used to cover the re-tenanting costs of the applicable space. A Lease Sweep Period will not commence if, after giving effect to the circumstances described in clauses (i), (ii)
      and (iii) above, the debt service coverage ratio is at least 1.30x. For purposes of calculating the debt service coverage ratio, no credit will be given for any rent payable under the subject Major Lease (or portion thereof) that gave rise to the matters described in clauses (i), (ii) or
      (iii) above.

o     LOCK BOX AND CASH MANAGEMENT. The One Commerce Square Loan requires a hard lock box, which is already in place. The loan documents require the One
      Commerce Square Borrower to direct tenants to pay their rents directly to a lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Cash Management Period is in effect.
      A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the debt service coverage ratio is less than
      1.10x (based on the net operating income of the One Commerce Square
      Property and debt service for that period) as of the end of any two consecutive calendar quarters (a "DSCR CASH MANAGEMENT PERIOD"), until the debt service coverage ratio minimum threshold of 1.10x has been achieved for two consecutive calculation dates after the commencement of the Cash
      Management Period; (iii) a Lease Sweep Period has commenced, until such
      Lease Sweep Period has ended or (iv) an approved mezzanine loan is outstanding. During the continuance of a Cash Management Period (other than such a period triggered by an approved mezzanine loan), all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the One Commerce Square Loan and may be applied to prepay the One Commerce Square Loan during the continuance of an event of default. Additionally, if a DSCR Cash
      Management Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the One Commerce Square Loan.

o     PROPERTY MANAGEMENT. The property manager is Thomas Properties Group, LP, an affiliate of the One Commerce Square Borrower. The property management agreement commenced on October 13, 2004 and

                                     B-30

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE COMMERCE SQUARE
--------------------------------------------------------------------------------

      expires on June 30, 2015. If an event of default is continuing, if the property manager is in default under the property management agreement beyond any applicable notice and cure period, or upon the gross negligence, malfeasance or willful misconduct of the property manager, the
      One Commerce Square Borrower is required, at the request of the lender, terminate the property management agreement and replace the property manager with an acceptable replacement property manager. The One Commerce
      Square Borrower's failure to appoint an acceptable property manager within thirty (30) days after the lender's request will constitute an immediate event of default under the loan documents. The One Commerce Square
      Borrower may, from time to time, appoint a successor property manager to manage the One Commerce Square Property, provided that such successor property manager and property management agreement is approved in writing by the lender and the rating agencies. The contractual management fee is equal to 3.0% of collected gross revenues from the One Commerce Square
      Property, with a guaranteed annual minimum of $0.90 per square foot of rentable office area and rental space at the One Commerce Square Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from a TPG Approved Mezzanine Lender (as defined below) to the holder or holders of all of the direct and indirect ownership interests in borrowers
      (other than TDP-Commerce Square Gen-Par, Inc. and TDP-Commerce Square
      Gen-Par, LLC) if the TPG Approved Mezzanine Lender enters into an intercreditor agreement with lender, the One Commerce Square Borrower delivers a rating agency "comfort letter", and the approved mezzanine loan: (i) is in an amount that when added to the One Commerce Square Loan will result in a combined loan to "as is" appraised value of not more than
      75%, (ii) will result in a minimum combined debt service coverage ratio of not less than 1.20x, (iii) is secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the One Commerce
      Square Borrower or any other collateral that is not collateral for the One
      Commerce Square Loan, (iv) creates no obligations or liabilities on the part of the One Commerce Square Borrower and does not result in any lien on any portion of the One Commerce Square Property, (v) has a term expiring on the stated maturity date for the One Commerce Square Loan, and
      (vi) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender. A "TPG APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by lender and the rating agencies.

o     TERRORISM INSURANCE. The One Commerce Square Property is insured against acts of terrorism as part of its "all-risk" property coverage. The One
      Commerce Square Loan documents require the One Commerce Square Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the One Commerce Square Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the One Commerce Square Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer
      Price Index. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                     B-31

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

                  [3 PHOTOS OF THE SHOPS AT LACANTERA OMITTED]

                                     B-32

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF THE SHOPS AT LACANTERA OMITTED]

                                     B-33

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                         San Antonio, Texas
Property Type                                                             Retail
Size (sf)                                                                381,978
Percentage Mall Shop Occupancy as of September 16, 2005                    92.8%
Year Built                                                                  2005
Appraisal Value                                                     $285,000,000
Underwritten Occupancy                                                     92.8%
Underwritten Revenues                                                $25,033,296
Underwritten Total Expenses                                           $7,360,751
Underwritten Net Operating Income (NOI)                              $17,672,545
Underwritten Net Cash Flow (NCF)                                     $17,225,378
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                     GSCMC/Commerzbank
Cut-off Date Principal Balance                                      $129,255,976
Cut-off Date Principal Balance PSF/Unit                                  $338.39
Percentage of Initial Mortgage Pool Balance                                 3.3%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                  4.98307692307692%
Original Term to Maturity (Months)                                            56
Original Amortization Term (Months)                                          360
Cut-off Date LTV Ratio                                                     45.4%
LTV Ratio at Maturity                                                      42.4%
Underwritten DSCR on NOI                                                   2.13x
Underwritten DSCR on NCF                                                   2.08x
Shadow Rating (1)                                                    "A" / "AAA"
--------------------------------------------------------------------------------

____________________
(1)   Fitch and S&P have confirmed that the Shops at LaCantera Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by Fitch and "AAA" by S&P.

o     THE LOAN. The mortgage loan (the "SHOPS AT LACANTERA LOAN") is evidenced by two senior notes in the aggregate original principal amount of
      $130,000,000 and is secured by a first mortgage encumbering a super regional shopping mall located in San Antonio, Texas (the "SHOPS AT
      LACANTERA PROPERTY"). The Shops at LaCantera Whole Loan was jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P.
      (formerly known as Archon Financial, L.P.), and 50% by Commerzbank AG, New
      York Branch ("COMMERZBANK") in the original principal amount of
      $180,000,000, of which a subordinated junior interest in the amount of
      $50,000,000 was subsequently sold. Goldman Sachs Mortgage Company and
      Commerzbank are the holders and joint sellers of the Shops at LaCantera
      Loan. The Shops at LaCantera Loan was originated on September 9, 2005 and represents approximately 3.3% of the initial mortgage pool balance. The proceeds from the Shops at LaCantera Loan were used to refinance existing debt on the Shops at LaCantera Property.

      The Shops at LaCantera Loan is a senior interest of a whole mortgage loan
      (the "SHOPS AT LACANTERA WHOLE LOAN") with an original principal balance of $180,000,000. The junior companion loan to the Shops at LaCantera Whole
      Loan is evidenced by a junior note (the "SHOPS AT LACANTERA SUBORDINATE
      COMPANION LOAN") with an original principal balance of $50,000,000 and an interest rate of 5.656%, which is subordinate to the Shops at LaCantera
      Loan. The Shops at LaCantera Subordinate Companion Loan is not an asset of the trust. Prior to an event of default, payments of principal and interest by the borrower are applied to the Shops at LaCantera Loan and the LaCantera Subordinate Companion Loan pro-rata, based on the outstanding principal amounts of the respective loans. Each note provides for payments of interest based on the outstanding balance and the interest rate applicable to such note. Payments of principal are due under the notes pursuant to separate amortization schedules calculated based on the applicable interest rate and a 360 month amortization schedule.

      The loans comprising the Shops at LaCantera Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under
      "Description of Mortgage Pool--The Shops at LaCantera Whole Loan" and will be serviced pursuant to the terms of the pooling and servicing agreement.
      The DSCR and LTV on the Shops at LaCantera Loan are 2.08x and 45.4%,
      respectively, while the DSCR and LTV on the Shops at LaCantera Whole Loan are 1.46x and 62.8% respectively.

      The Shops at LaCantera Loan had an initial term of 56 months and has a remaining term of 51 months. The scheduled maturity date is the payment date in June 2010. Voluntary prepayment of the Shops at LaCantera Loan is prohibited until the payment date in December 2009. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Shops at LaCantera Property is a newly constructed
      1,010,978 SF open-air, super-regional shopping center with four anchors and approximately 130 stores. The Shops at La Cantera Property is part of a 1,700 acre mixed-use site that includes the Westin Hotel La Cantera, Six
      Flags Great Adventure Fiesta Texas and two world class golf courses - The
      Palmer Course at La Cantera and The Resort. The Shops at LaCantera
      Property was completed and opened in September 2005 and is located at the northeast quadrant of North Loop

                                     B-34

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      1604 West of Interstate 10 in the San Antonio MSA where the 8-mile trade area has an average household income of $72,534 and a total population of approximately 347,101.

      The Shops at LaCantera Property is anchored by Foley's, Dillard's,
      Nordstrom and Neiman Marcus. The land and improvements comprising the anchor stores are owned by the respective anchors. Both Neiman Marcus and
      Nordstrom are new to the San Antonio market.

      The following table represents certain information relating to the anchor tenants at The Shops at LaCantera:

                                                    CREDIT RATING                            OPERATING
                                                  OF PARENT COMPANY             COLLATERAL    COVENANT
       ANCHOR               PARENT COMPANY         (FITCH/MIS/S&P)      GLA      INTEREST    EXPIRATION
--------------------   ------------------------   -----------------   -------   ----------   ----------

Nordstrom              Nordstrom Inc.                A-/Baa1/A-       144,000       No       9/16/2020
Neiman Marcus          Neiman Marcus Group Inc.      CCC+/B2/B+       120,000       No       9/16/2020
Dillard's              Dillard's, Inc.                BB-/B2/BB       200,000       No       9/12/2020
Foley's                Federated Department         BBB+/Baa1/BBB     165,000       No       9/14/2020
                          Stores, Inc.                                -------
TOTAL ANCHOR TENANTS                                                  629,000

      The Shops at LaCantera Property is 97.3% occupied with mall shop occupancy at 92.8%. Tiffany's, Burberry, Lacoste, Coach, Pottery Barn, Williams
      Sonoma and Apple are among the retailers occupying the in-line space at the Shops at LaCantera Property. Pursuant to ICSC's Retail Chain Store
      Sales Index, projected sales psf for mall shop tenants (with less than
      10,000 sf) is $590 based upon partial year sales for the period October
      2005 through December 2005. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 10.4% for such tenants.

      The following table presents certain information relating to the major mall shop tenants at the Shops at La Cantera Property:

                          TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
-----------------------------------------------------------------------------------------------------------------------------

                                                                                     % OF TOTAL      ANNUALIZED
                            CREDIT RATING                              ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                           (FITCH/MIS/S&P)                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME               (2)        TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------  --------------   -----------   ---------   ------------   ------------   ------------   ----------

Apple                       NR/NR/NR           6,891         1.8%        $411,252        2.6%          $59.68      9/16/2010
Gap                         BBB-/Baa3/BBB-    12,679         3.3%         364,521        2.3%           28.75      9/16/2017
Finishline                  NR/NR/NR           7,607         2.0%         342,315        2.2%           45.00      9/16/2015
Brooks Brothers             NR/NR/NR           9,376         2.5%         337,536        2.1%           36.00      9/16/2015
Express                     NR/Baa2/BBB        9,940         2.6%         318,080        2.0%           32.00      9/16/2010
Victoria's Secret           NR/Baa2/BBB        9,651         2.5%         308,832        2.0%           32.00      9/16/2010
Abercrombie & Fitch         NR/NR/NR           8,076         2.1%         302,850        1.9%           37.50      9/16/2015
Anthropologie               NR/NR/NR           9,328         2.4%         298,496        1.9%           32.00      9/16/2015
New York & Company          NR/Baa2/BBB        7,062         1.8%         289,542        1.8%           41.00      9/16/2015
Banana Republic             BBB-/Baa3/BBB-     7,767         2.0%         279,612        1.8%           36.00      9/16/2017
                                            --------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     88,377        23.1%      $3,253,036       20.6%          $36.81
Remaining Owned Tenants                      266,279        69.7%      12,530,991       79.4%           47.06
Vacant Spaces (Owned
   Space)                                     27,322         7.2%               0        0.0%            0.00
                                            --------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                      381,978       100.0%     $15,784,027      100.0%          $41.32
-----------------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     B-35

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at The Shops at LaCantera:

                                      LEASE EXPIRATION SCHEDULE (1)
----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL      ANNUALIZED
                                         % OF     CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            EXPIRING     TOTAL       % OF       UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 YEAR ENDING DECEMBER 31,  OWNED NRSF    NRSF     TOTAL NRSF     BASE RENT      BASE RENT     ($ PER NRSF)
-------------------------  ----------   -------   -----------   ------------   ------------   ------------

2006                               0       0.0%       0.0%               $0        0.0%           $0.00
2007                               0       0.0%       0.0%                0        0.0%            0.00
2008                               0       0.0%       0.0%                0        0.0%            0.00
2009                               0       0.0%       0.0%                0        0.0%            0.00
2010                          33,374       8.7%       8.7%        1,526,068        9.7%           45.73
2011                               0       0.0%       8.7%                0        0.0%            0.00
2012                           1,588       0.4%       9.2%          135,040        0.9%           85.04
2013                             250       0.1%       9.2%           69,996        0.4%          279.98
2014                               0       0.0%       9.2%                0        0.0%            0.00
2015                         275,784      72.2%      81.4%       12,590,104       79.8%           45.65
2016 and Thereafter           43,660      11.4%      92.8%        1,462,819        9.3%           33.50
Vacant                        27,322       7.2%     100.0%                0        0.0%            0.00
                           -------------------------------------------------------------------------------
TOTAL                        381,978     100.0%                 $15,784,027      100.0%          $41.32
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is LaCantera Retail Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Shops at LaCantera Loan. LaCantera Retail Limited Partnership is
      indirectly owned by General Growth Properties, Inc. General Growth
      Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states.
      There is no guarantor of the non-recourse carve-outs under the Shops at
      LaCantera Loan.

o     ESCROWS. The loan documents require that the borrower under the Shops at
      LaCantera Loan provide security in the amount of $54,840,232 for certain unfunded obligations at the Shops at LaCantera Property. Such security may be in the form of a cash escrow, sponsor guaranty, letter of credit or any combination of the foregoing. At closing, The Rouse Company Operating
      Partnership, LP gave a guaranty in respect of such unfunded obligations.
      As of February 9, 2006, the amount of outstanding unfunded obligations had been reduced to $12,062,282. In addition, The Rouse Company Operating
      Partnership, LP has guaranteed up to $10 million of the Shops at LaCantera
      Loan until such time as annualized net operating income from the Shops at
      LaCantera Property is at least $17,000,000.

      The loan documents also provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $381,977, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Shops at LaCantera Property) and capital expenditures (in a maximum amount, as of origination, equal to $76,396 which amount is subject to change based upon the aggregate sf of all rentable area in the Shops at
      LaCantera Property) during a Shops at LaCantera Cash Sweep Period. A
      "SHOPS AT LACANTERA CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Shops at LaCantera Loan and/or (i) prior to the second anniversary of the origination of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which annualized net operating income of the Shops at LaCantera
      Property is less than $14,400,000 and terminating as of the end of any fiscal quarter in which annualized net operating income of the Shops at
      LaCantera Property is at least equal to $14,400,000, and (ii) after the second anniversary of the Shops at La Cantera Loan, any period commencing as of the end of any fiscal quarter in which net operating income of the
      Shops at LaCantera Property for the prior twelve-month period is less than
      $14,400,000 and terminating as of the end of any fiscal quarter in which net operating income of the Shops at LaCantera Property for the prior twelve-month period is at least equal to $14,400,000.

o     LOCKBOX AND CASH MANAGEMENT. The Shops at LaCantera Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business

                                     B-36

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      day that no Shops at LaCantera Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Shops at LaCantera Cash
      Sweep Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Shops at LaCantera Cash Sweep Period. During the existence of a Shops at
      LaCantera Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Shops at LaCantera Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Shops at LaCantera
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Shops at LaCantera Property is currently managed by Rouse Property Management, Inc., an affiliate of the borrower.
      The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the Shops at LaCantera Loan has occurred and is continuing. During the continuance of a Shops at LaCantera Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Shops at LaCantera Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Shops at LaCantera Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Shops at LaCantera Property as collateral for the Shops at LaCantera Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Shops at LaCantera Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c)
      written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the
      Shops at LaCantera Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

      The loan documents also give the borrower the right to obtain the release of a certain unimproved portion of the property reserved for the development of a "Lifestyle Center" upon the conveyance of such property to a third party. As of the origination date of the Shops at LaCantera
      Loan, the parcel on which the Lifestyle Center will be developed had been legally subdivided from the remainder of the Shops at LaCantera Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Shops at LaCantera Property
      also secures the Shops at LaCantera Subordinate Companion Loan, which is subordinate to the Shops at LaCantera Loan, as described under
      "Description of the Mortgage Pool--The Shops at LaCantera Whole Loan" in
      the prospectus supplement. In addition, the Shops at LaCantera Loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower and its general partner in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d)
      the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity.
      "PERMITTED MEZZANINE DEBT" means indebtedness of a direct owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Shops at LaCantera Property meets certain performance requirements specified in the Shops at LaCantera Loan agreement, including: (A) the aggregate loan-to-value ratio of the Shops at LaCantera Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Shops at LaCantera Loan and the

                                     B-37

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE SHOPS AT LACANTERA
--------------------------------------------------------------------------------

      mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than 1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Shops at LaCantera Property and 100% of the projected annual gross rental income from the Shops at LaCantera Property from the date of the casualty to the date that the Shops at LaCantera Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Shops at LaCantera Loan is outstanding (either as part of its "all-risk"
      and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                     B-38

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                      [2 PHOTOS OF WHALERS VILLAGE OMITTED]

                                     B-39

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

             [2 MAPS INDICATING LOCATION OF WHALERS VILLAGE OMITTED]

                                     B-40

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--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Lahaina, Hawaii
Property Type                                                             Retail
Size (sf)                                                                112,261
Percentage Mall Shop Occupancy as of December 1, 2005                      96.6%
Year Built/Renovated                                            1969-1971 / 1988
Appraisal Value                                                      180,000,000
Underwritten Occupancy                                                     96.6%
Underwritten Revenues                                                $18,451,437
Underwritten Total Expenses                                           $5,453,434
Underwritten Net Operating Income (NOI)                              $12,998,003
Underwritten Net Cash Flow (NCF)                                     $12,735,188
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                     GSCMC/Commerzbank
Cut-off Date Principal Balance                                      $109,504,922
Cut-off Date Principal Balance PSF/Unit                                  $975.45
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.386%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                          360
Cut-off Date LTV Ratio                                                     60.8%
LTV Ratio at Maturity                                                      56.7%
Underwritten DSCR on NOI                                                   1.76x
Underwritten DSCR on NCF                                                   1.72x
Shadow Rating (1)                                                  "BBB+" / "AA"
--------------------------------------------------------------------------------

_________________
(1)   Fitch and S&P have confirmed that the Whalers Village Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" by Fitch and "AA" by S&P.

o     THE LOAN. The mortgage loan (the "WHALERS VILLAGE LOAN") is evidenced by two notes in the aggregate original principal amount of $110,000,000 and is secured by a first mortgage encumbering a regional shopping mall located in Lahaina, Maui, Hawaii (the "WHALERS VILLAGE PROPERTY"). The
      Whalers Village Loan was jointly originated 50% by Goldman Sachs
      Commercial Mortgage Capital, L.P. (formerly known as Archon Financial,
      L.P.) and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"). Goldman
      Sachs Mortgage Company and Commerzbank are the holders of the Whalers
      Village Loan, and they are the joint loan sellers of the Whalers Village
      Loan. The Whalers Village Loan was originated on November 1, 2005 and represents approximately 2.8% of the initial mortgage pool balance. The proceeds from the Whalers Village Loan were used to acquire the Whalers
      Village Property.

      The Whalers Village Loan had an initial term of 60 months and has a remaining term of 56 months. The scheduled maturity date is the payment date in November 2010. Voluntary prepayment of the Whalers Village Loan is prohibited until the payment date in May 2010. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Whalers Village Property is a 112,261 sf open-air regional shopping center located on prime oceanfront property along Maui's famous Kaanapali Beach Resort. Originally built in 1969-1971, the Property has been renovated at various intervals, with the last renovation occurring in 1988. The center offers approximately 70 in-line retail shops and restaurants, as well as on-site structured parking for over 500 vehicles. In-line space totals 84,566 sf, with an additional 25,138 sf of restaurants and 2,557 sf of office space.

      The Whalers Village Property is the dominant retail center in the region and is located in Maui County's metropolitan statistical area where the
      7-mile trade area has an average household income of $77,476 and a total population of approximately 19,536. In addition to the local population, according to the appraisal, approximately 2.2 million tourists visited
      Maui in 2004. With approximately 5,000 hotel and condominium rooms in the
      Kannapali Beach Resort, the Whalers Village Property is exposed to one of the largest consumer bases in the state of Hawaii. Up to 60% of the daily visitors to the Whalers Village Property access its shops and restaurants from the beachfront walk along Kaanapali Beach.

      The Whalers Village Property is 96.6% occupied. Sales as of October 2005 for the trailing twelve months were $1,104 psf for comparable in-line tenants occupying less than 10,000 sf, with occupancy costs of 13.2%
      (based on comparable sales, which includes tenants in occupancy for over twelve months that have reported sales over the period of their occupancy).

                                      B-41

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Whalers Village Property:

                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL      ANNUALIZED
                            CREDIT RATING                              ANNUALIZED    ANNUALIZED     UNDERWRITTEN
                           (FITCH/MIS/S&P)                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME               (2)        TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------  ---------------  -----------   ---------   ------------   ------------   ------------   ----------

Louis Vuitton               NR / NR / NR       4,235         3.8%       $431,976         5.1%          $102.00      5/31/2007
ABC Stores                  NR / NR / NR       3,103         2.8%        339,120         4.0%           109.29      1/31/2014
Tommy Bahama                NR / NR / NR       3,566         3.2%        331,608         3.9%            92.99      5/31/2012
Rusty Harpoon               NR / NR / NR       4,991         4.4%        324,420         3.8%            65.00      2/28/2006
Hula Grill                  NR / NR / NR      13,400        11.9%        270,000         3.2%            20.15      3/31/2009
Leilani's on the Beach      NR / NR / NR       9,647         8.6%        258,000         3.1%            26.74     12/31/2017
Cruise                      NR / NR / NR       2,880         2.6%        241,920         2.9%            84.00      4/30/2009
Baron & Leeds               NR / NR / NR       1,599         1.4%        230,256         2.7%           144.00      7/31/2014
Sgt Leisure                 NR / NR / NR       1,415         1.3%        220,920         2.6%           156.13     12/31/2006
Tropical Palm               NR / NR / NR       1,462         1.3%        201,756         2.4%           138.00     11/30/2007
                                            ------------------------------------------------------------------
TEN LARGEST OWNED TENANTS                     46,298        41.2%     $2,849,976        33.7%           $61.56
Remaining Owned Tenants                       62,480        55.7%      5,599,779        66.3%            89.63
Vacant Spaces (Owned
   Space)                                      3,483         3.1%              0         0.0%             0.00
                                            ------------------------------------------------------------------
TOTAL ALL OWNED TENANTS                      112,261       100.0%     $8,449,755       100.0%           $77.68
-----------------------------------------------------------------------------------------------------------------------------

_________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Whalers Village Property:

                                       LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                                                     CUMULATIVE    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            EXPIRING       % OF         % OF      UNDERWRITTEN   UNDERWRITTEN     BASE RENT
 YEAR ENDING DECEMBER 31,  OWNED NRSF   TOTAL NRSF   TOTAL NRSF    BASE RENT      BASE RENT     ($ PER NRSF)
-------------------------  ----------   ----------   ----------   ------------   ------------   ------------

MTM                          1,862         1.7%         1.7%         $303,528         3.6%         $163.01
2006                         9,571         8.5%        10.2%          894,628        10.6%           93.47
2007                        18,688        16.6%        26.8%        1,652,148        19.6%           88.41
2008                        15,138        13.5%        40.3%        1,369,144        16.2%           90.44
2009                        32,271        28.7%        69.1%        2,064,427        24.4%           63.97
2010                         7,643         6.8%        75.9%          550,080         6.5%           71.97
2011                           624         0.6%        76.4%          140,028         1.7%          224.40
2012                         3,566         3.2%        79.6%          331,608         3.9%           92.99
2013                         5,066         4.5%        84.1%          316,788         3.7%           62.53
2014                         4,702         4.2%        88.3%          569,376         6.7%          121.09
2015                             0         0.0%        88.3%                0         0.0%            0.00
2016 and Thereafter          9,647         8.6%        96.9%          258,000         3.1%           26.74
Vacant                       3,483         3.1%       100.0%                0         0.0%            0.00
                           ---------------------------------------------------------------------------------
TOTAL                      112,261       100.0%                    $8,449,755       100.0%          $77.68
------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is WV SUB, LLC, a single-member, single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Whalers Village Loan. WV SUB, LLC is indirectly owned by General
      Growth Properties, Inc. General Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Whalers Village Loan.

o     ESCROWS. The loan documents provide for escrows of real estate taxes and insurance, certain tenant improvements and leasing commissions (in a maximum amount as of origination equal to $112,261, which amount is subject to change based upon the aggregate sf of all rentable area in the
      Whalers Village Property) and capital expenditures (in a maximum amount, as of origination, equal to $22,452 which amount is subject to change based upon the aggregate sf of all rentable area in the Whalers Village
      Property) during a Whalers

                                      B-42

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      Village Cash Sweep Period. A "WHALERS VILLAGE CASH SWEEP PERIOD" means any period during the continuance of an event of default under the Whalers
      Village Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any fiscal quarter in which the net operating income of the Whalers Village Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o     LOCKBOX AND CASH MANAGEMENT. The Whalers Village Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no Whalers Village Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower.
      Within two business days of commencement of a Whalers Village Cash Sweep
      Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a
      Whalers Village Cash Sweep Period. During the existence of a Whalers
      Village Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the Whalers Village Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Whalers Village
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG6 certificates. The Whalers Village Property is currently managed by General Growth Management, Inc., an affiliate of the borrower. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the
      Whalers Village Loan has occurred and is continuing. During the continuance of a Whalers Village Cash Sweep Period, the fees of the property manager may not exceed market rates for comparable properties in the applicable geographic area.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Whalers Village Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Whalers Village Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Whalers Village Property as collateral for the
      Whalers Village Loan, (b) an opinion of counsel that any REMIC trust that has acquired the Whalers Village Loan will not fail to maintain its status as a REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG6 certificates. In addition, if a parcel to be released was improved as of the origination date of the Whalers Village Loan, the consent of the lender must be obtained, and certain debt service coverage ratio and loan to value tests must be satisfied, prior to the release of any such parcel.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with Permitted Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt,
      (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED MEZZANINE DEBT" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG6 certificates issued has been obtained and (ii) the Whalers Village Property meets certain performance requirements specified in the Whalers Village loan agreement, including:
      (A) the aggregate

                                      B-43

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WHALERS VILLAGE
--------------------------------------------------------------------------------

      loan-to-value ratio of the Whalers Village Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the Whalers Village Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than
      1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Whalers Village Property and 100% of the projected annual gross rental income from the Whalers Village Property from the date of the casualty to the date that the Whalers Village Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After such policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain such coverage at all times while the
      Whalers Village Loan is outstanding (either as part of its "all-risk" and business income/rental-loss insurance policies or as a separate policy), provided such coverage is available at commercially reasonable rates. See
      "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-44

SMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

                      [2 PHOTOS OF COPT PORTFOLIO OMITTED]

                                      B-45

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATIONS OF COPT PORTFOLIO OMITTED]

                                      B-46

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - COPT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            8
Location (City/State)                                          Various, Maryland
Property Type                                                             Office
Size (sf)                                                                702,924
Percentage Occupancy as of  September 9, 2005                              95.7%
Year Built/Year Renovated                                         1981-2005/2003
Appraisal Value                                                     $132,700,000
Underwritten Occupancy                                                     95.7%
Underwritten Revenues                                                $13,237,802
Underwritten Total Expenses                                           $3,591,728
Underwritten Net Operating Income (NOI)                               $9,666,074
Underwritten Net Cash Flow (NCF)                                      $8,822,563
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $103,000,000
Cut-off Date Principal Balance PSF/Unit                                  $146.53
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.533%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     77.6%
LTV Ratio at Maturity                                                      77.6%
Underwritten DSCR on NOI                                                   1.67x
Underwritten DSCR on NCF                                                   1.53x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "COPT PORTFOLIO LOAN") is evidenced by a single note and is secured by two first mortgages encumbering eight class
      A & B office buildings located in the Baltimore/Washington DC corridor in
      Maryland consisting of 702,924 sf (the "COPT PROPERTIES"). The COPT
      Portfolio Loan represents approximately 2.6% of the initial mortgage pool balance. The COPT Portfolio Loan was originated on October 17, 2005, has an original principal balance and a principal as of the cut-off date of
      $103,000,000, and an interest rate of 5.533% per annum. The DSCR and LTV on the COPT Portfolio Loan are 1.53x and 77.6%, respectively. The proceeds of the COPT Portfolio Loan were used to refinance existing debt totaling
      $15,998,883.89 and to pay down unsecured corporate debt and for other general corporate purposes.

      The COPT Portfolio Loan has an initial term of 120 months and a remaining term of 116 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is November 6, 2015. Voluntary prepayment of the COPT Portfolio Loan is prohibited prior to the payment date of August 6, 2015 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the
      United States of America is permitted from April 6, 2008 (the "COPT
      PORTFOLIO PROPERTIES INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The COPT Portfolio Properties consist of eight office properties in the Baltimore MSA, each within a ten mile radius of the
      Baltimore-Washington International Airport ("BWI"). The following table presents certain information relating to the COPT portfolio:

                                                        ALLOCATED               YEAR BUILT / YEAR   SEPTEMBER 2005
        PROPERTY NAME                LOCATION          LOAN AMOUNT  SIZE (SF)       RENOVATED          OCCUPANCY
-----------------------------   -------------------   ------------  ---------   -----------------   --------------

134 National Business Parkway   Annapolis Junction,
                                Maryland              $19,200,000     93,482           1999              100.0%
870-880 Elkridge Landing Road   Linthicum, Maryland    18,900,000    105,151         1981/2003           100.0%
6940 Columbia Gateway Drive     Columbia, Maryland     17,300,000    108,909           1999               95.1%
7000 Columbia Gateway Drive     Columbia, Maryland     15,800,000    145,806           1999              100.0%
8621 Robert Fulton Drive        Columbia, Maryland     11,000,000     85,466           2005               76.2%
8671 Robert Fulton Drive        Columbia, Maryland      7,600,000     56,350           2001              100.0%
7320 Parkway Drive              Hanover, Maryland       7,000,000     58,453           1983              100.0%
8661 Robert Fulton Drive        Columbia, Maryland      6,200,000     49,307           2001               90.4%
                                                      ------------------------                       --------------
TOTAL/WTD. AVG.                                       $103,000,00    702,924                              95.7%

      134 National Business Parkway is a four-story, 93,482 sf class-A office building located in Annapolis Junction, Maryland. Built by the sponsor in
      1999, the building is situated in the National Business Park, a 175-acre business community located in Anne Arundel County at the intersection of the Baltimore-Washington Parkway (MD Route 295) and MD Route 32. A
      complete range of services and amenities are available nearby including more than 20 restaurants, several banks, a post office, and a Marriott
      Suites hotel. Booz Allen Hamilton occupies 100% of the space under a lease expiring in September 2009.

      870-880 Elkridge Landing Road is a two-building office complex located in
      Linthicum, Maryland. 880 Elkridge Landing Road is a four-story, 99,524 sf class-A office building that was built in 1981, acquired by the sponsor in
      2001 and renovated in 2003. Northrop Grumman Corporation occupies 100% of the space at 880 Elkridge Landing Road, under a lease expiration in
      December 2009. 870 Elkridge Landing Road is a single-story, 5,627 sf building built in 1981 and currently 100% occupied by the US Government
      (AAA/Aaa/AAA)

                                      B-47

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      under a lease expiring in September 2008. The building is currently used as a fitness center for government employees. The 5.6-acre site is situated just off the Baltimore-Washington Parkway (MD Route 295), two
      miles from I-95. The property is in close proximity to the BWI business district and a wide range of hotels, restaurants and retail outlets.

      6940 Columbia Gateway Drive is a four-story, 108,909 sf class-A office building located in Columbia, Maryland. Built by the sponsor in 1999, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. 6940 Columbia Gateway Drive is 95.1%
      occupied by five tenants, including Ameritrade (39.1% of NRA) and Magellan
      Behavioral Health (31.6% of NRA) under leases expiring in March 2010 and
      July 2011, respectively.

      7000 Columbia Gateway Drive is a two-story, 145,806 sf class-A office building located in Columbia, Maryland. The rectangular, center-core building has floor plates that allow for easy adaptation for either single- or multi-tenant uses. Built in 1999 and acquired in 2002, the building is part of Columbia Gateway, a 600-acre business community located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. Columbia Gateway features a range of business amenities and services. Honeywell International occupies 100%
      of the space under a lease expiring in January 2011.

      8621 Robert Fulton Drive is a newly constructed two-story, 85,466 sf class-A office building located in Columbia, Maryland. Completed by the sponsor in October 2005, the building is situated on a 6.35-acre site. The building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. The building officially opened for occupancy on November 4, 2005. Cadmus Communications Corporation
      occupies 76.2% of the building's NRA under a lease expiring in October
      2017.

      8671 Robert Fulton Drive is a one-story, 56,350 sf class-A office/flex building located in Columbia, Maryland. Approximately 5,800 sf (10.3% of
      the NRA) functions as warehouse space. Built by the sponsor in 2001, the building is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8671 Robert Fulton Drive is
      100% occupied by Nucletron Corporation (50.9% of NRA) and First American
      Credit (49.1% of NRA) under leases expiring in August 2010 and November
      2011, respectively. 8671 Robert Fulton Drive is adjacent to 8661 Robert
      Fulton Drive property, also one of the COPT Properties.

      7320 Parkway Drive is a one-story, 58,453 sf class-B office building located in Hanover, Maryland. Built in 1983, the building was originally constructed as office/industrial flex space, but is currently 100%
      finished as office space. The sponsor acquired the property in 2002. The rectangular shaped building has floor plates that are easily adaptable for either single- or multi-tenant uses. 7320 Parkway Drive is situated just off the Baltimore-Washington Parkway (MD Route 295) and is 100% occupied by three tenants, including SAIC (69.1% of NRA) and Baltimore Gas &
      Electric (26.8% of NRA) under leases expiring in August 2008 and July
      2010, respectively.

      8661 Robert Fulton Drive is a one-story, 49,307 sf class-A flex building located in Columbia, Maryland. Approximately 5,800 sf (11.7% of the NRA)
      functions as warehouse space. Built by the sponsor in 2001, the property is located equidistant from Baltimore and Washington, DC, near the intersection of MD Route 175 and I-95. 8661 Robert Fulton Drive is
      currently 90.4% occupied by Rohde & Schwartz, Inc. (69.6% of NRA) and
      Konover Construction Corp. (20.7% of NRA) under leases expiring in May
      2010 and February 2011, respectively. 8661 Robert Fulton Drive is adjacent to 8671 Robert Fulton Drive property, also one of the COPT Properties.

                                      B-48

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      The following table presents certain information relating to the lease rollover schedule at the COPT Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                                                                 ANNUALIZED      ANNUALIZED    UNDERWRITTEN
     YEAR ENDING                   % OF TOTAL    CUMULATIVE     UNDERWRITTEN    UNDERWRITTEN    BASE RENT
     DECEMBER 31,  EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
----------------   -------------   ----------   -------------   -------------   ------------   ------------

2006                   14,540          2.1%           2.1%        $169,680            1.5%        $11.67
2007                        0          0.0%           2.1%               0            0.0%          0.00
2008                   33,895          4.8%           6.9%         437,930            3.8%         12.92
2009                  200,980         28.6%          35.5%       4,510,335           39.3%         22.44
2010                  130,816         18.6%          54.1%       2,210,754           19.2%         16.90
2011                  227,128         32.3%          86.4%       3,003,176           26.1%         13.22
2012                        0          0.0%          86.4%               0            0.0%          0.00
2013                        0          0.0%          86.4%               0            0.0%          0.00
2014                        0          0.0%          86.4%               0            0.0%          0.00
2015                        0          0.0%          86.4%               0            0.0%          0.00
2016                   65,143          9.3%          95.7%       1,152,860           10.0%         17.70
Vacant                 30,422          4.3%         100.0%               0            0.0%          0.00
                   ----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       702,924        100.0%                     $11,484,736         100.0%        $17.08
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers and IDOT guarantors (collectively the "COPT
      BORROWER PARTIES") are 14 single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of 8 properties; one IDOT guarantor owns two of the properties). Legal counsel to each of the COPT Borrower Parties delivered a non-consolidation opinion in connection with the origination of the COPT Portfolio Loan. The sponsor of the COPT Borrower Parties is Corporate Office Properties Trust
      ("COPT"). Founded in 1988, COPT is a leading office REIT with a market capitalization of approximately $1.65 billion as of February 23, 2006.
      Headquartered in Columbia, Maryland (within five miles of the subject properties), the company is among the largest owners of suburban office properties in the Greater Washington/Baltimore region, owning 158 office properties totaling 13.3 million sf (including 18 properties totaling
      885,000 sf held through joint ventures). Among those assets are 73 properties located in the Baltimore/Washington corridor, totaling nearly
      5.35 million sf (94.4% occupied as of the first quarter of 2005). COPT has implemented a core customer expansion strategy that centers on meeting, through acquisitions and development, the multi-location requirements of their existing tenant base. COPT has developed longstanding relationships with the US Government, AT&T, Wachovia, Boeing, Ciena, Booz Allen
      Hamilton, The Titan Corporation, General Dynamics Corporation, Unisys and
      many other prominent government contractors. COPT holds an 80% interest in
      Corporate Office Properties, L.P. which holds a 100% interest in the COPT
      Borrower Parties and is the guarantor (the "COPT GUARANTOR") under the non-recourse carveouts for the COPT Portfolio Loan.

o     RELEASE OF COLLATERAL. The COPT Portfolio Loan permits the release of any or all of the COPT Portfolio Properties after the COPT Portfolio
      Properties Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to (a) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT
      Portfolio Loan exceeds $51,500,000, 110% of the allocated loan amount for the mortgaged property being released and (b) if, after giving effect to such release and the related defeasance, the undefeased/unpaid principal balance of the COPT Portfolio Loan, is equal to or is less than
      $51,500,000, 115% of the allocated loan amount for the mortgaged property being released; (ii) no event of default then existing; (iii) the requirement that, after giving effect to such release and defeasance, the underwritten DSCR (calculated using underwritten cash flow and the greater of (A) the actual debt service constant and (B) an 8.50% constant) for all of the remaining COPT Portfolio Properties be no less than the greater of
      (x) the underwritten DSCR immediately preceding such release and defeasance and (y) 1.00x and (iv) other standard conditions as specified in the related loan documents.

o     SUBSTITUTION OF COLLATERAL. Prior to November 6, 2014, the COPT Portfolio
      Loan permits the release of up to four of the COPT Portfolio Properties by simultaneously substituting one or more other properties (such a simultaneous release and substitution, a "COPT SUBSTITUTION"), subject to the satisfaction of certain conditions, including: (i) the payment of a fee equal to 0.50% of the allocated loan amount for the COPT Property(ies)

                                      B-49

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      being released and the payment of all costs and expenses incurred by lender; (ii) after giving effect to the applicable COPT Substitution(s), at least four of the original eight COPT Portfolio Properties remain subject to the COPT Portfolio Loan and does not result in a reduction in the number of overall properties; (iii) the delivery to lender of a letter from each Rating Agency confirming that the COPT Substitution will not result in any qualification, withdrawal or downgrade of any existing rating of the Series 2006-GG6 Certificates; (iv) an appraisal acceptable to lender for each substitute property indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the property(ies) being released; (v) after giving effect to the applicable COPT Substitution(s), the aggregate underwritten
      NOI of all of the substitute properties will not exceed the lesser of (A)
      40% of the underwritten NOI of all the properties then subject to the COPT
      Portfolio Loan and (B) $3,272,400; (vi) after giving effect to the applicable COPT Substitution(s), the aggregate fair market value of all of the substitute properties will not exceed the lesser of (A) 40% of the aggregate fair market value of all the properties then subject to the COPT
      Portfolio Loan and (B) $53,080,000; (vii) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies); (viii) after giving effect to the applicable COPT
      Substitution(s), the underwritten DSCR (calculated using underwritten cash flow and the greater of the actual debt service constant and an 8.50%
      constant) for all the properties then subject to the COPT Portfolio Loan be no less than the greater of (A) the underwritten DSCR for all of the
      COPT Portfolio Properties immediately preceding such release(s) and substitution(s) and (B) 1.00x; (ix) after giving effect to the applicable
      COPT Substitution(s), the LTV Ratio for all of the properties then subject to the COPT Portfolio Loan be no greater than the lesser of (A) the LTV
      Ratio for all of the properties immediately preceding such COPT
      Substitution(s) (B) 78%; (x) no event of default then existing, (xi) after giving effect to the applicable COPT Substitution(s), the number of square feet at the substitute property(ies) demised under leases to tenants having a rating from any nationally recognized rating agency ("RATED
      TENANTS") not be less than the number of square feet at the released property(ies) demised under leases to Rated Tenants and (xii) the satisfaction of standard due diligence and other conditions specified in the related loan documents.

      If the COPT Borrower Parties are unable to simultaneously effectuate the substitution of a substitute property for a released property as contemplated above, the COPT Borrower Parties may nevertheless obtain the release of the applicable released property(ies), subject to the satisfaction of certain conditions, including: (i) the deposit of cash or a letter of credit (the "SUBSTITUTION COLLATERAL") in an amount equal to the greater of (A) the then fair market value of the proposed released property(ies) and (B) the amount that would be required to purchase defeasance collateral necessary to partially defease the COPT Portfolio
      Loan and obtain a release of the released property(ies) if such released property(ies) was being released pursuant to the provisions described under "Release of Collateral" above and (ii) the delivery to lender of a
      REMIC opinion with respect to such release of property(ies) and substitution of the Substitution Collateral and related matters. If for any reason the applicable substitution fails to occur within 90 days after the release of the applicable released property(ies), lender may use any cash Substitution Collateral and draw on any letter of credit Substitution
      Collateral and apply the proceeds to purchase the defeasance collateral necessary to effect a partial defeasance in the amount that would then be necessary to obtain a release of the released property(ies) pursuant to the provisions described under "Release of Collateral" above (assuming such release was occurring on the date of such partial defeasance). If the
      Substitution Collateral is not sufficient to purchase such defeasance collateral (such deficiency, the "SUBSTITUTION COLLATERAL SHORTFALL
      AMOUNT"), the COPT Borrower Parties are required to, within two (2)
      business days after demand by lender, immediately pay to lender an amount equal to the Substitution Collateral Shortfall Amount.

o     ESCROWS. Ongoing reserve collections have been waived for the entire loan term. At closing, GCFP held back $300,000 to cover a tenant's 50-day free rent period at the 8621 Robert Fulton Drive property (which ended December
      23, 2005). $200,000 has been returned to the sponsor in two $100,000 installments on January 6 and February 6, 2006. The remaining $100,000 is anticipated to be returned to the sponsor on March 6, 2006.

o     LOCK BOX AND CASH MANAGEMENT. The COPT Portfolio Loan requires a hard lock box, which is already in place. The COPT Portfolio Loan documents require the COPT Borrower Parties to direct tenants to pay their rents directly to a lender controlled lockbox account. The loan documents also require that all rents received by (or on behalf of) the borrower parties or the property manager be deposited into such lender-controlled lockbox

                                      B-50

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      account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the COPT Borrower Parties'
      operating account unless an event of default is continuing , in which case, amounts in such lender-controlled lockbox account will be swept into another account controlled by lender and held as cash collateral for the
      COPT Portfolio Loan (which amounts lender may (but is not required to)
      apply to prepay a portion of the COPT Portfolio Loan).

o     PROPERTY MANAGEMENT. Corporate Realty Management, LLC, an affiliate of the
      COPT Borrower Parties, is the property manager for all of the COPT
      Properties. The property manager receives a management fee on the COPT
      Portfolio Properties equal to the greater of (a) $1,000 per month and (b)
      3.0% of the gross revenue and 5% of project costs if the COPT Borrower
      Parties require the property manager to supervise capital projects or tenant improvement projects. The lender may require the COPT Borrower
      Parties to terminate the property manager following one or more of the following events: (i) an event of default is continuing under the COPT
      Portfolio Loan, (ii) the property manager is in default under any management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted.

o     TERRORISM INSURANCE. The loan documents require the COPT Borrower Parties to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the COPT Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the COPT Borrower Parties will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the COPT Properties, subject to a premium cap equal to
      100% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-51

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                   [2 PHOTOS OF 1625 & 1675 BROADWAY OMITTED]

                                      B-52

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            [MAP INDICATING LOCATION OF 1625 & 1675 BROADWAY OMITTED]

                                      B-53

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Denver, Colorado
Property Type                                                             Office
Size (sf)                                                                767,238
Percentage Leased as of January 1, 2006                                    88.7%
Year Built/Year Renovated                                            1980 / 2005
Appraisal Value                                                     $118,800,000
Underwritten Occupancy                                                     88.7%
Underwritten Revenues                                                $15,684,030
Underwritten Total Expenses                                           $6,601,774
Underwritten Net Operating Income (NOI)                               $9,082,256
Underwritten Net Cash Flow (NCF)                                      $8,243,276
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $94,100,000
Cut-off Date Principal Balance PSF/Unit                                  $122.65
Percentage of Initial Mortgage Pool Balance                                 2.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.685%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     79.2%
LTV Ratio at Maturity                                                      79.2%
Underwritten DSCR on NOI                                                   1.67x
Underwritten DSCR on NCF                                                   1.52x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "1625 & 1675 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office complex located in Denver, Denver County, Colorado (the "1625 &
      1675 BROADWAY PROPERTY"). The 1625 & 1675 Broadway Loan represents approximately 2.4% of the initial mortgage pool balance. The 1625 & 1675
      Broadway Loan was originated on January 10, 2006, has an original principal balance and a principal balance as of the cut-off date of
      $94,100,000, and an interest rate of 5.685% per annum. The DSCR and LTV on the 1625 & 1675 Broadway Loan are 1.52x and 79.2%, respectively. The proceeds of the 1625 & 1675 Broadway Loan were used to acquire the 1625 &
      1675 Broadway Property for approximately $116,000,000. Including reserves, escrows and closing costs, the borrower invested approximately $25,800,000 in the project at origination (inclusive of the amount of letters of credit provided in lieu of cash reserves).

      The 1625 & 1675 Broadway Loan has an initial term of 60 months and a remaining term of 59 months. The 1625 & 1675 Broadway Loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2011. Voluntary prepayment of the 1625 & 1675 Broadway Loan is prohibited prior to the payment date of December 6, 2010 and permitted on such payment date and thereafter without a penalty. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008.

o     THE PROPERTY. The 1625 & 1675 Broadway Property is comprised of two
      Class-A office towers, containing 767,238 sf located at 1625 & 1675
      Broadway Street, in Denver, Denver County, Colorado. The property is commonly known as the World Trade Center. The 28-story, Tower I building was constructed in 1979 and renovated in 1996, while the 29-story, Tower
      II building was constructed in 1980 and renovated in 2005. There is a plaza area between the two buildings which was also renovated in 2005. The property has a two-level, 111-space subterranean parking garage, and benefits from easements which give it rights to use 315 spaces at two other properties. Typical floor plates in the buildings are approximately
      14,000 square feet and the buildings' tenant mix is comprised of high quality tenants in the financial, legal and energy sectors.

      The 1625 & 1675 Broadway Property is well located in the Denver central business district, along the 16th Street Mall and is bounded by 16th
      Street to the southwest, Court Street to the northwest, and Broadway to the east. The 16th Street Mall has more than 80 specialty retail tenants, three major shopping complexes and numerous bars and restaurants. The surrounding area also features various hotels, including the Brown Place
      Hotel which is directly north of the property and numerous large commercial office buildings. Due to its location just east of I-25, the region's north/south freeway, the 1625 & 1675 Broadway Property has good access to all of Denver's surrounding suburban areas. Additionally, the buildings are close to Denver's mass transit light rail system, which currently provides access to central and southwest Denver.

      As of January 1, 2006, the 1625 & 1675 Broadway Property was 88.7% leased to approximately 90 tenants in a variety of industries, including energy, law and financial services. Approximately 30% of the net rentable square footage is leased by tenants with an investment grade credit rating. The property has average tenant size of approximately 8,000 sf. The two largest tenants at the 1625 & 1675 Broadway Property are Noble Energy,
      Inc. (76,930 sf) and Keybank National Association (60,319 sf).

                                      B-54

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      The following table presents certain information relating to some of the largest tenants at the 1625 & 1675 Broadway Property:

                            LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
--------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                         CREDIT RATING                              ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                        (FITCH/MOODY'S/                            UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME            S&P)(1)       TENANT NRSF  % OF NRSF   BASE RENT($)    BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------   ---------------  ------------  ---------   ------------   ------------   ------------   ----------

Keybank National
 Association                A/A2/A-         60,319         7.9%     $1,109,370        13.0%          $18.39      3/31/2010
Noble Energy, Inc.       NR/Baa2/BBB-       76,930        10.0%      1,033,764        12.1%           13.44      3/31/2012
Mincom, Inc.               NR/NR/NR         52,963         6.9%        847,408        10.0%           16.00      2/28/2007
Bear Paw Energy LLC        NR/NR/NR         23,877         3.1%        439,337         5.2%           18.40      11/30/2006
Westerngeco, LLC            NR/A1/A         41,823         5.5%        313,674         3.7%            7.50      5/31/2013
TOTAL LARGEST TENANTS                      255,912        33.4%     $3,743,552        44.0%          $14.63
Other Tenants                              424,300        55.3%      4,768,578        56.0%           11.24
Vacant Space                                87,026        11.3%              0         0.0%            0.00
TOTAL ALL TENANTS                          767,238       100.0%     $8,512,130       100.0%          $12.51
--------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the 1625 & 1675 Broadway Property:

                                       LEASE EXPIRATION SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------
                                                                                 % OF TOTAL     ANNUALIZED
                                                                  ANNUALIZED     ANNUALIZED    UNDERWRITTEN
   YEAR ENDING                     % OF TOTAL     CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
  DECEMBER 31,     EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)
-----------------  -------------   ----------   -------------   -------------   ------------   ------------

2006                   79,681         10.4%          10.4%      $1,142,143           13.4%        $14.33
2007                   98,417         12.8%          23.2%       1,430,584           16.8%         14.54
2008                   75,945          9.9%          33.1%         872,283           10.2%         11.49
2009                   67,186          8.8%          41.9%         630,776            7.4%          9.39
2010                  133,283         17.4%          59.2%       1,820,437           21.4%         13.66
2011                   23,258          3.0%          62.3%         239,332            2.8%         10.29
2012                   81,903         10.7%          72.9%       1,198,824           14.1%         14.64
2013                   82,336         10.7%          83.7%         766,918            9.0%          9.31
2014                   24,262          3.2%          86.8%         288,153            3.4%         11.88
2015                   13,941          1.8%          88.7%         122,681            1.4%          8.80
Vacant                 87,026         11.3%         100.0%               0            0.0%          0.00
TOTAL/WTD. AVG.       767,238        100.0%                     $8,512,130          100.0%        $12.51
-----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Transwestern Broadreach WTC, L.L.C. ("1625 &
      1675 BROADWAY BORROWER"), a special purpose, bankruptcy-remote entity with one independent manager. Legal counsel to the 1625 & 1675 Broadway
      Borrower delivered a non-consolidation opinion in connection with the origination of the 1625 & 1675 Broadway Loan. The sponsors of the borrower are Transwestern Investment Company ("TRANSWESTERN") and Broadreach
      Capital Partners ("BROADREACH"). Transwestern is a Chicago-based company that was established in 1996 by Robert D. Duncan and Stephen R. Quazzo.
      Since 1996, Transwestern has made over 370 property investments nationwide representing a gross investment in excess of $6.3 billion. Transwestern invested in the 1625 & 1675 Broadway Property through its Aslan Realty
      Partners III, L.L.C. ("ASLAN III") fund, which indirectly holds a 50%
      interest in the 1625 & 1675 Borrower. Aslan III is a fully discretionary fund with $800 million of equity commitments from 50 institutional partners and its general partner. The general partner is controlled by principals of Transwestern and has committed $10 million of the equity.
      The Aslan III portfolio currently consists of 10 office and 2 retail properties totaling over 4.3 million square feet representing a combined gross investment of $430 million. Broadreach, formed in early 2002, is a private equity firm founded by the former executive team of Spieker
      Properties, Inc. (NYSE: SPK). Broadreach invested in the 1627 & 1675
      Broadway Property through its discretionary real estate fund, BCRP Realty,
      L.P. I ("BCRP I"), which indirectly holds a 50% interest in the 1625 &
      1675 Borrower. Broadreach has raised $314 million of equity for investment activity, which it expects will be focused on major markets in the western
      United States.

                                      B-55

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

o     ESCROWS. The 1625 & 1675 Broadway Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the 1625 & 1675
      Borrower deposited $169,400 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the 1625 & 1675
      Broadway Property. The 1625 & 1675 Broadway Borrower also caused letters of credit in the aggregate amount of $4,617,238 to be posted at closing as security relating to various tenant improvement, leasing commissions, allowances and other leasing costs (collectively, "1625 & 1675 BROADWAY
      LEASING COSTS") at the 1625 & 1675 Broadway Property as follows: (i)
      $1,850,000 on account of specified Leasing Costs to be paid or incurred in connection with the Westerngeco lease extension that was entered into prior to January 10, 2006, such $1,850,000 to be reduced, and ultimately released, as such costs are paid; (ii) $2,000,000 on account of 1625 &
      1675 Broadway Leasing Costs for leasing after January 10, 2006, to be reduced, and ultimately released, as such costs are paid; and (iii)
      $767,238 (equivalent to $1.00 psf per year), provided in lieu of monthly leasing reserve deposits for on-going 1625 & 1675 Broadway Leasing Costs.
      The $767,238 amount described in clause (iii) is not subject to reduction or release, and to the extent 1625 & 1675 Broadway Leasing Costs paid by the 1625 & 1675 Broadway Borrower (over and above the initial $2,000,000 of such costs) aggregate to less than $767,238 multiplied by the number of loan years elapsed, monthly leasing deposits (or at the 1625 & 1675
      Broadway Borrower's option, an increased or additional letter of credit)
      to make up for the deficiency may be required. In addition, the 1625 &
      1675 Broadway Borrower is required to deposit $12,787 (equivalent to $0.20 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The 1625 & 1675 Broadway Loan requires a hard lock box, which is already in place. The 1625 & 1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to direct tenants to pay their rents directly to a lender controlled account. The loan documents also require that all rents received by the 1625 & 1675 Broadway
      Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days of receipt. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after payment of debt service and required reserves, are returned to the 1625 & 1675 Broadway Borrower, unless an event of default is continuing or the debt service coverage ratio is less than 1.05x for two consecutive quarters, in which case excess cash flow, after funding an additional reserve to pay budgeted operating expenses, will be swept (the "1625 & 1675 BROADWAY CASH SWEEP")
      and held in a lender-controlled account as additional collateral for the
      1625 & 1675 Broadway Loan, to be released when the debt service coverage ratio increases above 1.05x and no event of default exists (in which event the 1625 & 1675 Broadway Cash Sweep would terminate).

o     PROPERTY MANAGEMENT. The property manager is Transwestern Property Company
      Southwest, L.P., d/b/a Transwestern Commercial Services, a subsidiary of
      Transwestern and an affiliate of the 1625 & 1675 Broadway Borrower. The property management agreement has a one year term and is automatically renewed on December 31st each year unless terminated by either party with at least 30 days' written notice. If an event of default is continuing, if the debt service ratio is less than 1.05x for two consecutive quarters, if the property manager is in default under the management agreement beyond any applicable notice and cure period, upon the gross negligence, malfeasance or willful misconduct of the property manager, or a change in control of the property management agent, the 1625 & 1675 Broadway
      Borrower is required, at the request of the lender, to terminate the management agreement and replace the property manager with an acceptable replacement property manager. The contractual management fee is equal to the greater of (i) 1.5% of collected gross revenues from the 1625 & 1675
      Broadway Property and (ii) $2,000.00.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine financing or subordinate indebtedness. The equity owners of 1625 & 1675
      Broadway Borrower may obtain a mezzanine loan in the future so long as:
      (i) the mezzanine loan is not secured by a lien on the 1625 & 1675
      Broadway Property or any other collateral for the 1625 & 1675 Broadway
      Loan (although the ownership interest in the 1625 & 1675 Broadway
      Borrower, and/or interests in the upper tier owners of such ownership interests, may be pledged as security for the mezzanine loan); (ii) the
      1625 & 1675 Broadway Borrower does not have any liability for the mezzanine loan or any liabilities or obligations under the mezzanine loan documents; (iii) the value of the 1625 & 1675 Broadway Property value, as determined by the lender based on a then current FIRREA appraisal reasonably acceptable to lender, is sufficient to satisfy an aggregate loan-to-value ratio (based on the aggregate

                                      B-56

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1625 & 1675 BROADWAY
--------------------------------------------------------------------------------

      balances of the 1625 & 1675 Broadway Loan and the mezzanine loan) not in excess of 90%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the 1625 & 1675 Broadway Loan; (v) the mezzanine loan documents are in form and substance reasonably acceptable to the lender;
      (vi) the lender has received confirmation that incurring the mezzanine loan will not result in the downgrade, qualification or suspension of the series 2006-GG6 certificates; and (vii) the holder of the mezzanine loan has executed and delivered an intercreditor agreement in form and substance reasonably acceptable to the lender.

o     TERRORISM INSURANCE. The 1625 & 1675 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 1625 &
      1675 Broadway Loan documents require the 1625 & 1675 Broadway Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 1625 & 1675 Broadway Property, provided that such coverage is available. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-57

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

                 [3 PHOTOS OF HUGHES AIRPORT PORTFOLIO OMITTED]

                                      B-58

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATIONS OF HUGHES AIRPORT PORTFOLIO OMITTED]

                                      B-59

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           14
Location (City/State)                                          Las Vegas, Nevada
Property Type                                                    Flex Industrial
Size (sf)                                                                703,603
Percentage Occupancy as of  February 1, 2006                               94.8%
Year Built                                                             1986-1998
Appraisal Value                                                     $110,300,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                 $8,919,803
Underwritten Total Expenses                                           $1,463,259
Underwritten Net Operating Income (NOI)                               $7,456,544
Underwritten Net Cash Flow (NCF)                                      $7,078,566
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                  GCFP
Cut-off Date Principal Balance                                       $84,000,000
Cut-off Date Principal Balance PSF/Unit                                  $119.39
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.775%
Original Term to Maturity (Months)                                            60
Original Amortization Term (Months)                       24 IO; 360  thereafter
Cut-off Date LTV Ratio                                                     76.2%
LTV Ratio at Maturity                                                      73.3%
Underwritten DSCR on NOI                                                   1.26x
Underwritten DSCR on NCF                                                   1.20x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "HUGHES AIRPORT CENTER LOAN") is evidenced by a single note and is secured by three first mortgages encumbering fourteen flex industrial properties located in Las Vegas,
      Nevada (the "HUGHES AIRPORT CENTER PROPERTIES"). The Hughes Airport Center
      Loan represents approximately 2.2% of the initial mortgage pool balance.
      The Hughes Airport Center Loan was originated on December 29, 2005, has an original principal balance and a principal balance as of the cut-off date of $84,000,000, and an interest rate of 5.775% per annum. The DSCR and LTV on the Hughes Airport Center Loan are 1.20x and 76.2%, respectively. The proceeds of the Hughes Airport Loan were used to acquire and recapitalize the Hughes Airport Center Properties for approximately $105,000,000.
      Including reserves, escrows and costs of approximately $3,100,000, the borrower invested approximately $24,100,000 in the project at origination.

      The Hughes Airport Center Loan has an initial term of 60 months and a remaining term of 58 months. The loan requires payments of interest only for 24 months and amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $491,536.06 beginning February
      6, 2008. The scheduled maturity date is January 6, 2011. Voluntary prepayment of the Hughes Airport Center Loan is prohibited prior to the payment date of October 6, 2010 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from April 6, 2008
      (the "HUGHES AIRPORT CENTER INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The Hughes Airport Center Properties consist of fourteen flex industrial buildings, separated into three pools (each, a "HUGHES
      PROPERTY POOL" and separately the "HUGHES PROPERTY POOL A", THE "HUGHES
      PROPERTY POOL B" and the "HUGHES PROPERTY POOL C"), as described below.
      The following table presents certain information relating to the Hughes
      Airport Center Properties:

                                      B-60

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

                                                   ALLOCATED LOAN                            FEBRUARY 2006
        PROPERTY NAME              LOCATION            AMOUNT       SIZE (SF)   YEAR BUILT     OCCUPANCY
----------------------------   -----------------   --------------   ---------   ----------   -------------

711 Pilot Road                 Las Vegas, Nevada     $7,280,000       75,886       1995          100.00%
731 Pilot Road                 Las Vegas, Nevada      6,190,000       64,535       1995          100.00%
751 Pilot Road                 Las Vegas, Nevada      4,530,000       47,235       1995          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL A TOTAL                        $18,000,000      187,656                     100.00%

823 Pilot Road                 Las Vegas, Nevada     $5,620,000       62,860       1994          100.00%
815 Pilot Road                 Las Vegas, Nevada      4,920,000       55,005       1994          100.00%
839 Pilot Road                 Las Vegas, Nevada      4,220,000       47,210       1994          100.00%
831 Pilot Road                 Las Vegas, Nevada      3,140,000       35,073       1994          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL B TOTAL                        $17,900,000      200,148                     100.00%

750 Pilot Road                 Las Vegas, Nevada     $8,590,000       56,416       1998           35.20%
770 Pilot Road                 Las Vegas, Nevada      8,100,000       53,178       1998          100.00%
680 Pilot Road                 Las Vegas, Nevada      7,760,000       50,950       1997          100.00%
420 Pilot Road                 Las Vegas, Nevada      7,700,000       50,536       1996          100.00%
600 Pilot Road                 Las Vegas, Nevada      5,720,000       37,526       1997          100.00%
500 Pilot Road                 Las Vegas, Nevada      5,250,000       34,493       1996          100.00%
6600 Bermuda Road              Las Vegas, Nevada      4,980,000       32,700       1986          100.00%
                                                   --------------------------                -------------
HUGHES PROPERTY POOL C TOTAL                        $48,100,000      315,799                      88.42%
                                                   --------------------------                -------------

TOTAL/WTD. AVG.                                     $84,000,000      703,603                      94.80%

      HUGHES PROPERTY POOL A

      711 Pilot Road is a 75,886 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Corporate Express, Inc., D A/V Inc., and KB Homes representing 24,133 sf,
      18,305 sf, and 12,212 sf, respectively. Corporate Express Inc. is a business to business supplier of office and computer products. Corporate
      Express Inc. is a whole owned subsidiary of Buhrmann NV (NYSE: BUH), which had a market capitalization of $2.8 billion as of January 31, 2006. D A/V
      Inc. is a video production, audio visual rental and event production company. KB Homes engages in the design, construction and sale of homes in
      Nevada.

      731 Pilot Road is a 64,535 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      Converse Professional Group, Builders Showcase, and Cyberscan Technology
      representing 20,854 sf, 18,947 sf and 9,031 sf, respectively. Converse
      Professional Group is a geotechnical engineering and environmental science consulting firm, headquartered in Southern California. Builders Showcase is a supplier of floor covers to homebuilders based out of San Diego,
      California. Cyberscan Technology distributes electronic gaming systems to casinos, lotteries and betting operations worldwide.

      751 Pilot Road is a 47,235 sf one-story concrete tilt-up structure constructed in 1995. As of November 1, 2005, the property was 100%
      occupied by a single tenant, SigmaTron International (NASDAQ: SGMA), under a lease expiring in October 2009. SigmaTron International manufactures printed circuit board and assembled electronic products and had a market capitalization of $43.9 million, as of January 31, 2006.

      HUGHES PROPERTY POOL B

      823 Pilot Road is a 62,860 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was fully occupied by two tenants, International Gaming Technologies Inc. (NYSE:
      IGT) ("IGT") and Option One Mortgage representing 42,841 sf and 20,019 sf, respectively. IGT is a leading supplier of microprocessor-based gaming devices, including video poker and slot machines and had a market capitalization of $12.06 billion, as of January 31, 2006. Option One
      Mortgage is a mortgage banking firm involved in the origination, purchase, sale and servicing of residential mortgages and a subsidiary of H&R Block
      (NYSE: HRB), which had a market capitalization of $8.01 billion as of
      January 31, 2006.

                                      B-61

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

      815 Pilot Road is a 55,005 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      IGT, Leco Corporation, and Richardson Partnership representing 32,411 sf,
      10,163 sf and 5,727 sf, respectively. Leco Corporation manufactures products such as microscopes and image analysis systems. Richardson
      Partnership is a Las Vegas architectural and design firm.

      839 Pilot Road is a 47,210 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by two tenants, Franklin Machine Products and IGT representing
      24,344 sf and 22,866 sf, respectively. Franklin Machine Products manufactures parts and accessories for the foodservice industry.

      831 Pilot Road is a 35,073 sf one-story concrete tilt-up structure constructed in 1994. As of November 1, 2005, the property was 100%
      occupied by a single tenant, IGT under a lease expiring in July 2007.

      HUGHES PROPERTY POOL C

      750 Pilot Road is a 56,416 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 35.2%
      occupied by a single tenant, Lillian Vernon Corp., under a lease expiring in March 2010. Lillian Vernan Corp., is national catalog and online retailer that markets gifts, houseware, gardening, seasonal and children's products.

      770 Pilot Road is a 53,178 sf one-story concrete tilt-up structure constructed in 1998. As of November 1, 2005, the property was 100%
      occupied by five tenants. The three largest tenants at the property are:
      FCC National Bank, EB Catalog Company, and CHSI of Nevada representing
      24,925 sf, 12,172 sf and 10,353 sf, respectively. FCC National Bank is a subsidiary of JP Morgan Chase (NYSE: JPM). As of January 31, 2006 JP
      Morgan Chase had a market capitalization of $139.03 billion. EB Catalog
      Company is a subsidiary of Electronics Boutique, a retailer of electronic gaming technology. CHSI of Nevada provides consulting, business management and alternative risk financing services to corporate clients.

      680 Pilot Road is a 50,950 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by three tenants, Wynn Design & Development, IKON Office
      Solutions and Anita Brooks Design Associates representing 25,086 sf,
      17,819 sf and 8,045 sf, respectively. Wynn Design & Development is a full service website design firm targeting small and medium-sized organizations. IKON Office Solutions (NYSE: IKN) is an integrated imaging systems and service provider for copier and printer technologies. As of
      January 31, 2006, IKON Office Solution had a market capitalization of
      $1.57 billion. Anita Brooks Design Associates is a Las Vegas architecture and design firm.

      420 Pilot Road is a 50,536 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by a single tenant, ClientLogic Corp under a lease expiring
      November 2007. ClientLogic Corp., is an international provider of integrated customer management solutions, including customer contact, fulfillment and marketing services.

      600 Pilot Road is a 37,526 sf one-story concrete tilt-up structure constructed in 1997. As of November 1, 2005, the property was 100%
      occupied by two tenants, United Coin Machine Company and First Performance
      Recovery Corp. representing 23,818 sf and 13,708 sf, respectively. United
      Coin Machine Company is an operator of slot machines and slot clubs in
      Nevada. First Performance Recovery Corp. is a debt management and collection servicer.

      500 Pilot Road is a 34,493 sf one-story concrete tilt-up structure constructed in 1996. As of November 1, 2005, the property was 100%
      occupied by three tenants, William Lyon Homes, Entravision Communications
      Corp., and Lucchesi, Galati Architects Inc. representing 16,048 sf, 11,680 sf and 6,675 sf, respectively. William Lyon Homes engages in the design, construction and sale of single family detached homes in California,
      Arizona and Nevada. Entravision Communications Corp is a diversified
      Spanish-language media company with interests in television, radio and outdoor advertising. Lucchesi, Galati Architects Inc. is a provider of architectural design services.

                                      B-62

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

      6600 Bermuda Road is a 32,700 sf one-story concrete tilt-up structure constructed in 1986. As of November 1, 2005, the property was 100%
      occupied by two tenants, ClientLogic Corp. and Systems Research representing 17,493 sf and 15,027 sf, respectively. Systems Research specializes in designing identity resolution technology and is a subsidiary of IBM (NYSE: IBM), which had a market capitalization of
      $128.41 billion as of January 31, 2006.

      The following table presents certain information relating to the lease rollover schedule at Hughes Airport Center Properties:

                                       LEASE EXPIRATION SCHEDULE(1)
----------------------------------------------------------------------------------------------------------
                                                                                % OF TOTAL     ANNUALIZED
                                                                 ANNUALIZED     ANNUALIZED    UNDERWRITTEN
     YEAR ENDING                  % OF TOTAL     CUMULATIVE     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
     DECEMBER 31, EXPIRING NRSF      NRSF      OF TOTAL NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)
----------------  -------------   ----------   -------------   -------------   ------------   ------------

2006                   3,025          0.4%           0.4%         $36,585            0.5%        $12.09
2007                 286,125         40.7           41.1%       2,897,128           40.9         $10.13
2008                  44,237          6.3           47.4%         546,201            7.7         $12.35
2009                 241,401         34.3           81.7%       2,321,365           32.8          $9.62
2010                  42,896          6.1           87.8%         651,194            9.2         $15.18
2011                  26,779          3.8           91.6%         316,601            4.5         $11.82
2012                   8,848          1.3           92.9%         114,670            1.6         $12.96
2013                       0          0.0           92.9%               0            0.0          $0.00
2014                  13,708          1.9           94.8%         199,928            2.8         $14.58
2015                       0          0.0           94.8%               0            0.0          $0.00
2016                       0          0.0           94.8%               0            0.0          $0.00
Vacant                36,583          5.2          100.0%
                  ----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.      703,603        100.0%                     $7,083,673          100.0%        $10.62
----------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is CIP Airport Industrial/Flex Portfolio, LLC
      ("HUGHES AIRPORT CENTER BORROWER"), a special purpose, bankruptcy-remote entity with an independent director. Legal counsel to the Hughes Airport
      Center Borrower delivered a non-consolidation opinion in connection with the origination of the Hughes Airport Center Loan. The sponsors of the
      Hughes Airport Center Borrower are CIP Portfolio Manager, LLC and Buchanan
      Urban Investors II, LLC. CIP Portfolio Manager, LLC is owned and controlled by the principals of CIP Real Estate ("CIP"), a real estate investment company based in Irvine, California, specializing in the acquisition, development, repositioning and management of office, business and industrial parks throughout Southern California and Nevada. With its partners, CIP has acquired approximately 3 million square feet of office, business and industrial parks valued at more than $300 million. The principals of CIP, Charles McKenna, Eric Smyth and Robert Strom, have a combined 50 years of real estate ownership and management experience.
      Buchanan Urban Investors II, LLC is a fund sponsored by Buchanan Street
      Partners, a real estate investment bank that specializes in providing capital for property owners and developers. The firm makes principal equity investments for real estate on behalf of funds managed by Buchanan
      Street Partners, arranges debt and structured finance, manages investments for institutional and private accounts, and offers investment sale brokerage services. CalPERS, the nation's largest pension fund with $9.4 billion in real estate assets, provided 96.0% of the equity in the
      Buchanan Urban Investors II fund. The principals of CIP, Charles McKenna,
      Eric Smyth and Robert Strom are the non-recourse carve-out guarantors for the Hughes Airport Center Loan. At the Hughes Airport Loan closing, the sponsors invested approximately $24,100,000 in cash equity in the Hughes
      Airport Center Properties.

o     RELEASE OF COLLATERAL. The Hughes Airport Center Loan permits the release of all (but not less than all) of the Hughes Airport Center Properties in
      Hughes Property Pool A or Hughes Property Pool B or Hughes Property Pool C
      after the Hughes Airport Center Initial Defeasance Date, subject to the satisfaction of certain conditions, including: (i) the delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the Hughes Property Pool being released, (ii) after giving effect to such release and defeasance, the DSCR (calculated using the actual net cash flow and the actual debt service) for the Hughes Property
      Pool(s) then remaining subject to the Hughes Airport Center Loan will be no less than 1.20x, (iii) no event of default then existing and (iv) other standard conditions as specified in the related loan documents.

                                      B-63

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

o     ESCROWS. The Hughes Airport Center Loan documents provide for certain escrows for real estate taxes and insurance. At closing, the Hughes
      Airport Center Borrower deposited $390,191 (equivalent to $0.55 psf) into a general rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal tenants at the
      Hughes Airport Center Properties and is required to deposit $43,975 on a monthly basis (equivalent to $0.75 psf per year). Additionally, the Hughes
      Airport Center Borrower deposited $1.6 million (equivalent to $12.01 psf)
      into a special rollover reserve for the payment of tenant improvement and leasing commissions costs associated with new or renewal of the
      International Gaming Technologies tenant space, as this tenant occupies approximately 18.9% of the rentable area of the Hughes Airport Center
      Properties with lease expiration dates in July and December 2007. In the event that the aggregate funds on deposit in the general rollover reserve and the special rollover reserve are less than (x) $1,600,000 less (y) the product of the aggregate square footage of all International Gaming
      Technology space which has been renewed or retenanted multiplied by $12, and such deficiency continues for three consecutive months, then cash flow in excess of operating expenses, regular reserves and debt service will be deposited into the special rollover reserve account until such deficiency is cured. In addition, the Hughes Airport Center Borrower is required to deposit $8,795 (equivalent to $0.15 psf per year) each month into a replacement reserve for ongoing capital expenditures.

o     LOCK BOX AND CASH MANAGEMENT. The Hughes Airport Center Loan requires a hard lock box, which is already in place. The loan documents require the
      Hughes Airport Center Borrower to direct all tenants to transmit their rents directly into a lockbox account. In addition, all rents received by the Hughes Airport Center Borrower or the property manager must be deposited within one business day into the lockbox account. Funds on deposit in the lockbox account are then swept on a daily basis into a borrower-controlled account, unless a Hughes Airport Center Cash
      Management Period is in effect. During a Hughes Airport Center Cash
      Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender. A "HUGHES AIRPORT CENTER CASH MANAGEMENT PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) or the DSCR with respect to any calendar quarter is less than 1.05x (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) (a "HUGHES AIRPORT CENTER DSCR CASH
      MANAGEMENT PERIOD"), until the underwritten DSCR is at least 1.05x for at two consecutive calendar quarters. During the continuance of a Hughes
      Airport Center Cash Management Period, all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the Hughes Airport Center Loan and may be applied to prepay the Hughes Airport Center Loan during the continuance of an event of default. Additionally, if a Hughes Airport Center DSCR Cash Management
      Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the Hughes Airport Center Loan.

o     PROPERTY MANAGEMENT. CIP Real Estate Property Services, a subsidiary of
      CIP and an affiliate of the Hughes Airport Center Borrower, is the property manager for all of the Hughes Airport Center Properties. The property manager receives a management fee on the Hughes Airport Center
      Properties equal to 3.0% of the gross revenue. The lender may require the
      Hughes Airport Center Borrower to terminate the property manager following one or more of the following events: (i) the Hughes Airport Center
      Borrower fails to maintain a DSCR (based on the actual net operating income of the Hughes Airport Center Properties and actual debt service for that period) of at least 1.05x for two consecutive calendar quarters or
      (ii) an event of default (as defined in the loan documents) shall be continuing, or (iii) the property manager is in default under the related management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The Hughes Airport Center Properties are insured against acts of terrorism as part of their "all-risk" property coverage.
      The Hughes Airport Center Loan documents require the Hughes Airport Center
      Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Hughes Airport Center Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the Hughes Airport
      Center Borrower will,

                                      B-64

GSMS 2006-GG6
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HUGHES AIRPORT PORTFOLIO
--------------------------------------------------------------------------------

      nevertheless be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100%
      of the replacement cost of the Hughes Airport Center Properties. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-65

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                                                              CROSSED WITH
CONTROL                     LOAN             MORTGAGE                                                          OTHER LOANS
NUMBER     FOOTNOTES       NUMBERS         LOAN SELLER                       PROPERTY NAME                   (CROSSED GROUP)
----------------------------------------------------------------------------------------------------------------------------

   1           2        GS-6             GSMC                 Northlake Mall
   2           3        00-1001155       GSMC                 JQH Hotel Portfolio D
  2.01                  00-1001155-1                          Omaha Embassy Suites
  2.02                  00-1001155-2                          Little Rock Embassy Suites
  2.03                  00-1001155-3                          Greensboro Embassy Suites
  2.04                  00-1001155-4                          Greenville Embassy Suites
  2.05                  00-1001155-5                          Albuquerque Marriott
  2.06                  00-1001155-6                          Des Moines Embassy Suites
  2.07                  00-1001155-7                          Davenport Radisson
  2.08                  00-1001155-8                          Mesquite Hampton Inn & Suites
  2.09                  00-1001155-9                          Kansas City Homewood Suites
   3                    04-0211          GCFP                 Windsor Capital Embassy Suites Portfolio
  3.01                  04-0211                               Embassy Suites - Bellevue
  3.02                  04-0211                               Embassy Suites - Lynnwood
  3.03                  04-0211                               Embassy Suites - Tigard
  3.04                  04-0211                               Embassy Suites - Blue Ash
  3.05                  04-0211                               Embassy Suites - Livonia
  3.06                  04-0211                               Embassy Suites - Colorado Springs
  3.07                  04-0211                               Embassy Suites - El Paso
  3.08                  04-0211                               Embassy Suites - Denver
   4           4        05-0650          GCFP                 Maryland Multifamily Portfolio
  4.01                  05-0650                               Commons at White Marsh Apartments
  4.02                  05-0650                               Highland Village Townhomes
  4.03                  05-0650                               Harbor Point Estates
  4.04                  05-0650                               Dutch Village Townhomes
  4.05                  05-0650                               Whispering Woods Townhomes
  4.06                  05-0650                               Fontana Village Townhomes
  4.07                  05-0650                               Riverview Townhomes
  4.08                  05-0650                               Hamilton Manor
  4.09                  05-0650                               Cove Village Apartments
   5                    05-1343          GCFP                 One Commerce Square
----------------------------------------------------------------------------------------------------------------------------
   6         5, 6       00-1001158/59    GSMC/Commerzbank     The Shops at LaCantera
   7                    00-1001162/63    GSMC/Commerzbank     Whalers Village
   8                    05-1007          GCFP                 COPT Portfolio
  8.01                  05-1007                               134 National Business Parkway
  8.02                  05-1007                               870-880 Elkridge Landing
  8.03                  05-1007                               6940 Columbia Gateway Drive
  8.04                  05-1007                               7000 Columbia Gateway Drive
  8.05                  05-1007                               8621 Robert Fulton Drive
  8.06                  05-1007                               8671 Robert Fulton Drive
  8.07                  05-1007                               7320 Parkway Drive
  8.08                  05-1007                               8661 Robert Fulton Drive
   9                    05-1465          GCFP                 1625 & 1675 Broadway
   10                   05-1486          GCFP                 Hughes Airport Center Portfolio
 10.01                  05-1486                               750 Pilot Road
 10.02                  05-1486                               770 Pilot Road
 10.03                  05-1486                               680 Pilot Road
 10.04                  05-1486                               420 Pilot Road
 10.05                  05-1486                               711 Pilot Road
 10.06                  05-1486                               731 Pilot Road
 10.07                  05-1486                               600 Pilot Road
 10.08                  05-1486                               823 Pilot Road
 10.09                  05-1486                               500 Pilot Road
 10.10                  05-1486                               6600 Bermuda Road
 10.11                  05-1486                               815 Pilot Road
 10.12                  05-1486                               751 Pilot Road
 10.13                  05-1486                               839 Pilot Road
 10.14                  05-1486                               831 Pilot Road
----------------------------------------------------------------------------------------------------------------------------
   11                   05-1163          GCFP                 Showplace Portfolio
 11.01                  05-1163                               Showplace
 11.02                  05-1163                               Hamilton Properties
 11.03                  05-1163                               101 South Main Street
   12                   05-1230          GCFP                 Hock Plaza
   13                   05-1057          GCFP                 Met Park East
   14        6, 7       05-1237          GCFP                 Millennium in Midtown
   15          8        09-0002223       GSMC                 The Watergate
----------------------------------------------------------------------------------------------------------------------------
   16                   05-1055          GCFP                 Park Place
   17          6        05-1340          GCFP                 SilverCreek Portfolio Phase I
 17.01                  05-1340                               173 Tovera Road
 17.02                  05-1340                               3540 W Sunshine Street
 17.03                  05-1340                               1330 Providence Center Drive
 17.04                  05-1340                               503 South Dunlap Road
 17.05                  05-1340                               1151 Ryans Road
 17.06                  05-1340                               627 12th Ave NE
 17.07                  05-1340                               3410 Avenue I
 17.08                  05-1340                               1749 Main Street
 17.09                  05-1340                               355 South Willowbrook Road
 17.10                  05-1340                               1867 - 1896 US Hwy 82 West
 17.11                  05-1340                               2474 - 2488 East Wabash
 17.12                  05-1340                               1625 - 1633 North Michigan
 17.13                  05-1340                               1748 - 1752 Indianapolis
 17.14                  05-1340                               3202 Belt Highway
 17.15                  05-1340                               201 E Leota Street
 17.16                  05-1340                               2216 - 2224 Cassopolis
 17.17                  05-1340                               350 - 354 Hoke Street
 17.18                  05-1340                               1220 N 200 West
 17.19                  05-1340                               354 East Chicago St
 17.20                  05-1340                               12547 State Road 143
 17.21                  05-1340                               3697 Portage Road
 17.22                  05-1340                               2020 - 2040 North Main Street
 17.23                  05-1340                               200 Production Drive
 17.24                  05-1340                               12950 Willow Centre Drive
 17.25                  05-1340                               1651 - 1659 Highway 10 West
 17.26                  05-1340                               1319 Holden Street
 17.27                  05-1340                               102 - 106 Peter Pan Road
 17.28                  05-1340                               1212 - 1314 Independence Street
 17.29                  05-1340                               5615 - 5623 E Arrowhead Parkway
 17.30                  05-1340                               224 East McCoy Street
 17.31                  05-1340                               1400 North Wayne Street
 17.32                  05-1340                               1350 - 1358 South Centerville
 17.33                  05-1340                               1110 West Broadway
 17.34                  05-1340                               3005 Wiley Boulevard SW
 17.35                  05-1340                               1100 North Barlow Road
 17.36                  05-1340                               2520 - 2532 Walton Boulevard
 17.37                  05-1340                               114 - 130 South Centerville Road
   18                   05-1016          GCFP                 Sealy Industrial Portfolio II
 18.01                  05-1016                               Mustang Creek I & II
 18.02                  05-1016                               310 James Drive East
 18.03                  05-1016                               1725 Hayden Road
 18.04                  05-1016                               1720 Hayden Road
 18.05                  05-1016                               2506-2515 Willowbrook Road
 18.06                  05-1016                               27 Leigh Fisher/20 Founders
 18.07                  05-1016                               1631-1637 Terre Colony Court
 18.08                  05-1016                               21 Leigh Fisher Boulevard
 18.09                  05-1016                               4849 Groveport Road
 18.10                  05-1016                               40 Walter Jones Boulevard
 18.11                  05-1016                               600 London Road
 18.12                  05-1016                               19 Butterfield Trails
 18.13                  05-1016                               27 Concord Street
   19                   05-0701          GCFP                 Reid Murdoch Center
   20        3, 4       GS-3             GSMC                 JQH Hotel Portfolio B3
 20.01                  GS-3-1                                Dallas Embassy Suites
 20.02                  GS-3-2                                Sacramento Holiday Inn
 20.03                  GS-3-3                                Charlotte Renaissance
 20.04                  GS-3-4                                Montgomery Embassy Suites
 20.05                  GS-3-5                                Columbia Embassy Suites
 20.06                  GS-3-6                                Jefferson City Capitol Plaza
 20.07                  GS-3-7                                Coral Springs Marriott
 20.08                  GS-3-8                                Cedar Rapids Marriott
----------------------------------------------------------------------------------------------------------------------------
   21          9        05-1192          GCFP                 Atrium at Empire Lakes
   22                   09-0002245       GSMC                 Market Street at DC Ranch
   23          9        05-1294          GCFP                 Hilton DFW
   24                   09-0002326       GSMC                 Shoppes at Woodruff                                Group A
   25                   09-0002325       GSMC                 Surfside Commons                                   Group A
   26                   09-0002324       GSMC                 East Towne Center                                  Group A
   27                   09-0002323       GSMC                 Plantation Plaza                                   Group A
   28                   09-0002322       GSMC                 Sussex Plaza                                       Group A
   29                   09-0002321       GSMC                 Smithfield Plaza                                   Group A
   30                   09-0002319       GSMC                 River Bend Shops                                   Group A
   31                   09-0002320       GSMC                 East Town Plaza                                    Group A
   32                   09-0002318       GSMC                 Taylorsville                                       Group A
----------------------------------------------------------------------------------------------------------------------------
   33                   05-1291          GCFP                 Westland Promenade
   34                   09-0002100       GSMC                 Murrieta Spectrum
   35                   09-0002244       GSMC                 Woodglen Office Park
   36                   05-1409          GCFP                 Gateway 801
   37                   05-1177          GCFP                 Oakwood Vista/Parkway Vista
 37.01                  05-1177                               Oakwood Vista
 37.02                  05-1177                               Parkway Vista
----------------------------------------------------------------------------------------------------------------------------
   38                   05-0781          GCFP                 1733 Ocean Avenue
   39                   09-0002197       GSMC                 The Pavilion
   40                   05-1478          GCFP                 Saxon Woods
   41          8        09-0002198       GSMC                 Independence Market Place
   42        9, 10      05-0958          GCFP                 Villa Toscana
----------------------------------------------------------------------------------------------------------------------------
   43                   09-0002293       GSMC                 Round Hill Shopping Center
   44                   09-0002268       GSMC                 Century Centre II
   45                   05-1411          GCFP                 Hawaii Airport Hotels
 45.01                  05-1411                               Best Western  Plaza
 45.02                  05-1411                               Honolulu Airport  Hotel
   46          4        05-0683          GCFP                 Shaner Hotel Portfolio
 46.01                  05-0683                               Newport Harbor Hotel
 46.02                  05-0683                               Pittsburgh Marriott City Center
 46.03                  05-0683                               Jacksonville Holiday Inn Sunspree
 46.04                  05-0683                               Cromwell Crowne Plaza
 46.05                  05-0683                               Edina Residence Inn
 46.06                  05-0683                               Chattanooga Marriot Hotel
 46.07                  05-0683                               Durham Marriott Civic Center
 46.08                  05-0683                               Paramus Crowne Plaza
 46.09                  05-0683                               Charleston Holiday Inn Express
 46.10                  05-0683                               Shreveport Holiday Inn
 46.11                  05-0683                               Augusta Holiday Inn
   47                   05-0964          GCFP                 Ocean View / Haseko
 47.01                  05-0964                               Ocean View Center
 47.02                  05-0964                               Haseko Center
----------------------------------------------------------------------------------------------------------------------------
   48                   05-1252          GCFP                 The Crescent
   49          8        09-0002211       GSMC                 Alderbrook Apartments                              Group B
   50                   09-0002212       GSMC                 Summit Apartments                                  Group B
   51                   09-0002259       GSMC                 Ocean City Factory Outlets
   52                   09-0002274       GSMC                 Wegmans Food Market
----------------------------------------------------------------------------------------------------------------------------
   53          6        05-0144          GCFP                 Manchester Parkade
   54                   05-1032          GCFP                 Hoffman Village
   55                   05-0474          GCFP                 Nordhoff Industrial Complex
   56                   05-1191          GCFP                 Village Center on Seven
   57                   09-0002243       GSMC                 EPR - Hamilton
----------------------------------------------------------------------------------------------------------------------------
   58          9        05-1193          GCFP                 5751-5771 Copley Drive
   59          9        09-0002215       GSMC                 Sun Tech Commerce Park
   60                   05-1216          GCFP                 Coral Springs Financial Plaza
   61                   09-0002283       GSMC                 Century Centre I
   62          9        09-0002234       GSMC                 Arvida Park of Commerce (3-4-5)
----------------------------------------------------------------------------------------------------------------------------
   63                   05-1366          GCFP                 MacArthur Towne Center
   64                   09-0002241       GSMC                 EPR - Deer Valley
   65                   09-0002237       GSMC                 EPR - Boise
   66                   05-0976          GCFP                 Courtyard Marriott Dadeland
   67                   05-1272          GCFP                 40-42 Old Ridgebury
----------------------------------------------------------------------------------------------------------------------------
   68          9        09-0002200       GSMC                 Matthews Corner
   69                   05-1312          GCFP                 Pearlridge Shopping Center
   70                   05-1412          GCFP                 Bridgewater Hills Corporate Center
   71                   09-0002199       GSMC                 Market at Cedar Hill
   72                   05-1233          GCFP                 Monte Bello Apartments (Partridge Pointe)
----------------------------------------------------------------------------------------------------------------------------
   73                   05-1502          GCFP                 First Insurance Bank
   74                   05-1363          GCFP                 Balentine Park
   75                   05-1245          GCFP                 Hilton Garden Inn Tampa
   76                   05-1208          GCFP                 Executive Plaza
   77          3        09-0002175       GSMC                 The Shops at Falcon Landing
----------------------------------------------------------------------------------------------------------------------------
   78                   05-1176          GCFP                 Pacesetter Shopping Center
   79                   05-1335          GCFP                 25025 North Freeway
   80                   05-0594          GCFP                 Shaw's Supermarket- Bridgeport
   81                   05-1006          GCFP                 Goodman Theater
   82                   06-0009          GCFP                 Village Portico                                    Group C
   83                   05-1468          GCFP                 Brickell Marketplace                               Group C
----------------------------------------------------------------------------------------------------------------------------
   84                   05-0479          GCFP                 Fairfield Inn & Suites - Virginia Beach, VA
   85                   09-0002216       GSMC                 Hillmoor Apartments
   86                   05-1278          GCFP                 Shreve Storage Portfolio
 86.01                  05-1278                               University Self Storage
 86.02                  05-1278                               Shreve City Self Storage
 86.03                  05-1278                               Stowaway Personal Storage
 86.04                  05-1278                               Crossroads Self Storage
 86.05                  05-1278                               Line Avenue Self Storage
   87                   09-0002238       GSMC                 EPR - Pompano
   88                   09-0002240       GSMC                 EPR - Little Rock
----------------------------------------------------------------------------------------------------------------------------
   89                   09-0002264       GSMC                 Sudley Tower
   90          8        09-0002249       GSMC                 Santa Clarita Marketplace
   91                   05-1358          GCFP                 Tribune Tower
   92        8, 9       09-0002260       GSMC                 Sawmill Square Shopping Center
   93                   09-0002190       GSMC                 Founders Marketplace
----------------------------------------------------------------------------------------------------------------------------
   94                   05-1033          GCFP                 313 Washington Street
   95                   05-1434          GCFP                 Century Springs East
   96                   05-1435          GCFP                 Century Springs West
   97                   05-0944          GCFP                 Drive Time Portfolio
 97.01                  05-0944                               Home Office
 97.02                  05-0944                               Gilbert Servicing Center
   98          8        09-0002122       GSMC                 Sunset Plaza
----------------------------------------------------------------------------------------------------------------------------
   99                   09-0002227       GSMC                 Parkway 109 Office Center
  100                   05-1200          GCFP                 Verizon New England Telephone
 100.01                 05-1200                               Verizon Andover
 100.02                 05-1200                               Verizon South Burlington
  101          8        09-0002229       GSMC                 East Broad Street Large Retail
  102                   09-0002148       GSMC                 Golden Mile Marketplace
  103                   09-0002231       GSMC                 Cherry Creek Center
----------------------------------------------------------------------------------------------------------------------------
  104                   09-0002248       GSMC                 Tenth & Pearl Street
  105                   05-1319          GCFP                 Dorsey Business Center
  106                   09-0002221       GSMC                 Michigan Orthopedic Center
  107          9        05-1128          GCFP                 Boynton Beach LA Fitness
  108                   09-0002281       GSMC                 Lone Tree Retail Center
----------------------------------------------------------------------------------------------------------------------------
  109                   09-0002242       GSMC                 Advantage Place Portfolio
 109.01                 09-0002242-1                          Regency Business Park
 109.02                 09-0002242-2                          Advantage Place
  110          6        09-0002246       GSMC                 Stones River Apartments
  111                   05-1334          GCFP                 Southwood Tower
  112          8        09-0002225       GSMC                 Shoppes at Rita Ranch
  113                   05-1464          GCFP                 Boardwalk Inn & Suites
----------------------------------------------------------------------------------------------------------------------------
  114                   05-1503          GCFP                 Wellington Park Apartments
  115                   05-1043          GCFP                 Hampton Inn - Portland, OR
  116                   05-1504          GCFP                 Pine Oaks Apartments
  117                   05-1248          GCFP                 Brookwood Inn
  118                   05-1292          GCFP                 TBC Corp Portfolio II
 118.01                 05-1292                               National Tire & Battery Pearland
 118.02                 05-1292                               National Tire & Battery Flower Mound
 118.03                 05-1292                               National Tire & Battery Ft. Worth
 118.04                 05-1292                               Tire Kingdom Summerville
----------------------------------------------------------------------------------------------------------------------------
  119                   09-0002087       GSMC                 Fallbrook Office Center
  120                   05-1020          GCFP                 5251-5271 East 2nd Street
  121                   09-0002239       GSMC                 EPR - Raleigh
  122                   05-1430          GCFP                 Shattuck Executive Center
  123                   05-1293          GCFP                 TBC Corp Portfolio III
 123.01                 05-1293                               National Tire & Battery Tomball
 123.02                 05-1293                               National Tire & Battery Pasadena
 123.03                 05-1293                               Merchant Tire & Auto Wake Forest
 123.04                 05-1293                               Tire Kingdom Bluffton
----------------------------------------------------------------------------------------------------------------------------
  124                   05-0753          GCFP                 3616-3636 I-10 Service Road
  125          3        09-0002282       GSMC                 Holsum Lofts
  126                   09-0002287       GSMC                 Mayfair Village Apartments (Fox)
  127                   09-0002276       GSMC                 San Antonio Center
  128                   05-1170          GCFP                 The Bradbury Building
----------------------------------------------------------------------------------------------------------------------------
  129          6        09-0002278       GSMC                 North Chase I
  130                   05-0219          GCFP                 Avery at Morrocroft
  131                   05-1337          GCFP                 701 Gramercy
  132                   05-1054          GCFP                 2 East Oak Street
  133          9        05-1500          GCFP                 Country Bridge Shopping Center
----------------------------------------------------------------------------------------------------------------------------
  134          3        09-0002290       GSMC                 1400 Rocky Ridge Drive
  135          3        09-0002224       GSMC                 Pyramid Properties III
  136                   05-0440          GCFP                 Belle Promenade
  137          8        09-0002262       GSMC                 Acoma Drive Office Building
  138                   05-1197          GCFP                 C&R North Pointe Building B
----------------------------------------------------------------------------------------------------------------------------
  139                   09-0002132       GSMC                 Summer's Bend Apartments
  140                   09-0002252       GSMC                 Creekside Shopping Center
  141                   09-0002299       GSMC                 Crozer Chester POB II
  142                   09-0002149       GSMC                 Westwick Manor Apartments
  143                   09-0002250       GSMC                 Southside Shopping Center
----------------------------------------------------------------------------------------------------------------------------
  144          9        09-0002257       GSMC                 Lexington Corporate Center
  145                   09-0002209       GSMC                 Aspen Court
  146                   09-0002232       GSMC                 Lockhill Village
  147                   05-1246          GCFP                 SpringHill Suites by Marriott
  148          9        09-0002222       GSMC                 Chambers Place Shopping Centre
----------------------------------------------------------------------------------------------------------------------------
  149                   09-0002217       GSMC                 Hillwood Apartments
  150                   05-1196          GCFP                 C&R North Pointe Building A
  151          8        09-0002230       GSMC                 East Broad Street Small
  152                   09-0002214       GSMC                 10 Corporate Circle
  153          9        09-0002284       GSMC                 San Benito Plaza
----------------------------------------------------------------------------------------------------------------------------
  154                   09-0002195       GSMC                 Storage R Us
 154.01                 09-0002195-1                          Storage R Us of Aiken
 154.02                 09-0002195-2                          Storage R Us of Columbia
  155                   09-0002207       GSMC                 Palos Heights Walgreens
  156                   05-1048          GCFP                 Fort Apache Center
  157          9        09-0002312       GSMC                 Park Lane Shopping Center
  158                   09-0002308       GSMC                 Union Landing
----------------------------------------------------------------------------------------------------------------------------
  159                   05-1094          GCFP                 Lifeway Center
  160          9        09-0002220       GSMC                 Lancaster - Walgreens
  161                   05-1318          GCFP                 100 East Walton Street Garage
  162          8        09-0002298       GSMC                 Fry's at the Islands
  163                   05-1400          GCFP                 Omni 3 Self Storage
----------------------------------------------------------------------------------------------------------------------------
  164                   09-0002120       GSMC                 University Square
  165                   05-1320          GCFP                 4170 Douglas Boulevard
  166                   09-0002204       GSMC                 Goldridge Office
  167                   05-1304          GCFP                 Lake Park Self Storage
  168                   05-1402          GCFP                 Omni 2 Self Storage
----------------------------------------------------------------------------------------------------------------------------
  169                   05-1401          GCFP                 Omni 1 Self Storage
  170                   09-0002202       GSMC                 Conns/Home Depot Floor Store
  171                   09-0002193       GSMC                 Walnut Creek Plaza
  172                   09-0002269       GSMC                 Maricopa Fiesta Shopping Center II
  173                   09-0002192       GSMC                 Litchfield Stop & Shop Plaza
----------------------------------------------------------------------------------------------------------------------------
  174                   09-0002251       GSMC                 Grand View Center
  175                   09-0002288       GSMC                 Mayfair Village Apartments (Chang)
  176          8        09-0002226       GSMC                 Southshore Industrial Center
  177                   05-0802          GCFP                 Iron Gate Storage at Pearson Airport
  178                   09-0002213       GSMC                 Wise Group MOB
----------------------------------------------------------------------------------------------------------------------------
  179          9        09-0002267       GSMC                 La Casa Trail Mobile Home Community
  180                   09-0002218       GSMC                 Sabal Palms
  181                   05-1115          GCFP                 Arroyo Vista
  182                   05-1271          GCFP                 2011 North Capitol Ave
  183                   05-1041          GCFP                 Riverest Mobile Home Community
----------------------------------------------------------------------------------------------------------------------------
  184                   05-0803          GCFP                 Iron Gate Storage at Cascade Park
  185                   05-1267          GCFP                 Mini U Storage - Warren, MI
  186                   09-0002253       GSMC                 Lincoln Plaza
  187                   09-0002233       GSMC                 Ellijay Shops
  188                   05-0211          GCFP                 Kellogg Warehouse

           AFFILIATED WITH
CONTROL      OTHER LOANS
 NUMBER    (RELATED GROUP)                                ADDRESS                                           CITY
-------------------------------------------------------------------------------------------------------------------------

   1                         6801 Northlake Mall Drive                                             Charlotte
   2           Group 1
  2.01                       555 South 10th Street                                                 Omaha
  2.02                       11301 Financial Centre Parkway                                        Little Rock
  2.03                       204 Centreport Drive                                                  Greensboro
  2.04                       670 Verdae Boulevard                                                  Greenville
  2.05                       5151 San Francisco Road Northeast                                     Albuquerque
  2.06                       101 East Locust Street                                                Des Moines
  2.07                       111 East 2nd Street                                                   Davenport
  2.08                       1700 Rodeo Drive                                                      Mesquite
  2.09                       7312 North Polo Drive                                                 Kansas City
   3
  3.01                       3225 158th Avenue SE                                                  Bellevue
  3.02                       20610 44th Avenue West                                                Lynnwood
  3.03                       9000 SW Washington Square Road                                        Tigard
  3.04                       4554 Lake Forest Drive                                                Cincinnati
  3.05                       19525 Victor Parkway                                                  Livonia
  3.06                       7290 Commerce Center Drive                                            Colorado Springs
  3.07                       6100 Gateway East                                                     El Paso
  3.08                       7525 E. Hampden Avenue                                                Denver
   4
  4.01                       9901 Langs Road                                                       Middle River
  4.02                       3953 McDowell Lane                                                    Baltimore
  4.03                       909 South Marlyn Avenue                                               Essex
  4.04                       2349 Perring Manor Road                                               Baltimore
  4.05                       37 Alberge Lane                                                       Baltimore
  4.06                       1 Orion Court                                                         Rosedale
  4.07                       600 Fifth Avenue                                                      Baltimore
  4.08                       3340 Lancer Drive                                                     Hyattsville
  4.09                       2 Driftwood Court                                                     Essex
   5                         2005 Market Street                                                    Philadelphia
-------------------------------------------------------------------------------------------------------------------------
   6           Group 2       15900 La Cantera Parkway                                              San Antonio
   7           Group 2       2435 Kaanapali Parkway                                                Lahaina
   8
  8.01                       134 National Business Parkway                                         Annapolis Junction
  8.02                       870-880 Elkridge Landing Road                                         Linthicum
  8.03                       6940 Columbia Gateway Drive                                           Columbia
  8.04                       7000 Columbia Gateway Drive                                           Columbia
  8.05                       8621 Robert Fulton Drive                                              Columbia
  8.06                       8671 Robert Fulton Drive                                              Columbia
  8.07                       732 Parkway Drive                                                     Hanover
  8.08                       8661 Robert Fulton Drive                                              Columbia
   9           Group 4       1625 & 1675 Broadway                                                  Denver
   10
 10.01                       750 Pilot Road                                                        Las Vegas
 10.02                       770 Pilot Road                                                        Las Vegas
 10.03                       680 Pilot Road                                                        Las Vegas
 10.04                       420 Pilot Road                                                        Las Vegas
 10.05                       711 Pilot Road                                                        Las Vegas
 10.06                       731 Pilot Road                                                        Las Vegas
 10.07                       600 Pilot Road                                                        Las Vegas
 10.08                       823 Pilot Road                                                        Las Vegas
 10.09                       500 Pilot Road                                                        Las Vegas
 10.10                       6600 Bermuda Road                                                     Las Vegas
 10.11                       815 Pilot Road                                                        Las Vegas
 10.12                       751 Pilot Road                                                        Las Vegas
 10.13                       839 Pilot Road                                                        Las Vegas
 10.14                       831 Pilot Road                                                        Las Vegas
-------------------------------------------------------------------------------------------------------------------------
   11          Group 3
 11.01                       211 East Commerce Avenue                                              High Point
 11.02                       200, 320, 330 Hamilton Street                                         High Point
 11.03                       101 South Main Street                                                 High Point
   12                        2424 Erwin Road                                                       Durham
   13          Group 3       1730 Minor Avenue                                                     Seattle
   14                        10 10th Street                                                        Atlanta
   15                        2500 & 2600 Virginia Avenue                                           Washington
-------------------------------------------------------------------------------------------------------------------------
   16          Group 3       1200 6th Avenue                                                       Seattle
   17
 17.01                       173 Tovera Road                                                       Alvin
 17.02                       3540 W Sunshine Street                                                Springfield
 17.03                       1330 Providence Center Drive                                          Cedar City
 17.04                       503 South Dunlap Road                                                 Savoy
 17.05                       1151 Ryans Road                                                       Worthington
 17.06                       627 12th Avenue NE                                                    Norman
 17.07                       3410 Avenue I                                                         Scottsbluff
 17.08                       1749 Main Street                                                      Billings
 17.09                       355 South Willowbrook Road                                            Coldwater
 17.10                       1867 - 1896 US Highway 82 West                                        Tifton
 17.11                       2474 - 2488 East Wabash                                               Frankfort
 17.12                       1625 - 1633 North Michigan                                            Plymouth
 17.13                       1748 - 1752 Indianapolis                                              Greencastle
 17.14                       3202 Belt Highway                                                     St. Joseph
 17.15                       201 E Leota Street                                                    North Platte
 17.16                       2216 - 2224 Cassopolis                                                Elkhart
 17.17                       350 - 354 Hoke Street                                                 Frankfort
 17.18                       1220 N 200 West                                                       Angola
 17.19                       354 East Chicago Street                                               Coldwater
 17.20                       12547 State Road 143                                                  Highland
 17.21                       3697 Portage Road                                                     South Bend
 17.22                       2020 - 2040 North Main Street                                         Bluffton
 17.23                       200 Production Drive                                                  Lafayette
 17.24                       12950 Willow Centre Drive                                             Willowbrook
 17.25                       1651 - 1659 Highway 10 West                                           Detroit Lakes
 17.26                       1319 Holden Street                                                    Le Mars
 17.27                       102 - 106 Peter Pan Road                                              Independence
 17.28                       1212 - 1314 Independence Street                                       Republic
 17.29                       5615 - 5623 E Arrowhead Parkway                                       Sioux Falls
 17.30                       224 East McCoy Street                                                 Tomah
 17.31                       1400 North Wayne Street                                               Angola
 17.32                       1350 - 1358 South Centerville Road                                    Sturgis
 17.33                       1110 West Broadway                                                    Monticello
 17.34                       3005 Wiley Boulevard SW                                               Cedar Rapids
 17.35                       1100 North Barlow Road                                                Fort Morgan
 17.36                       2520 - 2532 Walton Boulevard                                          Warsaw
 17.37                       114 - 130 South Centerville Road                                      Sturgis
   18
 18.01                       Profit Row, Currency Circle, Industrial Drive,
                             Mustang Circle and Mustang Court                                      Forney
 18.02                       310 James Drive East                                                  St. Rose
 18.03                       1725-1745 Hayden Drive                                                Carrollton
 18.04                       1720 Hayden Road                                                      Carrollton
 18.05                       2506-2515 Willowbrook Road                                            Dallas
 18.06                       27-31 Leigh Fisher/20 Founders                                        El Paso
 18.07                       1631-1637 Terre Colony Court                                          Dallas
 18.08                       21 Leigh Fisher Boulevard                                             El Paso
 18.09                       4849 Groveport Road                                                   Columbus
 18.10                       40 Walter Jones Boulevard                                             El Paso
 18.11                       600 London Road                                                       Delaware
 18.12                       19 Butterfield Trails                                                 El Paso
 18.13                       27 Concord Street                                                     El Paso
   19          Group 7       325 North LaSalle Street                                              Chicago
   20          Group 1
 20.01                       2401 Bass Pro Drive                                                   Grapevine
 20.02                       300 J Street                                                          Sacramento
 20.03                       2800 Coliseum Centre Drive                                            Charlotte
 20.04                       300 Tallapoosa Street                                                 Montgomery
 20.05                       200 Stonebridge Drive                                                 Columbia
 20.06                       415 West McCarty Street                                               Jefferson City
 20.07                       11775 Heron Bay Boulevard                                             Coral Springs
 20.08                       1200 Collins Road                                                     Cedar Rapids
-------------------------------------------------------------------------------------------------------------------------
   21          Group 6       10801 Sixth Street                                                    Rancho Cucamonga
   22                        20551-20977 North Pima Road                                           Scottsdale
   23          Group 8       1800 Highway 26 East                                                  Grapevine
   24          Group 9       1450 Woodruff Road                                                    Greenville
   25          Group 9       2695-2743 Beaver Run Boulevard                                        Surfside Beach
   26          Group 9       5570 Sunset Boulevard                                                 Lexington
   27          Group 9       1320-1374 North Fraser Street                                         Georgetown
   28          Group 9       785 North Dual Highway                                                Seaford
   29          Group 9       1285 North Brightleaf Boulevard                                       Smithfield
   30          Group 9       315 W. Thacker Road                                                   Covington
   31          Group 9       2146 Old Snow Hill Road                                               Pocomoke
   32          Group 9       573 Third Street                                                      Taylorsville
-------------------------------------------------------------------------------------------------------------------------
   33                        3890 West 18th Avenue                                                 Hialeah
   34                        25115-25175 Madison Avenue                                            Murrieta
   35                        11333 Woodglen Drive, 5640 Nicholson Lane, 11420  and 11426-11428
                             Rockville Pike                                                        Rockville
   36                        801 Gateway                                                           South San Francisco
   37
 37.01                       100 Ardsley Place                                                     Norcross
 37.02                       100 Parkway Circle South                                              Atlanta
-------------------------------------------------------------------------------------------------------------------------
   38                        1733 Ocean Avenue                                                     Santa Monica
   39                        261 Old York Road                                                     Abington Township
   40                        550 and 600 Mamaroneck Avenue                                         Harrison
   41                        23005-23233 Outer Drive                                               Allen Park
   42                        9125 Highway 6 North                                                  Houston
-------------------------------------------------------------------------------------------------------------------------
   43                        212 Elks Point Road                                                   Zephyr Cove
   44         Group 11       1400 Fashion Island Boulevard                                         San Mateo
   45
 45.01                       3253 North Nimitz Highway                                             Honolulu
 45.02                       3401 North Nimitz Highway                                             Honolulu
   46
 46.01                       49 America's Cup Avenue                                               Newport
 46.02                       112 Washington Place                                                  Pittsburgh
 46.03                       1617 North 1st Street                                                 Jacksonville Beach
 46.04                       100 Berlin Road                                                       Cromwell
 46.05                       3400 Edinborough Way                                                  Edina
 46.06                       Two Carter Plaza                                                      Chattanooga
 46.07                       201 Foster Street                                                     Durham
 46.08                       601 From Road                                                         Paramus
 46.09                       100 Civic Center Drive                                                Charleston
 46.10                       5555 Financial Plaza                                                  Shreveport
 46.11                       2155 Gordon Highway                                                   Augusta
   47
 47.01                       707 Richards Street                                                   Honolulu
 47.02                       820-825 Miliani Street                                                Honolulu
-------------------------------------------------------------------------------------------------------------------------
   48                        2311 Highland Avenue                                                  Birmingham
   49         Group 10       412 East Novak Lane                                                   Kent
   50         Group 10       11016 Waller Road East                                                Tacoma
   51                        12741 Ocean Gateway                                                   Ocean City
   52                        45131 Columbia Place                                                  Sterling
-------------------------------------------------------------------------------------------------------------------------
   53                        346-422 Middle Turnpike West, 290 and 308 Broad Street                Manchester
   54                        2501 - 2509 Golf Road & Barrington Road                               Hoffman Estates
   55                        20500, 20550, 20640, & 20670-20680 Nordhoff Street                    Chatsworth
   56                        46950 Community Plaza Drive                                           Sterling
   57          Group 5       325 Sloan Avenue                                                      Hamilton
-------------------------------------------------------------------------------------------------------------------------
   58          Group 6       5751, 5761, 5771 Copley Drive                                         San Diego
   59         Group 12       39-45, 55 & 59 Skyline Drive                                          Lake Mary
   60                        3300 North University Drive                                           Coral Springs
   61         Group 11       1450 Fashion Island Boulevard                                         San Mateo
   62         Group 12       1001, 1155 & 1225 Broken Sound Parkway                                Boca Raton
-------------------------------------------------------------------------------------------------------------------------
   63                        2536-2590 Macarthur Road                                              Whitehall
   64          Group 5       3033 West Agua Fria Freeway                                           Phoenix
   65          Group 5       7701 Overland Road                                                    Boise
   66                        9075 South Dadeland Boulevard                                         Miami
   67                        40-42 Old Ridge Road                                                  Danbury
-------------------------------------------------------------------------------------------------------------------------
   68                        2314 Matthews Township Parkway                                        Matthews
   69                        98-1005 & 98-1025 Moanalua Road                                       Aiea
   70         Group 13       700 US Highway 202                                                    Bridgewater
   71                        229 East FM 1382                                                      Cedar Hill
   72                        4001 South Watt Avenue                                                Rosemont
-------------------------------------------------------------------------------------------------------------------------
   73                        1100 Ward Avenue                                                      Honolulu
   74                        39899 Balentine Drive                                                 Newark
   75          Group 8       10309 Highland Manor Drive                                            Tampa
   76                        4605-4645 Southwest Freeway                                           Houston
   77                        7325-7495 North Academy Boulevard                                     Colorado Springs
-------------------------------------------------------------------------------------------------------------------------
   78                        1581 U.S. Route 202                                                   Pomona
   79                        25025 North I-45 Access Road                                          The Woodlands
   80                        500 Sylvan Avenue                                                     Bridgeport
   81          Group 7       60 W Randolph Street                                                  Chicago
   82         Group 18       201-299 Southwest 8th Street                                          Miami
   83         Group 18       10-38 Southwest 8th Street                                            Miami
-------------------------------------------------------------------------------------------------------------------------
   84                        1901 Atlantic Avenue                                                  Virginia Beach
   85         Group 10       1924 & 1942 Southeast Hillmoor Drive                                  Port St Lucie
   86
 86.01                       1780 & 1790 East Bert Kouns Ind. Loop                                 Shreveport
 86.02                       1333 Shreveport-Barksdale Highway                                     Shreveport
 86.03                       9211 Youree Drive                                                     Shreveport
 86.04                       2900 Bert Kouns                                                       Shreveport
 86.05                       747 American Way                                                      Shreveport
   87          Group 5       2315 North Federal Highway                                            Pompano Beach
   88          Group 5       18 Colonial Glenn Plaza Drive                                         Little Rock
-------------------------------------------------------------------------------------------------------------------------
   89                        7900 Sudley Road                                                      Manassas
   90                        26850, 26870, 26880 & 26910 Sierra Highway, 18717-
                             18755 Via Princessa Avenue                                            Santa Clarita
   91                        409 13th Street                                                       Oakland
   92         Group 17       1655 East Cottonwood Street                                           Cottonwood
   93                        804 & 848 South Ridge Road                                            Castle Rock
-------------------------------------------------------------------------------------------------------------------------
   94          Group 4       313 Washington Street                                                 Newton
   95         Group 14       6100 Lake Forrest Drive                                               Atlanta
   96         Group 14       6000 Lake Forrest Drive                                               Atlanta
   97
 97.01                       4020 East Indian School Road                                          Phoenix
 97.02                       1030 North Colorado Street                                            Gilbert
   98                        4157-4219 Sunset Drive                                                San Angelo
-------------------------------------------------------------------------------------------------------------------------
   99                        328 Newman Springs Road                                               Red Bank
  100         Group 13
 100.01                      15 Shattuck Road                                                      Andover
 100.02                      800 Hinesburg Road                                                    South Burlington
  101         Group 16       8110-8200 East Broad Street                                           Reynoldsburg
  102                        1306 West Patrick Street                                              Frederick
  103                        3000 East 3rd Avenue                                                  Denver
-------------------------------------------------------------------------------------------------------------------------
  104                        919-951 Pearl Street and 2005-2019 Tenth Avenue                       Boulder
  105                        6810 Deerpath Road                                                    Elkridge
  106                        5315 Elliott Drive                                                    Ypsilanti
  107                        2278 North Congress Avenue                                            Boynton Beach
  108                        6660-6730 Lone Tree Way                                               Brentwood
-------------------------------------------------------------------------------------------------------------------------
  109
 109.01                      900 East Hill Avenue                                                  Knoxville
 109.02                      308 North Peters Road                                                 Knoxville
  110                        205 Warrior Drive                                                     Murfreesboro
  111                        19221 North I-45                                                      The Woodlands
  112                        8110, 8130 & 8160 South Houghton Road                                 Tucson
  113                        301 South Atlantic Avenue                                             Daytona Beach
-------------------------------------------------------------------------------------------------------------------------
  114         Group 15       2479 Deer Run                                                         Lewisville
  115                        8633 NE Airport Way                                                   Portland
  116         Group 15       1700 North Galloway Avenue                                            Mesquite
  117                        2306 Elba Street                                                      Durham
  118
 118.01                      1505 Broadway Street                                                  Pearland
 118.02                      1701 Justin Road                                                      Flower Mound
 118.03                      5904 Quebec Street                                                    Fort Worth
 118.04                      103 Angus Drive                                                       Summerville
-------------------------------------------------------------------------------------------------------------------------
  119                        6700 Fallbrook Avenue                                                 West Hills
  120                        5251-5271 East 2nd Street                                             Long Beach
  121          Group 5       4840 Grove Barton Road                                                Raleigh
  122                        138 River Road                                                        Andover
  123
 123.01                      14414 Waller Tomball (FM 2920)                                        Tomball
 123.02                      4821 Fairmont Parkway                                                 Pasadena
 123.03                      2220 S. Main Street                                                   Wake Forest
 123.04                      1176 Fording Island Road                                              Bluffton
-------------------------------------------------------------------------------------------------------------------------
  124                        3616-3636 I-10 Service Road                                           Metairie
  125                        231 & 241 West Charleston Boulevard                                   Las Vegas
  126         Group 21       409-427 Mayfair Boulevard, 3227-3233 & 3253 Dale Avenue, 289-373
                             South Ashburton Road, 292-378 South Ashburton Road                    Columbus
  127                        405 - 423  San Antonio Road                                           Mountain View
  128                        304 South Broadway                                                    Los Angeles
-------------------------------------------------------------------------------------------------------------------------
  129                        10127 Morocco Drive                                                   San Antonio
  130                        6836 Morrison Boulevard                                               Charlotte
  131                        701 Gramercy Drive                                                    Los Angeles
  132         Group 19       2 East Oak Street                                                     Chicago
  133                        9050 Highway 64                                                       Lakeland
-------------------------------------------------------------------------------------------------------------------------
  134                        1400 Rocky Ridge Drive                                                Roseville
  135                        4500-4548 Parkbreeze Court                                            Orlando
  136                        1700 Promenade Boulevard                                              Marrero
  137                        14631 North Scottsdale Road                                           Scottsdale
  138         Group 20       752 East 1180 South                                                   American Fork
-------------------------------------------------------------------------------------------------------------------------
  139                        1230 East Walnut Street                                               Seguin
  140          Group 9       705 East Dixon Boulevard                                              Shelby
  141                        1 Medical Center Boulevard                                            Upland
  142                        258 Stennis Drive                                                     Biloxi
  143          Group 9       2108 South Irby Street                                                Florence
-------------------------------------------------------------------------------------------------------------------------
  144                        3225 Neil Armstrong Boulevard                                         Eagan
  145         Group 10       760 Landmark Drive                                                    Casper
  146                        2323 Lockhill-Selma Road                                              San Antonio
  147          Group 8       1119 Bullsboro Drive                                                  Newnan
  148                        4840-4896 Chambers Road                                               Denver
-------------------------------------------------------------------------------------------------------------------------
  149         Group 10       12021 McCormick Road                                                  Jacksonville
  150         Group 20       1276 South 820 East                                                   American Fork
  151         Group 16       8070-8086 East Broad Street                                           Reynoldsburg
  152                        10 Corporate Circle                                                   New Castle
  153                        1145 Ross Street                                                      San Benito
-------------------------------------------------------------------------------------------------------------------------
  154
 154.01                      1076 Brookhaven Drive                                                 Aiken
 154.02                      441 Clemson Road                                                      Columbia
  155         Group 22       12659 South Ridgeland Avenue                                          Palos Heights
  156                        4235 South Fort Apache Road                                           Las Vegas
  157                        7839 & 7843 Park Lane                                                 Dallas
  158                        30970 & 31000 Courthouse Drive                                        Union City
-------------------------------------------------------------------------------------------------------------------------
  159                        8735 Lyra Drive                                                       Columbus
  160         Group 22       859 East Main Street                                                  Lancaster
  161         Group 19       100 East Walton Street                                                Chicago
  162                        835 West Warner Road                                                  Gilbert
  163                        19120 US Highway 190                                                  Hammond
-------------------------------------------------------------------------------------------------------------------------
  164                        7414 University Boulevard                                             Winter Park
  165                        4170 Douglas Boulevard                                                Granite Bay
  166                        3021 Harbor Lane North                                                Plymouth
  167                        2220 Gillionville Road                                                Albany
  168                        74145 LA Highway 25                                                   Covington
-------------------------------------------------------------------------------------------------------------------------
  169                        69201 LA Highway 59                                                   Mandeville
  170                        2422 South Stemmons Freeway                                           Lewisville
  171                        675 Ygnacio Valley Road                                               Walnut Creek
  172         Group 17       20924 North John Wayne Parkway                                        Maricopa
  173                        331 West Street                                                       Litchfield
-------------------------------------------------------------------------------------------------------------------------
  174         Group 23       1029 Mutual Way                                                       Appleton
  175         Group 21       3353-3359 Elbern Avenue, 300-356 Mayfair Boulevard, 364-370
                             Mayfair Boulevard & 3319-3325 Dale Avenue                             Columbus
  176                        9835-9925 13th Avenue                                                 Plymouth
  177         Group 24       2225 East 5th Street                                                  Vancouver
  178                        8 Hospital Center Boulevard                                           Hilton Head
-------------------------------------------------------------------------------------------------------------------------
  179                        53 North Mountain Road                                                Apache Junction
  180         Group 10       3001 Fountainhead Circle                                              Melbourne
  181                        23042 Arroyo Vista                                                    Rancho Santa Margarita
  182                        2011 North Capitol Avenue                                             San Jose
  183                        49 Crescent Drive                                                     Tavares
-------------------------------------------------------------------------------------------------------------------------
  184         Group 24       802 NE 112th Avenue                                                   Vancouver
  185                        24140 Groesbeck Highway                                               Warren
  186         Group 23       2100 Lincoln Street                                                   Rhinelander
  187                        500 Highland Crossing                                                 East Ellijay
  188                        5800 Tri County Parkway                                               Schertz

CONTROL                                            GENERAL                DETAILED
 NUMBER             STATE          ZIP CODE     PROPERTY TYPE          PROPERTY TYPE                        YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------------

   1       North Carolina           28216      Retail              Regional Mall                              2005
   2
  2.01     Nebraska                 68102      Hospitality         Full Service                               1997
  2.02     Arkansas                 72211      Hospitality         Full Service                               1997
  2.03     North Carolina           27409      Hospitality         Full Service                               1989
  2.04     South Carolina           29607      Hospitality         Full Service                               1993
  2.05     New Mexico               87109      Hospitality         Full Service                               1987
  2.06     Iowa                     50309      Hospitality         Full Service                               1990
  2.07     Iowa                     52801      Hospitality         Full Service                               1995
  2.08     Texas                    75149      Hospitality         Full Service                               1999
  2.09     Missouri                 64153      Hospitality         Full Service                               1997
   3
  3.01     Washington               98008      Hospitality         Full Service                               1990
  3.02     Washington               98036      Hospitality         Full Service                               1992
  3.03     Oregon                   97223      Hospitality         Full Service                               1986
  3.04     Ohio                     45242      Hospitality         Full Service                               1988
  3.05     Michigan                 48152      Hospitality         Full Service                               1989
  3.06     Colorado                 80919      Hospitality         Full Service                               1985
  3.07     Texas                    79905      Hospitality         Full Service                               1976
  3.08     Colorado                 80231      Hospitality         Full Service                               1980
   4
  4.01     Maryland                 21220      Multifamily         Townhouse                                  1972
  4.02     Maryland                 21227      Multifamily         Townhouse                                  1961
  4.03     Maryland                 21221      Multifamily         Townhouse                                  1971
  4.04     Maryland                 21234      Multifamily         Townhouse                                  1967
  4.05     Maryland                 21220      Multifamily         Townhouse                                  1972
  4.06     Maryland                 21237      Multifamily         Townhouse                                  1969
  4.07     Maryland                 21227      Multifamily         Townhouse                                  1954
  4.08     Maryland                 20782      Multifamily         Garden                                     1946
  4.09     Maryland                 21221      Multifamily         Townhouse                                  1967
   5       Pennsylvania             19103      Office              General Urban                              1987
------------------------------------------------------------------------------------------------------------------------------------
   6       Texas                    78256      Retail              Regional Mall                              2005
   7       Hawaii                   96761      Retail              Regional Mall             1969-1971, 1973, 1974, 1984, 1988, 1996
   8
  8.01     Maryland                 20701      Office              General Suburban                           1999
  8.02     Maryland                 21090      Office              General Suburban                           1981
  8.03     Maryland                 21077      Office              General Suburban                           1999
  8.04     Maryland                 21046      Office              General Suburban                           1999
  8.05     Maryland                 21046      Office              General Suburban                           2005
  8.06     Maryland                 21077      Office              General Suburban                           2001
  8.07     Maryland                 21076      Office              General Suburban                           1983
  8.08     Maryland                 21046      Office              General Suburban                           2001
   9       Colorado                 80202      Office              General Urban                              1980
   10
 10.01     Nevada                   89119      Industrial          Warehouse / Industrial                     1998
 10.02     Nevada                   89119      Industrial          Warehouse / Industrial                     1998
 10.03     Nevada                   89119      Industrial          Warehouse / Industrial                     1997
 10.04     Nevada                   89119      Industrial          Warehouse / Industrial                     1996
 10.05     Nevada                   89119      Industrial          Warehouse                                  1995
 10.06     Nevada                   89119      Industrial          Warehouse / Industrial                     1995
 10.07     Nevada                   89119      Industrial          Warehouse / Industrial                     1997
 10.08     Nevada                   89119      Industrial          Warehouse                                  1994
 10.09     Nevada                   89119      Industrial          Warehouse / Industrial                     1996
 10.10     Nevada                   89119      Industrial          Warehouse / Industrial                     1986
 10.11     Nevada                   89119      Industrial          Warehouse / Industrial                     1994
 10.12     Nevada                   89119      Industrial          Warehouse                                  1995
 10.13     Nevada                   89119      Industrial          Warehouse                                  1994
 10.14     Nevada                   89119      Industrial          Warehouse                                  1994
------------------------------------------------------------------------------------------------------------------------------------
   11
 11.01     North Carolina           27260      Office              General Suburban                           2000
 11.02     North Carolina           27260      Office              General Suburban                           1969
 11.03     North Carolina           27260      Office              General Suburban                           1972
   12      North Carolina           27705      Office              General Suburban                           2004
   13      Washington               98101      Office              General Urban                              1989
   14      Georgia                  30309      Office              General Urban                              2001
   15      District Of Columbia     20037      Office              General Urban                              1968
------------------------------------------------------------------------------------------------------------------------------------
   16      Washington               98101      Office              General Urban                              1970
   17
 17.01     Texas                    77511      Retail              Shadow Anchored                            2004
 17.02     Missouri                 65807      Retail              Shadow Anchored                            2001
 17.03     Utah                     80701      Retail              Shadow Anchored                            2004
 17.04     Illinois                 61874      Retail              Shadow Anchored                            2003
 17.05     Minnesota                56187      Retail              Shadow Anchored                            2001
 17.06     Oklahoma                 73071      Retail              Shadow Anchored                            2003
 17.07     Nebraska                 69361      Retail              Shadow Anchored                            2002
 17.08     Montana                  59105      Retail              Shadow Anchored                            2003
 17.09     Michigan                 49036      Retail              Shadow Anchored                            2002
 17.10     Georgia                  31793      Retail              Shadow Anchored                            2004
 17.11     Indiana                  46041      Retail              Shadow Anchored                            2004
 17.12     Indiana                  46563      Retail              Shadow Anchored                            1987
 17.13     Indiana                  46135      Retail              Shadow Anchored                            2002
 17.14     Missouri                 64503      Retail              Shadow Anchored                            2002
 17.15     Nebraska                 69101      Retail              Shadow Anchored                            2002
 17.16     Indiana                  46514      Retail              Shadow Anchored                            2000
 17.17     Indiana                  46041      Retail              Shadow Anchored                            1989
 17.18     Indiana                  46703      Retail              Shadow Anchored                            2000
 17.19     Michigan                 49036      Retail              Shadow Anchored                            2000
 17.20     Illinois                 62249      Retail              Shadow Anchored                            2002
 17.21     Indiana                  46628      Retail              Shadow Anchored                            2000
 17.22     Indiana                  46714      Retail              Shadow Anchored                            2001
 17.23     Louisiana                70508      Retail              Shadow Anchored                            2001
 17.24     Texas                    77066      Retail              Shadow Anchored                            2004
 17.25     Minnesota                56501      Retail              Shadow Anchored                            2003
 17.26     Iowa                     51031      Retail              Shadow Anchored                            2003
 17.27     Kansas                   67301      Retail              Shadow Anchored                            2003
 17.28     Missouri                 64801      Retail              Shadow Anchored                            2003
 17.29     South Dakota             57102      Retail              Shadow Anchored                            2003
 17.30     Wisconsin                54660      Retail              Shadow Anchored                            2002
 17.31     Indiana                  46703      Retail              Shadow Anchored                            1999
 17.32     Michigan                 49091      Retail              Shadow Anchored                            2002
 17.33     Indiana                  47960      Retail              Shadow Anchored                            2001
 17.34     Iowa                     52404      Retail              Shadow Anchored                            2003
 17.35     Colorado                 80701      Retail              Shadow Anchored                            2004
 17.36     Indiana                  46580      Retail              Shadow Anchored                            2002
 17.37     Michigan                 49091      Retail              Shadow Anchored                            1980
   18
 18.01     Texas                    75126      Industrial          Warehouse                                  1987
 18.02     Louisiana                70087      Industrial          Warehouse                                  2000
 18.03     Texas                    75006      Industrial          Warehouse                                  1980
 18.04     Texas                    75006      Industrial          Warehouse                                  1980
 18.05     Texas                    75220      Industrial          Warehouse                                  1980
 18.06     Texas                    79906      Industrial          Warehouse                                  1988
 18.07     Texas                    75212      Industrial          Warehouse                                  1980
 18.08     Texas                    79906      Industrial          Warehouse                                  1986
 18.09     Ohio                     43207      Industrial          Warehouse                                  1968
 18.10     Texas                    79906      Industrial          Warehouse                                  1988
 18.11     Ohio                     43015      Industrial          Warehouse                                  1980
 18.12     Texas                    79906      Industrial          Warehouse                                  1989
 18.13     Texas                    79906      Industrial          Warehouse                                  1988
   19      Illinois                 60610      Office              General Urban                              1913
   20
 20.01     Texas                    76051      Hospitality         Full Service                               1999
 20.02     California               95814      Hospitality         Full Service                               1979
 20.03     North Carolina           28217      Hospitality         Full Service                               1999
 20.04     Alabama                  36104      Hospitality         Full Service                               1995
 20.05     South Carolina           29210      Hospitality         Full Service                               1988
 20.06     Missouri                 65101      Hospitality         Full Service                               1987
 20.07     Florida                  33076      Hospitality         Full Service                               1999
 20.08     Iowa                     52402      Hospitality         Full Service                               1988
------------------------------------------------------------------------------------------------------------------------------------
   21      California               91730      Office              General Suburban                           1987
   22      Arizona                  85254      Retail              Anchored                                 2001-2004
   23      Texas                    76051      Hospitality         Full Service                               1983
   24      South Carolina           29607      Retail              Anchored                                   1999
   25      South Carolina           29575      Retail              Anchored                                   1996
   26      South Carolina           29072      Retail              Anchored                                   1997
   27      South Carolina           29440      Retail              Anchored                                   1996
   28      Delaware                 19973      Retail              Anchored                                   1997
   29      North Carolina           27577      Retail              Anchored                                   1997
   30      Virginia                 24426      Retail              Anchored                                   1998
   31      Maryland                 21851      Retail              Anchored                                   2000
   32      North Carolina           28681      Retail              Anchored                                   1983
------------------------------------------------------------------------------------------------------------------------------------
   33      Florida                  33012      Retail              Anchored                                   1990
   34      California               92562      Retail              Anchored                                   2005
   35      Maryland                 20852      Office              General Suburban                        1962, 2004
   36      California               94080      Office              General Suburban                           2001
   37
 37.01     Georgia                  30093      Multifamily         Garden                                     2002
 37.02     Georgia                  30340      Multifamily         Garden                                     2002
------------------------------------------------------------------------------------------------------------------------------------
   38      California               90401      Office              General Urban                              2002
   39      Pennsylvania             19046      Office              General Suburban                           1968
   40      New York                 10528      Office              General Suburban                           1969
   41      Michigan                 48101      Retail              Anchored                                   2005
   42      Texas                    77095      Multifamily         Garden                                     2004
------------------------------------------------------------------------------------------------------------------------------------
   43      Nevada                   89448      Retail              Anchored                                   1998
   44      California               94404      Office              General Suburban                           1985
   45
 45.01     Hawaii                   96819      Hospitality         Full Service                               1964
 45.02     Hawaii                   96819      Hospitality         Full Service                               1965
   46
 46.01     Rhode Island             02840      Hospitality         Full Service                               1969
 46.02     Pennsylvania             15219      Hospitality         Full Service                               1964
 46.03     Florida                  32250      Hospitality         Full Service                               1969
 46.04     Connecticut              06416      Hospitality         Full Service                               1968
 46.05     Minnesota                55435      Hospitality         Limited Service                            1990
 46.06     Tennessee                37402      Hospitality         Full Service                               1985
 46.07     North Carolina           27701      Hospitality         Full Service                               1989
 46.08     New Jersey               07652      Hospitality         Full Service                               1972
 46.09     West Virginia            25301      Hospitality         Limited Service                            1972
 46.10     Louisiana                71129      Hospitality         Full Service                               1982
 46.11     Georgia                  30909      Hospitality         Full Service                               1986
   47
 47.01     Hawaii                   96801      Office              General Urban                              1988
 47.02     Hawaii                   96801      Office              General Urban                              1979
------------------------------------------------------------------------------------------------------------------------------------
   48      Alabama                  35205      Office              General Suburban                           1999
   49      Washington               98032      Multifamily         Garden                                     1999
   50      Washington               98446      Multifamily         Garden                                     1999
   51      Maryland                 21842      Retail              Anchored                              1982, 1995-1996
   52      Virginia                 20166      Other               Ground Lease                             2002-2003
------------------------------------------------------------------------------------------------------------------------------------
   53      Connecticut              06040      Retail              Shadow Anchored                            1956
   54      Illinois                 60194      Retail              Anchored                                   1988
   55      California               91311      Industrial          Warehouse                                  1978
   56      Virginia                 20164      Retail              Shadow Anchored                            1987
   57      New Jersey               08619      Retail              Anchored                                   1999
------------------------------------------------------------------------------------------------------------------------------------
   58      California               92111      Office              General Suburban                           1997
   59      Florida                  32746      Industrial          Industrial                              1987, 1998
   60      Florida                  33065      Office              General Suburban                           1974
   61      California               94404      Office              General Suburban                           1985
   62      Florida                  33487      Industrial          Industrial                              1980, 1983
------------------------------------------------------------------------------------------------------------------------------------
   63      Pennsylvania             18052      Retail              Anchored                                   1992
   64      Arizona                  85027      Retail              Anchored                                   1999
   65      Idaho                    83709      Retail              Anchored                                   1998
   66      Florida                  33156      Hospitality         Full Service                               2004
   67      Connecticut              06810      Office              General Suburban                           1981
------------------------------------------------------------------------------------------------------------------------------------
   68      North Carolina           28105      Retail              Anchored                                 1996-1997
   69      Hawaii                   96701      Retail              Anchored                                   1971
   70      New Jersey               08807      Office              General Suburban                           1986
   71      Texas                    75104      Retail              Anchored                                   1987
   72      California               95826      Multifamily         Garden                                     1988
------------------------------------------------------------------------------------------------------------------------------------
   73      Hawaii                   96814      Other               Ground Lease                               1964
   74      California               94560      Office              General Suburban                           1985
   75      Florida                  33610      Hospitality         Limited Service                            2002
   76      Texas                    77027      Office              General Suburban                           1971
   77      Colorado                 80920      Retail              Weak Anchored                              2005
------------------------------------------------------------------------------------------------------------------------------------
   78      New York                 10970      Retail              Anchored                                   1980
   79      Texas                    77380      Office              General Suburban                           1983
   80      Connecticut              06606      Retail              Anchored                                   1998
   81      Illinois                 60601      Office              General Urban                              2000
   82      Florida                  33130      Retail              Anchored                                   1997
   83      Florida                  33130      Retail              Anchored                                   1997
------------------------------------------------------------------------------------------------------------------------------------
   84      Virginia                 23451      Hospitality         Limited Service                            2004
   85      Florida                  34952      Multifamily         Garden                                  1991, 1994
   86
 86.01     Louisiana                71105      Self-Storage        Self-Storage                               1985
 86.02     Louisiana                71105      Self-Storage        Self-Storage                               1997
 86.03     Louisiana                71115      Self-Storage        Self-Storage                               1973
 86.04     Louisiana                71118      Self-Storage        Self-Storage                               1986
 86.05     Louisiana                71106      Self-Storage        Self-Storage                               1987
   87      Florida                  33062      Retail              Anchored                                   1998
   88      Arkansas                 72210      Retail              Anchored                                   2002
------------------------------------------------------------------------------------------------------------------------------------
   89      Virginia                 20109      Office              General Suburban                           1974
   90      California               91387      Retail              Anchored                                1997, 2005
   91      California               94612      Office              General Urban                              1906
   92      Arizona                  86326      Retail              Anchored                                   1980
   93      Colorado                 80104      Retail              Anchored                                   2005
------------------------------------------------------------------------------------------------------------------------------------
   94      Massachusetts            02458      Office              General Suburban                           1925
   95      Georgia                  30328      Office              General Suburban                           1984
   96      Georgia                  30328      Office              General Suburban                           1984
   97
 97.01     Arizona                  85018      Office              General Suburban                           1966
 97.02     Arizona                  85233      Office              General Suburban                           1995
   98      Texas                    76904      Retail              Anchored                                   2005
------------------------------------------------------------------------------------------------------------------------------------
   99      New Jersey               07701      Office              General Suburban                           1984
  100
 100.01    Massachusetts            01810      Office              General Suburban                           1984
 100.02    Vermont                  05402      Office              General Suburban                           1984
  101      Ohio                     43068      Retail              Anchored                                   2005
  102      Maryland                 21703      Retail              Anchored                                   1989
  103      Colorado                 80206      Retail              Anchored                                 1979-1980
------------------------------------------------------------------------------------------------------------------------------------
  104      Colorado                 80302      Retail              Anchored                          1900, 1989, 1993, 1996
  105      Maryland                 21075      Office              General Suburban                           1987
  106      Michigan                 48197      Office              Medical                                    1995
  107      Florida                  33426      Retail              Single Tenant                              2005
  108      California               94513      Retail              Shadow Anchored                            2005
------------------------------------------------------------------------------------------------------------------------------------
  109
 109.01    Tennessee                37915      Industrial          Industrial                                 1986
 109.02    Tennessee                37922      Office              General Suburban                           1987
  110      Tennessee                37128      Multifamily         Garden                                     1986
  111      Texas                    77385      Office              General Suburban                           1984
  112      Arizona                  85747      Retail              Shadow Anchored                            2005
  113      Florida                  32118      Hospitality         Limited Service                            1988
------------------------------------------------------------------------------------------------------------------------------------
  114      Texas                    75067      Multifamily         Garden                                     1985
  115      Oregon                   97220      Hospitality         Limited Service                            1996
  116      Texas                    75149      Multifamily         Garden                                     1983
  117      North Carolina           27705      Hospitality         Full Service                               1985
  118
 118.01    Texas                    77581      Retail              Single Tenant                              2005
 118.02    Texas                    75028      Retail              Single Tenant                              2005
 118.03    Texas                    76179      Retail              Single Tenant                              2005
 118.04    South Carolina           29483      Retail              Single Tenant                              2005
------------------------------------------------------------------------------------------------------------------------------------
  119      California               91307      Office              General Suburban                           1981
  120      California               90803      Retail              Unanchored                                 1950
  121      North Carolina           27613      Retail              Anchored                                   1998
  122      Massachusetts            01810      Office              General Suburban                           1984
  123
 123.01    Texas                    77375      Retail              Single Tenant                              2005
 123.02    Texas                    77505      Retail              Single Tenant                              2005
 123.03    North Carolina           27587      Retail              Single Tenant                              2005
 123.04    South Carolina           29910      Retail              Single Tenant                              2005
------------------------------------------------------------------------------------------------------------------------------------
  124      Louisiana                70130      Office              General Suburban                           1979
  125      Nevada                   89102      Industrial          Industrial                                 1954
  126      Ohio                     43213      Multifamily         Garden                                   1950-1951
  127      California               94040      Retail              Anchored                                   1960
  128      California               90013      Office              General Urban                              1893
------------------------------------------------------------------------------------------------------------------------------------
  129      Texas                    78216      Office              General Suburban                           1983
  130      North Carolina           28211      Office              General Suburban                           1999
  131      California               90005      Multifamily         Conventional                               1926
  132      Illinois                 60611      Other               Parking Garage                             1974
  133      Tennessee                38002      Retail              Anchored                                   1992
------------------------------------------------------------------------------------------------------------------------------------
  134      California               95661      Office              General Suburban                           2005
  135      Florida                  32808      Office              General Suburban                           1984
  136      Louisiana                70072      Retail              Shadow Anchored                            2005
  137      Arizona                  85254      Office              General Suburban                           1986
  138      Utah                     84003      Office              General Suburban                           2004
------------------------------------------------------------------------------------------------------------------------------------
  139      Texas                    78155      Multifamily         Garden                                     1981
  140      North Carolina           28152      Retail              Shadow Anchored                            2000
  141      Pennsylvania             19013      Office              Medical                                    1985
  142      Mississippi              39531      Multifamily         Conventional                               1983
  143      South Carolina           29505      Retail              Shadow Anchored                            2000
------------------------------------------------------------------------------------------------------------------------------------
  144      Minnesota                55121      Industrial          Industrial                                 1998
  145      Wyoming                  82609      Multifamily         Garden                                     1999
  146      Texas                    78230      Retail              Anchored                                   1975
  147      Georgia                  30265      Hospitality         Limited Service                            2000
  148      Colorado                 80239      Retail              Shadow Anchored                            1984
------------------------------------------------------------------------------------------------------------------------------------
  149      Florida                  32225      Multifamily         Garden                                     1991
  150      Utah                     84003      Office              General Suburban                           2003
  151      Ohio                     43068      Retail              Shadow Anchored                            2005
  152      Delaware                 19720      Office              General Suburban                           1988
  153      Texas                    78586      Retail              Shadow Anchored                            2004
------------------------------------------------------------------------------------------------------------------------------------
  154
 154.01    South Carolina           29803      Self-Storage        Self-Storage                               1999
 154.02    South Carolina           29229      Self-Storage        Self-Storage                               1999
  155      Illinois                 60463      Retail              Anchored                                   2005
  156      Nevada                   89147      Retail              Shadow Anchored                            2005
  157      Texas                    75225      Retail              Anchored                                 2000-2001
  158      California               94587      Retail              Anchored                                   1999
------------------------------------------------------------------------------------------------------------------------------------
  159      Ohio                     43240      Retail              Shadow Anchored                            2003
  160      Ohio                     43130      Retail              Anchored                                   2005
  161      Illinois                 60611      Other               Parking Garage                             1974
  162      Arizona                  85233      Retail              Shadow Anchored                            1995
  163      Louisiana                70403      Self-Storage        Self-Storage                               2005
------------------------------------------------------------------------------------------------------------------------------------
  164      Florida                  32792      Retail              Shadow Anchored                            1980
  165      California               95746      Office              General Suburban                           2003
  166      Minnesota                55447      Office              General Suburban                           1997
  167      Georgia                  31707      Self-Storage        Self-Storage                               2003
  168      Louisiana                70435      Self-Storage        Self-Storage                               2004
------------------------------------------------------------------------------------------------------------------------------------
  169      Louisiana                70471      Self-Storage        Self-Storage                               2003
  170      Texas                    75067      Retail              Anchored                                   1990
  171      California               94596      Office              General Suburban                           1980
  172      Arizona                  85239      Retail              Anchored                                   2005
  173      Connecticut              06759      Retail              Anchored                                1962, 1996
------------------------------------------------------------------------------------------------------------------------------------
  174      Wisconsin                54913      Retail              Anchored                                   1992
  175      Ohio                     43213      Multifamily         Garden                                   1950-1951
  176      Minnesota                55441      Industrial          Warehouse                                  1973
  177      Washington               98661      Self-Storage        Self-Storage                               2004
  178      South Carolina           29926      Office              Medical                                    2000
------------------------------------------------------------------------------------------------------------------------------------
  179      Arizona                  85220      Mobile Home Park    Mobile Home Park                           1983
  180      Florida                  32934      Multifamily         Garden                                     1991
  181      California               92688      Industrial          Warehouse / Industrial                     1991
  182      California               95132      Office              General Suburban                           1982
  183      Florida                  32778      Mobile Home Park    Mobile Home Park                           1949
------------------------------------------------------------------------------------------------------------------------------------
  184      Washington               98684      Self-Storage        Self-Storage                               1975
  185      Michigan                 48089      Self-Storage        Self-Storage                               2001
  186      Wisconsin                54501      Retail              Anchored                                   1994
  187      Georgia                  30540      Retail              Shadow Anchored                            2005
  188      Texas                    78154      Industrial          Warehouse                                  1985

CONTROL                         UNITS, PADS,     UNIT        LOAN PER          OWNERSHIP             ORIGINAL
NUMBER       YEAR RENOVATED     ROOMS, SQ FT DESCRIPTION     UNIT ($)           INTEREST           BALANCE ($)
---------------------------------------------------------------------------------------------------------------

    1             NAP                540,854 Sq Ft              398.44         Fee Simple          215,500,000
    2                                  2,022 Rooms          105,835.81                             214,000,000
  2.01         2004-2005                 248 Rooms          138,100.94         Fee Simple
  2.02         2004-2005                 250 Rooms          134,587.41         Fee Simple
  2.03            2005                   218 Rooms          147,437.61         Fee Simple
  2.04      1999-2000, 2003              267 Rooms          118,124.42          Leasehold
  2.05         2002, 2005                309 Rooms           83,067.82         Fee Simple
  2.06         2004-2005                 233 Rooms          109,193.73         Fee Simple
  2.07            2003                   221 Rooms           56,880.20         Fee Simple
  2.08         2004-2005                 160 Rooms           70,568.06         Fee Simple
  2.09            2005                   116 Rooms           64,241.27         Fee Simple
    3                                  1,906 Rooms           98,373.56                             187,500,000
  3.01            2006                   240 Rooms                             Fee Simple
  3.02            2006                   240 Rooms                             Fee Simple
  3.03            2006                   354 Rooms                             Fee Simple
  3.04            2002                   235 Rooms                             Fee Simple
  3.05            2005                   240 Rooms                             Fee Simple
  3.06            2006                   207 Rooms                             Fee Simple
  3.07            2006                   184 Rooms                             Fee Simple
  3.08            2006                   206 Rooms                             Fee Simple
    4                                  5,517 Units           61,627.70                             140,000,000
  4.01            2005                 1,212 Units                             Fee Simple
  4.02            2005                 1,098 Units                             Fee Simple
  4.03            2005                   650 Units                             Fee Simple
  4.04            2005                   803 Units                             Fee Simple
  4.05            2004                   524 Units                             Fee Simple
  4.06            2005                   356 Units                             Fee Simple
  4.07            2005                   330 Units                             Fee Simple
  4.08            2005                   245 Units                             Fee Simple
  4.09            1996                   299 Units                             Fee Simple
    5             2004               942,866 Sq Ft              137.88         Fee Simple          130,000,000
---------------------------------------------------------------------------------------------------------------
    6             NAP                381,978 Sq Ft              338.39         Fee Simple          130,000,000
    7             1988               112,261 Sq Ft              975.45         Fee Simple          110,000,000
    8                                702,924 Sq Ft              146.53                             103,000,000
  8.01                                93,482 Sq Ft                             Fee Simple
  8.02            2003               105,151 Sq Ft                             Fee Simple
  8.03                               108,909 Sq Ft                             Fee Simple
  8.04                               145,806 Sq Ft                             Fee Simple
  8.05                                85,466 Sq Ft                             Fee Simple
  8.06                                56,350 Sq Ft                             Fee Simple
  8.07                                58,453 Sq Ft                             Fee Simple
  8.08                                49,307 Sq Ft                             Fee Simple
    9             2005               767,238 Sq Ft              122.65         Fee Simple           94,100,000
   10                                703,603 Sq Ft              119.39                              84,000,000
  10.01                               56,416 Sq Ft                             Fee Simple
  10.02                               53,178 Sq Ft                             Fee Simple
  10.03                               50,950 Sq Ft                             Fee Simple
  10.04                               50,536 Sq Ft                             Fee Simple
  10.05                               75,886 Sq Ft                             Fee Simple
  10.06                               64,535 Sq Ft                             Fee Simple
  10.07                               37,526 Sq Ft                             Fee Simple
  10.08                               62,860 Sq Ft                             Fee Simple
  10.09                               34,493 Sq Ft                             Fee Simple
  10.10                               32,700 Sq Ft                             Fee Simple
  10.11                               55,005 Sq Ft                             Fee Simple
  10.12                               47,235 Sq Ft                             Fee Simple
  10.13                               47,210 Sq Ft                             Fee Simple
  10.14                               35,073 Sq Ft                             Fee Simple
---------------------------------------------------------------------------------------------------------------
   11                                699,475 Sq Ft              115.80                              81,000,000
  11.01                              292,512 Sq Ft                             Fee Simple
  11.02           1994               291,435 Sq Ft                             Fee Simple
  11.03                              115,528 Sq Ft                             Fee Simple
   12                                327,160 Sq Ft              244.53         Fee Simple           80,000,000
   13             2005               363,243 Sq Ft              219.41   Fee Simple / Leasehold     79,700,000
   14                                410,624 Sq Ft              177.95         Fee Simple           73,070,000
   15             2004               261,084 Sq Ft              272.33     Both Fee/Leasehold       71,100,000
---------------------------------------------------------------------------------------------------------------
   16             2005               310,358 Sq Ft              223.13   Fee Simple / Leasehold     69,250,000
   17                                636,166 Sq Ft              108.05                              68,740,000
  17.01                               15,040 Sq Ft                             Fee Simple
  17.02                               20,790 Sq Ft                             Fee Simple
  17.03                                8,970 Sq Ft                             Fee Simple
  17.04                               15,963 Sq Ft                             Fee Simple
  17.05                               29,920 Sq Ft                             Fee Simple
  17.06                               19,558 Sq Ft                             Fee Simple
  17.07                               17,100 Sq Ft                             Fee Simple
  17.08                               20,505 Sq Ft                             Fee Simple
  17.09                                9,512 Sq Ft                             Fee Simple
  17.10                               16,324 Sq Ft                             Fee Simple
  17.11                                8,040 Sq Ft                             Fee Simple
  17.12                               11,360 Sq Ft                             Fee Simple
  17.13                               25,202 Sq Ft                             Fee Simple
  17.14                                9,992 Sq Ft                             Fee Simple
  17.15                               10,080 Sq Ft                             Fee Simple
  17.16                               11,600 Sq Ft                             Fee Simple
  17.17                                5,395 Sq Ft                             Fee Simple
  17.18                                9,252 Sq Ft                             Fee Simple
  17.19                                5,326 Sq Ft                             Fee Simple
  17.20                               15,840 Sq Ft                             Fee Simple
  17.21                               16,200 Sq Ft                             Fee Simple
  17.22                               13,104 Sq Ft                             Fee Simple
  17.23                               48,882 Sq Ft                             Fee Simple
  17.24                               20,261 Sq Ft                             Fee Simple
  17.25                               25,849 Sq Ft                             Fee Simple
  17.26                               18,418 Sq Ft                             Fee Simple
  17.27                               22,080 Sq Ft                             Fee Simple
  17.28                               15,000 Sq Ft                             Fee Simple
  17.29                               10,218 Sq Ft                             Fee Simple
  17.30                               18,663 Sq Ft                             Fee Simple
  17.31                               22,850 Sq Ft                             Fee Simple
  17.32                                8,663 Sq Ft                             Fee Simple
  17.33                               14,184 Sq Ft                             Fee Simple
  17.34                               49,594 Sq Ft                             Fee Simple
  17.35                                8,880 Sq Ft                             Fee Simple
  17.36                               25,280 Sq Ft                             Fee Simple
  17.37                               12,271 Sq Ft                             Fee Simple
   18                              2,433,843 Sq Ft               23.46                              57,102,000
  18.01                              863,550 Sq Ft                             Fee Simple
  18.02                              253,614 Sq Ft                             Fee Simple
  18.03                              300,000 Sq Ft                             Fee Simple
  18.04                              216,040 Sq Ft                             Fee Simple
  18.05                              103,287 Sq Ft                             Fee Simple
  18.06                              106,300 Sq Ft                              Leasehold
  18.07                              110,673 Sq Ft                             Fee Simple
  18.08                              101,438 Sq Ft                              Leasehold
  18.09                              132,100 Sq Ft                             Fee Simple
  18.10                               99,000 Sq Ft                              Leasehold
  18.11           2000                52,441 Sq Ft                             Fee Simple
  18.12                               56,400 Sq Ft                              Leasehold
  18.13                               39,000 Sq Ft                              Leasehold
   19             2001               315,784 Sq Ft              177.34         Fee Simple           56,000,000
   20                                  2,108 Rooms          114,326.38                              55,000,000
  20.01           2004                   328 Rooms           46,587.73         Fee Simple
  20.02           2004                   361 Rooms           27,076.13         Fee Simple
  20.03           NAP                    274 Rooms           26,992.80         Fee Simple
  20.04           2004                   236 Rooms           27,128.33         Fee Simple
  20.05           2004                   213 Rooms           25,621.69         Fee Simple
  20.06           2003                   254 Rooms           14,687.38         Fee Simple
  20.07           2005                   223 Rooms           15,862.53         Fee Simple
  20.08           2004                   219 Rooms           15,621.32         Fee Simple
---------------------------------------------------------------------------------------------------------------
   21             2004               390,480 Sq Ft              130.34         Fee Simple           50,895,000
   22             NAP                240,948 Sq Ft              197.14         Fee Simple           47,500,000
   23             2004                   395 Rooms          117,721.52         Fee Simple           46,500,000
   24             NAP                 82,349 Sq Ft              126.97         Fee Simple           10,456,000
   25             NAP                 36,900 Sq Ft              140.27         Fee Simple            5,176,000
   26             NAP                 32,600 Sq Ft              142.09         Fee Simple            4,632,000
   27             NAP                 31,400 Sq Ft              136.05         Fee Simple            4,272,000
   28             NAP                 30,900 Sq Ft              121.42         Fee Simple            3,752,000
   29             NAP                 28,150 Sq Ft              131.30         Fee Simple            3,696,000
   30             NAP                 32,020 Sq Ft              111.68         Fee Simple            3,576,000
   31             NAP                 27,000 Sq Ft              114.96         Fee Simple            3,104,000
   32             NAP                 43,146 Sq Ft               54.14         Fee Simple            2,336,000
---------------------------------------------------------------------------------------------------------------
   33             2003               328,466 Sq Ft              121.78         Fee Simple           40,000,000
   34             NAP                172,451 Sq Ft              225.57         Fee Simple           38,900,000
   35          2004-2005             202,165 Sq Ft              175.60     Both Fee/Leasehold       35,500,000
   36                                136,075 Sq Ft              257.21         Fee Simple           35,000,000
   37                                    536 Units           63,432.84                              34,000,000
  37.01                                  312 Units                             Fee Simple
  37.02                                  224 Units                             Fee Simple
---------------------------------------------------------------------------------------------------------------
   38             2004                84,724 Sq Ft              401.30          Leasehold           34,000,000
   39             1997               342,561 Sq Ft               87.58          Leasehold           30,000,000
   40                                237,856 Sq Ft              121.92          Leasehold           29,000,000
   41             NAP                166,057 Sq Ft              171.63         Fee Simple           28,500,000
   42                                    504 Units           54,384.92         Fee Simple           27,410,000
---------------------------------------------------------------------------------------------------------------
   43             NAP                118,483 Sq Ft              219.44         Fee Simple           26,000,000
   44             NAP                173,270 Sq Ft              146.01         Fee Simple           25,300,000
   45                                    582 Rooms           42,884.77                              25,000,000
  45.01           2005                   274 Rooms                              Leasehold
  45.02           2006                   308 Rooms                              Leasehold
   46                                  2,247 Rooms           47,396.78                              24,800,000
  46.01           2003                   133 Rooms                             Fee Simple
  46.02           2003                   402 Rooms                              Leasehold
  46.03           2005                   143 Rooms                             Fee Simple
  46.04           2005                   215 Rooms                             Fee Simple
  46.05           2001                   133 Rooms                             Fee Simple
  46.06                                  342 Rooms                              Leasehold
  46.07                                  187 Rooms                              Leasehold
  46.08           2003                   120 Rooms                              Leasehold
  46.09           2001                   196 Rooms                              Leasehold
  46.10                                  226 Rooms                             Fee Simple
  46.11                                  150 Rooms                             Fee Simple
   47                                183,355 Sq Ft              119.55                              21,920,000
  47.01                               99,175 Sq Ft                              Leasehold
  47.02                               84,180 Sq Ft                              Leasehold
---------------------------------------------------------------------------------------------------------------
   48                                139,654 Sq Ft              150.37         Fee Simple           21,000,000
   49             NAP                    207 Units           58,743.96         Fee Simple           12,160,000
   50             NAP                    171 Units           49,356.73         Fee Simple            8,440,000
   51          1995-1996             203,136 Sq Ft               98.46          Leasehold           20,000,000
   52             NAP                120,000 Sq Ft              165.08         Fee Simple           19,810,000
---------------------------------------------------------------------------------------------------------------
   53             1997               305,126 Sq Ft               57.11         Fee Simple           17,500,000
   54                                158,313 Sq Ft              122.42         Fee Simple           19,380,000
   55             1980               184,713 Sq Ft              100.70         Fee Simple           18,600,000
   56             2006               118,103 Sq Ft              153.26         Fee Simple           18,100,000
   57             NAP                 95,466 Sq Ft              187.41         Fee Simple           18,000,000
---------------------------------------------------------------------------------------------------------------
   58                                101,726 Sq Ft              174.49         Fee Simple           17,750,000
   59             NAP                224,501 Sq Ft               78.40         Fee Simple           17,600,000
   60             2002               123,461 Sq Ft              141.75         Fee Simple           17,500,000
   61             NAP                102,298 Sq Ft              165.20         Fee Simple           16,900,000
   62       1990, 1998, 2005         152,491 Sq Ft              108.99         Fee Simple           16,620,000
---------------------------------------------------------------------------------------------------------------
   63             1994               151,273 Sq Ft              108.57         Fee Simple           16,500,000
   64             NAP                113,768 Sq Ft              140.66         Fee Simple           16,100,000
   65             NAP                140,300 Sq Ft              112.65          Leasehold           15,900,000
   66                                    128 Rooms          123,046.88         Fee Simple           15,750,000
   67                                126,855 Sq Ft              123.17         Fee Simple           15,625,000
---------------------------------------------------------------------------------------------------------------
   68             NAP                167,459 Sq Ft               91.07         Fee Simple           15,250,000
   69             2005               134,138 Sq Ft              111.83          Leasehold           15,000,000
   70             2003               115,558 Sq Ft              128.12         Fee Simple           14,805,000
   71             NAP                128,383 Sq Ft              112.63         Fee Simple           14,460,000
   72             2005                   240 Units           59,583.33         Fee Simple           14,300,000
---------------------------------------------------------------------------------------------------------------
   73             1983               210,286 Sq Ft               66.58         Fee Simple           14,000,000
   74                                109,626 Sq Ft              127.71         Fee Simple           14,000,000
   75                                    152 Rooms           90,953.95         Fee Simple           13,825,000
   76             2005               306,208 Sq Ft               44.41         Fee Simple           13,600,000
   77             NAP                 61,632 Sq Ft              210.93         Fee Simple           13,000,000
---------------------------------------------------------------------------------------------------------------
   78             1995                96,698 Sq Ft              129.27         Fee Simple           12,500,000
   79                                112,350 Sq Ft              111.26         Fee Simple           12,500,000
   80                                 54,425 Sq Ft              224.16         Fee Simple           12,200,000
   81                                 53,642 Sq Ft              214.38          Leasehold           11,500,000
   82                                 28,717 Sq Ft              283.80         Fee Simple            8,150,000
   83                                 12,893 Sq Ft              255.95         Fee Simple            3,300,000
---------------------------------------------------------------------------------------------------------------
   84                                    110 Rooms          101,818.18         Fee Simple           11,200,000
   85             NAP                    230 Units           47,965.22         Fee Simple           11,032,000
   86                                  2,343 Units            4,679.90                              11,000,000
  86.01                                  383 Units                             Fee Simple
  86.02           2001                   590 Units                             Fee Simple
  86.03           1998                   583 Units                             Fee Simple
  86.04                                  408 Units                             Fee Simple
  86.05           2003                   379 Units                             Fee Simple
   87             NAP                 73,637 Sq Ft              148.48         Fee Simple           11,000,000
   88             NAP                 79,330 Sq Ft              136.57         Fee Simple           10,900,000
---------------------------------------------------------------------------------------------------------------
   89             2005                90,650 Sq Ft              118.04         Fee Simple           10,700,000
   90             NAP                 43,875 Sq Ft              237.04         Fee Simple           10,400,000
   91             2000                82,298 Sq Ft              125.15         Fee Simple           10,300,000
   92             2000               134,585 Sq Ft               76.16         Fee Simple           10,250,000
   93             NAP                 77,226 Sq Ft              132.60         Fee Simple           10,240,000
---------------------------------------------------------------------------------------------------------------
   94             1987                75,579 Sq Ft              134.96         Fee Simple           10,200,000
   95                                 95,357 Sq Ft              104.87         Fee Simple           10,000,000
   96                                 96,512 Sq Ft              103.61         Fee Simple           10,000,000
   97                                 74,301 Sq Ft              134.17                              10,000,000
  97.01           2001                37,228 Sq Ft                             Fee Simple
  97.02           1997                37,073 Sq Ft                             Fee Simple
   98             NAP                 89,145 Sq Ft              109.04         Fee Simple            9,720,000
---------------------------------------------------------------------------------------------------------------
   99             NAP                 62,495 Sq Ft              153.33         Fee Simple            9,624,000
   100                               139,544 Sq Ft               68.44                               9,550,000
 100.01           2003                85,812 Sq Ft                              Leasehold
 100.02           2000                53,732 Sq Ft                              Leasehold
   101            NAP                 55,808 Sq Ft              165.64         Fee Simple            9,244,000
   102            NAP                 97,359 Sq Ft               94.24         Fee Simple            9,175,000
   103            NAP                 34,897 Sq Ft              260.25         Fee Simple            9,082,000
---------------------------------------------------------------------------------------------------------------
   104            NAP                 46,407 Sq Ft              193.94         Fee Simple            9,000,000
   105            2004                77,797 Sq Ft              109.26         Fee Simple            8,500,000
   106            NAP                 84,751 Sq Ft               97.34          Leasehold            8,250,000
   107                                43,000 Sq Ft              190.12         Fee Simple            8,175,000
   108            NAP                 37,329 Sq Ft              218.60         Fee Simple            8,200,000
---------------------------------------------------------------------------------------------------------------
   109                               136,417 Sq Ft               57.91                               7,900,000
 109.01           NAP                 95,724 Sq Ft               52.85         Fee Simple
 109.02           NAP                 40,693 Sq Ft               69.82         Fee Simple
   110            1997                   206 Units           38,285.90         Fee Simple            7,920,000
   111                                78,626 Sq Ft               98.19         Fee Simple            7,720,000
   112            NAP                 32,683 Sq Ft              232.54         Fee Simple            7,600,000
   113            2003                   101 Rooms           74,257.43         Fee Simple            7,500,000
---------------------------------------------------------------------------------------------------------------
   114                                   260 Units           28,846.15         Fee Simple            7,500,000
   115            2005                   129 Rooms           57,799.28          Leasehold            7,500,000
   116                                   240 Units           30,625.00         Fee Simple            7,350,000
   117            2002                   149 Rooms           48,553.14         Fee Simple            7,250,000
   118                                30,867 Sq Ft              232.95                               7,200,000
 118.01                                8,064 Sq Ft                             Fee Simple
 118.02                                8,100 Sq Ft                             Fee Simple
 118.03                                8,047 Sq Ft                             Fee Simple
 118.04                                6,656 Sq Ft                             Fee Simple
---------------------------------------------------------------------------------------------------------------
   119            2002                58,023 Sq Ft              123.40         Fee Simple            7,160,000
   120            1989                13,688 Sq Ft              515.96         Fee Simple            7,100,000
   121            NAP                 51,450 Sq Ft              137.17         Fee Simple            7,100,000
   122                                62,806 Sq Ft              111.45         Fee Simple            7,000,000
   123                                29,848 Sq Ft              234.21                               7,000,000
 123.01                                8,047 Sq Ft                             Fee Simple
 123.02                                8,047 Sq Ft                             Fee Simple
 123.03                                6,912 Sq Ft                             Fee Simple
 123.04                                6,842 Sq Ft                             Fee Simple
---------------------------------------------------------------------------------------------------------------
   124            2003                98,496 Sq Ft               69.96         Fee Simple            6,900,000
   125            2005                46,785 Sq Ft              145.88         Fee Simple            6,825,000
   126          Ongoing                  192 Units           34,234.38         Fee Simple            6,573,000
   127            1994                45,500 Sq Ft              142.86         Fee Simple            6,500,000
   128            1992                77,105 Sq Ft               84.30         Fee Simple            6,500,000
---------------------------------------------------------------------------------------------------------------
   129            NAP                 66,618 Sq Ft               90.97         Fee Simple            6,080,000
   130                                41,350 Sq Ft              145.10         Fee Simple            6,000,000
   131            2004                    84 Units           71,428.57         Fee Simple            6,000,000
   132                                37,800 Sq Ft              155.56         Fee Simple            5,880,000
   133                                64,223 Sq Ft               90.73         Fee Simple            5,840,000
---------------------------------------------------------------------------------------------------------------
   134            NAP                 24,991 Sq Ft              230.08         Fee Simple            5,750,000
   135            NAP                 60,003 Sq Ft               94.57         Fee Simple            5,700,000
   136                                39,700 Sq Ft              138.23         Fee Simple            5,500,000
   137            NAP                 37,139 Sq Ft              144.73         Fee Simple            5,375,000
   138                                46,885 Sq Ft              111.51         Fee Simple            5,240,000
---------------------------------------------------------------------------------------------------------------
   139            NAP                    204 Units           25,612.75         Fee Simple            5,225,000
   140            NAP                 42,940 Sq Ft              121.10         Fee Simple            5,200,000
   141            NAP                 45,758 Sq Ft              113.64          Leasehold            5,200,000
   142            NAP                    152 Units           33,654.03         Fee Simple            5,150,000
   143            NAP                 37,411 Sq Ft              133.65         Fee Simple            5,000,000
---------------------------------------------------------------------------------------------------------------
   144            NAP                 76,501 Sq Ft               61.19         Fee Simple            4,692,000
   145            NAP                    151 Units           30,463.58         Fee Simple            4,600,000
   146            1996                69,445 Sq Ft               65.23         Fee Simple            4,530,000
   147                                    82 Rooms           53,963.41         Fee Simple            4,425,000
   148            NAP                 37,891 Sq Ft              115.33         Fee Simple            4,370,000
---------------------------------------------------------------------------------------------------------------
   149            NAP                    100 Units           43,200.00         Fee Simple            4,320,000
   150                                46,338 Sq Ft               93.12         Fee Simple            4,325,000
   151            NAP                 14,915 Sq Ft              286.29         Fee Simple            4,270,000
   152            NAP                 39,384 Sq Ft              106.49         Fee Simple            4,200,000
   153            NAP                 28,339 Sq Ft              145.03         Fee Simple            4,110,000
---------------------------------------------------------------------------------------------------------------
   154                                   667 Units            6,146.93                               4,100,000
 154.01           NAP                    405 Units            5,943.21         Fee Simple
 154.02           2005                   262 Units            6,461.83         Fee Simple
   155            NAP                 14,580 Sq Ft              274.07         Fee Simple            3,996,000
   156                                26,600 Sq Ft              149.91         Fee Simple            4,000,000
   157            NAP                 11,395 Sq Ft              342.26         Fee Simple            3,900,000
   158            NAP                 10,727 Sq Ft              363.57         Fee Simple            3,900,000
---------------------------------------------------------------------------------------------------------------
   159                                18,112 Sq Ft              215.33         Fee Simple            3,900,000
   160            NAP                 14,550 Sq Ft              264.12         Fee Simple            3,843,000
   161            1978                49,000 Sq Ft               77.55         Fee Simple            3,800,000
   162            NAP                 15,361 Sq Ft              244.12         Fee Simple            3,750,000
   163                               107,595 Sq Ft               33.98         Fee Simple            3,665,000
---------------------------------------------------------------------------------------------------------------
   164            2005                16,800 Sq Ft              207.35         Fee Simple            3,500,000
   165                                20,500 Sq Ft              165.85         Fee Simple            3,400,000
   166            NAP                 32,120 Sq Ft              101.74         Fee Simple            3,267,927
   167            2005                   631 Units            5,071.32         Fee Simple            3,200,000
   168                                75,800 Sq Ft               42.12         Fee Simple            3,200,000
---------------------------------------------------------------------------------------------------------------
   169                                66,280 Sq Ft               47.19         Fee Simple            3,135,000
   170         2003-2005              48,600 Sq Ft               63.41         Fee Simple            3,100,000
   171            NAP                 32,495 Sq Ft               92.32         Fee Simple            3,000,000
   172            NAP                 12,890 Sq Ft              232.74         Fee Simple            3,000,000
   173            NAP                 34,471 Sq Ft               86.82         Fee Simple            3,000,000
---------------------------------------------------------------------------------------------------------------
   174            NAP                 53,190 Sq Ft               53.51         Fee Simple            2,850,000
   175          Ongoing                   92 Units           30,658.21         Fee Simple            2,820,555
   176            NAP                 66,735 Sq Ft               41.77         Fee Simple            2,800,000
   177                                   455 Units            5,706.67         Fee Simple            2,600,000
   178            NAP                 11,895 Sq Ft              210.17         Fee Simple            2,500,000
---------------------------------------------------------------------------------------------------------------
   179            NAP                     79 Pads            31,645.57         Fee Simple            2,500,000
   180            NAP                     72 Units           34,444.44         Fee Simple            2,480,000
   181            1997                33,806 Sq Ft               70.67         Fee Simple            2,400,000
   182                                32,113 Sq Ft               71.62         Fee Simple            2,300,000
   183            2004                   129 Pads            16,193.44         Fee Simple            2,100,000
---------------------------------------------------------------------------------------------------------------
   184            2002                   494 Units            4,225.11         Fee Simple            2,100,000
   185                                40,306 Sq Ft               49.62         Fee Simple            2,000,000
   186            NAP                 45,044 Sq Ft               44.34         Fee Simple            2,000,000
   187            NAP                 16,800 Sq Ft               83.05          Leasehold            1,400,000
   188            1996                40,550 Sq Ft               34.33         Fee Simple            1,400,000

                          ALLOCATED CUT-OFF                                   GROSS
CONTROL    CUT-OFF DATE     DATE BALANCE      % OF INITIAL      BALLOON     INTEREST     ADMINISTRATIVE    NET INTEREST
NUMBER     BALANCE ($)    (MULTI-PROPERTY)    POOL BALANCE      BALANCE     RATE (%)      FEE RATE (%)       RATE (%)
-----------------------------------------------------------------------------------------------------------------------

   1        215,500,000         215,500,000       5.5%        215,500,000   5.41000%        0.02050%         5.38950%
   2        214,000,000                           5.5%        191,034,389   5.48700%        0.02050%         5.46650%
 2.01                            34,249,033
 2.02                            33,646,852
 2.03                            32,141,400
 2.04                            31,539,219
 2.05                            25,667,956
 2.06                            25,442,139
 2.07                            12,570,524
 2.08                            11,290,890
 2.09                             7,451,987
   3        187,500,000                           4.8%        177,601,950   6.14000%        0.02050%         6.11950%
 3.01                            43,400,000
 3.02                            30,900,000
 3.03                            27,600,000
 3.04                            23,700,000
 3.05                            19,000,000
 3.06                            17,400,000
 3.07                            15,500,000
 3.08                            10,000,000
   4        140,000,000                           3.6%        140,000,000   5.22000%        0.05050%         5.16950%
 4.01                            32,611,765
 4.02                            30,058,824
 4.03                            18,323,529
 4.04                            16,017,647
 4.05                            11,941,176
 4.06                             8,852,941
 4.07                             7,823,529
 4.08                             7,782,353
 4.09                             6,588,235
   5        130,000,000         130,000,000       3.3%        121,049,031   5.66500%        0.02050%         5.64450%
-----------------------------------------------------------------------------------------------------------------------
   6        129,255,976         129,255,976       3.3%        120,927,739   4.98308%        0.02050%         4.96258%
   7        109,504,922         109,504,922       2.8%        102,022,036   5.38600%        0.02050%         5.36550%
   8        103,000,000                           2.6%        103,000,000   5.53300%        0.02050%         5.51250%
 8.01                            19,200,000
 8.02                            18,900,000
 8.03                            17,300,000
 8.04                            15,800,000
 8.05                            11,000,000
 8.06                             7,600,000
 8.07                             7,000,000
 8.08                             6,200,000
   9         94,100,000          94,100,000       2.4%         94,100,000   5.68500%        0.02050%         5.66450%
  10         84,000,000                           2.2%         80,807,719   5.77500%        0.02050%         5.75450%
 10.01                            8,590,000
 10.02                            8,100,000
 10.03                            7,760,000
 10.04                            7,700,000
 10.05                            7,280,000
 10.06                            6,190,000
 10.07                            5,720,000
 10.08                            5,620,000
 10.09                            5,250,000
 10.10                            4,980,000
 10.11                            4,920,000
 10.12                            4,530,000
 10.13                            4,220,000
 10.14                            3,140,000
-----------------------------------------------------------------------------------------------------------------------
  11         81,000,000                           2.1%         78,420,858   6.62500%        0.02050%         6.60450%
 11.01                           52,000,000
 11.02                           23,500,000
 11.03                            5,500,000
  12         80,000,000          80,000,000       2.1%         74,406,036   5.58000%        0.02050%         5.55950%
  13         79,700,000          79,700,000       2.0%         79,700,000   5.54000%        0.02050%         5.51950%
  14         73,070,000          73,070,000       1.9%         67,467,102   6.38300%        0.02050%         6.36250%
  15         71,100,000          71,100,000       1.8%         65,985,876   5.43000%        0.02050%         5.40950%
-----------------------------------------------------------------------------------------------------------------------
  16         69,250,000          69,250,000       1.8%         69,250,000   5.54000%        0.02050%         5.51950%
  17         68,740,000                           1.8%         68,740,000   6.50000%        0.02050%         6.47950%
 17.01                            5,942,224
 17.02                            4,962,152
 17.03                            3,437,105
 17.04                            3,227,650
 17.05                            3,023,309
 17.06                            2,822,806
 17.07                            2,403,357
 17.08                            2,370,245
 17.09                            2,318,987
 17.10                            2,281,218
 17.11                            2,256,849
 17.12                            2,192,192
 17.13                            1,855,496
 17.14                            1,824,236
 17.15                            1,807,016
 17.16                            1,712,263
 17.17                            1,701,555
 17.18                            1,660,118
 17.19                            1,635,341
 17.20                            1,605,403
 17.21                            1,500,614
 17.22                            1,471,702
 17.23                            1,376,483
 17.24                            1,236,531
 17.25                            1,155,136
 17.26                            1,148,835
 17.27                            1,076,636
 17.28                            1,076,308
 17.29                            1,069,617
 17.30                            1,028,130
 17.31                            1,020,806
 17.32                              985,794
 17.33                              969,040
 17.34                              785,945
 17.35                              754,740
 17.36                              658,688
 17.37                              385,475
  18         57,102,000                           1.5%         53,267,846   5.79500%        0.02050%         5.77450%
 18.01                           14,058,203
 18.02                           10,883,770
 18.03                            7,104,683
 18.04                            5,139,558
 18.05                            3,703,505
 18.06                            2,796,525
 18.07                            2,494,197
 18.08                            2,418,615
 18.09                            2,380,825
 18.10                            2,267,452
 18.11                            1,851,753
 18.12                            1,171,516
 18.13                              831,399
  19         56,000,000          56,000,000       1.4%         50,039,473   5.45300%        0.02050%         5.43250%
  20         55,000,000                           1.4%         49,097,623   5.48700%        0.02050%         5.46650%
 20.01                           15,280,776
 20.02                            9,774,483
 20.03                            7,396,026
 20.04                            6,402,287
 20.05                            5,457,420
 20.06                            3,730,595
 20.07                            3,537,344
 20.08                            3,421,069
-----------------------------------------------------------------------------------------------------------------------
  21         50,895,000          50,895,000       1.3%         48,979,316   5.82600%        0.02050%         5.80550%
  22         47,500,000          47,500,000       1.2%         42,490,120   5.50000%        0.02050%         5.47950%
  23         46,500,000          46,500,000       1.2%         45,460,581   6.25700%        0.02050%         6.23650%
  24         10,456,000          10,456,000       0.3%          9,375,017   5.60000%        0.02050%         5.57950%
  25          5,176,000           5,176,000       0.1%          4,640,884   5.60000%        0.02050%         5.57950%
  26          4,632,000           4,632,000       0.1%          4,153,125   5.60000%        0.02050%         5.57950%
  27          4,272,000           4,272,000       0.1%          3,830,344   5.60000%        0.02050%         5.57950%
  28          3,752,000           3,752,000       0.1%          3,364,104   5.60000%        0.02050%         5.57950%
  29          3,696,000           3,696,000       0.1%          3,313,893   5.60000%        0.02050%         5.57950%
  30          3,576,000           3,576,000       0.1%          3,206,298   5.60000%        0.02050%         5.57950%
  31          3,104,000           3,104,000       0.1%          2,783,096   5.60000%        0.02050%         5.57950%
  32          2,336,000           2,336,000       0.1%          2,094,495   5.60000%        0.02050%         5.57950%
-----------------------------------------------------------------------------------------------------------------------
  33         40,000,000          40,000,000       1.0%         35,077,986   5.55000%        0.02050%         5.52950%
  34         38,900,000          38,900,000       1.0%         34,148,634   5.59000%        0.02050%         5.56950%
  35         35,500,000          35,500,000       0.9%         35,500,000   5.78000%        0.02050%         5.75950%
  36         35,000,000          35,000,000       0.9%         32,641,848   5.77700%        0.02050%         5.75650%
  37         34,000,000                           0.9%         30,749,988   6.05200%        0.02050%         6.03150%
 37.01                           20,000,000
 37.02                           14,000,000
-----------------------------------------------------------------------------------------------------------------------
  38         34,000,000          34,000,000       0.9%         32,663,580   5.63000%        0.02050%         5.60950%
  39         30,000,000          30,000,000       0.8%         26,029,582   5.11000%        0.02050%         5.08950%
  40         29,000,000          29,000,000       0.7%         26,064,663   5.74000%        0.02050%         5.71950%
  41         28,500,000          28,500,000       0.7%         25,548,346   5.59000%        0.06050%         5.52950%
  42         27,410,000          27,410,000       0.7%         27,410,000   5.28000%        0.02050%         5.25950%
-----------------------------------------------------------------------------------------------------------------------
  43         26,000,000          26,000,000       0.7%         23,332,283   5.66300%        0.02050%         5.64250%
  44         25,300,000          25,300,000       0.6%         21,689,873   5.55000%        0.06050%         5.48950%
  45         24,958,938                           0.6%         19,903,771   6.86500%        0.02050%         6.84450%
 45.01                           12,978,648
 45.02                           11,980,290
  46         24,615,228                           0.6%         19,013,814   5.71000%        0.02050%         5.68950%
 46.01                            4,985,363
 46.02                            2,908,128
 46.03                            2,908,128
 46.04                            2,503,068
 46.05                            2,440,750
 46.06                            2,388,820
 46.07                            2,025,304
 46.08                            1,454,064
 46.09                            1,339,816
 46.10                              830,894
 46.11                              830,894
  47         21,920,000                           0.6%         19,778,813   5.93500%        0.02050%         5.91450%
 47.01                           12,480,000
 47.02                            9,440,000
-----------------------------------------------------------------------------------------------------------------------
  48         21,000,000          21,000,000       0.5%         19,652,116   6.03000%        0.02050%         6.00950%
  49         12,160,000          12,160,000       0.3%         10,580,204   5.22000%        0.02050%         5.19950%
  50          8,440,000           8,440,000       0.2%          7,343,497   5.22000%        0.02050%         5.19950%
  51         20,000,000          20,000,000       0.5%         17,408,939   5.24000%        0.02050%         5.21950%
  52         19,810,000          19,810,000       0.5%         19,810,000   5.46000%        0.06050%         5.39950%
-----------------------------------------------------------------------------------------------------------------------
  53         17,427,059          17,427,059       0.4%         14,748,041   5.79500%        0.02050%         5.77450%
  54         19,380,000          19,380,000       0.5%         17,012,866   5.59000%        0.02050%         5.56950%
  55         18,600,000          18,600,000       0.5%         17,279,370   5.50000%        0.02050%         5.47950%
  56         18,100,000          18,100,000       0.5%         16,271,150   5.74600%        0.02050%         5.72550%
  57         17,891,647          17,891,647       0.5%         13,827,196   5.77000%        0.02050%         5.74950%
-----------------------------------------------------------------------------------------------------------------------
  58         17,750,000          17,750,000       0.5%         16,560,872   5.81200%        0.02050%         5.79150%
  59         17,600,000          17,600,000       0.5%         17,600,000   5.66000%        0.02050%         5.63950%
  60         17,500,000          17,500,000       0.4%         15,350,268   5.56000%        0.02050%         5.53950%
  61         16,900,000          16,900,000       0.4%         14,488,492   5.55000%        0.06050%         5.48950%
  62         16,620,000          16,620,000       0.4%         15,438,188   5.49000%        0.02050%         5.46950%
-----------------------------------------------------------------------------------------------------------------------
  63         16,423,444          16,423,444       0.4%         10,699,708   5.72500%        0.02050%         5.70450%
  64         16,003,085          16,003,085       0.4%         12,367,658   5.77000%        0.02050%         5.74950%
  65         15,804,289          15,804,289       0.4%         12,214,024   5.77000%        0.02050%         5.74950%
  66         15,750,000          15,750,000       0.4%         13,916,873   5.87000%        0.02050%         5.84950%
  67         15,625,000          15,625,000       0.4%         13,743,943   6.54500%        0.02050%         6.52450%
-----------------------------------------------------------------------------------------------------------------------
  68         15,250,000          15,250,000       0.4%         14,134,751   5.34000%        0.02050%         5.31950%
  69         15,000,000          15,000,000       0.4%         14,410,524   5.61000%        0.02050%         5.58950%
  70         14,805,000          14,805,000       0.4%         13,802,389   5.73200%        0.02050%         5.71150%
  71         14,460,000          14,460,000       0.4%         12,915,673   5.43000%        0.07050%         5.35950%
  72         14,300,000          14,300,000       0.4%         14,300,000   5.62000%        0.02050%         5.59950%
-----------------------------------------------------------------------------------------------------------------------
  73         14,000,000          14,000,000       0.4%         14,000,000   5.39500%        0.02050%         5.37450%
  74         14,000,000          14,000,000       0.4%         12,593,245   5.77800%        0.02050%         5.75750%
  75         13,825,000          13,825,000       0.4%         13,517,040   6.27000%        0.02050%         6.24950%
  76         13,600,000          13,600,000       0.3%         12,685,565   5.79000%        0.02050%         5.76950%
  77         13,000,000          13,000,000       0.3%         11,253,844   5.02000%        0.05050%         4.96950%
-----------------------------------------------------------------------------------------------------------------------
  78         12,500,000          12,500,000       0.3%         11,093,408   5.12500%        0.02050%         5.10450%
  79         12,500,000          12,500,000       0.3%         11,078,976   6.00500%        0.02050%         5.98450%
  80         12,200,000          12,200,000       0.3%         11,183,916   5.22000%        0.02050%         5.19950%
  81         11,500,000          11,500,000       0.3%         10,275,327   5.45000%        0.02050%         5.42950%
  82          8,150,000           8,150,000       0.2%          8,150,000   5.94500%        0.02050%         5.92450%
  83          3,300,000           3,300,000       0.1%          3,300,000   5.94500%        0.02050%         5.92450%
-----------------------------------------------------------------------------------------------------------------------
  84         11,200,000          11,200,000       0.3%          8,940,825   5.78000%        0.02050%         5.75950%
  85         11,032,000          11,032,000       0.3%          9,745,407   4.91000%        0.02050%         4.88950%
  86         10,965,001                           0.3%          8,432,301   5.71000%        0.02050%         5.68950%
 86.01                            2,960,329
 86.02                            2,680,497
 86.03                            2,209,201
 86.04                            1,597,988
 86.05                            1,516,985
  87         10,933,784          10,933,784       0.3%          8,449,952   5.77000%        0.02050%         5.74950%
  88         10,834,386          10,834,386       0.3%          8,373,135   5.77000%        0.02050%         5.74950%
-----------------------------------------------------------------------------------------------------------------------
  89         10,700,000          10,700,000       0.3%          9,561,060   5.45000%        0.02050%         5.42950%
  90         10,400,000          10,400,000       0.3%          8,902,092   5.49000%        0.02050%         5.46950%
  91         10,300,000          10,300,000       0.3%          9,175,677   6.23700%        0.02050%         6.21650%
  92         10,250,000          10,250,000       0.3%          9,524,499   5.52000%        0.05050%         5.46950%
  93         10,240,000          10,240,000       0.3%          8,969,998   5.50000%        0.07050%         5.42950%
-----------------------------------------------------------------------------------------------------------------------
  94         10,200,000          10,200,000       0.3%         10,200,000   5.81000%        0.02050%         5.78950%
  95         10,000,000          10,000,000       0.3%         10,000,000   5.97000%        0.02050%         5.94950%
  96         10,000,000          10,000,000       0.3%         10,000,000   5.97000%        0.02050%         5.94950%
  97          9,968,889                           0.3%          7,709,138   5.87500%        0.02050%         5.85450%
 97.01                            5,881,644
 97.02                            4,087,244
  98          9,720,000           9,720,000       0.2%          8,961,516   4.98000%        0.02050%         4.95950%
-----------------------------------------------------------------------------------------------------------------------
  99          9,582,619           9,582,619       0.2%          8,070,132   5.63000%        0.02050%         5.60950%
  100         9,550,000                           0.2%          8,713,650   6.60500%        0.02050%         6.58450%
100.01                            6,685,000
100.02                            2,865,000
  101         9,244,000           9,244,000       0.2%          8,554,170   5.23000%        0.02050%         5.20950%
  102         9,175,000           9,175,000       0.2%          8,041,351   5.52000%        0.07050%         5.44950%
  103         9,082,000           9,082,000       0.2%          8,459,934   5.69000%        0.02050%         5.66950%
-----------------------------------------------------------------------------------------------------------------------
  104         9,000,000           9,000,000       0.2%          9,000,000   5.53000%        0.07050%         5.45950%
  105         8,500,000           8,500,000       0.2%          7,934,137   5.84600%        0.02050%         5.82550%
  106         8,250,000           8,250,000       0.2%          7,327,420   5.16000%        0.06050%         5.09950%
  107         8,175,000           8,175,000       0.2%          7,633,672   5.86800%        0.02050%         5.84750%
  108         8,159,969           8,159,969       0.2%          5,218,614   5.25000%        0.02050%         5.22950%
-----------------------------------------------------------------------------------------------------------------------
  109         7,900,000                           0.2%          7,900,000   5.57000%        0.07050%         5.49950%
109.01                            5,058,772
109.02                            2,841,228
  110         7,886,895           7,886,895       0.2%          6,671,533   5.78000%        0.07050%         5.70950%
  111         7,720,000           7,720,000       0.2%          6,819,012   5.85500%        0.02050%         5.83450%
  112         7,600,000           7,600,000       0.2%          7,037,762   5.28000%        0.05050%         5.22950%
  113         7,500,000           7,500,000       0.2%          7,500,000   6.45000%        0.02050%         6.42950%
-----------------------------------------------------------------------------------------------------------------------
  114         7,500,000           7,500,000       0.2%          6,575,503   5.96500%        0.02050%         5.94450%
  115         7,456,107           7,456,107       0.2%          5,797,733   5.95500%        0.02050%         5.93450%
  116         7,350,000           7,350,000       0.2%          6,443,993   5.96500%        0.02050%         5.94450%
  117         7,234,418           7,234,418       0.2%          6,153,390   6.03500%        0.02050%         6.01450%
  118         7,190,329                           0.2%          6,085,117   5.89500%        0.02050%         5.87450%
118.01                            1,996,330
118.02                            1,987,090
118.03                            1,757,626
118.04                            1,449,283
-----------------------------------------------------------------------------------------------------------------------
  119         7,160,000           7,160,000       0.2%          7,160,000   5.34000%        0.02050%         5.31950%
  120         7,062,506           7,062,506       0.2%          5,945,111   5.58000%        0.02050%         5.55950%
  121         7,057,261           7,057,261       0.2%          5,454,061   5.77000%        0.02050%         5.74950%
  122         7,000,000           7,000,000       0.2%          6,641,195   5.88000%        0.02050%         5.85950%
  123         6,990,564                           0.2%          5,909,930   5.86000%        0.02050%         5.83950%
123.01                            1,994,912
123.02                            1,788,899
123.03                            1,675,778
123.04                            1,530,974
-----------------------------------------------------------------------------------------------------------------------
  124         6,890,703           6,890,703       0.2%          5,826,370   5.86500%        0.02050%         5.84450%
  125         6,825,000           6,825,000       0.2%          6,452,883   5.56000%        0.02050%         5.53950%
  126         6,573,000           6,573,000       0.2%          5,765,956   5.56000%        0.07050%         5.48950%
  127         6,500,000           6,500,000       0.2%          6,500,000   5.40000%        0.02050%         5.37950%
  128         6,500,000           6,500,000       0.2%          5,907,130   5.28500%        0.02050%         5.26450%
-----------------------------------------------------------------------------------------------------------------------
  129         6,060,553           6,060,553       0.2%          5,103,392   5.66000%        0.07050%         5.58950%
  130         6,000,000           6,000,000       0.2%          5,145,725   5.55000%        0.02050%         5.52950%
  131         6,000,000           6,000,000       0.2%          5,389,461   5.70700%        0.02050%         5.68650%
  132         5,880,000           5,880,000       0.2%          5,467,535   5.56300%        0.02050%         5.54250%
  133         5,826,748           5,826,748       0.1%          4,907,866   5.70300%        0.02050%         5.68250%
-----------------------------------------------------------------------------------------------------------------------
  134         5,750,000           5,750,000       0.1%          5,056,499   5.66000%        0.02050%         5.63950%
  135         5,674,269           5,674,269       0.1%          4,741,346   5.37000%        0.02050%         5.34950%
  136         5,487,666           5,487,666       0.1%          4,632,198   5.77500%        0.02050%         5.75450%
  137         5,375,000           5,375,000       0.1%          4,728,096   5.68000%        0.02050%         5.65950%
  138         5,228,025           5,228,025       0.1%          4,397,882   5.66000%        0.02050%         5.63950%
-----------------------------------------------------------------------------------------------------------------------
  139         5,225,000           5,225,000       0.1%          4,437,929   5.21200%        0.02050%         5.19150%
  140         5,200,000           5,200,000       0.1%          4,654,148   5.53000%        0.02050%         5.50950%
  141         5,200,000           5,200,000       0.1%          4,838,064   5.61000%        0.02050%         5.58950%
  142         5,115,413           5,115,413       0.1%          4,277,200   5.32000%        0.07050%         5.24950%
  143         5,000,000           5,000,000       0.1%          4,475,143   5.53000%        0.02050%         5.50950%
-----------------------------------------------------------------------------------------------------------------------
  144         4,681,330           4,681,330       0.1%          3,941,545   5.69000%        0.07050%         5.61950%
  145         4,600,000           4,600,000       0.1%          3,980,394   5.00000%        0.02050%         4.97950%
  146         4,530,000           4,530,000       0.1%          4,204,880   5.44000%        0.07050%         5.36950%
  147         4,425,000           4,425,000       0.1%          4,326,430   6.27000%        0.02050%         6.24950%
  148         4,370,000           4,370,000       0.1%          3,828,932   5.51000%        0.08050%         5.42950%
-----------------------------------------------------------------------------------------------------------------------
  149         4,320,000           4,320,000       0.1%          3,821,030   4.97000%        0.02050%         4.94950%
  150         4,315,116           4,315,116       0.1%          3,629,931   5.66000%        0.02050%         5.63950%
  151         4,270,000           4,270,000       0.1%          3,951,353   5.23000%        0.02050%         5.20950%
  152         4,194,101           4,194,101       0.1%          3,504,148   5.47000%        0.02050%         5.44950%
  153         4,110,000           4,110,000       0.1%          3,821,249   5.56000%        0.02050%         5.53950%
-----------------------------------------------------------------------------------------------------------------------
  154         4,100,000                           0.1%          3,708,409   6.06000%        0.07050%         5.98950%
154.01                            2,407,002
154.02                            1,692,998
  155         3,996,000           3,996,000       0.1%          3,996,000   5.59000%        0.02050%         5.56950%
  156         3,987,564           3,987,564       0.1%          3,372,765   5.81000%        0.02050%         5.78950%
  157         3,900,000           3,900,000       0.1%          3,475,264   5.32000%        0.02050%         5.29950%
  158         3,900,000           3,900,000       0.1%          3,633,261   5.68000%        0.02050%         5.65950%
-----------------------------------------------------------------------------------------------------------------------
  159         3,900,000           3,900,000       0.1%          3,485,642   5.46000%        0.02050%         5.43950%
  160         3,843,000           3,843,000       0.1%          3,843,000   5.57000%        0.02050%         5.54950%
  161         3,800,000           3,800,000       0.1%          3,533,441   5.56300%        0.02050%         5.54250%
  162         3,750,000           3,750,000       0.1%          3,289,343   5.56000%        0.02050%         5.53950%
  163         3,656,604           3,656,604       0.1%          3,074,593   5.64500%        0.02050%         5.62450%
-----------------------------------------------------------------------------------------------------------------------
  164         3,483,542           3,483,542       0.1%          2,891,079   5.15000%        0.02050%         5.12950%
  165         3,400,000           3,400,000       0.1%          3,019,250   6.09000%        0.02050%         6.06950%
  166         3,267,927           3,267,927       0.1%          2,872,842   5.65000%        0.02050%         5.62950%
  167         3,200,000           3,200,000       0.1%          2,723,452   5.71000%        0.02050%         5.68950%
  168         3,192,669           3,192,669       0.1%          2,684,502   5.64500%        0.02050%         5.62450%
-----------------------------------------------------------------------------------------------------------------------
  169         3,127,818           3,127,818       0.1%          2,629,973   5.64500%        0.02050%         5.62450%
  170         3,081,946           3,081,946       0.1%          2,555,107   5.08000%        0.09050%         4.98950%
  171         3,000,000           3,000,000       0.1%          2,585,975   4.85000%        0.02050%         4.82950%
  172         3,000,000           3,000,000       0.1%          2,786,473   5.49000%        0.07050%         5.41950%
  173         2,992,668           2,992,668       0.1%          2,485,949   5.25000%        0.07050%         5.17950%
-----------------------------------------------------------------------------------------------------------------------
  174         2,845,980           2,845,980       0.1%          2,375,004   5.43200%        0.06050%         5.37150%
  175         2,820,555           2,820,555       0.1%          2,474,243   5.56000%        0.02050%         5.53950%
  176         2,787,710           2,787,710       0.1%          2,339,993   5.52000%        0.02050%         5.49950%
  177         2,596,534           2,596,534       0.1%          2,202,281   5.97000%        0.02050%         5.94950%
  178         2,500,000           2,500,000       0.1%          2,332,861   5.82000%        0.07050%         5.74950%
-----------------------------------------------------------------------------------------------------------------------
  179         2,500,000           2,500,000       0.1%          2,336,315   5.93000%        0.07050%         5.85950%
  180         2,480,000           2,480,000       0.1%          2,192,595   4.95000%        0.02050%         4.92950%
  181         2,388,901           2,388,901       0.1%          1,988,169   5.24000%        0.02050%         5.21950%
  182         2,300,000           2,300,000       0.1%          2,145,333   5.79000%        0.02050%         5.76950%
  183         2,088,954           2,088,954       0.1%          1,759,494   5.60000%        0.02050%         5.57950%
-----------------------------------------------------------------------------------------------------------------------
  184         2,087,207           2,087,207       0.1%          1,771,030   5.81800%        0.02050%         5.79750%
  185         2,000,000           2,000,000       0.1%          1,759,335   5.67500%        0.02050%         5.65450%
  186         1,997,206           1,997,206       0.1%          1,671,226   5.52000%        0.06050%         5.45950%
  187         1,395,254           1,395,254       0.0%          1,163,889   5.35000%        0.07050%         5.27950%
  188         1,392,238           1,392,238       0.0%          1,163,290   5.33300%        0.02050%         5.31250%

            MONTHLY          ANNUAL        PARI PASSU     PARI PASSU                                      INTEREST
CONTROL       DEBT            DEBT        MONTHLY DEBT   ANNUAL DEBT                                      ACCRUAL
NUMBER    SERVICE ($)      SERVICE ($)    SERVICE ($)    SERVICE ($)           AMORTIZATION TYPE           METHOD     SEASONING
-------------------------------------------------------------------------------------------------------------------------------

   1        985,039.53    11,820,474.36                                         Interest Only            Actual/360       0
   2      1,213,323.57    14,559,882.84                                 Interest Only, Then Amortizing   Actual/360       5
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
   3      1,224,161.92    14,689,943.04                                 Interest Only, Then Amortizing   Actual/360       1
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4      1,499,541.67    17,994,500.00     617,458.33   7,409,500.00           Interest Only            Actual/360       8
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5        751,639.67     9,019,676.04                                 Interest Only, Then Amortizing   Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
   6        691,148.64     8,293,783.68                                           Amortizing             Actual/360       5
   7        616,722.91     7,400,674.92                                           Amortizing             Actual/360       4
   8        481,511.89     5,778,142.64                                         Interest Only            Actual/360       4
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9        451,990.40     5,423,884.79                                         Interest Only            Actual/360       1
  10        491,536.06     5,898,432.72                                 Interest Only, Then Amortizing   Actual/360       2
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
 10.12
 10.13
 10.14
-------------------------------------------------------------------------------------------------------------------------------
  11        518,651.88     6,223,822.56                                 Interest Only, Then Amortizing   Actual/360       4
 11.01
 11.02
 11.03
  12        458,254.77     5,499,057.24                                 Interest Only, Then Amortizing   Actual/360       3
  13        373,058.73     4,476,704.72                                         Interest Only            Actual/360       4
  14        473,570.08     5,682,840.96                                 Interest Only, Then Amortizing   Actual/360       2
  15        400,580.88     4,806,970.56                                 Interest Only, Then Amortizing   Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  16        324,144.50     3,889,734.03                                         Interest Only            Actual/360       4
  17        377,513.08     4,530,156.94                                         Interest Only            Actual/360       0
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
 17.07
 17.08
 17.09
 17.10
 17.11
 17.12
 17.13
 17.14
 17.15
 17.16
 17.17
 17.18
 17.19
 17.20
 17.21
 17.22
 17.23
 17.24
 17.25
 17.26
 17.27
 17.28
 17.29
 17.30
 17.31
 17.32
 17.33
 17.34
 17.35
 17.36
 17.37
  18        334,865.93     4,018,391.16                                 Interest Only, Then Amortizing   Actual/360       3
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06
 18.07
 18.08
 18.09
 18.10
 18.11
 18.12
 18.13
  19        316,312.45     3,795,749.40                                 Interest Only, Then Amortizing   Actual/360       1
  20      1,366,406.45    16,396,877.40     311,835.50   3,742,026.00   Interest Only, Then Amortizing   Actual/360       5
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
-------------------------------------------------------------------------------------------------------------------------------
  21        299,471.16     3,593,653.92                                 Interest Only, Then Amortizing   Actual/360       2
  22        269,699.78     3,236,397.36                                 Interest Only, Then Amortizing   Actual/360       3
  23        286,520.23     3,438,242.76                                 Interest Only, Then Amortizing   Actual/360       2
  24         60,025.70       720,308.40                                 Interest Only, Then Amortizing   Actual/360       0
  25         29,714.33       356,571.96                                 Interest Only, Then Amortizing   Actual/360       0
  26         26,591.34       319,096.08                                 Interest Only, Then Amortizing   Actual/360       0
  27         24,524.65       294,295.80                                 Interest Only, Then Amortizing   Actual/360       0
  28         21,539.44       258,473.28                                 Interest Only, Then Amortizing   Actual/360       0
  29         21,217.96       254,615.52                                 Interest Only, Then Amortizing   Actual/360       0
  30         20,529.07       246,348.84                                 Interest Only, Then Amortizing   Actual/360       0
  31         17,819.41       213,832.92                                 Interest Only, Then Amortizing   Actual/360       0
  32         13,410.49       160,925.88                                 Interest Only, Then Amortizing   Actual/360       0
-------------------------------------------------------------------------------------------------------------------------------
  33        228,372.02     2,740,464.24                                 Interest Only, Then Amortizing   Actual/360       1
  34        223,071.47     2,676,857.64                                 Interest Only, Then Amortizing   Actual/360       4
  35        173,366.55     2,080,398.60                                         Interest Only            Actual/360       2
  36        204,851.22     2,458,214.64                                 Interest Only, Then Amortizing   Actual/360       3
  37        204,985.25     2,459,823.00                                 Interest Only, Then Amortizing   Actual/360       3
 37.01
 37.02
-------------------------------------------------------------------------------------------------------------------------------
  38        195,830.52     2,349,966.24                                 Interest Only, Then Amortizing   Actual/360       2
  39        163,069.32     1,956,831.84                                 Interest Only, Then Amortizing   Actual/360       4
  40        169,051.95     2,028,623.40                                 Interest Only, Then Amortizing   Actual/360       1
  41        163,432.82     1,961,193.84                                 Interest Only, Then Amortizing   Actual/360       0
  42        122,279.06     1,467,348.67                                         Interest Only            Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  43        150,295.05     1,803,540.60                                 Interest Only, Then Amortizing   Actual/360       1
  44        144,445.29     1,733,343.48                                 Interest Only, Then Amortizing   Actual/360       2
  45        174,547.64     2,094,571.68                                           Amortizing             Actual/360       1
 45.01
 45.02
  46        672,439.94     8,069,279.28     155,419.48   1,865,033.76             Amortizing             Actual/360       5
 46.01
 46.02
 46.03
 46.04
 46.05
 46.06
 46.07
 46.08
 46.09
 46.10
 46.11
  47        130,506.85     1,566,082.20                                 Interest Only, Then Amortizing   Actual/360       4
 47.01
 47.02
-------------------------------------------------------------------------------------------------------------------------------
  48        126,310.93     1,515,731.16                                 Interest Only, Then Amortizing   Actual/360       3
  49         66,922.20       803,066.40                                 Interest Only, Then Amortizing   Actual/360       5
  50         46,449.29       557,391.48                                 Interest Only, Then Amortizing   Actual/360       5
  51        110,316.90     1,323,802.80                                 Interest Only, Then Amortizing   Actual/360       2
  52         91,387.38     1,096,648.56                                         Interest Only            Actual/360       1
-------------------------------------------------------------------------------------------------------------------------------
  53        102,626.07     1,231,512.84                                           Amortizing             Actual/360       4
  54        111,134.33     1,333,611.96                                 Interest Only, Then Amortizing   Actual/360       4
  55        105,608.75     1,267,305.00                                 Interest Only, Then Amortizing   Actual/360       4
  56        105,580.70     1,266,968.40                                 Interest Only, Then Amortizing   Actual/360       4
  57        113,456.79     1,361,481.48                                           Amortizing             Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  58        104,284.34     1,251,412.08                                 Interest Only, Then Amortizing   Actual/360       2
  59         84,166.30     1,009,995.60                                         Interest Only            Actual/360       3
  60        100,022.86     1,200,274.32                                 Interest Only, Then Amortizing   Actual/360       1
  61         96,487.17     1,157,846.04                                 Interest Only, Then Amortizing   Actual/360       2
  62         94,262.27     1,131,147.24                                 Interest Only, Then Amortizing   Actual/360       3
-------------------------------------------------------------------------------------------------------------------------------
  63        115,608.41     1,387,300.92                                           Amortizing             Actual/360       2
  64        101,480.80     1,217,769.60                                           Amortizing             Actual/360       4
  65        100,220.16     1,202,641.92                                           Amortizing             Actual/360       4
  66         93,116.87     1,117,402.44                                 Interest Only, Then Amortizing   Actual/360       4
  67         99,223.49     1,190,681.88                                 Interest Only, Then Amortizing   Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  68         85,063.16     1,020,757.92                                 Interest Only, Then Amortizing   Actual/360       4
  69         86,206.46     1,034,477.52                                 Interest Only, Then Amortizing   Actual/360       1
  70         86,228.74     1,034,744.88                                 Interest Only, Then Amortizing   Actual/360       0
  71         81,468.35       977,620.20                                 Interest Only, Then Amortizing   Actual/360       4
  72         67,901.83       814,821.94                                         Interest Only            Actual/360       3
-------------------------------------------------------------------------------------------------------------------------------
  73         63,815.86       765,790.28                                         Interest Only            Actual/360       2
  74         81,949.39       983,392.68                                 Interest Only, Then Amortizing   Actual/360       2
  75         85,302.82     1,023,633.84                                 Interest Only, Then Amortizing   Actual/360       3
  76         79,711.83       956,541.96                                 Interest Only, Then Amortizing   Actual/360       4
  77         69,945.80       839,349.60                                 Interest Only, Then Amortizing   Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  78         68,060.87       816,730.44                                 Interest Only, Then Amortizing   Actual/360       4
  79         74,984.00       899,808.00                                 Interest Only, Then Amortizing   Actual/360       2
  80         67,142.34       805,708.08                                 Interest Only, Then Amortizing   Actual/360       5
  81         64,935.43       779,225.16                                 Interest Only, Then Amortizing   Actual/360       1
  82         40,937.24       491,246.91                                         Interest Only            Actual/360       1
  83         16,575.82       198,909.79                                         Interest Only            Actual/360       1
-------------------------------------------------------------------------------------------------------------------------------
  84         70,663.10       847,957.20                                 Interest Only, Then Amortizing   Actual/360       5
  85         58,616.84       703,402.08                                 Interest Only, Then Amortizing   Actual/360       5
  86         68,936.06       827,232.72                                           Amortizing             Actual/360       2
 86.01
 86.02
 86.03
 86.04
 86.05
  87         69,334.71       832,016.52                                           Amortizing             Actual/360       4
  88         68,704.39       824,452.68                                           Amortizing             Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  89         60,418.18       725,018.16                                 Interest Only, Then Amortizing   Actual/360       2
  90         58,984.82       707,817.84                                 Interest Only, Then Amortizing   Actual/360       3
  91         63,331.81       759,981.72                                 Interest Only, Then Amortizing   Actual/360       1
  92         58,327.06       699,924.72                                 Interest Only, Then Amortizing   Actual/360       1
  93         58,141.59       697,699.08                                 Interest Only, Then Amortizing   Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  94         50,070.90       600,850.83                                         Interest Only            Actual/360       2
  95         50,440.97       605,291.67                                         Interest Only            Actual/360       2
  96         50,440.97       605,291.67                                         Interest Only            Actual/360       2
  97         63,668.21       764,018.52                                           Amortizing             Actual/360       2
 97.01
 97.02
  98         52,060.32       624,723.84                                 Interest Only, Then Amortizing   Actual/360       5
-------------------------------------------------------------------------------------------------------------------------------
  99         55,431.56       665,178.72                                           Amortizing             Actual/360       4
  100        65,110.27       781,323.24                                           Amortizing             Actual/360       0
100.01
100.02
  101        50,931.26       611,175.12                                 Interest Only, Then Amortizing   Actual/360       2
  102        52,209.83       626,517.96                                 Interest Only, Then Amortizing   Actual/360       3
  103        52,654.43       631,853.16                                 Interest Only, Then Amortizing   Actual/360       3
-------------------------------------------------------------------------------------------------------------------------------
  104        42,051.04       504,612.48                                         Interest Only            Actual/360       1
  105        50,123.28       601,479.36                                 Interest Only, Then Amortizing   Actual/360       1
  106        45,098.01       541,176.12                                 Interest Only, Then Amortizing   Actual/360       3
  107        48,321.64       579,859.68                                 Interest Only, Then Amortizing   Actual/360       3
  108        55,255.22       663,062.64                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  109        37,178.46       446,141.52                                         Interest Only            Actual/360       3
109.01
109.02
  110        46,370.02       556,440.24                                           Amortizing             Actual/360       4
  111        45,568.08       546,816.96                                 Interest Only, Then Amortizing   Actual/360       2
  112        42,108.81       505,305.72                                 Interest Only, Then Amortizing   Actual/360       1
  113        40,872.40       490,468.75                                         Interest Only            Actual/360       1
-------------------------------------------------------------------------------------------------------------------------------
  114        44,797.66       537,571.92                                 Interest Only, Then Amortizing   Actual/360       2
  115        48,116.50       577,398.00                                           Amortizing             Actual/360       4
  116        43,901.71       526,820.52                                 Interest Only, Then Amortizing   Actual/360       2
  117        43,630.69       523,568.28                                           Amortizing             Actual/360       2
  118        42,682.79       512,193.48                                           Amortizing             Actual/360       1
118.01
118.02
118.03
118.04
-------------------------------------------------------------------------------------------------------------------------------
  119        32,304.53       387,654.36                                         Interest Only            Actual/360       6
  120        40,670.11       488,041.32                                           Amortizing             Actual/360       5
  121        44,752.40       537,028.80                                           Amortizing             Actual/360       4
  122        41,430.02       497,160.24                                 Interest Only, Then Amortizing   Actual/360       2
  123        41,340.56       496,086.72                                           Amortizing             Actual/360       1
123.01
123.02
123.03
123.04
-------------------------------------------------------------------------------------------------------------------------------
  124        40,772.02       489,264.24                                           Amortizing             Actual/360       1
  125        39,008.92       468,107.04                                 Interest Only, Then Amortizing   Actual/360       2
  126        37,568.59       450,823.08                                 Interest Only, Then Amortizing   Actual/360       2
  127        29,656.25       355,875.00                                         Interest Only            Actual/360       2
  128        36,034.28       432,411.36                                 Interest Only, Then Amortizing   Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  129        35,134.38       421,612.56                                           Amortizing             Actual/360       3
  130        35,222.86       422,674.32                                 Interest Only, Then Amortizing   Actual/360       9
  131        34,850.65       418,207.80                                 Interest Only, Then Amortizing   Actual/360       2
  132        33,618.78       403,425.36                                 Interest Only, Then Amortizing   Actual/360       3
  133        33,906.49       406,877.88                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  134        33,227.42       398,729.04                                 Interest Only, Then Amortizing   Actual/360       0
  135        31,900.60       382,807.20                                           Amortizing             Actual/360       4
  136        32,183.91       386,206.92                                           Amortizing             Actual/360       2
  137        31,128.43       373,541.16                                 Interest Only, Then Amortizing   Actual/360       1
  138        30,280.29       363,363.48                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  139        28,729.79       344,757.48                                 Interest Only, Then Amortizing   Actual/360       3
  140        29,622.98       355,475.76                                 Interest Only, Then Amortizing   Actual/360       2
  141        29,884.90       358,618.80                                 Interest Only, Then Amortizing   Actual/360       1
  142        28,662.19       343,946.28                                           Amortizing             Actual/360       6
  143        28,483.63       341,803.56                                 Interest Only, Then Amortizing   Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  144        27,202.66       326,431.92                                           Amortizing             Actual/360       2
  145        24,693.79       296,325.48                                 Interest Only, Then Amortizing   Actual/360       5
  146        25,550.57       306,606.84                                 Interest Only, Then Amortizing   Actual/360       3
  147        27,303.07       327,636.84                                 Interest Only, Then Amortizing   Actual/360       3
  148        24,839.81       298,077.72                                 Interest Only, Then Amortizing   Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  149        23,111.56       277,338.72                                 Interest Only, Then Amortizing   Actual/360       4
  150        24,992.80       299,913.60                                           Amortizing             Actual/360       2
  151        23,526.23       282,314.76                                 Interest Only, Then Amortizing   Actual/360       2
  152        23,768.14       285,217.68                                           Amortizing             Actual/360       1
  153        23,491.08       281,892.96                                 Interest Only, Then Amortizing   Actual/360       1
-------------------------------------------------------------------------------------------------------------------------------
  154        24,739.95       296,879.40                                 Interest Only, Then Amortizing   Actual/360       2
154.01
154.02
  155        18,873.24       226,478.88                                         Interest Only            Actual/360       1
  156        23,495.60       281,947.20                                           Amortizing             Actual/360       3
  157        21,705.34       260,464.08                                 Interest Only, Then Amortizing   Actual/360       1
  158        22,586.21       271,034.52                                 Interest Only, Then Amortizing   Actual/360       0
-------------------------------------------------------------------------------------------------------------------------------
  159        22,045.99       264,551.88                                 Interest Only, Then Amortizing   Actual/360       4
  160        18,085.67       217,028.04                                         Interest Only            Actual/360       4
  161        21,726.42       260,717.04                                 Interest Only, Then Amortizing   Actual/360       3
  162        21,433.47       257,201.64                                 Interest Only, Then Amortizing   Actual/360       1
  163        21,144.11       253,729.32                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  164        19,110.92       229,331.04                                           Amortizing             Actual/360       4
  165        20,581.87       246,982.44                                 Interest Only, Then Amortizing   Actual/360       2
  166        18,863.64       226,363.68                                 Interest Only, Then Amortizing   Actual/360       4
  167        20,054.13       240,649.56                                 Interest Only, Then Amortizing   Actual/360       1
  168        18,461.43       221,537.16                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  169        18,086.43       217,037.16                                           Amortizing             Actual/360       2
  170        16,793.37       201,520.44                                           Amortizing             Actual/360       5
  171        15,830.76       189,969.12                                 Interest Only, Then Amortizing   Actual/360       5
  172        17,014.85       204,178.20                                 Interest Only, Then Amortizing   Actual/360       1
  173        16,566.11       198,793.32                                           Amortizing             Actual/360       2
-------------------------------------------------------------------------------------------------------------------------------
  174        16,060.61       192,727.32                                           Amortizing             Actual/360       1
  175        16,121.14       193,453.68                                 Interest Only, Then Amortizing   Actual/360       2
  176        15,933.25       191,199.00                                           Amortizing             Actual/360       4
  177        15,538.20       186,458.40                                           Amortizing             Actual/360       1
  178        14,700.68       176,408.16                                 Interest Only, Then Amortizing   Actual/360       4
-------------------------------------------------------------------------------------------------------------------------------
  179        14,876.44       178,517.28                                 Interest Only, Then Amortizing   Actual/360       2
  180        13,237.50       158,850.00                                 Interest Only, Then Amortizing   Actual/360       4
  181        13,238.02       158,856.24                                           Amortizing             Actual/360       4
  182        13,480.67       161,768.04                                 Interest Only, Then Amortizing   Actual/360       2
  183        12,055.66       144,667.92                                           Amortizing             Actual/360       5
-------------------------------------------------------------------------------------------------------------------------------
  184        12,345.90       148,150.80                                           Amortizing             Actual/360       6
  185        11,576.34       138,916.08                                 Interest Only, Then Amortizing   Actual/360       3
  186        11,380.89       136,570.68                                           Amortizing             Actual/360       1
  187         7,817.79        93,813.48                                           Amortizing             Actual/360       3
  188         7,802.98        93,635.76                                           Amortizing             Actual/360       5

          ORIGINAL INTEREST     REMAINING     ORIGINAL TERM TO      REMAINING           ORIGINAL            REMAINING
CONTROL      ONLY PERIOD      INTEREST ONLY       MATURITY           TERM TO       AMORTIZATION TERM    AMORTIZATION TERM
NUMBER         (MOS.)         PERIOD (MOS.)        (MOS.)        MATURITY (MOS.)         (MOS.)              (MOS.)
-------------------------------------------------------------------------------------------------------------------------

   1             119               119               119               119                 0                    0
   2             35                 30               120               115                360                  360
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
   3             24                 23               60                 59                300                  300
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4             84                 76               84                 76                 0                    0
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5             60                 58               120               118                360                  360
-------------------------------------------------------------------------------------------------------------------------
   6              0                 0                56                 51                360                  355
   7              0                 0                60                 56                360                  356
   8             120               116               120               116                 0                    0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9             60                 59               60                 59                 0                    0
  10             24                 22               60                 58                360                  360
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
 10.12
 10.13
 10.14
-------------------------------------------------------------------------------------------------------------------------
  11             24                 20               60                 56                360                  360
 11.01
 11.02
 11.03
  12             60                 57               120               117                360                  360
  13             60                 56               60                 56                 0                    0
  14             60                 58               120               118                324                  324
  15             60                 56               120               116                360                  360
-------------------------------------------------------------------------------------------------------------------------
  16             60                 56               60                 56                 0                    0
  17             60                 60               60                 60                 0                    0
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
 17.07
 17.08
 17.09
 17.10
 17.11
 17.12
 17.13
 17.14
 17.15
 17.16
 17.17
 17.18
 17.19
 17.20
 17.21
 17.22
 17.23
 17.24
 17.25
 17.26
 17.27
 17.28
 17.29
 17.30
 17.31
 17.32
 17.33
 17.34
 17.35
 17.36
 17.37
  18             60                 57               120               117                360                  360
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06
 18.07
 18.08
 18.09
 18.10
 18.11
 18.12
 18.13
  19             36                 35               120               119                360                  360
  20             35                 30               120               115                360                  360
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
-------------------------------------------------------------------------------------------------------------------------
  21             48                 46               84                 82                360                  360
  22             36                 33               120               117                360                  360
  23             36                 34               60                 58                360                  360
  24             36                 36               120               120                360                  360
  25             36                 36               120               120                360                  360
  26             36                 36               120               120                360                  360
  27             36                 36               120               120                360                  360
  28             36                 36               120               120                360                  360
  29             36                 36               120               120                360                  360
  30             36                 36               120               120                360                  360
  31             36                 36               120               120                360                  360
  32             36                 36               120               120                360                  360
-------------------------------------------------------------------------------------------------------------------------
  33             24                 23               120               119                360                  360
  34             24                 20               120               116                360                  360
  35             60                 58               60                 58                 0                    0
  36             60                 57               120               117                360                  360
  37             36                 33               120               117                360                  360
 37.01
 37.02
-------------------------------------------------------------------------------------------------------------------------
  38             84                 82               120               118                360                  360
  39             24                 20               120               116                360                  360
  40             36                 35               120               119                360                  360
  41             36                 36               120               120                360                  360
  42             84                 80               84                 80                 0                    0
-------------------------------------------------------------------------------------------------------------------------
  43             36                 35               120               119                360                  360
  44             12                 10               120               118                360                  360
  45              0                 0                120               119                300                  299
 45.01
 45.02
  46              0                 0                120               115                300                  295
 46.01
 46.02
 46.03
 46.04
 46.05
 46.06
 46.07
 46.08
 46.09
 46.10
 46.11
  47             36                 32               120               116                360                  360
 47.01
 47.02
-------------------------------------------------------------------------------------------------------------------------
  48             60                 57               120               117                360                  360
  49             24                 19               120               115                360                  360
  50             24                 19               120               115                360                  360
  51             24                 22               120               118                360                  360
  52             120               119               120               119                 0                    0
-------------------------------------------------------------------------------------------------------------------------
  53              0                 0                120               116                360                  356
  54             24                 20               120               116                360                  360
  55             60                 56               120               116                360                  360
  56             36                 32               120               116                360                  360
  57              0                 0                120               116                300                  296
-------------------------------------------------------------------------------------------------------------------------
  58             36                 34               96                 94                360                  360
  59             60                 57               60                 57                 0                    0
  60             24                 23               120               119                360                  360
  61             12                 10               120               118                360                  360
  62             60                 57               120               117                360                  360
-------------------------------------------------------------------------------------------------------------------------
  63              0                 0                120               118                240                  238
  64              0                 0                120               116                300                  296
  65              0                 0                120               116                300                  296
  66             24                 20               120               116                360                  360
  67             12                 10               120               118                360                  360
-------------------------------------------------------------------------------------------------------------------------
  68             60                 56               120               116                360                  360
  69             24                 23               60                 59                360                  360
  70             60                 60               120               120                360                  360
  71             36                 32               120               116                360                  360
  72             66                 63               66                 63                 0                    0
-------------------------------------------------------------------------------------------------------------------------
  73             120               118               120               118                 0                    0
  74             36                 34               120               118                360                  360
  75             36                 33               60                 57                360                  360
  76             60                 56               120               116                360                  360
  77             24                 22               120               118                360                  360
-------------------------------------------------------------------------------------------------------------------------
  78             36                 32               120               116                360                  360
  79             24                 22               120               118                360                  360
  80             30                 25               96                 91                360                  360
  81             36                 35               120               119                360                  360
  82             120               119               120               119                 0                    0
  83             120               119               120               119                 0                    0
-------------------------------------------------------------------------------------------------------------------------
  84             12                 7                120               115                300                  300
  85             36                 31               120               115                360                  360
  86              0                 0                120               118                300                  298
 86.01
 86.02
 86.03
 86.04
 86.05
  87              0                 0                120               116                300                  296
  88              0                 0                120               116                300                  296
-------------------------------------------------------------------------------------------------------------------------
  89             36                 34               120               118                360                  360
  90             12                 9                120               117                360                  360
  91             24                 23               120               119                360                  360
  92             60                 59               120               119                360                  360
  93             24                 20               120               116                360                  360
-------------------------------------------------------------------------------------------------------------------------
  94             60                 58               60                 58                 0                    0
  95             84                 82               84                 82                 0                    0
  96             84                 82               84                 82                 0                    0
  97              0                 0                120               118                300                  298
 97.01
 97.02
  98             60                 55               120               115                360                  360
-------------------------------------------------------------------------------------------------------------------------
  99              0                 0                120               116                360                  356
  100             0                 0                60                 60                300                  300
100.01
100.02
  101            60                 58               120               118                360                  360
  102            24                 21               120               117                360                  360
  103            60                 57               120               117                360                  360
-------------------------------------------------------------------------------------------------------------------------
  104            120               119               120               119                 0                    0
  105            60                 59               120               119                360                  360
  106            36                 33               120               117                360                  360
  107            60                 57               120               117                360                  360
  108             0                 0                120               118                240                  238
-------------------------------------------------------------------------------------------------------------------------
  109            60                 57               60                 57                 0                    0
109.01
109.02
  110             0                 0                120               116                360                  356
  111            24                 22               120               118                360                  360
  112            60                 59               120               119                360                  360
  113            60                 59               60                 59                 0                    0
-------------------------------------------------------------------------------------------------------------------------
  114            18                 16               120               118                360                  360
  115             0                 0                120               116                300                  296
  116            18                 16               120               118                360                  360
  117             0                 0                120               118                360                  358
  118             0                 0                120               119                360                  359
118.01
118.02
118.03
118.04
-------------------------------------------------------------------------------------------------------------------------
  119            60                 54               60                 54                 0                    0
  120             0                 0                120               115                360                  355
  121             0                 0                120               116                300                  296
  122            36                 34               84                 82                360                  360
  123             0                 0                120               119                360                  359
123.01
123.02
123.03
123.04
-------------------------------------------------------------------------------------------------------------------------
  124             0                 0                120               119                360                  359
  125            12                 10               60                 58                360                  360
  126            24                 22               120               118                360                  360
  127            120               118               120               118                 0                    0
  128            48                 44               120               116                360                  360
-------------------------------------------------------------------------------------------------------------------------
  129             0                 0                120               117                360                  357
  130            24                 15               120               111                336                  336
  131            36                 34               120               118                360                  360
  132            60                 57               120               117                360                  360
  133             0                 0                120               118                360                  358
-------------------------------------------------------------------------------------------------------------------------
  134            24                 24               120               120                360                  360
  135             0                 0                120               116                360                  356
  136             0                 0                120               118                360                  358
  137            24                 23               120               119                360                  360
  138             0                 0                120               118                360                  358
-------------------------------------------------------------------------------------------------------------------------
  139            12                 9                120               117                360                  360
  140            36                 34               120               118                360                  360
  141            60                 59               120               119                360                  360
  142             0                 0                120               114                360                  354
  143            36                 34               120               118                360                  360
-------------------------------------------------------------------------------------------------------------------------
  144             0                 0                120               118                360                  358
  145            24                 19               120               115                360                  360
  146            60                 57               120               117                360                  360
  147            36                 33               60                 57                360                  360
  148            24                 20               120               116                360                  360
-------------------------------------------------------------------------------------------------------------------------
  149            36                 32               120               116                360                  360
  150             0                 0                120               118                360                  358
  151            60                 58               120               118                360                  360
  152             0                 0                120               119                360                  359
  153            60                 59               120               119                360                  360
-------------------------------------------------------------------------------------------------------------------------
  154            36                 34               120               118                360                  360
154.01
154.02
  155            120               119               120               119                 0                    0
  156             0                 0                120               117                360                  357
  157            36                 35               120               119                360                  360
  158            60                 60               120               120                360                  360
-------------------------------------------------------------------------------------------------------------------------
  159            36                 32               120               116                360                  360
  160            120               116               120               116                 0                    0
  161            60                 57               120               117                360                  360
  162            24                 23               120               119                360                  360
  163             0                 0                120               118                360                  358
-------------------------------------------------------------------------------------------------------------------------
  164             0                 0                120               116                360                  356
  165            24                 22               120               118                360                  360
  166            24                 20               120               116                360                  360
  167            36                 35               120               119                300                  300
  168             0                 0                120               118                360                  358
-------------------------------------------------------------------------------------------------------------------------
  169             0                 0                120               118                360                  358
  170             0                 0                120               115                360                  355
  171            24                 19               120               115                360                  360
  172            60                 59               120               119                360                  360
  173             0                 0                120               118                360                  358
-------------------------------------------------------------------------------------------------------------------------
  174             0                 0                120               119                360                  359
  175            24                 22               120               118                360                  360
  176             0                 0                120               116                360                  356
  177             0                 0                120               119                360                  359
  178            60                 56               120               116                360                  360
-------------------------------------------------------------------------------------------------------------------------
  179            60                 58               120               118                360                  360
  180            36                 32               120               116                360                  360
  181             0                 0                120               116                360                  356
  182            60                 58               120               118                360                  360
  183             0                 0                120               115                360                  355
-------------------------------------------------------------------------------------------------------------------------
  184             0                 0                120               114                360                  354
  185            24                 21               120               117                360                  360
  186             0                 0                120               119                360                  359
  187             0                 0                120               117                360                  357
  188             0                 0                120               115                360                  355

                                                                                                                      GRACE
CONTROL                    FIRST          LAST IO      FIRST P&I                     PAYMENT       ARD               PERIOD-
NUMBER      NOTE DATE   PAYMENT DATE   PAYMENT DATE   PAYMENT DATE   MATURITY DATE    DATE      (YES / NO)           LATE FEE
------------------------------------------------------------------------------------------------------------------------------------

   1        2/15/2006     4/6/2006       2/6/2016                      2/6/2016         6           No                  0
   2        9/26/2005    11/6/2005       9/6/2008      10/6/2008       10/6/2015        6           No         3 days grace no more
                                                                                                                than two times per
                                                                                                                  calendar year
 2.01
 2.02
 2.03
 2.04
 2.05
 2.06
 2.07
 2.08
 2.09
   3        1/9/2006      3/6/2006       2/6/2008       3/6/2008       2/6/2011         6           No                  0
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4        6/30/2005     8/6/2005       7/6/2012                      7/6/2012         6           No                  0
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5       12/28/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
   6        9/9/2005     11/6/2005                     11/6/2005       6/6/2010         6           No                  0
   7        11/1/2005    12/6/2005                     12/6/2005       11/6/2010        6           No                  0
   8       10/17/2005    12/6/2005       11/6/2015                     11/6/2015        6           No                  0
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9        1/10/2006     3/6/2006       2/6/2011                      2/6/2011         6           No                  0
  10       12/29/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2011         6           No                  0
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
 10.12
 10.13
 10.14
------------------------------------------------------------------------------------------------------------------------------------
  11        10/7/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2010        6           No                  0
 11.01
 11.02
 11.03
  12       11/17/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  13       10/20/2005    12/6/2005       11/6/2010                     11/6/2010        6           No                  0
  14        12/8/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
  15        10/7/2005    12/6/2005       11/6/2010     12/6/2010       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  16       10/20/2005    12/6/2005       11/6/2010                     11/6/2010        6           No                  0
  17        1/26/2006     4/6/2006       3/6/2011                      3/6/2011         6           No                  0
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
 17.07
 17.08
 17.09
 17.10
 17.11
 17.12
 17.13
 17.14
 17.15
 17.16
 17.17
 17.18
 17.19
 17.20
 17.21
 17.22
 17.23
 17.24
 17.25
 17.26
 17.27
 17.28
 17.29
 17.30
 17.31
 17.32
 17.33
 17.34
 17.35
 17.36
 17.37
  18        12/1/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06
 18.07
 18.08
 18.09
 18.10
 18.11
 18.12
 18.13
  19        1/31/2006     3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  20        9/26/2005    11/6/2005       9/6/2008      10/6/2008       10/6/2015        6           No         3 days grace no more
                                                                                                                than two times per
                                                                                                                  calendar year
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
------------------------------------------------------------------------------------------------------------------------------------
  21       12/14/2005     2/6/2006       1/6/2010       2/6/2010       1/6/2013         6           No                  0
  22       11/22/2005     1/6/2006       12/6/2008      1/6/2009       12/6/2015        6           No                  0
  23       12/14/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2011         6           No                  0
  24        2/15/2006     4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  25        2/2/2006      4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  26        2/2/2006      4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  27        2/2/2006      4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  28        2/15/2006     4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  29        2/2/2006      4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  15
  30        2/15/2006     4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  31        2/2/2006      4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  0
  32        2/15/2006     4/6/2006       3/6/2009       4/6/2009       3/6/2016         6           No                  15
------------------------------------------------------------------------------------------------------------------------------------
  33        1/25/2006     3/6/2006       2/6/2008       3/6/2008       2/6/2016         6           No                  0
  34       10/31/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
  35        12/9/2005     2/6/2006       1/6/2011                      1/6/2011         6           No                  0
  36       11/29/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  37        12/2/2005     1/6/2006       12/6/2008      1/6/2009       12/6/2015        6           No                  0
 37.01
 37.02
------------------------------------------------------------------------------------------------------------------------------------
  38       12/20/2005     2/6/2006       1/6/2013       2/6/2013       1/6/2016         6           No                  0
  39       10/20/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
  40        1/11/2006     3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  41        2/10/2006     4/1/2006       3/1/2009       4/1/2009       3/1/2016         1           No                  5
  42       10/17/2005    12/6/2005       11/6/2012                     11/6/2012        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  43        1/9/2006      3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  44       12/27/2005     2/6/2006       1/6/2007       2/6/2007       1/6/2016         6           No                  0
  45        1/18/2006     3/6/2006                      3/6/2006       2/6/2016         6           No                  0
 45.01
 45.02
  46        9/21/2005    11/6/2005                     11/6/2005       10/6/2015        6           No                  0
 46.01
 46.02
 46.03
 46.04
 46.05
 46.06
 46.07
 46.08
 46.09
 46.10
 46.11
  47       10/24/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
 47.01
 47.02
------------------------------------------------------------------------------------------------------------------------------------
  48        12/1/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  49        9/29/2005    11/6/2005       10/6/2007     11/6/2007       10/6/2015        6           No                  0
  50        9/29/2005    11/6/2005       10/6/2007     11/6/2007       10/6/2015        6           No                  0
  51       12/30/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  52        1/20/2006     3/1/2006       2/1/2016                      2/1/2016         1           No                  5
------------------------------------------------------------------------------------------------------------------------------------
  53       10/12/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  54       10/12/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
  55        11/2/2005    12/6/2005       11/6/2010     12/6/2010       11/6/2015        6           No                  0
  56       10/19/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
  57       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  58        12/7/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2014         6           No                  0
  59        11/7/2005     1/6/2006       12/6/2010                     12/6/2010        6           No                  0
  60        1/12/2006     3/6/2006       2/6/2008       3/6/2008       2/6/2016         6           No                  0
  61       12/27/2005     2/6/2006       1/6/2007       2/6/2007       1/6/2016         6           No                  0
  62        12/1/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  63       12/29/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  64       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  65       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  66       10/18/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
  67       12/13/2005     2/6/2006       1/6/2007       2/6/2007       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  68       10/11/2005    12/6/2005       11/6/2010     12/6/2010       11/6/2015        6           No                  15
  69        1/18/2006     3/6/2006       2/6/2008       3/6/2008       2/6/2011         6           No                  0
  70        2/10/2006     4/6/2006       3/6/2011       4/6/2011       3/6/2016         6           No                  0
  71       10/19/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
  72        11/9/2005     1/6/2006       6/6/2011                      6/6/2011         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  73       12/19/2005     2/6/2006       1/6/2016                      1/6/2016         6           No                  0
  74       12/19/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  0
  75        12/2/2005     1/6/2006       12/6/2008      1/6/2009       12/6/2010        6           No                  0
  76       10/31/2005    12/6/2005       11/6/2010     12/6/2010       11/6/2015        6           No                  5
  77       12/19/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  78       10/17/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  5
  79        12/2/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  80        9/22/2005    11/6/2005       4/6/2008       5/6/2008       10/6/2013        6           No                  0
  81        1/26/2006     3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  82        1/10/2006     3/6/2006       2/6/2016                      2/6/2016         6                               0
  83        1/10/2006     3/6/2006       2/6/2016                      2/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  84        9/30/2005    11/6/2005       10/6/2006     11/6/2006       10/6/2015        6           No                  0
  85        9/20/2005    11/6/2005       10/6/2008     11/6/2008       10/6/2015        6           No                  0
  86       12/28/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
 86.01
 86.02
 86.03
 86.04
 86.05
  87       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  88       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  89        1/3/2006      2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  0
  90       11/30/2005     1/6/2006       12/6/2006      1/6/2007       12/6/2015        6           No                  0
  91        1/11/2006     3/6/2006       2/6/2008       3/6/2008       2/6/2016         6           No                  0
  92        2/1/2006      3/6/2006       2/6/2011       3/6/2011       2/6/2016         6           No                  0
  93       10/20/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  94        12/6/2005     2/6/2006       1/6/2011                      1/6/2011         6           No                  0
  95       12/15/2005     2/6/2006       1/6/2013                      1/6/2013         6           No                  0
  96       12/15/2005     2/6/2006       1/6/2013                      1/6/2013         6           No                  0
  97        1/4/2006      2/6/2006                      2/6/2006       1/6/2016         6           No                  0
 97.01
 97.02
  98        10/5/2005    11/6/2005       10/6/2010     11/6/2010       10/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  99       10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  100       2/17/2006     4/6/2006                      4/6/2006       3/6/2011         6           No                  0
100.01
100.02
  101      12/13/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
  102      11/21/2005     1/6/2006       12/6/2007      1/6/2008       12/6/2015        6           No                  0
  103      11/17/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  104       1/25/2006     3/1/2006       2/1/2016                      2/1/2016         1           No                  5
  105       1/13/2006     3/6/2006       2/6/2011       3/6/2011       2/6/2016         6           No                  0
  106      11/15/2005     1/1/2006       12/1/2008      1/1/2009       12/1/2015        1           No                  5
  107       12/1/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  5
  108      12/21/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  109      11/15/2005     1/1/2006       12/1/2010                     12/1/2010        1           No                  5
109.01
109.02
  110       11/4/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  111       12/2/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  112       1/13/2006     3/6/2006       2/6/2011       3/6/2011       2/6/2016         6           No                  0
  113       1/18/2006     3/6/2006       2/6/2011                      2/6/2011         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  114       1/5/2006      2/6/2006       7/6/2007       8/6/2007       1/6/2016         6           No                  0
  115       11/1/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  116       1/5/2006      2/6/2006       7/6/2007       8/6/2007       1/6/2016         6           No                  0
  117      12/29/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  118       1/11/2006     3/6/2006                      3/6/2006       2/6/2016         6           No                  0
118.01
118.02
118.03
118.04
------------------------------------------------------------------------------------------------------------------------------------
  119       9/1/2005     10/6/2005       9/6/2010                      9/6/2010         6           No                  0
  120       9/28/2005    11/6/2005                     11/6/2005       10/6/2015        6           No                  0
  121      10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  15
  122      12/22/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2013         6           No                  0
  123       2/2/2006      3/6/2006                      3/6/2006       2/6/2016         6           No                  0
123.01
123.02
123.03
123.04
------------------------------------------------------------------------------------------------------------------------------------
  124       2/1/2006      3/6/2006                      3/6/2006       2/6/2016         6           No                  0
  125      12/29/2005     2/6/2006       1/6/2007       2/6/2007       1/6/2011         6           No                  0
  126      12/21/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  127      12/29/2005     2/6/2006       1/6/2016                      1/6/2016         6           No                  0
  128      10/25/2005    12/6/2005       11/6/2009     12/6/2009       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  129      11/29/2005     1/1/2006                      1/1/2006       12/1/2015        1           No                  5
  130       5/31/2005     7/6/2005       6/6/2007       7/6/2007       6/6/2015         6           No                  15
  131      12/13/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  0
  132      11/22/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  133      12/20/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  134       2/10/2006     4/6/2006       3/6/2008       4/6/2008       3/6/2016         6           No                  0
  135       11/1/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  136       12/9/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  137       2/1/2006      3/6/2006       2/6/2008       3/6/2008       2/6/2016         6           No                  0
  138      12/19/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  139       12/1/2005     1/6/2006       12/6/2006      1/6/2007       12/6/2015        6           No                  0
  140      12/20/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  15
  141       1/31/2006     3/6/2006       2/6/2011       3/6/2011       2/6/2016         6           No                  0
  142       8/19/2005    10/6/2005                     10/6/2005       9/6/2015         6           No                  15
  143      12/20/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  144       12/8/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  145       9/29/2005    11/6/2005       10/6/2007     11/6/2007       10/6/2015        6           No                  0
  146      11/22/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  147       12/2/2005     1/6/2006       12/6/2008      1/6/2009       12/6/2010        6           No                  0
  148      10/21/2005    12/1/2005       11/1/2007     12/1/2007       11/1/2015        1           No                  5
------------------------------------------------------------------------------------------------------------------------------------
  149      10/18/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
  150      12/19/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  151      12/13/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
  152       1/12/2006     3/6/2006                      3/6/2006       2/6/2016         6           No                  0
  153       1/17/2006     3/1/2006       2/1/2011       3/1/2011       2/1/2016         1           No                  5
------------------------------------------------------------------------------------------------------------------------------------
  154      12/14/2005     2/6/2006       1/6/2009       2/6/2009       1/6/2016         6           No                  0
154.01
154.02
  155       1/12/2006     3/6/2006       2/6/2016                      2/6/2016         6           No                  0
  156       11/8/2005     1/6/2006                      1/6/2006       12/6/2015        6           No                  0
  157       1/17/2006     3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  158       2/9/2006      4/6/2006       3/6/2011       4/6/2011       3/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  159      10/21/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
  160       11/2/2005    12/6/2005       11/6/2015                     11/6/2015        6           No                  0
  161      11/22/2005     1/6/2006       12/6/2010      1/6/2011       12/6/2015        6           No                  0
  162       1/13/2006     3/6/2006       2/6/2008       3/6/2008       2/6/2016         6           No                  0
  163      12/21/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  164      10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  165       12/5/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  166      10/14/2005    12/6/2005       11/6/2007     12/6/2007       11/6/2015        6           No                  0
  167       1/19/2006     3/6/2006       2/6/2009       3/6/2009       2/6/2016         6           No                  0
  168      12/21/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  169      12/21/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
  170       9/27/2005    11/1/2005                     11/1/2005       10/1/2015        1           No                  5
  171       9/27/2005    11/6/2005       10/6/2007     11/6/2007       10/6/2015        6           No                  0
  172       1/19/2006     3/6/2006       2/6/2011       3/6/2011       2/6/2016         6           No                  0
  173      12/15/2005     2/6/2006                      2/6/2006       1/6/2016         6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  174       1/12/2006     3/1/2006                      3/1/2006       2/1/2016         1           No                  5
  175      12/21/2005     2/6/2006       1/6/2008       2/6/2008       1/6/2016         6           No                  0
  176       11/1/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  177       1/17/2006     3/6/2006                      3/6/2006       2/6/2016         6           No                  0
  178       11/3/2005    12/6/2005       11/6/2010     12/6/2010       11/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  179      12/29/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
  180      10/18/2005    12/6/2005       11/6/2008     12/6/2008       11/6/2015        6           No                  0
  181      10/28/2005    12/6/2005                     12/6/2005       11/6/2015        6           No                  0
  182      12/30/2005     2/6/2006       1/6/2011       2/6/2011       1/6/2016         6           No                  0
  183       10/4/2005    11/6/2005                     11/6/2005       10/6/2015        6           No                  0
------------------------------------------------------------------------------------------------------------------------------------
  184       8/11/2005    10/6/2005                     10/6/2005       9/6/2015         6           No                  0
  185      11/21/2005     1/6/2006       12/6/2007      1/6/2008       12/6/2015        6           No                  0
  186       1/12/2006     3/1/2006                      3/1/2006       2/1/2016         1           No                  5
  187      11/18/2005     1/6/2006                      1/6/2006       12/6/2015        6           No                  0
  188       8/25/2005    11/6/2005                     11/6/2005       10/6/2015        6           No                  0

                      GRACE                                                      THIRD          THIRD          SECOND
CONTROL              PERIOD-                                                  MOST RECENT    MOST RECENT     MOST RECENT
NUMBER               DEFAULT                  PREPAYMENT PROVISION (1)          NOI ($)       NOI DATE         NOI ($)
------------------------------------------------------------------------------------------------------------------------

   1                    0                  Lockout/24_Defeasance/90_0%/5          N/A            N/A             N/A
   2                    0                  Lockout/29_Defeasance/84_0%/7      21,366,578     12/31/2003      22,545,855
 2.01                                                                          4,256,465     12/31/2003       4,004,201
 2.02                                                                          3,276,878     12/31/2003       3,401,465
 2.03                                                                          3,855,445     12/31/2003       3,597,466
 2.04                                                                          2,699,188     12/31/2003       2,909,217
 2.05                                                                          2,036,013     12/31/2003       2,972,454
 2.06                                                                          2,649,997     12/31/2003       2,831,449
 2.07                                                                           819,875      12/31/2003       1,174,787
 2.08                                                                          1,050,458     12/31/2003       1,015,267
 2.09                                                                           722,259      12/31/2003        639,549
   3                    10                 Lockout/25_Defeasance/31_0%/4      16,820,902     12/31/2003      17,546,681
 3.01                                                                          4,197,571     12/31/2003       4,008,410
 3.02                                                                          2,272,613     12/31/2003       2,777,600
 3.03                                                                          2,596,682     12/31/2003       2,578,188
 3.04                                                                          2,132,418     12/31/2003       2,170,048
 3.05                                                                          1,658,679     12/31/2003       2,013,779
 3.06                                                                          1,727,699     12/31/2003       1,724,867
 3.07                                                                          1,373,330     12/31/2003       1,671,730
 3.08                                                                           861,910      12/31/2003        602,059
   4                    0                  Lockout/32_Defeasance/48_0%/4      16,605,300     12/31/2003      24,347,634
 4.01                                                                          4,705,727     12/31/2003       5,369,247
 4.02                                                                          3,086,664     12/31/2003       5,230,087
 4.03                                                                          2,698,797     12/31/2003       3,109,608
 4.04                                                                          1,485,542     12/31/2003       2,742,816
 4.05                                                                          1,365,912     12/31/2003       2,322,999
 4.06                                                                           859,750      12/31/2003       1,434,616
 4.07                                                                           882,506      12/31/2003       1,553,591
 4.08                                                                           885,209      12/31/2003       1,430,725
 4.09                                                                           635,193      12/31/2003       1,153,945
   5                    0                  Lockout/26_Defeasance/90_0%/4      10,915,275     12/31/2003      11,203,189
------------------------------------------------------------------------------------------------------------------------
   6      3 days grace no more than two
            times in a 12 month period     Lockout/29_Defeasance/20_0%/7          N/A            N/A             N/A
   7      3 days grace no more than two
            times in a 12 month period     Lockout/28_Defeasance/25_0%/7      10,516,848     12/31/2003      11,045,178
   8                    0                  Lockout/28_Defeasance/88_0%/4       4,591,539     12/31/2003       5,934,105
 8.01                                                                          1,562,615     12/31/2003       1,607,194
 8.02                                                                          -187,982      12/31/2003        337,715
 8.03                                                                          1,422,227     12/31/2003       1,504,676
 8.04                                                                          1,289,209     12/31/2003       1,257,491
 8.05                                                                             N/A            N/A             N/A
 8.06                                                                            2,102       12/31/2003        336,175
 8.07                                                                           501,816      12/31/2003        682,832
 8.08                                                                            1,552       12/31/2003        208,022
   9                    0                  Lockout/25_Defeasance/32_0%/3       8,327,954     12/31/2003       7,500,722
  10                    0                  Lockout/26_Defeasance/30_0%/4       6,361,313     12/31/2003       6,146,755
 10.01                                                                          892,283      12/31/2003        901,731
 10.02                                                                          706,645      12/31/2003        577,999
 10.03                                                                          506,599      12/31/2003        456,192
 10.04                                                                          762,281      12/31/2003        641,662
 10.05                                                                          378,211      12/31/2003        368,827
 10.06                                                                          627,692      12/31/2003        598,066
 10.07                                                                          477,658      12/31/2003        475,275
 10.08                                                                          235,064      12/31/2003        231,902
 10.09                                                                          355,410      12/31/2003        408,769
 10.10                                                                          153,999      12/31/2003        130,599
 10.11                                                                          401,067      12/31/2003        456,517
 10.12                                                                          285,171      12/31/2003        394,194
 10.13                                                                          324,035      12/31/2003        283,799
 10.14                                                                          255,198      12/31/2003        221,223
------------------------------------------------------------------------------------------------------------------------
  11                    0                  Lockout/28_Defeasance/28_0%/4       8,406,738     12/31/2003       8,607,392
 11.01                                                                         4,689,655     12/31/2003       4,673,150
 11.02                                                                         2,919,720     12/31/2003       2,758,143
 11.03                                                                          797,363      12/31/2003       1,176,099
  12                    0                  Lockout/27_Defeasance/89_0%/4          N/A            N/A             N/A
  13                    0                  Lockout/28_Defeasance/28_0%/4       7,300,856     12/31/2003       3,811,018
  14                    0                  Lockout/26_Defeasance/90_0%/4       1,435,694     12/31/2003       3,815,865
  15                    0                  Lockout/28_Defeasance/88_0%/4       5,343,207     12/31/2003       5,598,291
------------------------------------------------------------------------------------------------------------------------
  16                    0                  Lockout/28_Defeasance/28_0%/4       5,960,548     12/31/2003       5,465,389
  17                    0                  Lockout/24_Defeasance/33_0%/3          N/A            N/A          4,033,599
 17.01                                                                            N/A            N/A           15,317
 17.02                                                                            N/A            N/A           109,254
 17.03                                                                            N/A            N/A             N/A
 17.04                                                                            N/A            N/A           163,181
 17.05                                                                            N/A            N/A             874
 17.06                                                                            N/A            N/A           38,558
 17.07                                                                            N/A            N/A           123,558
 17.08                                                                            N/A            N/A           173,167
 17.09                                                                            N/A            N/A           107,897
 17.10                                                                            N/A            N/A             N/A
 17.11                                                                            N/A            N/A           54,669
 17.12                                                                            N/A            N/A           86,625
 17.13                                                                            N/A            N/A           277,319
 17.14                                                                            N/A            N/A           63,639
 17.15                                                                            N/A            N/A           93,428
 17.16                                                                            N/A            N/A           54,480
 17.17                                                                            N/A            N/A           22,659
 17.18                                                                            N/A            N/A           54,749
 17.19                                                                            N/A            N/A           68,338
 17.20                                                                            N/A            N/A           195,133
 17.21                                                                            N/A            N/A           169,791
 17.22                                                                            N/A            N/A           117,708
 17.23                                                                            N/A            N/A           449,057
 17.24                                                                            N/A            N/A           24,706
 17.25                                                                            N/A            N/A           119,631
 17.26                                                                            N/A            N/A           34,109
 17.27                                                                            N/A            N/A           110,972
 17.28                                                                            N/A            N/A           110,219
 17.29                                                                            N/A            N/A           46,894
 17.30                                                                            N/A            N/A           163,554
 17.31                                                                            N/A            N/A           148,611
 17.32                                                                            N/A            N/A           94,605
 17.33                                                                            N/A            N/A           130,377
 17.34                                                                            N/A            N/A           267,250
 17.35                                                                            N/A            N/A           75,196
 17.36                                                                            N/A            N/A           184,241
 17.37                                                                            N/A            N/A           83,833
  18                    0                  Lockout/27_Defeasance/90_0%/3       5,266,597     12/31/2003       4,766,590
 18.01                                                                         1,517,546     12/31/2003       1,593,478
 18.02                                                                          755,717      12/31/2003       1,135,460
 18.03                                                                          743,019      12/31/2003        28,208
 18.04                                                                          60,566       12/31/2003        60,206
 18.05                                                                          278,106      12/31/2003        200,669
 18.06                                                                          316,706      12/31/2003        277,385
 18.07                                                                          201,810      12/31/2003        175,963
 18.08                                                                          329,251      12/31/2003        321,604
 18.09                                                                          312,421      12/31/2003        256,238
 18.10                                                                          275,976      12/31/2003        265,063
 18.11                                                                          143,842      12/31/2003        142,082
 18.12                                                                          203,583      12/31/2003        188,485
 18.13                                                                          128,054      12/31/2003        121,749
  19                    0                  Lockout/25_Defeasance/92_0%/3          N/A            N/A             N/A
  20                    0                  Lockout/29_Defeasance/84_0%/7      26,501,392     12/31/2003      26,717,398
 20.01                                                                         7,152,293     12/31/2003       7,867,411
 20.02                                                                         4,868,333     12/31/2003       4,805,118
 20.03                                                                         2,822,776     12/31/2003       3,060,335
 20.04                                                                         3,086,752     12/31/2003       3,224,329
 20.05                                                                         3,207,380     12/31/2003       3,260,196
 20.06                                                                         2,150,786     12/31/2003       1,720,802
 20.07                                                                          959,416      12/31/2003       1,220,923
 20.08                                                                         2,253,656     12/31/2003       1,558,284
------------------------------------------------------------------------------------------------------------------------
  21                    0                  Lockout/26_Defeasance/54_0%/4        207,710      12/31/2003       1,884,672
  22                    0                   Lockout/27_>YM or 1%/89_0%/4          N/A            N/A             N/A
  23                    0                  Lockout/26_Defeasance/30_0%/4       5,731,828     12/31/2003       4,630,039
  24                    0                  Lockout/24_Defeasance/92_0%/4        723,681      12/31/2003        775,911
  25                    0                  Lockout/24_Defeasance/92_0%/4        438,459      12/31/2003        436,275
  26                    0                  Lockout/24_Defeasance/92_0%/4        377,463      12/31/2003        414,942
  27                    0                  Lockout/24_Defeasance/92_0%/4        386,957      12/31/2003        372,136
  28                    0                  Lockout/24_Defeasance/92_0%/4        334,327      12/31/2003        332,132
  29                    0                  Lockout/24_Defeasance/92_0%/4        331,513      12/31/2003        279,921
  30                    0                  Lockout/24_Defeasance/92_0%/4        329,202      12/31/2003        321,994
  31                    0                  Lockout/24_Defeasance/92_0%/4        265,839      12/31/2003        253,843
  32                    0                  Lockout/24_Defeasance/92_0%/4        221,738      12/31/2003        69,916
------------------------------------------------------------------------------------------------------------------------
  33                    0                  Lockout/25_Defeasance/91_0%/4       2,981,802     12/31/2003       3,314,051
  34                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  35                    0                  Lockout/26_Defeasance/30_0%/4       1,043,778     12/31/2003       2,187,342
  36                    0                  Lockout/27_Defeasance/90_0%/3       4,724,668     12/31/2003       5,076,477
  37                    0                  Lockout/27_Defeasance/89_0%/4          N/A            N/A          2,432,273
 37.01                                                                            N/A            N/A          1,454,535
 37.02                                                                            N/A            N/A           977,738
------------------------------------------------------------------------------------------------------------------------
  38                    0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  39                    0                  Lockout/28_Defeasance/88_0%/4       3,574,296     12/31/2003       3,251,955
  40                    0                  Lockout/25_Defeasance/91_0%/4       2,894,352     12/31/2003       2,329,234
  41                    5                  Lockout/24_Defeasance/92_0%/4          N/A            N/A             N/A
  42                    0                  Lockout/28_Defeasance/52_0%/4          N/A            N/A           343,760
------------------------------------------------------------------------------------------------------------------------
  43                    0                  Lockout/25_Defeasance/91_0%/4       1,943,892     12/31/2003       2,174,128
  44                    0                  Lockout/26_Defeasance/90_0%/4       4,901,013     12/31/2003          N/A
  45                    0                  Lockout/25_Defeasance/92_0%/3        596,722      12/31/2003       1,242,590
 45.01                                                                          755,582      12/31/2003       1,075,368
 45.02                                                                         -158,860      12/31/2003        167,222
  46                    0                  Lockout/29_Defeasance/88_0%/3      12,896,271     12/31/2003      14,313,250
 46.01                                                                         2,665,304     12/31/2003       3,063,587
 46.02                                                                         1,550,278     12/31/2003       1,632,690
 46.03                                                                         1,204,061     12/31/2003        804,870
 46.04                                                                          956,805      12/31/2003       1,320,182
 46.05                                                                         1,112,470     12/31/2003       1,374,655
 46.06                                                                         1,737,030     12/31/2003       1,328,464
 46.07                                                                         1,025,382     12/31/2003       1,195,162
 46.08                                                                          -95,367      12/31/2003        818,711
 46.09                                                                          875,998      12/31/2003       1,002,898
 46.10                                                                         1,000,456     12/31/2003        754,380
 46.11                                                                          863,854      12/31/2003       1,017,651
  47                    0                  Lockout/28_Defeasance/88_0%/4       1,741,754     12/31/2003       2,054,613
 47.01                                                                          983,094      12/31/2003       1,127,465
 47.02                                                                          758,660      12/31/2003        927,148
------------------------------------------------------------------------------------------------------------------------
  48                    0                  Lockout/27_Defeasance/89_0%/4       1,858,329     12/31/2003       1,847,855
  49                    0                  Lockout/29_Defeasance/87_0%/4        763,329      12/31/2003        770,605
  50                    0                  Lockout/29_Defeasance/87_0%/4        587,815      12/31/2003        540,121
  51                    0                  Lockout/26_Defeasance/87_0%/7       2,265,155     12/31/2003       2,331,911
  52                    5                  Lockout/25_Defeasance/90_0%/5          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  53                    0                  Lockout/28_Defeasance/89_0%/3       1,550,003     12/31/2003       1,697,341
  54                    0                  Lockout/28_Defeasance/89_0%/3          N/A            N/A          1,692,607
  55                    0                  Lockout/28_Defeasance/89_0%/3       1,594,543     12/31/2003       1,646,002
  56                    0                  Lockout/28_Defeasance/88_0%/4       1,615,730     12/31/2003       1,620,559
  57                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  58                    0                  Lockout/26_Defeasance/66_0%/4       1,812,804     12/31/2003       1,735,457
  59                    0                  Lockout/27_Defeasance/29_0%/4       1,371,225     12/31/2003       1,512,008
  60                    0                  Lockout/25_Defeasance/91_0%/4       1,294,019     12/31/2003       1,417,771
  61                    0                  Lockout/26_Defeasance/90_0%/4       3,030,649     12/31/2003       3,295,742
  62                    0                  Lockout/27_Defeasance/89_0%/4       1,689,164     12/31/2003       1,549,417
------------------------------------------------------------------------------------------------------------------------
  63                    0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  64                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  65                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  66                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  67                    0                  Lockout/26_Defeasance/91_0%/3       1,278,588     12/31/2003       1,404,935
------------------------------------------------------------------------------------------------------------------------
  68                    0                  Lockout/28_Defeasance/88_0%/4       1,401,972     12/31/2003       1,422,702
  69                    0                  Lockout/25_Defeasance/31_0%/4          N/A            N/A             N/A
  70                    0                  Lockout/24_Defeasance/92_0%/4          N/A            N/A          -287,864
  71                    0                  Lockout/28_Defeasance/88_0%/4        746,282      12/31/2003        456,288
  72                    0                  Lockout/27_Defeasance/32_0%/7       1,158,575     12/31/2003       1,206,521
------------------------------------------------------------------------------------------------------------------------
  73                    0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  74                    0                  Lockout/26_Defeasance/91_0%/3          N/A            N/A          1,790,698
  75                    0                  Lockout/27_Defeasance/29_0%/4        927,369      12/31/2003       1,367,137
  76                    0                  Lockout/28_Defeasance/88_0%/4       1,441,061     12/31/2003       1,453,200
  77                    0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  78                    0                  Lockout/28_Defeasance/88_0%/4        710,689      12/31/2003        780,462
  79                    0                  Lockout/26_Defeasance/90_0%/4       1,123,796     12/31/2003        896,800
  80                    0                  Lockout/29_Defeasance/62_0%/5       1,011,444     12/31/2003        903,225
  81                    0                  Lockout/25_Defeasance/92_0%/3        575,872      12/31/2003        694,045
  82                    0                  Lockout/25_Defeasance/91_0%/4        502,791      12/31/2003        532,482
  83                    0                  Lockout/25_Defeasance/91_0%/4        241,427      12/31/2003        260,811
------------------------------------------------------------------------------------------------------------------------
  84                    0                  Lockout/29_Defeasance/87_0%/4          N/A            N/A             N/A
  85                    0                  Lockout/29_Defeasance/87_0%/4          N/A            N/A          1,089,760
  86                    0                  Lockout/26_Defeasance/90_0%/4        995,891      12/31/2003       1,067,299
 86.01                                                                          298,461      12/31/2003        281,919
 86.02                                                                          225,633      12/31/2003        239,560
 86.03                                                                          230,038      12/31/2003        238,785
 86.04                                                                          165,702      12/31/2003        171,482
 86.05                                                                          76,057       12/31/2003        135,553
  87                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  88                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  89                    0                  Lockout/26_Defeasance/90_0%/4        916,149      12/31/2003       1,148,134
  90                    0                  Lockout/27_Defeasance/89_0%/4        643,181      12/31/2003        633,765
  91                    0                  Lockout/25_Defeasance/91_0%/4        945,946      12/31/2003        999,767
  92                    0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A           614,219
  93                    0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  94                    0                  Lockout/26_Defeasance/31_0%/3       1,005,436     12/31/2003        937,624
  95                    0                  Lockout/26_Defeasance/55_0%/3          N/A            N/A           734,908
  96                    0                  Lockout/26_Defeasance/55_0%/3          N/A            N/A           483,850
  97                    0                  Lockout/26_Defeasance/91_0%/3       1,038,565     12/31/2003       1,059,337
 97.01                                                                          614,400      12/31/2003        626,688
 97.02                                                                          424,165      12/31/2003        432,649
  98                    0                  Lockout/29_Defeasance/87_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  99                    0                  Lockout/28_Defeasance/88_0%/4        848,854      12/31/2003        848,876
  100                   0                   YM or 8%/24_Defeasance/33_0%/3        N/A            N/A             N/A
100.01                                                                            N/A            N/A             N/A
100.02                                                                            N/A            N/A             N/A
  101                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  102                   0                  Lockout/27_Defeasance/89_0%/4        960,907      12/31/2003       1,097,860
  103                   0                  Lockout/27_Defeasance/88_0%/5        759,672      12/31/2003        835,885
------------------------------------------------------------------------------------------------------------------------
  104                   5                  Lockout/25_Defeasance/82_0%/13      1,100,492     12/31/2003       1,138,545
  105                   0                  Lockout/25_Defeasance/91_0%/4        645,997      12/31/2003        789,844
  106                   5                  Lockout/27_Defeasance/89_0%/4       1,161,162     12/31/2003       1,254,028
  107                   0                  Lockout/27_Defeasance/90_0%/3          N/A            N/A             N/A
  108                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  109                   5                  Lockout/27_Defeasance/29_0%/4        981,976      12/31/2003        948,397
109.01                                                                          591,803      12/31/2003        649,128
109.02                                                                          390,173      12/31/2003        299,269
  110                   0                  Lockout/28_Defeasance/88_0%/4        754,013      12/31/2003        760,548
  111                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  112                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A             N/A
  113                   0                  Lockout/25_Defeasance/31_0%/4        787,041      12/31/2003        840,409
------------------------------------------------------------------------------------------------------------------------
  114                   0                  Lockout/26_Defeasance/90_0%/4        607,104      12/31/2003        492,595
  115                   0                  Lockout/28_Defeasance/88_0%/4        828,774      12/31/2003        867,149
  116                   0                  Lockout/26_Defeasance/90_0%/4        639,023      12/31/2003        508,422
  117                   0                  Lockout/26_Defeasance/90_0%/4       1,151,599     12/31/2003       1,061,394
  118                   0                  Lockout/36_> YM or 1%/80_0%/4          N/A            N/A             N/A
118.01                                                                            N/A            N/A             N/A
118.02                                                                            N/A            N/A             N/A
118.03                                                                            N/A            N/A             N/A
118.04                                                                            N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  119                   0                  Lockout/30_Defeasance/26_0%/4        688,049      12/31/2003        683,431
  120                   0                  Lockout/29_Defeasance/87_0%/4        540,018      12/31/2003        587,224
  121                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  122                   0                  Lockout/26_Defeasance/54_0%/4        950,335      12/31/2003       1,083,174
  123                   0                  Lockout/36_> YM or 1%/80_0%/4          N/A            N/A             N/A
123.01                                                                            N/A            N/A             N/A
123.02                                                                            N/A            N/A             N/A
123.03                                                                            N/A            N/A             N/A
123.04                                                                            N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  124                   0                  Lockout/25_Defeasance/91_0%/4        858,641      12/31/2003        884,448
  125                   0                   Lockout/26_>YM or 1%/30_0%/4          N/A            N/A             N/A
  126                   0                  Lockout/26_Defeasance/90_0%/4       1,027,983     12/31/2003        721,504
  127                   0                  Lockout/26_Defeasance/90_0%/4        690,179      12/31/2003        723,977
  128                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A           473,912
------------------------------------------------------------------------------------------------------------------------
  129                   5                  Lockout/27_Defeasance/89_0%/4        510,644      12/31/2003        602,855
  130                   0                  ockout/36_> YM+1% or 2%/80_0%/4      447,220      12/31/2003        432,376
  131                   0                  Lockout/26_Defeasance/91_0%/3          N/A            N/A           383,292
  132                   0                  Lockout/27_Defeasance/89_0%/4        493,354      12/31/2003        552,431
  133                   0                  Lockout/26_Defeasance/90_0%/4        549,357      12/31/2003        545,207
------------------------------------------------------------------------------------------------------------------------
  134                   0                  Lockout/24_Defeasance/92_0%/4          N/A            N/A             N/A
  135                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A           534,135
  136                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  137                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A             N/A
  138                   0                  Lockout/59_> YM or 1%/57_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  139                   0                  Lockout/27_Defeasance/89_0%/4        601,533      12/31/2003        551,424
  140                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A           460,388
  141                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A             N/A
  142                   0                  Lockout/30_Defeasance/86_0%/4        432,690      12/31/2003        501,997
  143                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A           460,445
------------------------------------------------------------------------------------------------------------------------
  144                   0                  Lockout/26_Defeasance/90_0%/4        535,686      12/31/2003        447,793
  145                   0                  Lockout/29_Defeasance/87_0%/4        391,821      12/31/2003        350,847
  146                   0                   Lockout/23_>YM or 1%/93_0%/4        305,142      12/31/2003        323,138
  147                   0                  Lockout/27_Defeasance/29_0%/4        391,163      12/31/2003        413,029
  148                   5                  Lockout/28_Defeasance/88_0%/4        350,139      12/31/2003        403,275
------------------------------------------------------------------------------------------------------------------------
  149                   0                  Lockout/28_Defeasance/88_0%/4        454,996      12/31/2003        378,456
  150                   0                  Lockout/59_> YM or 1%/57_0%/4          N/A            N/A           199,030
  151                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
  152                   0                  Lockout/25_Defeasance/91_0%/4        426,853      12/31/2003        311,642
  153                   5                  Lockout/25_Defeasance/91_0%/4          N/A            N/A           120,125
------------------------------------------------------------------------------------------------------------------------
  154                   0                  Lockout/26_Defeasance/90_0%/4        208,905      12/31/2003        263,907
154.01                                                                          186,178      12/31/2003        226,556
154.02                                                                          22,727       12/31/2003        37,351
  155                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A             N/A
  156                   0                  Lockout/27_Defeasance/89_0%/4          N/A            N/A             N/A
  157                   0                  Lockout/25_Defeasance/91_0%/4        356,185      12/31/2003        347,313
  158                   0                  Lockout/24_Defeasance/92_0%/4        269,835      12/31/2003        289,912
------------------------------------------------------------------------------------------------------------------------
  159                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A           224,022
  160                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  161                   0                  Lockout/27_Defeasance/89_0%/4          N/A            N/A             N/A
  162                   0                  Lockout/25_Defeasance/91_0%/4        296,425      12/31/2003        306,191
  163                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  164                   0                  Lockout/28_Defeasance/88_0%/4          N/A            N/A             N/A
  165                   0                  Lockout/26_Defeasance/91_0%/3          N/A            N/A             N/A
  166                   0                  Lockout/28_Defeasance/88_0%/4        221,660      12/31/2003        162,445
  167                   0                  Lockout/36_> YM or 1%/80_0%/4          N/A            N/A           78,862
  168                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A             N/A
------------------------------------------------------------------------------------------------------------------------
  169                   0                  Lockout/26_Defeasance/90_0%/4          N/A            N/A           100,313
  170                   5                   Lockout/29_>YM or 1%/87_0%/4          N/A            N/A             N/A
  171                   0                  Lockout/29_Defeasance/87_0%/4        495,708      12/31/2003        606,348
  172                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A             N/A
  173                   0                  Lockout/26_Defeasance/90_0%/4        368,155      12/31/2003        413,626
------------------------------------------------------------------------------------------------------------------------
  174                   5                  Lockout/25_Defeasance/91_0%/4        334,794      12/31/2003        390,213
  175                   0                  Lockout/26_Defeasance/90_0%/4       1,027,983     12/31/2003        721,504
  176                   0                  Lockout/28_Defeasance/88_0%/4        291,638      12/31/2003        212,776
  177                   0                  Lockout/25_Defeasance/91_0%/4          N/A            N/A            3,755
  178                   0                   Lockout/28_>YM or 1%/88_0%/4        239,208      12/31/2003        263,936
------------------------------------------------------------------------------------------------------------------------
  179                   0                  Lockout/26_Defeasance/90_0%/4        209,198      12/31/2003        208,409
  180                   0                  Lockout/28_Defeasance/88_0%/4        124,215      12/31/2003        209,464
  181                   0                  Lockout/28_Defeasance/88_0%/4        292,081      12/31/2003        291,940
  182                   0                  Lockout/59_> YM or 1%/57_0%/4        526,190      12/31/2003        281,214
  183                   0                  Lockout/29_Defeasance/87_0%/4        204,738      12/31/2003        206,918
------------------------------------------------------------------------------------------------------------------------
  184                   0                  Lockout/30_Defeasance/86_0%/4        207,963      12/31/2003        220,401
  185                   0                  Lockout/27_Defeasance/90_0%/3          N/A            N/A           203,310
  186                   5                  Lockout/25_Defeasance/91_0%/4        216,750      12/31/2003        273,106
  187                   0                  Lockout/27_Defeasance/89_0%/4          N/A            N/A             N/A
  188                   0                  Lockout/58_> YM or 1%/58_0%/4        257,250      12/31/2003        253,200

             SECOND                                                                                                  UNDERWRITTEN
CONTROL   MOST RECENT   MOST RECENT        MOST RECENT        UNDERWRITTEN   UNDERWRITTEN     UNDERWRITTEN NET      REPLACEMENT /
NUMBER      NOI DATE      NOI ($)           NOI DATE            EGI ($)      EXPENSES ($)   OPERATING INCOME ($)   FF&E Reserve ($)
------------------------------------------------------------------------------------------------------------------------------------

   1          N/A           NAP                NAP              27,093,177      8,190,612             18,902,565             81,128
   2       12/31/2004   25,635,204          12/31/2005          84,230,235     58,185,778             26,044,458          3,369,209
 2.01      12/31/2004    4,487,196          12/31/2005          12,321,246      7,762,106              4,559,141            492,850
 2.02      12/31/2004    4,307,736          12/31/2005          11,510,872      7,218,161              4,292,711            460,435
 2.03      12/31/2004    3,986,709          12/31/2005          11,234,808      7,228,128              4,006,680            449,392
 2.04      12/31/2004    3,206,629          12/31/2005          11,166,775      7,932,856              3,233,919            446,671
 2.05      12/31/2004    3,146,387          12/31/2005          11,921,530      8,558,020              3,363,509            476,861
 2.06      12/31/2004    2,950,832          12/31/2005          10,179,871      7,208,882              2,970,990            407,195
 2.07      12/31/2004    1,488,148          12/31/2005           7,912,079      6,422,283              1,489,796            316,483
 2.08      12/31/2004    1,346,542          12/31/2005           5,268,808      3,903,472              1,365,336            210,752
 2.09      12/31/2004     715,026           12/31/2005           2,714,246      1,951,869                762,378            108,570
   3       12/31/2004   19,804,422          11/30/2005          71,945,086     50,028,647             21,916,439          1,857,801
 3.01      12/31/2004    4,430,060          11/30/2005          11,876,885      7,137,960              4,738,925            238,979
 3.02      12/31/2004    3,400,777          11/30/2005          10,683,397      7,057,102              3,626,295            259,240
 3.03      12/31/2004    2,516,680          11/30/2005          12,583,754      9,148,503              3,435,251            353,206
 3.04      12/31/2004    2,501,534          11/30/2005           9,309,459      6,652,996              2,656,463            243,450
 3.05      12/31/2004    2,038,472          11/30/2005           8,479,919      6,247,220              2,232,699            235,836
 3.06      12/31/2004    1,912,623          11/30/2005           6,852,873      4,849,133              2,003,740            179,459
 3.07      12/31/2004    1,744,783          11/30/2005           6,191,341      4,349,062              1,842,279            163,333
 3.08      12/31/2004    1,259,493          11/30/2005           5,967,458      4,586,671              1,380,787            184,298
   4       12/31/2004   25,413,828          10/31/2005          45,353,947     18,357,636             26,996,311          1,379,250
 4.01      12/31/2004    5,813,525          10/31/2005          10,152,527      3,985,039              6,167,488            303,000
 4.02      12/31/2004    5,479,419          10/31/2005           8,702,047      3,240,463              5,461,584            274,500
 4.03      12/31/2004    3,221,148          10/31/2005           5,646,840      2,233,790              3,413,050            162,500
 4.04      12/31/2004    2,750,643          10/31/2005           6,246,202      2,905,779              3,340,423            200,750
 4.05      12/31/2004    2,397,607          10/31/2005           4,076,237      1,458,304              2,617,933            131,000
 4.06      12/31/2004    1,572,487          10/31/2005           2,809,276      1,163,271              1,646,005             89,000
 4.07      12/31/2004    1,655,669          10/31/2005           2,725,411      1,089,686              1,635,725             82,500
 4.08      12/31/2004    1,356,761          10/31/2005           2,827,390      1,318,586              1,508,804             61,250
 4.09      12/31/2004    1,166,569          10/31/2005           2,168,017        962,718              1,205,299             74,750
   5       12/31/2004   11,543,928          10/31/2005          24,489,609     11,276,548             13,213,061            188,573
------------------------------------------------------------------------------------------------------------------------------------
   6          N/A           NAP                NAP              25,033,296      7,360,751             17,672,545             57,261
   7       12/31/2004       NAP                NAP              18,451,437      5,453,434             12,998,003             22,452
   8       12/31/2004    7,606,602          8/31/2005           13,257,802      3,591,728              9,666,074            140,585
 8.01      12/31/2004    1,775,824          8/31/2005            2,546,984        602,613              1,944,371             18,696
 8.02      12/31/2004    1,441,388          8/31/2005            2,256,112        540,120              1,715,992             21,030
 8.03      12/31/2004    1,319,135          8/31/2005            2,347,563        858,756              1,488,807             21,782
 8.04      12/31/2004    1,364,518          8/31/2005            1,864,930        376,979              1,487,951             29,161
 8.05         N/A           NAP                NAP               1,575,612        606,665                968,947             17,093
 8.06      12/31/2004     634,144           8/31/2005            1,035,984        239,698                796,286             11,270
 8.07      12/31/2004     776,941           8/31/2005              894,875        153,725                741,150             11,691
 8.08      12/31/2004     294,652           8/31/2005              735,742        213,172                522,570              9,861
   9       12/31/2004    8,054,013          9/30/2005           15,684,030      6,601,774              9,082,256            304,095
  10       12/31/2004    6,814,213          11/30/2005           8,919,803      1,463,259              7,456,544            104,980
 10.01     12/31/2004     568,946           11/30/2005           1,012,459        148,203                864,256              8,462
 10.02     12/31/2004     494,573           11/30/2005             832,297        129,522                702,775              7,977
 10.03     12/31/2004     603,896           11/30/2005             821,850        120,073                701,777              7,643
 10.04     12/31/2004     678,805           11/30/2005             832,344        126,539                705,805              7,580
 10.05     12/31/2004     629,953           11/30/2005             738,801        143,044                595,757             10,822
 10.06     12/31/2004     557,968           11/30/2005             812,322        119,997                692,325              9,680
 10.07     12/31/2004     464,803           11/30/2005             550,139         94,407                455,732              5,629
 10.08     12/31/2004     457,508           11/30/2005             529,604         98,102                431,502              9,429
 10.09     12/31/2004     447,529           11/30/2005             511,709         82,293                429,416              5,174
 10.10     12/31/2004     397,736           11/30/2005             477,948         76,722                401,226              4,905
 10.11     12/31/2004     556,957           11/30/2005             642,576        103,196                539,380              8,251
 10.12     12/31/2004     394,097           11/30/2005             464,832         89,242                375,590              7,085
 10.13     12/31/2004     312,724           11/30/2005             382,733         72,567                310,166              7,082
 10.14     12/31/2004     248,718           11/30/2005             310,189         59,352                250,837              5,261
------------------------------------------------------------------------------------------------------------------------------------
  11       12/31/2004    9,167,794    6/30/2005 & 9/30/2005     14,260,970      5,035,141              9,225,829            139,895
 11.01     12/31/2004    5,059,438          9/30/2005            8,519,769      3,178,701              5,341,068             58,502
 11.02     12/31/2004    2,894,826          9/30/2005            3,625,424        916,283              2,709,141             58,287
 11.03     12/31/2004    1,213,530          6/30/2005            2,115,777        940,157              1,175,620             23,106
  12          N/A           NAP                NAP               8,970,000      2,324,732              6,645,268             49,074
  13       12/31/2004    3,096,253          5/31/2005            9,152,193      2,803,675              6,348,518             72,649
  14       12/31/2004       NAP                NAP              13,243,218      4,591,850              8,651,368             82,125
  15       12/31/2004    5,839,715          7/31/2005           10,702,407      4,523,436              6,178,971             52,217
------------------------------------------------------------------------------------------------------------------------------------
  16       12/31/2004    4,886,786          5/31/2005            7,993,088      2,721,631              5,271,457             62,072
  17       12/31/2004    4,953,337          6/30/2005            7,818,030      1,786,447              6,031,583             95,425
 17.01     12/31/2004     113,454           6/30/2005              192,279         59,143                133,137              2,256
 17.02     12/31/2004     146,307           6/30/2005              221,609         41,022                180,588              3,119
 17.03        N/A           NAP                NAP                 137,996         23,611                114,385              1,346
 17.04     12/31/2004     120,580           6/30/2005              220,110         69,741                150,369              2,394
 17.05     12/31/2004     79,542            6/30/2005              281,619         82,415                199,204              4,488
 17.06     12/31/2004     82,185            6/30/2005              237,305         42,022                195,283              2,934
 17.07     12/31/2004     138,170           6/30/2005              231,382         41,526                189,856              2,565
 17.08     12/31/2004     245,338           6/30/2005              286,703         57,200                229,503              3,076
 17.09     12/31/2004     94,161            6/30/2005              126,865         38,169                 88,696              1,427
 17.10        N/A         96,964            6/30/2005              193,095         33,522                159,573              2,449
 17.11     12/31/2004     65,683            6/30/2005              112,722         19,536                 93,185              1,206
 17.12     12/31/2004     124,650           6/30/2005              147,990         25,848                122,142              1,704
 17.13     12/31/2004     276,866           6/30/2005              328,658         65,429                263,228              3,780
 17.14     12/31/2004     97,066            6/30/2005              103,962         24,603                 79,359              1,499
 17.15     12/31/2004     90,833            6/30/2005              125,309         33,848                 91,460              1,512
 17.16     12/31/2004     141,472           6/30/2005              178,524         40,447                138,078              1,740
 17.17     12/31/2004     51,220            6/30/2005               59,806         17,322                 42,484                809
 17.18     12/31/2004     38,481            6/30/2005               78,747         22,694                 56,054              1,388
 17.19     12/31/2004     73,714            6/30/2005               83,069         19,276                 63,793                799
 17.20     12/31/2004     174,215           6/30/2005              237,814         54,426                183,388              2,376
 17.21     12/31/2004     223,441           6/30/2005              264,637         69,551                195,087              2,430
 17.22     12/31/2004     149,253           6/30/2005              176,274         36,744                139,530              1,966
 17.23     12/31/2004     375,531           6/30/2005              551,434         80,412                471,022              7,332
 17.24     12/31/2004     141,325           6/30/2005              280,027         80,839                199,188              3,039
 17.25     12/31/2004     188,417           6/30/2005              314,056         66,198                247,858              3,877
 17.26     12/31/2004     61,786            6/30/2005              192,028         42,127                149,900              2,763
 17.27     12/31/2004     73,663            6/30/2005              171,857         55,612                116,244              3,312
 17.28     12/31/2004     113,122           6/30/2005              183,435         44,017                139,418              2,250
 17.29     12/31/2004     60,998            6/30/2005              143,218         41,693                101,525              1,533
 17.30     12/31/2004     177,220           6/30/2005              259,670         67,338                192,333              2,799
 17.31     12/31/2004     197,860           6/30/2005              241,725         36,450                205,274              3,428
 17.32     12/31/2004     105,043           6/30/2005              118,600         28,030                 90,570              1,299
 17.33     12/31/2004     128,680           6/30/2005              172,647         40,752                131,895              2,128
 17.34     12/31/2004     286,816           6/30/2005              578,829        138,935                439,894              7,439
 17.35     12/31/2004     70,358            6/30/2005               92,289         27,040                 65,249              1,332
 17.36     12/31/2004     258,580           6/30/2005              338,016         65,529                272,486              3,792
 17.37     12/31/2004     90,341            6/30/2005              153,723         53,377                100,346              1,841
  18       12/31/2004    5,480,808          8/31/2005            8,566,944      2,568,915              5,998,029            242,784
 18.01     12/31/2004    1,614,281          8/31/2005            2,482,410        736,117              1,746,293             85,755
 18.02     12/31/2004    1,166,947          8/31/2005            1,564,409        349,836              1,214,573             25,361
 18.03     12/31/2004     442,071           8/31/2005              871,698        284,868                586,830             30,000
 18.04     12/31/2004     59,249            8/31/2005              628,273        209,932                418,341             21,604
 18.05     12/31/2004     352,736           8/31/2005              519,079        164,820                354,259             10,329
 18.06     12/31/2004     336,401           8/31/2005              432,392        151,760                280,632             10,630
 18.07     12/31/2004     248,479           8/31/2005              373,771        117,389                256,382             11,067
 18.08     12/31/2004     322,385           8/31/2005              452,688        132,415                320,273             10,144
 18.09     12/31/2004     262,374           8/31/2005              396,277         83,961                312,316             13,210
 18.10     12/31/2004     234,964           8/31/2005              455,291        157,585                297,706              9,900
 18.11     12/31/2004     145,615           8/31/2005              207,164         55,621                151,543              5,244
 18.12     12/31/2004     183,890           8/31/2005                    0         57,337                -57,337              5,640
 18.13     12/31/2004     111,416           8/31/2005              183,492         67,274                116,218              3,900
  19          N/A           NAP                NAP               7,692,447      1,947,224              5,745,223             63,157
  20       12/31/2004   28,171,224          12/31/2005          97,294,291     68,950,670             28,343,620          3,891,772
 20.01     12/31/2004    8,142,906          12/31/2005          21,676,947     13,518,002              8,158,944            867,078
 20.02     12/31/2004    3,773,027          12/31/2005          12,427,547      8,614,484              3,813,063            497,102
 20.03     12/31/2004    3,494,770          12/31/2005          12,967,657      9,439,800              3,527,857            518,706
 20.04     12/31/2004    3,651,549          12/31/2005          10,767,249      7,111,870              3,655,379            430,690
 20.05     12/31/2004    3,161,763          12/31/2005          11,323,621      8,174,318              3,149,303            452,945
 20.06     12/31/2004    2,045,845          12/31/2005           7,203,662      5,339,321              1,864,341            288,146
 20.07     12/31/2004    1,791,896          12/31/2005          10,854,644      8,865,201              1,989,443            434,186
 20.08     12/31/2004    2,109,468          12/31/2005          10,072,964      7,887,673              2,185,290            402,919
------------------------------------------------------------------------------------------------------------------------------------
  21       12/31/2004    3,877,088          8/31/2005            7,840,715      3,123,145              4,717,570             78,096
  22          N/A        3,611,678          9/30/2005            6,919,987      2,647,026              4,272,961             26,504
  23       12/31/2004    5,197,189          9/30/2005           25,843,693     20,147,673              5,696,020          1,033,748
  24       12/31/2004     781,282           9/30/2005            1,125,656        204,247                921,409              8,235
  25       12/31/2004     459,071           9/30/2005              591,629        108,397                483,232             19,926
  26       12/31/2004     410,212           9/30/2005              565,073        143,512                421,561             21,842
  27       12/31/2004     345,465           9/30/2005              525,488        128,762                396,726             16,328
  28       12/31/2004     327,383           9/30/2005              420,375         78,603                341,772              4,326
  29       12/31/2004     245,907           9/30/2005              431,171         84,291                346,880              2,815
  30       12/31/2004     299,910           9/30/2005              364,601         55,386                309,215              3,202
  31       12/31/2004     258,718           9/30/2005              373,846         92,671                281,175              2,700
  32       12/31/2004     76,642            9/30/2005              283,457         76,838                206,619              8,198
------------------------------------------------------------------------------------------------------------------------------------
  33       12/31/2004    3,977,589          11/30/2005           5,201,670      1,584,379              3,617,291             49,270
  34          N/A           NAP                NAP               4,403,982      1,064,229              3,339,754             17,245
  35       12/31/2004    2,486,926          9/30/2005            5,390,816      2,073,554              3,317,262             50,541
  36       12/31/2004    5,022,281          8/31/2005            6,456,985      1,890,461              4,566,524             27,215
  37       12/31/2004    2,321,905          8/31/2005            5,053,847      1,993,318              3,060,529            109,432
 37.01     12/31/2004    1,439,881          8/31/2005            2,937,621      1,106,823              1,830,798             63,960
 37.02     12/31/2004     882,024           8/31/2005            2,116,226        886,495              1,229,731             45,472
------------------------------------------------------------------------------------------------------------------------------------
  38          N/A           NAP                NAP               4,938,223      2,093,318              2,844,905             16,945
  39       12/31/2004    3,097,012          10/31/2005           6,397,646      3,253,457              3,144,190             35,284
  40       12/31/2004    2,029,171          12/31/2005           5,684,620      2,690,430              2,994,190             47,571
  41          N/A           NAP                NAP               3,306,640        993,985              2,312,655             16,606
  42       12/31/2004    1,456,949          8/31/2005            5,005,977      2,529,032              2,476,945            126,000
------------------------------------------------------------------------------------------------------------------------------------
  43       12/31/2004    2,042,278          12/31/2005           2,786,071        504,492              2,281,579             24,881
  44          N/A        2,583,435          9/30/2005            3,926,637      1,655,580              2,271,057             15,594
  45       12/31/2004    4,703,946          11/30/2005          21,849,735     17,270,267              4,579,468            873,989
 45.01     12/31/2004    2,565,346          11/30/2005          11,397,800      8,806,223              2,591,577            455,912
 45.02     12/31/2004    2,138,600          11/30/2005          10,451,935      8,464,044              1,987,891            418,077
  46       12/31/2004   15,583,428          10/31/2005          73,183,245     56,360,887             16,822,358          2,927,329
 46.01     12/31/2004    2,746,202          10/31/2005           6,845,312      4,189,539              2,655,773            273,812
 46.02     12/31/2004    1,845,512          10/31/2005          14,618,641     12,933,925              1,684,716            584,746
 46.03     12/31/2004    1,281,180          10/31/2005           7,207,129      4,939,080              2,268,049            288,285
 46.04     12/31/2004     929,890           10/31/2005           9,386,260      7,396,754              1,989,506            375,450
 46.05     12/31/2004    1,465,794          10/31/2005           3,983,287      2,530,039              1,453,248            159,331
 46.06     12/31/2004    2,056,317          10/31/2005          10,243,550      8,562,413              1,681,137            409,742
 46.07     12/31/2004    1,249,050          10/31/2005           5,000,816      3,760,104              1,240,712            200,033
 46.08     12/31/2004     744,829           10/31/2005           4,710,080      3,728,747                981,333            188,403
 46.09     12/31/2004     861,998           10/31/2005           3,124,254      2,215,062                909,192            124,970
 46.10     12/31/2004    1,229,879          10/31/2005           4,735,792      3,880,200                855,592            189,432
 46.11     12/31/2004    1,172,777          10/31/2005           3,328,124      2,225,024              1,103,100            133,125
  47       12/31/2004    2,130,982          9/30/2005            4,495,772      2,344,165              2,151,607             36,641
 47.01     12/31/2004    1,089,579          9/30/2005            2,330,465      1,219,619              1,110,846             19,835
 47.02     12/31/2004    1,041,403          9/30/2005            2,165,307      1,124,546              1,040,761             16,806
------------------------------------------------------------------------------------------------------------------------------------
  48       12/31/2004    2,056,426          10/31/2005           3,098,796        973,615              2,125,181             27,931
  49       12/31/2004     845,908           6/30/2005            1,817,693        853,929                963,764             48,645
  50       12/31/2004     548,594           6/30/2005            1,374,632        656,464                718,169             42,750
  51       12/31/2004    2,208,981          10/31/2005           3,669,719      1,180,996              2,488,723             34,533
  52          N/A           NAP                NAP               1,670,328              0              1,670,328                  0
------------------------------------------------------------------------------------------------------------------------------------
  53       12/31/2004    1,686,191          5/31/2005            3,237,557      1,199,067              2,038,490             45,769
  54       12/31/2004    1,626,088          7/31/2005            2,679,842      1,044,937              1,634,905             34,829
  55       12/31/2004    1,686,575          8/31/2005            1,967,920        319,846              1,648,074             22,166
  56       12/31/2004    1,791,289          7/30/2005            2,211,481        560,532              1,650,949             11,810
  57          N/A           NAP                NAP               2,675,010        710,834              1,964,176              9,547
------------------------------------------------------------------------------------------------------------------------------------
  58       12/31/2004    1,697,034          8/31/2005            2,101,550        466,977              1,634,573             20,345
  59       12/31/2004    1,595,980          8/31/2005            2,854,571      1,013,502              1,841,069             31,430
  60       12/31/2004    1,268,295          10/31/2005           2,816,164      1,264,299              1,551,865             24,692
  61       12/31/2004    2,548,849          10/31/2005           2,620,141      1,052,297              1,567,844             15,345
  62       12/31/2004    1,821,954          8/31/2005            2,088,412        527,502              1,560,909             25,923
------------------------------------------------------------------------------------------------------------------------------------
  63          N/A           NAP                NAP               2,177,427        559,762              1,617,665             22,691
  64          N/A           NAP                NAP               2,180,182        441,334              1,738,848             11,377
  65          N/A           NAP                NAP               2,610,251        933,294              1,676,958             14,030
  66          N/A        1,423,832          12/15/2005           4,714,476      2,657,015              2,057,461            188,579
  67       12/31/2004       NAP                NAP               2,496,295        919,525              1,576,770             25,371
------------------------------------------------------------------------------------------------------------------------------------
  68       12/31/2004    1,263,562          6/30/2005            1,797,291        381,876              1,415,415             30,143
  69          N/A           NAP                NAP               3,646,113      1,794,945              1,851,168             20,143
  70       12/31/2004    1,405,520          11/30/2005           2,101,846        670,467              1,431,379             23,112
  71       12/31/2004    1,044,840          10/31/2005           1,729,840        472,169              1,257,671             12,838
  72       12/31/2004    1,337,476          7/31/2005            2,298,821        956,238              1,342,583             60,000
------------------------------------------------------------------------------------------------------------------------------------
  73          N/A           NAP                NAP                 916,723              0                916,723                  0
  74       12/31/2004    1,424,644          10/31/2005           2,417,362        811,961              1,605,401             21,925
  75       12/31/2004    1,655,531          7/31/2005            5,075,809      3,228,865              1,846,944            203,032
  76       12/31/2004    1,403,787          9/30/2005            3,691,014      2,210,004              1,481,010             61,242
  77          N/A        1,613,254          10/31/2005           1,786,838        367,653              1,419,185              6,163
------------------------------------------------------------------------------------------------------------------------------------
  78       12/31/2004     910,954           7/31/2005            1,731,228        686,365              1,044,863             14,505
  79       12/31/2004    1,271,112          10/31/2005           2,078,850        897,911              1,180,939             22,470
  80       12/31/2004       NAP                NAP               1,293,423        216,318              1,077,105              8,164
  81       12/31/2004     720,192           7/31/2005            1,512,312        432,089              1,080,223              9,842
  82       12/31/2004     527,742           9/30/2005              904,337        315,202                589,135              4,308
  83       12/31/2004     265,378           9/30/2005              532,991        255,886                277,105              1,934
------------------------------------------------------------------------------------------------------------------------------------
  84          N/A        1,348,326          10/31/2005           3,672,778      2,238,378              1,434,400            146,911
  85       12/31/2004    1,152,596          7/31/2005            1,941,187        832,030              1,109,157             55,890
  86       12/31/2004    1,120,812          9/30/2005            1,974,838        707,052              1,267,786             21,191
 86.01     12/31/2004     319,624           9/30/2005              514,804        192,682                322,122              3,465
 86.02     12/31/2004     258,814           9/30/2005              490,307        162,899                327,408              5,338
 86.03     12/31/2004     244,856           9/30/2005              433,992        153,243                280,749              5,275
 86.04     12/31/2004     154,881           9/30/2005              288,067        109,793                178,274              3,683
 86.05     12/31/2004     142,637           9/30/2005              247,668         88,435                159,233              3,429
  87          N/A           NAP                NAP               1,682,665        242,929              1,439,736              7,364
  88          N/A           NAP                NAP               1,470,856        224,746              1,246,110              7,933
------------------------------------------------------------------------------------------------------------------------------------
  89       12/31/2004    1,199,461          9/30/2005            1,851,425        800,764              1,050,660             19,037
  90       12/31/2004     689,131           9/30/2005              877,127        247,959                629,169              5,305
  91       12/31/2004    1,173,412          12/31/2005           1,840,608        871,630                968,978                  0
  92       12/31/2004     646,523           8/31/2005            1,156,857        290,203                866,654             16,150
  93          N/A           NAP                NAP               1,458,206        592,151                866,055              7,329
------------------------------------------------------------------------------------------------------------------------------------
  94       12/31/2004    1,012,899          10/31/2005           1,823,618        823,236              1,000,382             15,116
  95       12/31/2004     734,858           10/31/2005           1,629,065        698,649                930,416             19,071
  96       12/31/2004     606,791           10/31/2005           1,599,099        669,754                929,345             19,302
  97       12/31/2004    1,091,381          11/30/2005           1,599,568        557,085              1,042,483             14,861
 97.01     12/31/2004     645,645           11/30/2005             852,184        230,511                621,673              7,446
 97.02     12/31/2004     445,736           11/30/2005             747,384        326,574                420,810              7,415
  98          N/A           NAP                NAP               1,174,282        375,846                798,436              8,915
------------------------------------------------------------------------------------------------------------------------------------
  99       12/31/2004     755,679           9/30/2005            1,499,946        619,682                880,264             14,999
  100         N/A           NAP                NAP               2,548,718        752,228              1,796,490             37,204
100.01        N/A           NAP                NAP               1,650,107        449,969              1,200,138             18,738
100.02        N/A           NAP                NAP                 898,611        302,259                596,352             18,466
  101         N/A           NAP                NAP               1,051,189        357,216                693,974              5,581
  102      12/31/2004    1,081,880          9/30/2005            1,428,401        485,060                943,341             14,604
  103      12/31/2004     777,688           8/31/2005            1,058,030        249,178                808,852              6,979
------------------------------------------------------------------------------------------------------------------------------------
  104      12/31/2004    1,107,972          9/30/2005            1,307,658        343,767                963,891              9,281
  105      12/31/2004     608,694           10/31/2005           1,523,361        719,702                803,659             13,225
  106      12/31/2004    1,111,216          7/31/2005            2,135,469      1,099,469              1,035,999             12,713
  107         N/A           NAP                NAP                 989,798        256,100                733,698              6,450
  108         N/A           NAP                NAP               1,164,188        243,150                921,037              3,733
------------------------------------------------------------------------------------------------------------------------------------
  109      12/31/2004     819,763           9/30/2005            1,489,535        584,037                905,498             38,224
109.01     12/31/2004     561,644           9/30/2005              919,710        265,728                653,982             13,401
109.02     12/31/2004     258,120           9/30/2005              569,825        318,309                251,516             24,823
  110      12/31/2004     775,741           8/31/2005            1,506,488        776,166                730,322             52,884
  111         N/A         584,395           10/31/2005           1,397,539        670,578                726,961             15,725
  112         N/A           NAP                NAP                 767,680        202,853                564,827              3,268
  113      12/31/2004     798,760           12/31/2005           2,553,590      1,614,475                939,115            102,144
------------------------------------------------------------------------------------------------------------------------------------
  114      12/31/2004     510,178           9/30/2005            1,668,987        938,535                730,452             65,000
  115      12/31/2004     954,396           10/31/2005           3,669,468      2,725,060                944,408            128,431
  116      12/31/2004     568,382           9/30/2005            1,675,701        977,269                698,432             60,000
  117      12/31/2004    1,141,435          9/30/2005            2,956,031      1,840,571              1,115,460            118,241
  118         N/A           NAP                NAP                 720,970         21,629                699,341              3,087
118.01        N/A           NAP                NAP                 200,172          6,005                194,167                806
118.02        N/A           NAP                NAP                 200,105          6,003                194,102                810
118.03        N/A           NAP                NAP                 177,360          5,321                172,039                805
118.04        N/A           NAP                NAP                 143,333          4,300                139,033                666
------------------------------------------------------------------------------------------------------------------------------------
  119      12/31/2004     723,854           10/31/2005           1,176,054        388,520                787,534             17,407
  120      12/31/2004     596,872           6/30/2005              767,007        168,813                598,194              2,053
  121         N/A           NAP                NAP               1,042,226         88,543                953,684              5,145
  122      12/31/2004     885,087           10/31/2005           1,426,947        584,413                842,534             12,561
  123         N/A           NAP                NAP                 691,971         20,759                671,212              2,985
123.01        N/A           NAP                NAP                 197,570          5,927                191,643                805
123.02        N/A           NAP                NAP                 177,167          5,315                171,852                805
123.03        N/A           NAP                NAP                 165,610          4,968                160,642                691
123.04        N/A           NAP                NAP                 151,624          4,549                147,075                684
------------------------------------------------------------------------------------------------------------------------------------
  124      12/31/2004     824,398           6/30/2005            1,370,387        582,281                788,106             17,309
  125         N/A           NAP                NAP                 863,415        154,497                708,919              7,018
  126      12/31/2004     271,578           11/30/2005           1,248,242        619,106                629,136             63,360
  127      12/31/2004     685,684           11/30/2005             986,903        198,531                788,372              6,825
  128      12/31/2004     532,504           7/31/2005            1,520,456        873,544                646,912             15,421
------------------------------------------------------------------------------------------------------------------------------------
  129      12/31/2004     569,290           10/1/2005            1,054,808        433,305                621,503             13,324
  130      12/31/2004       NAP                NAP                 884,182        290,159                594,023              8,270
  131      12/31/2004     445,938           9/30/2005              955,380        293,176                662,204             21,750
  132      12/31/2004       NAP                NAP                 730,688        210,710                519,978              3,780
  133      12/31/2004     503,815           10/31/2005             772,726        249,220                523,506              9,633
------------------------------------------------------------------------------------------------------------------------------------
  134         N/A           NAP                NAP                 722,756        200,649                522,107              2,499
  135      12/31/2004     492,529           11/30/2005             729,467        142,379                587,088             18,601
  136         N/A           NAP                NAP                 660,716        135,604                525,112              5,955
  137         N/A         159,013           10/31/2005             703,603        277,430                426,173              8,171
  138         N/A           NAP                NAP                 773,937        215,487                558,450              9,377
------------------------------------------------------------------------------------------------------------------------------------
  139      12/31/2004     574,333           9/15/2005            1,228,476        686,750                541,727             64,668
  140      12/31/2004     426,875           10/31/2005             584,243        111,545                472,698              4,294
  141         N/A           NAP                NAP               1,153,246        643,130                510,117              6,864
  142      12/31/2004     527,948           6/30/2005              956,615        433,951                522,664             44,080
  143      12/31/2004     437,210           9/30/2005              520,021         85,050                434,970              3,741
------------------------------------------------------------------------------------------------------------------------------------
  144      12/31/2004     443,459           8/31/2005              676,491        234,134                442,357             11,475
  145      12/31/2004     405,926           6/30/2005              826,330        406,213                420,116             32,078
  146      12/31/2004     364,831           10/31/2005             662,590        223,643                438,947             10,417
  147      12/31/2004     472,831           7/31/2005            1,639,543      1,083,744                555,799             65,582
  148      12/31/2004     460,740           7/31/2005              600,857        161,622                439,235              7,199
------------------------------------------------------------------------------------------------------------------------------------
  149      12/31/2004     398,882           9/30/2005              914,044        481,966                432,077             23,500
  150      12/31/2004     279,925           9/30/2005              672,165        211,253                460,912              9,268
  151         N/A           NAP                NAP                 469,902        135,506                334,396              1,492
  152      12/31/2004     246,384           7/31/2005              719,762        311,373                408,389             12,627
  153      12/31/2004     353,981           9/30/2005              518,757        145,745                373,011              2,834
------------------------------------------------------------------------------------------------------------------------------------
  154      12/31/2004     383,006           8/31/2005              657,505        242,721                414,784             10,267
154.01     12/31/2004     253,392           8/31/2005              388,832        126,394                262,438              6,075
154.02     12/31/2004     129,614           8/31/2005              268,673        116,327                152,346              4,192
  155         N/A           NAP                NAP                 392,253         11,768                380,486              1,456
  156         N/A           NAP                NAP                 738,878        162,550                576,328              3,990
  157      12/31/2004     299,429           6/30/2005              746,520        233,945                512,575              2,279
  158      12/31/2004     322,741           9/30/2005              437,931         81,535                356,396              1,609
------------------------------------------------------------------------------------------------------------------------------------
  159      12/31/2004     230,719           8/31/2005              425,230         91,684                333,546              2,717
  160         N/A           NAP                NAP                 377,176         11,315                365,860              1,455
  161         N/A           NAP                NAP                 606,250        236,635                369,615              4,900
  162      12/31/2004     311,233           11/30/2005             449,193        164,639                284,554              2,919
  163         N/A           NAP                NAP                 623,837        250,100                373,737             10,760
------------------------------------------------------------------------------------------------------------------------------------
  164         N/A           NAP                NAP                 512,334         86,913                425,421              1,680
  165         N/A         104,320           7/31/2005              572,761        179,788                392,973              4,100
  166      12/31/2004     246,763           7/31/2005              521,674        214,905                306,769              5,460
  167      12/31/2004     245,897           11/30/2005             512,362        184,750                327,612              7,897
  168         N/A           NAP                NAP                 587,679        238,927                348,752              7,580
------------------------------------------------------------------------------------------------------------------------------------
  169      12/31/2004     233,349           10/31/2005             560,606        236,639                323,967              6,628
  170         N/A           NAP                NAP                 489,567        109,406                380,161              4,860
  171      12/31/2004     552,490           10/31/2005             797,752        266,042                531,711              7,474
  172         N/A           NAP                NAP                 318,564         55,019                263,545              1,289
  173      12/31/2004     374,918           11/30/2005             485,960        154,600                331,360             10,686
------------------------------------------------------------------------------------------------------------------------------------
  174      12/31/2004     419,628           10/31/2005             529,410        143,193                386,217              7,979
  175      12/31/2004     114,327           11/30/2005             554,810        289,874                264,935             31,372
  176      12/31/2004     272,425           11/30/2005             389,214        143,869                245,345             16,684
  177      12/31/2004     22,123            3/31/2005              434,942        164,241                270,701              4,941
  178      12/31/2004     297,081           11/30/2005             309,917         76,602                233,315              1,427
------------------------------------------------------------------------------------------------------------------------------------
  179      12/31/2004     222,322           9/22/2005              293,243         70,852                222,391              2,765
  180      12/31/2004     249,154           9/30/2005              633,172        375,248                257,923             15,264
  181      12/31/2004     322,938           6/30/2005              390,463         74,598                315,865              4,733
  182      12/31/2004     216,484           9/30/2005              449,192        183,576                265,616             12,203
  183      12/31/2004     127,837           6/30/2005              340,525        135,409                205,116              6,450
------------------------------------------------------------------------------------------------------------------------------------
  184      12/31/2004     220,913           3/31/2005              454,741        221,372                233,369              7,515
  185      12/31/2004     179,070           8/31/2005              372,383        141,761                230,622              4,031
  186      12/31/2004     291,263           10/31/2005             403,176        138,319                264,857              6,757
  187         N/A           NAP                NAP                 269,857         44,736                225,121              1,680
  188      12/31/2004     261,300           6/30/2005              250,739         85,106                165,633              4,055

CONTROL   UNDERWRITTEN   UNDERWRITTEN NET   UNDERWRITTEN NCF                                           CUT-OFF DATE    BALLOON
NUMBER      TI / LC       CASH FLOW ($)         DSCR (X)       APPRAISAL VALUE ($)   APPRAISAL DATE       LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------

   1           429,157         18,392,280         1.56                 290,000,000     1/18/2006           74.3%        74.3%
   2                 0         22,675,249         1.56                 284,900,000                         75.1%        63.6%
 2.01                0          4,066,291                               45,500,000      8/5/2005
 2.02                0          3,832,276                               44,700,000     8/10/2005
 2.03                0          3,557,287                               42,700,000      8/3/2005
 2.04                0          2,787,248                               41,900,000      8/8/2005
 2.05                0          2,886,647                               34,100,000      8/4/2005
 2.06                0          2,563,795                               34,400,000      8/8/2005
 2.07                0          1,173,312                               16,700,000     8/29/2005
 2.08                0          1,154,584                               15,000,000      8/4/2005
 2.09                0            653,809                                9,900,000      8/8/2005
   3                 0         20,058,638         1.37                 238,600,000                         78.6%        74.4%
 3.01                0          4,499,946                               54,400,000     12/1/2005
 3.02                0          3,367,055                               39,200,000     11/21/2005
 3.03                0          3,082,045                               37,100,000     12/1/2005
 3.04                0          2,413,013                               29,500,000     11/23/2005
 3.05                0          1,996,863                               24,100,000     11/2/2005
 3.06                0          1,824,281                               21,700,000     11/3/2005
 3.07                0          1,678,946                               19,700,000     11/29/2005
 3.08                0          1,196,489                               12,900,000     11/4/2005
   4                 0         25,617,061         1.42                 447,680,000                         75.9%        75.9%
 4.01                0          5,864,488                               96,700,000     5/26/2005
 4.02                0          5,187,084                              101,600,000     5/27/2005
 4.03                0          3,250,550                               53,730,000     5/26/2005
 4.04                0          3,139,673                               54,200,000      3/1/2005
 4.05                0          2,486,933                               41,570,000     5/26/2005
 4.06                0          1,557,005                               27,590,000     5/26/2005
 4.07                0          1,553,225                               25,400,000     5/27/2005
 4.08                0          1,447,554                               23,600,000     5/12/2005
 4.09                0          1,130,549                               23,290,000     5/26/2005
   5           997,483         12,027,005         1.33                 180,000,000     12/1/2005           72.2%        67.2%
------------------------------------------------------------------------------------------------------------------------------
   6           389,906         17,225,378         2.08                 285,000,000      9/1/2005           45.4%        42.4%
   7           240,363         12,735,188         1.72                 180,000,000     10/17/2005          60.8%        56.7%
   8           702,927          8,822,563         1.53                 132,700,000                         77.6%        77.6%
 8.01           93,482          1,832,193                               24,600,000     9/21/2005
 8.02          105,151          1,589,811                               24,500,000     9/21/2005
 8.03          108,910          1,358,115                               22,200,000     9/23/2005
 8.04          145,806          1,312,984                               21,600,000     9/23/2005
 8.05           85,466            866,388                               14,200,000     9/23/2005
 8.06           56,350            728,666                                9,200,000     9/20/2005
 8.07           58,454            671,005                                8,500,000     9/20/2005
 8.08           49,308            463,401                                7,900,000     9/20/2005
   9           734,885          8,243,276         1.52                 118,800,000      1/1/2006           79.2%        79.2%
  10           272,998          7,078,566         1.20                 110,300,000                         76.2%        73.3%
 10.01          28,208            827,586                               10,800,000     12/1/2005
 10.02          26,590            668,208                               10,100,000     12/1/2005
 10.03          25,476            668,658                                9,800,000     12/1/2005
 10.04          25,268            672,957                                9,900,000     12/1/2005
 10.05          22,006            562,929                                9,500,000     12/1/2005
 10.06          27,040            655,605                               10,500,000     12/1/2005
 10.07          16,624            433,479                                6,500,000     12/1/2005
 10.08          15,212            406,861                                8,000,000     12/1/2005
 10.09          16,936            407,306                                6,300,000     12/1/2005
 10.10          16,350            379,971                                5,800,000     12/1/2005
 10.11          21,726            509,403                                9,000,000     12/1/2005
 10.12          12,706            355,799                                6,100,000     12/1/2005
 10.13          11,000            292,084                                4,500,000     12/1/2005
 10.14           7,856            237,720                                3,500,000     12/1/2005
------------------------------------------------------------------------------------------------------------------------------
  11           186,094          8,899,840         1.43                 101,500,000                         79.8%        77.3%
 11.01          77,822          5,204,744                               65,000,000     9/28/2005
 11.02          77,536          2,573,318                               29,000,000     9/28/2005
 11.03          30,736          1,121,778                                7,500,000     9/28/2005
  12                 0          6,596,194         1.20                 100,500,000     10/10/2005          79.6%        74.0%
  13           341,212          5,934,657         1.33                 100,000,000     9/30/2005           79.7%        79.7%
  14           244,563          8,324,680         1.46                  99,400,000     10/19/2005          73.5%        67.9%
  15           484,703          5,642,051         1.21                  95,400,000      9/3/2005           72.6%        69.2%
------------------------------------------------------------------------------------------------------------------------------
  16           353,837          5,155,548         1.33                  86,700,000     9/30/2005           79.9%        79.9%
  17           207,188          5,728,970         1.26                  85,925,000                         80.0%        80.0%
 17.01           4,433            126,448                                7,600,000     2/15/2006
 17.02           6,456            171,013                                6,450,000     2/15/2006
 17.03           3,225            109,815                                3,740,000     2/15/2006
 17.04           5,103            142,871                                4,070,000     2/15/2006
 17.05           7,760            186,956                                3,325,000     2/15/2006
 17.06           6,379            185,970                                3,350,000     2/15/2006
 17.07           5,789            181,502                                2,610,000     2/15/2006
 17.08           6,649            219,778                                2,620,000     2/15/2006
 17.09           3,128             84,141                                2,650,000     2/15/2006
 17.10           4,187            152,938                                2,425,000     2/15/2006
 17.11           2,767             89,212                                2,460,000     2/15/2006
 17.12           3,817            116,621                                2,450,000     2/15/2006
 17.13           8,371            251,077                                2,440,000     2/15/2006
 17.14           3,022             74,838                                2,010,000     2/15/2006
 17.15           3,178             86,770                                2,410,000     2/15/2006
 17.16           4,034            132,304                                1,980,000     2/15/2006
 17.17           1,532             40,143                                1,710,000     2/15/2006
 17.18           2,598             52,068                                2,300,000     2/15/2006
 17.19           1,853             61,141                                2,090,000     2/15/2006
 17.20           5,459            175,553                                2,080,000     2/15/2006
 17.21           5,733            186,923                                1,510,000     2/15/2006
 17.22           4,452            133,113                                2,000,000     2/15/2006
 17.23          18,200            445,490                                1,690,000     2/15/2006
 17.24           6,067            190,082                                1,100,000     2/15/2006
 17.25           8,329            235,652                                3,100,000     2/15/2006
 17.26           5,760            141,377                                1,210,000     2/15/2006
 17.27           5,180            107,753                                1,220,000     2/15/2006
 17.28           4,466            132,702                                1,260,000     2/15/2006
 17.29           3,115             96,877                                1,170,000     2/15/2006
 17.30           6,175            183,358                                1,740,000     2/15/2006
 17.31           6,633            195,214                                3,330,000     2/15/2006
 17.32           2,899             86,371                                1,475,000     2/15/2006
 17.33           4,573            125,194                                1,200,000     2/15/2006
 17.34          21,416            411,039                                  740,000     2/15/2006
 17.35           2,621             61,296                                  890,000     2/15/2006
 17.36           8,413            260,282                                  810,000     2/15/2006
 17.37           3,416             95,090                                  710,000     2/15/2006
  18           237,587          5,517,658         1.37                  75,900,000                         75.2%        70.2%
 18.01           2,802          1,657,736                               18,600,000     10/1/2005
 18.02          59,525          1,129,687                               14,600,000     10/14/2005
 18.03          37,017            519,813                                9,400,000     10/11/2005
 18.04          26,605            370,132                                6,800,000     10/11/2005
 18.05          25,117            318,813                                4,900,000     10/11/2005
 18.06          11,763            258,239                                3,700,000     10/21/2005
 18.07          16,012            229,303                                3,300,000     10/11/2005
 18.08          12,543            297,586                                3,200,000     10/25/2005
 18.09          19,892            279,214                                3,150,000     10/18/2005
 18.10          12,376            275,430                                3,000,000     10/21/2005
 18.11           9,059            137,240                                2,450,000     10/14/2005
 18.12               0            -62,977                                1,600,000     10/21/2005
 18.13           4,876            107,442                                1,200,000     10/21/2005
  19           319,299          5,627,767         1.48                  77,500,000     10/1/2005           72.3%        64.6%
  20                 0         24,451,849         1.49                 352,900,000                         68.3%        57.6%
 20.01               0          7,291,867                               93,800,000      8/5/2005
 20.02               0          3,315,961                               60,000,000      8/8/2005
 20.03               0          3,009,150                               45,400,000      8/2/2005
 20.04               0          3,224,689                               39,300,000      8/4/2005
 20.05               0          2,696,358                               33,500,000     8/10/2005
 20.06               0          1,576,194                               22,900,000     8/10/2005
 20.07               0          1,555,257                               37,000,000      8/2/2005
 20.08               0          1,782,371                               21,000,000     8/10/2005
------------------------------------------------------------------------------------------------------------------------------
  21           214,764          4,524,710         1.26                  66,600,000     9/21/2005           76.4%        73.5%
  22           205,693          4,040,764         1.25                  59,700,000      2/1/2006           79.6%        71.2%
  23                 0          4,662,272         1.36                  68,000,000      1/1/2006           68.4%        66.9%
  24            44,929            868,245         1.21                  13,070,000     12/22/2005          79.9%        71.6%
  25            25,170            438,136         1.21                   6,470,000     12/28/2005          79.9%        71.6%
  26            22,509            377,210         1.21                   5,860,000     12/8/2005           79.9%        71.6%
  27            26,028            354,371         1.21                   5,340,000     12/28/2005          79.9%        71.6%
  28            20,841            316,605         1.21                   4,690,000     12/15/2005          79.9%        71.6%
  29            19,201            324,864         1.21                   4,620,000     12/27/2005          79.9%        71.6%
  30            18,800            287,213         1.21                   4,470,000     12/19/2005          79.9%        71.6%
  31            15,652            262,823         1.21                   3,880,000     12/15/2005          79.9%        71.6%
  32            15,215            183,206         1.21                   2,920,000     12/9/2005           79.9%        71.6%
------------------------------------------------------------------------------------------------------------------------------
  33           156,029          3,456,992         1.26                  51,000,000     11/17/2005          78.4%        68.8%
  34            74,226          3,248,282         1.21                  51,200,000     11/1/2005           76.0%        66.7%
  35           195,268          3,071,452         1.48                  50,400,000     11/15/2005          70.4%        70.4%
  36           229,129          4,310,180         1.75                  54,000,000      1/2/2006           64.8%        60.4%
  37                 0          2,951,097         1.20                  46,000,000                         73.9%        66.8%
 37.01               0          1,766,838                               27,000,000     9/26/2005
 37.02               0          1,184,259                               19,000,000     9/26/2005
------------------------------------------------------------------------------------------------------------------------------
  38            33,890          2,794,071         1.19                  42,500,000     8/10/2005           80.0%        76.9%
  39           320,748          2,788,158         1.42                  37,600,000     8/26/2005           79.8%        69.2%
  40           237,856          2,708,763         1.34                  35,400,000     12/14/2005          81.9%        73.6%
  41            49,441          2,246,609         1.26                  38,800,000      1/1/2006           67.0%        58.9%
  42                 0          2,350,945         1.60                  40,560,000     11/1/2005           67.6%        67.6%
------------------------------------------------------------------------------------------------------------------------------
  43            40,194          2,216,504         1.23                  34,500,000     12/1/2005           75.4%        67.6%
  44           168,000          2,087,463         1.20                  42,000,000     11/17/2005          60.2%        51.6%
  45                 0          3,705,479         1.77                  57,500,000                         43.4%        34.6%
 45.01               0          2,135,665                               26,500,000     11/16/2005
 45.02               0          1,569,814                               31,000,000     11/16/2005
  46                 0         13,895,029         1.72                 162,600,000                         65.5%        50.6%
 46.01               0          2,381,961                               29,600,000     7/12/2005
 46.02               0          1,099,970                               22,900,000     7/11/2005
 46.03               0          1,979,764                               12,400,000      7/1/2005
 46.04               0          1,614,056                               14,400,000     7/11/2005
 46.05               0          1,293,917                               14,300,000     7/12/2005
 46.06               0          1,271,395                               18,500,000      8/1/2005
 46.07               0          1,040,679                               14,200,000     7/12/2005
 46.08               0            792,930                               11,400,000     7/20/2005
 46.09               0            784,222                                9,200,000     7/11/2005
 46.10               0            666,160                                7,900,000     7/13/2005
 46.11               0            969,975                                7,800,000     7/13/2005
  47           195,857          2,086,609         1.33                  31,000,000                         70.7%        63.8%
 47.01         107,634          1,067,127                               16,000,000     9/22/2005
 47.02          88,223          1,019,482                               15,000,000     9/22/2005
------------------------------------------------------------------------------------------------------------------------------
  48            69,828          2,027,422         1.34                  26,500,000     11/7/2005           79.2%        74.2%
  49                 0            915,119         1.21                  15,350,000      7/1/2005           77.2%        69.2%
  50                 0            675,419         1.21                  10,550,000      7/1/2005           77.2%        69.2%
  51           160,795          2,293,396         1.73                  37,500,000     12/1/2005           53.3%        46.4%
  52                 0          1,670,328         1.52                  29,000,000     11/22/2005          68.3%        68.3%
------------------------------------------------------------------------------------------------------------------------------
  53           173,577          1,819,144         1.48                  25,800,000     7/25/2005           67.5%        57.2%
  54            59,316          1,760,760         1.32                  23,900,000     8/15/2005           81.1%        71.2%
  55            68,458          1,557,450         1.23                  24,750,000     10/20/2005          75.2%        69.8%
  56            63,237          1,575,902         1.24                  23,000,000     8/23/2005           78.7%        70.7%
  57                 0          1,954,629         1.44                  27,300,000     10/15/2005          65.5%        50.6%
------------------------------------------------------------------------------------------------------------------------------
  58           100,587          1,533,641         1.23                  23,350,000     9/26/2005           76.0%        70.9%
  59           145,424          1,664,215         1.65                  23,000,000     9/16/2005           76.5%        76.5%
  60           105,333          1,461,840         1.22                  23,000,000     12/27/2005          76.1%        66.7%
  61            67,461          1,485,038         1.28                  23,000,000     11/17/2005          73.5%        63.0%
  62            77,850          1,457,135         1.29                  20,800,000     12/8/2005           79.9%        74.2%
------------------------------------------------------------------------------------------------------------------------------
  63            26,357          1,568,617         1.13                  21,000,000     11/29/2005          78.2%        51.0%
  64                 0          1,727,471         1.42                  25,600,000     10/15/2005          62.5%        48.3%
  65                 0          1,662,928         1.38                  23,700,000     10/7/2005           66.7%        51.5%
  66                 0          1,868,882         1.67                  21,000,000      9/1/2005           75.0%        66.3%
  67           126,855          1,559,544         1.31                  17,500,000     11/8/2005           89.3%        78.5%
------------------------------------------------------------------------------------------------------------------------------
  68            44,578          1,340,695         1.31                  21,800,000     8/22/2005           70.0%        64.8%
  69           110,888          1,720,137         1.66                  31,500,000     11/27/2005          47.6%        45.7%
  70            80,146          1,328,121         1.28                  22,500,000     12/28/2005          65.8%        61.3%
  71            71,142          1,173,691         1.20                  18,400,000     8/24/2005           78.6%        70.2%
  72                 0          1,282,583         1.57                  20,700,000     7/27/2005           69.1%        69.1%
------------------------------------------------------------------------------------------------------------------------------
  73                 0            916,723         1.20                  18,000,000     12/28/2005          77.8%        77.8%
  74           143,456          1,465,020         1.49                  19,900,000     11/18/2005          70.4%        63.3%
  75                 0          1,643,912         1.61                  19,300,000     10/1/2005           71.6%        70.0%
  76           218,994          1,205,774         1.26                  18,850,000     9/25/2005           72.1%        67.3%
  77            37,266          1,375,756         1.64                  21,060,000     7/30/2005           61.7%        49.4%
------------------------------------------------------------------------------------------------------------------------------
  78            22,601          1,007,757         1.23                  16,000,000     9/22/2005           78.1%        69.3%
  79            90,438          1,068,031         1.19                  16,850,000     9/14/2005           74.2%        65.8%
  80                 0          1,068,941         1.33                  15,400,000     6/30/2005           79.2%        72.6%
  81            43,902          1,026,479         1.32                  15,400,000     11/1/2005           74.7%        66.7%
  82            21,598            563,229         1.20                  11,600,000     12/5/2005           62.2%        62.2%
  83            11,334            263,837         1.20                   6,800,000     12/5/2005           62.2%        62.2%
------------------------------------------------------------------------------------------------------------------------------
  84                 0          1,287,489         1.52                  16,800,000     8/26/2005           66.7%        53.2%
  85                 0          1,053,267         1.50                  13,600,000      9/2/2005           81.1%        71.7%
  86                 0          1,246,596         1.51                  14,890,000                         73.6%        56.6%
 86.01               0            318,657                                4,020,000     11/4/2005
 86.02               0            322,070                                3,640,000     11/4/2005
 86.03               0            275,474                                3,000,000     11/4/2005
 86.04               0            174,591                                2,170,000     11/4/2005
 86.05               0            155,804                                2,060,000     11/4/2005
  87                 0          1,432,372         1.72                  20,000,000     10/15/2005          54.7%        42.2%
  88                 0          1,238,177         1.50                  18,200,000     10/18/2005          59.5%        46.0%
------------------------------------------------------------------------------------------------------------------------------
  89           111,269            920,355         1.27                  15,000,000     11/21/2005          71.3%        63.7%
  90            38,282            585,582         1.21                  13,200,000     10/29/2005          53.8%        58.6%
  91            63,270            905,708         1.19                  15,100,000     11/10/2005          68.2%        60.8%
  92            52,605            797,899         1.19                  12,820,000     2/23/2006           76.4%        74.3%
  93            21,554            837,173         1.20                  13,520,000     12/25/2005          75.7%        66.3%
------------------------------------------------------------------------------------------------------------------------------
  94            89,533            965,733         1.61                  12,900,000     11/11/2005          79.1%        79.1%
  95           112,019            863,612         1.43                  12,600,000     12/1/2005           79.4%        79.4%
  96           112,416            831,913         1.37                  12,550,000     12/1/2005           79.7%        79.7%
  97            37,152            990,470         1.30                  13,600,000                         73.3%        56.7%
 97.01          18,614            595,613                                8,100,000     10/24/2005
 97.02          18,538            394,857                                5,500,000     10/24/2005
  98            27,770            761,751         1.25                  12,200,000     10/1/2005           77.9%        73.5%
------------------------------------------------------------------------------------------------------------------------------
  99            50,780            814,485         1.22                  12,200,000     9/22/2005           78.5%        66.1%
  100           75,054          1,684,232         2.16                  20,000,000                         47.8%        43.6%
100.01          45,652          1,135,748                               14,000,000     12/29/2005
100.02          29,402            548,484                                6,000,000     12/23/2005
  101           20,167            668,226         1.26                  11,500,000     9/27/2005           69.7%        74.4%
  102           52,023            876,713         1.40                  13,900,000      6/2/2005           66.0%        57.9%
  103           42,581            759,291         1.20                  12,300,000     9/29/2005           73.8%        68.8%
------------------------------------------------------------------------------------------------------------------------------
  104           46,414            908,195         1.80                  15,800,000     10/28/2005          57.0%        57.0%
  105           92,591            727,843         1.21                  11,300,000     12/5/2005           75.2%        70.2%
  106          134,352            888,935         1.64                  12,700,000     9/26/2005           65.0%        57.7%
  107           17,643            709,605         1.22                  10,900,000      9/2/2005           75.0%        70.0%
  108           34,300            883,005         1.33                  13,810,000     11/2/2005           59.1%        37.8%
------------------------------------------------------------------------------------------------------------------------------
  109          104,334            762,940         1.71                  11,400,000                         69.3%        69.3%
109.01          54,077            586,503                                7,300,000     10/11/2005
109.02          50,256            176,436                                4,100,000     10/11/2005
  110                0            677,437         1.22                  10,100,000     10/13/2005          78.1%        66.1%
  111           74,890            658,846         1.20                   9,750,000     9/14/2005           79.2%        69.9%
  112           32,882            528,677         1.21                   9,500,000     11/1/2005           68.9%        74.1%
  113                0            836,971         1.71                  11,600,000     11/30/2005          64.7%        64.7%
------------------------------------------------------------------------------------------------------------------------------
  114                0            665,452         1.24                   9,500,000     11/24/2005          78.9%        69.2%
  115                0            815,977         1.41                  10,500,000     9/15/2005           71.0%        55.2%
  116                0            638,432         1.21                   9,250,000     11/29/2005          79.5%        69.7%
  117                0            997,219         1.90                  10,900,000     11/8/2005           66.4%        56.5%
  118            6,174            690,080         1.35                   9,950,000                         72.3%        61.2%
118.01           1,612            191,749                                2,800,000     11/19/2005
118.02           1,620            191,672                                2,750,000     11/18/2005
118.03           1,610            169,624                                2,400,000     11/18/2005
118.04           1,332            137,035                                2,000,000     11/22/2005
------------------------------------------------------------------------------------------------------------------------------
  119           72,214            697,913         1.80                   9,000,000      3/2/2005           79.6%        79.6%
  120           11,686            588,955         1.21                  10,600,000     8/20/2005           66.6%        56.1%
  121                0            948,539         1.77                  12,200,000     10/27/2005          57.8%        44.7%
  122           62,806            767,167         1.54                  10,100,000     11/22/2005          69.3%        65.8%
  123            5,974            662,255         1.33                   9,700,000                         72.1%        60.9%
123.01           1,610            189,228                                2,800,000      1/3/2006
123.02           1,609            169,438                                2,500,000      1/3/2006
123.03           1,384            158,567                                2,300,000      1/9/2006
123.04           1,369            145,022                                2,100,000     1/10/2006
------------------------------------------------------------------------------------------------------------------------------
  124           79,029            691,768         1.41                  10,500,000      2/7/2006           65.6%        55.5%
  125           39,785            662,116         1.41                   9,300,000     12/21/2005          73.4%        67.2%
  126                0            565,776         1.25                   8,217,000     10/28/2005          80.0%        70.2%
  127           33,042            748,504         2.10                  12,800,000     11/17/2005          50.8%        50.8%
  128          115,309            601,182         1.39                   9,000,000     9/29/2005           72.2%        65.6%
------------------------------------------------------------------------------------------------------------------------------
  129           69,149            539,030         1.28                   7,600,000     10/28/2005          79.7%        67.1%
  130           41,350            544,403         1.29                   7,700,000     3/30/2005           77.9%        66.8%
  131                0            640,454         1.53                   8,338,500     11/3/2005           72.0%        64.6%
  132                0            516,198         1.28                   7,600,000     10/20/2005          77.4%        71.9%
  133           15,979            497,894         1.22                   7,300,000     10/4/2005           79.8%        67.2%
------------------------------------------------------------------------------------------------------------------------------
  134           22,398            497,209         1.25                   7,400,000      1/1/2006           77.7%        67.3%
  135           44,132            524,355         1.37                   7,240,000     10/2/2005           78.4%        64.1%
  136           11,910            507,247         1.31                   6,900,000     11/30/2005          79.5%        67.1%
  137           35,173            382,829         1.22                   7,200,000     12/1/2005           62.5%        59.1%
  138           41,644            507,429         1.40                   6,340,000     10/4/2005           82.5%        69.4%
------------------------------------------------------------------------------------------------------------------------------
  139                0            477,059         1.38                   6,700,000     6/22/2005           78.0%        66.2%
  140           26,299            442,106         1.24                   6,500,000     11/1/2005           80.0%        71.6%
  141           35,392            467,861         1.30                   6,550,000     12/15/2005          79.4%        73.9%
  142                0            478,584         1.39                   6,450,000     6/29/2005           79.3%        66.3%
  143           18,885            412,345         1.21                   6,250,000     11/2/2005           80.0%        71.6%
------------------------------------------------------------------------------------------------------------------------------
  144           41,340            389,542         1.19                   6,420,000     11/3/2005           72.9%        61.4%
  145                0            388,038         1.31                   5,750,000     6/29/2005           80.0%        69.2%
  146           33,763            394,767         1.29                   5,670,000     10/4/2005           79.9%        74.2%
  147                0            490,217         1.50                   6,700,000     10/1/2005           66.0%        64.6%
  148           31,131            400,905         1.34                   5,500,000     11/27/2005          79.5%        69.6%
------------------------------------------------------------------------------------------------------------------------------
  149                0            408,577         1.47                   5,450,000     8/31/2005           79.3%        70.1%
  150           43,308            408,336         1.36                   5,390,000     10/4/2005           80.1%        67.3%
  151           11,740            321,164         1.20                   5,400,000     9/27/2005           74.7%        73.2%
  152           28,254            367,509         1.29                   5,250,000     9/21/2005           79.9%        66.7%
  153           21,035            349,143         1.24                   5,140,000     12/9/2005           80.0%        74.3%
------------------------------------------------------------------------------------------------------------------------------
  154                0            404,517         1.36                   5,570,000                         73.6%        66.6%
154.01               0            256,363                                3,270,000     9/14/2005
154.02               0            148,154                                2,300,000     9/16/2005
  155                0            379,030         1.67                   6,350,000      9/6/2005           62.9%        62.9%
  156           23,259            549,079         1.95                  10,450,000      2/6/2006           38.2%        32.3%
  157           15,265            495,031         1.90                   7,500,000     12/14/2005          52.0%        46.3%
  158           14,334            340,454         1.26                   5,800,000     1/13/2006           67.2%        62.6%
------------------------------------------------------------------------------------------------------------------------------
  159           11,482            319,347         1.21                   5,000,000      9/2/2005           78.0%        69.7%
  160                0            364,405         1.68                   6,175,000     9/21/2005           62.2%        62.2%
  161                0            364,715         1.40                   5,700,000     10/20/2005          66.7%        62.0%
  162           14,656            266,979         1.20                   4,410,000     12/8/2005           73.7%        74.6%
  163                0            362,977         1.43                   4,875,000     11/17/2005          75.0%        63.1%
------------------------------------------------------------------------------------------------------------------------------
  164           23,633            400,109         1.74                   5,670,000     11/1/2005           61.4%        51.0%
  165                1            388,872         1.57                   6,400,000     10/26/2005          53.1%        47.2%
  166           29,672            271,637         1.20                   4,200,000      9/7/2005           77.8%        68.4%
  167                0            319,715         1.33                   4,860,000     11/30/2005          65.8%        56.0%
  168                0            341,172         1.54                   4,000,000     11/17/2005          79.8%        67.1%
------------------------------------------------------------------------------------------------------------------------------
  169                0            317,339         1.46                   4,000,000     11/17/2005          78.2%        65.7%
  170           13,271            362,030         1.80                   6,300,000      9/7/2005           48.9%        40.6%
  171           44,594            479,643         2.52                   7,600,000     8/26/2005           39.5%        34.0%
  172            6,689            255,567         1.25                   3,760,000     11/10/2005          79.8%        74.1%
  173            9,489            311,185         1.57                   4,500,000     8/29/2005           66.5%        55.2%
------------------------------------------------------------------------------------------------------------------------------
  174           33,959            344,279         1.79                   5,170,000     11/5/2005           55.0%        45.9%
  175                0            233,563         1.21                   3,805,000     10/28/2005          74.1%        65.0%
  176           19,596            209,066         1.36                   2,860,000     9/19/2005           78.4%        63.6%
  177                0            265,760         1.43                   3,280,000      5/3/2005           79.2%        67.1%
  178           15,283            216,606         1.23                   3,125,000     9/27/2005           80.0%        74.7%
------------------------------------------------------------------------------------------------------------------------------
  179                0            219,626         1.23                   4,000,000     11/29/2005          62.5%        58.4%
  180                0            242,659         1.53                   3,150,000      9/1/2005           78.7%        69.6%
  181           13,472            297,660         1.87                   5,000,000      9/9/2005           47.8%        39.8%
  182           20,195            233,218         1.44                   5,300,000     12/1/2005           43.4%        40.5%
  183                0            198,666         1.37                   2,800,000      8/2/2005           74.6%        62.8%
------------------------------------------------------------------------------------------------------------------------------
  184                0            225,854         1.52                   3,200,000      5/3/2005           65.2%        55.3%
  185                0            226,591         1.63                   2,700,000     10/13/2005          74.1%        65.2%
  186           31,464            226,636         1.66                   3,140,000     11/5/2005           63.6%        53.2%
  187           17,281            206,160         2.20                   2,450,000     10/8/2005           56.9%        47.5%
  188            5,586            155,992         1.67                   1,950,000      8/5/2005           71.4%        59.7%

CONTROL                                                                               LARGEST TENANT     LARGEST TENANT
NUMBER    OCCUPANCY (%)   OCCUPANCY DATE                LARGEST TENANT                    SQ FT         LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------

   1          95.4%         2/15/2006      Dick's Sporting Goods                              75,000       1/31/2021
   2          70.4%
 2.01         77.9%         12/31/2005     NAP                                                     0
 2.02         75.1%         12/31/2005     NAP                                                     0
 2.03         75.3%         12/31/2005     NAP                                                     0
 2.04         71.4%         12/31/2005     NAP                                                     0
 2.05         65.5%         12/31/2005     NAP                                                     0
 2.06         68.8%         12/31/2005     NAP                                                     0
 2.07         62.5%         12/31/2005     NAP                                                     0
 2.08         69.8%         12/31/2005     NAP                                                     0
 2.09         65.4%         12/31/2005     NAP                                                     0
   3          72.7%
 3.01         77.3%         12/31/2005     NAP                                                     0
 3.02         79.8%         12/31/2005     NAP                                                     0
 3.03         67.6%         12/31/2005     NAP                                                     0
 3.04         73.2%         12/31/2005     NAP                                                     0
 3.05         68.0%         12/31/2005     NAP                                                     0
 3.06         73.3%         12/31/2005     NAP                                                     0
 3.07         80.9%         12/31/2005     NAP                                                     0
 3.08         64.9%         12/31/2005     NAP                                                     0
   4          94.0%
 4.01         93.7%         11/17/2005     NAP                                                     0
 4.02         93.2%         11/17/2005     NAP                                                     0
 4.03         94.8%         11/17/2005     NAP                                                     0
 4.04         95.5%         11/17/2005     NAP                                                     0
 4.05         92.4%         11/17/2005     NAP                                                     0
 4.06         96.4%         11/17/2005     NAP                                                     0
 4.07         93.0%         11/17/2005     NAP                                                     0
 4.08         98.0%         11/17/2005     NAP                                                     0
 4.09         90.3%         11/17/2005     NAP                                                     0
   5          95.3%         12/27/2005     Delaware Management Holdings, Inc.                263,682       9/30/2012
------------------------------------------------------------------------------------------------------------------------
   6          92.8%         9/16/2005      Gap                                                12,679       9/16/2017
   7          96.6%         12/1/2005      Hula Grill                                         13,400       3/31/2009
   8          95.7%
 8.01        100.0%          9/9/2005      Booz Allen Hamilton, Inc.                          93,482       9/30/2009
 8.02        100.0%          9/9/2005      Northrop Grumman Systems                           99,524       12/31/2009
 8.03         95.1%          9/9/2005      Ameritrade Holding Corp.                           42,603       3/31/2010
 8.04        100.0%          9/9/2005      Honeywell International                           145,806       1/31/2011
 8.05         76.2%          9/9/2005      Cadmus Journal Services                            65,143       10/6/2017
 8.06        100.0%          9/9/2005      Nucletron Corporation                              28,693       8/31/2010
 8.07        100.0%          9/9/2005      SAIC                                               40,385       8/31/2008
 8.08         90.4%          9/9/2005      Rohde & Schwarz, Inc.                              34,336       5/31/2010
   9          88.7%          1/1/2006      Noble Energy, Inc.                                 76,930       3/31/2012
  10          94.8%
 10.01        35.2%          2/1/2006      Lillian Vernon Corp.                               19,833       3/31/2010
 10.02       100.0%          2/1/2006      FCC National Bank/ JP Morgan Chase                 24,925       4/30/2009
 10.03       100.0%          2/1/2006      Wynn Design & Development                          25,086       6/30/2007
 10.04       100.0%          2/1/2006      ClientLogic Corp.                                  50,536       11/30/2007
 10.05       100.0%          2/1/2006      Corporate Express, Inc.                            24,133       5/31/2009
 10.06       100.0%          2/1/2006      Converse Professional Group                        20,854       11/30/2011
 10.07       100.0%          2/1/2006      United Coin Machine Company                        23,818       4/30/2009
 10.08       100.0%          2/1/2006      International Gaming Technologies Inc.             42,841       7/31/2007
 10.09       100.0%          2/1/2006      William Lyon Homes                                 16,048       9/30/2009
 10.10       100.0%          2/1/2006      ClientLogic Corp.                                  17,493       11/30/2007
 10.11       100.0%          2/1/2006      International Gaming Technologies Inc.             32,411       7/31/2007
 10.12       100.0%          2/1/2006      SigmaTron International                            47,235       10/31/2009
 10.13       100.0%          2/1/2006      Franklin Machine Products                          24,344       6/30/2009
 10.14       100.0%          2/1/2006      International Gaming Technologies Inc.             35,073       7/31/2007
------------------------------------------------------------------------------------------------------------------------
  11          87.3%
 11.01       100.0%         9/28/2005      Berkline                                           91,591       4/30/2014
 11.02       100.0%          9/1/2005      Hekman                                             43,321       3/31/2010
 11.03        23.0%          9/1/2005      Nobles                                             10,300        3/3/2008
  12          95.3%         11/17/2005     Duke University                                   227,896       10/31/2019
  13          82.2%         8/30/2005      Group Health Cooperative                           78,332       6/30/2015
  14          61.4%         6/22/2005      PriceWaterhouseCoopers LLP                        112,685       10/31/2012
  15          94.2%         11/1/2005      Schmeltzer, Aptaker & Shepard, PC                  33,732        6/1/2011
------------------------------------------------------------------------------------------------------------------------
  16          87.1%         8/30/2005      GSA (EPA)                                         141,770       7/31/2006
  17          88.6%
 17.01        90.0%         11/1/2005      Rent-A-Center Texas                                 4,480       6/30/2009
 17.02       100.0%         11/1/2005      Dollar Tree 2758                                    9,240       2/28/2009
 17.03       100.0%         11/1/2005      Wm Moore dba Dollar Store Express                   3,770       11/25/2010
 17.04       100.0%         11/1/2005      Dollar Tree Store 2460                              7,980       3/31/2008
 17.05        51.4%         11/1/2005      Dollar Tree Stores 2386                             8,039       1/31/2008
 17.06       100.0%         11/1/2005      Lion and Lamb Ministries                            5,262       4/30/2010
 17.07       100.0%         11/1/2005      Maurices (clothing)                                 4,200       7/12/2009
 17.08        87.3%         11/1/2005      Wagbrick, Inc./Hallmark Store                       3,600       2/28/2009
 17.09       100.0%         11/1/2005      CATO Corp                                           3,908       10/1/2009
 17.10        75.2%         11/1/2005      Jenny's Fashions dba Liliah Beaute                  3,000       10/19/2009
 17.11       100.0%         11/1/2005      Radio Shack 0-6958-1                                2,400       3/31/2009
 17.12       100.0%         11/1/2005      MGA 0512 (Movie Gallery)                            4,600          MTM
 17.13       100.0%         11/1/2005      Fashion Bug 3516                                    8,000       3/31/2007
 17.14       100.0%         11/1/2005      Dollar Tree Stores 2397                             8,000       1/31/2008
 17.15       100.0%         11/1/2005      Dollar Tree Store 2394                              6,329       1/31/2008
 17.16       100.0%         11/1/2005      Gabriel Eye Institute, PC                           5,100       9/30/2009
 17.17        75.0%         11/1/2005      Manpower                                            1,600       8/31/2008
 17.18        93.5%         11/1/2005      US Dept of Agriculture                              2,824       3/31/2010
 17.19       100.0%         11/1/2005      Flagstar Bank                                       2,000       11/30/2008
 17.20       100.0%         11/1/2005      National Rent to Own                                4,500       3/31/2008
 17.21       100.0%         11/1/2005      Fashion Bug 3425                                    8,000       3/31/2006
 17.22       100.0%         11/1/2005      Fashion Bug 3423                                    8,000       3/31/2006
 17.23        84.2%         11/1/2005      Dollar Tree Store                                   8,750       8/31/2006
 17.24        53.7%         11/1/2005      CATO Corporation                                    4,056       1/31/2008
 17.25       100.0%         11/1/2005      Dollar Tree Store 2591                              9,000       10/31/2008
 17.26       100.0%         11/1/2005      Dollar Tree                                         8,330        9/7/2010
 17.27        77.0%         11/1/2005      Dollar Tree Store 2570                             10,000       8/31/2008
 17.28        76.8%         11/1/2005      CATO Corp                                           3,840       1/31/2009
 17.29        74.9%         11/1/2005      CATO Corporation                                    4,056       1/31/2009
 17.30       100.0%         11/1/2005      Dollar Tree 2058                                    5,200       7/31/2007
 17.31        66.7%         11/1/2005      Physical Therapy                                    5,165       12/31/2006
 17.32       100.0%         11/1/2005      CATO Corp                                           3,973       10/31/2009
 17.33       100.0%         11/1/2005      Dollar Tree Store 1572                              5,200       5/14/2010
 17.34        81.0%         11/1/2005      Dollar Tree Store 2313                              9,500       10/31/2007
 17.35       100.0%         11/1/2005      Dollar Tree Store 2750                              8,880       1/31/2009
 17.36        94.6%         11/1/2005      Fashion Bug 3599                                    7,000       3/31/2008
 17.37        91.0%         11/1/2005      Child's Play Resale, Inc.                           2,225       7/31/2006
  18          93.6%
 18.01        92.7%         9/15/2005      Inwood Furniture                                   96,000       3/31/2006
 18.02       100.0%         9/15/2005      Owens & Minor Distribution, Inc.                  108,807       3/31/2009
 18.03       100.0%         9/15/2005      Haber Fabrics Corp.                               300,000       9/30/2011
 18.04       100.0%         9/15/2005      Universal Battery Corp.                           148,840       12/31/2009
 18.05        93.2%         9/15/2005      Central Consolidated, Inc.                         16,800       9/30/2008
 18.06        72.9%         9/15/2005      Steward EFI Texas, LLC                             43,030       1/31/2007
 18.07       100.0%         9/15/2005      Summit Direct Mail, Inc.                           65,139       1/31/2009
 18.08       100.0%         9/15/2005      Packaging Corporation of America                  101,438       8/31/2006
 18.09       100.0%         9/15/2005      Premier Industries, Inc.                          132,100       6/30/2010
 18.10       100.0%         9/15/2005      Lucchese, Inc.                                     99,000       5/31/2010
 18.11       100.0%         9/15/2005      Gooseberry Patch Co.                               52,441       6/30/2011
 18.12        0.0%          9/15/2005      NAP                                                     0
 18.13       100.0%         9/15/2005      TOTOKU Electronics                                 39,000       6/30/2006
  19          83.4%         11/1/2005      Encyclopedia Britannica, Inc.                      75,326       9/30/2016
  20          67.0%
 20.01        79.1%         12/31/2005     NAP                                                     0
 20.02        60.8%         12/31/2005     NAP                                                     0
 20.03        63.3%         12/31/2005     NAP                                                     0
 20.04        68.7%         12/31/2005     NAP                                                     0
 20.05        75.6%         12/31/2005     NAP                                                     0
 20.06        58.1%         12/31/2005     NAP                                                     0
 20.07        63.6%         12/31/2005     NAP                                                     0
 20.08        67.3%         12/31/2005     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  21         100.0%          9/2/2005      AMC Mortgage Services                             265,755       6/30/2011
  22          95.3%         11/1/2005      Safeway Ground Lease                               56,400       6/30/2020
  23          66.1%         9/30/2005      NAP                                                     0
  24          96.6%         12/1/2005      Staples                                            24,049        5/1/2014
  25         100.0%         12/1/2005      CATO                                                6,000       1/31/2009
  26         100.0%         12/1/2005      Dollar Tree                                         7,000        7/1/2010
  27         100.0%         12/1/2005      CATO                                                6,500        1/1/2008
  28         100.0%         12/1/2005      Advance Auto Parts                                  8,000        4/1/2007
  29         100.0%         12/1/2005      CATO                                                5,400        1/1/2007
  30          84.4%         12/1/2005      CATO                                                4,720        1/1/2009
  31          88.9%         12/1/2005      Movie Gallery                                       5,000        3/1/2006
  32          81.0%         12/1/2005      Peebles                                            15,000       11/1/2015
------------------------------------------------------------------------------------------------------------------------
  33          95.3%         10/31/2005     Winn-Dixie Stores, Inc.                            59,919       12/14/2014
  34          96.4%         11/30/2005     Ashley Furniture Superstore                        50,974        8/1/2015
  35          88.2%         10/11/2005     Social & Health Services                           61,493        4/1/2013
  36          90.7%         12/1/2005      Actuate (sublease to Genentech)                    50,429       5/31/2011
  37          97.2%
 37.01        97.4%         9/30/2005      NAP                                                     0
 37.02        96.9%         9/30/2005      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  38          87.3%         11/30/2005     Rand Corporation                                   35,388        5/6/2014
  39          91.5%         12/14/2005     Youbill, Inc.                                      12,862       10/31/2007
  40          89.7%         12/28/2005     Allstate                                           29,384       2/28/2007
  41          85.8%         12/1/2005      Jo-Anne Fabrics                                    34,821       10/1/2015
  42          98.4%         10/11/2005     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  43          99.7%         12/13/2005     Safeway                                            39,398       12/1/2017
  44          86.4%         11/30/2005     Akamai Technologies                                31,493       6/30/2010
  45          87.9%
 45.01        89.5%         11/30/2005     NAP                                                     0
 45.02        86.4%         11/30/2005     NAP                                                     0
  46          64.9%
 46.01        50.8%         10/31/2005     NAP                                                     0
 46.02        60.8%         10/31/2005     NAP                                                     0
 46.03        73.1%         10/31/2005     NAP                                                     0
 46.04        56.0%         10/31/2005     NAP                                                     0
 46.05        81.1%         10/31/2005     NAP                                                     0
 46.06        65.1%         10/31/2005     NAP                                                     0
 46.07        60.1%         10/31/2005     NAP                                                     0
 46.08        67.5%         10/31/2005     NAP                                                     0
 46.09        61.7%         10/31/2005     NAP                                                     0
 46.10        70.4%         10/31/2005     NAP                                                     0
 46.11        77.8%         10/31/2005     NAP                                                     0
  47          81.0%
 47.01        84.7%         1/31/2006      Dick Pacific Construction Co.                      21,086       2/28/2011
 47.02        76.6%         1/31/2006      State of Hawaii                                    29,007       2/28/2011
------------------------------------------------------------------------------------------------------------------------
  48          99.1%         11/28/2005     Sirote and Permutt                                 87,316       9/30/2014
  49          93.7%          9/1/2005      NAP                                                     0
  50          98.2%         8/25/2005      NAP                                                     0
  51          97.0%         12/31/2005     Superfresh                                         35,000        9/1/2008
  52         100.0%         12/31/2005     Wegman's                                          120,000        2/1/2028
------------------------------------------------------------------------------------------------------------------------
  53          71.9%          8/2/2005      Concord Buying Group (AJ Wright)                   26,625       5/31/2014
  54          89.5%         7/18/2005      Dominick's Finer Foods, Inc.                       70,922       2/28/2007
  55         100.0%         4/27/2005      Balfab Manufacturing                               60,043       1/31/2007
  56          98.8%         10/1/2005      Pasha Home Fashions                                13,364       11/17/2008
  57         100.0%         11/30/2005     AMC                                                95,466        1/1/2024
------------------------------------------------------------------------------------------------------------------------
  58         100.0%         7/11/2005      XO Communications                                  51,049       10/31/2013
  59          94.3%         10/31/2005     PTG Industries                                     18,000       12/1/2006
  60          95.3%         12/14/2005     State Farm Mutual Automobile Insurance C           24,370       11/30/2007
  61          84.9%         12/15/2005     Fisher Investments                                 74,215        5/2/2020
  62          93.1%         9/16/2005      Siemens Network                                    31,517        7/1/2006
------------------------------------------------------------------------------------------------------------------------
  63          98.4%         12/10/2005     Giant Food Stores / Value City Furniture           48,800       11/30/2014
  64         100.0%         11/30/2005     AMC                                               113,768        1/1/2024
  65         100.0%         11/30/2005     Regal Cinemas                                     140,300        1/1/2018
  66          80.6%         11/30/2005     NAP                                                     0
  67          93.4%         11/1/2005      GE Commercial Finance                              33,331       4/30/2008
------------------------------------------------------------------------------------------------------------------------
  68          97.0%          9/1/2005      Delhaize sublet to Hobby Lobby                     53,844       1/31/2017
  69          67.4%         11/16/2005     INspiration Furniture                              25,052        1/1/2014
  70         100.0%         12/28/2005     Biovail Pharmaceuticals, Inc.                     115,558       10/31/2014
  71          97.2%         10/31/2005     Jo-Ann Fabric                                      35,240       12/31/2014
  72          93.8%         9/30/2005      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  73         100.0%         12/1/2005      Pacific Office Properties Trust, LLC              210,286       12/31/2080
  74          93.5%         11/1/2005      Clay 600, Inc., dba Bay Business Centers           10,156       6/30/2006
  75          74.3%         7/31/2005      NAP                                                     0
  76          79.1%         10/1/2005      Smart Financial Credit Union                       40,434       12/31/2014
  77          86.0%         12/12/2005     Archiver's                                          6,510       8/31/2012
------------------------------------------------------------------------------------------------------------------------
  78          96.0%          8/2/2005      The Stop & Shop Supermarket Company                52,052       8/31/2020
  79          98.8%         9/30/2005      Tetra Technologies                                 73,027       3/14/2009
  80         100.0%          7/1/2005      Shaw's Supermarket, Inc.                           54,425       2/28/2024
  81          87.7%         11/1/2005      Theatre District Business Center, LLC              12,634       5/31/2014
  82          90.4%         11/1/2005      CVS Pharmacy                                       10,523        8/9/2017
  83         100.0%         11/21/2005     Burger King                                         3,269       2/13/2017
------------------------------------------------------------------------------------------------------------------------
  84          79.9%         10/31/2005     NAP                                                     0
  85          99.6%          9/7/2005      NAP                                                     0
  86          89.7%
 86.01        94.0%         10/31/2005     NAP                                                     0
 86.02        94.9%         10/31/2005     NAP                                                     0
 86.03        90.7%         10/31/2005     NAP                                                     0
 86.04        88.7%         10/31/2005     NAP                                                     0
 86.05        77.0%         10/31/2005     NAP                                                     0
  87         100.0%         11/30/2005     Muvico                                             73,637        1/1/2018
  88         100.0%         11/30/2005     Rave                                               79,330        1/1/2024
------------------------------------------------------------------------------------------------------------------------
  89          92.6%         9/30/2005      Northrop Grumman                                   15,264       10/31/2006
  90         100.0%         12/31/2005     Kragen Auto Parts                                   8,000        4/1/2007
  91         100.0%         11/23/2005     Alameda Newspaper Group                            60,559       1/31/2010
  92          93.0%         9/30/2005      Safeway                                            46,459       5/31/2010
  93          98.5%         10/6/2005      King Soopers                                       63,016       9/30/2025
------------------------------------------------------------------------------------------------------------------------
  94          98.7%         10/31/2005     Gilmartin, Fitzsimmons & Ross, PC                  12,640       1/31/2007
  95          88.4%         9/30/2005      Acterna LLC                                        16,468       10/31/2008
  96          88.7%         9/30/2005      The Denmark Group, Inc.                             6,118       10/31/2010
  97         100.0%
 97.01       100.0%         12/27/2005     DriveTime Sales and Finance Corporation            37,228       12/31/2018
 97.02       100.0%         12/27/2005     DT Credit Corporation                              37,073       12/31/2018
  98          92.6%         12/15/2005     Ross                                               30,185       1/15/2016
------------------------------------------------------------------------------------------------------------------------
  99         100.0%         11/30/2005     First Montauk Security Corp.                       27,255       1/31/2010
  100        100.0%
100.01       100.0%         12/20/2005     Verizon New England                                85,812        1/1/2010
100.02       100.0%         12/20/2005     Verizon New England                                53,732        1/1/2010
  101         87.2%         11/30/2005     Office Max                                         19,987        9/1/2015
  102         94.3%         12/31/2005      Toys R Us                                         45,000        1/1/2008
  103         92.6%         11/30/2005     Cooks Mart                                          6,412        6/1/2008
------------------------------------------------------------------------------------------------------------------------
  104         98.2%         9/30/2005      Time4Media                                         10,607       6/30/2007
  105         91.3%         11/15/2005     The Johns Hopkins University                       21,713       10/31/2012
  106         94.7%         11/30/2005     Orthopedic Surgery Associates                      15,717       2/28/2018
  107        100.0%         12/1/2005      LA Fitness International, LLC                      43,000       6/30/2020
  108        100.0%         12/31/2005     Hollywood Video                                     6,320       11/1/2014
------------------------------------------------------------------------------------------------------------------------
  109         81.6%
109.01        82.1%         11/1/2005      City of Knoxville                                   8,693       12/31/2008
109.02        80.4%         11/1/2005      ASEN Marketing Group                                9,209       12/31/2008
  110         96.6%         9/30/2005      NAP                                                     0
  111        100.0%         11/1/2005      LGI Holdings, LLC                                  21,251       2/29/2008
  112         82.2%         1/13/2006      Coldwell Banker & Title                             4,521       9/30/2010
  113         67.8%         12/31/2005     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  114         93.1%         12/7/2005      NAP                                                     0
  115         79.4%         10/31/2005     NAP                                                     0
  116         94.2%         12/12/2005     NAP                                                     0
  117         68.4%         9/30/2005      NAP                                                     0
  118        100.0%
118.01       100.0%         12/12/2005     NTB-Pearland                                        8,064       10/31/2030
118.02       100.0%         12/14/2005     NTB - Flower Mound                                  8,100       12/31/2030
118.03       100.0%         12/14/2005     NTB-Fort Worth                                      8,047       12/31/2030
118.04       100.0%         12/14/2005     Tire Kingdom                                        6,656       4/30/2030
------------------------------------------------------------------------------------------------------------------------
  119         97.8%         10/31/2005     Fallbrook Mortgage                                 12,728       12/1/2008
  120        100.0%         7/31/2005      JMB 516, Inc dba Shorehouse Cafe                    3,118       12/31/2006
  121        100.0%         11/30/2005     Raleigh Grande Theater                             51,450        1/1/2018
  122         97.9%         12/1/2005      John Hancock                                       17,296       6/30/2008
  123        100.0%
123.01       100.0%         1/17/2006      NTW, Inc.                                           8,047       12/31/2030
123.02       100.0%         1/17/2006      NTW, Inc.                                           8,047       6/30/2030
123.03       100.0%         1/17/2006      Merchant's, Inc.                                    6,912       1/31/2031
123.04       100.0%         1/17/2006      Tire Kingdom, Inc.                                  6,842       8/31/2030
------------------------------------------------------------------------------------------------------------------------
  124         91.6%         12/28/2005     Atmos Energy of Louisiana                          24,285       1/31/2013
  125         94.1%         11/22/2005     One 11                                             12,890        2/1/2011
  126         95.8%         12/7/2005      NAP                                                     0
  127        100.0%         12/31/2005     Ross Stores                                        25,500        2/1/2011
  128         95.4%         9/21/2005      City of LA-LAPD Dept of Internal Affairs           40,591       1/31/2007
------------------------------------------------------------------------------------------------------------------------
  129         92.3%         10/31/2005     Drug Enforcement Agency (DEA)                      31,930       7/21/2010
  130         74.7%         12/20/2005     SunTrust                                           18,655       1/31/2010
  131         96.6%         12/17/2005     NAP                                                     0
  132        100.0%         10/28/2005     Valet Parking Services, Inc.                       37,800       7/31/2017
  133         97.8%         11/4/2005      Kroger                                             50,922       1/31/2012
------------------------------------------------------------------------------------------------------------------------
  134        100.0%         12/31/2005     Pac-Cap Mgmt                                        9,797       6/30/2020
  135         86.0%         11/30/2005     Orange County Sheriff                              34,304       12/31/2008
  136         97.7%         7/12/2005      Shoe Show Store                                     8,000       2/28/2010
  137         79.4%         1/18/2006      Spirit Financial                                   13,298        8/1/2011
  138        100.0%         12/1/2005      Mentoring of America                               24,337       8/31/2010
------------------------------------------------------------------------------------------------------------------------
  139         88.7%         11/18/2005     NAP                                                     0
  140         96.7%         12/16/2005     Hibbett Sports                                      6,000        7/1/2009
  141        100.0%         12/31/2005     KCDC                                               11,022       8/31/2011
  142         91.4%         10/31/2005     NAP                                                     0
  143        100.0%         12/31/2005     Byessence                                           4,500       3/31/2011
------------------------------------------------------------------------------------------------------------------------
  144        100.0%         11/30/2005     Qualtech International                             29,673       10/31/2009
  145         97.4%         10/31/2005     NAP                                                     0
  146         88.0%         11/7/2005      HEB                                                29,316       11/30/2011
  147         75.5%         7/31/2005      NAP                                                     0
  148        100.0%         11/30/2005     Russell Simpson Medical Clinic                      5,355       8/31/2010
------------------------------------------------------------------------------------------------------------------------
  149         99.0%         10/31/2005     NAP                                                     0
  150        100.0%         10/20/2005     Certiport                                          24,319       12/1/2009
  151         89.6%         11/30/2005     Hottie Body                                         2,800       10/1/2010
  152         96.5%         9/30/2005      Entrix, Inc.                                       10,499        3/1/2008
  153        100.0%         12/31/2005     Childrens Rehab Clinic                              5,700       1/31/2010
------------------------------------------------------------------------------------------------------------------------
  154         80.1%
154.01        83.5%         10/31/2005     NAP                                                     0
154.02        74.8%         10/31/2005     NAP                                                     0
  155        100.0%         12/31/2005     Walgreens                                          14,560       11/1/2030
  156         84.2%         10/10/2005     Scandals, Inc.                                      8,400       9/14/2015
  157        100.0%         12/12/2005     Panera Bread Co.                                    5,000       10/31/2009
  158        100.0%         12/31/2005     Mancini's Sleepworld                                6,926       11/1/2010
------------------------------------------------------------------------------------------------------------------------
  159         88.9%         9/13/2005      Lifeway Christian Resources                        12,000       9/30/2013
  160        100.0%         11/30/2005     Walgreens                                          14,550        8/1/2030
  161        100.0%         10/31/2005     Valet Parking Services Inc.                        49,000       12/31/2016
  162         89.6%         12/31/2005     Blockbuster                                         6,300        2/1/2011
  163         83.9%         12/15/2005     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  164        100.0%         12/1/2005      Payless Shoes                                       3,000       8/31/2010
  165        100.0%         12/1/2005      CLC, Inc.                                          20,500       12/31/2014
  166         91.2%         10/31/2005     Children's Workshop                                 8,704       8/31/2009
  167         80.1%         10/31/2005     NAP                                                     0
  168         98.1%         12/15/2005     NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  169         98.7%         12/15/2005     NAP                                                     0
  170        100.0%         11/30/2005     Conn's Appliances                                  30,000        9/1/2018
  171         91.9%         10/31/2005     Nottingham & Ball                                   6,392        3/1/2006
  172        100.0%         12/31/2005     Anytime Fitness                                     4,000       11/25/2010
  173        100.0%         12/31/2005     Stop & Shop                                        24,331       12/1/2020
------------------------------------------------------------------------------------------------------------------------
  174        100.0%         12/31/2005     Hancock Fabrics                                    23,500       12/31/2012
  175         96.7%         12/7/2005      NAP                                                     0
  176         78.4%         11/30/2005     National Map Marketing, Inc.                        6,730       6/30/2006
  177         73.2%         12/31/2005     NAP                                                     0
  178        100.0%         11/30/2005     Savannah Cardiology                                 4,265       11/30/2010
------------------------------------------------------------------------------------------------------------------------
  179         98.7%         9/30/2005      NAP                                                     0
  180         97.2%         10/7/2005      NAP                                                     0
  181        100.0%         8/31/2005      Palomar Products                                   33,806       11/30/2015
  182        100.0%         10/31/2005     Proto Services                                     18,480       12/31/2007
  183        100.0%          8/1/2005      NAP                                                     0
------------------------------------------------------------------------------------------------------------------------
  184         98.7%         11/29/2005     NAP                                                     0
  185         77.6%         11/1/2005      NAP                                                     0
  186        100.0%         12/31/2005     J.C. Penney                                        22,204       3/31/2009
  187        100.0%         11/30/2005     Town & Country Home Furnishings                     7,000       5/31/2008
  188        100.0%          7/1/2005      Keebler Company                                    40,550       5/31/2011

                                                          SECOND            SECOND
CONTROL                    SECOND                     LARGEST TENANT    LARGEST TENANT                          THIRD
NUMBER                 LARGEST TENANT                     SQ FT        LEASE EXPIRATION                     LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1      AMC Theater                                         59,600       1/31/2018      Borders Books Music Cafe
   2
 2.01     NAP                                                      0                      NAP
 2.02     NAP                                                      0                      NAP
 2.03     NAP                                                      0                      NAP
 2.04     NAP                                                      0                      NAP
 2.05     NAP                                                      0                      NAP
 2.06     NAP                                                      0                      NAP
 2.07     NAP                                                      0                      NAP
 2.08     NAP                                                      0                      NAP
 2.09     NAP                                                      0                      NAP
   3
 3.01     NAP                                                      0                      NAP
 3.02     NAP                                                      0                      NAP
 3.03     NAP                                                      0                      NAP
 3.04     NAP                                                      0                      NAP
 3.05     NAP                                                      0                      NAP
 3.06     NAP                                                      0                      NAP
 3.07     NAP                                                      0                      NAP
 3.08     NAP                                                      0                      NAP
   4
 4.01     NAP                                                      0                      NAP
 4.02     NAP                                                      0                      NAP
 4.03     NAP                                                      0                      NAP
 4.04     NAP                                                      0                      NAP
 4.05     NAP                                                      0                      NAP
 4.06     NAP                                                      0                      NAP
 4.07     NAP                                                      0                      NAP
 4.08     NAP                                                      0                      NAP
 4.09     NAP                                                      0                      NAP
   5      NF Clearing, Inc.                                  118,908       8/31/2013      Stradley, Ronon Stevens & Young
------------------------------------------------------------------------------------------------------------------------------------
   6      Express                                              9,940       9/16/2010      Pottery Barn
   7      Leilani's on the Beach                               9,647      12/31/2017      Rusty Harpoon
   8
 8.01     NAP                                                      0                      NAP
 8.02     USA ACOE                                             5,627       9/30/2008      NAP
 8.03     Magellan Behavioral Health                          34,421       7/31/2011      BMC Software, Inc.
 8.04     NAP                                                      0                      NAP
 8.05     NAP                                                      0                      NAP
 8.06     First American Credit                               27,657      11/30/2011      NAP
 8.07     Baltimore Gas & Electric                            15,645       7/31/2010      Ventura Solutions
 8.08     Konover Construction Corp.                          10,226       2/28/2011      NAP
   9      Keybank National Association                        60,319       3/31/2010      Mincom, Inc.
  10
 10.01    NAP                                                      0                      NAP
 10.02    EB Catalog Company                                  12,172       6/30/2009      CHSI of Nevada
 10.03    IKON Office Solutions                               17,819       7/31/2008      Anita Brooks Design Associates
 10.04    NAP                                                      0                      NAP
 10.05    D A/V Inc.                                          18,305      11/30/2009      KB Homes
 10.06    Builder's Showcase                                  18,947       7/31/2009      Cyberscan Technology
 10.07    First Performance Recovery Corp.                    13,708       7/31/2014      NAP
 10.08    Option One Mortgage                                 20,019      11/30/2009      NAP
 10.09    Entravision Communications Corp.                    11,680      11/30/2007      Lucchesi, Galati Architects, Inc.
 10.10    IBM                                                 15,207       4/30/2008      NAP
 10.11    Leco Corporation                                    10,163      12/31/2007      Richardson Partnership
 10.12    NAP                                                      0                      NAP
 10.13    International Gaming Technologies Inc.              22,866      12/31/2007      NAP
 10.14    NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  11
 11.01    American Leather                                    18,100       4/30/2009      Gamma Arredamenti
 11.02    Harden                                              16,709       6/30/2008      Wildwood Lamp/Barnes
 11.03    Drakeford                                            4,323       9/1/2007       NAP
  12      Duke University Health System                       53,155      10/31/2019      Master Lease
  13      Swedish Health Services                             59,103       4/30/2015      Cancer Research & Biostatistics Project
  14      Federal Deposit Insurance Corp.                     84,113       7/31/2012      Homeland Security/USA
  15      Saudi Arabian Cultural                              32,451       3/1/2011       The Washington Opera
------------------------------------------------------------------------------------------------------------------------------------
  16      GSA (USCOA)                                         46,308       1/30/2008      GSA (SBA)
  17
 17.01    Citi Financial                                       2,500       6/30/2008      GMD Electronics
 17.02    CATO Corp                                            4,123       1/31/2008      Radio Shack 01-8440
 17.03    Lighthouse Coffee Shop                               1,349       1/24/2010      Check 'n Go
 17.04    CATO Corp                                            3,950       1/31/2009      Radio Shack 01-4190
 17.05    Movie Gallery                                        3,600      12/31/2007      Radio Shack 01--6166
 17.06    Martial Arts School                                  3,230       5/31/2010      U S Cellular
 17.07    Rent-A-Center 03594                                  4,000       2/28/2008      Payless Shoe Source
 17.08    Payless Shoe Source                                  2,800       6/9/2013       GameStop
 17.09    Radio Shack 01-6758                                  2,404       1/31/2008      Linda Schwerflager dba Back to Nature
 17.10    Larry's Giant Subs                                   2,002       6/19/2010      H&R Block
 17.11    Cashland                                             1,600       6/5/2008       Mama Ine's Mexican Bakery
 17.12    Tan Stand                                            2,400      11/30/2006      Pizza NEI (PAPA JOHN'S)
 17.13    Dollar Tree Store 1958                               5,323      11/29/2006      Hibbett Sporting Goods
 17.14    Advance America 695                                  1,125      12/29/2007      Dreamers
 17.15    GameStop                                             2,001       1/31/2010      Quizno's
 17.16    Malibu Properties                                    4,000      10/30/2010      Rx Optical Laboratories
 17.17    Victor Hernandez                                     1,350          MTM         Advance America 478
 17.18    Vert Inc                                             1,820                      Lighthouse Books and Gifts
 17.19    BAB Systems, Inc. dba Big Apple Bagels               1,770       6/14/2008      Instant Cash Advance Corp
 17.20    Movie Palace                                         3,264       2/3/2008       Dollar Mania
 17.21    Dollar Tree Store 1725                               7,000       3/31/2006      Creditcorp of IN
 17.22    King Buffet                                          3,904       6/30/2009      Precision Print & Copy
 17.23    Sicily's Restaurant                                  5,200       5/19/2009      Blockbuster Video
 17.24    Dollar Store                                         3,114       3/29/2009      Jeny Nguyen
 17.25    Bachman, Inc/Home Improvement                        5,100       7/31/2009      Hunan Spring Restaurant
 17.26    The  CATO Corp                                       3,600       1/31/2009      Advance America
 17.27    CATO Corp                                            6,992       1/31/2009      NAP
 17.28    Tel a Rent                                           2,400      11/30/2006      Mailbox It
 17.29    Radio Shack 9940                                     2,400       1/31/2009      Advance America 891
 17.30    Movie Gallery                                        3,600       9/30/2007      If the Shoe Fits
 17.31    Brown-N-Bare Tanning                                 3,693       8/31/2006      Rx Optical Laboratories
 17.32    Blue Ray Beach                                       2,520      11/13/2007      Cottonwood Financials
 17.33    CATO Corp                                            4,698       1/31/2009      Blockbuster Monticello West
 17.34    Rent-A-Center East                                   4,313       7/31/2008      The  CATO Corp
 17.35    NAP                                                      0                      NAP
 17.36    Vickie L. Simmons dba H & R Block                    3,040       4/30/2008      Shoe Show of Rocky Mount
 17.37    The Little Sugar Shack, LLC and Kristine             1,500       1/31/2007      Subway
  18
 18.01    Offices-to-Go                                       57,500       1/31/2008      Corrugated Services LP
 18.02    FedEx Ground Package System, Inc.                   94,807       2/28/2014      Sara Lee Coffee & Tea
 18.03    NAP                                                      0                      NAP
 18.04    Ball, Bounce and Sports Inc.                        67,200       8/31/2008      NAP
 18.05    Auto Sports of Dallas, Inc.                         16,800       4/30/2006      Dallas Light Bulb Delivery, Inc.
 18.06    ComData Network, Inc.                               34,500       7/31/2008      NAP
 18.07    Dallas County Juvenile Dept.                        45,534       8/31/2010      NAP
 18.08    NAP                                                      0                      NAP
 18.09    NAP                                                      0                      NAP
 18.10    NAP                                                      0                      NAP
 18.11    NAP                                                      0                      NAP
 18.12    NAP                                                      0                      NAP
 18.13    NAP                                                      0                      NAP
  19      Chinn's Chicago Crabhouse, L.L.C.                   33,500       6/30/2013      Morton's
  20
 20.01    NAP                                                      0                      NAP
 20.02    NAP                                                      0                      NAP
 20.03    NAP                                                      0                      NAP
 20.04    NAP                                                      0                      NAP
 20.05    NAP                                                      0                      NAP
 20.06    NAP                                                      0                      NAP
 20.07    NAP                                                      0                      NAP
 20.08    NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  21      State Farm Insurance Co.                            51,673       8/30/2008      North American Medical Management
  22      Wachovia Securities                                 15,646       11/1/2014      Mid First Bank
  23      NAP                                                      0                      NAP
  24      Dollar Tree                                          7,300       2/1/2007       Christian Bookstore
  25      Shoe Show                                            4,500       10/1/2006      Dollar Tree
  26      Hollywood Video                                      6,800       9/1/2007       Shoe Show
  27      Shoe Show                                            4,500       7/1/2006       Dollar Tree
  28      CATO                                                 6,500       1/1/2008       Dollar Tree
  29      La Cocina                                            4,000       1/1/2010       Shoe Show
  30      Dollar Tree                                          4,300       2/1/2008       Video Warehouse
  31      CATO                                                 4,800       1/1/2007       Dollar Tree
  32      Dollar Tree                                         10,586       11/1/2010      Curves for Women
------------------------------------------------------------------------------------------------------------------------------------
  33      The Sports Authority                                40,040       8/31/2010      Florida Career College, Inc.
  34      CompUSA                                             36,001       10/1/2020      Leisure Living
  35      Georgetown University                               31,052       2/1/2014       Forrestor Construction
  36      France Telecom R&D                                  39,958       3/30/2012      Genentech
  37
 37.01    NAP                                                      0                      NAP
 37.02    NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  38      Maguire Properties                                  17,207       5/30/2016      New Urban West
  39      PA Heart & Vascular                                 12,050       8/31/2017      Kalnin Graphics, Inc.
  40      Synergy Workplaces                                  24,902       5/31/2012      ComStock
  41      Staples                                             20,421       11/1/2015      K&G Menswear
  42      NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  43      United States Post Office                           13,232       8/1/2010       National Surgical Center
  44      Talaris (aka Reardon)                               21,504       2/1/2007       RCN Telecom
  45
 45.01    NAP                                                      0                      NAP
 45.02    NAP                                                      0                      NAP
  46
 46.01    NAP                                                      0                      NAP
 46.02    NAP                                                      0                      NAP
 46.03    NAP                                                      0                      NAP
 46.04    NAP                                                      0                      NAP
 46.05    NAP                                                      0                      NAP
 46.06    NAP                                                      0                      NAP
 46.07    NAP                                                      0                      NAP
 46.08    NAP                                                      0                      NAP
 46.09    NAP                                                      0                      NAP
 46.10    NAP                                                      0                      NAP
 46.11    NAP                                                      0                      NAP
  47
 47.01    Price Okamoto & Hime                                 8,311       9/15/2006      Oliver Lau
 47.02    Sterling & Tucker                                    6,253      10/31/2007      Leong & Fong, Certified Public Accountants
------------------------------------------------------------------------------------------------------------------------------------
  48      Brice Building Company                              23,097      10/31/2009      New York Life Insurance Company
  49      NAP                                                      0                      NAP
  50      NAP                                                      0                      NAP
  51      Bass                                                 8,500       9/1/2010       Dress Barn
  52      NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  53      State of Connecticut                                25,906      10/31/2006      Dollar Tree
  54      The Putting Edge                                    12,000       8/31/2013      Chang Enterprises, Inc.
  55      Electro Adapter                                     51,736       7/31/2010      LuminentOIC
  56      Village 7 Self Storage                               7,122       8/31/2006      Goodyear Tire & Rubber Co.
  57      NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  58      AON Service Corporation                             24,671      12/14/2006      Nextel of California, Inc.
  59      Audiovox Electronics                                16,200       11/1/2007      Wells Fargo Financial
  60      The Keyes Company                                    8,934       9/30/2012      Nations Business Capital, Inc.
  61      Allen Lund                                           3,573       1/31/2009      Tak Imaging
  62      ADT Security (TYCO)                                 31,212       3/1/2008       QEP
------------------------------------------------------------------------------------------------------------------------------------
  63      Jo-Anne Fabrics                                     31,000       9/30/2007      Barnes & Noble
  64      NAP                                                      0                      NAP
  65      NAP                                                      0                      NAP
  66      NAP                                                      0                      NAP
  67      GE Commercial Equipment Financing                   31,898      10/31/2006      Shemin Nurseries, Inc
------------------------------------------------------------------------------------------------------------------------------------
  68      Linens N Things                                     35,639       1/1/2012       HH Gregg
  69      Borders                                             22,603       1/31/2016      Price Busters
  70      NAP                                                      0                      NAP
  71      Conns Electronics                                   31,829       9/29/2014      Boot Town
  72      NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  73      NAP                                                      0                      NAP
  74      Yama & Vida Marifat/Bahadour Zarrin                  9,603       7/14/2007      Vitas Healthcare Corp.
  75      NAP                                                      0                      NAP
  76      Berwanger, Inc.                                     24,869       6/30/2012      Claunch and Miller, Inc.
  77      Jason's Deli                                         6,000      10/31/2015      Buffalo Wild Wings
------------------------------------------------------------------------------------------------------------------------------------
  78      Paint N Place, Inc. dba Pomona Hardware              5,081       6/30/2009      Manny's Deli Corporation
  79      Chase Bank                                          13,043       3/31/2007      Benchmark Technologies
  80      NAP                                                      0                      NAP
  81      Kralovec, Jambois, & Schwartz                       10,541      12/31/2012      Encore Banquets, LLC
  82      Siena USA - Moe's SW Grill                           1,984       2/3/2007       McDonald's Corp.
  83      Smarthouse Salon, Inc.                               1,991      11/30/2011      Meba LLC
------------------------------------------------------------------------------------------------------------------------------------
  84      NAP                                                      0                      NAP
  85      NAP                                                      0                      NAP
  86
 86.01    NAP                                                      0                      NAP
 86.02    NAP                                                      0                      NAP
 86.03    NAP                                                      0                      NAP
 86.04    NAP                                                      0                      NAP
 86.05    NAP                                                      0                      NAP
  87      NAP                                                      0                      NAP
  88      NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  89      Weichert Realtors                                   12,507       3/31/2010      Spherecom Ent., Inc.
  90      Woody's Unfinished Furniture                         7,840       2/1/2007       Hallmark
  91      Madison Park                                         3,277      10/31/2010      Proactive Business Solutions
  92      Office Max                                          23,477       1/31/2015      Beall's Outlet
  93      Village South Wine & Spirits, LLC                    3,900       9/30/2010      Tasty House
------------------------------------------------------------------------------------------------------------------------------------
  94      Achievement Technologies, Inc.                       9,518      10/31/2009      Washington Mutual Bank, FA
  95      A.G. Edwards and Sons Inc.                           8,569       6/30/2008      Williamson and Associates
  96      Dorey Publishing Company                             6,056       7/31/2008      Quirk & Quirk, PC
  97
 97.01    NAP                                                      0                      NAP
 97.02    NAP                                                      0                      NAP
  98      Bed Bath and Beyond                                 20,000       1/16/2016      Petco
------------------------------------------------------------------------------------------------------------------------------------
  99      Torcon (Owner)                                      18,879       9/1/2015       CSI International
  100
100.01    NAP                                                      0                      NAP
100.02    NAP                                                      0                      NAP
  101     Pet Supply Plus                                      8,800       10/1/2015      Calif Fitness Express
  102      Wonder Book & Video                                11,000       7/1/2010        Kehne's Carpet
  103     Cherry Creek Dance                                   4,058       3/31/2008      Paul Garcia
------------------------------------------------------------------------------------------------------------------------------------
  104     Porzak, Browning, Bushong                            7,117      12/31/2006      Bacaro
  105     Sylvan Learning Centers, LLC                        16,324      12/31/2006      NAP
  106     Community Orthopedic Surgery                        13,327       2/28/2018      Michigan Orthopedic Surgery Center
  107     NAP                                                      0                      NAP
  108     CSK Auto                                             6,204       5/1/2015       Golf USA
------------------------------------------------------------------------------------------------------------------------------------
  109
109.01    Amputee Coalition                                    6,910       4/30/2006      Sexual Assault Crisis
109.02    Tennessee Orthopedic                                 6,015       2/28/2008      Jenzabar, Inc.
  110     NAP                                                      0                      NAP
  111     Invocon                                             12,861      10/31/2009      Master Lease
  112     Pizza Hut                                            3,000       7/31/2015      Rita Ranch Pet Hospital
  113     NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  114     NAP                                                      0                      NAP
  115     NAP                                                      0                      NAP
  116     NAP                                                      0                      NAP
  117     NAP                                                      0                      NAP
  118
118.01    NAP                                                      0                      NAP
118.02    NAP                                                      0                      NAP
118.03    NAP                                                      0                      NAP
118.04    NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  119     Freedom Mortgage                                     3,836       7/31/2007      Thomas Lee
  120     Starbucks Corporation                                2,546      12/31/2013      White House|Black Market Inc.
  121     NAP                                                      0                      NAP
  122     Yankee Alliance                                     11,923       2/28/2010      Pulse
  123
123.01    NAP                                                      0                      NAP
123.02    NAP                                                      0                      NAP
123.03    NAP                                                      0                      NAP
123.04    NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  124     Ellsworth Group                                     13,768      10/31/2011      Miranda Warwick Milazzo
  125     Henrikson/Butler                                     3,427      10/15/2007      Central AZ Supply
  126     NAP                                                      0                      NAP
  127     Beverages, & More                                   17,000       8/1/2011       Fantastic Hair & Nails
  128     Urban Partners, LLC                                 10,340       3/31/2007      Sprint Spectrum LP
------------------------------------------------------------------------------------------------------------------------------------
  129     U.S. Customs                                        12,075       7/19/2006      Department of Labor
  130     Central Carolina Bank                                3,697       6/30/2011      Charlotte Radiology
  131     NAP                                                      0                      NAP
  132     Gibson's LLC                                             0       2/10/2025      NAP
  133     Ames Taping Tools                                    3,325      12/14/2008      Pay Less Tobacco #2
------------------------------------------------------------------------------------------------------------------------------------
  134     Colliers International                               5,458       6/30/2012      Alliance Title Company
  135     National Dentex                                     11,699       8/31/2015      Harvest Meat Company
  136     Rent-A-Center East, Inc.                             5,000       8/31/2010      Cato Fashions/Cato Plus
  137     Burns & Wilcox                                      10,287       1/1/2019       Metrocities Mortgage
  138     Net Vision                                          12,777       9/30/2010      Oakley Networks
------------------------------------------------------------------------------------------------------------------------------------
  139     NAP                                                      0                      NAP
  140     Dollar Tree                                          5,000       8/1/2009       China Town Restaurant
  141     Orthopaedic Assoc                                   10,067       8/31/2015      Cardiology Associates
  142     NAP                                                      0                      NAP
  143     Dollar Tree                                          4,500       3/31/2009      CATO
------------------------------------------------------------------------------------------------------------------------------------
  144     Lisec America                                       18,128       6/30/2008      Hanson Building Materials, Inc.
  145     NAP                                                      0                      NAP
  146     AutoZone                                             8,400       6/30/2011      Sarita's Mexican Food
  147     NAP                                                      0                      NAP
  148     Chambers Place Liquors                               5,200      12/31/2010      Mail Boxes Express
------------------------------------------------------------------------------------------------------------------------------------
  149     NAP                                                      0                      NAP
  150     Franson Noble                                        7,883       5/1/2008       Network General
  151     Camille Sidewalk Cafe                                2,500       9/1/2010       Nextel
  152     Emory Hill                                          10,192       11/1/2016      The Fair Isaacs Companies
  153     Rent A Center                                        4,000       6/1/2009       Cato
------------------------------------------------------------------------------------------------------------------------------------
  154
154.01    NAP                                                      0                      NAP
154.02    NAP                                                      0                      NAP
  155     NAP                                                      0                      NAP
  156     RE/MAX Advantage                                     4,550       6/22/2015      Epoch Investments, LLC dba Bajio Grill
  157     Rejuvenex Medical                                    3,489       9/14/2015      Citi Bank
  158     Sprint                                               3,801       12/1/2010      NAP
------------------------------------------------------------------------------------------------------------------------------------
  159     Original Mattress Factory                            4,107       1/31/2011      NAP
  160     NAP                                                      0                      NAP
  161     NAP                                                      0                      NAP
  162     Delia Cleaners                                       1,800       2/1/2009       Bagel Nosh
  163     NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  164     Moe's Southwest Grill                                2,800       7/31/2015      Subway
  165     NAP                                                      0                      NAP
  166     Edina Realty                                         7,600       5/31/2007      Memorial Blood Center
  167     NAP                                                      0                      NAP
  168     NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  169     NAP                                                      0                      NAP
  170     Home Depot                                          18,600       3/1/2012       NAP
  171     Vendl Financial                                      2,880       5/1/2007       Ernst Wintter, CPA
  172     BBQ and Patio Furniture                              2,200       9/26/2010      Maricopa Wells Veterinarian
  173     Rite Aid Store                                      10,140       6/1/2011       NAP
------------------------------------------------------------------------------------------------------------------------------------
  174     Fashion Bug                                         10,200       1/31/2009      Rogans Shoes
  175     NAP                                                      0                      NAP
  176     H2K, Inc.                                            5,735       5/31/2007      Sympathy Florists, Inc.
  177     NAP                                                      0                      NAP
  178     Neuro Group, LLC (Neurological Institute)            4,014      11/30/2010      Coastal Carolina Urology (Scionti)
------------------------------------------------------------------------------------------------------------------------------------
  179     NAP                                                      0                      NAP
  180     NAP                                                      0                      NAP
  181     NAP                                                      0                      NAP
  182     Kleinfelder                                          8,314       4/30/2011      North American Title
  183     NAP                                                      0                      NAP
------------------------------------------------------------------------------------------------------------------------------------
  184     NAP                                                      0                      NAP
  185     NAP                                                      0                      NAP
  186     Fashion Bug                                         10,200       1/31/2010      Sam Goody's
  187     One Source Business Products                         2,800       4/30/2008      Beds
  188     NAP                                                      0                      NAP

              THIRD              THIRD        ENVIRONMENTAL                   ENVIRONMENTAL
CONTROL   LARGEST TENANT    LARGEST TENANT       PHASE I      ENVIRONMENTAL      PHASE II         ENGINEERING            SEISMIC
NUMBER        SQ FT        LEASE EXPIRATION    REPORT DATE       PHASE II      REPORT DATE        REPORT DATE          REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------

   1              20,001       1/31/2020        2/13/2006           No                             1/18/2006
   2
 2.01                  0                       10/18/2005           No                             10/18/2005
 2.02                  0                       10/18/2005           No                             10/18/2005
 2.03                  0                       10/12/2005           No                             10/12/2005
 2.04                  0                       10/18/2005           No                             10/18/2005
 2.05                  0                       10/18/2005           No                             10/18/2005
 2.06                  0                       10/12/2005           No                             10/18/2005
 2.07                  0                       10/18/2005           No                             10/18/2005
 2.08                  0                       10/18/2005           No                             10/18/2005
 2.09                  0                       10/12/2005           No                             10/12/2005
   3
 3.01                  0                        1/12/2006           No                             1/12/2006            1/12/2006
 3.02                  0                        1/11/2006           No                             1/12/2006            1/11/2006
 3.03                  0                        1/12/2006           No                             1/12/2006            1/12/2006
 3.04                  0                        1/12/2006           No                             1/12/2006
 3.05                  0                        1/12/2006           No                             1/12/2006
 3.06                  0                        1/12/2006           No                             1/12/2006
 3.07                  0                        1/12/2006           No                             1/12/2006
 3.08                  0                        1/12/2006           No                             1/12/2006
   4
 4.01                  0                        5/31/2005           No                             5/31/2005
 4.02                  0                        6/10/2005           No                             6/10/2005
 4.03                  0                        6/1/2005            No                              6/1/2005
 4.04                  0                        4/5/2005            No                              4/5/2005
 4.05                  0                        5/31/2005           No                             5/31/2005
 4.06                  0                        5/31/2005           No                             5/31/2005
 4.07                  0                        5/31/2005           No                             5/31/2005
 4.08                  0                        6/7/2005            No                              6/7/2005
 4.09                  0                        5/31/2005           No                             5/31/2005
   5              83,058      12/31/2017       12/12/2005           No                             12/12/2005
----------------------------------------------------------------------------------------------------------------------------------
   6               9,765       9/16/2017        8/15/2005           No                             8/15/2005
   7               4,991       2/28/2006       10/26/2005           No                             10/25/2005
   8
 8.01                  0                        10/5/2005           No                             10/3/2005
 8.02                  0                        10/5/2005           No                             10/4/2005
 8.03              9,539       2/28/2010        10/5/2005           No                             10/3/2005
 8.04                  0                        10/5/2005           No                             10/3/2005
 8.05                  0                        9/30/2005           No                             10/3/2005
 8.06                  0                        9/30/2005           No                             10/3/2005
 8.07              2,423       8/31/2008        10/5/2005           No                             10/3/2005
 8.08                  0                        9/30/2005           No                             10/3/2005
   9              52,963       2/28/2007        12/7/2005           No                             12/28/2005
  10
 10.01                 0                       12/19/2005           No                             12/20/2005
 10.02            10,353      11/30/2010       12/19/2005           No                             12/20/2005
 10.03             8,045       1/31/2007       12/19/2005           No                             12/20/2005
 10.04                 0                       12/19/2005           No                             12/20/2005
 10.05            12,212       7/31/2007       12/19/2005           No                             12/20/2005
 10.06             9,031      10/31/2010       12/19/2005           No                             12/20/2005
 10.07                 0                       12/19/2005           No                             12/20/2005
 10.08                 0                       12/19/2005           No                             12/20/2005
 10.09             6,765      12/31/2007       12/19/2005           No                             12/20/2005
 10.10                 0                       12/19/2005           No                             12/20/2005
 10.11             5,727      11/30/2009       12/19/2005           No                             12/20/2005
 10.12                 0                       12/19/2005           No                             12/20/2005
 10.13                 0                       12/19/2005           No                             12/20/2005
 10.14                 0                       12/19/2005           No                             12/20/2005
----------------------------------------------------------------------------------------------------------------------------------
  11
 11.01             7,225       4/30/2009        8/29/2005          Yes          9/26/2005           8/5/2005
 11.02            15,558       8/31/2010        8/29/2005          Yes          9/26/2005           8/5/2005
 11.03                 0                        8/29/2005           No                              8/5/2005
  12              28,584      11/16/2006       10/27/2005           No                             10/27/2005
  13              28,756       4/30/2010        9/30/2005           No                             9/30/2005            9/30/2005
  14              14,795       2/28/2016       10/25/2005           No                             10/25/2005
  15              17,448       8/1/2007         10/6/2005           No                             10/6/2005
----------------------------------------------------------------------------------------------------------------------------------
  16              19,875       2/28/2006        9/30/2005           No                             9/30/2005            9/30/2005
  17
 17.01             2,000       9/30/2009       11/22/2005           No                             11/16/2005
 17.02             2,500       8/31/2007       11/22/2005           No                             11/22/2005
 17.03             1,300      10/21/2008       11/22/2005           No                             11/22/2005
 17.04             2,442       4/30/2008       11/22/2005           No                             11/22/2005
 17.05             2,400       9/30/2007       11/22/2005           No                             11/22/2005
 17.06             1,815       4/30/2009       11/22/2005           No                             11/22/2005
 17.07             2,720       8/10/2008       11/22/2005           No                             11/22/2005
 17.08             2,472       1/31/2010       11/22/2005           No                             11/22/2005
 17.09             2,100       7/25/2006       11/22/2005           No                             11/22/2005
 17.10             1,600       4/30/2007       11/22/2005           No                             11/22/2005
 17.11             1,500       2/28/2009       11/22/2005           No                             11/22/2005
 17.12             1,600          MTM          11/22/2005           No                             11/22/2005
 17.13             4,524                       11/22/2005           No                             11/22/2005
 17.14               867       12/2/2007       11/22/2005           No                             11/22/2005
 17.15             1,750       8/14/2007       11/22/2005           No                             11/22/2005
 17.16             2,500       12/5/2015       11/22/2005           No                             11/22/2005
 17.17             1,095      10/31/2007       11/22/2005           No                             11/22/2005
 17.18             1,200       2/1/2007        11/22/2005           No                             11/22/2005
 17.19             1,556       6/30/2008       11/22/2005           No                             11/22/2005
 17.20             2,200       2/3/2008        11/22/2005           No                             11/22/2005
 17.21             1,200      12/31/2006       11/22/2005           No                             11/22/2005
 17.22             1,200       8/31/2009       11/22/2005           No                             11/22/2005
 17.23             5,000      12/31/2008       11/22/2005           No                             11/18/2005
 17.24             2,067       3/1/2010        11/22/2005           No                             11/17/2005
 17.25             4,476      12/31/2015       11/22/2005           No                             11/18/2005
 17.26             2,000                       11/22/2005           No                             11/22/2005
 17.27                 0                       11/22/2005           No                             11/22/2005
 17.28             1,608       8/31/2006       11/22/2005           No                             11/22/2005
 17.29             1,200       5/13/2008       11/22/2005           No                             11/22/2005
 17.30             2,500      12/16/2006       11/22/2005           No                             11/22/2005
 17.31             2,500       4/11/2014       11/22/2005           No                             11/22/2005
 17.32             2,170       9/30/2008       11/22/2005           No                             11/22/2005
 17.33             4,286      12/31/2006       11/22/2005           No                             11/22/2005
 17.34             4,087       1/24/2008       11/22/2005           No                             11/22/2005
 17.35                 0                       11/22/2005           No                             11/22/2005
 17.36             2,840       3/31/2008       11/22/2005           No                             11/22/2005
 17.37             1,419       4/30/2007       11/22/2005           No                             11/22/2005
  18
 18.01            23,000       6/30/2006       12/19/2005           No                             12/19/2005
 18.02            50,000       7/31/2007       12/19/2005           No                             12/19/2005
 18.03                 0                       12/19/2005           No                             12/19/2005
 18.04                 0                       12/19/2005           No                             12/19/2005
 18.05            14,820       6/30/2006       12/19/2005           No                             12/19/2005
 18.06                 0                       12/19/2005           No                             12/19/2005
 18.07                 0                       12/19/2005           No                             12/19/2005
 18.08                 0                       12/19/2005           No                             12/19/2005
 18.09                 0                       12/19/2005           No                             12/19/2005
 18.10                 0                       12/19/2005           No                             12/19/2005
 18.11                 0                       12/19/2005           No                             12/19/2005
 18.12                 0                       12/19/2005           No                             12/19/2005
 18.13                 0                       12/19/2005           No                             12/19/2005
  19              20,716      11/30/2016        9/8/2005            No                              9/9/2005
  20
 20.01                 0                        10/6/2005           No                             10/6/2005
 20.02                 0                        10/6/2005           No                             10/6/2005            9/6/2005
 20.03                 0                        10/6/2005           No                             10/6/2005
 20.04                 0                        10/6/2005           No                             10/6/2005
 20.05                 0                        10/6/2005           No                             10/6/2005
 20.06                 0                        10/6/2005          Yes          11/3/2005          10/6/2005
 20.07                 0                        10/6/2005           No                             10/6/2005
 20.08                 0                        10/6/2005           No                             10/6/2005
----------------------------------------------------------------------------------------------------------------------------------
  21              24,943       4/6/2010         9/15/2005           No                             9/16/2005            9/16/2005
  22              11,244       1/1/2011         11/7/2005           No                             10/26/2005
  23                   0                        1/5/2006            No                              1/5/2006
  24               5,700       8/1/2010        12/30/2005           No                             12/30/2005
  25               4,000       9/1/2006        12/30/2005           No                             12/30/2005
  26               4,500       5/1/2007         1/2/2006            No                             12/30/2005
  27               4,000       7/1/2006        12/30/2005           No                             12/30/2005
  28               4,000       3/1/2007         1/24/2006           No                             12/30/2005
  29               3,150       4/1/2007        12/27/2005           No                             12/30/2005
  30               4,000       3/1/2010        12/23/2005           No                             12/30/2005
  31               4,000       4/1/2007         1/24/2006           No                             12/30/2005
  32               2,800       1/1/2009        12/30/2005           No                             12/30/2005
----------------------------------------------------------------------------------------------------------------------------------
  33              31,900       7/31/2013       11/28/2005          Yes           1/4/2005          11/22/2005
  34              25,693       8/1/2015        10/14/2005           No                             10/4/2005            10/5/2005
  35              14,677       6/1/2007        12/14/2005           No                             11/14/2005
  36              28,582      10/31/2009       11/28/2005           No                             11/28/2005          11/28/2005
  37
 37.01                 0                       10/28/2005           No                             10/4/2005
 37.02                 0                        10/4/2005           No                             10/3/2005
----------------------------------------------------------------------------------------------------------------------------------
  38              11,637       12/9/2015        8/15/2005           No                             8/11/2005            8/11/2005
  39              10,832       4/30/2007        9/9/2005            No                             9/14/2005
  40              38,360      10/31/2006       12/21/2005           No                             12/21/2005
  41              20,060       12/1/2015       11/11/2005           No                             9/26/2005
  42                   0                        7/13/2005           No                             7/13/2005
----------------------------------------------------------------------------------------------------------------------------------
  43               9,453       4/1/2008        12/22/2005           No                             12/1/2005           12/19/2005
  44              11,500       2/1/2007        11/28/2005           No                             11/29/2005          11/29/2005
  45
 45.01                 0                       11/28/2005           No                             11/28/2005
 45.02                 0                       11/29/2005           No                             11/28/2005
  46
 46.01                 0                        7/21/2005           No                             7/21/2005
 46.02                 0                        7/21/2005           No                             7/21/2005
 46.03                 0                        7/21/2005           No                             7/21/2005
 46.04                 0                        7/21/2005          Yes           9/6/2005          7/22/2005
 46.05                 0                        7/21/2005           No                             7/21/2005
 46.06                 0                        7/21/2005           No                             7/21/2005
 46.07                 0                        7/21/2005           No                             7/21/2005
 46.08                 0                        7/21/2005           No                             7/21/2005
 46.09                 0                        7/21/2005           No                             7/21/2005
 46.10                 0                        7/21/2005           No                             7/21/2005
 46.11                 0                        7/21/2005          Yes           9/6/2005          7/21/2005
  47
 47.01             8,023      12/31/2014        11/9/2005           No                             11/9/2005
 47.02             3,768       5/31/2007        11/9/2005           No                             11/9/2005
----------------------------------------------------------------------------------------------------------------------------------
  48              16,927       8/31/2011       11/14/2005           No                             11/14/2005
  49                   0                        9/22/2005          Yes          11/7/2005          8/19/2005            9/12/2005
  50                   0                        9/22/2005           No                             8/19/2005            9/12/2005
  51               8,500       1/1/2008         1/11/2006           No                             11/25/2005
  52                   0                        12/5/2005           No                                NAP
----------------------------------------------------------------------------------------------------------------------------------
  53              15,136       8/31/2010        8/11/2005           No                              9/1/2005
  54               8,400       4/14/2008        8/15/2005           No                             8/12/2005
  55              49,920       7/13/2014        7/14/2005           No                             7/15/2005            7/14/2005
  56               5,880      10/31/2006        10/7/2005          Yes          10/7/2005          10/12/2005
  57                   0                       10/26/2005           No                             10/21/2005
----------------------------------------------------------------------------------------------------------------------------------
  58              13,207       5/31/2008        9/28/2005           No                             9/29/2005            9/29/2005
  59              16,057       9/1/2006        10/19/2005           No                             9/20/2005
  60               7,088       6/30/2008        1/11/2006           No                             12/9/2005
  61               3,994      12/31/2006       11/28/2005           No                             11/29/2005          11/29/2005
  62              20,500       4/1/2011        11/30/2005           No                             10/18/2005
----------------------------------------------------------------------------------------------------------------------------------
  63              19,937       1/31/2011        1/25/2006           No                             12/14/2005
  64                   0                        11/1/2005           No                             10/17/2005
  65                   0                        11/1/2005           No                             10/17/2005
  66                   0                        8/31/2005           No                             8/29/2005
  67              12,884       3/31/2009       10/26/2005           No                             10/26/2005
----------------------------------------------------------------------------------------------------------------------------------
  68              35,410       4/30/2015        9/13/2005           No                              9/7/2005
  69              16,977      12/31/2015       11/30/2005           No                             11/30/2005
  70                   0                        1/18/2006           No                             1/18/2006
  71              12,896      10/31/2015        9/13/2005           No                              9/6/2005
  72                   0                        4/13/2005           No                             8/15/2005            8/15/2005
----------------------------------------------------------------------------------------------------------------------------------
  73                   0                       11/14/2005           No                             8/18/2005
  74               5,947       8/31/2011       11/28/2005           No                             11/11/2005          11/28/2005
  75                   0                       12/21/2005           No                             12/19/2005
  76              14,240       6/14/2009        10/3/2005           No                             10/12/2005
  77               5,400       8/31/2015        10/4/2005           No                             11/16/2005
----------------------------------------------------------------------------------------------------------------------------------
  78               4,862       4/30/2015        9/29/2005           No                             9/29/2005
  79              11,790       1/31/2008       11/21/2005           No                             11/17/2005
  80                   0                        7/13/2005           No                             7/14/2005
  81               6,857       8/31/2010       10/14/2005           No                             10/14/2005
  82               1,925       8/1/2017         1/11/2006           No                             11/29/2005
  83               1,762       2/28/2009        1/11/2006           No                             11/29/2005
----------------------------------------------------------------------------------------------------------------------------------
  84                   0                        9/8/2005            No                              9/9/2005
  85                   0                        9/15/2005           No                              9/2/2005
  86
 86.01                 0                       11/11/2005           No                             11/11/2005
 86.02                 0                       11/11/2005           No                             11/11/2005
 86.03                 0                       11/11/2005           No                             11/11/2005
 86.04                 0                       11/11/2005           No                             11/11/2005
 86.05                 0                       11/11/2005           No                             11/11/2005
  87                   0                        11/7/2005           No                             10/19/2005
  88                   0                       10/19/2005           No                             10/21/2005
----------------------------------------------------------------------------------------------------------------------------------
  89               6,732      12/31/2008        12/5/2005           No                             12/14/2005
  90               3,294       2/1/2008        11/15/2005           No                             11/2/2005            11/7/2005
  91               3,277       6/30/2009        12/1/2005           No                             11/22/2005          11/23/2005
  92              10,069       4/30/2010       12/21/2005           No                             11/23/2005
  93               2,600       1/20/2010        9/13/2005           No                             8/30/2005
----------------------------------------------------------------------------------------------------------------------------------
  94               8,568       6/30/2009        7/27/2005          Yes          11/7/2005          11/17/2005
  95               6,216       2/28/2011       12/13/2005           No                             11/29/2005
  96               5,910       7/31/2011       12/13/2005           No                             11/29/2005
  97
 97.01                 0                       10/24/2005           No                             10/24/2005
 97.02                 0                       10/19/2005           No                             10/24/2005
  98              15,000       1/31/2016        6/30/2005           No                              6/8/2005
----------------------------------------------------------------------------------------------------------------------------------
  99               5,665       1/31/2010       10/10/2005           No                             9/28/2005
  100
100.01                 0                        11/3/2005           No                             11/3/2005
100.02                 0                        11/3/2005           No                             11/4/2005
  101              7,000       10/1/2015        11/7/2005           No                             12/5/2005
  102             10,000       6/1/2006         5/17/2005           No                             7/15/2005
  103              3,209       7/1/2006         9/28/2005           No                             9/28/2005
----------------------------------------------------------------------------------------------------------------------------------
  104              4,982       9/30/2008       11/22/2005           No                             11/2/2005
  105                  0                        1/3/2006            No                             11/30/2005
  106             11,407       2/28/2010       10/14/2005           No                             10/11/2005
  107                  0                        8/30/2005           No                             8/29/2005
  108              3,600       11/1/2009       12/15/2005           No                             11/7/2005           11/14/2005
----------------------------------------------------------------------------------------------------------------------------------
  109
109.01             6,878      12/31/2010        9/16/2005           No                             11/3/2005
109.02             3,226       1/31/2008        9/14/2005           No                             11/3/2005
  110                  0                       10/31/2005           No                             10/21/2005
  111             11,576      11/20/2010       10/20/2005           No                             10/24/2005
  112              2,000       7/31/2010        11/7/2005           No                             12/13/2005
  113                  0                       12/13/2005           No                             12/14/2005
----------------------------------------------------------------------------------------------------------------------------------
  114                  0                        9/27/2005           No                             9/27/2005
  115                  0                        9/27/2005           No                             9/30/2005            9/28/2005
  116                  0                       12/12/2005           No                             9/27/2005
  117                  0                        12/5/2005           No                             12/5/2005
  118
118.01                 0                       12/13/2005           No                             12/13/2005
118.02                 0                       12/13/2005           No                             12/13/2005
118.03                 0                       12/13/2005           No                             12/13/2005
118.04                 0                       12/13/2005           No                             12/13/2005
----------------------------------------------------------------------------------------------------------------------------------
  119              3,291       7/1/2007         3/11/2005           No                              3/7/2005            3/7/2005
  120              2,050       5/31/2009       10/13/2005           No                             10/13/2005          10/13/2005
  121                  0                        11/3/2005           No                             10/19/2005
  122              7,312      10/31/2007       11/29/2005           No                             11/28/2005
  123
123.01                 0                        1/6/2006            No                              1/5/2006
123.02                 0                        1/6/2006            No                              1/5/2006
123.03                 0                        1/5/2006            No                              1/6/2006
123.04                 0                        1/5/2006            No                              1/6/2006
----------------------------------------------------------------------------------------------------------------------------------
  124              9,877      12/31/2007        2/13/2006           No                             2/13/2006
  125              2,974       6/1/2010        12/20/2005           No                             10/27/2005
  126                  0                        1/11/2006           No                             12/2/2005
  127              1,500       6/1/2007         12/5/2005           No                             12/5/2005            12/5/2005
  128              3,200       4/30/2006       10/27/2005           No                             10/7/2005           10/14/2005
----------------------------------------------------------------------------------------------------------------------------------
  129              5,036       1/31/2014        11/4/2005           No                             11/7/2005
  130              3,587      12/31/2009        4/7/2005            No                              4/7/2005
  131                  0                       11/11/2005           No                             11/11/2005          11/11/2005
  132                  0                        7/26/2005           No                             10/26/2005
  133              1,733       3/31/2008        9/30/2005           No                             9/30/2005
----------------------------------------------------------------------------------------------------------------------------------
  134              4,210       7/31/2010        1/19/2006           No                             12/28/2005          12/30/2005
  135              5,600      11/30/2012       10/14/2005           No                             9/28/2005
  136              4,500       1/31/2010        7/14/2005           No                             7/14/2005
  137              5,908       11/1/2010        12/9/2005           No                             11/29/2005
  138              9,771      11/30/2010       11/23/2005           No                             10/11/2005          10/11/2005
----------------------------------------------------------------------------------------------------------------------------------
  139                  0                        7/15/2005           No                             11/28/2005
  140              5,000       10/1/2009       11/30/2005           No                             11/22/2005
  141              6,742       8/31/2013        1/20/2006           No                             12/27/2005
  142                  0                        7/13/2005           No                             7/20/2005
  143              4,240       1/31/2009       11/14/2005           No                             11/18/2005
----------------------------------------------------------------------------------------------------------------------------------
  144             14,486       6/30/2009       11/30/2005           No                             11/30/2005
  145                  0                        9/23/2005           No                             8/22/2005
  146              4,200       3/1/2006         8/24/2005           No                             8/24/2005
  147                  0                       12/21/2005           No                             12/19/2005
  148              3,333       6/30/2009        9/12/2005           No                             9/12/2005
----------------------------------------------------------------------------------------------------------------------------------
  149                  0                       10/24/2005           No                             9/15/2005
  150              6,094       10/1/2010       11/23/2005           No                             10/11/2005          10/11/2005
  151              1,900       9/1/2010         11/7/2005           No                             12/2/2005
  152              9,841       8/1/2007         9/23/2005           No                             9/23/2005
  153              3,900       1/31/2010        12/8/2005           No                             12/9/2005
----------------------------------------------------------------------------------------------------------------------------------
  154
154.01                 0                        9/13/2005           No                             8/15/2005
154.02                 0                        9/13/2005           No                             8/15/2005
  155                  0                        9/15/2005           No                             1/23/2006
  156              2,800       1/28/2013        11/7/2005           No                             11/7/2005
  157              1,513       9/19/2011       12/14/2005           No                             12/14/2005
  158                  0                        1/19/2006           No                              1/4/2006            1/4/2006
----------------------------------------------------------------------------------------------------------------------------------
  159                  0                        9/8/2005            No                              9/9/2005
  160                  0                       10/31/2005           No                             10/7/2005
  161                  0                        11/1/2005           No                             10/26/2005
  162              1,800       3/31/2006       12/26/2005           No                             12/26/2005
  163                  0                       12/30/2005           No                             11/30/2005
----------------------------------------------------------------------------------------------------------------------------------
  164              1,600       6/30/2010       10/22/2005           No                             9/15/2005
  165                  0                        11/7/2005           No                             11/7/2005            11/7/2005
  166              2,739       1/1/2008         10/4/2005           No                        9/16/2005, 10/7/2005
  167                  0                       11/18/2005           No                             11/18/2005
  168                  0                       12/30/2005           No                             11/30/2005
----------------------------------------------------------------------------------------------------------------------------------
  169                  0                       12/30/2005           No                             11/30/2005
  170                  0                        9/9/2005            No                              9/9/2005
  171              2,313       8/1/2007         9/15/2005           No                              9/1/2005            8/23/2005
  172              2,080       9/26/2010        8/22/2005           No                             11/10/2005
  173                  0                        9/7/2005            No                              9/2/2005
----------------------------------------------------------------------------------------------------------------------------------
  174              8,250       1/31/2011       12/12/2005           No                             11/9/2005
  175                  0                        1/11/2006           No                             12/2/2005
  176              4,919       6/30/2008       10/25/2005           No                             10/7/2005
  177                  0                        6/3/2005            No                              6/6/2005            6/3/2005
  178              2,131       11/1/2010        9/27/2005           No                             9/21/2005
----------------------------------------------------------------------------------------------------------------------------------
  179                  0                       12/12/2005           No                             12/1/2005
  180                  0                       10/24/2005           No                             9/15/2005
  181                  0                        11/1/2005           No                             11/1/2005            11/1/2005
  182              5,319       7/31/2010        12/2/2005           No                             11/29/2005           12/2/2005
  183                  0                        8/19/2005           No                             8/17/2005
----------------------------------------------------------------------------------------------------------------------------------
  184                  0                        7/26/2005           No                             7/26/2005            7/26/2005
  185                  0                       10/27/2005           No                             10/25/2005
  186              5,290       1/31/2010       12/12/2005           No                             11/9/2005
  187              2,800       3/31/2009       10/26/2005           No                             10/13/2005
  188                  0                        8/19/2005           No                             8/19/2005

                   EARTHQUAKE                      UPFRONT ACTUAL  MONTHLY ACTUAL
CONTROL             INSURANCE    UPFRONT ACTUAL     REPLACEMENT     REPLACEMENT      UPFRONT      MONTHLY          MONTHLY
NUMBER   PML (%)    REQUIRED   REPAIR RESERVE ($)   RESERVES ($)    RESERVES ($)   TI / LC ($)  TI / LC ($)     TAX ESCROW ($)
------------------------------------------------------------------------------------------------------------------------------

   1                   No                       0               0               0            0            0                  0
   2                                            0               0               0            0            0                  0
 2.01                  No
 2.02                  No
 2.03                  No
 2.04                  No
 2.05                  No
 2.06                  No
 2.07                  No
 2.08                  No
 2.09                  No
   3                                            0       7,500,000         210,329            0            0            169,117
 3.01       14         No
 3.02       12         No
 3.03       12         No
 3.04                  No
 3.05                  No
 3.06                  No
 3.07                  No
 3.08                  No
   4                                      632,803      10,385,885         118,590            0            0            238,887
 4.01                  No
 4.02                  No
 4.03                  No
 4.04                  No
 4.05                  No
 4.06                  No
 4.07                  No
 4.08                  No
 4.09                  No
   5                   No                       0               0               0      382,000            0            232,436
------------------------------------------------------------------------------------------------------------------------------
   6                   No                       0               0               0            0            0                  0
   7                   No                       0               0               0            0            0                  0
   8                                            0               0               0            0            0                  0
 8.01                  No
 8.02                  No
 8.03                  No
 8.04                  No
 8.05                  No
 8.06                  No
 8.07                  No
 8.08                  No
   9                   No                 169,400               0          12,787    2,767,238            0            103,188
  10                                            0           8,795           8,795    1,990,191       43,975             51,667
 10.01                 No
 10.02                 No
 10.03                 No
 10.04                 No
 10.05                 No
 10.06                 No
 10.07                 No
 10.08                 No
 10.09                 No
 10.10                 No
 10.11                 No
 10.12                 No
 10.13                 No
 10.14                 No
------------------------------------------------------------------------------------------------------------------------------
  11                                      542,744          11,660          11,660       14,580       14,580             80,000
 11.01                 No
 11.02                 No
 11.03                 No
  12                   No                       0               0           2,726      400,000            0             57,463
  13        14         No               1,713,022               0           6,054    2,544,762            0             37,333
  14                   No                       0               0           6,844            0            0             80,400
  15                   No                 750,000           3,733           3,733            0            0             86,144
------------------------------------------------------------------------------------------------------------------------------
  16        15         No                 697,104               0           5,173    3,168,469            0             39,627
  17                                       85,386               0           7,950            0       39,748             87,898
 17.01                 No
 17.02                 No
 17.03                 No
 17.04                 No
 17.05                 No
 17.06                 No
 17.07                 No
 17.08                 No
 17.09                 No
 17.10                 No
 17.11                 No
 17.12                 No
 17.13                 No
 17.14                 No
 17.15                 No
 17.16                 No
 17.17                 No
 17.18                 No
 17.19                 No
 17.20                 No
 17.21                 No
 17.22                 No
 17.23                 No
 17.24                 No
 17.25                 No
 17.26                 No
 17.27                 No
 17.28                 No
 17.29                 No
 17.30                 No
 17.31                 No
 17.32                 No
 17.33                 No
 17.34                 No
 17.35                 No
 17.36                 No
 17.37                 No
  18                                      232,692               0          20,281      250,000       20,282             96,477
 18.01                 No
 18.02                 No
 18.03                 No
 18.04                 No
 18.05                 No
 18.06                 No
 18.07                 No
 18.08                 No
 18.09                 No
 18.10                 No
 18.11                 No
 18.12                 No
 18.13                 No
  19                   No                       0               0           5,263    3,096,877            0             85,777
  20                                            0               0               0            0            0                  0
 20.01                 No
 20.02      14         No
 20.03                 No
 20.04                 No
 20.05                 No
 20.06                 No
 20.07                 No
 20.08                 No
------------------------------------------------------------------------------------------------------------------------------
  21        17         No                       0           4,881           4,881    3,500,000       21,151             60,743
  22                   No                       0               0               0    1,135,713            0             58,086
  23                   No               1,797,012               0               0            0            0                  0
  24                   No                       0             412             412            0            0              6,899
  25                   No                       0           1,661           1,661            0            0              2,360
  26                   No                       0           1,820           1,820            0            0              6,862
  27                   No                   5,000           1,361           1,361            0            0              4,345
  28                   No                       0             361             361            0            0              1,413
  29                   No                       0             235             235            0            0              2,369
  30                   No                       0             218             218            0            0              1,183
  31                   No                       0             360             360            0            0              1,748
  32                   No                  30,000             683             683            0            0              1,426
------------------------------------------------------------------------------------------------------------------------------
  33                   No                 699,050               0           5,474      450,000            0             55,981
  34     10%, 15%      No                       0           2,156           2,156            0            0             13,120
  35                   No                  50,563           2,527           2,527            0            0             24,047
  36        16         No                 102,938               0           2,268            0            0             20,355
  37                                            0               0          11,167            0            0             41,935
 37.01                 No
 37.02                 No
------------------------------------------------------------------------------------------------------------------------------
  38        12         No                  12,500               0           1,747    2,000,000       60,107             18,208
  39                   No                       0           3,076           3,076      250,000            0             57,047
  40                   No                  25,750       1,200,000               0    3,967,143            0             70,000
  41                   No                       0               0               0      717,869            0              7,787
  42                   No                       0         567,000               0            0            0             84,565
------------------------------------------------------------------------------------------------------------------------------
  43        11         No                       0           2,073           2,073        4,847        4,847              5,952
  44        17         No                       0               0               0      350,000            0                  0
  45                                    1,178,900       2,269,389               0            0            0             25,333
 45.01                 No
 45.02                 No
  46                                      350,751       1,770,000         292,557            0            0            212,400
 46.01                 No
 46.02                 No
 46.03                 No
 46.04                 No
 46.05                 No
 46.06                 No
 46.07                 No
 46.08                 No
 46.09                 No
 46.10                 No
 46.11                 No
  47                                    1,345,426         237,253           6,361    3,575,000       15,267             55,175
 47.01                 No
 47.02                 No
------------------------------------------------------------------------------------------------------------------------------
  48                   No                       0               0               0       94,000        5,819             23,688
  49        11         No                   8,188           4,555           4,555            0            0             17,007
  50       <10%        No                   8,688           3,563           3,563            0            0             12,775
  51                   No                       0           2,878           2,878        6,667        6,667             13,228
  52                   No                       0               0               0            0            0                  0
------------------------------------------------------------------------------------------------------------------------------
  53                   No                 123,306               0           7,618            0       38,079             44,500
  54                   No                  18,938               0           1,979      600,000            0             72,836
  55        16         No                       0               0           2,309      218,125        4,618             12,026
  56                   No                       0               0           7,251      100,000        6,889             15,511
  57                   No                       0               0               0            0            0                  0
------------------------------------------------------------------------------------------------------------------------------
  58        15         No                       0           1,695           1,695      200,000        6,358             21,670
  59                   No                  18,500           2,619           2,619       11,038       11,038             20,581
  60                   No                       0               0           2,058      400,000            0             23,542
  61        17         No                       0               0               0            0            0                  0
  62                   No                       0           2,100           2,100      226,500        6,500             17,098
------------------------------------------------------------------------------------------------------------------------------
  63                   No                       0               0           1,891            0            0             24,261
  64                   No                       0               0               0            0            0                  0
  65                   No                       0               0               0            0            0                  0
  66                   No                       0               0           6,666            0            0             12,865
  67                   No                   2,063         100,000           2,114    1,100,000            0             21,642
------------------------------------------------------------------------------------------------------------------------------
  68                   No                  17,063           1,395           1,395      300,000            0             14,310
  69                   No                       0               0           1,677      200,000        5,589                  0
  70                   No                  17,063               0           1,926            0            0             20,911
  71                   No                       0          38,515               0            0            0             21,364
  72        9          No                       0               0           5,000            0            0             18,583
------------------------------------------------------------------------------------------------------------------------------
  73                   No                       0               0               0            0            0                  0
  74        16         No                       0               0           1,827      250,000        9,135             12,469
  75                   No                       0               0               0            0            0                  0
  76                   No                       0               0           5,000       50,000       25,000             32,385
  77                   No                       0               0               0            0            0              6,335
------------------------------------------------------------------------------------------------------------------------------
  78                   No                  46,375               0           1,615            0        2,605             25,000
  79                   No                  16,875          14,000           1,873       18,667        9,333             15,205
  80                   No                       0               0               0            0            0                  0
  81                   No                       0               0             894            0        4,470             19,021
  82                   No                       0               0               0            0            0             12,262
  83                   No                       0               0               0            0            0             13,895
------------------------------------------------------------------------------------------------------------------------------
  84                   No                       0               0          12,359            0            0              9,526
  85                   No                   6,250           4,658           4,658            0            0             18,102
  86                                       28,563               0           3,264            0            0             15,970
 86.01                 No
 86.02                 No
 86.03                 No
 86.04                 No
 86.05                 No
  87                   No                       0               0               0            0            0                  0
  88                   No                       0               0               0            0            0                  0
------------------------------------------------------------------------------------------------------------------------------
  89                   No                       0           1,586           1,586      175,000            0              8,353
  90        15         No                       0          13,184               0            0            0              6,090
  91        21         Yes                      0         300,000               0        7,500        7,500             15,238
  92                   No                  28,125           1,346           1,346            0            0              8,599
  93                   No                       0               0               0            0            0                  0
------------------------------------------------------------------------------------------------------------------------------
  94                   No                 500,000               0           1,378      350,000            0             18,659
  95                   No                       0               0           1,589      523,855        6,667             11,333
  96                   No                       0               0           1,609      328,650        6,667              9,250
  97                                            0               0           1,672      250,000        6,192             12,872
 97.01                 No
 97.02                 No
  98                   No                       0             743             743            0            0             15,213
------------------------------------------------------------------------------------------------------------------------------
  99                   No                       0           1,250           1,250        4,167        4,167             13,980
  100                                           0               0               0            0       22,644                  0
100.01                 No
100.02                 No
  101                  No                       0               0               0      232,319        1,072             18,724
  102                  No                  16,000           1,217           1,217       14,583       14,583             15,790
  103                  No                       0             582             582        1,454        1,454              7,197
------------------------------------------------------------------------------------------------------------------------------
  104                  No                       0               0               0            0            0                  0
  105                  No                       0               0           1,297      300,000            0              7,296
  106                  No                       0           1,059           1,059        5,833        5,833             16,748
  107                  No                       0               0             538            0            0             14,388
  108      <10%        No                       0             311             311            0            0                  0
------------------------------------------------------------------------------------------------------------------------------
  109                                           0               0               0            0            0                  0
109.01                 No
109.02                 No
  110                  No                       0           4,407           4,407            0            0              9,848
  111                  No                 262,500           2,657           1,329       13,104        6,552             13,444
  112                  No                       0             272             272        1,667        1,667                562
  113                  No                       0               0           8,512            0            0             11,845
------------------------------------------------------------------------------------------------------------------------------
  114                  No                  16,200               0           5,417            0            0             12,687
  115       9          No                       0          10,849          11,969            0            0             14,006
  116                  No                   9,743               0           5,000            0            0             14,593
  117                  No                       0           4,375           9,853            0            0              7,586
  118                                         625               0               0            0            0                  0
118.01                 No
118.02                 No
118.03                 No
118.04                 No
------------------------------------------------------------------------------------------------------------------------------
  119       16         No                  11,950           1,451           1,451            0            0              6,619
  120       18         No                       0             456             228        2,308        1,154              3,143
  121                  No                       0               0               0            0            0                  0
  122                  No                       0         100,000           1,048      500,000            0              9,738
  123                                           0               0               0            0            0                  0
123.01                 No
123.02                 No
123.03                 No
123.04                 No
------------------------------------------------------------------------------------------------------------------------------
  124                  No                 152,224           1,638           1,638      200,000       11,035              5,790
  125                  No                       0             585             585        3,333        3,333              1,860
  126                  No                 103,450           5,280           5,280            0            0              9,288
  127       16         No                       0               0               0            0            0              8,163
  128       18         No                       0               0           1,349      850,000            0              9,616
------------------------------------------------------------------------------------------------------------------------------
  129                  No                       0           1,110           1,110      400,000            0              9,282
  130                  No                       0               0             689            0        3,333              5,821
  131       19         No                   2,625          17,900           1,450            0            0              4,814
  132                  No                  92,813               0             347            0            0             18,441
  133                  No                       0          20,000             803            0            0              9,443
------------------------------------------------------------------------------------------------------------------------------
  134      <10%        No                       0             208             208        1,867        1,867              3,147
  135                  No                       0               0               0        1,750        1,750              3,633
  136                  No                       0               0             331            0        1,667              5,780
  137                  No                       0               0               0            0            0                  0
  138       10         No                       0             782             391        7,788        3,894              5,465
------------------------------------------------------------------------------------------------------------------------------
  139                  No                 257,500           5,406           5,406            0            0             14,143
  140                  No                       0             358             358            0            0              4,447
  141                  No                       0           1,550           1,550        4,167        4,167             13,396
  142                  No                  44,235           3,673           3,673            0            0              5,352
  143                  No                       0             312             312            0            0              2,682
------------------------------------------------------------------------------------------------------------------------------
  144                  No                       0               0               0            0        1,668             11,334
  145                  No                   1,250           2,673           2,673            0            0              3,427
  146                  No                 263,750             868             868            0            0              9,230
  147                  No                       0               0               0            0            0                  0
  148                  No                 151,750             600             600        1,579        1,579              3,400
------------------------------------------------------------------------------------------------------------------------------
  149                  No                       0           2,042           2,042            0            0              6,201
  150       10         No                       0             781             390        7,782        3,891              5,465
  151                  No                       0               0               0      107,786          968              7,327
  152                  No                       0           1,052           1,052        3,083        3,083              3,449
  153                  No                       0             236             236        1,181        1,181              2,727
------------------------------------------------------------------------------------------------------------------------------
  154                                           0             826             826            0            0              4,249
154.01                 No
154.02                 No
  155                  No                       0               0               0            0            0                  0
  156                  No                       0               0               0            0            0              6,539
  157                  No                       0               0               0            0            0              6,496
  158       12         No                       0             134             134            0            0              3,505
------------------------------------------------------------------------------------------------------------------------------
  159                  No                       0               0             226            0          528                  0
  160                  No                       0               0               0            0            0                  0
  161                  No                       0               0             408            0            0              9,957
  162                  No                       0             243             243      320,000        1,330              3,005
  163                  No                 275,000           1,793             897            0            0              1,667
------------------------------------------------------------------------------------------------------------------------------
  164                  No                       0               0               0            0            0                  0
  165       12         No                       0               0               0      205,000            0                  0
  166                  No                  13,125             455             455        2,083        2,083              8,809
  167                  No                       0               0             987            0            0              1,636
  168                  No                       0           1,263             632            0            0              1,667
------------------------------------------------------------------------------------------------------------------------------
  169                  No                       0           1,104             552            0            0              1,667
  170                  No                   6,084               0               0            0            0              5,800
  171    26%, 29%      Yes                      0               0               0            0            0              3,114
  172                  No                       0              91              91       81,953            0                308
  173                  No                       0             891             891            0            0              3,990
------------------------------------------------------------------------------------------------------------------------------
  174                  No                       0             665             665        3,517        3,517              5,869
  175                  No                  50,013           2,614           2,614            0            0              4,350
  176                  No                       0           1,390           1,390       24,388        1,888              7,290
  177       12         No                       0               0               0            0            0              2,096
  178                  No                       0             119             119        2,083        2,083              1,604
------------------------------------------------------------------------------------------------------------------------------
  179                  No                       0           5,991               0            0            0                  0
  180                  No                  19,375           1,272           1,272            0            0              4,939
  181       14         No                   4,126               0               0            0            0                  0
  182       17         No                       0               0               0            0            0                  0
  183                  No                       0           1,613             538            0            0              2,853
------------------------------------------------------------------------------------------------------------------------------
  184       10         No                       0               0               0            0            0              2,754
  185                  No                       0               0               0            0            0              2,936
  186                  No                       0             563             563        2,810        2,810              2,842
  187                  No                       0             140             140        1,333        1,333              1,057
  188                                           0             608             608       15,000            0              3,518

           MONTHLY
CONTROL   INSURANCE                                                                     LOAN                     CASH       GROUND
NUMBER    ESCROW ($)                         BORROWER NAME                             PURPOSE     LOCKBOX    MANAGEMENT   LEASE Y/N
------------------------------------------------------------------------------------------------------------------------------------

   1               0                       TRG Charlotte LLC                          Refinance      Hard      Springing       No
   2               0                     Atrium Finance III, LP                      Acquisition     Hard      In Place
  2.01                                                                                                                         No
  2.02                                                                                                                         No
  2.03                                                                                                                         No
  2.04                                                                                                                        Yes
  2.05                                                                                                                         No
  2.06                                                                                                                         No
  2.07                                                                                                                         No
  2.08                                                                                                                         No
  2.09                                                                                                                         No
                        Nesbitt Lynwood Property LLC; Nesbitt Portland Property
                                                  LLC;
                         Nesbitt Colorado Springs Property LLC; Nesbitt Denver
                                             Property LLC;
                        Nesbitt El Paso Property L.P.; Nesbitt Livonia Property
                                                  LLC;
   3          77,829  Nesbitt Blue Ash Property LLC; Nesbitt Bellevue Property LLC    Refinance      Hard      In Place
  3.01                                                                                                                         No
  3.02                                                                                                                         No
  3.03                                                                                                                         No
  3.04                                                                                                                         No
  3.05                                                                                                                         No
  3.06                                                                                                                         No
  3.07                                                                                                                         No
  3.08                                                                                                                         No
                       SRH/LA Cove Village Apartments, LLC; SRH/LA Dutch Village
                        Apartments, LLC; SRH/LA Fontana Apartments, LLC; SRH/LA
                                                Hamilton
                         Manor Apartments, LLC; SRH/LA Highland #179 Apartments,
                                                  LLC;
                       SRH/LA Highland #241 Apartments, LLC; SRH/LA Highland #689
                         Apartments, LLC; SRH/LA Pleasantview Apartments, LLC;
                                                 SRH/LA
                        Riverview Apartments, LLC; SRH/LA Whispering Woods #250
                       Apartments, LLC; SRH/LA Whispering Woods #299 Apartments,
                                                  LLC;
                           SRH/LA Whitemarsh I, II, V Apartments, LLC; SRH/LA
                                             Whitemarsh III
                        Apartments, LLC; SRH/LA Whitemarsh IVA Apartments, LLC;
                                                 SRH/LA
                       Whitemarsh IVB Apartments, LLC; SRH/LA Harbor Point I, II
                                                   IV
   4          95,721    Apartments, LLC; SRH/LA Harbor Point III Apartments, LLC      Refinance      Soft      Springing
  4.01                                                                                                                         No
  4.02                                                                                                                         No
  4.03                                                                                                                         No
  4.04                                                                                                                         No
  4.05                                                                                                                         No
  4.06                                                                                                                         No
  4.07                                                                                                                         No
  4.08                                                                                                                         No
  4.09                                                                                                                         No
   5          29,323       Commerce Square Partners-Philadelphia Plaza, L.P.          Refinance      Hard      Springing       No
------------------------------------------------------------------------------------------------------------------------------------
   6               0             La Cantera Retail Limited Partnership                Refinance      Hard      Springing       No
   7               0                          WV Sub, LLC                            Acquisition     Hard      Springing       No
                       134, LLC; ASI, LLC; 7000 CG, LLC; 7320 PD, LLC; 8621 RFD,
                                                  LLC;
   8               0                  8661 RFD, LLC; 6940 CGD, LLC                    Refinance      Hard      Springing
  8.01                                                                                                                         No
  8.02                                                                                                                         No
  8.03                                                                                                                         No
  8.04                                                                                                                         No
  8.05                                                                                                                         No
  8.06                                                                                                                         No
  8.07                                                                                                                         No
  8.08                                                                                                                         No
   9          13,011                Transwestern Broadreach WTC, LLC                 Acquisition     Hard      In Place        No
   10          7,116           CIP Airport Industrial/Flex Portfolio, LLC            Acquisition     Hard      Springing
 10.01                                                                                                                         No
 10.02                                                                                                                         No
 10.03                                                                                                                         No
 10.04                                                                                                                         No
 10.05                                                                                                                         No
 10.06                                                                                                                         No
 10.07                                                                                                                         No
 10.08                                                                                                                         No
 10.09                                                                                                                         No
 10.10                                                                                                                         No
 10.11                                                                                                                         No
 10.12                                                                                                                         No
 10.13                                                                                                                         No
 10.14                                                                                                                         No
------------------------------------------------------------------------------------------------------------------------------------
   11         12,290                 HP Showplace Investors IV, LLC                  Acquisition     Hard      Springing
 11.01                                                                                                                         No
 11.02                                                                                                                         No
 11.03                                                                                                                         No
   12          7,958                      Brickman Durham LLC                        Acquisition     Hard      Springing       No
   13          8,171                     Met Park East IV, LLC                       Acquisition     Hard      Springing      Yes
   14          6,523                       ACP/Millennium LLC                        Acquisition     Hard      In Place        No
   15          7,435                  BentleyForbes Watergate, LLC                   Acquisition     Hard      In Place       Yes
------------------------------------------------------------------------------------------------------------------------------------
   16          6,784                       Park Place IV, LLC                        Acquisition     Hard      Springing      Yes
   17         22,158               Coldwater Portfolio Partners, LLC                 Acquisition     Soft      In Place
 17.01                                                                                                                         No
 17.02                                                                                                                         No
 17.03                                                                                                                         No
 17.04                                                                                                                         No
 17.05                                                                                                                         No
 17.06                                                                                                                         No
 17.07                                                                                                                         No
 17.08                                                                                                                         No
 17.09                                                                                                                         No
 17.10                                                                                                                         No
 17.11                                                                                                                         No
 17.12                                                                                                                         No
 17.13                                                                                                                         No
 17.14                                                                                                                         No
 17.15                                                                                                                         No
 17.16                                                                                                                         No
 17.17                                                                                                                         No
 17.18                                                                                                                         No
 17.19                                                                                                                         No
 17.20                                                                                                                         No
 17.21                                                                                                                         No
 17.22                                                                                                                         No
 17.23                                                                                                                         No
 17.24                                                                                                                         No
 17.25                                                                                                                         No
 17.26                                                                                                                         No
 17.27                                                                                                                         No
 17.28                                                                                                                         No
 17.29                                                                                                                         No
 17.30                                                                                                                         No
 17.31                                                                                                                         No
 17.32                                                                                                                         No
 17.33                                                                                                                         No
 17.34                                                                                                                         No
 17.35                                                                                                                         No
 17.36                                                                                                                         No
 17.37                                                                                                                         No
   18         16,283                   Sealy SW Properties, L.P.                     Acquisition     Hard      Springing
 18.01                                                                                                                         No
 18.02                                                                                                                         No
 18.03                                                                                                                         No
 18.04                                                                                                                         No
 18.05                                                                                                                         No
 18.06                                                                                                                        Yes
 18.07                                                                                                                         No
 18.08                                                                                                                        Yes
 18.09                                                                                                                         No
 18.10                                                                                                                        Yes
 18.11                                                                                                                         No
 18.12                                                                                                                        Yes
 18.13                                                                                                                        Yes
   19              0                        Reid Murdoch LLC                          Refinance      Hard      Springing       No
   20              0                      Atrium Finance I, LP                        Refinance      Hard      In Place
 20.01                                                                                                                         No
 20.02                                                                                                                         No
 20.03                                                                                                                         No
 20.04                                                                                                                         No
 20.05                                                                                                                         No
 20.06                                                                                                                         No
 20.07                                                                                                                         No
 20.08                                                                                                                         No
------------------------------------------------------------------------------------------------------------------------------------
                             ARI- Atrium Office Building, LLC; ARI - AOB 1,
                             LLC; ARI - AOB 2, LLC; ARI - AOB 3, LLC; ARI -
                            AOB 4, LLC; ARI - AOB 5, LLC; ARI - AOB 6, LLC;
                                           ARI - AOB 7, LLC;
   21          4,819                        ARI - AOB 8, LLC                         Acquisition     Hard      Springing       No
   22          9,312                     DMB Market Street LLC                        Refinance       No          NAP          No
                          Somera DFW Lakes Owner LP; BRZI-DFW Lakes Owner, LP;
                          TBZI-DFW Lakes Owner, LP; BFZI-DFW Lakes Owner, LP;
   23              0                    PCZI-DFW Lakes Owner, LP                     Acquisition     Soft      Springing       No
   24            443                 Greenville (Woodruff) WMB, LLC                  Acquisition      No          NAP          No
   25            564               Surfside Beach (Surfside) WMB, LLC                Acquisition      No          NAP          No
   26            191                Lexington (East Towne) WMB, LLC                  Acquisition      No          NAP          No
   27            478                Georgetown (Plantation) WMB, LLC                 Acquisition      No          NAP          No
   28            310                   Seaford (Sussex) WMB, LLC                     Acquisition      No          NAP          No
   29            151                Smithfield (Smithfield) WMB, LLC                 Acquisition      No          NAP          No
   30            525                 Covington (Riverbend) WMB, LLC                  Acquisition      No          NAP          No
   31            190                    Pocomoke Guarantor, LLC                      Acquisition      No          NAP          No
   32            211              Taylorsville (Taylorsville) WMB, LLC               Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   33              0             Westland Promenade Limited Partnership               Refinance      Hard      Springing       No
   34          2,169                    Murrieta Spectrum, L.P.                       Refinance       No          NAP          No
   35          4,416                  Woodglen Associates, L.L.C.                     Refinance       No          NAP         Yes
   36         23,942                  Broadway 801 Gateway Fee LLC                   Acquisition     Soft      Springing       No
   37          9,716           Parkway Vista, I, LP; Oakwood Vista, I, LP             Refinance      Soft      Springing
 37.01                                                                                                                         No
 37.02                                                                                                                         No
------------------------------------------------------------------------------------------------------------------------------------
   38          8,000                Maguire Partners-1733 Ocean, LLC                  Refinance      Hard      Springing      Yes
   39          6,720                   1996 Pavilion Assoc., L.P.                     Refinance       No          NAP         Yes
                         550 Mamaroneck Avenue Associates, LLC; 600 Mamaroneck
   40          3,800                     Avenue Associates, LLC                      Acquisition     Hard      In Place       Yes
   41          5,292              Outer Drive 39 Development Co., LLC                 Refinance       No          NAP          No
                           Passco Villa Toscana S, LLC; Villa Toscana TIC 4,
                           LP; Villa Toscana TIC 1, LP; Villa Toscana TIC 2,
                                               LP; Villa
                                             Toscana TIC 3,
                           LP; Passco Villa Toscana H, LLC; Villa Toscana TIC
                           15, LP; Villa Toscana TIC 9, LP; Villa Toscana TIC
                                             20, LP; Villa
                          Toscana TIC 10, LP; Villa Toscana TIC 11, LP; Villa
                          Toscana TIC 24, LP; Villa Toscana TIC 19, LP; Villa
                                            Toscana TIC 14,
                            LP; Villa Toscana TIC 23, LP; Villa Toscana TIC
                           21, LP; Villa Toscana TIC 5, LP; Villa Toscana TIC
                                              7, LP; Villa
                          Toscana TIC 16, LP; Villa Toscana TIC 17, LP; Villa
                           Toscana TIC 6, LP; Villa Toscana TIC 22, LP; Villa
                                            Toscana TIC 27,
                            LP; Villa Toscana TIC 26, LP; Villa Toscana TIC
                           8, LP; Villa Toscana TIC 13, LP; Villa Toscana TIC
                                             18, LP; Villa
                          Toscana TIC 28, LP; Villa Toscana TIC 29, LP; Villa
                          Toscana TIC 30, LP; Villa Toscana TIC 32, LP; Villa
                                            Toscana TIC 31,
   42         13,994     LP; Villa Toscana TIC 25, LP; Villa Toscana TIC 33, LP      Acquisition     Hard      Springing       No
------------------------------------------------------------------------------------------------------------------------------------
   43          1,738                   Zephyr Cove Investors LLC                     Acquisition      No          NAP          No
   44              0                    1400 Fashion Island LLC                       Refinance       No          NAP          No
   45         27,003                   E & B Honolulu Hotels LLC                      Refinance      Hard      In Place
 45.01                                                                                                                        Yes
 45.02                                                                                                                        Yes
                       Shaner Pittsburgh Hotel Limited Partnership; Shaner Trade
                        Center Hotel Associates Limited Partnership; Shaner SPE
   46         84,471                 Associates Limited Partnership                   Refinance      Hard      Springing
 46.01                                                                                                                         No
 46.02                                                                                                                        Yes
 46.03                                                                                                                         No
 46.04                                                                                                                         No
 46.05                                                                                                                         No
 46.06                                                                                                                        Yes
 46.07                                                                                                                        Yes
 46.08                                                                                                                        Yes
 46.09                                                                                                                        Yes
 46.10                                                                                                                         No
 46.11                                                                                                                         No
   47         17,423      OVC Properties, LLC; Mililani Street Properties, LLC       Acquisition     Hard      Springing
 47.01                                                                                                                        Yes
 47.02                                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
   48          3,969                        LAL Crescent LLC                         Acquisition     Hard      Springing       No
   49          3,496               Wyosea Alderbrook Associates, LLC                  Refinance       No          NAP          No
   50          2,340                 Wyosea Summit Associates, LLC                    Refinance       No          NAP          No
   51              0       Ocean City Factory Outlets Acceptance Company, LLC         Refinance       No          NAP         Yes
   52              0                       WG Sterling VA LLC                        Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   53              0                     L&J Manchester II LLC                        Refinance      Soft      Springing       No
   54          2,319             Tampa Rinaldi Porter Ranch Center, LLC              Acquisition     Hard      In Place        No
   55          3,120                Nordhoff Investment Company, LLC                 Acquisition     Hard      Springing       No
   56          4,080                    Market Center Seven, LLC                     Acquisition      No          NAP          No
   57              0                       EPT Hamilton, Inc.                         Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
                            ARI - Copley Business Center, LLC; ARI - CBC 1,
                           LLC; ARI - CBC 2, LLC; ARI - CBC 3, LLC; ARI - CBC
                                           4, LLC; ARI - CBC
                           5, LLC; ARI - CBC 6, LLC; ARI - CBC 7, LLC; ARI -
                            CBC 8, LLC; ARI - CBC 9, LLC; ARI - CBC 10, LLC;
                            ARI - CBC 11, LLC; ARI - CBC 12, LLC; ARI - CBC
                           13, LLC; ARI - CBC 14, LLC; ARI - CBC 15, LLC; ARI
                            - CBC 16, LLC; ARI - CBC 17, LLC; ARI - CBC 18,
                            LLC; ARI - CBC 19, LLC; ARI - CBC 20, LLC; ARI -
                           CBC 21, LLC; ARI - CBC 22, LLC; ARI - CBC 23, LLC;
                            ARI - CBC 24, LLC; ARI - CBC 25, LLC; ARI - CBC
                           26, LLC; ARI - CBC 27, LLC; ARI - CBC 28, LLC; ARI
                            - CBC 29, LLC; ARI - CBC 30, LLC; ARI - CBC 31,
                                           LLC; ARI - CBC 32,
   58          1,468  LLC; ARI - CBC 33, LLC; ARI - CBC 34, LLC; ARI - CBC 35, LLC   Acquisition     Soft      Springing       No
                       Butters Real Estate Fund III, LTD., MB WAMU Vista, LLC and
   59          7,677                        STJ Suntech, LLC                         Acquisition      No          NAP          No
   60         12,701                  Amera Financial Plaza, Ltd.                    Acquisition      No          NAP          No
   61              0                    1450 Mariners Island LLC                      Refinance       No          NAP          No
   62          2,630           Mountain High APOC, LLC and TSL APOC, LLC             Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   63          2,521                     Kimschott Whitehall LP                      Acquisition      No          NAP          No
   64              0                     EPT Deer Valley, Inc.                        Refinance       No          NAP          No
   65              0                        EPT Boise, Inc.                           Refinance       No          NAP         Yes
   66              0                       DC Hotels, L.L.C.                          Refinance       No          NAP          No
   67          2,866                 Danbury General Partners, LLC                   Acquisition     Hard      Springing       No
------------------------------------------------------------------------------------------------------------------------------------
                           USA Matthews Corner, LLC, USA Matthews Corners 1,
                             LLC, USA Matthews Corners 2, LLC, USA Matthews
                            Corners 3, LLC, USA Matthews Corners 4, LLC, USA
                            Matthews Corners 5, LLC, USA Matthews Corners 6,
                           LLC, USA Matthews 7, LLC, USA Matthews 8, LLC, USA
                             Matthews 9, LLC, USA Matthews Corners 10, LLC,
                           USA Matthews Corners 11, LLC, USA Matthews Corners
                          13, LLC, USA Matthews Corners 14, LLC, USA Matthews
                           Corners 15, LLC, USA Matthews Corners 16, LLC, USA
                           Matthews Corners 17, LLC, USA Matthews Corners 18,
                            LLC, USA Matthews Corners 21, LLC, USA Matthews
                             Corners 22, LLC, USA Matthews Corners 23, LLC,
                           USA Matthews Corners 24, LLC, USA Matthews Corners
                                                , LLC
   68          1,528                and USA Matthews Corners 29, LLC                 Acquisition      No          NAP          No
   69              0                 Inspiration International, LLC                   Refinance      Soft      In Place       Yes
   70          2,156                 NK - Bridgewater Property LLC                   Acquisition     Hard      Springing       No
   71          1,036                      RPI Cedar Hill, Ltd.                        Refinance       No          NAP          No
   72          5,126                  Monte Bello Apartments, LLC                    Acquisition     Soft      In Place        No
------------------------------------------------------------------------------------------------------------------------------------
   73              0                      101 Park Avenue, LLC                       Acquisition     Hard      Springing       No
   74          1,530                        Balentine, L.P.                           Refinance      Soft      Springing       No
   75              0                      GI Tampa Realco, LLC                       Acquisition     Soft      In Place        No
   76              0                    EP Office Holdings, L.P.                     Acquisition      No          NAP          No
   77              0                      Falcon Landing, LLC                         Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   78              0                  Pacesetter/Ramapo Associates                    Refinance      Hard      Springing       No
   79          1,887              Rancho Pacific Tetra Woodlands, LLC                 Refinance       No          NAP          No
   80              0                       Windsor (USA) Inc.                        Acquisition     Hard      Springing       No
   81              0                      Goodman/Friedman LLC                        Refinance      Hard      Springing      Yes
   82          4,863                   South Florida Centers, LLC                    Acquisition      No          NAP          No
   83          3,196                  City Center Properties, LLC                    Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   84          6,912             Windjammer Investment Associates, LLC                Refinance       No          NAP          No
   85          9,642                    8530 Cedros Avenue, LLC                       Refinance       No          NAP          No
   86          2,631                Shreve Storage Equities, L.L.C.                   Refinance       No          NAP
 86.01                                                                                                                         No
 86.02                                                                                                                         No
 86.03                                                                                                                         No
 86.04                                                                                                                         No
 86.05                                                                                                                         No
   87              0                       EPT Pompano, Inc.                          Refinance       No          NAP          No
   88              0                     EPT Little Rock, Inc.                        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   89          1,305                    Sudley Road (7900), LLC                       Refinance       No          NAP          No
   90          1,834                  Via Princessa Partners L.P.                     Refinance       No          NAP          No
   91         13,060                    19951 Roscoe Blvd., LLC                      Acquisition     Soft      Springing       No
                       Granite Cottonwood, L.L.C., CTC Tomlinson, L.L.C. and CTC
   92          1,304                       Ellington, L.L.C.                         Acquisition      No          NAP          No
   93              0                     Flamingo Partners LLC                        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   94          1,647              Transwestern 313 Washington, L.L.C.                Acquisition     Hard      In Place        No
   95          1,373              Brookwood Century Springs East, LLC                Acquisition      No          NAP          No
   96          1,357              Brookwood Century Springs West, LLC                Acquisition      No          NAP          No
   97          3,623                        Verde SPE-I, LLC                          Refinance      Hard      Springing
 97.01                                                                                                                         No
 97.02                                                                                                                         No
   98          3,905                    Rancho Sunset Plaza, LP                      Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
   99          2,339                           TWHQ, LLC                             Acquisition      No          NAP          No
  100              0  WRT-South Burlington Property LLC; WRT-Andover Property LLC    Acquisition     Hard      Springing
 100.01                                                                                                                       Yes
 100.02                                                                                                                       Yes
  101          2,425                        Weston III, LLC                          Acquisition      No          NAP          No
  102          2,296                      Patapsco Landing LLC                       Acquisition      No          NAP          No
  103            858                   Next Cherry Creek, L.L.C.                     Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  104              0                      10th and Pearl, LLC                        Acquisition      No          NAP          No
  105          3,164                         Dorsey IV LLC                            Refinance       No          NAP          No
  106          2,275             Michigan Orthopedic Center Properties                Refinance       No          NAP         Yes
                           Gemini Boynton Beach S, LLC; Gemini Boynton Beach
                          1, LLC; Gemini Boynton Beach 2, LLC; Gemini Boynton
                           Beach 3, LLC; Gemini Boynton Beach 4, LLC; Gemini
                           Boynton Beach 5, LLC; Gemini Boynton Beach 6, LLC;
                           Gemini Boynton Beach 7, LLC; Gemini Boynton Beach
                          8, LLC; Gemini Boynton Beach 9, LLC; Gemini Boynton
                              Beach H, LLC; Gemini Boynton Beach 10, LLC;
                      Gemini Boynton Beach 11, LLC; Gemini Boynton Beach 12, LLC;
                      Gemini Boynton Beach 13, LLC; Gemini Boynton Beach 14, LLC;
  107          3,600   Gemini Boynton Beach 15, LLC; Gemini Boynton Beach 16, LLC    Acquisition      No          NAP          No
  108              0                     Lone Tree Center, LLC                        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  109              0     Westminster Advantage LLC and Westminster Regency LLC       Acquisition      No          NAP
 109.01                                                                                                                        No
 109.02                                                                                                                        No
  110          4,167                    HFT Stones River I, LLC                      Acquisition      No          NAP          No
  111          1,741                      RP Southwood, L. P.                        Acquisition      No          NAP          No
  112          1,184                    Rita & Houghton, L.L.C.                       Refinance       No          NAP          No
  113          9,612                  BRAY & GILLESPIE XXXVI, LLC                    Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  114          5,802             Wellington Real Estate Partners, L.P.               Acquisition      No          NAP          No
  115          5,685                       Pollin Hotels, LLC                         Refinance      Hard      Springing      Yes
  116          5,356              Pine Oaks Real Estate Partners, L.P.               Acquisition      No          NAP          No
  117          4,634                   HHC Brookwood Durham, LLC                      Refinance       No          NAP          No
                         Pavilion NTB-FM 407, LP; Pavilion NTB-Fort Worth, LP;
  118              0  Pavilion NTB-Pearland East, LP; Pavilion TK-Summerville, LLC    Refinance      Hard      Springing
 118.01                                                                                                                        No
 118.02                                                                                                                        No
 118.03                                                                                                                        No
 118.04                                                                                                                        No
------------------------------------------------------------------------------------------------------------------------------------
  119          1,350                     Calabasas Village, LLC                       Refinance       No          NAP          No
  120          1,946                      5251 Associates, Ltd                        Refinance       No          NAP          No
  121              0                   EPT Raleigh Theatres, Inc.                     Refinance       No          NAP          No
  122            885                 Meritage-Andover Holdings LLC                   Acquisition     Hard      Springing       No
                          Pavilion NTB-Tomball, LP; Pavilion NTB-Pasadena, LP;
  123              0    Pavilion TK-Wake Forest, LLC; Pavilion TK-Bluffton, LLC       Refinance       No          NAP
 123.01                                                                                                                        No
 123.02                                                                                                                        No
 123.03                                                                                                                        No
 123.04                                                                                                                        No
------------------------------------------------------------------------------------------------------------------------------------
  124          1,728             Kuebel Fuchs Properties No. 1, L.L.C.                Refinance       No          NAP          No
  125          1,254                   LaPour Grand Central, LLC                      Refinance       No          NAP          No
  126          2,105                       Fox Brothers, LLC                         Acquisition      No          NAP          No
  127          1,412               Machado-San Antonio Partners, LLC                  Refinance       No          NAP          No
  128          5,674                  Downtown Properties IX, LLC                     Refinance      Hard      Springing       No
------------------------------------------------------------------------------------------------------------------------------------
  129            840                   Northchase I Venture, LLC                     Acquisition      No          NAP          No
  130            439                    Avery at Morrocroft, LLC                      Refinance       No          NAP          No
  131          2,728                  Gramercy Drive Partners, LP                    Acquisition     Soft      Springing       No
  132            531                       Next East Oak, LLC                        Acquisition      No          NAP          No
  133          1,233     CB Associates, LLC; CB-MEstate, LLC; CB-EMassell, LLC       Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  134            588                 Roseville Parkway Retail, LLC                    Refinance       No          NAP          No
  135            767                  Pyramid Properties III, LLP                     Refinance       No          NAP          No
  136          1,697                  Belle Promenade Shops I, LLC                    Refinance       No          NAP          No
  137              0                        Acoma Drive, LLC                          Refinance       No          NAP          No
  138            713            C&R North Point Project Building B, LLC               Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  139          2,864   Frontier Land Limited d/b/a Summers Frontier Land Limited      Refinance       No          NAP          No
  140            146                  Shelby (Creekside) WMS, LLC                     Refinance       No          NAP          No
  141          1,866                   Willow View Partnership LP                    Acquisition      No          NAP         Yes
  142          3,512                     Westwick Ventures, LLC                       Refinance       No          NAP          No
  143            156                 Florence (Southside) WMS, LLC                    Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
                        Smith Realty Company - 3225 Neil Armstrong Blvd., L.L.P.
                       and Michael M. Levine and Maxine Levine as Trustees of the
  144            375          Michael and Maxine Levine Family Trust 2001            Acquisition      No          NAP          No
  145          3,026               Wyosea Aspen Court Associates, LLC                 Refinance       No          NAP          No
  146          1,255                    Lockhill Partners, Ltd.                      Acquisition      No          NAP          No
  147              0                     SHS Newnan Realco, LLC                      Acquisition     Soft      Springing       No
  148            697      HGW Courtyard LLC and RLW Commercial Property I, LLC        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  149          4,164               397 South Sierra Madre Street, LLC                Acquisition      No          NAP          No
  150            713            C&R North Point Project Building A, LLC               Refinance       No          NAP          No
  151            726                         Weston V, LLC                           Acquisition      No          NAP          No
  152            795                        Corporate II LLC                         Acquisition      No          NAP          No
                       Duel San Benito, LP, Dounel San Benito, LP and San Benito
  153          1,567                           Plaza, LP                             Acquisition      No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  154          1,447                   Storage R Us of Aiken, LLC                     Refinance       No          NAP
 154.01                                                                                                                        No
 154.02                                                                                                                        No
  155              0                     RAP Palos Heights, LLC                      Acquisition      No          NAP          No
  156            801                      Sawtelle Associates                        Acquisition      No          NAP          No
                      Skillman Oram Partners, L.P., EKN Park Lane, L.P., KMN Park
  157          1,246               Lane, L.P. and GJN Park Lane, L.P.                Acquisition      No          NAP          No
  158            344               Austin-Cravings Union Landing, LLC                 Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  159              0                      Lifeway Center, LLC                         Refinance       No          NAP          No
  160              0         RAP Lancaster I, LLC and RAP Lancaster II, LLC          Acquisition      No          NAP          No
  161          1,049                        Next Walton, LLC                          Refinance       No          NAP          No
  162            342                     Gilbert Investors, LLC                       Refinance       No          NAP          No
  163          1,444                     Omni Storage III, LLC                        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  164              0   University Square One, LLC and University Square Two, LLC     Acquisition      No          NAP          No
                       Offerman 4170 Douglas Blvd - B, LLC; Offerman 4170 Douglas
  165              0       Blvd- R, LLC; Offerman 4170 Douglas Blvd - S, LLC         Acquisition     Soft      Springing       No
  166            547                  Harbor Lane of Plymouth, LLC                   Acquisition      No          NAP          No
  167            775                     Lake Park Storage, LLC                       Refinance       No          NAP          No
  168          1,444                      Omni Storage II, LLC                        Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  169          1,018                       Omni Storage, LLC                          Refinance       No          NAP          No
  170            859                 International Properties, Ltd.                  Acquisition      No          NAP          No
  171          1,559  Financial Plaza Investors, A California Limited Partnership     Refinance       No          NAP          No
  172            320                   John Wayne Fazzari, L.L.C.                     Refinance       No          NAP          No
  173            763                   Litchfield Developers, LLC                     Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  174          2,307               Grand View Center Associates, LLC                  Refinance       No          NAP          No
  175          1,009                     P&A Enterprises, Inc.                       Acquisition      No          NAP          No
  176            685                       TriCor Properties                          Refinance       No          NAP          No
  177            667                   Iron Gate Partners 2, LLC                      Refinance       No          NAP          No
  178          1,418                       Wise Group, L.L.C.                         Refinance       No          NAP          No
                         Arlington Investments Group, L.L.C. and Oberlin Group,
------------------------------------------------------------------------------------------------------------------------------------
  179              0                             L.L.C.                               Refinance       No          NAP          No
  180          3,004                   1326 Valencia Street, LLC                     Acquisition      No          NAP          No
  181              0              Hogan Arroyo Vista Investments, LLC                 Refinance       No          NAP          No
  182              0                        FPG Company, LLC                         Acquisition      No          NAP          No
  183            419                       Riverest MHC, LLC                          Refinance       No          NAP          No
------------------------------------------------------------------------------------------------------------------------------------
  184            590                      ESMS Partners, L.P.                         Refinance       No          NAP          No
  185            343                Mini U Storage Groesbeck III, LP                  Refinance       No          NAP          No
  186          1,886                 Lincoln Plaza Associates, LLC                    Refinance       No          NAP          No
  187            230               Highland Small Shop Partners, LLC                  Refinance       No          NAP         Yes
  188            203                FHS Associates-San Antonio, L.P.                  Refinance       No          NAP          No

CONTROL       GROUND LEASE                 ANNUAL GROUND                    B NOTE           MEZZANINE
NUMBER      EXPIRATION DATE              LEASE PAYMENT ($)                BALANCE ($)     DEBT BALANCE($)
---------------------------------------------------------------------------------------------------------

   1
   2
 2.01
 2.02
 2.03
 2.04          2/14/2046       $80,000 and Percentage Rent as required
 2.05
 2.06
 2.07
 2.08
 2.09
   3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
   4                                                                                           20,000,000
 4.01
 4.02
 4.03
 4.04
 4.05
 4.06
 4.07
 4.08
 4.09
   5
---------------------------------------------------------------------------------------------------------
   6                                                                       50,000,000
   7
   8
 8.01
 8.02
 8.03
 8.04
 8.05
 8.06
 8.07
 8.08
   9
  10
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
 10.10
 10.11
 10.12
 10.13
 10.14
---------------------------------------------------------------------------------------------------------
  11
 11.01
 11.02
 11.03
  12
  13           5/21/2045                                        39,500
  14                                                                        8,090,000           8,090,000
  15           2/28/2065                                        93,575
---------------------------------------------------------------------------------------------------------
  16           6/16/2047                                        17,694
  17                                                                        4,700,000
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
 17.07
 17.08
 17.09
 17.10
 17.11
 17.12
 17.13
 17.14
 17.15
 17.16
 17.17
 17.18
 17.19
 17.20
 17.21
 17.22
 17.23
 17.24
 17.25
 17.26
 17.27
 17.28
 17.29
 17.30
 17.31
 17.32
 17.33
 17.34
 17.35
 17.36
 17.37
  18
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06         8/31/2031                                        40,690
 18.07
 18.08         8/31/2031                                        32,173
 18.09
 18.10         8/31/2031                                        59,304
 18.11
 18.12         8/31/2031                                        20,224
 18.13         8/31/2031                                        13,135
  19
  20
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
---------------------------------------------------------------------------------------------------------
  21                                                                                            5,000,000
  22
  23
  24
  25
  26
  27
  28
  29
  30
  31
  32
---------------------------------------------------------------------------------------------------------
  33
  34
  35            7/1/2062                                        86,418
  36
  37
 37.01
 37.02
---------------------------------------------------------------------------------------------------------
  38           10/15/2086                                      684,000
  39           7/20/2013                                        48,440
  40           9/30/2027                                       460,000
  41
  42
---------------------------------------------------------------------------------------------------------
  43
  44
  45
 45.01         12/31/2045                                      388,553
 45.02         12/31/2045                                      688,834
  46                                                                       11,101,025
 46.01
 46.02         10/31/2051                                       35,100
 46.03
 46.04
 46.05
 46.06         7/14/2025                                       300,000
 46.07         10/9/2062                                        30,000
 46.08         10/31/2064                                       30,000
 46.09         8/31/2013                                        60,000
 46.10
 46.11
  47
 47.01         10/31/2039                                      283,047
 47.02         7/31/2052                                       193,000
---------------------------------------------------------------------------------------------------------
  48
  49
  50
  51           12/30/2083                                      130,493
  52
---------------------------------------------------------------------------------------------------------
  53                                                                        1,991,664
  54
  55
  56
  57
---------------------------------------------------------------------------------------------------------
  58
  59
  60
  61
  62
---------------------------------------------------------------------------------------------------------
  63
  64
  65           11/30/2017                                      514,800
  66
  67
---------------------------------------------------------------------------------------------------------
  68
  69           4/30/2028                                       222,220
  70
  71
  72                                                                                            7,834,125
---------------------------------------------------------------------------------------------------------
  73
  74
  75
  76
  77
---------------------------------------------------------------------------------------------------------
  78
  79
  80
  81           8/29/2098                                             1
  82
  83
---------------------------------------------------------------------------------------------------------
  84
  85
  86
 86.01
 86.02
 86.03
 86.04
 86.05
  87
  88
---------------------------------------------------------------------------------------------------------
  89
  90
  91
  92
  93
---------------------------------------------------------------------------------------------------------
  94
  95
  96
  97
 97.01
 97.02
  98
---------------------------------------------------------------------------------------------------------
  99
  100
100.01          1/2/2010                                        99,920
100.02          1/2/2010                                        51,584
  101
  102
  103
---------------------------------------------------------------------------------------------------------
  104
  105
  106          5/31/2043                                        73,355
  107
  108
---------------------------------------------------------------------------------------------------------
  109
109.01
109.02
  110                                                                         495,000
  111
  112
  113
---------------------------------------------------------------------------------------------------------
  114
  115          12/31/2050                                      250,000
  116
  117
  118
118.01
118.02
118.03
118.04
---------------------------------------------------------------------------------------------------------
  119
  120
  121
  122
  123
123.01
123.02
123.03
123.04
---------------------------------------------------------------------------------------------------------
  124
  125
  126
  127
  128
---------------------------------------------------------------------------------------------------------
  129                                                                         380,000
  130
  131
  132
  133
---------------------------------------------------------------------------------------------------------
  134
  135
  136
  137
  138
---------------------------------------------------------------------------------------------------------
  139
  140
  141          2/28/2027                                        75,000
  142
  143
---------------------------------------------------------------------------------------------------------
  144
  145
  146
  147
  148
---------------------------------------------------------------------------------------------------------
  149
  150
  151
  152
  153
---------------------------------------------------------------------------------------------------------
  154
154.01
154.02
  155
  156
  157
  158
---------------------------------------------------------------------------------------------------------
  159
  160
  161
  162
  163
---------------------------------------------------------------------------------------------------------
  164
  165
  166
  167
  168
---------------------------------------------------------------------------------------------------------
  169
  170
  171
  172
  173
---------------------------------------------------------------------------------------------------------
  174
  175
  176
  177
  178
---------------------------------------------------------------------------------------------------------
  179
  180
  181
  182
  183
---------------------------------------------------------------------------------------------------------
  184
  185
  186
  187          9/30/2044                                        48,000
  188

CONTROL      TERRORISM INSURANCE                         EARNOUT       P&I AFTER   CONTROL
NUMBER             REQUIRED           EARNOUT (Y/N)     AMOUNT ($)      EARNOUT     NUMBER
------------------------------------------------------------------------------------------

   1                 Yes                    No                                        1
   2                                        No                                        2
 2.01                Yes                                                             2.01
 2.02                Yes                                                             2.02
 2.03                Yes                                                             2.03
 2.04                Yes                                                             2.04
 2.05                Yes                                                             2.05
 2.06                Yes                                                             2.06
 2.07                Yes                                                             2.07
 2.08                Yes                                                             2.08
 2.09                Yes                                                             2.09
   3                                        No                                        3
 3.01                Yes                                                             3.01
 3.02                Yes                                                             3.02
 3.03                Yes                                                             3.03
 3.04                Yes                                                             3.04
 3.05                Yes                                                             3.05
 3.06                Yes                                                             3.06
 3.07                Yes                                                             3.07
 3.08                Yes                                                             3.08
   4                                        No                                        4
 4.01                Yes                                                             4.01
 4.02                Yes                                                             4.02
 4.03                Yes                                                             4.03
 4.04                Yes                                                             4.04
 4.05                Yes                                                             4.05
 4.06                Yes                                                             4.06
 4.07                Yes                                                             4.07
 4.08                Yes                                                             4.08
 4.09                Yes                                                             4.09
   5                 Yes                    No                                        5
------------------------------------------------------------------------------------------
   6                 Yes                    No                                        6
   7                 Yes                    No                                        7
   8                                        No                                        8
 8.01                Yes                                                             8.01
 8.02                Yes                                                             8.02
 8.03                Yes                                                             8.03
 8.04                Yes                                                             8.04
 8.05                Yes                                                             8.05
 8.06                Yes                                                             8.06
 8.07                Yes                                                             8.07
 8.08                Yes                                                             8.08
   9                 Yes                    No                                        9
  10                                        No                                        10
 10.01               Yes                                                            10.01
 10.02               Yes                                                            10.02
 10.03               Yes                                                            10.03
 10.04               Yes                                                            10.04
 10.05               Yes                                                            10.05
 10.06               Yes                                                            10.06
 10.07               Yes                                                            10.07
 10.08               Yes                                                            10.08
 10.09               Yes                                                            10.09
 10.10               Yes                                                             10.1
 10.11               Yes                                                            10.11
 10.12               Yes                                                            10.12
 10.13               Yes                                                            10.13
 10.14               Yes                                                            10.14
------------------------------------------------------------------------------------------
  11                                        No                                        11
 11.01               Yes                                                            11.01
 11.02               Yes                                                            11.02
 11.03               Yes                                                            11.03
  12                 Yes                    No                                        12
  13                 Yes                    No                                        13
  14                 Yes                    No                                        14
  15                 Yes                   Yes            1,851,000    390,152.26     15
------------------------------------------------------------------------------------------
  16                 Yes                    No                                        16
  17                                        No                                        17
 17.01               Yes                                                            17.01
 17.02               Yes                                                            17.02
 17.03               Yes                                                            17.03
 17.04               Yes                                                            17.04
 17.05               Yes                                                            17.05
 17.06               Yes                                                            17.06
 17.07               Yes                                                            17.07
 17.08               Yes                                                            17.08
 17.09               Yes                                                            17.09
 17.10               Yes                                                             17.1
 17.11               Yes                                                            17.11
 17.12               Yes                                                            17.12
 17.13               Yes                                                            17.13
 17.14               Yes                                                            17.14
 17.15               Yes                                                            17.15
 17.16               Yes                                                            17.16
 17.17               Yes                                                            17.17
 17.18               Yes                                                            17.18
 17.19               Yes                                                            17.19
 17.20               Yes                                                             17.2
 17.21               Yes                                                            17.21
 17.22               Yes                                                            17.22
 17.23               Yes                                                            17.23
 17.24               Yes                                                            17.24
 17.25               Yes                                                            17.25
 17.26               Yes                                                            17.26
 17.27               Yes                                                            17.27
 17.28               Yes                                                            17.28
 17.29               Yes                                                            17.29
 17.30               Yes                                                             17.3
 17.31               Yes                                                            17.31
 17.32               Yes                                                            17.32
 17.33               Yes                                                            17.33
 17.34               Yes                                                            17.34
 17.35               Yes                                                            17.35
 17.36               Yes                                                            17.36
 17.37               Yes                                                            17.37
  18                                        No                                        18
 18.01               Yes                                                            18.01
 18.02               Yes                                                            18.02
 18.03               Yes                                                            18.03
 18.04               Yes                                                            18.04
 18.05               Yes                                                            18.05
 18.06               Yes                                                            18.06
 18.07               Yes                                                            18.07
 18.08               Yes                                                            18.08
 18.09               Yes                                                            18.09
 18.10               Yes                                                             18.1
 18.11               Yes                                                            18.11
 18.12               Yes                                                            18.12
 18.13               Yes                                                            18.13
  19                 Yes                    No                                        19
  20                                        No                                        20
 20.01               Yes                                                            20.01
 20.02               Yes                                                            20.02
 20.03               Yes                                                            20.03
 20.04               Yes                                                            20.04
 20.05               Yes                                                            20.05
 20.06               Yes                                                            20.06
 20.07               Yes                                                            20.07
 20.08               Yes                                                            20.08
------------------------------------------------------------------------------------------
  21                 Yes                    No                                        21
  22                 Yes                    No                                        22
  23                 Yes                    No                                        23
  24                 Yes                    No                                        24
  25                 Yes                    No                                        25
  26                 Yes                    No                                        26
  27                 Yes                    No                                        27
  28                 Yes                    No                                        28
  29                 Yes                    No                                        29
  30                 Yes                    No                                        30
  31                 Yes                    No                                        31
  32                 Yes                    No                                        32
------------------------------------------------------------------------------------------
  33                 Yes                    No                                        33
  34                 Yes                    No                                        34
  35                 Yes                    No                                        35
  36                 Yes                    No                                        36
  37                                        No                                        37
 37.01               Yes                                                            37.01
 37.02               Yes                                                            37.02
------------------------------------------------------------------------------------------
  38                 Yes                    No                                        38
  39                 Yes                    No                                        39
  40                 Yes                    No                                        40
  41                 Yes                   Yes            2,500,000    149,096.63     41
  42                 Yes                    No                                        42
------------------------------------------------------------------------------------------
  43                 Yes                    No                                        43
  44                 Yes                    No                                        44
  45                                        No                                        45
 45.01               Yes                                                            45.01
 45.02               Yes                                                            45.02
  46                                        No                                        46
 46.01               Yes                                                            46.01
 46.02               Yes                                                            46.02
 46.03               Yes                                                            46.03
 46.04               Yes                                                            46.04
 46.05               Yes                                                            46.05
 46.06               Yes                                                            46.06
 46.07               Yes                                                            46.07
 46.08               Yes                                                            46.08
 46.09               Yes                                                            46.09
 46.10               Yes                                                             46.1
 46.11               Yes                                                            46.11
  47                                        No                                        47
 47.01               Yes                                                            47.01
 47.02               Yes                                                            47.02
------------------------------------------------------------------------------------------
  48                 Yes                    No                                        48
  49                 Yes                   Yes              616,000     63,532.06     49
  50                 Yes                    No                                        50
  51                 Yes                    No                                        51
  52                 NAP                    No                                        52
------------------------------------------------------------------------------------------
  53                 Yes                    No                                        53
  54                 Yes                    No                                        54
  55                 Yes                    No                                        55
  56                 Yes                    No                                        56
  57                 Yes                    No                                        57
------------------------------------------------------------------------------------------
  58                 Yes                    No                                        58
  59                 Yes                    No                                        59
  60                 Yes                    No                                        60
  61                 Yes                    No                                        61
  62                 Yes                    No                                        62
------------------------------------------------------------------------------------------
  63                 Yes                    No                                        63
  64                 Yes                    No                                        64
  65                 Yes                    No                                        65
  66                 Yes                    No                                        66
  67                 Yes                    No                                        67
------------------------------------------------------------------------------------------
  68                 Yes                    No                                        68
  69                 Yes                    No                                        69
  70                 Yes                    No                                        70
  71                 Yes                    No                                        71
  72                 Yes                    No                                        72
------------------------------------------------------------------------------------------
  73                 Yes                    No                                        73
  74                 Yes                    No                                        74
  75                 Yes                    No                                        75
  76                 Yes                    No                                        76
  77                 Yes                    No                                        77
------------------------------------------------------------------------------------------
  78                 Yes                    No                                        78
  79                 Yes                    No                                        79
  80                 Yes                    No                                        80
  81                 Yes                    No                                        81
  82                 Yes                    No                                        82
  83                 Yes                    No                                        83
------------------------------------------------------------------------------------------
  84                 Yes                    No                                        84
  85                 Yes                    No                                        85
  86                                        No                                        86
 86.01               Yes                                                            86.01
 86.02               Yes                                                            86.02
 86.03               Yes                                                            86.03
 86.04               Yes                                                            86.04
 86.05               Yes                                                            86.05
  87                 Yes                    No                                        87
  88                 Yes                    No                                        88
------------------------------------------------------------------------------------------
  89                 Yes                    No                                        89
  90                 Yes                   Yes            3,300,000     40,268.48     90
  91                 Yes                    No                                        91
  92                 Yes                   Yes              450,000     55,766.36     92
  93                 Yes                    No                                        93
------------------------------------------------------------------------------------------
  94                 Yes                    No                                        94
  95                 Yes                    No                                        95
  96                 Yes                    No                                        96
  97                                        No                                        97
 97.01               Yes                                                            97.01
 97.02               Yes                                                            97.02
  98                 Yes                   Yes              220,000     50,882.00     98
------------------------------------------------------------------------------------------
  99                 Yes                    No                                        99
  100                                                                                100
100.01               Yes                                                            100.01
100.02               Yes                                                            100.02
  101                Yes                   Yes            1,224,000     44,187.44    101
  102                Yes                    No                                       102
  103                Yes                    No                                       103
------------------------------------------------------------------------------------------
  104                Yes                    No                                       104
  105                Yes                    No                                       105
  106                Yes                    No                                       106
  107                Yes                    No                                       107
  108                Yes                    No                                       108
------------------------------------------------------------------------------------------
  109                                       No                                       109
109.01               Yes                                                            109.01
109.02               Yes                                                            109.02
  110                Yes                    No                                       110
  111                Yes                    No                                       111
  112                Yes                   Yes            1,050,000     36,291.15    112
  113                Yes                    No                                       113
------------------------------------------------------------------------------------------
  114                Yes                    No                                       114
  115                Yes                    No                                       115
  116                Yes                    No                                       116
  117                Yes                    No                                       117
  118                                       No                                       118
118.01               Yes                                                            118.01
118.02               Yes                                                            118.02
118.03               Yes                                                            118.03
118.04               Yes                                                            118.04
------------------------------------------------------------------------------------------
  119                Yes                    No                                       119
  120                Yes                    No                                       120
  121                Yes                    No                                       121
  122                Yes                    No                                       122
  123                                       No                                       123
123.01               Yes                                                            123.01
123.02               Yes                                                            123.02
123.03               Yes                                                            123.03
123.04               Yes                                                            123.04
------------------------------------------------------------------------------------------
  124                Yes                    No                                       124
  125                Yes                    No                                       125
  126                Yes                    No                                       126
  127                Yes                    No                                       127
  128                Yes                    No                                       128
------------------------------------------------------------------------------------------
  129                Yes                    No                                       129
  130                Yes                    No                                       130
  131                Yes                    No                                       131
  132                Yes                    No                                       132
  133                Yes                    No                                       133
------------------------------------------------------------------------------------------
  134                Yes                    No                                       134
  135                Yes                    No                                       135
  136                Yes                    No                                       136
  137                Yes                   Yes              875,000     26,061.01    137
  138                Yes                    No                                       138
------------------------------------------------------------------------------------------
  139                Yes                    No                                       139
  140                Yes                    No                                       140
  141                Yes                    No                                       141
  142                Yes                    No                                       142
  143                Yes                    No                                       143
------------------------------------------------------------------------------------------
  144                Yes                    No                                       144
  145                Yes                    No                                       145
  146                Yes                    No                                       146
  147                Yes                    No                                       147
  148                Yes                    No                                       148
------------------------------------------------------------------------------------------
  149                Yes                    No                                       149
  150                Yes                    No                                       150
  151                Yes                   Yes              235,000     22,231.46    151
  152                Yes                    No                                       152
  153                Yes                    No                                       153
------------------------------------------------------------------------------------------
  154                                       No                                       154
154.01               Yes                                                            154.01
154.02               Yes                                                            154.02
  155                Yes                    No                                       155
  156                Yes                    No                                       156
  157                Yes                    No                                       157
  158                Yes                    No                                       158
------------------------------------------------------------------------------------------
  159                Yes                    No                                       159
  160                Yes                    No                                       160
  161                Yes                    No                                       161
  162                Yes                   Yes              500,000     18,575.67    162
  163                Yes                    No                                       163
------------------------------------------------------------------------------------------
  164                Yes                    No                                       164
  165                Yes                    No                                       165
  166                Yes                    No                                       166
  167                Yes                    No                                       167
  168                Yes                    No                                       168
------------------------------------------------------------------------------------------
  169                Yes                    No                                       169
  170                Yes                    No                                       170
  171                Yes                    No                                       171
  172                Yes                    No                                       172
  173                Yes                    No                                       173
------------------------------------------------------------------------------------------
  174                Yes                    No                                       174
  175                Yes                    No                                       175
  176                Yes                   Yes              545,000     12,831.95    176
  177                Yes                    No                                       177
  178                Yes                    No                                       178
------------------------------------------------------------------------------------------
  179                Yes                    No                                       179
  180                Yes                    No                                       180
  181                Yes                    No                                       181
  182                Yes                    No                                       182
  183                Yes                    No                                       183
------------------------------------------------------------------------------------------
  184                Yes                    No                                       184
  185                Yes                    No                                       185
  186                Yes                    No                                       186
  187                Yes                    No                                       187
  188                Yes                    No                                       188

               ORIGINAL INTEREST       REMAINING       ORIGINAL TERM TO         REMAINING             ORIGINAL
  CONTROL         ONLY PERIOD        INTEREST ONLY         MATURITY              TERM TO          AMORTIZATION TERM
   NUMBER            (MOS.)          PERIOD (MOS.)          (MOS.)           MATURITY (MOS.)           (MOS.)
--------------------------------------------------------------------------------------------------------------------

     1                119                 119                 119                  119                    0
     2                 35                  30                 120                  115                   360
    2.01
    2.02
    2.03
    2.04
    2.05
    2.06
    2.07
    2.08
    2.09
     3                 24                  23                 60                   59                    300
    3.01
    3.02
    3.03
    3.04
    3.05
    3.06
    3.07
    3.08
     4                 84                  76                 84                   76                     0
    4.01
    4.02
    4.03
    4.04
    4.05
    4.06
    4.07
    4.08
    4.09
     5                 60                  58                 120                  118                   360
--------------------------------------------------------------------------------------------------------------------
     6                 0                   0                  56                   51                    360
     7                 0                   0                  60                   56                    360
     8                120                 116                 120                  116                    0
    8.01
    8.02
    8.03
    8.04
    8.05
    8.06
    8.07
    8.08
     9                 60                  59                 60                   59                     0
     10                24                  22                 60                   58                    360
   10.01
   10.02
   10.03
   10.04
   10.05
   10.06
   10.07
   10.08
   10.09
   10.10
   10.11
   10.12
   10.13
   10.14
--------------------------------------------------------------------------------------------------------------------
     11                24                  20                 60                   56                    360
   11.01
   11.02
   11.03
     12                60                  57                 120                  117                   360
     13                60                  56                 60                   56                     0
     14                60                  58                 120                  118                   324
     15                60                  56                 120                  116                   360
--------------------------------------------------------------------------------------------------------------------
     16                60                  56                 60                   56                     0
     17                60                  60                 60                   60                     0
   17.01
   17.02
   17.03
   17.04
   17.05
   17.06
   17.07
   17.08
   17.09
   17.10
   17.11
   17.12
   17.13
   17.14
   17.15
   17.16
   17.17
   17.18
   17.19
   17.20
   17.21
   17.22
   17.23
   17.24
   17.25
   17.26
   17.27
   17.28
   17.29
   17.30
   17.31
   17.32
   17.33
   17.34
   17.35
   17.36
   17.37
     18                60                  57                 120                  117                   360
   18.01
   18.02
   18.03
   18.04
   18.05
   18.06
   18.07
   18.08
   18.09
   18.10
   18.11
   18.12
   18.13
     19                36                  35                 120                  119                   360
     20                35                  30                 120                  115                   360
   20.01
   20.02
   20.03
   20.04
   20.05
   20.06
   20.07
   20.08
--------------------------------------------------------------------------------------------------------------------
     21                48                  46                 84                   82                    360
     22                36                  33                 120                  117                   360
     23                36                  34                 60                   58                    360
     24                36                  36                 120                  120                   360
     25                36                  36                 120                  120                   360
     26                36                  36                 120                  120                   360
     27                36                  36                 120                  120                   360
     28                36                  36                 120                  120                   360
     29                36                  36                 120                  120                   360
     30                36                  36                 120                  120                   360
     31                36                  36                 120                  120                   360
     32                36                  36                 120                  120                   360
--------------------------------------------------------------------------------------------------------------------
     33                24                  23                 120                  119                   360
     34                24                  20                 120                  116                   360
     35                60                  58                 60                   58                     0
     36                60                  57                 120                  117                   360
     37                36                  33                 120                  117                   360
   37.01
   37.02
--------------------------------------------------------------------------------------------------------------------
     38                84                  82                 120                  118                   360
     39                24                  20                 120                  116                   360
     40                36                  35                 120                  119                   360
     41                36                  36                 120                  120                   360
     42                84                  80                 84                   80                     0
--------------------------------------------------------------------------------------------------------------------
     43                36                  35                 120                  119                   360
     44                12                  10                 120                  118                   360
     45                0                   0                  120                  119                   300
   45.01
   45.02
     46                0                   0                  120                  115                   300
   46.01
   46.02
   46.03
   46.04
   46.05
   46.06
   46.07
   46.08
   46.09
   46.10
   46.11
     47                36                  32                 120                  116                   360
   47.01
   47.02
--------------------------------------------------------------------------------------------------------------------
     48                60                  57                 120                  117                   360
     49                24                  19                 120                  115                   360
     50                24                  19                 120                  115                   360
     51                24                  22                 120                  118                   360
     52               120                 119                 120                  119                    0
--------------------------------------------------------------------------------------------------------------------
     53                0                   0                  120                  116                   360
     54                24                  20                 120                  116                   360
     55                60                  56                 120                  116                   360
     56                36                  32                 120                  116                   360
     57                0                   0                  120                  116                   300
--------------------------------------------------------------------------------------------------------------------
     58                36                  34                 96                   94                    360
     59                60                  57                 60                   57                     0
     60                24                  23                 120                  119                   360
     61                12                  10                 120                  118                   360
     62                60                  57                 120                  117                   360
--------------------------------------------------------------------------------------------------------------------
     63                0                   0                  120                  118                   240
     64                0                   0                  120                  116                   300
     65                0                   0                  120                  116                   300
     66                24                  20                 120                  116                   360
     67                12                  10                 120                  118                   360
--------------------------------------------------------------------------------------------------------------------
     68                60                  56                 120                  116                   360
     69                24                  23                 60                   59                    360
     70                60                  60                 120                  120                   360
     71                36                  32                 120                  116                   360
     72                66                  63                 66                   63                     0
--------------------------------------------------------------------------------------------------------------------
     73               120                 118                 120                  118                    0
     74                36                  34                 120                  118                   360
     75                36                  33                 60                   57                    360
     76                60                  56                 120                  116                   360
     77                24                  22                 120                  118                   360
--------------------------------------------------------------------------------------------------------------------
     78                36                  32                 120                  116                   360
     79                24                  22                 120                  118                   360
     80                30                  25                 96                   91                    360
     81                36                  35                 120                  119                   360
     82               120                 119                 120                  119                    0
     83               120                 119                 120                  119                    0
--------------------------------------------------------------------------------------------------------------------
     84                12                  7                  120                  115                   300
     85                36                  31                 120                  115                   360
     86                0                   0                  120                  118                   300
   86.01
   86.02
   86.03
   86.04
   86.05
     87                0                   0                  120                  116                   300
     88                0                   0                  120                  116                   300
--------------------------------------------------------------------------------------------------------------------
     89                36                  34                 120                  118                   360
     90                12                  9                  120                  117                   360
     91                24                  23                 120                  119                   360
     92                60                  59                 120                  119                   360
     93                24                  20                 120                  116                   360
--------------------------------------------------------------------------------------------------------------------
     94                60                  58                 60                   58                     0
     95                84                  82                 84                   82                     0
     96                84                  82                 84                   82                     0
     97                0                   0                  120                  118                   300
   97.01
   97.02
     98                60                  55                 120                  115                   360
--------------------------------------------------------------------------------------------------------------------
     99                0                   0                  120                  116                   360
    100                0                   0                  60                   60                    300
   100.01
   100.02
    101                60                  58                 120                  118                   360
    102                24                  21                 120                  117                   360
    103                60                  57                 120                  117                   360
--------------------------------------------------------------------------------------------------------------------
    104               120                 119                 120                  119                    0
    105                60                  59                 120                  119                   360
    106                36                  33                 120                  117                   360
    107                60                  57                 120                  117                   360
    108                0                   0                  120                  118                   240
--------------------------------------------------------------------------------------------------------------------
    109                60                  57                 60                   57                     0
   109.01
   109.02
    110                0                   0                  120                  116                   360
    111                24                  22                 120                  118                   360
    112                60                  59                 120                  119                   360
    113                60                  59                 60                   59                     0
--------------------------------------------------------------------------------------------------------------------
    114                18                  16                 120                  118                   360
    115                0                   0                  120                  116                   300
    116                18                  16                 120                  118                   360
    117                0                   0                  120                  118                   360
    118                0                   0                  120                  119                   360
   118.01
   118.02
   118.03
   118.04
--------------------------------------------------------------------------------------------------------------------
    119                60                  54                 60                   54                     0
    120                0                   0                  120                  115                   360
    121                0                   0                  120                  116                   300
    122                36                  34                 84                   82                    360
    123                0                   0                  120                  119                   360
   123.01
   123.02
   123.03
   123.04
--------------------------------------------------------------------------------------------------------------------
    124                0                   0                  120                  119                   360
    125                12                  10                 60                   58                    360
    126                24                  22                 120                  118                   360
    127               120                 118                 120                  118                    0
    128                48                  44                 120                  116                   360
--------------------------------------------------------------------------------------------------------------------
    129                0                   0                  120                  117                   360
    130                24                  15                 120                  111                   336
    131                36                  34                 120                  118                   360
    132                60                  57                 120                  117                   360
    133                0                   0                  120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    134                24                  24                 120                  120                   360
    135                0                   0                  120                  116                   360
    136                0                   0                  120                  118                   360
    137                24                  23                 120                  119                   360
    138                0                   0                  120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    139                12                  9                  120                  117                   360
    140                36                  34                 120                  118                   360
    141                60                  59                 120                  119                   360
    142                0                   0                  120                  114                   360
    143                36                  34                 120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    144                0                   0                  120                  118                   360
    145                24                  19                 120                  115                   360
    146                60                  57                 120                  117                   360
    147                36                  33                 60                   57                    360
    148                24                  20                 120                  116                   360
--------------------------------------------------------------------------------------------------------------------
    149                36                  32                 120                  116                   360
    150                0                   0                  120                  118                   360
    151                60                  58                 120                  118                   360
    152                0                   0                  120                  119                   360
    153                60                  59                 120                  119                   360
--------------------------------------------------------------------------------------------------------------------
    154                36                  34                 120                  118                   360
   154.01
   154.02
    155               120                 119                 120                  119                    0
    156                0                   0                  120                  117                   360
    157                36                  35                 120                  119                   360
    158                60                  60                 120                  120                   360
--------------------------------------------------------------------------------------------------------------------
    159                36                  32                 120                  116                   360
    160               120                 116                 120                  116                    0
    161                60                  57                 120                  117                   360
    162                24                  23                 120                  119                   360
    163                0                   0                  120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    164                0                   0                  120                  116                   360
    165                24                  22                 120                  118                   360
    166                24                  20                 120                  116                   360
    167                36                  35                 120                  119                   300
    168                0                   0                  120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    169                0                   0                  120                  118                   360
    170                0                   0                  120                  115                   360
    171                24                  19                 120                  115                   360
    172                60                  59                 120                  119                   360
    173                0                   0                  120                  118                   360
--------------------------------------------------------------------------------------------------------------------
    174                0                   0                  120                  119                   360
    175                24                  22                 120                  118                   360
    176                0                   0                  120                  116                   360
    177                0                   0                  120                  119                   360
    178                60                  56                 120                  116                   360
--------------------------------------------------------------------------------------------------------------------
    179                60                  58                 120                  118                   360
    180                36                  32                 120                  116                   360
    181                0                   0                  120                  116                   360
    182                60                  58                 120                  118                   360
    183                0                   0                  120                  115                   360
--------------------------------------------------------------------------------------------------------------------
    184                0                   0                  120                  114                   360
    185                24                  21                 120                  117                   360
    186                0                   0                  120                  119                   360
    187                0                   0                  120                  117                   360
    188                0                   0                  120                  115                   360

                   REMAINING
  CONTROL      AMORTIZATION TERM                            FIRST                LAST IO              FIRST P&I
  NUMBER             (MOS.)            NOTE DATE         PAYMENT DATE          PAYMENT DATE         PAYMENT DATE
--------------------------------------------------------------------------------------------------------------------

     1                 0               2/15/2006           4/6/2006              2/6/2016
     2                360              9/26/2005          11/6/2005              9/6/2008             10/6/2008
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
     3                300              1/9/2006            3/6/2006              2/6/2008             3/6/2008
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
     4                 0               6/30/2005           8/6/2005              7/6/2012
   4.01
   4.02
   4.03
   4.04
   4.05
   4.06
   4.07
   4.08
   4.09
     5                360             12/28/2005           2/6/2006              1/6/2011             2/6/2011
--------------------------------------------------------------------------------------------------------------------
     6                355              9/9/2005           11/6/2005                                   11/6/2005
     7                356              11/1/2005          12/6/2005                                   12/6/2005
     8                 0              10/17/2005          12/6/2005             11/6/2015
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
     9                 0               1/10/2006           3/6/2006              2/6/2011
    10                360             12/29/2005           2/6/2006              1/6/2008             2/6/2008
   10.01
   10.02
   10.03
   10.04
   10.05
   10.06
   10.07
   10.08
   10.09
   10.10
   10.11
   10.12
   10.13
   10.14
--------------------------------------------------------------------------------------------------------------------
    11                360              10/7/2005          12/6/2005             11/6/2007             12/6/2007
   11.01
   11.02
   11.03
    12                360             11/17/2005           1/6/2006             12/6/2010             1/6/2011
    13                 0              10/20/2005          12/6/2005             11/6/2010
    14                324              12/8/2005           2/6/2006              1/6/2011             2/6/2011
    15                360              10/7/2005          12/6/2005             11/6/2010             12/6/2010
--------------------------------------------------------------------------------------------------------------------
    16                 0              10/20/2005          12/6/2005             11/6/2010
    17                 0               1/26/2006           4/6/2006              3/6/2011
   17.01
   17.02
   17.03
   17.04
   17.05
   17.06
   17.07
   17.08
   17.09
   17.10
   17.11
   17.12
   17.13
   17.14
   17.15
   17.16
   17.17
   17.18
   17.19
   17.20
   17.21
   17.22
   17.23
   17.24
   17.25
   17.26
   17.27
   17.28
   17.29
   17.30
   17.31
   17.32
   17.33
   17.34
   17.35
   17.36
   17.37
    18                360              12/1/2005           1/6/2006             12/6/2010             1/6/2011
   18.01
   18.02
   18.03
   18.04
   18.05
   18.06
   18.07
   18.08
   18.09
   18.10
   18.11
   18.12
   18.13
    19                360              1/31/2006           3/6/2006              2/6/2009             3/6/2009
    20                360              9/26/2005          11/6/2005              9/6/2008             10/6/2008
   20.01
   20.02
   20.03
   20.04
   20.05
   20.06
   20.07
   20.08
--------------------------------------------------------------------------------------------------------------------
    21                360             12/14/2005           2/6/2006              1/6/2010             2/6/2010
    22                360             11/22/2005           1/6/2006             12/6/2008             1/6/2009
    23                360             12/14/2005           2/6/2006              1/6/2009             2/6/2009
    24                360              2/15/2006           4/6/2006              3/6/2009             4/6/2009
    25                360              2/2/2006            4/6/2006              3/6/2009             4/6/2009
    26                360              2/2/2006            4/6/2006              3/6/2009             4/6/2009
    27                360              2/2/2006            4/6/2006              3/6/2009             4/6/2009
    28                360              2/15/2006           4/6/2006              3/6/2009             4/6/2009
    29                360              2/2/2006            4/6/2006              3/6/2009             4/6/2009
    30                360              2/15/2006           4/6/2006              3/6/2009             4/6/2009
    31                360              2/2/2006            4/6/2006              3/6/2009             4/6/2009
    32                360              2/15/2006           4/6/2006              3/6/2009             4/6/2009
--------------------------------------------------------------------------------------------------------------------
    33                360              1/25/2006           3/6/2006              2/6/2008             3/6/2008
    34                360             10/31/2005          12/6/2005             11/6/2007             12/6/2007
    35                 0               12/9/2005           2/6/2006              1/6/2011
    36                360             11/29/2005           1/6/2006             12/6/2010             1/6/2011
    37                360              12/2/2005           1/6/2006             12/6/2008             1/6/2009
   37.01
   37.02
--------------------------------------------------------------------------------------------------------------------
    38                360             12/20/2005           2/6/2006              1/6/2013             2/6/2013
    39                360             10/20/2005          12/6/2005             11/6/2007             12/6/2007
    40                360              1/11/2006           3/6/2006              2/6/2009             3/6/2009
    41                360              2/10/2006           4/1/2006              3/1/2009             4/1/2009
    42                 0              10/17/2005          12/6/2005             11/6/2012
--------------------------------------------------------------------------------------------------------------------
    43                360              1/9/2006            3/6/2006              2/6/2009             3/6/2009
    44                360             12/27/2005           2/6/2006              1/6/2007             2/6/2007
    45                299              1/18/2006           3/6/2006                                   3/6/2006
   45.01
   45.02
    46                295              9/21/2005          11/6/2005                                   11/6/2005
   46.01
   46.02
   46.03
   46.04
   46.05
   46.06
   46.07
   46.08
   46.09
   46.10
   46.11
    47                360             10/24/2005          12/6/2005             11/6/2008             12/6/2008
   47.01
   47.02
--------------------------------------------------------------------------------------------------------------------
    48                360              12/1/2005           1/6/2006             12/6/2010             1/6/2011
    49                360              9/29/2005          11/6/2005             10/6/2007             11/6/2007
    50                360              9/29/2005          11/6/2005             10/6/2007             11/6/2007
    51                360             12/30/2005           2/6/2006              1/6/2008             2/6/2008
    52                 0               1/20/2006           3/1/2006              2/1/2016
--------------------------------------------------------------------------------------------------------------------
    53                356             10/12/2005          12/6/2005                                   12/6/2005
    54                360             10/12/2005          12/6/2005             11/6/2007             12/6/2007
    55                360              11/2/2005          12/6/2005             11/6/2010             12/6/2010
    56                360             10/19/2005          12/6/2005             11/6/2008             12/6/2008
    57                296             10/28/2005          12/6/2005                                   12/6/2005
--------------------------------------------------------------------------------------------------------------------
    58                360              12/7/2005           2/6/2006              1/6/2009             2/6/2009
    59                 0               11/7/2005           1/6/2006             12/6/2010
    60                360              1/12/2006           3/6/2006              2/6/2008             3/6/2008
    61                360             12/27/2005           2/6/2006              1/6/2007             2/6/2007
    62                360              12/1/2005           1/6/2006             12/6/2010             1/6/2011
--------------------------------------------------------------------------------------------------------------------
    63                238             12/29/2005           2/6/2006                                   2/6/2006
    64                296             10/28/2005          12/6/2005                                   12/6/2005
    65                296             10/28/2005          12/6/2005                                   12/6/2005
    66                360             10/18/2005          12/6/2005             11/6/2007             12/6/2007
    67                360             12/13/2005           2/6/2006              1/6/2007             2/6/2007
--------------------------------------------------------------------------------------------------------------------
    68                360             10/11/2005          12/6/2005             11/6/2010             12/6/2010
    69                360              1/18/2006           3/6/2006              2/6/2008             3/6/2008
    70                360              2/10/2006           4/6/2006              3/6/2011             4/6/2011
    71                360             10/19/2005          12/6/2005             11/6/2008             12/6/2008
    72                 0               11/9/2005           1/6/2006              6/6/2011
--------------------------------------------------------------------------------------------------------------------
    73                 0              12/19/2005           2/6/2006              1/6/2016
    74                360             12/19/2005           2/6/2006              1/6/2009             2/6/2009
    75                360              12/2/2005           1/6/2006             12/6/2008             1/6/2009
    76                360             10/31/2005          12/6/2005             11/6/2010             12/6/2010
    77                360             12/19/2005           2/6/2006              1/6/2008             2/6/2008
--------------------------------------------------------------------------------------------------------------------
    78                360             10/17/2005          12/6/2005             11/6/2008             12/6/2008
    79                360              12/2/2005           2/6/2006              1/6/2008             2/6/2008
    80                360              9/22/2005          11/6/2005              4/6/2008             5/6/2008
    81                360              1/26/2006           3/6/2006              2/6/2009             3/6/2009
    82                 0               1/10/2006           3/6/2006              2/6/2016
    83                 0               1/10/2006           3/6/2006              2/6/2016
--------------------------------------------------------------------------------------------------------------------
    84                300              9/30/2005          11/6/2005             10/6/2006             11/6/2006
    85                360              9/20/2005          11/6/2005             10/6/2008             11/6/2008
    86                298             12/28/2005           2/6/2006                                   2/6/2006
   86.01
   86.02
   86.03
   86.04
   86.05
    87                296             10/28/2005          12/6/2005                                   12/6/2005
    88                296             10/28/2005          12/6/2005                                   12/6/2005
--------------------------------------------------------------------------------------------------------------------
    89                360              1/3/2006            2/6/2006              1/6/2009             2/6/2009
    90                360             11/30/2005           1/6/2006             12/6/2006             1/6/2007
    91                360              1/11/2006           3/6/2006              2/6/2008             3/6/2008
    92                360              2/1/2006            3/6/2006              2/6/2011             3/6/2011
    93                360             10/20/2005          12/6/2005             11/6/2007             12/6/2007
--------------------------------------------------------------------------------------------------------------------
    94                 0               12/6/2005           2/6/2006              1/6/2011
    95                 0              12/15/2005           2/6/2006              1/6/2013
    96                 0              12/15/2005           2/6/2006              1/6/2013
    97                298              1/4/2006            2/6/2006                                   2/6/2006
   97.01
   97.02
    98                360              10/5/2005          11/6/2005             10/6/2010             11/6/2010
--------------------------------------------------------------------------------------------------------------------
    99                356             10/28/2005          12/6/2005                                   12/6/2005
    100               300              2/17/2006           4/6/2006                                   4/6/2006
  100.01
  100.02
    101               360             12/13/2005           2/6/2006              1/6/2011             2/6/2011
    102               360             11/21/2005           1/6/2006             12/6/2007             1/6/2008
    103               360             11/17/2005           1/6/2006             12/6/2010             1/6/2011
--------------------------------------------------------------------------------------------------------------------
    104                0               1/25/2006           3/1/2006              2/1/2016
    105               360              1/13/2006           3/6/2006              2/6/2011             3/6/2011
    106               360             11/15/2005           1/1/2006             12/1/2008             1/1/2009
    107               360              12/1/2005           1/6/2006             12/6/2010             1/6/2011
    108               238             12/21/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    109                0              11/15/2005           1/1/2006             12/1/2010
  109.01
  109.02
    110               356              11/4/2005          12/6/2005                                   12/6/2005
    111               360              12/2/2005           2/6/2006              1/6/2008             2/6/2008
    112               360              1/13/2006           3/6/2006              2/6/2011             3/6/2011
    113                0               1/18/2006           3/6/2006              2/6/2011
--------------------------------------------------------------------------------------------------------------------
    114               360              1/5/2006            2/6/2006              7/6/2007             8/6/2007
    115               296              11/1/2005          12/6/2005                                   12/6/2005
    116               360              1/5/2006            2/6/2006              7/6/2007             8/6/2007
    117               358             12/29/2005           2/6/2006                                   2/6/2006
    118               359              1/11/2006           3/6/2006                                   3/6/2006
  118.01
  118.02
  118.03
  118.04
--------------------------------------------------------------------------------------------------------------------
    119                0               9/1/2005           10/6/2005              9/6/2010
    120               355              9/28/2005          11/6/2005                                   11/6/2005
    121               296             10/28/2005          12/6/2005                                   12/6/2005
    122               360             12/22/2005           2/6/2006              1/6/2009             2/6/2009
    123               359              2/2/2006            3/6/2006                                   3/6/2006
  123.01
  123.02
  123.03
  123.04
--------------------------------------------------------------------------------------------------------------------
    124               359              2/1/2006            3/6/2006                                   3/6/2006
    125               360             12/29/2005           2/6/2006              1/6/2007             2/6/2007
    126               360             12/21/2005           2/6/2006              1/6/2008             2/6/2008
    127                0              12/29/2005           2/6/2006              1/6/2016
    128               360             10/25/2005          12/6/2005             11/6/2009             12/6/2009
--------------------------------------------------------------------------------------------------------------------
    129               357             11/29/2005           1/1/2006                                   1/1/2006
    130               336              5/31/2005           7/6/2005              6/6/2007             7/6/2007
    131               360             12/13/2005           2/6/2006              1/6/2009             2/6/2009
    132               360             11/22/2005           1/6/2006             12/6/2010             1/6/2011
    133               358             12/20/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    134               360              2/10/2006           4/6/2006              3/6/2008             4/6/2008
    135               356              11/1/2005          12/6/2005                                   12/6/2005
    136               358              12/9/2005           2/6/2006                                   2/6/2006
    137               360              2/1/2006            3/6/2006              2/6/2008             3/6/2008
    138               358             12/19/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    139               360              12/1/2005           1/6/2006             12/6/2006             1/6/2007
    140               360             12/20/2005           2/6/2006              1/6/2009             2/6/2009
    141               360              1/31/2006           3/6/2006              2/6/2011             3/6/2011
    142               354              8/19/2005          10/6/2005                                   10/6/2005
    143               360             12/20/2005           2/6/2006              1/6/2009             2/6/2009
--------------------------------------------------------------------------------------------------------------------
    144               358              12/8/2005           2/6/2006                                   2/6/2006
    145               360              9/29/2005          11/6/2005             10/6/2007             11/6/2007
    146               360             11/22/2005           1/6/2006             12/6/2010             1/6/2011
    147               360              12/2/2005           1/6/2006             12/6/2008             1/6/2009
    148               360             10/21/2005          12/1/2005             11/1/2007             12/1/2007
--------------------------------------------------------------------------------------------------------------------
    149               360             10/18/2005          12/6/2005             11/6/2008             12/6/2008
    150               358             12/19/2005           2/6/2006                                   2/6/2006
    151               360             12/13/2005           2/6/2006              1/6/2011             2/6/2011
    152               359              1/12/2006           3/6/2006                                   3/6/2006
    153               360              1/17/2006           3/1/2006              2/1/2011             3/1/2011
--------------------------------------------------------------------------------------------------------------------
    154               360             12/14/2005           2/6/2006              1/6/2009             2/6/2009
  154.01
  154.02
    155                0               1/12/2006           3/6/2006              2/6/2016
    156               357              11/8/2005           1/6/2006                                   1/6/2006
    157               360              1/17/2006           3/6/2006              2/6/2009             3/6/2009
    158               360              2/9/2006            4/6/2006              3/6/2011             4/6/2011
--------------------------------------------------------------------------------------------------------------------
    159               360             10/21/2005          12/6/2005             11/6/2008             12/6/2008
    160                0               11/2/2005          12/6/2005             11/6/2015
    161               360             11/22/2005           1/6/2006             12/6/2010             1/6/2011
    162               360              1/13/2006           3/6/2006              2/6/2008             3/6/2008
    163               358             12/21/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    164               356             10/28/2005          12/6/2005                                   12/6/2005
    165               360              12/5/2005           2/6/2006              1/6/2008             2/6/2008
    166               360             10/14/2005          12/6/2005             11/6/2007             12/6/2007
    167               300              1/19/2006           3/6/2006              2/6/2009             3/6/2009
    168               358             12/21/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    169               358             12/21/2005           2/6/2006                                   2/6/2006
    170               355              9/27/2005          11/1/2005                                   11/1/2005
    171               360              9/27/2005          11/6/2005             10/6/2007             11/6/2007
    172               360              1/19/2006           3/6/2006              2/6/2011             3/6/2011
    173               358             12/15/2005           2/6/2006                                   2/6/2006
--------------------------------------------------------------------------------------------------------------------
    174               359              1/12/2006           3/1/2006                                   3/1/2006
    175               360             12/21/2005           2/6/2006              1/6/2008             2/6/2008
    176               356              11/1/2005          12/6/2005                                   12/6/2005
    177               359              1/17/2006           3/6/2006                                   3/6/2006
    178               360              11/3/2005          12/6/2005             11/6/2010             12/6/2010
--------------------------------------------------------------------------------------------------------------------
    179               360             12/29/2005           2/6/2006              1/6/2011             2/6/2011
    180               360             10/18/2005          12/6/2005             11/6/2008             12/6/2008
    181               356             10/28/2005          12/6/2005                                   12/6/2005
    182               360             12/30/2005           2/6/2006              1/6/2011             2/6/2011
    183               355              10/4/2005          11/6/2005                                   11/6/2005
--------------------------------------------------------------------------------------------------------------------
    184               354              8/11/2005          10/6/2005                                   10/6/2005
    185               360             11/21/2005           1/6/2006             12/6/2007             1/6/2008
    186               359              1/12/2006           3/1/2006                                   3/1/2006
    187               357             11/18/2005           1/6/2006                                   1/6/2006
    188               355              8/25/2005          11/6/2005                                   11/6/2005

                                                                                                      GRACE
  CONTROL                                PAYMENT             ARD                                     PERIOD-
  NUMBER         MATURITY DATE            DATE            (YES / NO)                                LATE FEE
------------------------------------------------------------------------------------------------------------------------------------

     1             2/6/2016                 6                 No                                          0
     2             10/6/2015                6                 No               3 days grace no more than two times per calendar year
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
     3             2/6/2011                 6                 No                                          0
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
     4             7/6/2012                 6                 No                                          0
   4.01
   4.02
   4.03
   4.04
   4.05
   4.06
   4.07
   4.08
   4.09
     5             1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
     6             6/6/2010                 6                 No                                          0
     7             11/6/2010                6                 No                                          0
     8             11/6/2015                6                 No                                          0
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
     9             2/6/2011                 6                 No                                          0
    10             1/6/2011                 6                 No                                          0
   10.01
   10.02
   10.03
   10.04
   10.05
   10.06
   10.07
   10.08
   10.09
   10.10
   10.11
   10.12
   10.13
   10.14
------------------------------------------------------------------------------------------------------------------------------------
    11             11/6/2010                6                 No                                          0
   11.01
   11.02
   11.03
    12             12/6/2015                6                 No                                          0
    13             11/6/2010                6                 No                                          0
    14             1/6/2016                 6                 No                                          0
    15             11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    16             11/6/2010                6                 No                                          0
    17             3/6/2011                 6                 No                                          0
   17.01
   17.02
   17.03
   17.04
   17.05
   17.06
   17.07
   17.08
   17.09
   17.10
   17.11
   17.12
   17.13
   17.14
   17.15
   17.16
   17.17
   17.18
   17.19
   17.20
   17.21
   17.22
   17.23
   17.24
   17.25
   17.26
   17.27
   17.28
   17.29
   17.30
   17.31
   17.32
   17.33
   17.34
   17.35
   17.36
   17.37
    18             12/6/2015                6                 No                                          0
   18.01
   18.02
   18.03
   18.04
   18.05
   18.06
   18.07
   18.08
   18.09
   18.10
   18.11
   18.12
   18.13
    19             2/6/2016                 6                 No                                          0
    20             10/6/2015                6                 No               3 days grace no more than two times per calendar year
   20.01
   20.02
   20.03
   20.04
   20.05
   20.06
   20.07
   20.08
------------------------------------------------------------------------------------------------------------------------------------
    21             1/6/2013                 6                 No                                          0
    22             12/6/2015                6                 No                                          0
    23             1/6/2011                 6                 No                                          0
    24             3/6/2016                 6                 No                                          0
    25             3/6/2016                 6                 No                                          0
    26             3/6/2016                 6                 No                                          0
    27             3/6/2016                 6                 No                                          0
    28             3/6/2016                 6                 No                                          0
    29             3/6/2016                 6                 No                                          15
    30             3/6/2016                 6                 No                                          0
    31             3/6/2016                 6                 No                                          0
    32             3/6/2016                 6                 No                                          15
------------------------------------------------------------------------------------------------------------------------------------
    33             2/6/2016                 6                 No                                          0
    34             11/6/2015                6                 No                                          0
    35             1/6/2011                 6                 No                                          0
    36             12/6/2015                6                 No                                          0
    37             12/6/2015                6                 No                                          0
   37.01
   37.02
------------------------------------------------------------------------------------------------------------------------------------
    38             1/6/2016                 6                 No                                          0
    39             11/6/2015                6                 No                                          0
    40             2/6/2016                 6                 No                                          0
    41             3/1/2016                 1                 No                                          5
    42             11/6/2012                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    43             2/6/2016                 6                 No                                          0
    44             1/6/2016                 6                 No                                          0
    45             2/6/2016                 6                 No                                          0
   45.01
   45.02
    46             10/6/2015                6                 No                                          0
   46.01
   46.02
   46.03
   46.04
   46.05
   46.06
   46.07
   46.08
   46.09
   46.10
   46.11
    47             11/6/2015                6                 No                                          0
   47.01
   47.02
------------------------------------------------------------------------------------------------------------------------------------
    48             12/6/2015                6                 No                                          0
    49             10/6/2015                6                 No                                          0
    50             10/6/2015                6                 No                                          0
    51             1/6/2016                 6                 No                                          0
    52             2/1/2016                 1                 No                                          5
------------------------------------------------------------------------------------------------------------------------------------
    53             11/6/2015                6                 No                                          0
    54             11/6/2015                6                 No                                          0
    55             11/6/2015                6                 No                                          0
    56             11/6/2015                6                 No                                          0
    57             11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    58             1/6/2014                 6                 No                                          0
    59             12/6/2010                6                 No                                          0
    60             2/6/2016                 6                 No                                          0
    61             1/6/2016                 6                 No                                          0
    62             12/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    63             1/6/2016                 6                 No                                          0
    64             11/6/2015                6                 No                                          0
    65             11/6/2015                6                 No                                          0
    66             11/6/2015                6                 No                                          0
    67             1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    68             11/6/2015                6                 No                                          15
    69             2/6/2011                 6                 No                                          0
    70             3/6/2016                 6                 No                                          0
    71             11/6/2015                6                 No                                          0
    72             6/6/2011                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    73             1/6/2016                 6                 No                                          0
    74             1/6/2016                 6                 No                                          0
    75             12/6/2010                6                 No                                          0
    76             11/6/2015                6                 No                                          5
    77             1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    78             11/6/2015                6                 No                                          5
    79             1/6/2016                 6                 No                                          0
    80             10/6/2013                6                 No                                          0
    81             2/6/2016                 6                 No                                          0
    82             2/6/2016                 6                                                             0
    83             2/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    84             10/6/2015                6                 No                                          0
    85             10/6/2015                6                 No                                          0
    86             1/6/2016                 6                 No                                          0
   86.01
   86.02
   86.03
   86.04
   86.05
    87             11/6/2015                6                 No                                          0
    88             11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    89             1/6/2016                 6                 No                                          0
    90             12/6/2015                6                 No                                          0
    91             2/6/2016                 6                 No                                          0
    92             2/6/2016                 6                 No                                          0
    93             11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    94             1/6/2011                 6                 No                                          0
    95             1/6/2013                 6                 No                                          0
    96             1/6/2013                 6                 No                                          0
    97             1/6/2016                 6                 No                                          0
   97.01
   97.02
    98             10/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    99             11/6/2015                6                 No                                          0
    100            3/6/2011                 6                 No                                          0
  100.01
  100.02
    101            1/6/2016                 6                 No                                          0
    102            12/6/2015                6                 No                                          0
    103            12/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    104            2/1/2016                 1                 No                                          5
    105            2/6/2016                 6                 No                                          0
    106            12/1/2015                1                 No                                          5
    107            12/6/2015                6                 No                                          5
    108            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    109            12/1/2010                1                 No                                          5
  109.01
  109.02
    110            11/6/2015                6                 No                                          0
    111            1/6/2016                 6                 No                                          0
    112            2/6/2016                 6                 No                                          0
    113            2/6/2011                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    114            1/6/2016                 6                 No                                          0
    115            11/6/2015                6                 No                                          0
    116            1/6/2016                 6                 No                                          0
    117            1/6/2016                 6                 No                                          0
    118            2/6/2016                 6                 No                                          0
  118.01
  118.02
  118.03
  118.04
------------------------------------------------------------------------------------------------------------------------------------
    119            9/6/2010                 6                 No                                          0
    120            10/6/2015                6                 No                                          0
    121            11/6/2015                6                 No                                          15
    122            1/6/2013                 6                 No                                          0
    123            2/6/2016                 6                 No                                          0
  123.01
  123.02
  123.03
  123.04
------------------------------------------------------------------------------------------------------------------------------------
    124            2/6/2016                 6                 No                                          0
    125            1/6/2011                 6                 No                                          0
    126            1/6/2016                 6                 No                                          0
    127            1/6/2016                 6                 No                                          0
    128            11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    129            12/1/2015                1                 No                                          5
    130            6/6/2015                 6                 No                                          15
    131            1/6/2016                 6                 No                                          0
    132            12/6/2015                6                 No                                          0
    133            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    134            3/6/2016                 6                 No                                          0
    135            11/6/2015                6                 No                                          0
    136            1/6/2016                 6                 No                                          0
    137            2/6/2016                 6                 No                                          0
    138            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    139            12/6/2015                6                 No                                          0
    140            1/6/2016                 6                 No                                          15
    141            2/6/2016                 6                 No                                          0
    142            9/6/2015                 6                 No                                          15
    143            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    144            1/6/2016                 6                 No                                          0
    145            10/6/2015                6                 No                                          0
    146            12/6/2015                6                 No                                          0
    147            12/6/2010                6                 No                                          0
    148            11/1/2015                1                 No                                          5
------------------------------------------------------------------------------------------------------------------------------------
    149            11/6/2015                6                 No                                          0
    150            1/6/2016                 6                 No                                          0
    151            1/6/2016                 6                 No                                          0
    152            2/6/2016                 6                 No                                          0
    153            2/1/2016                 1                 No                                          5
------------------------------------------------------------------------------------------------------------------------------------
    154            1/6/2016                 6                 No                                          0
  154.01
  154.02
    155            2/6/2016                 6                 No                                          0
    156            12/6/2015                6                 No                                          0
    157            2/6/2016                 6                 No                                          0
    158            3/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    159            11/6/2015                6                 No                                          0
    160            11/6/2015                6                 No                                          0
    161            12/6/2015                6                 No                                          0
    162            2/6/2016                 6                 No                                          0
    163            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    164            11/6/2015                6                 No                                          0
    165            1/6/2016                 6                 No                                          0
    166            11/6/2015                6                 No                                          0
    167            2/6/2016                 6                 No                                          0
    168            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    169            1/6/2016                 6                 No                                          0
    170            10/1/2015                1                 No                                          5
    171            10/6/2015                6                 No                                          0
    172            2/6/2016                 6                 No                                          0
    173            1/6/2016                 6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    174            2/1/2016                 1                 No                                          5
    175            1/6/2016                 6                 No                                          0
    176            11/6/2015                6                 No                                          0
    177            2/6/2016                 6                 No                                          0
    178            11/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    179            1/6/2016                 6                 No                                          0
    180            11/6/2015                6                 No                                          0
    181            11/6/2015                6                 No                                          0
    182            1/6/2016                 6                 No                                          0
    183            10/6/2015                6                 No                                          0
------------------------------------------------------------------------------------------------------------------------------------
    184            9/6/2015                 6                 No                                          0
    185            12/6/2015                6                 No                                          0
    186            2/1/2016                 1                 No                                          5
    187            12/6/2015                6                 No                                          0
    188            10/6/2015                6                 No                                          0

                                        GRACE                                                                           THIRD
  CONTROL                              PERIOD-                                                                       MOST RECENT
  NUMBER                               DEFAULT                                  PREPAYMENT PROVISION (1)               NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

     1                                    0                                  Lockout/24_Defeasance/90_0%/5               N/A
     2                                    0                                  Lockout/29_Defeasance/84_0%/7           21,366,578
   2.01                                                                                                               4,256,465
   2.02                                                                                                               3,276,878
   2.03                                                                                                               3,855,445
   2.04                                                                                                               2,699,188
   2.05                                                                                                               2,036,013
   2.06                                                                                                               2,649,997
   2.07                                                                                                                819,875
   2.08                                                                                                               1,050,458
   2.09                                                                                                                722,259
     3                                    10                                 Lockout/25_Defeasance/31_0%/4           16,820,902
   3.01                                                                                                               4,197,571
   3.02                                                                                                               2,272,613
   3.03                                                                                                               2,596,682
   3.04                                                                                                               2,132,418
   3.05                                                                                                               1,658,679
   3.06                                                                                                               1,727,699
   3.07                                                                                                               1,373,330
   3.08                                                                                                                861,910
     4                                    0                                  Lockout/32_Defeasance/48_0%/4           16,605,300
   4.01                                                                                                               4,705,727
   4.02                                                                                                               3,086,664
   4.03                                                                                                               2,698,797
   4.04                                                                                                               1,485,542
   4.05                                                                                                               1,365,912
   4.06                                                                                                                859,750
   4.07                                                                                                                882,506
   4.08                                                                                                                885,209
   4.09                                                                                                                635,193
     5                                    0                                  Lockout/26_Defeasance/90_0%/4           10,915,275
------------------------------------------------------------------------------------------------------------------------------------
     6         3 days grace no more than two times in a 12 month period      Lockout/29_Defeasance/20_0%/7               N/A
     7         3 days grace no more than two times in a 12 month period      Lockout/28_Defeasance/25_0%/7           10,516,848
     8                                    0                                  Lockout/28_Defeasance/88_0%/4            4,591,539
   8.01                                                                                                               1,562,615
   8.02                                                                                                               -187,982
   8.03                                                                                                               1,422,227
   8.04                                                                                                               1,289,209
   8.05                                                                                                                  N/A
   8.06                                                                                                                 2,102
   8.07                                                                                                                501,816
   8.08                                                                                                                 1,552
     9                                    0                                  Lockout/25_Defeasance/32_0%/3            8,327,954
    10                                    0                                  Lockout/26_Defeasance/30_0%/4            6,361,313
   10.01                                                                                                               892,283
   10.02                                                                                                               706,645
   10.03                                                                                                               506,599
   10.04                                                                                                               762,281
   10.05                                                                                                               378,211
   10.06                                                                                                               627,692
   10.07                                                                                                               477,658
   10.08                                                                                                               235,064
   10.09                                                                                                               355,410
   10.10                                                                                                               153,999
   10.11                                                                                                               401,067
   10.12                                                                                                               285,171
   10.13                                                                                                               324,035
   10.14                                                                                                               255,198
------------------------------------------------------------------------------------------------------------------------------------
    11                                    0                                  Lockout/28_Defeasance/28_0%/4            8,406,738
   11.01                                                                                                              4,689,655
   11.02                                                                                                              2,919,720
   11.03                                                                                                               797,363
    12                                    0                                  Lockout/27_Defeasance/89_0%/4               N/A
    13                                    0                                  Lockout/28_Defeasance/28_0%/4            7,300,856
    14                                    0                                  Lockout/26_Defeasance/90_0%/4            1,435,694
    15                                    0                                  Lockout/28_Defeasance/88_0%/4            5,343,207
------------------------------------------------------------------------------------------------------------------------------------
    16                                    0                                  Lockout/28_Defeasance/28_0%/4            5,960,548
    17                                    0                                  Lockout/24_Defeasance/33_0%/3               N/A
   17.01                                                                                                                 N/A
   17.02                                                                                                                 N/A
   17.03                                                                                                                 N/A
   17.04                                                                                                                 N/A
   17.05                                                                                                                 N/A
   17.06                                                                                                                 N/A
   17.07                                                                                                                 N/A
   17.08                                                                                                                 N/A
   17.09                                                                                                                 N/A
   17.10                                                                                                                 N/A
   17.11                                                                                                                 N/A
   17.12                                                                                                                 N/A
   17.13                                                                                                                 N/A
   17.14                                                                                                                 N/A
   17.15                                                                                                                 N/A
   17.16                                                                                                                 N/A
   17.17                                                                                                                 N/A
   17.18                                                                                                                 N/A
   17.19                                                                                                                 N/A
   17.20                                                                                                                 N/A
   17.21                                                                                                                 N/A
   17.22                                                                                                                 N/A
   17.23                                                                                                                 N/A
   17.24                                                                                                                 N/A
   17.25                                                                                                                 N/A
   17.26                                                                                                                 N/A
   17.27                                                                                                                 N/A
   17.28                                                                                                                 N/A
   17.29                                                                                                                 N/A
   17.30                                                                                                                 N/A
   17.31                                                                                                                 N/A
   17.32                                                                                                                 N/A
   17.33                                                                                                                 N/A
   17.34                                                                                                                 N/A
   17.35                                                                                                                 N/A
   17.36                                                                                                                 N/A
   17.37                                                                                                                 N/A
    18                                    0                                  Lockout/27_Defeasance/90_0%/3            5,266,597
   18.01                                                                                                              1,517,546
   18.02                                                                                                               755,717
   18.03                                                                                                               743,019
   18.04                                                                                                               60,566
   18.05                                                                                                               278,106
   18.06                                                                                                               316,706
   18.07                                                                                                               201,810
   18.08                                                                                                               329,251
   18.09                                                                                                               312,421
   18.10                                                                                                               275,976
   18.11                                                                                                               143,842
   18.12                                                                                                               203,583
   18.13                                                                                                               128,054
    19                                    0                                  Lockout/25_Defeasance/92_0%/3               N/A
    20                                    0                                  Lockout/29_Defeasance/84_0%/7           26,501,392
   20.01                                                                                                              7,152,293
   20.02                                                                                                              4,868,333
   20.03                                                                                                              2,822,776
   20.04                                                                                                              3,086,752
   20.05                                                                                                              3,207,380
   20.06                                                                                                              2,150,786
   20.07                                                                                                               959,416
   20.08                                                                                                              2,253,656
------------------------------------------------------------------------------------------------------------------------------------
    21                                    0                                  Lockout/26_Defeasance/54_0%/4             207,710
    22                                    0                                   Lockout/27_>YM or 1%/89_0%/4               N/A
    23                                    0                                  Lockout/26_Defeasance/30_0%/4            5,731,828
    24                                    0                                  Lockout/24_Defeasance/92_0%/4             723,681
    25                                    0                                  Lockout/24_Defeasance/92_0%/4             438,459
    26                                    0                                  Lockout/24_Defeasance/92_0%/4             377,463
    27                                    0                                  Lockout/24_Defeasance/92_0%/4             386,957
    28                                    0                                  Lockout/24_Defeasance/92_0%/4             334,327
    29                                    0                                  Lockout/24_Defeasance/92_0%/4             331,513
    30                                    0                                  Lockout/24_Defeasance/92_0%/4             329,202
    31                                    0                                  Lockout/24_Defeasance/92_0%/4             265,839
    32                                    0                                  Lockout/24_Defeasance/92_0%/4             221,738
------------------------------------------------------------------------------------------------------------------------------------
    33                                    0                                  Lockout/25_Defeasance/91_0%/4            2,981,802
    34                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
    35                                    0                                  Lockout/26_Defeasance/30_0%/4            1,043,778
    36                                    0                                  Lockout/27_Defeasance/90_0%/3            4,724,668
    37                                    0                                  Lockout/27_Defeasance/89_0%/4               N/A
   37.01                                                                                                                 N/A
   37.02                                                                                                                 N/A
------------------------------------------------------------------------------------------------------------------------------------
    38                                    0                                  Lockout/26_Defeasance/90_0%/4               N/A
    39                                    0                                  Lockout/28_Defeasance/88_0%/4            3,574,296
    40                                    0                                  Lockout/25_Defeasance/91_0%/4            2,894,352
    41                                    5                                  Lockout/24_Defeasance/92_0%/4               N/A
    42                                    0                                  Lockout/28_Defeasance/52_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    43                                    0                                  Lockout/25_Defeasance/91_0%/4            1,943,892
    44                                    0                                  Lockout/26_Defeasance/90_0%/4            4,901,013
    45                                    0                                  Lockout/25_Defeasance/92_0%/3             596,722
   45.01                                                                                                               755,582
   45.02                                                                                                              -158,860
    46                                    0                                  Lockout/29_Defeasance/88_0%/3           12,896,271
   46.01                                                                                                              2,665,304
   46.02                                                                                                              1,550,278
   46.03                                                                                                              1,204,061
   46.04                                                                                                               956,805
   46.05                                                                                                              1,112,470
   46.06                                                                                                              1,737,030
   46.07                                                                                                              1,025,382
   46.08                                                                                                               -95,367
   46.09                                                                                                               875,998
   46.10                                                                                                              1,000,456
   46.11                                                                                                               863,854
    47                                    0                                  Lockout/28_Defeasance/88_0%/4            1,741,754
   47.01                                                                                                               983,094
   47.02                                                                                                               758,660
------------------------------------------------------------------------------------------------------------------------------------
    48                                    0                                  Lockout/27_Defeasance/89_0%/4            1,858,329
    49                                    0                                  Lockout/29_Defeasance/87_0%/4             763,329
    50                                    0                                  Lockout/29_Defeasance/87_0%/4             587,815
    51                                    0                                  Lockout/26_Defeasance/87_0%/7            2,265,155
    52                                    5                                  Lockout/25_Defeasance/90_0%/5               N/A
------------------------------------------------------------------------------------------------------------------------------------
    53                                    0                                  Lockout/28_Defeasance/89_0%/3            1,550,003
    54                                    0                                  Lockout/28_Defeasance/89_0%/3               N/A
    55                                    0                                  Lockout/28_Defeasance/89_0%/3            1,594,543
    56                                    0                                  Lockout/28_Defeasance/88_0%/4            1,615,730
    57                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    58                                    0                                  Lockout/26_Defeasance/66_0%/4            1,812,804
    59                                    0                                  Lockout/27_Defeasance/29_0%/4            1,371,225
    60                                    0                                  Lockout/25_Defeasance/91_0%/4            1,294,019
    61                                    0                                  Lockout/26_Defeasance/90_0%/4            3,030,649
    62                                    0                                  Lockout/27_Defeasance/89_0%/4            1,689,164
------------------------------------------------------------------------------------------------------------------------------------
    63                                    0                                  Lockout/26_Defeasance/90_0%/4               N/A
    64                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
    65                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
    66                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
    67                                    0                                  Lockout/26_Defeasance/91_0%/3            1,278,588
------------------------------------------------------------------------------------------------------------------------------------
    68                                    0                                  Lockout/28_Defeasance/88_0%/4            1,401,972
    69                                    0                                  Lockout/25_Defeasance/31_0%/4               N/A
    70                                    0                                  Lockout/24_Defeasance/92_0%/4               N/A
    71                                    0                                  Lockout/28_Defeasance/88_0%/4             746,282
    72                                    0                                  Lockout/27_Defeasance/32_0%/7            1,158,575
------------------------------------------------------------------------------------------------------------------------------------
    73                                    0                                  Lockout/26_Defeasance/90_0%/4               N/A
    74                                    0                                  Lockout/26_Defeasance/91_0%/3               N/A
    75                                    0                                  Lockout/27_Defeasance/29_0%/4             927,369
    76                                    0                                  Lockout/28_Defeasance/88_0%/4            1,441,061
    77                                    0                                  Lockout/26_Defeasance/90_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    78                                    0                                  Lockout/28_Defeasance/88_0%/4             710,689
    79                                    0                                  Lockout/26_Defeasance/90_0%/4            1,123,796
    80                                    0                                  Lockout/29_Defeasance/62_0%/5            1,011,444
    81                                    0                                  Lockout/25_Defeasance/92_0%/3             575,872
    82                                    0                                  Lockout/25_Defeasance/91_0%/4             502,791
    83                                    0                                  Lockout/25_Defeasance/91_0%/4             241,427
------------------------------------------------------------------------------------------------------------------------------------
    84                                    0                                  Lockout/29_Defeasance/87_0%/4               N/A
    85                                    0                                  Lockout/29_Defeasance/87_0%/4               N/A
    86                                    0                                  Lockout/26_Defeasance/90_0%/4             995,891
   86.01                                                                                                               298,461
   86.02                                                                                                               225,633
   86.03                                                                                                               230,038
   86.04                                                                                                               165,702
   86.05                                                                                                               76,057
    87                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
    88                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    89                                    0                                  Lockout/26_Defeasance/90_0%/4             916,149
    90                                    0                                  Lockout/27_Defeasance/89_0%/4             643,181
    91                                    0                                  Lockout/25_Defeasance/91_0%/4             945,946
    92                                    0                                  Lockout/25_Defeasance/91_0%/4               N/A
    93                                    0                                  Lockout/28_Defeasance/88_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    94                                    0                                  Lockout/26_Defeasance/31_0%/3            1,005,436
    95                                    0                                  Lockout/26_Defeasance/55_0%/3               N/A
    96                                    0                                  Lockout/26_Defeasance/55_0%/3               N/A
    97                                    0                                  Lockout/26_Defeasance/91_0%/3            1,038,565
   97.01                                                                                                               614,400
   97.02                                                                                                               424,165
    98                                    0                                  Lockout/29_Defeasance/87_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    99                                    0                                  Lockout/28_Defeasance/88_0%/4             848,854
    100                                   0                                   YM or 8%/24_Defeasance/33_0%/3             N/A
  100.01                                                                                                                 N/A
  100.02                                                                                                                 N/A
    101                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    102                                   0                                  Lockout/27_Defeasance/89_0%/4             960,907
    103                                   0                                  Lockout/27_Defeasance/88_0%/5             759,672
------------------------------------------------------------------------------------------------------------------------------------
    104                                   5                                  Lockout/25_Defeasance/82_0%/13           1,100,492
    105                                   0                                  Lockout/25_Defeasance/91_0%/4             645,997
    106                                   5                                  Lockout/27_Defeasance/89_0%/4            1,161,162
    107                                   0                                  Lockout/27_Defeasance/90_0%/3               N/A
    108                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    109                                   5                                  Lockout/27_Defeasance/29_0%/4             981,976
  109.01                                                                                                               591,803
  109.02                                                                                                               390,173
    110                                   0                                  Lockout/28_Defeasance/88_0%/4             754,013
    111                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    112                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    113                                   0                                  Lockout/25_Defeasance/31_0%/4             787,041
------------------------------------------------------------------------------------------------------------------------------------
    114                                   0                                  Lockout/26_Defeasance/90_0%/4             607,104
    115                                   0                                  Lockout/28_Defeasance/88_0%/4             828,774
    116                                   0                                  Lockout/26_Defeasance/90_0%/4             639,023
    117                                   0                                  Lockout/26_Defeasance/90_0%/4            1,151,599
    118                                   0                                  Lockout/36_> YM or 1%/80_0%/4               N/A
  118.01                                                                                                                 N/A
  118.02                                                                                                                 N/A
  118.03                                                                                                                 N/A
  118.04                                                                                                                 N/A
------------------------------------------------------------------------------------------------------------------------------------
    119                                   0                                  Lockout/30_Defeasance/26_0%/4             688,049
    120                                   0                                  Lockout/29_Defeasance/87_0%/4             540,018
    121                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
    122                                   0                                  Lockout/26_Defeasance/54_0%/4             950,335
    123                                   0                                  Lockout/36_> YM or 1%/80_0%/4               N/A
  123.01                                                                                                                 N/A
  123.02                                                                                                                 N/A
  123.03                                                                                                                 N/A
  123.04                                                                                                                 N/A
------------------------------------------------------------------------------------------------------------------------------------
    124                                   0                                  Lockout/25_Defeasance/91_0%/4             858,641
    125                                   0                                   Lockout/26_>YM or 1%/30_0%/4               N/A
    126                                   0                                  Lockout/26_Defeasance/90_0%/4            1,027,983
    127                                   0                                  Lockout/26_Defeasance/90_0%/4             690,179
    128                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    129                                   5                                  Lockout/27_Defeasance/89_0%/4             510,644
    130                                   0                                  ockout/36_> YM+1% or 2%/80_0%/4           447,220
    131                                   0                                  Lockout/26_Defeasance/91_0%/3               N/A
    132                                   0                                  Lockout/27_Defeasance/89_0%/4             493,354
    133                                   0                                  Lockout/26_Defeasance/90_0%/4             549,357
------------------------------------------------------------------------------------------------------------------------------------
    134                                   0                                  Lockout/24_Defeasance/92_0%/4               N/A
    135                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
    136                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    137                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    138                                   0                                  Lockout/59_> YM or 1%/57_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    139                                   0                                  Lockout/27_Defeasance/89_0%/4             601,533
    140                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    141                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    142                                   0                                  Lockout/30_Defeasance/86_0%/4             432,690
    143                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    144                                   0                                  Lockout/26_Defeasance/90_0%/4             535,686
    145                                   0                                  Lockout/29_Defeasance/87_0%/4             391,821
    146                                   0                                   Lockout/23_>YM or 1%/93_0%/4             305,142
    147                                   0                                  Lockout/27_Defeasance/29_0%/4             391,163
    148                                   5                                  Lockout/28_Defeasance/88_0%/4             350,139
------------------------------------------------------------------------------------------------------------------------------------
    149                                   0                                  Lockout/28_Defeasance/88_0%/4             454,996
    150                                   0                                  Lockout/59_> YM or 1%/57_0%/4               N/A
    151                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    152                                   0                                  Lockout/25_Defeasance/91_0%/4             426,853
    153                                   5                                  Lockout/25_Defeasance/91_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    154                                   0                                  Lockout/26_Defeasance/90_0%/4             208,905
  154.01                                                                                                               186,178
  154.02                                                                                                               22,727
    155                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    156                                   0                                  Lockout/27_Defeasance/89_0%/4               N/A
    157                                   0                                  Lockout/25_Defeasance/91_0%/4             356,185
    158                                   0                                  Lockout/24_Defeasance/92_0%/4             269,835
------------------------------------------------------------------------------------------------------------------------------------
    159                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
    160                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
    161                                   0                                  Lockout/27_Defeasance/89_0%/4               N/A
    162                                   0                                  Lockout/25_Defeasance/91_0%/4             296,425
    163                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    164                                   0                                  Lockout/28_Defeasance/88_0%/4               N/A
    165                                   0                                  Lockout/26_Defeasance/91_0%/3               N/A
    166                                   0                                  Lockout/28_Defeasance/88_0%/4             221,660
    167                                   0                                  Lockout/36_> YM or 1%/80_0%/4               N/A
    168                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
------------------------------------------------------------------------------------------------------------------------------------
    169                                   0                                  Lockout/26_Defeasance/90_0%/4               N/A
    170                                   5                                   Lockout/29_>YM or 1%/87_0%/4               N/A
    171                                   0                                  Lockout/29_Defeasance/87_0%/4             495,708
    172                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    173                                   0                                  Lockout/26_Defeasance/90_0%/4             368,155
------------------------------------------------------------------------------------------------------------------------------------
    174                                   5                                  Lockout/25_Defeasance/91_0%/4             334,794
    175                                   0                                  Lockout/26_Defeasance/90_0%/4            1,027,983
    176                                   0                                  Lockout/28_Defeasance/88_0%/4             291,638
    177                                   0                                  Lockout/25_Defeasance/91_0%/4               N/A
    178                                   0                                   Lockout/28_>YM or 1%/88_0%/4             239,208
------------------------------------------------------------------------------------------------------------------------------------
    179                                   0                                  Lockout/26_Defeasance/90_0%/4             209,198
    180                                   0                                  Lockout/28_Defeasance/88_0%/4             124,215
    181                                   0                                  Lockout/28_Defeasance/88_0%/4             292,081
    182                                   0                                  Lockout/59_> YM or 1%/57_0%/4             526,190
    183                                   0                                  Lockout/29_Defeasance/87_0%/4             204,738
------------------------------------------------------------------------------------------------------------------------------------
    184                                   0                                  Lockout/30_Defeasance/86_0%/4             207,963
    185                                   0                                  Lockout/27_Defeasance/90_0%/3               N/A
    186                                   5                                  Lockout/25_Defeasance/91_0%/4             216,750
    187                                   0                                  Lockout/27_Defeasance/89_0%/4               N/A
    188                                   0                                  Lockout/58_> YM or 1%/58_0%/4             257,250

                     THIRD               SECOND              SECOND
  CONTROL         MOST RECENT          MOST RECENT         MOST RECENT         MOST RECENT          MOST RECENT
  NUMBER            NOI DATE             NOI ($)            NOI DATE             NOI ($)              NOI DATE
--------------------------------------------------------------------------------------------------------------------

     1                N/A                  N/A                 N/A                 NAP                  NAP
     2             12/31/2003          22,545,855          12/31/2004          25,635,204            12/31/2005
   2.01            12/31/2003           4,004,201          12/31/2004           4,487,196            12/31/2005
   2.02            12/31/2003           3,401,465          12/31/2004           4,307,736            12/31/2005
   2.03            12/31/2003           3,597,466          12/31/2004           3,986,709            12/31/2005
   2.04            12/31/2003           2,909,217          12/31/2004           3,206,629            12/31/2005
   2.05            12/31/2003           2,972,454          12/31/2004           3,146,387            12/31/2005
   2.06            12/31/2003           2,831,449          12/31/2004           2,950,832            12/31/2005
   2.07            12/31/2003           1,174,787          12/31/2004           1,488,148            12/31/2005
   2.08            12/31/2003           1,015,267          12/31/2004           1,346,542            12/31/2005
   2.09            12/31/2003            639,549           12/31/2004            715,026             12/31/2005
     3             12/31/2003          17,546,681          12/31/2004          19,804,422            11/30/2005
   3.01            12/31/2003           4,008,410          12/31/2004           4,430,060            11/30/2005
   3.02            12/31/2003           2,777,600          12/31/2004           3,400,777            11/30/2005
   3.03            12/31/2003           2,578,188          12/31/2004           2,516,680            11/30/2005
   3.04            12/31/2003           2,170,048          12/31/2004           2,501,534            11/30/2005
   3.05            12/31/2003           2,013,779          12/31/2004           2,038,472            11/30/2005
   3.06            12/31/2003           1,724,867          12/31/2004           1,912,623            11/30/2005
   3.07            12/31/2003           1,671,730          12/31/2004           1,744,783            11/30/2005
   3.08            12/31/2003            602,059           12/31/2004           1,259,493            11/30/2005
     4             12/31/2003          24,347,634          12/31/2004          25,413,828            10/31/2005
   4.01            12/31/2003           5,369,247          12/31/2004           5,813,525            10/31/2005
   4.02            12/31/2003           5,230,087          12/31/2004           5,479,419            10/31/2005
   4.03            12/31/2003           3,109,608          12/31/2004           3,221,148            10/31/2005
   4.04            12/31/2003           2,742,816          12/31/2004           2,750,643            10/31/2005
   4.05            12/31/2003           2,322,999          12/31/2004           2,397,607            10/31/2005
   4.06            12/31/2003           1,434,616          12/31/2004           1,572,487            10/31/2005
   4.07            12/31/2003           1,553,591          12/31/2004           1,655,669            10/31/2005
   4.08            12/31/2003           1,430,725          12/31/2004           1,356,761            10/31/2005
   4.09            12/31/2003           1,153,945          12/31/2004           1,166,569            10/31/2005
     5             12/31/2003          11,203,189          12/31/2004          11,543,928            10/31/2005
--------------------------------------------------------------------------------------------------------------------
     6                N/A                  N/A                 N/A                 NAP                  NAP
     7             12/31/2003          11,045,178          12/31/2004              NAP                  NAP
     8             12/31/2003           5,934,105          12/31/2004           7,606,602            8/31/2005
   8.01            12/31/2003           1,607,194          12/31/2004           1,775,824            8/31/2005
   8.02            12/31/2003            337,715           12/31/2004           1,441,388            8/31/2005
   8.03            12/31/2003           1,504,676          12/31/2004           1,319,135            8/31/2005
   8.04            12/31/2003           1,257,491          12/31/2004           1,364,518            8/31/2005
   8.05               N/A                  N/A                 N/A                 NAP                  NAP
   8.06            12/31/2003            336,175           12/31/2004            634,144             8/31/2005
   8.07            12/31/2003            682,832           12/31/2004            776,941             8/31/2005
   8.08            12/31/2003            208,022           12/31/2004            294,652             8/31/2005
     9             12/31/2003           7,500,722          12/31/2004           8,054,013            9/30/2005
    10             12/31/2003           6,146,755          12/31/2004           6,814,213            11/30/2005
   10.01           12/31/2003            901,731           12/31/2004            568,946             11/30/2005
   10.02           12/31/2003            577,999           12/31/2004            494,573             11/30/2005
   10.03           12/31/2003            456,192           12/31/2004            603,896             11/30/2005
   10.04           12/31/2003            641,662           12/31/2004            678,805             11/30/2005
   10.05           12/31/2003            368,827           12/31/2004            629,953             11/30/2005
   10.06           12/31/2003            598,066           12/31/2004            557,968             11/30/2005
   10.07           12/31/2003            475,275           12/31/2004            464,803             11/30/2005
   10.08           12/31/2003            231,902           12/31/2004            457,508             11/30/2005
   10.09           12/31/2003            408,769           12/31/2004            447,529             11/30/2005
   10.10           12/31/2003            130,599           12/31/2004            397,736             11/30/2005
   10.11           12/31/2003            456,517           12/31/2004            556,957             11/30/2005
   10.12           12/31/2003            394,194           12/31/2004            394,097             11/30/2005
   10.13           12/31/2003            283,799           12/31/2004            312,724             11/30/2005
   10.14           12/31/2003            221,223           12/31/2004            248,718             11/30/2005
--------------------------------------------------------------------------------------------------------------------
    11             12/31/2003           8,607,392          12/31/2004           9,167,794      6/30/2005 & 9/30/2005
   11.01           12/31/2003           4,673,150          12/31/2004           5,059,438            9/30/2005
   11.02           12/31/2003           2,758,143          12/31/2004           2,894,826            9/30/2005
   11.03           12/31/2003           1,176,099          12/31/2004           1,213,530            6/30/2005
    12                N/A                  N/A                 N/A                 NAP                  NAP
    13             12/31/2003           3,811,018          12/31/2004           3,096,253            5/31/2005
    14             12/31/2003           3,815,865          12/31/2004              NAP                  NAP
    15             12/31/2003           5,598,291          12/31/2004           5,839,715            7/31/2005
--------------------------------------------------------------------------------------------------------------------
    16             12/31/2003           5,465,389          12/31/2004           4,886,786            5/31/2005
    17                N/A               4,033,599          12/31/2004           4,953,337            6/30/2005
   17.01              N/A                15,317            12/31/2004            113,454             6/30/2005
   17.02              N/A                109,254           12/31/2004            146,307             6/30/2005
   17.03              N/A                  N/A                 N/A                 NAP                  NAP
   17.04              N/A                163,181           12/31/2004            120,580             6/30/2005
   17.05              N/A                  874             12/31/2004            79,542              6/30/2005
   17.06              N/A                38,558            12/31/2004            82,185              6/30/2005
   17.07              N/A                123,558           12/31/2004            138,170             6/30/2005
   17.08              N/A                173,167           12/31/2004            245,338             6/30/2005
   17.09              N/A                107,897           12/31/2004            94,161              6/30/2005
   17.10              N/A                  N/A                 N/A               96,964              6/30/2005
   17.11              N/A                54,669            12/31/2004            65,683              6/30/2005
   17.12              N/A                86,625            12/31/2004            124,650             6/30/2005
   17.13              N/A                277,319           12/31/2004            276,866             6/30/2005
   17.14              N/A                63,639            12/31/2004            97,066              6/30/2005
   17.15              N/A                93,428            12/31/2004            90,833              6/30/2005
   17.16              N/A                54,480            12/31/2004            141,472             6/30/2005
   17.17              N/A                22,659            12/31/2004            51,220              6/30/2005
   17.18              N/A                54,749            12/31/2004            38,481              6/30/2005
   17.19              N/A                68,338            12/31/2004            73,714              6/30/2005
   17.20              N/A                195,133           12/31/2004            174,215             6/30/2005
   17.21              N/A                169,791           12/31/2004            223,441             6/30/2005
   17.22              N/A                117,708           12/31/2004            149,253             6/30/2005
   17.23              N/A                449,057           12/31/2004            375,531             6/30/2005
   17.24              N/A                24,706            12/31/2004            141,325             6/30/2005
   17.25              N/A                119,631           12/31/2004            188,417             6/30/2005
   17.26              N/A                34,109            12/31/2004            61,786              6/30/2005
   17.27              N/A                110,972           12/31/2004            73,663              6/30/2005
   17.28              N/A                110,219           12/31/2004            113,122             6/30/2005
   17.29              N/A                46,894            12/31/2004            60,998              6/30/2005
   17.30              N/A                163,554           12/31/2004            177,220             6/30/2005
   17.31              N/A                148,611           12/31/2004            197,860             6/30/2005
   17.32              N/A                94,605            12/31/2004            105,043             6/30/2005
   17.33              N/A                130,377           12/31/2004            128,680             6/30/2005
   17.34              N/A                267,250           12/31/2004            286,816             6/30/2005
   17.35              N/A                75,196            12/31/2004            70,358              6/30/2005
   17.36              N/A                184,241           12/31/2004            258,580             6/30/2005
   17.37              N/A                83,833            12/31/2004            90,341              6/30/2005
    18             12/31/2003           4,766,590          12/31/2004           5,480,808            8/31/2005
   18.01           12/31/2003           1,593,478          12/31/2004           1,614,281            8/31/2005
   18.02           12/31/2003           1,135,460          12/31/2004           1,166,947            8/31/2005
   18.03           12/31/2003            28,208            12/31/2004            442,071             8/31/2005
   18.04           12/31/2003            60,206            12/31/2004            59,249              8/31/2005
   18.05           12/31/2003            200,669           12/31/2004            352,736             8/31/2005
   18.06           12/31/2003            277,385           12/31/2004            336,401             8/31/2005
   18.07           12/31/2003            175,963           12/31/2004            248,479             8/31/2005
   18.08           12/31/2003            321,604           12/31/2004            322,385             8/31/2005
   18.09           12/31/2003            256,238           12/31/2004            262,374             8/31/2005
   18.10           12/31/2003            265,063           12/31/2004            234,964             8/31/2005
   18.11           12/31/2003            142,082           12/31/2004            145,615             8/31/2005
   18.12           12/31/2003            188,485           12/31/2004            183,890             8/31/2005
   18.13           12/31/2003            121,749           12/31/2004            111,416             8/31/2005
    19                N/A                  N/A                 N/A                 NAP                  NAP
    20             12/31/2003          26,717,398          12/31/2004          28,171,224            12/31/2005
   20.01           12/31/2003           7,867,411          12/31/2004           8,142,906            12/31/2005
   20.02           12/31/2003           4,805,118          12/31/2004           3,773,027            12/31/2005
   20.03           12/31/2003           3,060,335          12/31/2004           3,494,770            12/31/2005
   20.04           12/31/2003           3,224,329          12/31/2004           3,651,549            12/31/2005
   20.05           12/31/2003           3,260,196          12/31/2004           3,161,763            12/31/2005
   20.06           12/31/2003           1,720,802          12/31/2004           2,045,845            12/31/2005
   20.07           12/31/2003           1,220,923          12/31/2004           1,791,896            12/31/2005
   20.08           12/31/2003           1,558,284          12/31/2004           2,109,468            12/31/2005
--------------------------------------------------------------------------------------------------------------------
    21             12/31/2003           1,884,672          12/31/2004           3,877,088            8/31/2005
    22                N/A                  N/A                 N/A              3,611,678            9/30/2005
    23             12/31/2003           4,630,039          12/31/2004           5,197,189            9/30/2005
    24             12/31/2003            775,911           12/31/2004            781,282             9/30/2005
    25             12/31/2003            436,275           12/31/2004            459,071             9/30/2005
    26             12/31/2003            414,942           12/31/2004            410,212             9/30/2005
    27             12/31/2003            372,136           12/31/2004            345,465             9/30/2005
    28             12/31/2003            332,132           12/31/2004            327,383             9/30/2005
    29             12/31/2003            279,921           12/31/2004            245,907             9/30/2005
    30             12/31/2003            321,994           12/31/2004            299,910             9/30/2005
    31             12/31/2003            253,843           12/31/2004            258,718             9/30/2005
    32             12/31/2003            69,916            12/31/2004            76,642              9/30/2005
--------------------------------------------------------------------------------------------------------------------
    33             12/31/2003           3,314,051          12/31/2004           3,977,589            11/30/2005
    34                N/A                  N/A                 N/A                 NAP                  NAP
    35             12/31/2003           2,187,342          12/31/2004           2,486,926            9/30/2005
    36             12/31/2003           5,076,477          12/31/2004           5,022,281            8/31/2005
    37                N/A               2,432,273          12/31/2004           2,321,905            8/31/2005
   37.01              N/A               1,454,535          12/31/2004           1,439,881            8/31/2005
   37.02              N/A                977,738           12/31/2004            882,024             8/31/2005
--------------------------------------------------------------------------------------------------------------------
    38                N/A                  N/A                 N/A                 NAP                  NAP
    39             12/31/2003           3,251,955          12/31/2004           3,097,012            10/31/2005
    40             12/31/2003           2,329,234          12/31/2004           2,029,171            12/31/2005
    41                N/A                  N/A                 N/A                 NAP                  NAP
    42                N/A                343,760           12/31/2004           1,456,949            8/31/2005
--------------------------------------------------------------------------------------------------------------------
    43             12/31/2003           2,174,128          12/31/2004           2,042,278            12/31/2005
    44             12/31/2003              N/A                 N/A              2,583,435            9/30/2005
    45             12/31/2003           1,242,590          12/31/2004           4,703,946            11/30/2005
   45.01           12/31/2003           1,075,368          12/31/2004           2,565,346            11/30/2005
   45.02           12/31/2003            167,222           12/31/2004           2,138,600            11/30/2005
    46             12/31/2003          14,313,250          12/31/2004          15,583,428            10/31/2005
   46.01           12/31/2003           3,063,587          12/31/2004           2,746,202            10/31/2005
   46.02           12/31/2003           1,632,690          12/31/2004           1,845,512            10/31/2005
   46.03           12/31/2003            804,870           12/31/2004           1,281,180            10/31/2005
   46.04           12/31/2003           1,320,182          12/31/2004            929,890             10/31/2005
   46.05           12/31/2003           1,374,655          12/31/2004           1,465,794            10/31/2005
   46.06           12/31/2003           1,328,464          12/31/2004           2,056,317            10/31/2005
   46.07           12/31/2003           1,195,162          12/31/2004           1,249,050            10/31/2005
   46.08           12/31/2003            818,711           12/31/2004            744,829             10/31/2005
   46.09           12/31/2003           1,002,898          12/31/2004            861,998             10/31/2005
   46.10           12/31/2003            754,380           12/31/2004           1,229,879            10/31/2005
   46.11           12/31/2003           1,017,651          12/31/2004           1,172,777            10/31/2005
    47             12/31/2003           2,054,613          12/31/2004           2,130,982            9/30/2005
   47.01           12/31/2003           1,127,465          12/31/2004           1,089,579            9/30/2005
   47.02           12/31/2003            927,148           12/31/2004           1,041,403            9/30/2005
--------------------------------------------------------------------------------------------------------------------
    48             12/31/2003           1,847,855          12/31/2004           2,056,426            10/31/2005
    49             12/31/2003            770,605           12/31/2004            845,908             6/30/2005
    50             12/31/2003            540,121           12/31/2004            548,594             6/30/2005
    51             12/31/2003           2,331,911          12/31/2004           2,208,981            10/31/2005
    52                N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    53             12/31/2003           1,697,341          12/31/2004           1,686,191            5/31/2005
    54                N/A               1,692,607          12/31/2004           1,626,088            7/31/2005
    55             12/31/2003           1,646,002          12/31/2004           1,686,575            8/31/2005
    56             12/31/2003           1,620,559          12/31/2004           1,791,289            7/30/2005
    57                N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    58             12/31/2003           1,735,457          12/31/2004           1,697,034            8/31/2005
    59             12/31/2003           1,512,008          12/31/2004           1,595,980            8/31/2005
    60             12/31/2003           1,417,771          12/31/2004           1,268,295            10/31/2005
    61             12/31/2003           3,295,742          12/31/2004           2,548,849            10/31/2005
    62             12/31/2003           1,549,417          12/31/2004           1,821,954            8/31/2005
--------------------------------------------------------------------------------------------------------------------
    63                N/A                  N/A                 N/A                 NAP                  NAP
    64                N/A                  N/A                 N/A                 NAP                  NAP
    65                N/A                  N/A                 N/A                 NAP                  NAP
    66                N/A                  N/A                 N/A              1,423,832            12/15/2005
    67             12/31/2003           1,404,935          12/31/2004              NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    68             12/31/2003           1,422,702          12/31/2004           1,263,562            6/30/2005
    69                N/A                  N/A                 N/A                 NAP                  NAP
    70                N/A               -287,864           12/31/2004           1,405,520            11/30/2005
    71             12/31/2003            456,288           12/31/2004           1,044,840            10/31/2005
    72             12/31/2003           1,206,521          12/31/2004           1,337,476            7/31/2005
--------------------------------------------------------------------------------------------------------------------
    73                N/A                  N/A                 N/A                 NAP                  NAP
    74                N/A               1,790,698          12/31/2004           1,424,644            10/31/2005
    75             12/31/2003           1,367,137          12/31/2004           1,655,531            7/31/2005
    76             12/31/2003           1,453,200          12/31/2004           1,403,787            9/30/2005
    77                N/A                  N/A                 N/A              1,613,254            10/31/2005
--------------------------------------------------------------------------------------------------------------------
    78             12/31/2003            780,462           12/31/2004            910,954             7/31/2005
    79             12/31/2003            896,800           12/31/2004           1,271,112            10/31/2005
    80             12/31/2003            903,225           12/31/2004              NAP                  NAP
    81             12/31/2003            694,045           12/31/2004            720,192             7/31/2005
    82             12/31/2003            532,482           12/31/2004            527,742             9/30/2005
    83             12/31/2003            260,811           12/31/2004            265,378             9/30/2005
--------------------------------------------------------------------------------------------------------------------
    84                N/A                  N/A                 N/A              1,348,326            10/31/2005
    85                N/A               1,089,760          12/31/2004           1,152,596            7/31/2005
    86             12/31/2003           1,067,299          12/31/2004           1,120,812            9/30/2005
   86.01           12/31/2003            281,919           12/31/2004            319,624             9/30/2005
   86.02           12/31/2003            239,560           12/31/2004            258,814             9/30/2005
   86.03           12/31/2003            238,785           12/31/2004            244,856             9/30/2005
   86.04           12/31/2003            171,482           12/31/2004            154,881             9/30/2005
   86.05           12/31/2003            135,553           12/31/2004            142,637             9/30/2005
    87                N/A                  N/A                 N/A                 NAP                  NAP
    88                N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    89             12/31/2003           1,148,134          12/31/2004           1,199,461            9/30/2005
    90             12/31/2003            633,765           12/31/2004            689,131             9/30/2005
    91             12/31/2003            999,767           12/31/2004           1,173,412            12/31/2005
    92                N/A                614,219           12/31/2004            646,523             8/31/2005
    93                N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    94             12/31/2003            937,624           12/31/2004           1,012,899            10/31/2005
    95                N/A                734,908           12/31/2004            734,858             10/31/2005
    96                N/A                483,850           12/31/2004            606,791             10/31/2005
    97             12/31/2003           1,059,337          12/31/2004           1,091,381            11/30/2005
   97.01           12/31/2003            626,688           12/31/2004            645,645             11/30/2005
   97.02           12/31/2003            432,649           12/31/2004            445,736             11/30/2005
    98                N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    99             12/31/2003            848,876           12/31/2004            755,679             9/30/2005
    100               N/A                  N/A                 N/A                 NAP                  NAP
  100.01              N/A                  N/A                 N/A                 NAP                  NAP
  100.02              N/A                  N/A                 N/A                 NAP                  NAP
    101               N/A                  N/A                 N/A                 NAP                  NAP
    102            12/31/2003           1,097,860          12/31/2004           1,081,880            9/30/2005
    103            12/31/2003            835,885           12/31/2004            777,688             8/31/2005
--------------------------------------------------------------------------------------------------------------------
    104            12/31/2003           1,138,545          12/31/2004           1,107,972            9/30/2005
    105            12/31/2003            789,844           12/31/2004            608,694             10/31/2005
    106            12/31/2003           1,254,028          12/31/2004           1,111,216            7/31/2005
    107               N/A                  N/A                 N/A                 NAP                  NAP
    108               N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    109            12/31/2003            948,397           12/31/2004            819,763             9/30/2005
  109.01           12/31/2003            649,128           12/31/2004            561,644             9/30/2005
  109.02           12/31/2003            299,269           12/31/2004            258,120             9/30/2005
    110            12/31/2003            760,548           12/31/2004            775,741             8/31/2005
    111               N/A                  N/A                 N/A               584,395             10/31/2005
    112               N/A                  N/A                 N/A                 NAP                  NAP
    113            12/31/2003            840,409           12/31/2004            798,760             12/31/2005
--------------------------------------------------------------------------------------------------------------------
    114            12/31/2003            492,595           12/31/2004            510,178             9/30/2005
    115            12/31/2003            867,149           12/31/2004            954,396             10/31/2005
    116            12/31/2003            508,422           12/31/2004            568,382             9/30/2005
    117            12/31/2003           1,061,394          12/31/2004           1,141,435            9/30/2005
    118               N/A                  N/A                 N/A                 NAP                  NAP
  118.01              N/A                  N/A                 N/A                 NAP                  NAP
  118.02              N/A                  N/A                 N/A                 NAP                  NAP
  118.03              N/A                  N/A                 N/A                 NAP                  NAP
  118.04              N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    119            12/31/2003            683,431           12/31/2004            723,854             10/31/2005
    120            12/31/2003            587,224           12/31/2004            596,872             6/30/2005
    121               N/A                  N/A                 N/A                 NAP                  NAP
    122            12/31/2003           1,083,174          12/31/2004            885,087             10/31/2005
    123               N/A                  N/A                 N/A                 NAP                  NAP
  123.01              N/A                  N/A                 N/A                 NAP                  NAP
  123.02              N/A                  N/A                 N/A                 NAP                  NAP
  123.03              N/A                  N/A                 N/A                 NAP                  NAP
  123.04              N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    124            12/31/2003            884,448           12/31/2004            824,398             6/30/2005
    125               N/A                  N/A                 N/A                 NAP                  NAP
    126            12/31/2003            721,504           12/31/2004            271,578             11/30/2005
    127            12/31/2003            723,977           12/31/2004            685,684             11/30/2005
    128               N/A                473,912           12/31/2004            532,504             7/31/2005
--------------------------------------------------------------------------------------------------------------------
    129            12/31/2003            602,855           12/31/2004            569,290             10/1/2005
    130            12/31/2003            432,376           12/31/2004              NAP                  NAP
    131               N/A                383,292           12/31/2004            445,938             9/30/2005
    132            12/31/2003            552,431           12/31/2004              NAP                  NAP
    133            12/31/2003            545,207           12/31/2004            503,815             10/31/2005
--------------------------------------------------------------------------------------------------------------------
    134               N/A                  N/A                 N/A                 NAP                  NAP
    135               N/A                534,135           12/31/2004            492,529             11/30/2005
    136               N/A                  N/A                 N/A                 NAP                  NAP
    137               N/A                  N/A                 N/A               159,013             10/31/2005
    138               N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    139            12/31/2003            551,424           12/31/2004            574,333             9/15/2005
    140               N/A                460,388           12/31/2004            426,875             10/31/2005
    141               N/A                  N/A                 N/A                 NAP                  NAP
    142            12/31/2003            501,997           12/31/2004            527,948             6/30/2005
    143               N/A                460,445           12/31/2004            437,210             9/30/2005
--------------------------------------------------------------------------------------------------------------------
    144            12/31/2003            447,793           12/31/2004            443,459             8/31/2005
    145            12/31/2003            350,847           12/31/2004            405,926             6/30/2005
    146            12/31/2003            323,138           12/31/2004            364,831             10/31/2005
    147            12/31/2003            413,029           12/31/2004            472,831             7/31/2005
    148            12/31/2003            403,275           12/31/2004            460,740             7/31/2005
--------------------------------------------------------------------------------------------------------------------
    149            12/31/2003            378,456           12/31/2004            398,882             9/30/2005
    150               N/A                199,030           12/31/2004            279,925             9/30/2005
    151               N/A                  N/A                 N/A                 NAP                  NAP
    152            12/31/2003            311,642           12/31/2004            246,384             7/31/2005
    153               N/A                120,125           12/31/2004            353,981             9/30/2005
--------------------------------------------------------------------------------------------------------------------
    154            12/31/2003            263,907           12/31/2004            383,006             8/31/2005
  154.01           12/31/2003            226,556           12/31/2004            253,392             8/31/2005
  154.02           12/31/2003            37,351            12/31/2004            129,614             8/31/2005
    155               N/A                  N/A                 N/A                 NAP                  NAP
    156               N/A                  N/A                 N/A                 NAP                  NAP
    157            12/31/2003            347,313           12/31/2004            299,429             6/30/2005
    158            12/31/2003            289,912           12/31/2004            322,741             9/30/2005
--------------------------------------------------------------------------------------------------------------------
    159               N/A                224,022           12/31/2004            230,719             8/31/2005
    160               N/A                  N/A                 N/A                 NAP                  NAP
    161               N/A                  N/A                 N/A                 NAP                  NAP
    162            12/31/2003            306,191           12/31/2004            311,233             11/30/2005
    163               N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    164               N/A                  N/A                 N/A                 NAP                  NAP
    165               N/A                  N/A                 N/A               104,320             7/31/2005
    166            12/31/2003            162,445           12/31/2004            246,763             7/31/2005
    167               N/A                78,862            12/31/2004            245,897             11/30/2005
    168               N/A                  N/A                 N/A                 NAP                  NAP
--------------------------------------------------------------------------------------------------------------------
    169               N/A                100,313           12/31/2004            233,349             10/31/2005
    170               N/A                  N/A                 N/A                 NAP                  NAP
    171            12/31/2003            606,348           12/31/2004            552,490             10/31/2005
    172               N/A                  N/A                 N/A                 NAP                  NAP
    173            12/31/2003            413,626           12/31/2004            374,918             11/30/2005
--------------------------------------------------------------------------------------------------------------------
    174            12/31/2003            390,213           12/31/2004            419,628             10/31/2005
    175            12/31/2003            721,504           12/31/2004            114,327             11/30/2005
    176            12/31/2003            212,776           12/31/2004            272,425             11/30/2005
    177               N/A                 3,755            12/31/2004            22,123              3/31/2005
    178            12/31/2003            263,936           12/31/2004            297,081             11/30/2005
--------------------------------------------------------------------------------------------------------------------
    179            12/31/2003            208,409           12/31/2004            222,322             9/22/2005
    180            12/31/2003            209,464           12/31/2004            249,154             9/30/2005
    181            12/31/2003            291,940           12/31/2004            322,938             6/30/2005
    182            12/31/2003            281,214           12/31/2004            216,484             9/30/2005
    183            12/31/2003            206,918           12/31/2004            127,837             6/30/2005
--------------------------------------------------------------------------------------------------------------------
    184            12/31/2003            220,401           12/31/2004            220,913             3/31/2005
    185               N/A                203,310           12/31/2004            179,070             8/31/2005
    186            12/31/2003            273,106           12/31/2004            291,263             10/31/2005
    187               N/A                  N/A                 N/A                 NAP                  NAP
    188            12/31/2003            253,200           12/31/2004            261,300             6/30/2005

                                                                                                   UNDERWRITTEN
  CONTROL          UNDERWRITTEN            UNDERWRITTEN            UNDERWRITTEN NET                 REPLACEMENT /
  NUMBER              EGI ($)               EXPENSES ($)          OPERATING INCOME ($)             FF&E RESERVE ($)
--------------------------------------------------------------------------------------------------------------------

     1                27,093,177              8,190,612                     18,902,565                       81,128
     2                84,230,235             58,185,778                     26,044,458                    3,369,209
   2.01               12,321,246              7,762,106                      4,559,141                      492,850
   2.02               11,510,872              7,218,161                      4,292,711                      460,435
   2.03               11,234,808              7,228,128                      4,006,680                      449,392
   2.04               11,166,775              7,932,856                      3,233,919                      446,671
   2.05               11,921,530              8,558,020                      3,363,509                      476,861
   2.06               10,179,871              7,208,882                      2,970,990                      407,195
   2.07                7,912,079              6,422,283                      1,489,796                      316,483
   2.08                5,268,808              3,903,472                      1,365,336                      210,752
   2.09                2,714,246              1,951,869                        762,378                      108,570
     3                71,945,086             50,028,647                     21,916,439                    1,857,801
   3.01               11,876,885              7,137,960                      4,738,925                      238,979
   3.02               10,683,397              7,057,102                      3,626,295                      259,240
   3.03               12,583,754              9,148,503                      3,435,251                      353,206
   3.04                9,309,459              6,652,996                      2,656,463                      243,450
   3.05                8,479,919              6,247,220                      2,232,699                      235,836
   3.06                6,852,873              4,849,133                      2,003,740                      179,459
   3.07                6,191,341              4,349,062                      1,842,279                      163,333
   3.08                5,967,458              4,586,671                      1,380,787                      184,298
     4                45,353,947             18,357,636                     26,996,311                    1,379,250
   4.01               10,152,527              3,985,039                      6,167,488                      303,000
   4.02                8,702,047              3,240,463                      5,461,584                      274,500
   4.03                5,646,840              2,233,790                      3,413,050                      162,500
   4.04                6,246,202              2,905,779                      3,340,423                      200,750
   4.05                4,076,237              1,458,304                      2,617,933                      131,000
   4.06                2,809,276              1,163,271                      1,646,005                       89,000
   4.07                2,725,411              1,089,686                      1,635,725                       82,500
   4.08                2,827,390              1,318,586                      1,508,804                       61,250
   4.09                2,168,017                962,718                      1,205,299                       74,750
     5                24,489,609             11,276,548                     13,213,061                      188,573
--------------------------------------------------------------------------------------------------------------------
     6                25,033,296              7,360,751                     17,672,545                       57,261
     7                18,451,437              5,453,434                     12,998,003                       22,452
     8                13,257,802              3,591,728                      9,666,074                      140,585
   8.01                2,546,984                602,613                      1,944,371                       18,696
   8.02                2,256,112                540,120                      1,715,992                       21,030
   8.03                2,347,563                858,756                      1,488,807                       21,782
   8.04                1,864,930                376,979                      1,487,951                       29,161
   8.05                1,575,612                606,665                        968,947                       17,093
   8.06                1,035,984                239,698                        796,286                       11,270
   8.07                  894,875                153,725                        741,150                       11,691
   8.08                  735,742                213,172                        522,570                        9,861
     9                15,684,030              6,601,774                      9,082,256                      304,095
    10                 8,919,803              1,463,259                      7,456,544                      104,980
   10.01               1,012,459                148,203                        864,256                        8,462
   10.02                 832,297                129,522                        702,775                        7,977
   10.03                 821,850                120,073                        701,777                        7,643
   10.04                 832,344                126,539                        705,805                        7,580
   10.05                 738,801                143,044                        595,757                       10,822
   10.06                 812,322                119,997                        692,325                        9,680
   10.07                 550,139                 94,407                        455,732                        5,629
   10.08                 529,604                 98,102                        431,502                        9,429
   10.09                 511,709                 82,293                        429,416                        5,174
   10.10                 477,948                 76,722                        401,226                        4,905
   10.11                 642,576                103,196                        539,380                        8,251
   10.12                 464,832                 89,242                        375,590                        7,085
   10.13                 382,733                 72,567                        310,166                        7,082
   10.14                 310,189                 59,352                        250,837                        5,261
--------------------------------------------------------------------------------------------------------------------
    11                14,260,970              5,035,141                      9,225,829                      139,895
   11.01               8,519,769              3,178,701                      5,341,068                       58,502
   11.02               3,625,424                916,283                      2,709,141                       58,287
   11.03               2,115,777                940,157                      1,175,620                       23,106
    12                 8,970,000              2,324,732                      6,645,268                       49,074
    13                 9,152,193              2,803,675                      6,348,518                       72,649
    14                13,243,218              4,591,850                      8,651,368                       82,125
    15                10,702,407              4,523,436                      6,178,971                       52,217
--------------------------------------------------------------------------------------------------------------------
    16                 7,993,088              2,721,631                      5,271,457                       62,072
    17                 7,818,030              1,786,447                      6,031,583                       95,425
   17.01                 192,279                 59,143                        133,137                        2,256
   17.02                 221,609                 41,022                        180,588                        3,119
   17.03                 137,996                 23,611                        114,385                        1,346
   17.04                 220,110                 69,741                        150,369                        2,394
   17.05                 281,619                 82,415                        199,204                        4,488
   17.06                 237,305                 42,022                        195,283                        2,934
   17.07                 231,382                 41,526                        189,856                        2,565
   17.08                 286,703                 57,200                        229,503                        3,076
   17.09                 126,865                 38,169                         88,696                        1,427
   17.10                 193,095                 33,522                        159,573                        2,449
   17.11                 112,722                 19,536                         93,185                        1,206
   17.12                 147,990                 25,848                        122,142                        1,704
   17.13                 328,658                 65,429                        263,228                        3,780
   17.14                 103,962                 24,603                         79,359                        1,499
   17.15                 125,309                 33,848                         91,460                        1,512
   17.16                 178,524                 40,447                        138,078                        1,740
   17.17                  59,806                 17,322                         42,484                          809
   17.18                  78,747                 22,694                         56,054                        1,388
   17.19                  83,069                 19,276                         63,793                          799
   17.20                 237,814                 54,426                        183,388                        2,376
   17.21                 264,637                 69,551                        195,087                        2,430
   17.22                 176,274                 36,744                        139,530                        1,966
   17.23                 551,434                 80,412                        471,022                        7,332
   17.24                 280,027                 80,839                        199,188                        3,039
   17.25                 314,056                 66,198                        247,858                        3,877
   17.26                 192,028                 42,127                        149,900                        2,763
   17.27                 171,857                 55,612                        116,244                        3,312
   17.28                 183,435                 44,017                        139,418                        2,250
   17.29                 143,218                 41,693                        101,525                        1,533
   17.30                 259,670                 67,338                        192,333                        2,799
   17.31                 241,725                 36,450                        205,274                        3,428
   17.32                 118,600                 28,030                         90,570                        1,299
   17.33                 172,647                 40,752                        131,895                        2,128
   17.34                 578,829                138,935                        439,894                        7,439
   17.35                  92,289                 27,040                         65,249                        1,332
   17.36                 338,016                 65,529                        272,486                        3,792
   17.37                 153,723                 53,377                        100,346                        1,841
    18                 8,566,944              2,568,915                      5,998,029                      242,784
   18.01               2,482,410                736,117                      1,746,293                       85,755
   18.02               1,564,409                349,836                      1,214,573                       25,361
   18.03                 871,698                284,868                        586,830                       30,000
   18.04                 628,273                209,932                        418,341                       21,604
   18.05                 519,079                164,820                        354,259                       10,329
   18.06                 432,392                151,760                        280,632                       10,630
   18.07                 373,771                117,389                        256,382                       11,067
   18.08                 452,688                132,415                        320,273                       10,144
   18.09                 396,277                 83,961                        312,316                       13,210
   18.10                 455,291                157,585                        297,706                        9,900
   18.11                 207,164                 55,621                        151,543                        5,244
   18.12                       0                 57,337                        -57,337                        5,640
   18.13                 183,492                 67,274                        116,218                        3,900
    19                 7,692,447              1,947,224                      5,745,223                       63,157
    20                97,294,291             68,950,670                     28,343,620                    3,891,772
   20.01              21,676,947             13,518,002                      8,158,944                      867,078
   20.02              12,427,547              8,614,484                      3,813,063                      497,102
   20.03              12,967,657              9,439,800                      3,527,857                      518,706
   20.04              10,767,249              7,111,870                      3,655,379                      430,690
   20.05              11,323,621              8,174,318                      3,149,303                      452,945
   20.06               7,203,662              5,339,321                      1,864,341                      288,146
   20.07              10,854,644              8,865,201                      1,989,443                      434,186
   20.08              10,072,964              7,887,673                      2,185,290                      402,919
--------------------------------------------------------------------------------------------------------------------
    21                 7,840,715              3,123,145                      4,717,570                       78,096
    22                 6,919,987              2,647,026                      4,272,961                       26,504
    23                25,843,693             20,147,673                      5,696,020                    1,033,748
    24                 1,125,656                204,247                        921,409                        8,235
    25                   591,629                108,397                        483,232                       19,926
    26                   565,073                143,512                        421,561                       21,842
    27                   525,488                128,762                        396,726                       16,328
    28                   420,375                 78,603                        341,772                        4,326
    29                   431,171                 84,291                        346,880                        2,815
    30                   364,601                 55,386                        309,215                        3,202
    31                   373,846                 92,671                        281,175                        2,700
    32                   283,457                 76,838                        206,619                        8,198
--------------------------------------------------------------------------------------------------------------------
    33                 5,201,670              1,584,379                      3,617,291                       49,270
    34                 4,403,982              1,064,229                      3,339,754                       17,245
    35                 5,390,816              2,073,554                      3,317,262                       50,541
    36                 6,456,985              1,890,461                      4,566,524                       27,215
    37                 5,053,847              1,993,318                      3,060,529                      109,432
   37.01               2,937,621              1,106,823                      1,830,798                       63,960
   37.02               2,116,226                886,495                      1,229,731                       45,472
--------------------------------------------------------------------------------------------------------------------
    38                 4,938,223              2,093,318                      2,844,905                       16,945
    39                 6,397,646              3,253,457                      3,144,190                       35,284
    40                 5,684,620              2,690,430                      2,994,190                       47,571
    41                 3,306,640                993,985                      2,312,655                       16,606
    42                 5,005,977              2,529,032                      2,476,945                      126,000
--------------------------------------------------------------------------------------------------------------------
    43                 2,786,071                504,492                      2,281,579                       24,881
    44                 3,926,637              1,655,580                      2,271,057                       15,594
    45                21,849,735             17,270,267                      4,579,468                      873,989
   45.01              11,397,800              8,806,223                      2,591,577                      455,912
   45.02              10,451,935              8,464,044                      1,987,891                      418,077
    46                73,183,245             56,360,887                     16,822,358                    2,927,329
   46.01               6,845,312              4,189,539                      2,655,773                      273,812
   46.02              14,618,641             12,933,925                      1,684,716                      584,746
   46.03               7,207,129              4,939,080                      2,268,049                      288,285
   46.04               9,386,260              7,396,754                      1,989,506                      375,450
   46.05               3,983,287              2,530,039                      1,453,248                      159,331
   46.06              10,243,550              8,562,413                      1,681,137                      409,742
   46.07               5,000,816              3,760,104                      1,240,712                      200,033
   46.08               4,710,080              3,728,747                        981,333                      188,403
   46.09               3,124,254              2,215,062                        909,192                      124,970
   46.10               4,735,792              3,880,200                        855,592                      189,432
   46.11               3,328,124              2,225,024                      1,103,100                      133,125
    47                 4,495,772              2,344,165                      2,151,607                       36,641
   47.01               2,330,465              1,219,619                      1,110,846                       19,835
   47.02               2,165,307              1,124,546                      1,040,761                       16,806
--------------------------------------------------------------------------------------------------------------------
    48                 3,098,796                973,615                      2,125,181                       27,931
    49                 1,817,693                853,929                        963,764                       48,645
    50                 1,374,632                656,464                        718,169                       42,750
    51                 3,669,719              1,180,996                      2,488,723                       34,533
    52                 1,670,328                      0                      1,670,328                            0
--------------------------------------------------------------------------------------------------------------------
    53                 3,237,557              1,199,067                      2,038,490                       45,769
    54                 2,679,842              1,044,937                      1,634,905                       34,829
    55                 1,967,920                319,846                      1,648,074                       22,166
    56                 2,211,481                560,532                      1,650,949                       11,810
    57                 2,675,010                710,834                      1,964,176                        9,547
--------------------------------------------------------------------------------------------------------------------
    58                 2,101,550                466,977                      1,634,573                       20,345
    59                 2,854,571              1,013,502                      1,841,069                       31,430
    60                 2,816,164              1,264,299                      1,551,865                       24,692
    61                 2,620,141              1,052,297                      1,567,844                       15,345
    62                 2,088,412                527,502                      1,560,909                       25,923
--------------------------------------------------------------------------------------------------------------------
    63                 2,177,427                559,762                      1,617,665                       22,691
    64                 2,180,182                441,334                      1,738,848                       11,377
    65                 2,610,251                933,294                      1,676,958                       14,030
    66                 4,714,476              2,657,015                      2,057,461                      188,579
    67                 2,496,295                919,525                      1,576,770                       25,371
--------------------------------------------------------------------------------------------------------------------
    68                 1,797,291                381,876                      1,415,415                       30,143
    69                 3,646,113              1,794,945                      1,851,168                       20,143
    70                 2,101,846                670,467                      1,431,379                       23,112
    71                 1,729,840                472,169                      1,257,671                       12,838
    72                 2,298,821                956,238                      1,342,583                       60,000
--------------------------------------------------------------------------------------------------------------------
    73                   916,723                      0                        916,723                            0
    74                 2,417,362                811,961                      1,605,401                       21,925
    75                 5,075,809              3,228,865                      1,846,944                      203,032
    76                 3,691,014              2,210,004                      1,481,010                       61,242
    77                 1,786,838                367,653                      1,419,185                        6,163
--------------------------------------------------------------------------------------------------------------------
    78                 1,731,228                686,365                      1,044,863                       14,505
    79                 2,078,850                897,911                      1,180,939                       22,470
    80                 1,293,423                216,318                      1,077,105                        8,164
    81                 1,512,312                432,089                      1,080,223                        9,842
    82                   904,337                315,202                        589,135                        4,308
    83                   532,991                255,886                        277,105                        1,934
--------------------------------------------------------------------------------------------------------------------
    84                 3,672,778              2,238,378                      1,434,400                      146,911
    85                 1,941,187                832,030                      1,109,157                       55,890
    86                 1,974,838                707,052                      1,267,786                       21,191
   86.01                 514,804                192,682                        322,122                        3,465
   86.02                 490,307                162,899                        327,408                        5,338
   86.03                 433,992                153,243                        280,749                        5,275
   86.04                 288,067                109,793                        178,274                        3,683
   86.05                 247,668                 88,435                        159,233                        3,429
    87                 1,682,665                242,929                      1,439,736                        7,364
    88                 1,470,856                224,746                      1,246,110                        7,933
--------------------------------------------------------------------------------------------------------------------
    89                 1,851,425                800,764                      1,050,660                       19,037
    90                   877,127                247,959                        629,169                        5,305
    91                 1,840,608                871,630                        968,978                            0
    92                 1,156,857                290,203                        866,654                       16,150
    93                 1,458,206                592,151                        866,055                        7,329
--------------------------------------------------------------------------------------------------------------------
    94                 1,823,618                823,236                      1,000,382                       15,116
    95                 1,629,065                698,649                        930,416                       19,071
    96                 1,599,099                669,754                        929,345                       19,302
    97                 1,599,568                557,085                      1,042,483                       14,861
   97.01                 852,184                230,511                        621,673                        7,446
   97.02                 747,384                326,574                        420,810                        7,415
    98                 1,174,282                375,846                        798,436                        8,915
--------------------------------------------------------------------------------------------------------------------
    99                 1,499,946                619,682                        880,264                       14,999
    100                2,548,718                752,228                      1,796,490                       37,204
  100.01               1,650,107                449,969                      1,200,138                       18,738
  100.02                 898,611                302,259                        596,352                       18,466
    101                1,051,189                357,216                        693,974                        5,581
    102                1,428,401                485,060                        943,341                       14,604
    103                1,058,030                249,178                        808,852                        6,979
--------------------------------------------------------------------------------------------------------------------
    104                1,307,658                343,767                        963,891                        9,281
    105                1,523,361                719,702                        803,659                       13,225
    106                2,135,469              1,099,469                      1,035,999                       12,713
    107                  989,798                256,100                        733,698                        6,450
    108                1,164,188                243,150                        921,037                        3,733
--------------------------------------------------------------------------------------------------------------------
    109                1,489,535                584,037                        905,498                       38,224
  109.01                 919,710                265,728                        653,982                       13,401
  109.02                 569,825                318,309                        251,516                       24,823
    110                1,506,488                776,166                        730,322                       52,884
    111                1,397,539                670,578                        726,961                       15,725
    112                  767,680                202,853                        564,827                        3,268
    113                2,553,590              1,614,475                        939,115                      102,144
--------------------------------------------------------------------------------------------------------------------
    114                1,668,987                938,535                        730,452                       65,000
    115                3,669,468              2,725,060                        944,408                      128,431
    116                1,675,701                977,269                        698,432                       60,000
    117                2,956,031              1,840,571                      1,115,460                      118,241
    118                  720,970                 21,629                        699,341                        3,087
  118.01                 200,172                  6,005                        194,167                          806
  118.02                 200,105                  6,003                        194,102                          810
  118.03                 177,360                  5,321                        172,039                          805
  118.04                 143,333                  4,300                        139,033                          666
--------------------------------------------------------------------------------------------------------------------
    119                1,176,054                388,520                        787,534                       17,407
    120                  767,007                168,813                        598,194                        2,053
    121                1,042,226                 88,543                        953,684                        5,145
    122                1,426,947                584,413                        842,534                       12,561
    123                  691,971                 20,759                        671,212                        2,985
  123.01                 197,570                  5,927                        191,643                          805
  123.02                 177,167                  5,315                        171,852                          805
  123.03                 165,610                  4,968                        160,642                          691
  123.04                 151,624                  4,549                        147,075                          684
--------------------------------------------------------------------------------------------------------------------
    124                1,370,387                582,281                        788,106                       17,309
    125                  863,415                154,497                        708,919                        7,018
    126                1,248,242                619,106                        629,136                       63,360
    127                  986,903                198,531                        788,372                        6,825
    128                1,520,456                873,544                        646,912                       15,421
--------------------------------------------------------------------------------------------------------------------
    129                1,054,808                433,305                        621,503                       13,324
    130                  884,182                290,159                        594,023                        8,270
    131                  955,380                293,176                        662,204                       21,750
    132                  730,688                210,710                        519,978                        3,780
    133                  772,726                249,220                        523,506                        9,633
--------------------------------------------------------------------------------------------------------------------
    134                  722,756                200,649                        522,107                        2,499
    135                  729,467                142,379                        587,088                       18,601
    136                  660,716                135,604                        525,112                        5,955
    137                  703,603                277,430                        426,173                        8,171
    138                  773,937                215,487                        558,450                        9,377
--------------------------------------------------------------------------------------------------------------------
    139                1,228,476                686,750                        541,727                       64,668
    140                  584,243                111,545                        472,698                        4,294
    141                1,153,246                643,130                        510,117                        6,864
    142                  956,615                433,951                        522,664                       44,080
    143                  520,021                 85,050                        434,970                        3,741
--------------------------------------------------------------------------------------------------------------------
    144                  676,491                234,134                        442,357                       11,475
    145                  826,330                406,213                        420,116                       32,078
    146                  662,590                223,643                        438,947                       10,417
    147                1,639,543              1,083,744                        555,799                       65,582
    148                  600,857                161,622                        439,235                        7,199
--------------------------------------------------------------------------------------------------------------------
    149                  914,044                481,966                        432,077                       23,500
    150                  672,165                211,253                        460,912                        9,268
    151                  469,902                135,506                        334,396                        1,492
    152                  719,762                311,373                        408,389                       12,627
    153                  518,757                145,745                        373,011                        2,834
--------------------------------------------------------------------------------------------------------------------
    154                  657,505                242,721                        414,784                       10,267
  154.01                 388,832                126,394                        262,438                        6,075
  154.02                 268,673                116,327                        152,346                        4,192
    155                  392,253                 11,768                        380,486                        1,456
    156                  738,878                162,550                        576,328                        3,990
    157                  746,520                233,945                        512,575                        2,279
    158                  437,931                 81,535                        356,396                        1,609
--------------------------------------------------------------------------------------------------------------------
    159                  425,230                 91,684                        333,546                        2,717
    160                  377,176                 11,315                        365,860                        1,455
    161                  606,250                236,635                        369,615                        4,900
    162                  449,193                164,639                        284,554                        2,919
    163                  623,837                250,100                        373,737                       10,760
--------------------------------------------------------------------------------------------------------------------
    164                  512,334                 86,913                        425,421                        1,680
    165                  572,761                179,788                        392,973                        4,100
    166                  521,674                214,905                        306,769                        5,460
    167                  512,362                184,750                        327,612                        7,897
    168                  587,679                238,927                        348,752                        7,580
--------------------------------------------------------------------------------------------------------------------
    169                  560,606                236,639                        323,967                        6,628
    170                  489,567                109,406                        380,161                        4,860
    171                  797,752                266,042                        531,711                        7,474
    172                  318,564                 55,019                        263,545                        1,289
    173                  485,960                154,600                        331,360                       10,686
--------------------------------------------------------------------------------------------------------------------
    174                  529,410                143,193                        386,217                        7,979
    175                  554,810                289,874                        264,935                       31,372
    176                  389,214                143,869                        245,345                       16,684
    177                  434,942                164,241                        270,701                        4,941
    178                  309,917                 76,602                        233,315                        1,427
--------------------------------------------------------------------------------------------------------------------
    179                  293,243                 70,852                        222,391                        2,765
    180                  633,172                375,248                        257,923                       15,264
    181                  390,463                 74,598                        315,865                        4,733
    182                  449,192                183,576                        265,616                       12,203
    183                  340,525                135,409                        205,116                        6,450
--------------------------------------------------------------------------------------------------------------------
    184                  454,741                221,372                        233,369                        7,515
    185                  372,383                141,761                        230,622                        4,031
    186                  403,176                138,319                        264,857                        6,757
    187                  269,857                 44,736                        225,121                        1,680
    188                  250,739                 85,106                        165,633                        4,055

  CONTROL        UNDERWRITTEN     UNDERWRITTEN NET     UNDERWRITTEN NCF
  NUMBER           TI / LC          CASH FLOW ($)          DSCR (X)        APPRAISAL VALUE ($)        APPRAISAL DATE
--------------------------------------------------------------------------------------------------------------------

     1                429,157            18,392,280          1.56                  290,000,000       1/18/2006
     2                      0            22,675,249          1.56                  284,900,000
   2.01                     0             4,066,291                                 45,500,000        8/5/2005
   2.02                     0             3,832,276                                 44,700,000       8/10/2005
   2.03                     0             3,557,287                                 42,700,000        8/3/2005
   2.04                     0             2,787,248                                 41,900,000        8/8/2005
   2.05                     0             2,886,647                                 34,100,000        8/4/2005
   2.06                     0             2,563,795                                 34,400,000        8/8/2005
   2.07                     0             1,173,312                                 16,700,000       8/29/2005
   2.08                     0             1,154,584                                 15,000,000        8/4/2005
   2.09                     0               653,809                                  9,900,000        8/8/2005
     3                      0            20,058,638          1.37                  238,600,000
   3.01                     0             4,499,946                                 54,400,000       12/1/2005
   3.02                     0             3,367,055                                 39,200,000       11/21/2005
   3.03                     0             3,082,045                                 37,100,000       12/1/2005
   3.04                     0             2,413,013                                 29,500,000       11/23/2005
   3.05                     0             1,996,863                                 24,100,000       11/2/2005
   3.06                     0             1,824,281                                 21,700,000       11/3/2005
   3.07                     0             1,678,946                                 19,700,000       11/29/2005
   3.08                     0             1,196,489                                 12,900,000       11/4/2005
     4                      0            25,617,061          1.42                  447,680,000
   4.01                     0             5,864,488                                 96,700,000       5/26/2005
   4.02                     0             5,187,084                                101,600,000       5/27/2005
   4.03                     0             3,250,550                                 53,730,000       5/26/2005
   4.04                     0             3,139,673                                 54,200,000        3/1/2005
   4.05                     0             2,486,933                                 41,570,000       5/26/2005
   4.06                     0             1,557,005                                 27,590,000       5/26/2005
   4.07                     0             1,553,225                                 25,400,000       5/27/2005
   4.08                     0             1,447,554                                 23,600,000       5/12/2005
   4.09                     0             1,130,549                                 23,290,000       5/26/2005
     5                997,483            12,027,005          1.33                  180,000,000       12/1/2005
--------------------------------------------------------------------------------------------------------------------
     6                389,906            17,225,378          2.08                  285,000,000        9/1/2005
     7                240,363            12,735,188          1.72                  180,000,000       10/17/2005
     8                702,927             8,822,563          1.53                  132,700,000
   8.01                93,482             1,832,193                                 24,600,000       9/21/2005
   8.02               105,151             1,589,811                                 24,500,000       9/21/2005
   8.03               108,910             1,358,115                                 22,200,000       9/23/2005
   8.04               145,806             1,312,984                                 21,600,000       9/23/2005
   8.05                85,466               866,388                                 14,200,000       9/23/2005
   8.06                56,350               728,666                                  9,200,000       9/20/2005
   8.07                58,454               671,005                                  8,500,000       9/20/2005
   8.08                49,308               463,401                                  7,900,000       9/20/2005
     9                734,885             8,243,276          1.52                  118,800,000        1/1/2006
    10                272,998             7,078,566          1.20                  110,300,000
   10.01               28,208               827,586                                 10,800,000       12/1/2005
   10.02               26,590               668,208                                 10,100,000       12/1/2005
   10.03               25,476               668,658                                  9,800,000       12/1/2005
   10.04               25,268               672,957                                  9,900,000       12/1/2005
   10.05               22,006               562,929                                  9,500,000       12/1/2005
   10.06               27,040               655,605                                 10,500,000       12/1/2005
   10.07               16,624               433,479                                  6,500,000       12/1/2005
   10.08               15,212               406,861                                  8,000,000       12/1/2005
   10.09               16,936               407,306                                  6,300,000       12/1/2005
   10.10               16,350               379,971                                  5,800,000       12/1/2005
   10.11               21,726               509,403                                  9,000,000       12/1/2005
   10.12               12,706               355,799                                  6,100,000       12/1/2005
   10.13               11,000               292,084                                  4,500,000       12/1/2005
   10.14                7,856               237,720                                  3,500,000       12/1/2005
--------------------------------------------------------------------------------------------------------------------
    11                186,094             8,899,840          1.43                  101,500,000
   11.01               77,822             5,204,744                                 65,000,000       9/28/2005
   11.02               77,536             2,573,318                                 29,000,000       9/28/2005
   11.03               30,736             1,121,778                                  7,500,000       9/28/2005
    12                      0             6,596,194          1.20                  100,500,000       10/10/2005
    13                341,212             5,934,657          1.33                  100,000,000       9/30/2005
    14                244,563             8,324,680          1.46                   99,400,000       10/19/2005
    15                484,703             5,642,051          1.21                   95,400,000        9/3/2005
--------------------------------------------------------------------------------------------------------------------
    16                353,837             5,155,548          1.33                   86,700,000       9/30/2005
    17                207,188             5,728,970          1.26                   85,925,000
   17.01                4,433               126,448                                  7,600,000       2/15/2006
   17.02                6,456               171,013                                  6,450,000       2/15/2006
   17.03                3,225               109,815                                  3,740,000       2/15/2006
   17.04                5,103               142,871                                  4,070,000       2/15/2006
   17.05                7,760               186,956                                  3,325,000       2/15/2006
   17.06                6,379               185,970                                  3,350,000       2/15/2006
   17.07                5,789               181,502                                  2,610,000       2/15/2006
   17.08                6,649               219,778                                  2,620,000       2/15/2006
   17.09                3,128                84,141                                  2,650,000       2/15/2006
   17.10                4,187               152,938                                  2,425,000       2/15/2006
   17.11                2,767                89,212                                  2,460,000       2/15/2006
   17.12                3,817               116,621                                  2,450,000       2/15/2006
   17.13                8,371               251,077                                  2,440,000       2/15/2006
   17.14                3,022                74,838                                  2,010,000       2/15/2006
   17.15                3,178                86,770                                  2,410,000       2/15/2006
   17.16                4,034               132,304                                  1,980,000       2/15/2006
   17.17                1,532                40,143                                  1,710,000       2/15/2006
   17.18                2,598                52,068                                  2,300,000       2/15/2006
   17.19                1,853                61,141                                  2,090,000       2/15/2006
   17.20                5,459               175,553                                  2,080,000       2/15/2006
   17.21                5,733               186,923                                  1,510,000       2/15/2006
   17.22                4,452               133,113                                  2,000,000       2/15/2006
   17.23               18,200               445,490                                  1,690,000       2/15/2006
   17.24                6,067               190,082                                  1,100,000       2/15/2006
   17.25                8,329               235,652                                  3,100,000       2/15/2006
   17.26                5,760               141,377                                  1,210,000       2/15/2006
   17.27                5,180               107,753                                  1,220,000       2/15/2006
   17.28                4,466               132,702                                  1,260,000       2/15/2006
   17.29                3,115                96,877                                  1,170,000       2/15/2006
   17.30                6,175               183,358                                  1,740,000       2/15/2006
   17.31                6,633               195,214                                  3,330,000       2/15/2006
   17.32                2,899                86,371                                  1,475,000       2/15/2006
   17.33                4,573               125,194                                  1,200,000       2/15/2006
   17.34               21,416               411,039                                    740,000       2/15/2006
   17.35                2,621                61,296                                    890,000       2/15/2006
   17.36                8,413               260,282                                    810,000       2/15/2006
   17.37                3,416                95,090                                    710,000       2/15/2006
    18                237,587             5,517,658          1.37                   75,900,000
   18.01                2,802             1,657,736                                 18,600,000       10/1/2005
   18.02               59,525             1,129,687                                 14,600,000       10/14/2005
   18.03               37,017               519,813                                  9,400,000       10/11/2005
   18.04               26,605               370,132                                  6,800,000       10/11/2005
   18.05               25,117               318,813                                  4,900,000       10/11/2005
   18.06               11,763               258,239                                  3,700,000       10/21/2005
   18.07               16,012               229,303                                  3,300,000       10/11/2005
   18.08               12,543               297,586                                  3,200,000       10/25/2005
   18.09               19,892               279,214                                  3,150,000       10/18/2005
   18.10               12,376               275,430                                  3,000,000       10/21/2005
   18.11                9,059               137,240                                  2,450,000       10/14/2005
   18.12                    0               -62,977                                  1,600,000       10/21/2005
   18.13                4,876               107,442                                  1,200,000       10/21/2005
    19                319,299             5,627,767          1.48                   77,500,000       10/1/2005
    20                      0            24,451,849          1.49                  352,900,000
   20.01                    0             7,291,867                                 93,800,000        8/5/2005
   20.02                    0             3,315,961                                 60,000,000        8/8/2005
   20.03                    0             3,009,150                                 45,400,000        8/2/2005
   20.04                    0             3,224,689                                 39,300,000        8/4/2005
   20.05                    0             2,696,358                                 33,500,000       8/10/2005
   20.06                    0             1,576,194                                 22,900,000       8/10/2005
   20.07                    0             1,555,257                                 37,000,000        8/2/2005
   20.08                    0             1,782,371                                 21,000,000       8/10/2005
--------------------------------------------------------------------------------------------------------------------
    21                214,764             4,524,710          1.26                   66,600,000       9/21/2005
    22                205,693             4,040,764          1.25                   59,700,000        2/1/2006
    23                      0             4,662,272          1.36                   68,000,000        1/1/2006
    24                 44,929               868,245          1.21                   13,070,000       12/22/2005
    25                 25,170               438,136          1.21                    6,470,000       12/28/2005
    26                 22,509               377,210          1.21                    5,860,000       12/8/2005
    27                 26,028               354,371          1.21                    5,340,000       12/28/2005
    28                 20,841               316,605          1.21                    4,690,000       12/15/2005
    29                 19,201               324,864          1.21                    4,620,000       12/27/2005
    30                 18,800               287,213          1.21                    4,470,000       12/19/2005
    31                 15,652               262,823          1.21                    3,880,000       12/15/2005
    32                 15,215               183,206          1.21                    2,920,000       12/9/2005
--------------------------------------------------------------------------------------------------------------------
    33                156,029             3,456,992          1.26                   51,000,000       11/17/2005
    34                 74,226             3,248,282          1.21                   51,200,000       11/1/2005
    35                195,268             3,071,452          1.48                   50,400,000       11/15/2005
    36                229,129             4,310,180          1.75                   54,000,000        1/2/2006
    37                      0             2,951,097          1.20                   46,000,000
   37.01                    0             1,766,838                                 27,000,000       9/26/2005
   37.02                    0             1,184,259                                 19,000,000       9/26/2005
--------------------------------------------------------------------------------------------------------------------
    38                 33,890             2,794,071          1.19                   42,500,000       8/10/2005
    39                320,748             2,788,158          1.42                   37,600,000       8/26/2005
    40                237,856             2,708,763          1.34                   35,400,000       12/14/2005
    41                 49,441             2,246,609          1.26                   38,800,000        1/1/2006
    42                      0             2,350,945          1.60                   40,560,000       11/1/2005
--------------------------------------------------------------------------------------------------------------------
    43                 40,194             2,216,504          1.23                   34,500,000       12/1/2005
    44                168,000             2,087,463          1.20                   42,000,000       11/17/2005
    45                      0             3,705,479          1.77                   57,500,000
   45.01                    0             2,135,665                                 26,500,000       11/16/2005
   45.02                    0             1,569,814                                 31,000,000       11/16/2005
    46                      0            13,895,029          1.72                  162,600,000
   46.01                    0             2,381,961                                 29,600,000       7/12/2005
   46.02                    0             1,099,970                                 22,900,000       7/11/2005
   46.03                    0             1,979,764                                 12,400,000        7/1/2005
   46.04                    0             1,614,056                                 14,400,000       7/11/2005
   46.05                    0             1,293,917                                 14,300,000       7/12/2005
   46.06                    0             1,271,395                                 18,500,000        8/1/2005
   46.07                    0             1,040,679                                 14,200,000       7/12/2005
   46.08                    0               792,930                                 11,400,000       7/20/2005
   46.09                    0               784,222                                  9,200,000       7/11/2005
   46.10                    0               666,160                                  7,900,000       7/13/2005
   46.11                    0               969,975                                  7,800,000       7/13/2005
    47                195,857             2,086,609          1.33                   31,000,000
   47.01              107,634             1,067,127                                 16,000,000       9/22/2005
   47.02               88,223             1,019,482                                 15,000,000       9/22/2005
--------------------------------------------------------------------------------------------------------------------
    48                 69,828             2,027,422          1.34                   26,500,000       11/7/2005
    49                      0               915,119          1.21                   15,350,000        7/1/2005
    50                      0               675,419          1.21                   10,550,000        7/1/2005
    51                160,795             2,293,396          1.73                   37,500,000       12/1/2005
    52                      0             1,670,328          1.52                   29,000,000       11/22/2005
--------------------------------------------------------------------------------------------------------------------
    53                173,577             1,819,144          1.48                   25,800,000       7/25/2005
    54                 59,316             1,760,760          1.32                   23,900,000       8/15/2005
    55                 68,458             1,557,450          1.23                   24,750,000       10/20/2005
    56                 63,237             1,575,902          1.24                   23,000,000       8/23/2005
    57                      0             1,954,629          1.44                   27,300,000       10/15/2005
--------------------------------------------------------------------------------------------------------------------
    58                100,587             1,533,641          1.23                   23,350,000       9/26/2005
    59                145,424             1,664,215          1.65                   23,000,000       9/16/2005
    60                105,333             1,461,840          1.22                   23,000,000       12/27/2005
    61                 67,461             1,485,038          1.28                   23,000,000       11/17/2005
    62                 77,850             1,457,135          1.29                   20,800,000       12/8/2005
--------------------------------------------------------------------------------------------------------------------
    63                 26,357             1,568,617          1.13                   21,000,000       11/29/2005
    64                      0             1,727,471          1.42                   25,600,000       10/15/2005
    65                      0             1,662,928          1.38                   23,700,000       10/7/2005
    66                      0             1,868,882          1.67                   21,000,000        9/1/2005
    67                126,855             1,559,544          1.31                   17,500,000       11/8/2005
--------------------------------------------------------------------------------------------------------------------
    68                 44,578             1,340,695          1.31                   21,800,000       8/22/2005
    69                110,888             1,720,137          1.66                   31,500,000       11/27/2005
    70                 80,146             1,328,121          1.28                   22,500,000       12/28/2005
    71                 71,142             1,173,691          1.20                   18,400,000       8/24/2005
    72                      0             1,282,583          1.57                   20,700,000       7/27/2005
--------------------------------------------------------------------------------------------------------------------
    73                      0               916,723          1.20                   18,000,000       12/28/2005
    74                143,456             1,465,020          1.49                   19,900,000       11/18/2005
    75                      0             1,643,912          1.61                   19,300,000       10/1/2005
    76                218,994             1,205,774          1.26                   18,850,000       9/25/2005
    77                 37,266             1,375,756          1.64                   21,060,000       7/30/2005
--------------------------------------------------------------------------------------------------------------------
    78                 22,601             1,007,757          1.23                   16,000,000       9/22/2005
    79                 90,438             1,068,031          1.19                   16,850,000       9/14/2005
    80                      0             1,068,941          1.33                   15,400,000       6/30/2005
    81                 43,902             1,026,479          1.32                   15,400,000       11/1/2005
    82                 21,598               563,229          1.20                   11,600,000       12/5/2005
    83                 11,334               263,837          1.20                    6,800,000       12/5/2005
--------------------------------------------------------------------------------------------------------------------
    84                      0             1,287,489          1.52                   16,800,000       8/26/2005
    85                      0             1,053,267          1.50                   13,600,000        9/2/2005
    86                      0             1,246,596          1.51                   14,890,000
   86.01                    0               318,657                                  4,020,000       11/4/2005
   86.02                    0               322,070                                  3,640,000       11/4/2005
   86.03                    0               275,474                                  3,000,000       11/4/2005
   86.04                    0               174,591                                  2,170,000       11/4/2005
   86.05                    0               155,804                                  2,060,000       11/4/2005
    87                      0             1,432,372          1.72                   20,000,000       10/15/2005
    88                      0             1,238,177          1.50                   18,200,000       10/18/2005
--------------------------------------------------------------------------------------------------------------------
    89                111,269               920,355          1.27                   15,000,000       11/21/2005
    90                 38,282               585,582          1.21                   13,200,000       10/29/2005
    91                 63,270               905,708          1.19                   15,100,000       11/10/2005
    92                 52,605               797,899          1.19                   12,820,000       2/23/2006
    93                 21,554               837,173          1.20                   13,520,000       12/25/2005
--------------------------------------------------------------------------------------------------------------------
    94                 89,533               965,733          1.61                   12,900,000       11/11/2005
    95                112,019               863,612          1.43                   12,600,000       12/1/2005
    96                112,416               831,913          1.37                   12,550,000       12/1/2005
    97                 37,152               990,470          1.30                   13,600,000
   97.01               18,614               595,613                                  8,100,000       10/24/2005
   97.02               18,538               394,857                                  5,500,000       10/24/2005
    98                 27,770               761,751          1.25                   12,200,000       10/1/2005
--------------------------------------------------------------------------------------------------------------------
    99                 50,780               814,485          1.22                   12,200,000       9/22/2005
    100                75,054             1,684,232          2.16                   20,000,000
  100.01               45,652             1,135,748                                 14,000,000       12/29/2005
  100.02               29,402               548,484                                  6,000,000       12/23/2005
    101                20,167               668,226          1.26                   11,500,000       9/27/2005
    102                52,023               876,713          1.40                   13,900,000        6/2/2005
    103                42,581               759,291          1.20                   12,300,000       9/29/2005
--------------------------------------------------------------------------------------------------------------------
    104                46,414               908,195          1.80                   15,800,000       10/28/2005
    105                92,591               727,843          1.21                   11,300,000       12/5/2005
    106               134,352               888,935          1.64                   12,700,000       9/26/2005
    107                17,643               709,605          1.22                   10,900,000        9/2/2005
    108                34,300               883,005          1.33                   13,810,000       11/2/2005
--------------------------------------------------------------------------------------------------------------------
    109               104,334               762,940          1.71                   11,400,000
  109.01               54,077               586,503                                  7,300,000       10/11/2005
  109.02               50,256               176,436                                  4,100,000       10/11/2005
    110                     0               677,437          1.22                   10,100,000       10/13/2005
    111                74,890               658,846          1.20                    9,750,000       9/14/2005
    112                32,882               528,677          1.21                    9,500,000       11/1/2005
    113                     0               836,971          1.71                   11,600,000       11/30/2005
--------------------------------------------------------------------------------------------------------------------
    114                     0               665,452          1.24                    9,500,000       11/24/2005
    115                     0               815,977          1.41                   10,500,000       9/15/2005
    116                     0               638,432          1.21                    9,250,000       11/29/2005
    117                     0               997,219          1.90                   10,900,000       11/8/2005
    118                 6,174               690,080          1.35                    9,950,000
  118.01                1,612               191,749                                  2,800,000       11/19/2005
  118.02                1,620               191,672                                  2,750,000       11/18/2005
  118.03                1,610               169,624                                  2,400,000       11/18/2005
  118.04                1,332               137,035                                  2,000,000       11/22/2005
--------------------------------------------------------------------------------------------------------------------
    119                72,214               697,913          1.80                    9,000,000        3/2/2005
    120                11,686               588,955          1.21                   10,600,000       8/20/2005
    121                     0               948,539          1.77                   12,200,000       10/27/2005
    122                62,806               767,167          1.54                   10,100,000       11/22/2005
    123                 5,974               662,255          1.33                    9,700,000
  123.01                1,610               189,228                                  2,800,000        1/3/2006
  123.02                1,609               169,438                                  2,500,000        1/3/2006
  123.03                1,384               158,567                                  2,300,000        1/9/2006
  123.04                1,369               145,022                                  2,100,000       1/10/2006
--------------------------------------------------------------------------------------------------------------------
    124                79,029               691,768          1.41                   10,500,000        2/7/2006
    125                39,785               662,116          1.41                    9,300,000       12/21/2005
    126                     0               565,776          1.25                    8,217,000       10/28/2005
    127                33,042               748,504          2.10                   12,800,000       11/17/2005
    128               115,309               601,182          1.39                    9,000,000       9/29/2005
--------------------------------------------------------------------------------------------------------------------
    129                69,149               539,030          1.28                    7,600,000       10/28/2005
    130                41,350               544,403          1.29                    7,700,000       3/30/2005
    131                     0               640,454          1.53                    8,338,500       11/3/2005
    132                     0               516,198          1.28                    7,600,000       10/20/2005
    133                15,979               497,894          1.22                    7,300,000       10/4/2005
--------------------------------------------------------------------------------------------------------------------
    134                22,398               497,209          1.25                    7,400,000        1/1/2006
    135                44,132               524,355          1.37                    7,240,000       10/2/2005
    136                11,910               507,247          1.31                    6,900,000       11/30/2005
    137                35,173               382,829          1.22                    7,200,000       12/1/2005
    138                41,644               507,429          1.40                    6,340,000       10/4/2005
--------------------------------------------------------------------------------------------------------------------
    139                     0               477,059          1.38                    6,700,000       6/22/2005
    140                26,299               442,106          1.24                    6,500,000       11/1/2005
    141                35,392               467,861          1.30                    6,550,000       12/15/2005
    142                     0               478,584          1.39                    6,450,000       6/29/2005
    143                18,885               412,345          1.21                    6,250,000       11/2/2005
--------------------------------------------------------------------------------------------------------------------
    144                41,340               389,542          1.19                    6,420,000       11/3/2005
    145                     0               388,038          1.31                    5,750,000       6/29/2005
    146                33,763               394,767          1.29                    5,670,000       10/4/2005
    147                     0               490,217          1.50                    6,700,000       10/1/2005
    148                31,131               400,905          1.34                    5,500,000       11/27/2005
--------------------------------------------------------------------------------------------------------------------
    149                     0               408,577          1.47                    5,450,000       8/31/2005
    150                43,308               408,336          1.36                    5,390,000       10/4/2005
    151                11,740               321,164          1.20                    5,400,000       9/27/2005
    152                28,254               367,509          1.29                    5,250,000       9/21/2005
    153                21,035               349,143          1.24                    5,140,000       12/9/2005
--------------------------------------------------------------------------------------------------------------------
    154                     0               404,517          1.36                    5,570,000
  154.01                    0               256,363                                  3,270,000       9/14/2005
  154.02                    0               148,154                                  2,300,000       9/16/2005
    155                     0               379,030          1.67                    6,350,000        9/6/2005
    156                23,259               549,079          1.95                   10,450,000        2/6/2006
    157                15,265               495,031          1.90                    7,500,000       12/14/2005
    158                14,334               340,454          1.26                    5,800,000       1/13/2006
--------------------------------------------------------------------------------------------------------------------
    159                11,482               319,347          1.21                    5,000,000        9/2/2005
    160                     0               364,405          1.68                    6,175,000       9/21/2005
    161                     0               364,715          1.40                    5,700,000       10/20/2005
    162                14,656               266,979          1.20                    4,410,000       12/8/2005
    163                     0               362,977          1.43                    4,875,000       11/17/2005
--------------------------------------------------------------------------------------------------------------------
    164                23,633               400,109          1.74                    5,670,000       11/1/2005
    165                     1               388,872          1.57                    6,400,000       10/26/2005
    166                29,672               271,637          1.20                    4,200,000        9/7/2005
    167                     0               319,715          1.33                    4,860,000       11/30/2005
    168                     0               341,172          1.54                    4,000,000       11/17/2005
--------------------------------------------------------------------------------------------------------------------
    169                     0               317,339          1.46                    4,000,000       11/17/2005
    170                13,271               362,030          1.80                    6,300,000        9/7/2005
    171                44,594               479,643          2.52                    7,600,000       8/26/2005
    172                 6,689               255,567          1.25                    3,760,000       11/10/2005
    173                 9,489               311,185          1.57                    4,500,000       8/29/2005
--------------------------------------------------------------------------------------------------------------------
    174                33,959               344,279          1.79                    5,170,000       11/5/2005
    175                     0               233,563          1.21                    3,805,000       10/28/2005
    176                19,596               209,066          1.36                    2,860,000       9/19/2005
    177                     0               265,760          1.43                    3,280,000        5/3/2005
    178                15,283               216,606          1.23                    3,125,000       9/27/2005
--------------------------------------------------------------------------------------------------------------------
    179                     0               219,626          1.23                    4,000,000       11/29/2005
    180                     0               242,659          1.53                    3,150,000        9/1/2005
    181                13,472               297,660          1.87                    5,000,000        9/9/2005
    182                20,195               233,218          1.44                    5,300,000       12/1/2005
    183                     0               198,666          1.37                    2,800,000        8/2/2005
--------------------------------------------------------------------------------------------------------------------
    184                     0               225,854          1.52                    3,200,000        5/3/2005
    185                     0               226,591          1.63                    2,700,000       10/13/2005
    186                31,464               226,636          1.66                    3,140,000       11/5/2005
    187                17,281               206,160          2.20                    2,450,000       10/8/2005
    188                 5,586               155,992          1.67                    1,950,000        8/5/2005

  CONTROL     CUT-OFF DATE    BALLOON
  NUMBER         LTV (%)      LTV (%)    OCCUPANCY (%)   OCCUPANCY DATE                 LARGEST TENANT
--------------------------------------------------------------------------------------------------------------------

     1            74.3%        74.3%          95.4%           2/15/2006     Dick's Sporting Goods
     2            75.1%        63.6%          70.4%
   2.01                                       77.9%          12/31/2005     NAP
   2.02                                       75.1%          12/31/2005     NAP
   2.03                                       75.3%          12/31/2005     NAP
   2.04                                       71.4%          12/31/2005     NAP
   2.05                                       65.5%          12/31/2005     NAP
   2.06                                       68.8%          12/31/2005     NAP
   2.07                                       62.5%          12/31/2005     NAP
   2.08                                       69.8%          12/31/2005     NAP
   2.09                                       65.4%          12/31/2005     NAP
     3            78.6%        74.4%          72.7%
   3.01                                       77.3%          12/31/2005     NAP
   3.02                                       79.8%          12/31/2005     NAP
   3.03                                       67.6%          12/31/2005     NAP
   3.04                                       73.2%          12/31/2005     NAP
   3.05                                       68.0%          12/31/2005     NAP
   3.06                                       73.3%          12/31/2005     NAP
   3.07                                       80.9%          12/31/2005     NAP
   3.08                                       64.9%          12/31/2005     NAP
     4            75.9%        75.9%          94.0%
   4.01                                       93.7%          11/17/2005     NAP
   4.02                                       93.2%          11/17/2005     NAP
   4.03                                       94.8%          11/17/2005     NAP
   4.04                                       95.5%          11/17/2005     NAP
   4.05                                       92.4%          11/17/2005     NAP
   4.06                                       96.4%          11/17/2005     NAP
   4.07                                       93.0%          11/17/2005     NAP
   4.08                                       98.0%          11/17/2005     NAP
   4.09                                       90.3%          11/17/2005     NAP
     5            72.2%        67.2%          95.3%          12/27/2005     Delaware Management Holdings, Inc.
--------------------------------------------------------------------------------------------------------------------
     6            45.4%        42.4%          92.8%           9/16/2005     Gap
     7            60.8%        56.7%          96.6%           12/1/2005     Hula Grill
     8            77.6%        77.6%          95.7%
   8.01                                       100.0%          9/9/2005      Booz Allen Hamilton, Inc.
   8.02                                       100.0%          9/9/2005      Northrop Grumman Systems
   8.03                                       95.1%           9/9/2005      Ameritrade Holding Corp.
   8.04                                       100.0%          9/9/2005      Honeywell International
   8.05                                       76.2%           9/9/2005      Cadmus Journal Services
   8.06                                       100.0%          9/9/2005      Nucletron Corporation
   8.07                                       100.0%          9/9/2005      SAIC
   8.08                                       90.4%           9/9/2005      Rohde & Schwarz, Inc.
     9            79.2%        79.2%          88.7%           1/1/2006      Noble Energy, Inc.
    10            76.2%        73.3%          94.8%
   10.01                                      35.2%           2/1/2006      Lillian Vernon Corp.
   10.02                                      100.0%          2/1/2006      FCC National Bank/ JP Morgan Chase
   10.03                                      100.0%          2/1/2006      Wynn Design & Development
   10.04                                      100.0%          2/1/2006      ClientLogic Corp.
   10.05                                      100.0%          2/1/2006      Corporate Express, Inc.
   10.06                                      100.0%          2/1/2006      Converse Professional Group
   10.07                                      100.0%          2/1/2006      United Coin Machine Company
   10.08                                      100.0%          2/1/2006      International Gaming Technologies Inc.
   10.09                                      100.0%          2/1/2006      William Lyon Homes
   10.10                                      100.0%          2/1/2006      ClientLogic Corp.
   10.11                                      100.0%          2/1/2006      International Gaming Technologies Inc.
   10.12                                      100.0%          2/1/2006      SigmaTron International
   10.13                                      100.0%          2/1/2006      Franklin Machine Products
   10.14                                      100.0%          2/1/2006      International Gaming Technologies Inc.
--------------------------------------------------------------------------------------------------------------------
    11            79.8%        77.3%          87.3%
   11.01                                      100.0%          9/28/2005     Berkline
   11.02                                      100.0%          9/1/2005      Hekman
   11.03                                      23.0%           9/1/2005      Nobles
    12            79.6%        74.0%          95.3%          11/17/2005     Duke University
    13            79.7%        79.7%          82.2%           8/30/2005     Group Health Cooperative
    14            73.5%        67.9%          61.4%           6/22/2005     PriceWaterhouseCoopers LLP
    15            72.6%        69.2%          94.2%           11/1/2005     Schmeltzer, Aptaker & Shepard, PC
--------------------------------------------------------------------------------------------------------------------
    16            79.9%        79.9%          87.1%           8/30/2005     GSA (EPA)
    17            80.0%        80.0%          88.6%
   17.01                                      90.0%           11/1/2005     Rent-A-Center Texas
   17.02                                      100.0%          11/1/2005     Dollar Tree 2758
   17.03                                      100.0%          11/1/2005     Wm Moore dba Dollar Store Express
   17.04                                      100.0%          11/1/2005     Dollar Tree Store 2460
   17.05                                      51.4%           11/1/2005     Dollar Tree Stores 2386
   17.06                                      100.0%          11/1/2005     Lion and Lamb Ministries
   17.07                                      100.0%          11/1/2005     Maurices (clothing)
   17.08                                      87.3%           11/1/2005     Wagbrick, Inc./Hallmark Store
   17.09                                      100.0%          11/1/2005     CATO Corp
   17.10                                      75.2%           11/1/2005     Jenny's Fashions dba Liliah Beaute
   17.11                                      100.0%          11/1/2005     Radio Shack 0-6958-1
   17.12                                      100.0%          11/1/2005     MGA 0512 (Movie Gallery)
   17.13                                      100.0%          11/1/2005     Fashion Bug 3516
   17.14                                      100.0%          11/1/2005     Dollar Tree Stores 2397
   17.15                                      100.0%          11/1/2005     Dollar Tree Store 2394
   17.16                                      100.0%          11/1/2005     Gabriel Eye Institute, PC
   17.17                                      75.0%           11/1/2005     Manpower
   17.18                                      93.5%           11/1/2005     US Dept of Agriculture
   17.19                                      100.0%          11/1/2005     Flagstar Bank
   17.20                                      100.0%          11/1/2005     National Rent to Own
   17.21                                      100.0%          11/1/2005     Fashion Bug 3425
   17.22                                      100.0%          11/1/2005     Fashion Bug 3423
   17.23                                      84.2%           11/1/2005     Dollar Tree Store
   17.24                                      53.7%           11/1/2005     CATO Corporation
   17.25                                      100.0%          11/1/2005     Dollar Tree Store 2591
   17.26                                      100.0%          11/1/2005     Dollar Tree
   17.27                                      77.0%           11/1/2005     Dollar Tree Store 2570
   17.28                                      76.8%           11/1/2005     CATO Corp
   17.29                                      74.9%           11/1/2005     CATO Corporation
   17.30                                      100.0%          11/1/2005     Dollar Tree 2058
   17.31                                      66.7%           11/1/2005     Physical Therapy
   17.32                                      100.0%          11/1/2005     CATO Corp
   17.33                                      100.0%          11/1/2005     Dollar Tree Store 1572
   17.34                                      81.0%           11/1/2005     Dollar Tree Store 2313
   17.35                                      100.0%          11/1/2005     Dollar Tree Store 2750
   17.36                                      94.6%           11/1/2005     Fashion Bug 3599
   17.37                                      91.0%           11/1/2005     Child's Play Resale, Inc.
    18            75.2%        70.2%          93.6%
   18.01                                      92.7%           9/15/2005     Inwood Furniture
   18.02                                      100.0%          9/15/2005     Owens & Minor Distribution, Inc.
   18.03                                      100.0%          9/15/2005     Haber Fabrics Corp.
   18.04                                      100.0%          9/15/2005     Universal Battery Corp.
   18.05                                      93.2%           9/15/2005     Central Consolidated, Inc.
   18.06                                      72.9%           9/15/2005     Steward EFI Texas, LLC
   18.07                                      100.0%          9/15/2005     Summit Direct Mail, Inc.
   18.08                                      100.0%          9/15/2005     Packaging Corporation of America
   18.09                                      100.0%          9/15/2005     Premier Industries, Inc.
   18.10                                      100.0%          9/15/2005     Lucchese, Inc.
   18.11                                      100.0%          9/15/2005     Gooseberry Patch Co.
   18.12                                       0.0%           9/15/2005     NAP
   18.13                                      100.0%          9/15/2005     TOTOKU Electronics
    19            72.3%        64.6%          83.4%           11/1/2005     Encyclopedia Britannica, Inc.
    20            68.3%        57.6%          67.0%
   20.01                                      79.1%          12/31/2005     NAP
   20.02                                      60.8%          12/31/2005     NAP
   20.03                                      63.3%          12/31/2005     NAP
   20.04                                      68.7%          12/31/2005     NAP
   20.05                                      75.6%          12/31/2005     NAP
   20.06                                      58.1%          12/31/2005     NAP
   20.07                                      63.6%          12/31/2005     NAP
   20.08                                      67.3%          12/31/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    21            76.4%        73.5%          100.0%          9/2/2005      AMC Mortgage Services
    22            79.6%        71.2%          95.3%           11/1/2005     Safeway Ground Lease
    23            68.4%        66.9%          66.1%           9/30/2005     NAP
    24            79.9%        71.6%          96.6%           12/1/2005     Staples
    25            79.9%        71.6%          100.0%          12/1/2005     CATO
    26            79.9%        71.6%          100.0%          12/1/2005     Dollar Tree
    27            79.9%        71.6%          100.0%          12/1/2005     CATO
    28            79.9%        71.6%          100.0%          12/1/2005     Advance Auto Parts
    29            79.9%        71.6%          100.0%          12/1/2005     CATO
    30            79.9%        71.6%          84.4%           12/1/2005     CATO
    31            79.9%        71.6%          88.9%           12/1/2005     Movie Gallery
    32            79.9%        71.6%          81.0%           12/1/2005     Peebles
--------------------------------------------------------------------------------------------------------------------
    33            78.4%        68.8%          95.3%          10/31/2005     Winn-Dixie Stores, Inc.
    34            76.0%        66.7%          96.4%          11/30/2005     Ashley Furniture Superstore
    35            70.4%        70.4%          88.2%          10/11/2005     Social & Health Services
    36            64.8%        60.4%          90.7%           12/1/2005     Actuate (sublease to Genentech)
    37            73.9%        66.8%          97.2%
   37.01                                      97.4%           9/30/2005     NAP
   37.02                                      96.9%           9/30/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    38            80.0%        76.9%          87.3%          11/30/2005     Rand Corporation
    39            79.8%        69.2%          91.5%          12/14/2005     Youbill, Inc.
    40            81.9%        73.6%          89.7%          12/28/2005     Allstate
    41            67.0%        58.9%          85.8%           12/1/2005     Jo-Anne Fabrics
    42            67.6%        67.6%          98.4%          10/11/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    43            75.4%        67.6%          99.7%          12/13/2005     Safeway
    44            60.2%        51.6%          86.4%          11/30/2005     Akamai Technologies
    45            43.4%        34.6%          87.9%
   45.01                                      89.5%          11/30/2005     NAP
   45.02                                      86.4%          11/30/2005     NAP
    46            65.5%        50.6%          64.9%
   46.01                                      50.8%          10/31/2005     NAP
   46.02                                      60.8%          10/31/2005     NAP
   46.03                                      73.1%          10/31/2005     NAP
   46.04                                      56.0%          10/31/2005     NAP
   46.05                                      81.1%          10/31/2005     NAP
   46.06                                      65.1%          10/31/2005     NAP
   46.07                                      60.1%          10/31/2005     NAP
   46.08                                      67.5%          10/31/2005     NAP
   46.09                                      61.7%          10/31/2005     NAP
   46.10                                      70.4%          10/31/2005     NAP
   46.11                                      77.8%          10/31/2005     NAP
    47            70.7%        63.8%          81.0%
   47.01                                      84.7%           1/31/2006     Dick Pacific Construction Co.
   47.02                                      76.6%           1/31/2006     State of Hawaii
--------------------------------------------------------------------------------------------------------------------
    48            79.2%        74.2%          99.1%          11/28/2005     Sirote and Permutt
    49            77.2%        69.2%          93.7%           9/1/2005      NAP
    50            77.2%        69.2%          98.2%           8/25/2005     NAP
    51            53.3%        46.4%          97.0%          12/31/2005     Superfresh
    52            68.3%        68.3%          100.0%         12/31/2005     Wegman's
--------------------------------------------------------------------------------------------------------------------
    53            67.5%        57.2%          71.9%           8/2/2005      Concord Buying Group (AJ Wright)
    54            81.1%        71.2%          89.5%           7/18/2005     Dominick's Finer Foods, Inc.
    55            75.2%        69.8%          100.0%          4/27/2005     Balfab Manufacturing
    56            78.7%        70.7%          98.8%           10/1/2005     Pasha Home Fashions
    57            65.5%        50.6%          100.0%         11/30/2005     AMC
--------------------------------------------------------------------------------------------------------------------
    58            76.0%        70.9%          100.0%          7/11/2005     XO Communications
    59            76.5%        76.5%          94.3%          10/31/2005     PTG Industries
    60            76.1%        66.7%          95.3%          12/14/2005     State Farm Mutual Automobile Insurance C
    61            73.5%        63.0%          84.9%          12/15/2005     Fisher Investments
    62            79.9%        74.2%          93.1%           9/16/2005     Siemens Network
--------------------------------------------------------------------------------------------------------------------
    63            78.2%        51.0%          98.4%          12/10/2005     Giant Food Stores / Value City Furniture
    64            62.5%        48.3%          100.0%         11/30/2005     AMC
    65            66.7%        51.5%          100.0%         11/30/2005     Regal Cinemas
    66            75.0%        66.3%          80.6%          11/30/2005     NAP
    67            89.3%        78.5%          93.4%           11/1/2005     GE Commercial Finance
--------------------------------------------------------------------------------------------------------------------
    68            70.0%        64.8%          97.0%           9/1/2005      Delhaize sublet to Hobby Lobby
    69            47.6%        45.7%          67.4%          11/16/2005     INspiration Furniture
    70            65.8%        61.3%          100.0%         12/28/2005     Biovail Pharmaceuticals, Inc.
    71            78.6%        70.2%          97.2%          10/31/2005     Jo-Ann Fabric
    72            69.1%        69.1%          93.8%           9/30/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    73            77.8%        77.8%          100.0%          12/1/2005     Pacific Office Properties Trust, LLC
    74            70.4%        63.3%          93.5%           11/1/2005     Clay 600, Inc., dba Bay Business Centers
    75            71.6%        70.0%          74.3%           7/31/2005     NAP
    76            72.1%        67.3%          79.1%           10/1/2005     Smart Financial Credit Union
    77            61.7%        49.4%          86.0%          12/12/2005     Archiver's
--------------------------------------------------------------------------------------------------------------------
    78            78.1%        69.3%          96.0%           8/2/2005      The Stop & Shop Supermarket Company
    79            74.2%        65.8%          98.8%           9/30/2005     Tetra Technologies
    80            79.2%        72.6%          100.0%          7/1/2005      Shaw's Supermarket, Inc.
    81            74.7%        66.7%          87.7%           11/1/2005     Theatre District Business Center, LLC
    82            62.2%        62.2%          90.4%           11/1/2005     CVS Pharmacy
    83            62.2%        62.2%          100.0%         11/21/2005     Burger King
--------------------------------------------------------------------------------------------------------------------
    84            66.7%        53.2%          79.9%          10/31/2005     NAP
    85            81.1%        71.7%          99.6%           9/7/2005      NAP
    86            73.6%        56.6%          89.7%
   86.01                                      94.0%          10/31/2005     NAP
   86.02                                      94.9%          10/31/2005     NAP
   86.03                                      90.7%          10/31/2005     NAP
   86.04                                      88.7%          10/31/2005     NAP
   86.05                                      77.0%          10/31/2005     NAP
    87            54.7%        42.2%          100.0%         11/30/2005     Muvico
    88            59.5%        46.0%          100.0%         11/30/2005     Rave
--------------------------------------------------------------------------------------------------------------------
    89            71.3%        63.7%          92.6%           9/30/2005     Northrop Grumman
    90            53.8%        58.6%          100.0%         12/31/2005     Kragen Auto Parts
    91            68.2%        60.8%          100.0%         11/23/2005     Alameda Newspaper Group
    92            76.4%        74.3%          93.0%           9/30/2005     Safeway
    93            75.7%        66.3%          98.5%           10/6/2005     King Soopers
--------------------------------------------------------------------------------------------------------------------
    94            79.1%        79.1%          98.7%          10/31/2005     Gilmartin, Fitzsimmons & Ross, PC
    95            79.4%        79.4%          88.4%           9/30/2005     Acterna LLC
    96            79.7%        79.7%          88.7%           9/30/2005     The Denmark Group, Inc.
    97            73.3%        56.7%          100.0%
   97.01                                      100.0%         12/27/2005     DriveTime Sales and Finance Corporation
   97.02                                      100.0%         12/27/2005     DT Credit Corporation
    98            77.9%        73.5%          92.6%          12/15/2005     Ross
--------------------------------------------------------------------------------------------------------------------
    99            78.5%        66.1%          100.0%         11/30/2005     First Montauk Security Corp.
    100           47.8%        43.6%          100.0%
  100.01                                      100.0%         12/20/2005     Verizon New England
  100.02                                      100.0%         12/20/2005     Verizon New England
    101           69.7%        74.4%          87.2%          11/30/2005     Office Max
    102           66.0%        57.9%          94.3%          12/31/2005      Toys R Us
    103           73.8%        68.8%          92.6%          11/30/2005     Cooks Mart
--------------------------------------------------------------------------------------------------------------------
    104           57.0%        57.0%          98.2%           9/30/2005     Time4Media
    105           75.2%        70.2%          91.3%          11/15/2005     The Johns Hopkins University
    106           65.0%        57.7%          94.7%          11/30/2005     Orthopedic Surgery Associates
    107           75.0%        70.0%          100.0%          12/1/2005     LA Fitness International, LLC
    108           59.1%        37.8%          100.0%         12/31/2005     Hollywood Video
--------------------------------------------------------------------------------------------------------------------
    109           69.3%        69.3%          81.6%
  109.01                                      82.1%           11/1/2005     City of Knoxville
  109.02                                      80.4%           11/1/2005     ASEN Marketing Group
    110           78.1%        66.1%          96.6%           9/30/2005     NAP
    111           79.2%        69.9%          100.0%          11/1/2005     LGI Holdings, LLC
    112           68.9%        74.1%          82.2%           1/13/2006     Coldwell Banker & Title
    113           64.7%        64.7%          67.8%          12/31/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    114           78.9%        69.2%          93.1%           12/7/2005     NAP
    115           71.0%        55.2%          79.4%          10/31/2005     NAP
    116           79.5%        69.7%          94.2%          12/12/2005     NAP
    117           66.4%        56.5%          68.4%           9/30/2005     NAP
    118           72.3%        61.2%          100.0%
  118.01                                      100.0%         12/12/2005     NTB-Pearland
  118.02                                      100.0%         12/14/2005     NTB - Flower Mound
  118.03                                      100.0%         12/14/2005     NTB-Fort Worth
  118.04                                      100.0%         12/14/2005     Tire Kingdom
--------------------------------------------------------------------------------------------------------------------
    119           79.6%        79.6%          97.8%          10/31/2005     Fallbrook Mortgage
    120           66.6%        56.1%          100.0%          7/31/2005     JMB 516, Inc dba Shorehouse Cafe
    121           57.8%        44.7%          100.0%         11/30/2005     Raleigh Grande Theater
    122           69.3%        65.8%          97.9%           12/1/2005     John Hancock
    123           72.1%        60.9%          100.0%
  123.01                                      100.0%          1/17/2006     NTW, Inc.
  123.02                                      100.0%          1/17/2006     NTW, Inc.
  123.03                                      100.0%          1/17/2006     Merchant's, Inc.
  123.04                                      100.0%          1/17/2006     Tire Kingdom, Inc.
--------------------------------------------------------------------------------------------------------------------
    124           65.6%        55.5%          91.6%          12/28/2005     Atmos Energy of Louisiana
    125           73.4%        67.2%          94.1%          11/22/2005     One 11
    126           80.0%        70.2%          95.8%           12/7/2005     NAP
    127           50.8%        50.8%          100.0%         12/31/2005     Ross Stores
    128           72.2%        65.6%          95.4%           9/21/2005     City of LA-LAPD Dept of Internal Affairs
--------------------------------------------------------------------------------------------------------------------
    129           79.7%        67.1%          92.3%          10/31/2005     Drug Enforcement Agency (DEA)
    130           77.9%        66.8%          74.7%          12/20/2005     SunTrust
    131           72.0%        64.6%          96.6%          12/17/2005     NAP
    132           77.4%        71.9%          100.0%         10/28/2005     Valet Parking Services, Inc.
    133           79.8%        67.2%          97.8%           11/4/2005     Kroger
--------------------------------------------------------------------------------------------------------------------
    134           77.7%        67.3%          100.0%         12/31/2005     Pac-Cap Mgmt
    135           78.4%        64.1%          86.0%          11/30/2005     Orange County Sheriff
    136           79.5%        67.1%          97.7%           7/12/2005     Shoe Show Store
    137           62.5%        59.1%          79.4%           1/18/2006     Spirit Financial
    138           82.5%        69.4%          100.0%          12/1/2005     Mentoring of America
--------------------------------------------------------------------------------------------------------------------
    139           78.0%        66.2%          88.7%          11/18/2005     NAP
    140           80.0%        71.6%          96.7%          12/16/2005     Hibbett Sports
    141           79.4%        73.9%          100.0%         12/31/2005     KCDC
    142           79.3%        66.3%          91.4%          10/31/2005     NAP
    143           80.0%        71.6%          100.0%         12/31/2005     Byessence
--------------------------------------------------------------------------------------------------------------------
    144           72.9%        61.4%          100.0%         11/30/2005     Qualtech International
    145           80.0%        69.2%          97.4%          10/31/2005     NAP
    146           79.9%        74.2%          88.0%           11/7/2005     HEB
    147           66.0%        64.6%          75.5%           7/31/2005     NAP
    148           79.5%        69.6%          100.0%         11/30/2005     Russell Simpson Medical Clinic
--------------------------------------------------------------------------------------------------------------------
    149           79.3%        70.1%          99.0%          10/31/2005     NAP
    150           80.1%        67.3%          100.0%         10/20/2005     Certiport
    151           74.7%        73.2%          89.6%          11/30/2005     Hottie Body
    152           79.9%        66.7%          96.5%           9/30/2005     Entrix, Inc.
    153           80.0%        74.3%          100.0%         12/31/2005     Childrens Rehab Clinic
--------------------------------------------------------------------------------------------------------------------
    154           73.6%        66.6%          80.1%
  154.01                                      83.5%          10/31/2005     NAP
  154.02                                      74.8%          10/31/2005     NAP
    155           62.9%        62.9%          100.0%         12/31/2005     Walgreens
    156           38.2%        32.3%          84.2%          10/10/2005     Scandals, Inc.
    157           52.0%        46.3%          100.0%         12/12/2005     Panera Bread Co.
    158           67.2%        62.6%          100.0%         12/31/2005     Mancini's Sleepworld
--------------------------------------------------------------------------------------------------------------------
    159           78.0%        69.7%          88.9%           9/13/2005     Lifeway Christian Resources
    160           62.2%        62.2%          100.0%         11/30/2005     Walgreens
    161           66.7%        62.0%          100.0%         10/31/2005     Valet Parking Services Inc.
    162           73.7%        74.6%          89.6%          12/31/2005     Blockbuster
    163           75.0%        63.1%          83.9%          12/15/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    164           61.4%        51.0%          100.0%          12/1/2005     Payless Shoes
    165           53.1%        47.2%          100.0%          12/1/2005     CLC, Inc.
    166           77.8%        68.4%          91.2%          10/31/2005     Children's Workshop
    167           65.8%        56.0%          80.1%          10/31/2005     NAP
    168           79.8%        67.1%          98.1%          12/15/2005     NAP
--------------------------------------------------------------------------------------------------------------------
    169           78.2%        65.7%          98.7%          12/15/2005     NAP
    170           48.9%        40.6%          100.0%         11/30/2005     Conn's Appliances
    171           39.5%        34.0%          91.9%          10/31/2005     Nottingham & Ball
    172           79.8%        74.1%          100.0%         12/31/2005     Anytime Fitness
    173           66.5%        55.2%          100.0%         12/31/2005     Stop & Shop
--------------------------------------------------------------------------------------------------------------------
    174           55.0%        45.9%          100.0%         12/31/2005     Hancock Fabrics
    175           74.1%        65.0%          96.7%           12/7/2005     NAP
    176           78.4%        63.6%          78.4%          11/30/2005     National Map Marketing, Inc.
    177           79.2%        67.1%          73.2%          12/31/2005     NAP
    178           80.0%        74.7%          100.0%         11/30/2005     Savannah Cardiology
--------------------------------------------------------------------------------------------------------------------
    179           62.5%        58.4%          98.7%           9/30/2005     NAP
    180           78.7%        69.6%          97.2%           10/7/2005     NAP
    181           47.8%        39.8%          100.0%          8/31/2005     Palomar Products
    182           43.4%        40.5%          100.0%         10/31/2005     Proto Services
    183           74.6%        62.8%          100.0%          8/1/2005      NAP
--------------------------------------------------------------------------------------------------------------------
    184           65.2%        55.3%          98.7%          11/29/2005     NAP
    185           74.1%        65.2%          77.6%           11/1/2005     NAP
    186           63.6%        53.2%          100.0%         12/31/2005     J.C. Penney
    187           56.9%        47.5%          100.0%         11/30/2005     Town & Country Home Furnishings
    188           71.4%        59.7%          100.0%          7/1/2005      Keebler Company

                          LARGEST
              LARGEST     TENANT                                                               SECOND              SECOND
  CONTROL     TENANT       LEASE                           SECOND                          LARGEST TENANT      LARGEST TENANT
  NUMBER       SQ FT     EXPIRATION                    LARGEST TENANT                          SQ FT          LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

     1          75,000   1/31/2021    AMC Theater                                                   59,600       1/31/2018
     2
   2.01              0                NAP                                                                0
   2.02              0                NAP                                                                0
   2.03              0                NAP                                                                0
   2.04              0                NAP                                                                0
   2.05              0                NAP                                                                0
   2.06              0                NAP                                                                0
   2.07              0                NAP                                                                0
   2.08              0                NAP                                                                0
   2.09              0                NAP                                                                0
     3
   3.01              0                NAP                                                                0
   3.02              0                NAP                                                                0
   3.03              0                NAP                                                                0
   3.04              0                NAP                                                                0
   3.05              0                NAP                                                                0
   3.06              0                NAP                                                                0
   3.07              0                NAP                                                                0
   3.08              0                NAP                                                                0
     4
   4.01              0                NAP                                                                0
   4.02              0                NAP                                                                0
   4.03              0                NAP                                                                0
   4.04              0                NAP                                                                0
   4.05              0                NAP                                                                0
   4.06              0                NAP                                                                0
   4.07              0                NAP                                                                0
   4.08              0                NAP                                                                0
   4.09              0                NAP                                                                0
     5         263,682   9/30/2012    NF Clearing, Inc.                                            118,908       8/31/2013
------------------------------------------------------------------------------------------------------------------------------
     6          12,679   9/16/2017    Express                                                        9,940       9/16/2010
     7          13,400   3/31/2009    Leilani's on the Beach                                         9,647      12/31/2017
     8
   8.01         93,482   9/30/2009    NAP                                                                0
   8.02         99,524   12/31/2009   USA ACOE                                                       5,627       9/30/2008
   8.03         42,603   3/31/2010    Magellan Behavioral Health                                    34,421       7/31/2011
   8.04        145,806   1/31/2011    NAP                                                                0
   8.05         65,143   10/6/2017    NAP                                                                0
   8.06         28,693   8/31/2010    First American Credit                                         27,657      11/30/2011
   8.07         40,385   8/31/2008    Baltimore Gas & Electric                                      15,645       7/31/2010
   8.08         34,336   5/31/2010    Konover Construction Corp.                                    10,226       2/28/2011
     9          76,930   3/31/2012    Keybank National Association                                  60,319       3/31/2010
    10
   10.01        19,833   3/31/2010    NAP                                                                0
   10.02        24,925   4/30/2009    EB Catalog Company                                            12,172       6/30/2009
   10.03        25,086   6/30/2007    IKON Office Solutions                                         17,819       7/31/2008
   10.04        50,536   11/30/2007   NAP                                                                0
   10.05        24,133   5/31/2009    D A/V Inc.                                                    18,305      11/30/2009
   10.06        20,854   11/30/2011   Builder's Showcase                                            18,947       7/31/2009
   10.07        23,818   4/30/2009    First Performance Recovery Corp.                              13,708       7/31/2014
   10.08        42,841   7/31/2007    Option One Mortgage                                           20,019      11/30/2009
   10.09        16,048   9/30/2009    Entravision Communications Corp.                              11,680      11/30/2007
   10.10        17,493   11/30/2007   IBM                                                           15,207       4/30/2008
   10.11        32,411   7/31/2007    Leco Corporation                                              10,163      12/31/2007
   10.12        47,235   10/31/2009   NAP                                                                0
   10.13        24,344   6/30/2009    International Gaming Technologies Inc.                        22,866      12/31/2007
   10.14        35,073   7/31/2007    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    11
   11.01        91,591   4/30/2014    American Leather                                              18,100       4/30/2009
   11.02        43,321   3/31/2010    Harden                                                        16,709       6/30/2008
   11.03        10,300    3/3/2008    Drakeford                                                      4,323       9/1/2007
    12         227,896   10/31/2019   Duke University Health System                                 53,155      10/31/2019
    13          78,332   6/30/2015    Swedish Health Services                                       59,103       4/30/2015
    14         112,685   10/31/2012   Federal Deposit Insurance Corp.                               84,113       7/31/2012
    15          33,732    6/1/2011    Saudi Arabian Cultural                                        32,451       3/1/2011
------------------------------------------------------------------------------------------------------------------------------
    16         141,770   7/31/2006    GSA (USCOA)                                                   46,308       1/30/2008
    17
   17.01         4,480   6/30/2009    Citi Financial                                                 2,500       6/30/2008
   17.02         9,240   2/28/2009    CATO Corp                                                      4,123       1/31/2008
   17.03         3,770   11/25/2010   Lighthouse Coffee Shop                                         1,349       1/24/2010
   17.04         7,980   3/31/2008    CATO Corp                                                      3,950       1/31/2009
   17.05         8,039   1/31/2008    Movie Gallery                                                  3,600      12/31/2007
   17.06         5,262   4/30/2010    Martial Arts School                                            3,230       5/31/2010
   17.07         4,200   7/12/2009    Rent-A-Center 03594                                            4,000       2/28/2008
   17.08         3,600   2/28/2009    Payless Shoe Source                                            2,800       6/9/2013
   17.09         3,908   10/1/2009    Radio Shack 01-6758                                            2,404       1/31/2008
   17.10         3,000   10/19/2009   Larry's Giant Subs                                             2,002       6/19/2010
   17.11         2,400   3/31/2009    Cashland                                                       1,600       6/5/2008
   17.12         4,600      MTM       Tan Stand                                                      2,400      11/30/2006
   17.13         8,000   3/31/2007    Dollar Tree Store 1958                                         5,323      11/29/2006
   17.14         8,000   1/31/2008    Advance America 695                                            1,125      12/29/2007
   17.15         6,329   1/31/2008    GameStop                                                       2,001       1/31/2010
   17.16         5,100   9/30/2009    Malibu Properties                                              4,000      10/30/2010
   17.17         1,600   8/31/2008    Victor Hernandez                                               1,350          MTM
   17.18         2,824   3/31/2010    Vert Inc                                                       1,820
   17.19         2,000   11/30/2008   BAB Systems, Inc. dba Big Apple Bagels                         1,770       6/14/2008
   17.20         4,500   3/31/2008    Movie Palace                                                   3,264       2/3/2008
   17.21         8,000   3/31/2006    Dollar Tree Store 1725                                         7,000       3/31/2006
   17.22         8,000   3/31/2006    King Buffet                                                    3,904       6/30/2009
   17.23         8,750   8/31/2006    Sicily's Restaurant                                            5,200       5/19/2009
   17.24         4,056   1/31/2008    Dollar Store                                                   3,114       3/29/2009
   17.25         9,000   10/31/2008   Bachman, Inc/Home Improvement                                  5,100       7/31/2009
   17.26         8,330    9/7/2010    The  CATO Corp                                                 3,600       1/31/2009
   17.27        10,000   8/31/2008    CATO Corp                                                      6,992       1/31/2009
   17.28         3,840   1/31/2009    Tel a Rent                                                     2,400      11/30/2006
   17.29         4,056   1/31/2009    Radio Shack 9940                                               2,400       1/31/2009
   17.30         5,200   7/31/2007    Movie Gallery                                                  3,600       9/30/2007
   17.31         5,165   12/31/2006   Brown-N-Bare Tanning                                           3,693       8/31/2006
   17.32         3,973   10/31/2009   Blue Ray Beach                                                 2,520      11/13/2007
   17.33         5,200   5/14/2010    CATO Corp                                                      4,698       1/31/2009
   17.34         9,500   10/31/2007   Rent-A-Center East                                             4,313       7/31/2008
   17.35         8,880   1/31/2009    NAP                                                                0
   17.36         7,000   3/31/2008    Vickie L. Simmons dba H & R Block                              3,040       4/30/2008
   17.37         2,225   7/31/2006    The Little Sugar Shack, LLC and Kristine                       1,500       1/31/2007
    18
   18.01        96,000   3/31/2006    Offices-to-Go                                                 57,500       1/31/2008
   18.02       108,807   3/31/2009    FedEx Ground Package System, Inc.                             94,807       2/28/2014
   18.03       300,000   9/30/2011    NAP                                                                0
   18.04       148,840   12/31/2009   Ball, Bounce and Sports Inc.                                  67,200       8/31/2008
   18.05        16,800   9/30/2008    Auto Sports of Dallas, Inc.                                   16,800       4/30/2006
   18.06        43,030   1/31/2007    ComData Network, Inc.                                         34,500       7/31/2008
   18.07        65,139   1/31/2009    Dallas County Juvenile Dept.                                  45,534       8/31/2010
   18.08       101,438   8/31/2006    NAP                                                                0
   18.09       132,100   6/30/2010    NAP                                                                0
   18.10        99,000   5/31/2010    NAP                                                                0
   18.11        52,441   6/30/2011    NAP                                                                0
   18.12             0                NAP                                                                0
   18.13        39,000   6/30/2006    NAP                                                                0
    19          75,326   9/30/2016    Chinn's Chicago Crabhouse, L.L.C.                             33,500       6/30/2013
    20
   20.01             0                NAP                                                                0
   20.02             0                NAP                                                                0
   20.03             0                NAP                                                                0
   20.04             0                NAP                                                                0
   20.05             0                NAP                                                                0
   20.06             0                NAP                                                                0
   20.07             0                NAP                                                                0
   20.08             0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    21         265,755   6/30/2011    State Farm Insurance Co.                                      51,673       8/30/2008
    22          56,400   6/30/2020    Wachovia Securities                                           15,646       11/1/2014
    23               0                NAP                                                                0
    24          24,049    5/1/2014    Dollar Tree                                                    7,300       2/1/2007
    25           6,000   1/31/2009    Shoe Show                                                      4,500       10/1/2006
    26           7,000    7/1/2010    Hollywood Video                                                6,800       9/1/2007
    27           6,500    1/1/2008    Shoe Show                                                      4,500       7/1/2006
    28           8,000    4/1/2007    CATO                                                           6,500       1/1/2008
    29           5,400    1/1/2007    La Cocina                                                      4,000       1/1/2010
    30           4,720    1/1/2009    Dollar Tree                                                    4,300       2/1/2008
    31           5,000    3/1/2006    CATO                                                           4,800       1/1/2007
    32          15,000   11/1/2015    Dollar Tree                                                   10,586       11/1/2010
------------------------------------------------------------------------------------------------------------------------------
    33          59,919   12/14/2014   The Sports Authority                                          40,040       8/31/2010
    34          50,974    8/1/2015    CompUSA                                                       36,001       10/1/2020
    35          61,493    4/1/2013    Georgetown University                                         31,052       2/1/2014
    36          50,429   5/31/2011    France Telecom R&D                                            39,958       3/30/2012
    37
   37.01             0                NAP                                                                0
   37.02             0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    38          35,388    5/6/2014    Maguire Properties                                            17,207       5/30/2016
    39          12,862   10/31/2007   PA Heart & Vascular                                           12,050       8/31/2017
    40          29,384   2/28/2007    Synergy Workplaces                                            24,902       5/31/2012
    41          34,821   10/1/2015    Staples                                                       20,421       11/1/2015
    42               0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    43          39,398   12/1/2017    United States Post Office                                     13,232       8/1/2010
    44          31,493   6/30/2010    Talaris (aka Reardon)                                         21,504       2/1/2007
    45
   45.01             0                NAP                                                                0
   45.02             0                NAP                                                                0
    46
   46.01             0                NAP                                                                0
   46.02             0                NAP                                                                0
   46.03             0                NAP                                                                0
   46.04             0                NAP                                                                0
   46.05             0                NAP                                                                0
   46.06             0                NAP                                                                0
   46.07             0                NAP                                                                0
   46.08             0                NAP                                                                0
   46.09             0                NAP                                                                0
   46.10             0                NAP                                                                0
   46.11             0                NAP                                                                0
    47
   47.01        21,086   2/28/2011    Price Okamoto & Hime                                           8,311       9/15/2006
   47.02        29,007   2/28/2011    Sterling & Tucker                                              6,253      10/31/2007
------------------------------------------------------------------------------------------------------------------------------
    48          87,316   9/30/2014    Brice Building Company                                        23,097      10/31/2009
    49               0                NAP                                                                0
    50               0                NAP                                                                0
    51          35,000    9/1/2008    Bass                                                           8,500       9/1/2010
    52         120,000    2/1/2028    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    53          26,625   5/31/2014    State of Connecticut                                          25,906      10/31/2006
    54          70,922   2/28/2007    The Putting Edge                                              12,000       8/31/2013
    55          60,043   1/31/2007    Electro Adapter                                               51,736       7/31/2010
    56          13,364   11/17/2008   Village 7 Self Storage                                         7,122       8/31/2006
    57          95,466    1/1/2024    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    58          51,049   10/31/2013   AON Service Corporation                                       24,671      12/14/2006
    59          18,000   12/1/2006    Audiovox Electronics                                          16,200       11/1/2007
    60          24,370   11/30/2007   The Keyes Company                                              8,934       9/30/2012
    61          74,215    5/2/2020    Allen Lund                                                     3,573       1/31/2009
    62          31,517    7/1/2006    ADT Security (TYCO)                                           31,212       3/1/2008
------------------------------------------------------------------------------------------------------------------------------
    63          48,800   11/30/2014   Jo-Anne Fabrics                                               31,000       9/30/2007
    64         113,768    1/1/2024    NAP                                                                0
    65         140,300    1/1/2018    NAP                                                                0
    66               0                NAP                                                                0
    67          33,331   4/30/2008    GE Commercial Equipment Financing                             31,898      10/31/2006
------------------------------------------------------------------------------------------------------------------------------
    68          53,844   1/31/2017    Linens N Things                                               35,639       1/1/2012
    69          25,052    1/1/2014    Borders                                                       22,603       1/31/2016
    70         115,558   10/31/2014   NAP                                                                0
    71          35,240   12/31/2014   Conns Electronics                                             31,829       9/29/2014
    72               0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    73         210,286   12/31/2080   NAP                                                                0
    74          10,156   6/30/2006    Yama & Vida Marifat/Bahadour Zarrin                            9,603       7/14/2007
    75               0                NAP                                                                0
    76          40,434   12/31/2014   Berwanger, Inc.                                               24,869       6/30/2012
    77           6,510   8/31/2012    Jason's Deli                                                   6,000      10/31/2015
------------------------------------------------------------------------------------------------------------------------------
    78          52,052   8/31/2020    Paint N Place, Inc. dba Pomona Hardware                        5,081       6/30/2009
    79          73,027   3/14/2009    Chase Bank                                                    13,043       3/31/2007
    80          54,425   2/28/2024    NAP                                                                0
    81          12,634   5/31/2014    Kralovec, Jambois, & Schwartz                                 10,541      12/31/2012
    82          10,523    8/9/2017    Siena USA - Moe's SW Grill                                     1,984       2/3/2007
    83           3,269   2/13/2017    Smarthouse Salon, Inc.                                         1,991      11/30/2011
------------------------------------------------------------------------------------------------------------------------------
    84               0                NAP                                                                0
    85               0                NAP                                                                0
    86
   86.01             0                NAP                                                                0
   86.02             0                NAP                                                                0
   86.03             0                NAP                                                                0
   86.04             0                NAP                                                                0
   86.05             0                NAP                                                                0
    87          73,637    1/1/2018    NAP                                                                0
    88          79,330    1/1/2024    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    89          15,264   10/31/2006   Weichert Realtors                                             12,507       3/31/2010
    90           8,000    4/1/2007    Woody's Unfinished Furniture                                   7,840       2/1/2007
    91          60,559   1/31/2010    Madison Park                                                   3,277      10/31/2010
    92          46,459   5/31/2010    Office Max                                                    23,477       1/31/2015
    93          63,016   9/30/2025    Village South Wine & Spirits, LLC                              3,900       9/30/2010
------------------------------------------------------------------------------------------------------------------------------
    94          12,640   1/31/2007    Achievement Technologies, Inc.                                 9,518      10/31/2009
    95          16,468   10/31/2008   A.G. Edwards and Sons Inc.                                     8,569       6/30/2008
    96           6,118   10/31/2010   Dorey Publishing Company                                       6,056       7/31/2008
    97
   97.01        37,228   12/31/2018   NAP                                                                0
   97.02        37,073   12/31/2018   NAP                                                                0
    98          30,185   1/15/2016    Bed Bath and Beyond                                           20,000       1/16/2016
------------------------------------------------------------------------------------------------------------------------------
    99          27,255   1/31/2010    Torcon (Owner)                                                18,879       9/1/2015
    100
  100.01        85,812    1/1/2010    NAP                                                                0
  100.02        53,732    1/1/2010    NAP                                                                0
    101         19,987    9/1/2015    Pet Supply Plus                                                8,800       10/1/2015
    102         45,000    1/1/2008     Wonder Book & Video                                          11,000       7/1/2010
    103          6,412    6/1/2008    Cherry Creek Dance                                             4,058       3/31/2008
------------------------------------------------------------------------------------------------------------------------------
    104         10,607   6/30/2007    Porzak, Browning, Bushong                                      7,117      12/31/2006
    105         21,713   10/31/2012   Sylvan Learning Centers, LLC                                  16,324      12/31/2006
    106         15,717   2/28/2018    Community Orthopedic Surgery                                  13,327       2/28/2018
    107         43,000   6/30/2020    NAP                                                                0
    108          6,320   11/1/2014    CSK Auto                                                       6,204       5/1/2015
------------------------------------------------------------------------------------------------------------------------------
    109
  109.01         8,693   12/31/2008   Amputee Coalition                                              6,910       4/30/2006
  109.02         9,209   12/31/2008   Tennessee Orthopedic                                           6,015       2/28/2008
    110              0                NAP                                                                0
    111         21,251   2/29/2008    Invocon                                                       12,861      10/31/2009
    112          4,521   9/30/2010    Pizza Hut                                                      3,000       7/31/2015
    113              0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    114              0                NAP                                                                0
    115              0                NAP                                                                0
    116              0                NAP                                                                0
    117              0                NAP                                                                0
    118
  118.01         8,064   10/31/2030   NAP                                                                0
  118.02         8,100   12/31/2030   NAP                                                                0
  118.03         8,047   12/31/2030   NAP                                                                0
  118.04         6,656   4/30/2030    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    119         12,728   12/1/2008    Freedom Mortgage                                               3,836       7/31/2007
    120          3,118   12/31/2006   Starbucks Corporation                                          2,546      12/31/2013
    121         51,450    1/1/2018    NAP                                                                0
    122         17,296   6/30/2008    Yankee Alliance                                               11,923       2/28/2010
    123
  123.01         8,047   12/31/2030   NAP                                                                0
  123.02         8,047   6/30/2030    NAP                                                                0
  123.03         6,912   1/31/2031    NAP                                                                0
  123.04         6,842   8/31/2030    NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    124         24,285   1/31/2013    Ellsworth Group                                               13,768      10/31/2011
    125         12,890    2/1/2011    Henrikson/Butler                                               3,427      10/15/2007
    126              0                NAP                                                                0
    127         25,500    2/1/2011    Beverages, & More                                             17,000       8/1/2011
    128         40,591   1/31/2007    Urban Partners, LLC                                           10,340       3/31/2007
------------------------------------------------------------------------------------------------------------------------------
    129         31,930   7/21/2010    U.S. Customs                                                  12,075       7/19/2006
    130         18,655   1/31/2010    Central Carolina Bank                                          3,697       6/30/2011
    131              0                NAP                                                                0
    132         37,800   7/31/2017    Gibson's LLC                                                       0       2/10/2025
    133         50,922   1/31/2012    Ames Taping Tools                                              3,325      12/14/2008
------------------------------------------------------------------------------------------------------------------------------
    134          9,797   6/30/2020    Colliers International                                         5,458       6/30/2012
    135         34,304   12/31/2008   National Dentex                                               11,699       8/31/2015
    136          8,000   2/28/2010    Rent-A-Center East, Inc.                                       5,000       8/31/2010
    137         13,298    8/1/2011    Burns & Wilcox                                                10,287       1/1/2019
    138         24,337   8/31/2010    Net Vision                                                    12,777       9/30/2010
------------------------------------------------------------------------------------------------------------------------------
    139              0                NAP                                                                0
    140          6,000    7/1/2009    Dollar Tree                                                    5,000       8/1/2009
    141         11,022   8/31/2011    Orthopaedic Assoc                                             10,067       8/31/2015
    142              0                NAP                                                                0
    143          4,500   3/31/2011    Dollar Tree                                                    4,500       3/31/2009
------------------------------------------------------------------------------------------------------------------------------
    144         29,673   10/31/2009   Lisec America                                                 18,128       6/30/2008
    145              0                NAP                                                                0
    146         29,316   11/30/2011   AutoZone                                                       8,400       6/30/2011
    147              0                NAP                                                                0
    148          5,355   8/31/2010    Chambers Place Liquors                                         5,200      12/31/2010
------------------------------------------------------------------------------------------------------------------------------
    149              0                NAP                                                                0
    150         24,319   12/1/2009    Franson Noble                                                  7,883       5/1/2008
    151          2,800   10/1/2010    Camille Sidewalk Cafe                                          2,500       9/1/2010
    152         10,499    3/1/2008    Emory Hill                                                    10,192       11/1/2016
    153          5,700   1/31/2010    Rent A Center                                                  4,000       6/1/2009
------------------------------------------------------------------------------------------------------------------------------
    154
  154.01             0                NAP                                                                0
  154.02             0                NAP                                                                0
    155         14,560   11/1/2030    NAP                                                                0
    156          8,400   9/14/2015    RE/MAX Advantage                                               4,550       6/22/2015
    157          5,000   10/31/2009   Rejuvenex Medical                                              3,489       9/14/2015
    158          6,926   11/1/2010    Sprint                                                         3,801       12/1/2010
------------------------------------------------------------------------------------------------------------------------------
    159         12,000   9/30/2013    Original Mattress Factory                                      4,107       1/31/2011
    160         14,550    8/1/2030    NAP                                                                0
    161         49,000   12/31/2016   NAP                                                                0
    162          6,300    2/1/2011    Delia Cleaners                                                 1,800       2/1/2009
    163              0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    164          3,000   8/31/2010    Moe's Southwest Grill                                          2,800       7/31/2015
    165         20,500   12/31/2014   NAP                                                                0
    166          8,704   8/31/2009    Edina Realty                                                   7,600       5/31/2007
    167              0                NAP                                                                0
    168              0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    169              0                NAP                                                                0
    170         30,000    9/1/2018    Home Depot                                                    18,600       3/1/2012
    171          6,392    3/1/2006    Vendl Financial                                                2,880       5/1/2007
    172          4,000   11/25/2010   BBQ and Patio Furniture                                        2,200       9/26/2010
    173         24,331   12/1/2020    Rite Aid Store                                                10,140       6/1/2011
------------------------------------------------------------------------------------------------------------------------------
    174         23,500   12/31/2012   Fashion Bug                                                   10,200       1/31/2009
    175              0                NAP                                                                0
    176          6,730   6/30/2006    H2K, Inc.                                                      5,735       5/31/2007
    177              0                NAP                                                                0
    178          4,265   11/30/2010   Neuro Group, LLC (Neurological Institute)                      4,014      11/30/2010
------------------------------------------------------------------------------------------------------------------------------
    179              0                NAP                                                                0
    180              0                NAP                                                                0
    181         33,806   11/30/2015   NAP                                                                0
    182         18,480   12/31/2007   Kleinfelder                                                    8,314       4/30/2011
    183              0                NAP                                                                0
------------------------------------------------------------------------------------------------------------------------------
    184              0                NAP                                                                0
    185              0                NAP                                                                0
    186         22,204   3/31/2009    Fashion Bug                                                   10,200       1/31/2010
    187          7,000   5/31/2008    One Source Business Products                                   2,800       4/30/2008
    188         40,550   5/31/2011    NAP                                                                0

                                                                  THIRD            THIRD         ENVIRONMENTAL
  CONTROL                          THIRD                     LARGEST TENANT   LARGEST TENANT        PHASE I         ENVIRONMENTAL
  NUMBER                      LARGEST TENANT                      SQ FT      LEASE EXPIRATION     REPORT DATE          PHASE II
---------------------------------------------------------------------------------------------------------------------------------

     1      Borders Books Music Cafe                               20,001       1/31/2020           2/13/2006              No
     2
   2.01     NAP                                                         0                           10/18/2005             No
   2.02     NAP                                                         0                           10/18/2005             No
   2.03     NAP                                                         0                           10/12/2005             No
   2.04     NAP                                                         0                           10/18/2005             No
   2.05     NAP                                                         0                           10/18/2005             No
   2.06     NAP                                                         0                           10/12/2005             No
   2.07     NAP                                                         0                           10/18/2005             No
   2.08     NAP                                                         0                           10/18/2005             No
   2.09     NAP                                                         0                           10/12/2005             No
     3
   3.01     NAP                                                         0                           1/12/2006              No
   3.02     NAP                                                         0                           1/11/2006              No
   3.03     NAP                                                         0                           1/12/2006              No
   3.04     NAP                                                         0                           1/12/2006              No
   3.05     NAP                                                         0                           1/12/2006              No
   3.06     NAP                                                         0                           1/12/2006              No
   3.07     NAP                                                         0                           1/12/2006              No
   3.08     NAP                                                         0                           1/12/2006              No
     4
   4.01     NAP                                                         0                           5/31/2005              No
   4.02     NAP                                                         0                           6/10/2005              No
   4.03     NAP                                                         0                            6/1/2005              No
   4.04     NAP                                                         0                            4/5/2005              No
   4.05     NAP                                                         0                           5/31/2005              No
   4.06     NAP                                                         0                           5/31/2005              No
   4.07     NAP                                                         0                           5/31/2005              No
   4.08     NAP                                                         0                            6/7/2005              No
   4.09     NAP                                                         0                           5/31/2005              No
     5      Stradley, Ronon Stevens & Young                        83,058      12/31/2017           12/12/2005             No
---------------------------------------------------------------------------------------------------------------------------------
     6      Pottery Barn                                            9,765       9/16/2017           8/15/2005              No
     7      Rusty Harpoon                                           4,991       2/28/2006           10/26/2005             No
     8
   8.01     NAP                                                         0                           10/5/2005              No
   8.02     NAP                                                         0                           10/5/2005              No
   8.03     BMC Software, Inc.                                      9,539       2/28/2010           10/5/2005              No
   8.04     NAP                                                         0                           10/5/2005              No
   8.05     NAP                                                         0                           9/30/2005              No
   8.06     NAP                                                         0                           9/30/2005              No
   8.07     Ventura Solutions                                       2,423       8/31/2008           10/5/2005              No
   8.08     NAP                                                         0                           9/30/2005              No
     9      Mincom, Inc.                                           52,963       2/28/2007           12/7/2005              No
    10
   10.01    NAP                                                         0                           12/19/2005             No
   10.02    CHSI of Nevada                                         10,353      11/30/2010           12/19/2005             No
   10.03    Anita Brooks Design Associates                          8,045       1/31/2007           12/19/2005             No
   10.04    NAP                                                         0                           12/19/2005             No
   10.05    KB Homes                                               12,212       7/31/2007           12/19/2005             No
   10.06    Cyberscan Technology                                    9,031      10/31/2010           12/19/2005             No
   10.07    NAP                                                         0                           12/19/2005             No
   10.08    NAP                                                         0                           12/19/2005             No
   10.09    Lucchesi, Galati Architects, Inc.                       6,765      12/31/2007           12/19/2005             No
   10.10    NAP                                                         0                           12/19/2005             No
   10.11    Richardson Partnership                                  5,727      11/30/2009           12/19/2005             No
   10.12    NAP                                                         0                           12/19/2005             No
   10.13    NAP                                                         0                           12/19/2005             No
   10.14    NAP                                                         0                           12/19/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    11
   11.01    Gamma Arredamenti                                       7,225       4/30/2009           8/29/2005             Yes
   11.02    Wildwood Lamp/Barnes                                   15,558       8/31/2010           8/29/2005             Yes
   11.03    NAP                                                         0                           8/29/2005              No
    12      Master Lease                                           28,584      11/16/2006           10/27/2005             No
    13      Cancer Research & Biostatistics Project                28,756       4/30/2010           9/30/2005              No
    14      Homeland Security/USA                                  14,795       2/28/2016           10/25/2005             No
    15      The Washington Opera                                   17,448       8/1/2007            10/6/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    16      GSA (SBA)                                              19,875       2/28/2006           9/30/2005              No
    17
   17.01    GMD Electronics                                         2,000       9/30/2009           11/22/2005             No
   17.02    Radio Shack 01-8440                                     2,500       8/31/2007           11/22/2005             No
   17.03    Check 'n Go                                             1,300      10/21/2008           11/22/2005             No
   17.04    Radio Shack 01-4190                                     2,442       4/30/2008           11/22/2005             No
   17.05    Radio Shack 01--6166                                    2,400       9/30/2007           11/22/2005             No
   17.06    U S Cellular                                            1,815       4/30/2009           11/22/2005             No
   17.07    Payless Shoe Source                                     2,720       8/10/2008           11/22/2005             No
   17.08    GameStop                                                2,472       1/31/2010           11/22/2005             No
   17.09    Linda Schwerflager dba Back to Nature                   2,100       7/25/2006           11/22/2005             No
   17.10    H&R Block                                               1,600       4/30/2007           11/22/2005             No
   17.11    Mama Ine's Mexican Bakery                               1,500       2/28/2009           11/22/2005             No
   17.12    Pizza NEI (PAPA JOHN'S)                                 1,600          MTM              11/22/2005             No
   17.13    Hibbett Sporting Goods                                  4,524                           11/22/2005             No
   17.14    Dreamers                                                  867       12/2/2007           11/22/2005             No
   17.15    Quizno's                                                1,750       8/14/2007           11/22/2005             No
   17.16    Rx Optical Laboratories                                 2,500       12/5/2015           11/22/2005             No
   17.17    Advance America 478                                     1,095      10/31/2007           11/22/2005             No
   17.18    Lighthouse Books and Gifts                              1,200       2/1/2007            11/22/2005             No
   17.19    Instant Cash Advance Corp                               1,556       6/30/2008           11/22/2005             No
   17.20    Dollar Mania                                            2,200       2/3/2008            11/22/2005             No
   17.21    Creditcorp of IN                                        1,200      12/31/2006           11/22/2005             No
   17.22    Precision Print & Copy                                  1,200       8/31/2009           11/22/2005             No
   17.23    Blockbuster Video                                       5,000      12/31/2008           11/22/2005             No
   17.24    Jeny Nguyen                                             2,067       3/1/2010            11/22/2005             No
   17.25    Hunan Spring Restaurant                                 4,476      12/31/2015           11/22/2005             No
   17.26    Advance America                                         2,000                           11/22/2005             No
   17.27    NAP                                                         0                           11/22/2005             No
   17.28    Mailbox It                                              1,608       8/31/2006           11/22/2005             No
   17.29    Advance America 891                                     1,200       5/13/2008           11/22/2005             No
   17.30    If the Shoe Fits                                        2,500      12/16/2006           11/22/2005             No
   17.31    Rx Optical Laboratories                                 2,500       4/11/2014           11/22/2005             No
   17.32    Cottonwood Financials                                   2,170       9/30/2008           11/22/2005             No
   17.33    Blockbuster Monticello West                             4,286      12/31/2006           11/22/2005             No
   17.34    The  CATO Corp                                          4,087       1/24/2008           11/22/2005             No
   17.35    NAP                                                         0                           11/22/2005             No
   17.36    Shoe Show of Rocky Mount                                2,840       3/31/2008           11/22/2005             No
   17.37    Subway                                                  1,419       4/30/2007           11/22/2005             No
    18
   18.01    Corrugated Services LP                                 23,000       6/30/2006           12/19/2005             No
   18.02    Sara Lee Coffee & Tea                                  50,000       7/31/2007           12/19/2005             No
   18.03    NAP                                                         0                           12/19/2005             No
   18.04    NAP                                                         0                           12/19/2005             No
   18.05    Dallas Light Bulb Delivery, Inc.                       14,820       6/30/2006           12/19/2005             No
   18.06    NAP                                                         0                           12/19/2005             No
   18.07    NAP                                                         0                           12/19/2005             No
   18.08    NAP                                                         0                           12/19/2005             No
   18.09    NAP                                                         0                           12/19/2005             No
   18.10    NAP                                                         0                           12/19/2005             No
   18.11    NAP                                                         0                           12/19/2005             No
   18.12    NAP                                                         0                           12/19/2005             No
   18.13    NAP                                                         0                           12/19/2005             No
    19      Morton's                                               20,716      11/30/2016            9/8/2005              No
    20
   20.01    NAP                                                         0                           10/6/2005              No
   20.02    NAP                                                         0                           10/6/2005              No
   20.03    NAP                                                         0                           10/6/2005              No
   20.04    NAP                                                         0                           10/6/2005              No
   20.05    NAP                                                         0                           10/6/2005              No
   20.06    NAP                                                         0                           10/6/2005             Yes
   20.07    NAP                                                         0                           10/6/2005              No
   20.08    NAP                                                         0                           10/6/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    21      North American Medical Management                      24,943       4/6/2010            9/15/2005              No
    22      Mid First Bank                                         11,244       1/1/2011            11/7/2005              No
    23      NAP                                                         0                            1/5/2006              No
    24      Christian Bookstore                                     5,700       8/1/2010            12/30/2005             No
    25      Dollar Tree                                             4,000       9/1/2006            12/30/2005             No
    26      Shoe Show                                               4,500       5/1/2007             1/2/2006              No
    27      Dollar Tree                                             4,000       7/1/2006            12/30/2005             No
    28      Dollar Tree                                             4,000       3/1/2007            1/24/2006              No
    29      Shoe Show                                               3,150       4/1/2007            12/27/2005             No
    30      Video Warehouse                                         4,000       3/1/2010            12/23/2005             No
    31      Dollar Tree                                             4,000       4/1/2007            1/24/2006              No
    32      Curves for Women                                        2,800       1/1/2009            12/30/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    33      Florida Career College, Inc.                           31,900       7/31/2013           11/28/2005            Yes
    34      Leisure Living                                         25,693       8/1/2015            10/14/2005             No
    35      Forrestor Construction                                 14,677       6/1/2007            12/14/2005             No
    36      Genentech                                              28,582      10/31/2009           11/28/2005             No
    37
   37.01    NAP                                                         0                           10/28/2005             No
   37.02    NAP                                                         0                           10/4/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    38      New Urban West                                         11,637       12/9/2015           8/15/2005              No
    39      Kalnin Graphics, Inc.                                  10,832       4/30/2007            9/9/2005              No
    40      ComStock                                               38,360      10/31/2006           12/21/2005             No
    41      K&G Menswear                                           20,060       12/1/2015           11/11/2005             No
    42      NAP                                                         0                           7/13/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    43      National Surgical Center                                9,453       4/1/2008            12/22/2005             No
    44      RCN Telecom                                            11,500       2/1/2007            11/28/2005             No
    45
   45.01    NAP                                                         0                           11/28/2005             No
   45.02    NAP                                                         0                           11/29/2005             No
    46
   46.01    NAP                                                         0                           7/21/2005              No
   46.02    NAP                                                         0                           7/21/2005              No
   46.03    NAP                                                         0                           7/21/2005              No
   46.04    NAP                                                         0                           7/21/2005             Yes
   46.05    NAP                                                         0                           7/21/2005              No
   46.06    NAP                                                         0                           7/21/2005              No
   46.07    NAP                                                         0                           7/21/2005              No
   46.08    NAP                                                         0                           7/21/2005              No
   46.09    NAP                                                         0                           7/21/2005              No
   46.10    NAP                                                         0                           7/21/2005              No
   46.11    NAP                                                         0                           7/21/2005             Yes
    47
   47.01    Oliver Lau                                              8,023      12/31/2014           11/9/2005              No
   47.02    Leong & Fong, Certified Public Accountants              3,768       5/31/2007           11/9/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    48      New York Life Insurance Company                        16,927       8/31/2011           11/14/2005             No
    49      NAP                                                         0                           9/22/2005             Yes
    50      NAP                                                         0                           9/22/2005              No
    51      Dress Barn                                              8,500       1/1/2008            1/11/2006              No
    52      NAP                                                         0                           12/5/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    53      Dollar Tree                                            15,136       8/31/2010           8/11/2005              No
    54      Chang Enterprises, Inc.                                 8,400       4/14/2008           8/15/2005              No
    55      LuminentOIC                                            49,920       7/13/2014           7/14/2005              No
    56      Goodyear Tire & Rubber Co.                              5,880      10/31/2006           10/7/2005             Yes
    57      NAP                                                         0                           10/26/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    58      Nextel of California, Inc.                             13,207       5/31/2008           9/28/2005              No
    59      Wells Fargo Financial                                  16,057       9/1/2006            10/19/2005             No
    60      Nations Business Capital, Inc.                          7,088       6/30/2008           1/11/2006              No
    61      Tak Imaging                                             3,994      12/31/2006           11/28/2005             No
    62      QEP                                                    20,500       4/1/2011            11/30/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    63      Barnes & Noble                                         19,937       1/31/2011           1/25/2006              No
    64      NAP                                                         0                           11/1/2005              No
    65      NAP                                                         0                           11/1/2005              No
    66      NAP                                                         0                           8/31/2005              No
    67      Shemin Nurseries, Inc                                  12,884       3/31/2009           10/26/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    68      HH Gregg                                               35,410       4/30/2015           9/13/2005              No
    69      Price Busters                                          16,977      12/31/2015           11/30/2005             No
    70      NAP                                                         0                           1/18/2006              No
    71      Boot Town                                              12,896      10/31/2015           9/13/2005              No
    72      NAP                                                         0                           4/13/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    73      NAP                                                         0                           11/14/2005             No
    74      Vitas Healthcare Corp.                                  5,947       8/31/2011           11/28/2005             No
    75      NAP                                                         0                           12/21/2005             No
    76      Claunch and Miller, Inc.                               14,240       6/14/2009           10/3/2005              No
    77      Buffalo Wild Wings                                      5,400       8/31/2015           10/4/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    78      Manny's Deli Corporation                                4,862       4/30/2015           9/29/2005              No
    79      Benchmark Technologies                                 11,790       1/31/2008           11/21/2005             No
    80      NAP                                                         0                           7/13/2005              No
    81      Encore Banquets, LLC                                    6,857       8/31/2010           10/14/2005             No
    82      McDonald's Corp.                                        1,925       8/1/2017            1/11/2006              No
    83      Meba LLC                                                1,762       2/28/2009           1/11/2006              No
---------------------------------------------------------------------------------------------------------------------------------
    84      NAP                                                         0                            9/8/2005              No
    85      NAP                                                         0                           9/15/2005              No
    86
   86.01    NAP                                                         0                           11/11/2005             No
   86.02    NAP                                                         0                           11/11/2005             No
   86.03    NAP                                                         0                           11/11/2005             No
   86.04    NAP                                                         0                           11/11/2005             No
   86.05    NAP                                                         0                           11/11/2005             No
    87      NAP                                                         0                           11/7/2005              No
    88      NAP                                                         0                           10/19/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    89      Spherecom Ent., Inc.                                    6,732      12/31/2008           12/5/2005              No
    90      Hallmark                                                3,294       2/1/2008            11/15/2005             No
    91      Proactive Business Solutions                            3,277       6/30/2009           12/1/2005              No
    92      Beall's Outlet                                         10,069       4/30/2010           12/21/2005             No
    93      Tasty House                                             2,600       1/20/2010           9/13/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    94      Washington Mutual Bank, FA                              8,568       6/30/2009           7/27/2005             Yes
    95      Williamson and Associates                               6,216       2/28/2011           12/13/2005             No
    96      Quirk & Quirk, PC                                       5,910       7/31/2011           12/13/2005             No
    97
   97.01    NAP                                                         0                           10/24/2005             No
   97.02    NAP                                                         0                           10/19/2005             No
    98      Petco                                                  15,000       1/31/2016           6/30/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    99      CSI International                                       5,665       1/31/2010           10/10/2005             No
    100
  100.01    NAP                                                         0                           11/3/2005              No
  100.02    NAP                                                         0                           11/3/2005              No
    101     Calif Fitness Express                                   7,000       10/1/2015           11/7/2005              No
    102      Kehne's Carpet                                        10,000       6/1/2006            5/17/2005              No
    103     Paul Garcia                                             3,209       7/1/2006            9/28/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    104     Bacaro                                                  4,982       9/30/2008           11/22/2005             No
    105     NAP                                                         0                            1/3/2006              No
    106     Michigan Orthopedic Surgery Center                     11,407       2/28/2010           10/14/2005             No
    107     NAP                                                         0                           8/30/2005              No
    108     Golf USA                                                3,600       11/1/2009           12/15/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    109
  109.01    Sexual Assault Crisis                                   6,878      12/31/2010           9/16/2005              No
  109.02    Jenzabar, Inc.                                          3,226       1/31/2008           9/14/2005              No
    110     NAP                                                         0                           10/31/2005             No
    111     Master Lease                                           11,576      11/20/2010           10/20/2005             No
    112     Rita Ranch Pet Hospital                                 2,000       7/31/2010           11/7/2005              No
    113     NAP                                                         0                           12/13/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    114     NAP                                                         0                           9/27/2005              No
    115     NAP                                                         0                           9/27/2005              No
    116     NAP                                                         0                           12/12/2005             No
    117     NAP                                                         0                           12/5/2005              No
    118
  118.01    NAP                                                         0                           12/13/2005             No
  118.02    NAP                                                         0                           12/13/2005             No
  118.03    NAP                                                         0                           12/13/2005             No
  118.04    NAP                                                         0                           12/13/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    119     Thomas Lee                                              3,291       7/1/2007            3/11/2005              No
    120     White House|Black Market Inc.                           2,050       5/31/2009           10/13/2005             No
    121     NAP                                                         0                           11/3/2005              No
    122     Pulse                                                   7,312      10/31/2007           11/29/2005             No
    123
  123.01    NAP                                                         0                            1/6/2006              No
  123.02    NAP                                                         0                            1/6/2006              No
  123.03    NAP                                                         0                            1/5/2006              No
  123.04    NAP                                                         0                            1/5/2006              No
---------------------------------------------------------------------------------------------------------------------------------
    124     Miranda Warwick Milazzo                                 9,877      12/31/2007           2/13/2006              No
    125     Central AZ Supply                                       2,974       6/1/2010            12/20/2005             No
    126     NAP                                                         0                           1/11/2006              No
    127     Fantastic Hair & Nails                                  1,500       6/1/2007            12/5/2005              No
    128     Sprint Spectrum LP                                      3,200       4/30/2006           10/27/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    129     Department of Labor                                     5,036       1/31/2014           11/4/2005              No
    130     Charlotte Radiology                                     3,587      12/31/2009            4/7/2005              No
    131     NAP                                                         0                           11/11/2005             No
    132     NAP                                                         0                           7/26/2005              No
    133     Pay Less Tobacco #2                                     1,733       3/31/2008           9/30/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    134     Alliance Title Company                                  4,210       7/31/2010           1/19/2006              No
    135     Harvest Meat Company                                    5,600      11/30/2012           10/14/2005             No
    136     Cato Fashions/Cato Plus                                 4,500       1/31/2010           7/14/2005              No
    137     Metrocities Mortgage                                    5,908       11/1/2010           12/9/2005              No
    138     Oakley Networks                                         9,771      11/30/2010           11/23/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    139     NAP                                                         0                           7/15/2005              No
    140     China Town Restaurant                                   5,000       10/1/2009           11/30/2005             No
    141     Cardiology Associates                                   6,742       8/31/2013           1/20/2006              No
    142     NAP                                                         0                           7/13/2005              No
    143     CATO                                                    4,240       1/31/2009           11/14/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    144     Hanson Building Materials, Inc.                        14,486       6/30/2009           11/30/2005             No
    145     NAP                                                         0                           9/23/2005              No
    146     Sarita's Mexican Food                                   4,200       3/1/2006            8/24/2005              No
    147     NAP                                                         0                           12/21/2005             No
    148     Mail Boxes Express                                      3,333       6/30/2009           9/12/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    149     NAP                                                         0                           10/24/2005             No
    150     Network General                                         6,094       10/1/2010           11/23/2005             No
    151     Nextel                                                  1,900       9/1/2010            11/7/2005              No
    152     The Fair Isaacs Companies                               9,841       8/1/2007            9/23/2005              No
    153     Cato                                                    3,900       1/31/2010           12/8/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    154
  154.01    NAP                                                         0                           9/13/2005              No
  154.02    NAP                                                         0                           9/13/2005              No
    155     NAP                                                         0                           9/15/2005              No
    156     Epoch Investments, LLC dba Bajio Grill                  2,800       1/28/2013           11/7/2005              No
    157     Citi Bank                                               1,513       9/19/2011           12/14/2005             No
    158     NAP                                                         0                           1/19/2006              No
---------------------------------------------------------------------------------------------------------------------------------
    159     NAP                                                         0                            9/8/2005              No
    160     NAP                                                         0                           10/31/2005             No
    161     NAP                                                         0                           11/1/2005              No
    162     Bagel Nosh                                              1,800       3/31/2006           12/26/2005             No
    163     NAP                                                         0                           12/30/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    164     Subway                                                  1,600       6/30/2010           10/22/2005             No
    165     NAP                                                         0                           11/7/2005              No
    166     Memorial Blood Center                                   2,739       1/1/2008            10/4/2005              No
    167     NAP                                                         0                           11/18/2005             No
    168     NAP                                                         0                           12/30/2005             No
---------------------------------------------------------------------------------------------------------------------------------
    169     NAP                                                         0                           12/30/2005             No
    170     NAP                                                         0                            9/9/2005              No
    171     Ernst Wintter, CPA                                      2,313       8/1/2007            9/15/2005              No
    172     Maricopa Wells Veterinarian                             2,080       9/26/2010           8/22/2005              No
    173     NAP                                                         0                            9/7/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    174     Rogans Shoes                                            8,250       1/31/2011           12/12/2005             No
    175     NAP                                                         0                           1/11/2006              No
    176     Sympathy Florists, Inc.                                 4,919       6/30/2008           10/25/2005             No
    177     NAP                                                         0                            6/3/2005              No
    178     Coastal Carolina Urology (Scionti)                      2,131       11/1/2010           9/27/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    179     NAP                                                         0                           12/12/2005             No
    180     NAP                                                         0                           10/24/2005             No
    181     NAP                                                         0                           11/1/2005              No
    182     North American Title                                    5,319       7/31/2010           12/2/2005              No
    183     NAP                                                         0                           8/19/2005              No
---------------------------------------------------------------------------------------------------------------------------------
    184     NAP                                                         0                           7/26/2005              No
    185     NAP                                                         0                           10/27/2005             No
    186     Sam Goody's                                             5,290       1/31/2010           12/12/2005             No
    187     Beds                                                    2,800       3/31/2009           10/26/2005             No
    188     NAP                                                         0                           8/19/2005              No

               ENVIRONMENTAL                                                       EARTHQUAKE                        UPFRONT ACTUAL
  CONTROL        PHASE II        ENGINEERING            SEISMIC                    INSURANCE      UPFRONT ACTUAL      REPLACEMENT
  NUMBER        REPORT DATE      REPORT DATE          REPORT DATE     PML (%)       REQUIRED    REPAIR RESERVE ($)    RESERVES ($)
------------------------------------------------------------------------------------------------------------------------------------

     1                            1/18/2006                                            No                  0                  0
     2                                                                                                     0                  0
   2.01                           10/18/2005                                           No
   2.02                           10/18/2005                                           No
   2.03                           10/12/2005                                           No
   2.04                           10/18/2005                                           No
   2.05                           10/18/2005                                           No
   2.06                           10/18/2005                                           No
   2.07                           10/18/2005                                           No
   2.08                           10/18/2005                                           No
   2.09                           10/12/2005                                           No
     3                                                                                                     0          7,500,000
   3.01                           1/12/2006            1/12/2006         14            No
   3.02                           1/12/2006            1/11/2006         12            No
   3.03                           1/12/2006            1/12/2006         12            No
   3.04                           1/12/2006                                            No
   3.05                           1/12/2006                                            No
   3.06                           1/12/2006                                            No
   3.07                           1/12/2006                                            No
   3.08                           1/12/2006                                            No
     4                                                                                               632,803         10,385,885
   4.01                           5/31/2005                                            No
   4.02                           6/10/2005                                            No
   4.03                            6/1/2005                                            No
   4.04                            4/5/2005                                            No
   4.05                           5/31/2005                                            No
   4.06                           5/31/2005                                            No
   4.07                           5/31/2005                                            No
   4.08                            6/7/2005                                            No
   4.09                           5/31/2005                                            No
     5                            12/12/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
     6                            8/15/2005                                            No                  0                  0
     7                            10/25/2005                                           No                  0                  0
     8                                                                                                     0                  0
   8.01                           10/3/2005                                            No
   8.02                           10/4/2005                                            No
   8.03                           10/3/2005                                            No
   8.04                           10/3/2005                                            No
   8.05                           10/3/2005                                            No
   8.06                           10/3/2005                                            No
   8.07                           10/3/2005                                            No
   8.08                           10/3/2005                                            No
     9                            12/28/2005                                           No            169,400                  0
    10                                                                                                     0              8,795
   10.01                          12/20/2005                                           No
   10.02                          12/20/2005                                           No
   10.03                          12/20/2005                                           No
   10.04                          12/20/2005                                           No
   10.05                          12/20/2005                                           No
   10.06                          12/20/2005                                           No
   10.07                          12/20/2005                                           No
   10.08                          12/20/2005                                           No
   10.09                          12/20/2005                                           No
   10.10                          12/20/2005                                           No
   10.11                          12/20/2005                                           No
   10.12                          12/20/2005                                           No
   10.13                          12/20/2005                                           No
   10.14                          12/20/2005                                           No
------------------------------------------------------------------------------------------------------------------------------------
    11                                                                                               542,744             11,660
   11.01         9/26/2005         8/5/2005                                            No
   11.02         9/26/2005         8/5/2005                                            No
   11.03                           8/5/2005                                            No
    12                            10/27/2005                                           No                  0                  0
    13                            9/30/2005            9/30/2005         14            No          1,713,022                  0
    14                            10/25/2005                                           No                  0                  0
    15                            10/6/2005                                            No            750,000              3,733
------------------------------------------------------------------------------------------------------------------------------------
    16                            9/30/2005            9/30/2005         15            No            697,104                  0
    17                                                                                                85,386                  0
   17.01                          11/16/2005                                           No
   17.02                          11/22/2005                                           No
   17.03                          11/22/2005                                           No
   17.04                          11/22/2005                                           No
   17.05                          11/22/2005                                           No
   17.06                          11/22/2005                                           No
   17.07                          11/22/2005                                           No
   17.08                          11/22/2005                                           No
   17.09                          11/22/2005                                           No
   17.10                          11/22/2005                                           No
   17.11                          11/22/2005                                           No
   17.12                          11/22/2005                                           No
   17.13                          11/22/2005                                           No
   17.14                          11/22/2005                                           No
   17.15                          11/22/2005                                           No
   17.16                          11/22/2005                                           No
   17.17                          11/22/2005                                           No
   17.18                          11/22/2005                                           No
   17.19                          11/22/2005                                           No
   17.20                          11/22/2005                                           No
   17.21                          11/22/2005                                           No
   17.22                          11/22/2005                                           No
   17.23                          11/18/2005                                           No
   17.24                          11/17/2005                                           No
   17.25                          11/18/2005                                           No
   17.26                          11/22/2005                                           No
   17.27                          11/22/2005                                           No
   17.28                          11/22/2005                                           No
   17.29                          11/22/2005                                           No
   17.30                          11/22/2005                                           No
   17.31                          11/22/2005                                           No
   17.32                          11/22/2005                                           No
   17.33                          11/22/2005                                           No
   17.34                          11/22/2005                                           No
   17.35                          11/22/2005                                           No
   17.36                          11/22/2005                                           No
   17.37                          11/22/2005                                           No
    18                                                                                               232,692                  0
   18.01                          12/19/2005                                           No
   18.02                          12/19/2005                                           No
   18.03                          12/19/2005                                           No
   18.04                          12/19/2005                                           No
   18.05                          12/19/2005                                           No
   18.06                          12/19/2005                                           No
   18.07                          12/19/2005                                           No
   18.08                          12/19/2005                                           No
   18.09                          12/19/2005                                           No
   18.10                          12/19/2005                                           No
   18.11                          12/19/2005                                           No
   18.12                          12/19/2005                                           No
   18.13                          12/19/2005                                           No
    19                             9/9/2005                                            No                  0                  0
    20                                                                                                     0                  0
   20.01                          10/6/2005                                            No
   20.02                          10/6/2005            9/6/2005          14            No
   20.03                          10/6/2005                                            No
   20.04                          10/6/2005                                            No
   20.05                          10/6/2005                                            No
   20.06         11/3/2005        10/6/2005                                            No
   20.07                          10/6/2005                                            No
   20.08                          10/6/2005                                            No
------------------------------------------------------------------------------------------------------------------------------------
    21                            9/16/2005            9/16/2005         17            No                  0              4,881
    22                            10/26/2005                                           No                  0                  0
    23                             1/5/2006                                            No          1,797,012                  0
    24                            12/30/2005                                           No                  0                412
    25                            12/30/2005                                           No                  0              1,661
    26                            12/30/2005                                           No                  0              1,820
    27                            12/30/2005                                           No              5,000              1,361
    28                            12/30/2005                                           No                  0                361
    29                            12/30/2005                                           No                  0                235
    30                            12/30/2005                                           No                  0                218
    31                            12/30/2005                                           No                  0                360
    32                            12/30/2005                                           No             30,000                683
------------------------------------------------------------------------------------------------------------------------------------
    33           1/4/2005         11/22/2005                                           No            699,050                  0
    34                            10/4/2005            10/5/2005      10%, 15%         No                  0              2,156
    35                            11/14/2005                                           No             50,563              2,527
    36                            11/28/2005          11/28/2005         16            No            102,938                  0
    37                                                                                                     0                  0
   37.01                          10/4/2005                                            No
   37.02                          10/3/2005                                            No
------------------------------------------------------------------------------------------------------------------------------------
    38                            8/11/2005            8/11/2005         12            No             12,500                  0
    39                            9/14/2005                                            No                  0              3,076
    40                            12/21/2005                                           No             25,750          1,200,000
    41                            9/26/2005                                            No                  0                  0
    42                            7/13/2005                                            No                  0            567,000
------------------------------------------------------------------------------------------------------------------------------------
    43                            12/1/2005           12/19/2005         11            No                  0              2,073
    44                            11/29/2005          11/29/2005         17            No                  0                  0
    45                                                                                             1,178,900          2,269,389
   45.01                          11/28/2005                                           No
   45.02                          11/28/2005                                           No
    46                                                                                               350,751          1,770,000
   46.01                          7/21/2005                                            No
   46.02                          7/21/2005                                            No
   46.03                          7/21/2005                                            No
   46.04         9/6/2005         7/22/2005                                            No
   46.05                          7/21/2005                                            No
   46.06                          7/21/2005                                            No
   46.07                          7/21/2005                                            No
   46.08                          7/21/2005                                            No
   46.09                          7/21/2005                                            No
   46.10                          7/21/2005                                            No
   46.11         9/6/2005         7/21/2005                                            No
    47                                                                                             1,345,426            237,253
   47.01                          11/9/2005                                            No
   47.02                          11/9/2005                                            No
------------------------------------------------------------------------------------------------------------------------------------
    48                            11/14/2005                                           No                  0                  0
    49           11/7/2005        8/19/2005            9/12/2005         11            No              8,188              4,555
    50                            8/19/2005            9/12/2005        <10%           No              8,688              3,563
    51                            11/25/2005                                           No                  0              2,878
    52                               NAP                                               No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    53                             9/1/2005                                            No            123,306                  0
    54                            8/12/2005                                            No             18,938                  0
    55                            7/15/2005            7/14/2005         16            No                  0                  0
    56           10/7/2005        10/12/2005                                           No                  0                  0
    57                            10/21/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    58                            9/29/2005            9/29/2005         15            No                  0              1,695
    59                            9/20/2005                                            No             18,500              2,619
    60                            12/9/2005                                            No                  0                  0
    61                            11/29/2005          11/29/2005         17            No                  0                  0
    62                            10/18/2005                                           No                  0              2,100
------------------------------------------------------------------------------------------------------------------------------------
    63                            12/14/2005                                           No                  0                  0
    64                            10/17/2005                                           No                  0                  0
    65                            10/17/2005                                           No                  0                  0
    66                            8/29/2005                                            No                  0                  0
    67                            10/26/2005                                           No              2,063            100,000
------------------------------------------------------------------------------------------------------------------------------------
    68                             9/7/2005                                            No             17,063              1,395
    69                            11/30/2005                                           No                  0                  0
    70                            1/18/2006                                            No             17,063                  0
    71                             9/6/2005                                            No                  0             38,515
    72                            8/15/2005            8/15/2005         9             No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    73                            8/18/2005                                            No                  0                  0
    74                            11/11/2005          11/28/2005         16            No                  0                  0
    75                            12/19/2005                                           No                  0                  0
    76                            10/12/2005                                           No                  0                  0
    77                            11/16/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    78                            9/29/2005                                            No             46,375                  0
    79                            11/17/2005                                           No             16,875             14,000
    80                            7/14/2005                                            No                  0                  0
    81                            10/14/2005                                           No                  0                  0
    82                            11/29/2005                                           No                  0                  0
    83                            11/29/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    84                             9/9/2005                                            No                  0                  0
    85                             9/2/2005                                            No              6,250              4,658
    86                                                                                                28,563                  0
   86.01                          11/11/2005                                           No
   86.02                          11/11/2005                                           No
   86.03                          11/11/2005                                           No
   86.04                          11/11/2005                                           No
   86.05                          11/11/2005                                           No
    87                            10/19/2005                                           No                  0                  0
    88                            10/21/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    89                            12/14/2005                                           No                  0              1,586
    90                            11/2/2005            11/7/2005         15            No                  0             13,184
    91                            11/22/2005          11/23/2005         21           Yes                  0            300,000
    92                            11/23/2005                                           No             28,125              1,346
    93                            8/30/2005                                            No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    94           11/7/2005        11/17/2005                                           No            500,000                  0
    95                            11/29/2005                                           No                  0                  0
    96                            11/29/2005                                           No                  0                  0
    97                                                                                                     0                  0
   97.01                          10/24/2005                                           No
   97.02                          10/24/2005                                           No
    98                             6/8/2005                                            No                  0                743
------------------------------------------------------------------------------------------------------------------------------------
    99                            9/28/2005                                            No                  0              1,250
    100                                                                                                    0                  0
  100.01                          11/3/2005                                            No
  100.02                          11/4/2005                                            No
    101                           12/5/2005                                            No                  0                  0
    102                           7/15/2005                                            No             16,000              1,217
    103                           9/28/2005                                            No                  0                582
------------------------------------------------------------------------------------------------------------------------------------
    104                           11/2/2005                                            No                  0                  0
    105                           11/30/2005                                           No                  0                  0
    106                           10/11/2005                                           No                  0              1,059
    107                           8/29/2005                                            No                  0                  0
    108                           11/7/2005           11/14/2005        <10%           No                  0                311
------------------------------------------------------------------------------------------------------------------------------------
    109                                                                                                    0                  0
  109.01                          11/3/2005                                            No
  109.02                          11/3/2005                                            No
    110                           10/21/2005                                           No                  0              4,407
    111                           10/24/2005                                           No            262,500              2,657
    112                           12/13/2005                                           No                  0                272
    113                           12/14/2005                                           No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    114                           9/27/2005                                            No             16,200                  0
    115                           9/30/2005            9/28/2005         9             No                  0             10,849
    116                           9/27/2005                                            No              9,743                  0
    117                           12/5/2005                                            No                  0              4,375
    118                                                                                                  625                  0
  118.01                          12/13/2005                                           No
  118.02                          12/13/2005                                           No
  118.03                          12/13/2005                                           No
  118.04                          12/13/2005                                           No
------------------------------------------------------------------------------------------------------------------------------------
    119                            3/7/2005            3/7/2005          16            No             11,950              1,451
    120                           10/13/2005          10/13/2005         18            No                  0                456
    121                           10/19/2005                                           No                  0                  0
    122                           11/28/2005                                           No                  0            100,000
    123                                                                                                    0                  0
  123.01                           1/5/2006                                            No
  123.02                           1/5/2006                                            No
  123.03                           1/6/2006                                            No
  123.04                           1/6/2006                                            No
------------------------------------------------------------------------------------------------------------------------------------
    124                           2/13/2006                                            No            152,224              1,638
    125                           10/27/2005                                           No                  0                585
    126                           12/2/2005                                            No            103,450              5,280
    127                           12/5/2005            12/5/2005         16            No                  0                  0
    128                           10/7/2005           10/14/2005         18            No                  0                  0
------------------------------------------------------------------------------------------------------------------------------------
    129                           11/7/2005                                            No                  0              1,110
    130                            4/7/2005                                            No                  0                  0
    131                           11/11/2005          11/11/2005         19            No              2,625             17,900
    132                           10/26/2005                                           No             92,813                  0
    133                           9/30/2005                                            No                  0             20,000
------------------------------------------------------------------------------------------------------------------------------------
    134                           12/28/2005          12/30/2005        <10%           No                  0                208
    135                           9/28/2005                                            No                  0                  0
    136                           7/14/2005                                            No                  0                  0
    137                           11/29/2005                                           No                  0                  0
    138                           10/11/2005          10/11/2005         10            No                  0                782
------------------------------------------------------------------------------------------------------------------------------------
    139                           11/28/2005                                           No            257,500              5,406
    140                           11/22/2005                                           No                  0                358
    141                           12/27/2005                                           No                  0              1,550
    142                           7/20/2005                                            No             44,235              3,673
    143                           11/18/2005                                           No                  0                312
------------------------------------------------------------------------------------------------------------------------------------
    144                           11/30/2005                                           No                  0                  0
    145                           8/22/2005                                            No              1,250              2,673
    146                           8/24/2005                                            No            263,750                868
    147                           12/19/2005                                           No                  0                  0
    148                           9/12/2005                                            No            151,750                600
------------------------------------------------------------------------------------------------------------------------------------
    149                           9/15/2005                                            No                  0              2,042
    150                           10/11/2005          10/11/2005         10            No                  0                781
    151                           12/2/2005                                            No                  0                  0
    152                           9/23/2005                                            No                  0              1,052
    153                           12/9/2005                                            No                  0                236
------------------------------------------------------------------------------------------------------------------------------------
    154                                                                                                    0                826
  154.01                          8/15/2005                                            No
  154.02                          8/15/2005                                            No
    155                           1/23/2006                                            No                  0                  0
    156                           11/7/2005                                            No                  0                  0
    157                           12/14/2005                                           No                  0                  0
    158                            1/4/2006            1/4/2006          12            No                  0                134
------------------------------------------------------------------------------------------------------------------------------------
    159                            9/9/2005                                            No                  0                  0
    160                           10/7/2005                                            No                  0                  0
    161                           10/26/2005                                           No                  0                  0
    162                           12/26/2005                                           No                  0                243
    163                           11/30/2005                                           No            275,000              1,793
------------------------------------------------------------------------------------------------------------------------------------
    164                           9/15/2005                                            No                  0                  0
    165                           11/7/2005            11/7/2005         12            No                  0                  0
    166                      9/16/2005, 10/7/2005                                      No             13,125                455
    167                           11/18/2005                                           No                  0                  0
    168                           11/30/2005                                           No                  0              1,263
------------------------------------------------------------------------------------------------------------------------------------
    169                           11/30/2005                                           No                  0              1,104
    170                            9/9/2005                                            No              6,084                  0
    171                            9/1/2005            8/23/2005      26%, 29%        Yes                  0                  0
    172                           11/10/2005                                           No                  0                 91
    173                            9/2/2005                                            No                  0                891
------------------------------------------------------------------------------------------------------------------------------------
    174                           11/9/2005                                            No                  0                665
    175                           12/2/2005                                            No             50,013              2,614
    176                           10/7/2005                                            No                  0              1,390
    177                            6/6/2005            6/3/2005          12            No                  0                  0
    178                           9/21/2005                                            No                  0                119
------------------------------------------------------------------------------------------------------------------------------------
    179                           12/1/2005                                            No                  0              5,991
    180                           9/15/2005                                            No             19,375              1,272
    181                           11/1/2005            11/1/2005         14            No              4,126                  0
    182                           11/29/2005           12/2/2005         17            No                  0                  0
    183                           8/17/2005                                            No                  0              1,613
------------------------------------------------------------------------------------------------------------------------------------
    184                           7/26/2005            7/26/2005         10            No                  0                  0
    185                           10/25/2005                                           No                  0                  0
    186                           11/9/2005                                            No                  0                563
    187                           10/13/2005                                           No                  0                140
    188                           8/19/2005                                                                0                608

                 MONTHLY ACTUAL
  CONTROL          REPLACEMENT        UPFRONT       MONTHLY          MONTHLY
  NUMBER           RESERVES ($)     TI / LC ($)   TI / LC ($)     TAX ESCROW ($)
--------------------------------------------------------------------------------

     1                        0            0            0                  0
     2                        0            0            0                  0
   2.01
   2.02
   2.03
   2.04
   2.05
   2.06
   2.07
   2.08
   2.09
     3                  210,329            0            0            169,117
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
     4                  118,590            0            0            238,887
   4.01
   4.02
   4.03
   4.04
   4.05
   4.06
   4.07
   4.08
   4.09
     5                        0      382,000            0            232,436
--------------------------------------------------------------------------------
     6                        0            0            0                  0
     7                        0            0            0                  0
     8                        0            0            0                  0
   8.01
   8.02
   8.03
   8.04
   8.05
   8.06
   8.07
   8.08
     9                   12,787    2,767,238            0            103,188
    10                    8,795    1,990,191       43,975             51,667
   10.01
   10.02
   10.03
   10.04
   10.05
   10.06
   10.07
   10.08
   10.09
   10.10
   10.11
   10.12
   10.13
   10.14
--------------------------------------------------------------------------------
    11                   11,660       14,580       14,580             80,000
   11.01
   11.02
   11.03
    12                    2,726      400,000            0             57,463
    13                    6,054    2,544,762            0             37,333
    14                    6,844            0            0             80,400
    15                    3,733            0            0             86,144
--------------------------------------------------------------------------------
    16                    5,173    3,168,469            0             39,627
    17                    7,950            0       39,748             87,898
   17.01
   17.02
   17.03
   17.04
   17.05
   17.06
   17.07
   17.08
   17.09
   17.10
   17.11
   17.12
   17.13
   17.14
   17.15
   17.16
   17.17
   17.18
   17.19
   17.20
   17.21
   17.22
   17.23
   17.24
   17.25
   17.26
   17.27
   17.28
   17.29
   17.30
   17.31
   17.32
   17.33
   17.34
   17.35
   17.36
   17.37
    18                   20,281      250,000       20,282             96,477
   18.01
   18.02
   18.03
   18.04
   18.05
   18.06
   18.07
   18.08
   18.09
   18.10
   18.11
   18.12
   18.13
    19                    5,263    3,096,877            0             85,777
    20                        0            0            0                  0
   20.01
   20.02
   20.03
   20.04
   20.05
   20.06
   20.07
   20.08
--------------------------------------------------------------------------------
    21                    4,881    3,500,000       21,151             60,743
    22                        0    1,135,713            0             58,086
    23                        0            0            0                  0
    24                      412            0            0              6,899
    25                    1,661            0            0              2,360
    26                    1,820            0            0              6,862
    27                    1,361            0            0              4,345
    28                      361            0            0              1,413
    29                      235            0            0              2,369
    30                      218            0            0              1,183
    31                      360            0            0              1,748
    32                      683            0            0              1,426
--------------------------------------------------------------------------------
    33                    5,474      450,000            0             55,981
    34                    2,156            0            0             13,120
    35                    2,527            0            0             24,047
    36                    2,268            0            0             20,355
    37                   11,167            0            0             41,935
   37.01
   37.02
--------------------------------------------------------------------------------
    38                    1,747    2,000,000       60,107             18,208
    39                    3,076      250,000            0             57,047
    40                        0    3,967,143            0             70,000
    41                        0      717,869            0              7,787
    42                        0            0            0             84,565
--------------------------------------------------------------------------------
    43                    2,073        4,847        4,847              5,952
    44                        0      350,000            0                  0
    45                        0            0            0             25,333
   45.01
   45.02
    46                  292,557            0            0            212,400
   46.01
   46.02
   46.03
   46.04
   46.05
   46.06
   46.07
   46.08
   46.09
   46.10
   46.11
    47                    6,361    3,575,000       15,267             55,175
   47.01
   47.02
--------------------------------------------------------------------------------
    48                        0       94,000        5,819             23,688
    49                    4,555            0            0             17,007
    50                    3,563            0            0             12,775
    51                    2,878        6,667        6,667             13,228
    52                        0            0            0                  0
--------------------------------------------------------------------------------
    53                    7,618            0       38,079             44,500
    54                    1,979      600,000            0             72,836
    55                    2,309      218,125        4,618             12,026
    56                    7,251      100,000        6,889             15,511
    57                        0            0            0                  0
--------------------------------------------------------------------------------
    58                    1,695      200,000        6,358             21,670
    59                    2,619       11,038       11,038             20,581
    60                    2,058      400,000            0             23,542
    61                        0            0            0                  0
    62                    2,100      226,500        6,500             17,098
--------------------------------------------------------------------------------
    63                    1,891            0            0             24,261
    64                        0            0            0                  0
    65                        0            0            0                  0
    66                    6,666            0            0             12,865
    67                    2,114    1,100,000            0             21,642
--------------------------------------------------------------------------------
    68                    1,395      300,000            0             14,310
    69                    1,677      200,000        5,589                  0
    70                    1,926            0            0             20,911
    71                        0            0            0             21,364
    72                    5,000            0            0             18,583
--------------------------------------------------------------------------------
    73                        0            0            0                  0
    74                    1,827      250,000        9,135             12,469
    75                        0            0            0                  0
    76                    5,000       50,000       25,000             32,385
    77                        0            0            0              6,335
--------------------------------------------------------------------------------
    78                    1,615            0        2,605             25,000
    79                    1,873       18,667        9,333             15,205
    80                        0            0            0                  0
    81                      894            0        4,470             19,021
    82                        0            0            0             12,262
    83                        0            0            0             13,895
--------------------------------------------------------------------------------
    84                   12,359            0            0              9,526
    85                    4,658            0            0             18,102
    86                    3,264            0            0             15,970
   86.01
   86.02
   86.03
   86.04
   86.05
    87                        0            0            0                  0
    88                        0            0            0                  0
--------------------------------------------------------------------------------
    89                    1,586      175,000            0              8,353
    90                        0            0            0              6,090
    91                        0        7,500        7,500             15,238
    92                    1,346            0            0              8,599
    93                        0            0            0                  0
--------------------------------------------------------------------------------
    94                    1,378      350,000            0             18,659
    95                    1,589      523,855        6,667             11,333
    96                    1,609      328,650        6,667              9,250
    97                    1,672      250,000        6,192             12,872
   97.01
   97.02
    98                      743            0            0             15,213
--------------------------------------------------------------------------------
    99                    1,250        4,167        4,167             13,980
    100                       0            0       22,644                  0
  100.01
  100.02
    101                       0      232,319        1,072             18,724
    102                   1,217       14,583       14,583             15,790
    103                     582        1,454        1,454              7,197
--------------------------------------------------------------------------------
    104                       0            0            0                  0
    105                   1,297      300,000            0              7,296
    106                   1,059        5,833        5,833             16,748
    107                     538            0            0             14,388
    108                     311            0            0                  0
--------------------------------------------------------------------------------
    109                       0            0            0                  0
  109.01
  109.02
    110                   4,407            0            0              9,848
    111                   1,329       13,104        6,552             13,444
    112                     272        1,667        1,667                562
    113                   8,512            0            0             11,845
--------------------------------------------------------------------------------
    114                   5,417            0            0             12,687
    115                  11,969            0            0             14,006
    116                   5,000            0            0             14,593
    117                   9,853            0            0              7,586
    118                       0            0            0                  0
  118.01
  118.02
  118.03
  118.04
--------------------------------------------------------------------------------
    119                   1,451            0            0              6,619
    120                     228        2,308        1,154              3,143
    121                       0            0            0                  0
    122                   1,048      500,000            0              9,738
    123                       0            0            0                  0
  123.01
  123.02
  123.03
  123.04
--------------------------------------------------------------------------------
    124                   1,638      200,000       11,035              5,790
    125                     585        3,333        3,333              1,860
    126                   5,280            0            0              9,288
    127                       0            0            0              8,163
    128                   1,349      850,000            0              9,616
--------------------------------------------------------------------------------
    129                   1,110      400,000            0              9,282
    130                     689            0        3,333              5,821
    131                   1,450            0            0              4,814
    132                     347            0            0             18,441
    133                     803            0            0              9,443
--------------------------------------------------------------------------------
    134                     208        1,867        1,867              3,147
    135                       0        1,750        1,750              3,633
    136                     331            0        1,667              5,780
    137                       0            0            0                  0
    138                     391        7,788        3,894              5,465
--------------------------------------------------------------------------------
    139                   5,406            0            0             14,143
    140                     358            0            0              4,447
    141                   1,550        4,167        4,167             13,396
    142                   3,673            0            0              5,352
    143                     312            0            0              2,682
--------------------------------------------------------------------------------
    144                       0            0        1,668             11,334
    145                   2,673            0            0              3,427
    146                     868            0            0              9,230
    147                       0            0            0                  0
    148                     600        1,579        1,579              3,400
--------------------------------------------------------------------------------
    149                   2,042            0            0              6,201
    150                     390        7,782        3,891              5,465
    151                       0      107,786          968              7,327
    152                   1,052        3,083        3,083              3,449
    153                     236        1,181        1,181              2,727
--------------------------------------------------------------------------------
    154                     826            0            0              4,249
  154.01
  154.02
    155                       0            0            0                  0
    156                       0            0            0              6,539
    157                       0            0            0              6,496
    158                     134            0            0              3,505
--------------------------------------------------------------------------------
    159                     226            0          528                  0
    160                       0            0            0                  0
    161                     408            0            0              9,957
    162                     243      320,000        1,330              3,005
    163                     897            0            0              1,667
--------------------------------------------------------------------------------
    164                       0            0            0                  0
    165                       0      205,000            0                  0
    166                     455        2,083        2,083              8,809
    167                     987            0            0              1,636
    168                     632            0            0              1,667
--------------------------------------------------------------------------------
    169                     552            0            0              1,667
    170                       0            0            0              5,800
    171                       0            0            0              3,114
    172                      91       81,953            0                308
    173                     891            0            0              3,990
--------------------------------------------------------------------------------
    174                     665        3,517        3,517              5,869
    175                   2,614            0            0              4,350
    176                   1,390       24,388        1,888              7,290
    177                       0            0            0              2,096
    178                     119        2,083        2,083              1,604
--------------------------------------------------------------------------------
    179                       0            0            0                  0
    180                   1,272            0            0              4,939
    181                       0            0            0                  0
    182                       0            0            0                  0
    183                     538            0            0              2,853
--------------------------------------------------------------------------------
    184                       0            0            0              2,754
    185                       0            0            0              2,936
    186                     563        2,810        2,810              2,842
    187                     140        1,333        1,333              1,057
    188                     608       15,000            0              3,518

                         MONTHLY
    CONTROL             INSURANCE                                                               LOAN
     NUMBER             ESCROW ($)                     BORROWER NAME                           PURPOSE           LOCKBOX
------------------------------------------------------------------------------------------------------------------------

       1                         0                   TRG Charlotte LLC                        Refinance           Hard
       2                         0                 ATRIUM FINANCE III, LP                    ACQUISITION          HARD
      2.01
      2.02
      2.03
      2.04
      2.05
      2.06
      2.07
      2.08
      2.09
                                       NESBITT LYNWOOD PROPERTY LLC; NESBITT PORTLAND
                                      PROPERTY LLC; NESBITT COLORADO SPRINGS PROPERTY
                                     LLC; NESBITT DENVER PROPERTY LLC; NESBITT EL PASO
                                        PROPERTY L.P.; NESBITT LIVONIA PROPERTY LLC;
                                      NESBITT BLUE ASH PROPERTY LLC; NESBITT BELLEVUE
       3                    77,829                      PROPERTY LLC                          REFINANCE           HARD
      3.01
      3.02
      3.03
      3.04
      3.05
      3.06
      3.07
      3.08
                                     SRH/LA COVE VILLAGE APARTMENTS, LLC; SRH/LA DUTCH
                                    VILLAGE APARTMENTS, LLC; SRH/LA FONTANA APARTMENTS,
                                     LLC; SRH/LA HAMILTON MANOR APARTMENTS, LLC; SRH/LA
                                    HIGHLAND #179 APARTMENTS, LLC; SRH/LA HIGHLAND #241
                                     APARTMENTS, LLC; SRH/LA HIGHLAND #689 APARTMENTS,
                                      LLC; SRH/LA PLEASANTVIEW APARTMENTS, LLC; SRH/LA
                                     RIVERVIEW APARTMENTS, LLC; SRH/LA WHISPERING WOODS
                                     #250 APARTMENTS, LLC; SRH/LA WHISPERING WOODS #299
                                        APARTMENTS, LLC; SRH/LA WHITEMARSH I, II, V
                                     APARTMENTS, LLC; SRH/LA WHITEMARSH III APARTMENTS,
                                     LLC; SRH/LA WHITEMARSH IVA APARTMENTS, LLC; SRH/LA
                                    WHITEMARSH IVB APARTMENTS, LLC; SRH/LA HARBOR POINT
                                     I, II IV APARTMENTS, LLC; SRH/LA HARBOR POINT III
       4                    95,721                    APARTMENTS, LLC                         REFINANCE           SOFT
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
       5                    29,323   Commerce Square Partners-Philadelphia Plaza, L.P.        Refinance           Hard
------------------------------------------------------------------------------------------------------------------------
       6                         0         La Cantera Retail Limited Partnership              Refinance           Hard
       7                         0                      WV Sub, LLC                          Acquisition          Hard
                                      134, LLC; ASI, LLC; 7000 CG, LLC; 7320 PD, LLC;
       8                         0      8621 RFD, LLC; 8661 RFD, LLC; 6940 CGD, LLC           REFINANCE           HARD
      8.01
      8.02
      8.03
      8.04
      8.05
      8.06
      8.07
      8.08
       9                    13,011            Transwestern Broadreach WTC, LLC               Acquisition          Hard
       10                    7,116       CIP AIRPORT INDUSTRIAL/FLEX PORTFOLIO, LLC          ACQUISITION          HARD
     10.01
     10.02
     10.03
     10.04
     10.05
     10.06
     10.07
     10.08
     10.09
     10.10
     10.11
     10.12
     10.13
     10.14
------------------------------------------------------------------------------------------------------------------------
       11                   12,290             HP SHOWPLACE INVESTORS IV, LLC                ACQUISITION          HARD
     11.01
     11.02
     11.03
       12                    7,958                  Brickman Durham LLC                      Acquisition          Hard
       13                    8,171                 Met Park East IV, LLC                     Acquisition          Hard
       14                    6,523                   ACP/Millennium LLC                      Acquisition          Hard
       15                    7,435              BentleyForbes Watergate, LLC                 Acquisition          Hard
------------------------------------------------------------------------------------------------------------------------
       16                    6,784                   Park Place IV, LLC                      Acquisition          Hard
       17                   22,158           COLDWATER PORTFOLIO PARTNERS, LLC               ACQUISITION          SOFT
     17.01
     17.02
     17.03
     17.04
     17.05
     17.06
     17.07
     17.08
     17.09
     17.10
     17.11
     17.12
     17.13
     17.14
     17.15
     17.16
     17.17
     17.18
     17.19
     17.20
     17.21
     17.22
     17.23
     17.24
     17.25
     17.26
     17.27
     17.28
     17.29
     17.30
     17.31
     17.32
     17.33
     17.34
     17.35
     17.36
     17.37
       18                   16,283               SEALY SW PROPERTIES, L.P.                   ACQUISITION          HARD
     18.01
     18.02
     18.03
     18.04
     18.05
     18.06
     18.07
     18.08
     18.09
     18.10
     18.11
     18.12
     18.13
       19                        0                    Reid Murdoch LLC                        Refinance           Hard
       20                        0                  ATRIUM FINANCE I, LP                      REFINANCE           HARD
     20.01
     20.02
     20.03
     20.04
     20.05
     20.06
     20.07
     20.08
------------------------------------------------------------------------------------------------------------------------
       21                    4,819  ARI- Atrium Office Building, LLC; ARI - AOB 1, LLC;      Acquisition          Hard
                                      ARI - AOB 2, LLC; ARI - AOB 3, LLC; ARI - AOB 4,
                                     LLC; ARI - AOB 5, LLC; ARI - AOB 6, LLC; ARI - AOB
                                                  7, LLC; ARI - AOB 8, LLC
       22                    9,312                 DMB Market Street LLC                      Refinance            No
                                      Somera DFW Lakes Owner LP; BRZI-DFW Lakes Owner,
                                    LP; TBZI-DFW Lakes Owner, LP; BFZI-DFW Lakes Owner,
       23                        0              LP; PCZI-DFW Lakes Owner, LP                 Acquisition          Soft
       24                      443             Greenville (Woodruff) WMB, LLC                Acquisition           No
       25                      564           Surfside Beach (Surfside) WMB, LLC              Acquisition           No
       26                      191            Lexington (East Towne) WMB, LLC                Acquisition           No
       27                      478            Georgetown (Plantation) WMB, LLC               Acquisition           No
       28                      310               Seaford (Sussex) WMB, LLC                   Acquisition           No
       29                      151            Smithfield (Smithfield) WMB, LLC               Acquisition           No
       30                      525             Covington (Riverbend) WMB, LLC                Acquisition           No
       31                      190                Pocomoke Guarantor, LLC                    Acquisition           No
       32                      211          Taylorsville (Taylorsville) WMB, LLC             Acquisition           No
------------------------------------------------------------------------------------------------------------------------
       33                        0         Westland Promenade Limited Partnership             Refinance           Hard
       34                    2,169                Murrieta Spectrum, L.P.                     Refinance            No
       35                    4,416              Woodglen Associates, L.L.C.                   Refinance            No
       36                   23,942              Broadway 801 Gateway Fee LLC                 Acquisition          Soft
       37                    9,716       PARKWAY VISTA, I, LP; OAKWOOD VISTA, I, LP           REFINANCE           SOFT
     37.01
     37.02
------------------------------------------------------------------------------------------------------------------------
       38                    8,000            Maguire Partners-1733 Ocean, LLC                Refinance           Hard
       39                    6,720               1996 Pavilion Assoc., L.P.                   Refinance            No
                                         550 Mamaroneck Avenue Associates, LLC; 600
       40                    3,800           Mamaroneck Avenue Associates, LLC               Acquisition          Hard
       41                    5,292          Outer Drive 39 Development Co., LLC               Refinance            No
                                     Passco Villa Toscana S, LLC; Villa Toscana TIC 4,
                                     LP; Villa Toscana TIC 1, LP; Villa Toscana TIC 2,
                                     LP; Villa Toscana TIC 3, LP; Passco Villa Toscana
                                    H, LLC; Villa Toscana TIC 15, LP; Villa Toscana TIC
                                     9, LP; Villa Toscana TIC 20, LP; Villa Toscana TIC
                                    10, LP; Villa Toscana TIC 11, LP; Villa Toscana TIC
                                    24, LP; Villa Toscana TIC 19, LP; Villa Toscana TIC
                                    14, LP; Villa Toscana TIC 23, LP; Villa Toscana TIC
                                     21, LP; Villa Toscana TIC 5, LP; Villa Toscana TIC
                                     7, LP; Villa Toscana TIC 16, LP; Villa Toscana TIC
                                     17, LP; Villa Toscana TIC 6, LP; Villa Toscana TIC
                                    22, LP; Villa Toscana TIC 27, LP; Villa Toscana TIC
                                     26, LP; Villa Toscana TIC 8, LP; Villa Toscana TIC
                                    13, LP; Villa Toscana TIC 18, LP; Villa Toscana TIC
                                    28, LP; Villa Toscana TIC 29, LP; Villa Toscana TIC
                                    30, LP; Villa Toscana TIC 32, LP; Villa Toscana TIC
                                    31, LP; Villa Toscana TIC 25, LP; Villa Toscana TIC
       42                   13,994                         33, LP                            Acquisition          Hard
------------------------------------------------------------------------------------------------------------------------
       43                    1,738               Zephyr Cove Investors LLC                   Acquisition           No
       44                        0                1400 Fashion Island LLC                     Refinance            No
       45                   27,003               E & B HONOLULU HOTELS LLC                    REFINANCE           HARD
     45.01
     45.02
                                    SHANER PITTSBURGH HOTEL LIMITED PARTNERSHIP; SHANER
                                     TRADE CENTER HOTEL ASSOCIATES LIMITED PARTNERSHIP;
       46                   84,471       SHANER SPE ASSOCIATES LIMITED PARTNERSHIP            REFINANCE           HARD
     46.01
     46.02
     46.03
     46.04
     46.05
     46.06
     46.07
     46.08
     46.09
     46.10
     46.11
       47                   17,423  OVC PROPERTIES, LLC; MILILANI STREET PROPERTIES, LLC     ACQUISITION          HARD
     47.01
     47.02
------------------------------------------------------------------------------------------------------------------------
       48                    3,969                    LAL Crescent LLC                       Acquisition          Hard
       49                    3,496           Wyosea Alderbrook Associates, LLC                Refinance            No
       50                    2,340             Wyosea Summit Associates, LLC                  Refinance            No
       51                        0   Ocean City Factory Outlets Acceptance Company, LLC       Refinance            No
       52                        0                   WG Sterling VA LLC                      Acquisition           No
------------------------------------------------------------------------------------------------------------------------
       53                        0                 L&J Manchester II LLC                      Refinance           Soft
       54                    2,319         Tampa Rinaldi Porter Ranch Center, LLC            Acquisition          Hard
       55                    3,120            Nordhoff Investment Company, LLC               Acquisition          Hard
       56                    4,080                Market Center Seven, LLC                   Acquisition           No
       57                        0                   EPT Hamilton, Inc.                       Refinance            No
------------------------------------------------------------------------------------------------------------------------
       58                    1,468    ARI - Copley Business Center, LLC; ARI - CBC 1,        Acquisition          Soft
                                     LLC; ARI - CBC 2, LLC; ARI - CBC 3, LLC; ARI - CBC
                                     4, LLC; ARI - CBC 5, LLC; ARI - CBC 6, LLC; ARI -
                                    CBC 7, LLC; ARI - CBC 8, LLC; ARI - CBC 9, LLC; ARI
                                      - CBC 10, LLC; ARI - CBC 11, LLC; ARI - CBC 12,
                                      LLC; ARI - CBC 13, LLC; ARI - CBC 14, LLC; ARI -
                                     CBC 15, LLC; ARI - CBC 16, LLC; ARI - CBC 17, LLC;
                                    ARI - CBC 18, LLC; ARI - CBC 19, LLC; ARI - CBC 20,
                                      LLC; ARI - CBC 21, LLC; ARI - CBC 22, LLC; ARI -
                                     CBC 23, LLC; ARI - CBC 24, LLC; ARI - CBC 25, LLC;
                                    ARI - CBC 26, LLC; ARI - CBC 27, LLC; ARI - CBC 28,
                                      LLC; ARI - CBC 29, LLC; ARI - CBC 30, LLC; ARI -
                                     CBC 31, LLC; ARI - CBC 32, LLC; ARI - CBC 33, LLC;
                                            ARI - CBC 34, LLC; ARI - CBC 35, LLC
                                     Butters Real Estate Fund III, LTD., MB WAMU Vista,
       59                    7,677                LLC and STJ Suntech, LLC                   Acquisition           No
       60                   12,701              Amera Financial Plaza, Ltd.                  Acquisition           No
       61                        0                1450 Mariners Island LLC                    Refinance            No
       62                    2,630       Mountain High APOC, LLC and TSL APOC, LLC           Acquisition           No
------------------------------------------------------------------------------------------------------------------------
       63                    2,521                 Kimschott Whitehall LP                    Acquisition           No
       64                        0                 EPT Deer Valley, Inc.                      Refinance            No
       65                        0                    EPT Boise, Inc.                         Refinance            No
       66                        0                   DC Hotels, L.L.C.                        Refinance            No
       67                    2,866             Danbury General Partners, LLC                 Acquisition          Hard
------------------------------------------------------------------------------------------------------------------------
       68                    1,528   USA Matthews Corner, LLC, USA Matthews Corners 1,       Acquisition           No
                                       LLC, USA Matthews Corners 2, LLC, USA Matthews
                                      Corners 3, LLC, USA Matthews Corners 4, LLC, USA
                                      Matthews Corners 5, LLC, USA Matthews Corners 6,
                                     LLC, USA Matthews 7, LLC, USA Matthews 8, LLC, USA
                                     Matthews 9, LLC, USA Matthews Corners 10, LLC, USA
                                     Matthews Corners 11, LLC, USA Matthews Corners 13,
                                      LLC, USA Matthews Corners 14, LLC, USA Matthews
                                     Corners 15, LLC, USA Matthews Corners 16, LLC, USA
                                     Matthews Corners 17, LLC, USA Matthews Corners 18,
                                      LLC, USA Matthews Corners 21, LLC, USA Matthews
                                     Corners 22, LLC, USA Matthews Corners 23, LLC, USA
                                     Matthews Corners 24, LLC, USA Matthews Corners 26,
                                            LLC and USA Matthews Corners 29, LLC
       69                        0             Inspiration International, LLC                 Refinance           Soft
       70                    2,156             NK - Bridgewater Property LLC                 Acquisition          Hard
       71                    1,036                  RPI Cedar Hill, Ltd.                      Refinance            No
       72                    5,126              Monte Bello Apartments, LLC                  Acquisition          Soft
------------------------------------------------------------------------------------------------------------------------
       73                        0                  101 Park Avenue, LLC                     Acquisition          Hard
       74                    1,530                    Balentine, L.P.                         Refinance           Soft
       75                        0                  GI Tampa Realco, LLC                     Acquisition          Soft
       76                        0                EP Office Holdings, L.P.                   Acquisition           No
       77                        0                  Falcon Landing, LLC                       Refinance            No
------------------------------------------------------------------------------------------------------------------------
       78                        0              Pacesetter/Ramapo Associates                  Refinance           Hard
       79                    1,887          Rancho Pacific Tetra Woodlands, LLC               Refinance            No
       80                        0                   Windsor (USA) Inc.                      Acquisition          Hard
       81                        0                  Goodman/Friedman LLC                      Refinance           Hard
       82                    4,863               South Florida Centers, LLC                  Acquisition           No
       83                    3,196              City Center Properties, LLC                  Acquisition           No
------------------------------------------------------------------------------------------------------------------------
       84                    6,912         Windjammer Investment Associates, LLC              Refinance            No
       85                    9,642                8530 Cedros Avenue, LLC                     Refinance            No
       86                    2,631            SHREVE STORAGE EQUITIES, L.L.C.                 REFINANCE            NO
     86.01
     86.02
     86.03
     86.04
     86.05
       87                        0                   EPT Pompano, Inc.                        Refinance            No
       88                        0                 EPT Little Rock, Inc.                      Refinance            No
------------------------------------------------------------------------------------------------------------------------
       89                    1,305                Sudley Road (7900), LLC                     Refinance            No
       90                    1,834              Via Princessa Partners L.P.                   Refinance            No
       91                   13,060                19951 Roscoe Blvd., LLC                    Acquisition          Soft
                                     Granite Cottonwood, L.L.C., CTC Tomlinson, L.L.C.
       92                    1,304               and CTC Ellington, L.L.C.                   Acquisition           No
       93                        0                 Flamingo Partners LLC                      Refinance            No
------------------------------------------------------------------------------------------------------------------------
       94                    1,647          Transwestern 313 Washington, L.L.C.              Acquisition          Hard
       95                    1,373          Brookwood Century Springs East, LLC              Acquisition           No
       96                    1,357          Brookwood Century Springs West, LLC              Acquisition           No
       97                    3,623                    VERDE SPE-I, LLC                        REFINANCE           HARD
     97.01
     97.02
       98                    3,905                Rancho Sunset Plaza, LP                    Acquisition           No
v
       99                    2,339                       TWHQ, LLC                           Acquisition           No
                                       WRT-SOUTH BURLINGTON PROPERTY LLC; WRT-ANDOVER
      100                        0                      PROPERTY LLC                         ACQUISITION          HARD
     100.01
     100.02
      101                    2,425                    Weston III, LLC                        Acquisition           No
      102                    2,296                  Patapsco Landing LLC                     Acquisition           No
      103                      858               Next Cherry Creek, L.L.C.                   Acquisition           No
------------------------------------------------------------------------------------------------------------------------
      104                        0                  10th and Pearl, LLC                      Acquisition           No
      105                    3,164                     Dorsey IV LLC                          Refinance            No
      106                    2,275         Michigan Orthopedic Center Properties              Refinance            No
                                     Gemini Boynton Beach S, LLC; Gemini Boynton Beach
                                    1, LLC; Gemini Boynton Beach 2, LLC; Gemini Boynton
                                     Beach 3, LLC; Gemini Boynton Beach 4, LLC; Gemini
                                     Boynton Beach 5, LLC; Gemini Boynton Beach 6, LLC;
                                     Gemini Boynton Beach 7, LLC; Gemini Boynton Beach
                                    8, LLC; Gemini Boynton Beach 9, LLC; Gemini Boynton
                                     Beach H, LLC; Gemini Boynton Beach 10, LLC; Gemini
                                      Boynton Beach 11, LLC; Gemini Boynton Beach 12,
                                     LLC; Gemini Boynton Beach 13, LLC; Gemini Boynton
                                    Beach 14, LLC; Gemini Boynton Beach 15, LLC; Gemini
      107                    3,600                 Boynton Beach 16, LLC                     Acquisition           No
      108                        0                 Lone Tree Center, LLC                      Refinance            No
------------------------------------------------------------------------------------------------------------------------
      109                        0   WESTMINSTER ADVANTAGE LLC AND WESTMINSTER REGENCY       ACQUISITION           NO
                                                            LLC
     109.01
     109.02
      110                    4,167                HFT Stones River I, LLC                    Acquisition           No
      111                    1,741                  RP Southwood, L. P.                      Acquisition           No
      112                    1,184                Rita & Houghton, L.L.C.                     Refinance            No
      113                    9,612              BRAY & GILLESPIE XXXVI, LLC                  Acquisition           No
------------------------------------------------------------------------------------------------------------------------
      114                    5,802         Wellington Real Estate Partners, L.P.             Acquisition           No
      115                    5,685                   Pollin Hotels, LLC                       Refinance           Hard
      116                    5,356          Pine Oaks Real Estate Partners, L.P.             Acquisition           No
      117                    4,634               HHC Brookwood Durham, LLC                    Refinance            No
                                     PAVILION NTB-FM 407, LP; PAVILION NTB-FORT WORTH,
                                        LP; PAVILION NTB-PEARLAND EAST, LP; PAVILION
      118                        0                  TK-SUMMERVILLE, LLC                       REFINANCE           HARD
     118.01
     118.02
     118.03
     118.04
------------------------------------------------------------------------------------------------------------------------
      119                    1,350                 Calabasas Village, LLC                     Refinance            No
      120                    1,946                  5251 Associates, Ltd                      Refinance            No
      121                        0               EPT Raleigh Theatres, Inc.                   Refinance            No
      122                      885             Meritage-Andover Holdings LLC                 Acquisition          Hard
                                      PAVILION NTB-TOMBALL, LP; PAVILION NTB-PASADENA,
                                         LP; PAVILION TK-WAKE FOREST, LLC; PAVILION
      123                        0                    TK-BLUFFTON, LLC                        REFINANCE            NO
     123.01
     123.02
     123.03
     123.04
------------------------------------------------------------------------------------------------------------------------
      124                    1,728         Kuebel Fuchs Properties No. 1, L.L.C.              Refinance            No
      125                    1,254               LaPour Grand Central, LLC                    Refinance            No
      126                    2,105                   Fox Brothers, LLC                       Acquisition           No
      127                    1,412           Machado-San Antonio Partners, LLC                Refinance            No
      128                    5,674              Downtown Properties IX, LLC                   Refinance           Hard
------------------------------------------------------------------------------------------------------------------------
      129                      840               Northchase I Venture, LLC                   Acquisition           No
      130                      439                Avery at Morrocroft, LLC                    Refinance            No
      131                    2,728              Gramercy Drive Partners, LP                  Acquisition          Soft
      132                      531                   Next East Oak, LLC                      Acquisition           No
                                     CB Associates, LLC; CB-MEstate, LLC; CB-EMassell,
      133                    1,233                          LLC                              Acquisition           No
------------------------------------------------------------------------------------------------------------------------
      134                      588             Roseville Parkway Retail, LLC                  Refinance            No
      135                      767              Pyramid Properties III, LLP                   Refinance            No
      136                    1,697              Belle Promenade Shops I, LLC                  Refinance            No
      137                        0                    Acoma Drive, LLC                        Refinance            No
      138                      713        C&R North Point Project Building B, LLC             Refinance            No
------------------------------------------------------------------------------------------------------------------------
      139                    2,864   Frontier Land Limited d/b/a Summers Frontier Land        Refinance            No
                                                          Limited
      140                      146              Shelby (Creekside) WMS, LLC                   Refinance            No
      141                    1,866               Willow View Partnership LP                  Acquisition           No
      142                    3,512                 Westwick Ventures, LLC                     Refinance            No
      143                      156             Florence (Southside) WMS, LLC                  Refinance            No
------------------------------------------------------------------------------------------------------------------------
      144                      375   Smith Realty Company - 3225 Neil Armstrong Blvd.,       Acquisition           No
                                     L.L.P. and Michael M. Levine and Maxine Levine as
                                      Trustees of the Michael and Maxine Levine Family
                                                         Trust 2001
      145                    3,026           Wyosea Aspen Court Associates, LLC               Refinance            No
      146                    1,255                Lockhill Partners, Ltd.                    Acquisition           No
      147                        0                 SHS Newnan Realco, LLC                    Acquisition          Soft
      148                      697  HGW Courtyard LLC and RLW Commercial Property I, LLC      Refinance            No
------------------------------------------------------------------------------------------------------------------------
      149                    4,164           397 South Sierra Madre Street, LLC              Acquisition           No
      150                      713        C&R North Point Project Building A, LLC             Refinance            No
      151                      726                     Weston V, LLC                         Acquisition           No
      152                      795                    Corporate II LLC                       Acquisition           No
                                     Duel San Benito, LP, Dounel San Benito, LP and San
      153                    1,567                    Benito Plaza, LP                       Acquisition           No
------------------------------------------------------------------------------------------------------------------------
      154                    1,447               STORAGE R US OF AIKEN, LLC                   REFINANCE            NO
     154.01
     154.02
      155                        0                 RAP Palos Heights, LLC                    Acquisition           No
      156                      801                  Sawtelle Associates                      Acquisition           No
                                     Skillman Oram Partners, L.P., EKN Park Lane, L.P.,
      157                    1,246      KMN Park Lane, L.P. and GJN Park Lane, L.P.          Acquisition           No
      158                      344           Austin-Cravings Union Landing, LLC               Refinance            No
------------------------------------------------------------------------------------------------------------------------
      159                        0                  Lifeway Center, LLC                       Refinance            No
      160                        0     RAP Lancaster I, LLC and RAP Lancaster II, LLC        Acquisition           No
      161                    1,049                    Next Walton, LLC                        Refinance            No
      162                      342                 Gilbert Investors, LLC                     Refinance            No
      163                    1,444                 Omni Storage III, LLC                      Refinance            No
------------------------------------------------------------------------------------------------------------------------
      164                        0    University Square One, LLC and University Square       Acquisition           No
                                                          Two, LLC
                                     Offerman 4170 Douglas Blvd - B, LLC; Offerman 4170
                                     Douglas Blvd- R, LLC; Offerman 4170 Douglas Blvd -
      165                        0                         S, LLC                            Acquisition          Soft
      166                      547              Harbor Lane of Plymouth, LLC                 Acquisition           No
      167                      775                 Lake Park Storage, LLC                     Refinance            No
      168                    1,444                  Omni Storage II, LLC                      Refinance            No
------------------------------------------------------------------------------------------------------------------------
      169                    1,018                   Omni Storage, LLC                        Refinance            No
      170                      859             International Properties, Ltd.                Acquisition           No
                                      Financial Plaza Investors, A California Limited
      171                    1,559                      Partnership                           Refinance            No
      172                      320               John Wayne Fazzari, L.L.C.                   Refinance            No
      173                      763               Litchfield Developers, LLC                   Refinance            No
------------------------------------------------------------------------------------------------------------------------
      174                    2,307           Grand View Center Associates, LLC                Refinance            No
      175                    1,009                 P&A Enterprises, Inc.                     Acquisition           No
      176                      685                   TriCor Properties                        Refinance            No
      177                      667               Iron Gate Partners 2, LLC                    Refinance            No
      178                    1,418                   Wise Group, L.L.C.                       Refinance            No
------------------------------------------------------------------------------------------------------------------------
      179                        0    Arlington Investments Group, L.L.C. and Oberlin         Refinance            No
                                                       Group, L.L.C.
      180                    3,004               1326 Valencia Street, LLC                   Acquisition           No
      181                        0          Hogan Arroyo Vista Investments, LLC               Refinance            No
      182                        0                    FPG Company, LLC                       Acquisition           No
      183                      419                   Riverest MHC, LLC                        Refinance            No
------------------------------------------------------------------------------------------------------------------------
      184                      590                  ESMS Partners, L.P.                       Refinance            No
      185                      343            Mini U Storage Groesbeck III, LP                Refinance            No
      186                    1,886             Lincoln Plaza Associates, LLC                  Refinance            No
      187                      230           Highland Small Shop Partners, LLC                Refinance            No
      188                      203            FHS Associates-San Antonio, L.P.                Refinance            No

  CONTROL         CASH           GROUND        GROUND LEASE                  ANNUAL GROUND                       B NOTE
  NUMBER       MANAGEMENT      LEASE Y/N     EXPIRATION DATE               LEASE PAYMENT ($)                   BALANCE ($)
---------------------------------------------------------------------------------------------------------------------------

     1          Springing          No
     2          In Place
   2.01                            No
   2.02                            No
   2.03                            No
   2.04                           Yes           2/14/2046        $80,000 and Percentage Rent as required
   2.05                            No
   2.06                            No
   2.07                            No
   2.08                            No
   2.09                            No
     3          In Place
   3.01                            No
   3.02                            No
   3.03                            No
   3.04                            No
   3.05                            No
   3.06                            No
   3.07                            No
   3.08                            No
     4          Springing
   4.01                            No
   4.02                            No
   4.03                            No
   4.04                            No
   4.05                            No
   4.06                            No
   4.07                            No
   4.08                            No
   4.09                            No
     5          Springing          No
---------------------------------------------------------------------------------------------------------------------------
     6          Springing          No                                                                           50,000,000
     7          Springing          No
     8          Springing
   8.01                            No
   8.02                            No
   8.03                            No
   8.04                            No
   8.05                            No
   8.06                            No
   8.07                            No
   8.08                            No
     9          In Place           No
    10          Springing
   10.01                           No
   10.02                           No
   10.03                           No
   10.04                           No
   10.05                           No
   10.06                           No
   10.07                           No
   10.08                           No
   10.09                           No
   10.10                           No
   10.11                           No
   10.12                           No
   10.13                           No
   10.14                           No
---------------------------------------------------------------------------------------------------------------------------
    11          Springing
   11.01                           No
   11.02                           No
   11.03                           No
    12          Springing          No
    13          Springing         Yes           5/21/2045                                            39,500
    14          In Place           No                                                                            8,090,000
    15          In Place          Yes           2/28/2065                                            93,575
---------------------------------------------------------------------------------------------------------------------------
    16          Springing         Yes           6/16/2047                                            17,694
    17          In Place                                                                                         4,700,000
   17.01                           No
   17.02                           No
   17.03                           No
   17.04                           No
   17.05                           No
   17.06                           No
   17.07                           No
   17.08                           No
   17.09                           No
   17.10                           No
   17.11                           No
   17.12                           No
   17.13                           No
   17.14                           No
   17.15                           No
   17.16                           No
   17.17                           No
   17.18                           No
   17.19                           No
   17.20                           No
   17.21                           No
   17.22                           No
   17.23                           No
   17.24                           No
   17.25                           No
   17.26                           No
   17.27                           No
   17.28                           No
   17.29                           No
   17.30                           No
   17.31                           No
   17.32                           No
   17.33                           No
   17.34                           No
   17.35                           No
   17.36                           No
   17.37                           No
    18          Springing
   18.01                           No
   18.02                           No
   18.03                           No
   18.04                           No
   18.05                           No
   18.06                          Yes           8/31/2031                                            40,690
   18.07                           No
   18.08                          Yes           8/31/2031                                            32,173
   18.09                           No
   18.10                          Yes           8/31/2031                                            59,304
   18.11                           No
   18.12                          Yes           8/31/2031                                            20,224
   18.13                          Yes           8/31/2031                                            13,135
    19          Springing          No
    20          In Place
   20.01                           No
   20.02                           No
   20.03                           No
   20.04                           No
   20.05                           No
   20.06                           No
   20.07                           No
   20.08                           No
---------------------------------------------------------------------------------------------------------------------------
    21          Springing          No
    22             NAP             No
    23          Springing          No
    24             NAP             No
    25             NAP             No
    26             NAP             No
    27             NAP             No
    28             NAP             No
    29             NAP             No
    30             NAP             No
    31             NAP             No
    32             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    33          Springing          No
    34             NAP             No
    35             NAP            Yes            7/1/2062                                            86,418
    36          Springing          No
    37          Springing
   37.01                           No
   37.02                           No
---------------------------------------------------------------------------------------------------------------------------
    38          Springing         Yes           10/15/2086                                          684,000
    39             NAP            Yes           7/20/2013                                            48,440
    40          In Place          Yes           9/30/2027                                           460,000
    41             NAP             No
    42          Springing          No
---------------------------------------------------------------------------------------------------------------------------
    43             NAP             No
    44             NAP             No
    45          In Place
   45.01                          Yes           12/31/2045                                          388,553
   45.02                          Yes           12/31/2045                                          688,834
    46          Springing                                                                                       11,101,025
   46.01                           No
   46.02                          Yes           10/31/2051                                           35,100
   46.03                           No
   46.04                           No
   46.05                           No
   46.06                          Yes           7/14/2025                                           300,000
   46.07                          Yes           10/9/2062                                            30,000
   46.08                          Yes           10/31/2064                                           30,000
   46.09                          Yes           8/31/2013                                            60,000
   46.10                           No
   46.11                           No
    47          Springing
   47.01                          Yes           10/31/2039                                          283,047
   47.02                          Yes           7/31/2052                                           193,000
---------------------------------------------------------------------------------------------------------------------------
    48          Springing          No
    49             NAP             No
    50             NAP             No
    51             NAP            Yes           12/30/2083                                          130,493
    52             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    53          Springing          No                                                                            1,991,664
    54          In Place           No
    55          Springing          No
    56             NAP             No
    57             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    58          Springing          No
    59             NAP             No
    60             NAP             No
    61             NAP             No
    62             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    63             NAP             No
    64             NAP             No
    65             NAP            Yes           11/30/2017                                          514,800
    66             NAP             No
    67          Springing          No
---------------------------------------------------------------------------------------------------------------------------
    68             NAP             No
    69          In Place          Yes           4/30/2028                                           222,220
    70          Springing          No
    71             NAP             No
    72          In Place           No
---------------------------------------------------------------------------------------------------------------------------
    73          Springing          No
    74          Springing          No
    75          In Place           No
    76             NAP             No
    77             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    78          Springing          No
    79             NAP             No
    80          Springing          No
    81          Springing         Yes           8/29/2098                                                 1
    82             NAP             No
    83             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    84             NAP             No
    85             NAP             No
    86             NAP
   86.01                           No
   86.02                           No
   86.03                           No
   86.04                           No
   86.05                           No
    87             NAP             No
    88             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    89             NAP             No
    90             NAP             No
    91          Springing          No
    92             NAP             No
    93             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    94          In Place           No
    95             NAP             No
    96             NAP             No
    97          Springing
   97.01                           No
   97.02                           No
    98             NAP             No
---------------------------------------------------------------------------------------------------------------------------
    99             NAP             No
    100         Springing
  100.01                          Yes            1/2/2010                                            99,920
  100.02                          Yes            1/2/2010                                            51,584
    101            NAP             No
    102            NAP             No
    103            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    104            NAP             No
    105            NAP             No
    106            NAP            Yes           5/31/2043                                            73,355
    107            NAP             No
    108            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    109            NAP
  109.01                           No
  109.02                           No
    110            NAP             No                                                                              495,000
    111            NAP             No
    112            NAP             No
    113            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    114            NAP             No
    115         Springing         Yes           12/31/2050                                          250,000
    116            NAP             No
    117            NAP             No
    118         Springing
  118.01                           No
  118.02                           No
  118.03                           No
  118.04                           No
---------------------------------------------------------------------------------------------------------------------------
    119            NAP             No
    120            NAP             No
    121            NAP             No
    122         Springing          No
    123            NAP
  123.01                           No
  123.02                           No
  123.03                           No
  123.04                           No
---------------------------------------------------------------------------------------------------------------------------
    124            NAP             No
    125            NAP             No
    126            NAP             No
    127            NAP             No
    128         Springing          No
---------------------------------------------------------------------------------------------------------------------------
    129            NAP             No                                                                              380,000
    130            NAP             No
    131         Springing          No
    132            NAP             No
    133            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    134            NAP             No
    135            NAP             No
    136            NAP             No
    137            NAP             No
    138            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    139            NAP             No
    140            NAP             No
    141            NAP            Yes           2/28/2027                                            75,000
    142            NAP             No
    143            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    144            NAP             No
    145            NAP             No
    146            NAP             No
    147         Springing          No
    148            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    149            NAP             No
    150            NAP             No
    151            NAP             No
    152            NAP             No
    153            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    154            NAP
  154.01                           No
  154.02                           No
    155            NAP             No
    156            NAP             No
    157            NAP             No
    158            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    159            NAP             No
    160            NAP             No
    161            NAP             No
    162            NAP             No
    163            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    164            NAP             No
    165         Springing          No
    166            NAP             No
    167            NAP             No
    168            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    169            NAP             No
    170            NAP             No
    171            NAP             No
    172            NAP             No
    173            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    174            NAP             No
    175            NAP             No
    176            NAP             No
    177            NAP             No
    178            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    179            NAP             No
    180            NAP             No
    181            NAP             No
    182            NAP             No
    183            NAP             No
---------------------------------------------------------------------------------------------------------------------------
    184            NAP             No
    185            NAP             No
    186            NAP             No
    187            NAP            Yes           9/30/2044                                                48,000
    188            NAP             No

  CONTROL        MEZZANINE          TERRORISM INSURANCE                         EARNOUT      P&I AFTER    CONTROL
  NUMBER      DEBT BALANCE($)            REQUIRED            EARNOUT (Y/N)    AMOUNT ($)      EARNOUT      NUMBER
-----------------------------------------------------------------------------------------------------------------

     1                                      Yes                   No                                         1
     2                                                            No                                         2
   2.01                                     Yes                                                             2.01
   2.02                                     Yes                                                             2.02
   2.03                                     Yes                                                             2.03
   2.04                                     Yes                                                             2.04
   2.05                                     Yes                                                             2.05
   2.06                                     Yes                                                             2.06
   2.07                                     Yes                                                             2.07
   2.08                                     Yes                                                             2.08
   2.09                                     Yes                                                             2.09
     3                                                            No                                         3
   3.01                                     Yes                                                             3.01
   3.02                                     Yes                                                             3.02
   3.03                                     Yes                                                             3.03
   3.04                                     Yes                                                             3.04
   3.05                                     Yes                                                             3.05
   3.06                                     Yes                                                             3.06
   3.07                                     Yes                                                             3.07
   3.08                                     Yes                                                             3.08
     4           20,000,000                                       No                                         4
   4.01                                     Yes                                                             4.01
   4.02                                     Yes                                                             4.02
   4.03                                     Yes                                                             4.03
   4.04                                     Yes                                                             4.04
   4.05                                     Yes                                                             4.05
   4.06                                     Yes                                                             4.06
   4.07                                     Yes                                                             4.07
   4.08                                     Yes                                                             4.08
   4.09                                     Yes                                                             4.09
     5                                      Yes                   No                                         5
-----------------------------------------------------------------------------------------------------------------
     6                                      Yes                   No                                         6
     7                                      Yes                   No                                         7
     8                                                            No                                         8
   8.01                                     Yes                                                             8.01
   8.02                                     Yes                                                             8.02
   8.03                                     Yes                                                             8.03
   8.04                                     Yes                                                             8.04
   8.05                                     Yes                                                             8.05
   8.06                                     Yes                                                             8.06
   8.07                                     Yes                                                             8.07
   8.08                                     Yes                                                             8.08
     9                                      Yes                   No                                         9
    10                                                            No                                         10
   10.01                                    Yes                                                            10.01
   10.02                                    Yes                                                            10.02
   10.03                                    Yes                                                            10.03
   10.04                                    Yes                                                            10.04
   10.05                                    Yes                                                            10.05
   10.06                                    Yes                                                            10.06
   10.07                                    Yes                                                            10.07
   10.08                                    Yes                                                            10.08
   10.09                                    Yes                                                            10.09
   10.10                                    Yes                                                             10.1
   10.11                                    Yes                                                            10.11
   10.12                                    Yes                                                            10.12
   10.13                                    Yes                                                            10.13
   10.14                                    Yes                                                            10.14
-----------------------------------------------------------------------------------------------------------------
    11                                                            No                                         11
   11.01                                    Yes                                                            11.01
   11.02                                    Yes                                                            11.02
   11.03                                    Yes                                                            11.03
    12                                      Yes                   No                                         12
    13                                      Yes                   No                                         13
    14            8,090,000                 Yes                   No                                         14
    15                                      Yes                   Yes            1,851,000    390,152.26     15
-----------------------------------------------------------------------------------------------------------------
    16                                      Yes                   No                                         16
    17                                                            No                                         17
   17.01                                    Yes                                                            17.01
   17.02                                    Yes                                                            17.02
   17.03                                    Yes                                                            17.03
   17.04                                    Yes                                                            17.04
   17.05                                    Yes                                                            17.05
   17.06                                    Yes                                                            17.06
   17.07                                    Yes                                                            17.07
   17.08                                    Yes                                                            17.08
   17.09                                    Yes                                                            17.09
   17.10                                    Yes                                                             17.1
   17.11                                    Yes                                                            17.11
   17.12                                    Yes                                                            17.12
   17.13                                    Yes                                                            17.13
   17.14                                    Yes                                                            17.14
   17.15                                    Yes                                                            17.15
   17.16                                    Yes                                                            17.16
   17.17                                    Yes                                                            17.17
   17.18                                    Yes                                                            17.18
   17.19                                    Yes                                                            17.19
   17.20                                    Yes                                                             17.2
   17.21                                    Yes                                                            17.21
   17.22                                    Yes                                                            17.22
   17.23                                    Yes                                                            17.23
   17.24                                    Yes                                                            17.24
   17.25                                    Yes                                                            17.25
   17.26                                    Yes                                                            17.26
   17.27                                    Yes                                                            17.27
   17.28                                    Yes                                                            17.28
   17.29                                    Yes                                                            17.29
   17.30                                    Yes                                                             17.3
   17.31                                    Yes                                                            17.31
   17.32                                    Yes                                                            17.32
   17.33                                    Yes                                                            17.33
   17.34                                    Yes                                                            17.34
   17.35                                    Yes                                                            17.35
   17.36                                    Yes                                                            17.36
   17.37                                    Yes                                                            17.37
    18                                                            No                                         18
   18.01                                    Yes                                                            18.01
   18.02                                    Yes                                                            18.02
   18.03                                    Yes                                                            18.03
   18.04                                    Yes                                                            18.04
   18.05                                    Yes                                                            18.05
   18.06                                    Yes                                                            18.06
   18.07                                    Yes                                                            18.07
   18.08                                    Yes                                                            18.08
   18.09                                    Yes                                                            18.09
   18.10                                    Yes                                                             18.1
   18.11                                    Yes                                                            18.11
   18.12                                    Yes                                                            18.12
   18.13                                    Yes                                                            18.13
    19                                      Yes                   No                                         19
    20                                                            No                                         20
   20.01                                    Yes                                                            20.01
   20.02                                    Yes                                                            20.02
   20.03                                    Yes                                                            20.03
   20.04                                    Yes                                                            20.04
   20.05                                    Yes                                                            20.05
   20.06                                    Yes                                                            20.06
   20.07                                    Yes                                                            20.07
   20.08                                    Yes                                                            20.08
-----------------------------------------------------------------------------------------------------------------
    21            5,000,000                 Yes                   No                                         21
    22                                      Yes                   No                                         22
    23                                      Yes                   No                                         23
    24                                      Yes                   No                                         24
    25                                      Yes                   No                                         25
    26                                      Yes                   No                                         26
    27                                      Yes                   No                                         27
    28                                      Yes                   No                                         28
    29                                      Yes                   No                                         29
    30                                      Yes                   No                                         30
    31                                      Yes                   No                                         31
    32                                      Yes                   No                                         32
-----------------------------------------------------------------------------------------------------------------
    33                                      Yes                   No                                         33
    34                                      Yes                   No                                         34
    35                                      Yes                   No                                         35
    36                                      Yes                   No                                         36
    37                                                            No                                         37
   37.01                                    Yes                                                            37.01
   37.02                                    Yes                                                            37.02
-----------------------------------------------------------------------------------------------------------------
    38                                      Yes                   No                                         38
    39                                      Yes                   No                                         39
    40                                      Yes                   No                                         40
    41                                      Yes                   Yes            2,500,000    149,096.63     41
    42                                      Yes                   No                                         42
-----------------------------------------------------------------------------------------------------------------
    43                                      Yes                   No                                         43
    44                                      Yes                   No                                         44
    45                                                            No                                         45
   45.01                                    Yes                                                            45.01
   45.02                                    Yes                                                            45.02
    46                                                            No                                         46
   46.01                                    Yes                                                            46.01
   46.02                                    Yes                                                            46.02
   46.03                                    Yes                                                            46.03
   46.04                                    Yes                                                            46.04
   46.05                                    Yes                                                            46.05
   46.06                                    Yes                                                            46.06
   46.07                                    Yes                                                            46.07
   46.08                                    Yes                                                            46.08
   46.09                                    Yes                                                            46.09
   46.10                                    Yes                                                             46.1
   46.11                                    Yes                                                            46.11
    47                                                            No                                         47
   47.01                                    Yes                                                            47.01
   47.02                                    Yes                                                            47.02
-----------------------------------------------------------------------------------------------------------------
    48                                      Yes                   No                                         48
    49                                      Yes                   Yes              616,000     63,532.06     49
    50                                      Yes                   No                                         50
    51                                      Yes                   No                                         51
    52                                      NAP                   No                                         52
-----------------------------------------------------------------------------------------------------------------
    53                                      Yes                   No                                         53
    54                                      Yes                   No                                         54
    55                                      Yes                   No                                         55
    56                                      Yes                   No                                         56
    57                                      Yes                   No                                         57
-----------------------------------------------------------------------------------------------------------------
    58                                      Yes                   No                                         58
    59                                      Yes                   No                                         59
    60                                      Yes                   No                                         60
    61                                      Yes                   No                                         61
    62                                      Yes                   No                                         62
-----------------------------------------------------------------------------------------------------------------
    63                                      Yes                   No                                         63
    64                                      Yes                   No                                         64
    65                                      Yes                   No                                         65
    66                                      Yes                   No                                         66
    67                                      Yes                   No                                         67
-----------------------------------------------------------------------------------------------------------------
    68                                      Yes                   No                                         68
    69                                      Yes                   No                                         69
    70                                      Yes                   No                                         70
    71                                      Yes                   No                                         71
    72            7,834,125                 Yes                   No                                         72
-----------------------------------------------------------------------------------------------------------------
    73                                      Yes                   No                                         73
    74                                      Yes                   No                                         74
    75                                      Yes                   No                                         75
    76                                      Yes                   No                                         76
    77                                      Yes                   No                                         77
-----------------------------------------------------------------------------------------------------------------
    78                                      Yes                   No                                         78
    79                                      Yes                   No                                         79
    80                                      Yes                   No                                         80
    81                                      Yes                   No                                         81
    82                                      Yes                   No                                         82
    83                                      Yes                   No                                         83
-----------------------------------------------------------------------------------------------------------------
    84                                      Yes                   No                                         84
    85                                      Yes                   No                                         85
    86                                                            No                                         86
   86.01                                    Yes                                                            86.01
   86.02                                    Yes                                                            86.02
   86.03                                    Yes                                                            86.03
   86.04                                    Yes                                                            86.04
   86.05                                    Yes                                                            86.05
    87                                      Yes                   No                                         87
    88                                      Yes                   No                                         88
-----------------------------------------------------------------------------------------------------------------
    89                                      Yes                   No                                         89
    90                                      Yes                   Yes            3,300,000     40,268.48     90
    91                                      Yes                   No                                         91
    92                                      Yes                   Yes              450,000     55,766.36     92
    93                                      Yes                   No                                         93
-----------------------------------------------------------------------------------------------------------------
    94                                      Yes                   No                                         94
    95                                      Yes                   No                                         95
    96                                      Yes                   No                                         96
    97                                                            No                                         97
   97.01                                    Yes                                                            97.01
   97.02                                    Yes                                                            97.02
    98                                      Yes                   Yes              220,000     50,882.00     98
-----------------------------------------------------------------------------------------------------------------
    99                                      Yes                   No                                         99
    100                                                                                                     100
  100.01                                    Yes                                                            100.01
  100.02                                    Yes                                                            100.02
    101                                     Yes                   Yes            1,224,000     44,187.44    101
    102                                     Yes                   No                                        102
    103                                     Yes                   No                                        103
-----------------------------------------------------------------------------------------------------------------
    104                                     Yes                   No                                        104
    105                                     Yes                   No                                        105
    106                                     Yes                   No                                        106
    107                                     Yes                   No                                        107
    108                                     Yes                   No                                        108
-----------------------------------------------------------------------------------------------------------------
    109                                                           No                                        109
  109.01                                    Yes                                                            109.01
  109.02                                    Yes                                                            109.02
    110                                     Yes                   No                                        110
    111                                     Yes                   No                                        111
    112                                     Yes                   Yes            1,050,000     36,291.15    112
    113                                     Yes                   No                                        113
-----------------------------------------------------------------------------------------------------------------
    114                                     Yes                   No                                        114
    115                                     Yes                   No                                        115
    116                                     Yes                   No                                        116
    117                                     Yes                   No                                        117
    118                                                           No                                        118
  118.01                                    Yes                                                            118.01
  118.02                                    Yes                                                            118.02
  118.03                                    Yes                                                            118.03
  118.04                                    Yes                                                            118.04
-----------------------------------------------------------------------------------------------------------------
    119                                     Yes                   No                                        119
    120                                     Yes                   No                                        120
    121                                     Yes                   No                                        121
    122                                     Yes                   No                                        122
    123                                                           No                                        123
  123.01                                    Yes                                                            123.01
  123.02                                    Yes                                                            123.02
  123.03                                    Yes                                                            123.03
  123.04                                    Yes                                                            123.04
-----------------------------------------------------------------------------------------------------------------
    124                                     Yes                   No                                        124
    125                                     Yes                   No                                        125
    126                                     Yes                   No                                        126
    127                                     Yes                   No                                        127
    128                                     Yes                   No                                        128
-----------------------------------------------------------------------------------------------------------------
    129                                     Yes                   No                                        129
    130                                     Yes                   No                                        130
    131                                     Yes                   No                                        131
    132                                     Yes                   No                                        132
    133                                     Yes                   No                                        133
-----------------------------------------------------------------------------------------------------------------
    134                                     Yes                   No                                        134
    135                                     Yes                   No                                        135
    136                                     Yes                   No                                        136
    137                                     Yes                   Yes              875,000     26,061.01    137
    138                                     Yes                   No                                        138
-----------------------------------------------------------------------------------------------------------------
    139                                     Yes                   No                                        139
    140                                     Yes                   No                                        140
    141                                     Yes                   No                                        141
    142                                     Yes                   No                                        142
    143                                     Yes                   No                                        143
-----------------------------------------------------------------------------------------------------------------
    144                                     Yes                   No                                        144
    145                                     Yes                   No                                        145
    146                                     Yes                   No                                        146
    147                                     Yes                   No                                        147
    148                                     Yes                   No                                        148
-----------------------------------------------------------------------------------------------------------------
    149                                     Yes                   No                                        149
    150                                     Yes                   No                                        150
    151                                     Yes                   Yes              235,000     22,231.46    151
    152                                     Yes                   No                                        152
    153                                     Yes                   No                                        153
-----------------------------------------------------------------------------------------------------------------
    154                                                           No                                        154
  154.01                                    Yes                                                            154.01
  154.02                                    Yes                                                            154.02
    155                                     Yes                   No                                        155
    156                                     Yes                   No                                        156
    157                                     Yes                   No                                        157
    158                                     Yes                   No                                        158
-----------------------------------------------------------------------------------------------------------------
    159                                     Yes                   No                                        159
    160                                     Yes                   No                                        160
    161                                     Yes                   No                                        161
    162                                     Yes                   Yes              500,000     18,575.67    162
    163                                     Yes                   No                                        163
-----------------------------------------------------------------------------------------------------------------
    164                                     Yes                   No                                        164
    165                                     Yes                   No                                        165
    166                                     Yes                   No                                        166
    167                                     Yes                   No                                        167
    168                                     Yes                   No                                        168
-----------------------------------------------------------------------------------------------------------------
    169                                     Yes                   No                                        169
    170                                     Yes                   No                                        170
    171                                     Yes                   No                                        171
    172                                     Yes                   No                                        172
    173                                     Yes                   No                                        173
-----------------------------------------------------------------------------------------------------------------
    174                                     Yes                   No                                        174
    175                                     Yes                   No                                        175
    176                                     Yes                   Yes              545,000     12,831.95    176
    177                                     Yes                   No                                        177
    178                                     Yes                   No                                        178
-----------------------------------------------------------------------------------------------------------------
    179                                     Yes                   No                                        179
    180                                     Yes                   No                                        180
    181                                     Yes                   No                                        181
    182                                     Yes                   No                                        182
    183                                     Yes                   No                                        183
-----------------------------------------------------------------------------------------------------------------
    184                                     Yes                   No                                        184
    185                                     Yes                   No                                        185
    186                                     Yes                   No                                        186
    187                                     Yes                   No                                        187
    188                                     Yes                   No                                        188

1    The Open Period is inclusive of the Maturity Date.

2    Borders Books Music Cafe has an executed lease but is not yet in occupancy.
     They are expected to open in Mid-March 2006.

3    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

4    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x)
     includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

5    The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in
     April 2006 thru the payment in March 2007. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The
     Underwritten DSCR on NCF is based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in
     April 2006 through the payment in March 2007.

6    For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

7    The related mezzanine loan includes a $7,000,000 future advance obligation to be funded by the holder of the mezzanine loan on or before August 1,
     2006. The advance will be used to fund a tenant leasing reserve account, which account must, in order to avoid a default under the mortgage loan documents, be funded in the amount of $7,000,000 by August 1, 2006.

8    The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

9    Borrowing entity utilizes a tenant-in-common structure.

10   The interest rate is equal to 4.530% through November 5, 2006; 4.655%
     through November 5, 2007; 4.780% through November 5, 2008; 4.905% through
     November 5, 2009; 5.160% through November 5, 2010; and 5.280% thereafter.
     The Monthly Payment, Annual Payment and DSCR are calculated based on the final interest rate of 5.280%.

                                    ANNEX C-2

                       PLANNED PRINCIPAL BALANCE SCHEDULE

  DATE                  BALANCE
--------             --------------
03/23/06             193,000,000.00
04/10/06             193,000,000.00
05/10/06             193,000,000.00
06/10/06             193,000,000.00
07/10/06             193,000,000.00
08/10/06             193,000,000.00
09/10/06             193,000,000.00
10/10/06             193,000,000.00
11/10/06             193,000,000.00
12/10/06             193,000,000.00
01/10/07             193,000,000.00
02/10/07             193,000,000.00
03/10/07             193,000,000.00
04/10/07             193,000,000.00
05/10/07             193,000,000.00
06/10/07             193,000,000.00
07/10/07             193,000,000.00
08/10/07             193,000,000.00
09/10/07             193,000,000.00
10/10/07             193,000,000.00
11/10/07             193,000,000.00
12/10/07             193,000,000.00
01/10/08             193,000,000.00
02/10/08             193,000,000.00
03/10/08             193,000,000.00
04/10/08             193,000,000.00
05/10/08             193,000,000.00
06/10/08             193,000,000.00
07/10/08             193,000,000.00
08/10/08             193,000,000.00
09/10/08             193,000,000.00
10/10/08             193,000,000.00
11/10/08             193,000,000.00
12/10/08             193,000,000.00
01/10/09             193,000,000.00
02/10/09             193,000,000.00
03/10/09             193,000,000.00
04/10/09             193,000,000.00
05/10/09             193,000,000.00
06/10/09             193,000,000.00
07/10/09             193,000,000.00
08/10/09             193,000,000.00
09/10/09             193,000,000.00
10/10/09             193,000,000.00
11/10/09             193,000,000.00
12/10/09             193,000,000.00
01/10/10             193,000,000.00
02/10/10             193,000,000.00
03/10/10             193,000,000.00
04/10/10             193,000,000.00
05/10/10             193,000,000.00
06/10/10             193,000,000.00
07/10/10             193,000,000.00
08/10/10             193,000,000.00
09/10/10             193,000,000.00
10/10/10             193,000,000.00
11/10/10             193,000,000.00
12/10/10             193,000,000.00
01/10/11             193,000,000.00
02/10/11             193,000,000.00
03/10/11             193,000,000.00
04/10/11             193,000,000.00
05/10/11             193,000,000.00
06/10/11             192,700,299.77
07/10/11             189,836,361.00
08/10/11             187,289,206.35
09/10/11             184,729,678.69
10/10/11             181,828,266.35
11/10/11             179,242,206.42
12/10/11             176,314,992.55
01/10/12             173,702,145.31
02/10/12             171,076,604.94
03/10/12             167,783,686.45
04/10/12             165,129,384.61
05/10/12             162,135,808.33
06/10/12             159,454,063.17
07/10/12             156,433,799.42
08/10/12             153,724,347.13
09/10/12             151,001,730.88
10/10/12             147,941,721.69
11/10/12             145,191,005.41
12/10/12             142,103,670.10
01/10/13             139,304,072.76
02/10/13             136,542,039.85
03/10/13             132,811,973.43
04/10/13             130,018,408.17
05/10/13             126,894,093.41
06/10/13             124,071,790.46
07/10/13             120,919,529.58
08/10/13             118,068,212.85
09/10/13             115,203,050.93
10/10/13             100,825,196.10
11/10/13              97,947,479.28
12/10/13              94,743,490.59
01/10/14              75,275,352.01
02/10/14              72,375,362.91
03/10/14              68,536,670.40
04/10/14              65,603,939.90
05/10/14              62,349,819.47
06/10/14              59,387,033.56
07/10/14              56,103,685.51
08/10/14              53,110,555.32
09/10/14              50,102,885.41
10/10/14              46,775,889.56
11/10/14              43,737,443.96
12/10/14              40,380,520.07
01/10/15              37,311,002.97
02/10/15              34,226,573.91
03/10/15              30,220,478.65
04/10/15              27,101,593.64
05/10/15              23,666,445.76
06/10/15              15,369,991.08
07/10/15              11,915,299.37
08/10/15               8,743,103.87
09/10/15                          0

                                     C-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C-3

                  THE SHOPS AT LACANTERA AMORTIZATION SCHEDULE

  DATE       PRINCIPAL        INTEREST      GROSS DEBT SERVICE       BALANCE
--------    ------------    ------------    ------------------    --------------
10/06/05                                                          130,000,000.00
11/06/05    $ 132,684.06    $ 557,827.78    $       690,511.84    129,867,315.94
12/06/05    $ 151,925.15    $ 539,282.35    $       691,207.51    129,715,390.79
01/06/06    $ 133,951.12    $ 556,606.52    $       690,557.65    129,581,439.67
02/06/06    $ 134,547.47    $ 556,031.74    $       690,579.21    129,446,892.20
03/06/06    $ 190,916.50    $ 501,700.75    $       692,617.25    129,255,975.70
04/06/06    $ 135,996.41    $ 554,635.18    $       690,631.60    129,119,979.28
05/06/06    $ 155,144.93    $ 536,178.99    $       691,323.92    128,964,834.36
06/06/06    $ 137,292.56    $ 553,385.90    $       690,678.46    128,827,541.80
07/06/06    $ 156,404.84    $ 534,964.63    $       691,369.47    128,671,136.95
08/06/06    $ 138,600.08    $ 552,125.65    $       690,725.73    128,532,536.87
09/06/06    $ 139,217.12    $ 551,530.92    $       690,748.04    128,393,319.74
10/06/06    $ 158,275.62    $ 533,161.49    $       691,437.11    128,235,044.13
11/06/06    $ 140,541.55    $ 550,254.38    $       690,795.93    128,094,502.58
12/06/06    $ 159,563.02    $ 531,920.63    $       691,483.66    127,934,939.56
01/06/07    $ 141,877.59    $ 548,966.64    $       690,844.23    127,793,061.97
02/06/07    $ 142,509.23    $ 548,357.84    $       690,867.07    127,650,552.74
03/06/07    $ 198,139.78    $ 494,738.63    $       692,878.41    127,452,412.96
04/06/07    $ 144,025.78    $ 546,896.13    $       690,921.90    127,308,387.18
05/06/07    $ 162,949.87    $ 528,656.24    $       691,606.11    127,145,437.31
06/06/07    $ 145,392.41    $ 545,578.90    $       690,971.31    127,000,044.90
07/06/07    $ 164,278.31    $ 527,375.83    $       691,654.14    126,835,766.59
08/06/07    $ 146,771.05    $ 544,250.11    $       691,021.16    126,688,995.54
09/06/07    $ 147,424.47    $ 543,620.31    $       691,044.78    126,541,571.07
10/06/07    $ 166,253.57    $ 525,471.99    $       691,725.55    126,375,317.50
11/06/07    $ 148,820.94    $ 542,274.33    $       691,095.27    126,226,496.56
12/06/07    $ 167,611.01    $ 524,163.62    $       691,774.63    126,058,885.54
01/06/08    $ 150,229.68    $ 540,916.52    $       691,146.21    125,908,655.86
02/06/08    $ 150,898.50    $ 540,271.89    $       691,170.39    125,757,757.37
03/06/08    $ 187,690.71    $ 504,809.91    $       692,500.62    125,570,066.66
04/06/08    $ 152,405.88    $ 538,819.01    $       691,224.89    125,417,660.78
05/06/08    $ 171,095.75    $ 520,804.88    $       691,900.62    125,246,565.03
06/06/08    $ 153,846.09    $ 537,430.87    $       691,276.96    125,092,718.94
07/06/08    $ 172,495.71    $ 519,455.53    $       691,951.24    124,920,223.24
08/06/08    $ 155,298.94    $ 536,030.54    $       691,329.49    124,764,924.29
09/06/08    $ 155,990.33    $ 535,364.16    $       691,354.48    124,608,933.97
10/06/08    $ 174,580.01    $ 517,446.59    $       692,026.60    124,434,353.95
11/06/08    $ 157,462.01    $ 533,945.69    $       691,407.69    124,276,891.95
12/06/08    $ 176,010.56    $ 516,067.76    $       692,078.32    124,100,881.39
01/06/09    $ 158,946.61    $ 532,514.76    $       691,461.37    123,941,934.78
02/06/09    $ 159,654.23    $ 531,832.72    $       691,486.95    123,782,280.55
03/06/09    $ 213,694.53    $ 479,746.26    $       693,440.80    123,568,586.01
04/06/09    $ 161,316.36    $ 530,230.69    $       691,547.05    123,407,269.66
05/06/09    $ 179,757.18    $ 512,456.60    $       692,213.78    123,227,512.47
06/06/09    $ 162,834.80    $ 528,767.15    $       691,601.95    123,064,677.68
07/06/09    $ 181,233.18    $ 511,033.96    $       692,267.15    122,883,444.49
08/06/09    $ 164,366.57    $ 527,290.76    $       691,657.33    122,719,077.92
09/06/09    $ 165,098.32    $ 526,585.47    $       691,683.79    122,553,979.60
10/06/09    $ 183,433.44    $ 508,913.26    $       692,346.70    122,370,546.16
11/06/09    $ 166,649.96    $ 525,089.92    $       691,739.89    122,203,896.20
12/06/09    $ 184,941.72    $ 507,459.51    $       692,401.23    122,018,954.48
01/06/10    $ 168,215.23    $ 523,581.25    $       691,796.48    121,850,739.25
02/06/10    $ 168,964.12    $ 522,859.44    $       691,823.55    121,681,775.13
03/06/10    $ 222,140.90    $ 471,605.28    $       693,746.18    121,459,634.23
04/06/10    $ 170,705.29    $ 521,181.21    $       691,886.51    121,288,928.94
05/06/10    $ 188,883.70    $ 503,660.05    $       692,543.75    121,100,045.24
06/06/10    $ 172,306.16    $ 519,638.22    $       691,944.30    120,927,739.07

                                      C-3-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX D

                                       GG6

                      Structural and Collateral Term Sheet
                          $3,593,754,000 (Approximate)

                      GS MORTGAGE SECURITIES TRUST 2006-GG6
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-GG6

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Mortgage Loan Sellers and Sponsors

                         Commerzbank AG, New York Branch
                              Mortgage Loan Seller

                       Wachovia Bank, National Association
                                 Master Servicer

                            ING Clarion Partners, LLC
                                Special Servicer

                                February 27, 2006

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[LOGO] RBS GREENWICH CAPITAL                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers
CREDIT SUISSE                                                MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

                                      D-1

GSMS 2006-GG6
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                                                                         ASSUMED
                                                             APPROX. % OF   WEIGHTED                      FINAL
                       APPROX. CERTIFICATE   APPROX.CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL     DISTRIBUTION
CLASS    S&P   FITCH         BALANCE            SUPPORT        BALANCE      LIFE (1)    WINDOW (1)       DATE (1)     RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

A-1      AAA    AAA       $105,000,000          30.000%         2.692%        3.00     04/06 - 06/10      06/10          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-2      AAA    AAA     $1,077,000,000          30.000%        27.609%        4.72     06/10 - 06/11      06/11          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-3      AAA    AAA       $243,010,000          30.000%         6.230%        6.49     07/12 - 01/13      01/13          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-AB     AAA    AAA       $193,000,000          30.000%         4.948%        7.59     06/11 - 09/15      09/15          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-4      AAA    AAA     $1,112,658,000          30.000%        28.523%        9.63     09/15 - 12/15      12/15          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-M      AAA    AAA       $390,095,000          20.000%        10.000%        9.78     12/15 - 01/16      01/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
A-J      AAA    AAA       $292,572,000          12.500%         7.500%        9.83     01/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
B        AA+    AA+        $19,504,000          12.000%         0.500%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
C        AA     AA         $48,762,000          10.750%         1.250%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
D        AA-    AA-        $39,010,000           9.750%         1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
E        A+     A+         $29,257,000           9.000%         0.750%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
F         A      A         $43,886,000           7.875%         1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------

NON - OFFERED CERTIFICATES

                                                                                                         ASSUMED
                       APPROX. CERTIFICATE                   APPROX. % OF   WEIGHTED                      FINAL
                       BALANCE / NOTIONAL    APPROX.CREDIT   CUT-OFF DATE   AVERAGE      PRINCIPAL     DISTRIBUTION
CLASS    S&P   FITCH         AMOUNT             SUPPORT        BALANCE      LIFE (1)    WINDOW (1)       DATE (1)     RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

G (2)    A-     A-         $39,009,000          6.875%          1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
H (2)    BBB+  BBB+        $39,010,000          5.875%          1.000%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
J (2)    BBB    BBB        $43,886,000          4.750%          1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
K (2)    BBB-  BBB-        $43,885,000          3.625%          1.125%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
L (2)    BB+    BB+        $24,381,000          3.000%          0.625%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
M (2)    BB     BB         $14,629,000          2.625%          0.375%        9.88     02/16 - 02/16      02/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
N (2)    BB-    BB-        $19,505,000          2.125%          0.500%        9.89     02/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
O (2)    B+     B+          $4,876,000          2.000%          0.125%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
P (2)     B      B          $9,752,000          1.750%          0.250%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
Q (2)    B-     B-         $14,629,000          1.375%          0.375%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
S (2)    NR     NR         $53,638,520          0.000%          1.375%        9.96     03/16 - 03/16      03/16          (4)
--------------------------------------------------------------------------------------------------------------------------------
X (2,3)  AAA    AAA     $3,900,954,520            N/A            N/A          N/A           N/A            N/A           (3)
--------------------------------------------------------------------------------------------------------------------------------

(1)   As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
      CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(2)   Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(3)   The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement.

(4)   For any distribution date, the pass-through rates on the class A-1, class
      A-2, class A-3, class A-AB, class A-4, class A-M class A-J, class B, class
      C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause
      (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-2
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)
Initial mortgage pool balance................................     $3,900,954,521
Number of mortgage loans.....................................                188
Number of mortgaged properties...............................                315
Percentage of investment grade shadow rated loans (2)........               6.1%
Weighted average underwritten debt service coverage ratio....              1.43x
Weighted average cut-off date loan-to-value ratio............              72.7%
Average cut-off date principal balance.......................        $20,749,758
Weighted average mortgage interest rate......................             5.654%
Loans with single tenant percentage..........................               3.4%

(1)   Unless otherwise noted, references in this term sheet include the senior pari passu companion loan in the trust secured by the Maryland Multifamily
      Portfolio, JQH Hotel Portfolio B3 and the Shaner Hotel Portfolio
      Properties, do not include the related senior pari passu companion loan(s)
      that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate companion loan.

(2)   The Shops at LaCantera and Whalers Village are investment grade loans. S&P and Fitch have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

------------------------------------------------------------------------------------------------------------------------------------
TEN LARGEST LOANS
                              CUT-OFF DATE   % OF INITIAL                 PROPERTY                           CUT-OFF      SHADOW
                               PRINCIPAL       MORTGAGE      PROPERTY       SIZE      LOAN BALANCE           DATE LTV     RATINGS
        LOAN NAME             BALANCE ($)    POOL BALANCE      TYPE       SF / ROOM   PER SF/ROOM    DSCR    RATIO (%) (S&P / FITCH)
------------------------------------------------------------------------------------------------------------------------------------

Northlake Mall                 $215,500,000      5.5%         Retail       540,854        $398       1.56x    74.3%
JQH Hotel Portfolio D           214,000,000      5.5        Hospitality      2,022    $105,836       1.56x    75.1%
Windsor Capital Embassy
Suites Portfolio                187,500,000      4.8        Hospitality      1,906     $98,374       1.37x    78.6%
Maryland Multifamily
Portfolio                       140,000,000      3.6        Multifamily      5,517     $61,628       1.42x    75.9%
One Commerce Square             130,000,000      3.3          Office       942,866        $138       1.33x    72.2%
The Shops at LaCantera(1)       129,255,976      3.3          Retail       381,978        $338       2.08x    45.4%        AAA / A
Whalers Village (1)             109,504,922      2.8          Retail       112,261        $975       1.72x    60.8%       AA / BBB+
COPT Portfolio                  103,000,000      2.6          Office       702,924        $147       1.53x    77.6%
1625 & 1675 Broadway             94,100,000      2.4          Office       767,238        $123       1.52x    79.2%
Hughes Airport Portfolio         84,000,000      2.2        Industrial     703,603        $119       1.20x    76.2%
                             --------------      ---
TOTAL/WTD. AVG.              $1,406,860,898     36.1%                                                1.53X    71.9%
------------------------------------------------------------------------------------------------------------------------------------

(1)   S&P and Fitch have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES
                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFFDATE   % OF INITIAL MORTGAGE                   WTD. AVG. CUT-OFF DATE
 PROPERTY TYPE          PROPERTIES        PRINCIPAL BALANCE ($)       POOL BALANCE        WTD.AVG. DSCR        LTV RATIO( %)
---------------------------------------------------------------------------------------------------------------------------------

Office                      70               $1,451,443,431               37.2%               1.38x                75.4%
Retail                     116                1,222,272,796               31.3                1.49x                68.3%
Hospitality                 46                  619,964,692               15.9                1.50x                72.8%
Multifamily                 27                  307,212,863                7.9                1.39x                75.3%
Industrial                  36                  217,055,951                5.6                1.32x                75.5%
Other                        4                   43,490,000                1.1                1.37x                72.4%
Self-Storage                14                   34,925,833                0.9                1.47x                74.0%
Mobile Home Park             2                    4,588,954                0.1                1.29x                68.0%
                           ---               --------------              -----
TOTAL/WTD. AVG.            315               $3,900,954,521              100.0%               1.43X                72.7%
---------------------------------------------------------------------------------------------------------------------------------

PROPERTY LOCATIONS
                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFFDATE   % OF INITIAL MORTGAGE                   WTD. AVG. CUT-OFF DATE
PROPERTY LOCATIONS      PROPERTIES        PRINCIPAL BALANCE ($)       POOL BALANCE        WTD.AVG. DSCR        LTV RATIO( %)
---------------------------------------------------------------------------------------------------------------------------------

North Carolina              16                 $466,512,187               12.0%               1.46x                75.7%
Texas                       37                  405,076,644               10.4                1.60x                64.3%
California                  25                  358,240,860                9.2                1.37x                70.4%
Maryland                    22                  319,279,000                8.2                1.47x                74.2%
Washington                   8                  248,533,741                6.4                1.33x                79.1%
Florida                     19                  194,878,023                5.0                1.44x                73.9%
Hawaii                       7                  185,383,861                4.8                1.64x                59.8%
Pennsylvania                 5                  184,531,572                4.7                1.33x                74.1%
Colorado                     9                  167,946,740                4.3                1.48x                76.1%
Other (1)                  167                1,370,571,893               35.1                1.38x                74.2%
                           ---               --------------              -----
TOTAL/WTD. AVG.            315               $3,900,954,521              100.0%               1.43X                72.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 36 states and the District of Columbia.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-3
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                             NUMBER OF                          PERCENTAGE OF
RANGE OF CUT-OFF              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
DATE BALANCES ($)              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
1,392,238 - 2,499,999            10           $20,465,760            0.5%
2,500,000 - 4,999,999            43           156,778,065            4.0
5,000,000 - 6,999,999            22           128,477,942            3.3
7,000,000 - 9,999,999            28           228,614,994            5.9
10,000,000 - 14,999,999          27           320,361,171            8.2
15,000,000 - 19,999,999          18           307,434,524            7.9
20,000,000 - 39,999,999          16           456,104,167           11.7
40,000,000 - 59,999,999           7           352,997,000            9.0
60,000,000 - 69,999,999           2           137,990,000            3.5
70,000,000 - 89,999,999           6           468,870,000           12.0
90,000,000 - 109,999,999          3           306,604,922            7.9
110,000,000 - 149,999,999         3           399,255,976           10.2
150,000,000 - 215,500,000         3           617,000,000           15.8
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF DSCR (X)              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
1.13 - 1.19                       6           $88,154,774            2.3%
1.20 - 1.29                      72         1,067,990,905           27.4
1.30 - 1.39                      33           832,705,168           21.3
1.40 - 1.49                      23           601,267,583           15.4
1.50 - 1.59                      18           736,318,931           18.9
1.60 - 1.69                      13           134,263,444            3.4
1.70 - 1.79                      11           253,799,657            6.5
1.80 - 1.89                       4            21,630,847            0.6
1.90 - 1.99                       3            15,121,982            0.4
2.00 - 2.29                       4           146,701,230            3.8
2.30 - 2.52                       1             3,000,000            0.1
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
AMORTIZATION TYPE              LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Interest Only, Then
 Amortizing                     114        $2,325,161,482           59.6%
Interest Only                    25           986,459,000           25.3
Amortizing                       49           589,334,039           15.1
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
LOCKBOX TYPE                   LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Hard                             42        $2,339,357,389           60.0%
Soft                             15          $440,667,059           11.3%
--------------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF LTV (%)               LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
38.20 - 50.00                     9          $193,523,325            5.0%
50.01 - 60.00                    12            94,426,636            2.4
60.01 - 65.00                    15           247,202,755            6.3
65.01 - 70.00                    28           401,324,726           10.3
70.01 - 75.00                    35           853,777,571           21.9
75.01 - 80.00                    83         2,026,119,367           51.9
80.01 - 89.30                     6            84,580,142            2.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)    LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
4.850% - 5.000%                   7          $164,407,976            4.2%
5.001% - 5.250%                  17           295,396,026            7.6
5.251% - 5.500%                  32         1,001,302,178           25.7
5.501% - 5.750%                  72         1,206,214,015           30.9
5.751% - 6.000%                  42           608,405,970           15.6
6.001% - 6.500%                  14           494,094,418           12.7
6.501% - 6.865%                   4           131,133,938            3.4
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO    MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
MATURITY (MOS)                 LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
56 - 60                          21        $1,085,035,898           27.8%
61 - 119                         10           505,055,000           12.9
120 - 120                       157         2,310,863,623           59.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF REMAINING TERMS TO   MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
MATURITY (MOS)                 LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
51 - 60                          21        $1,085,035,898           27.8%
61 - 110                          9           289,555,000            7.4
111 - 115                        17           380,595,492            9.8
116 - 116                        36           569,192,482           14.6
117 - 117                        20           369,182,372            9.5
118 - 118                        41           550,832,921           14.1
119 - 120                        44           656,560,356           16.8
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
RANGE OF REMAINING            MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)       LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Interest Only                    25          $986,459,000           25.3%
238 - 299                        13           181,072,028            4.6
300 - 359                        41           689,232,010           17.7
360 - 360                       109         2,044,191,482           52.4
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS          LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Defeasance                      174        $3,790,351,302           97.2%
Greater of YM or 1%              12            95,053,219            2.4
YM/Defeasance                     1             9,550,000            0.2
Greater of YM +1% or 2%           1             6,000,000            0.2
                                ---        --------------          -----
  TOTAL                         188        $3,900,954,521          100.0%
--------------------------------------------------------------------------------

DISTRIBUTION OF ESCROW TYPES
--------------------------------------------------------------------------------
                             NUMBER OF                          PERCENTAGE OF
                              MORTGAGE      CUT-OFF DATE      AGGREGATE CUT-OFF
ESCROW TYPE (1)                LOANS           BALANCE           DATE BALANCE
--------------------------------------------------------------------------------
Real Estate Tax                 153        $2,743,975,407           70.3%
Insurance                       147        $2,639,241,865           67.7%
Replacement Reserve             136        $2,465,078,984           63.2%
TI/LC (2)                        82        $1,696,687,153           58.7%
--------------------------------------------------------------------------------

(1)   Includes initial and ongoing reserves and escrows.

(2)   The TI/LC percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, other or self storage properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-4
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

      The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                                     SUBORDINATE     PARI PASSU
                                       ORIGINAL                       COMPANION       COMPANION
                                    PRINCIPAL LOAN   % OF INITIAL   ORIGINAL LOAN   ORIGINAL LOAN   ORIGINAL WHOLE   ORIGINAL WHOLE
         MORTGAGE LOAN                 BALANCE       POOL BALANCE      BALANCE         BALANCE        LOAN LTV         LOAN DSCR
---------------------------------   --------------   ------------   -------------   -------------   --------------   ---------------

Maryland Multifamily Portfolio...    $140,000,000        3.6%           N/A          $200,000,000       75.9%            1.42x
The Shops at LaCantera...........    $130,000,000        3.3%       $50,000,000 (1)       N/A           63.2%            1.46x
Millennium in Midtown............     $73,070,000        1.9%        $8,090,000 (2)       N/A           81.6%            1.32x
SilverCreek Portfolio Phase I....     $68,740,000        1.8%        $4,700,000 (3)       N/A           85.5%            1.18x
JQH Hotel Portfolio B3...........     $55,000,000        1.4%           N/A          $186,000,000       68.3%            1.49x
Shaner Hotel Portfolio...........     $24,800,000        0.6%       $11,200,000 (4)   $82,500,000       72.9%            1.56x
Manchester Parkade...............     $17,500,000        0.4%        $2,000,000 (5)       N/A           75.6%            1.33x
Stones River Apartments..........      $7,920,000        0.2%          $495,000 (6)       N/A           83.3%            1.09x
North Chase I....................      $6,080,000        0.2%          $380,000 (7)       N/A           85.0%            1.14x

(1)   The Shops at LaCantera Subordinate Companion Loan has an interest rate of
      5.656%.

(2)   The Millennium in Midtown Subordinate Companion Loan has an interest rate of 6.383%.

(3)   The SilverCreek Portfolio Phase I Subordinate Companion Loan has an
      interest rate of 6.500%.

(4)   The Shaner Hotel Portfolio Subordinate Companion Loan has an interest rate of 5.710%.

(5)   The Manchester Parkade Subordinate Companion Loan has an interest rate of
      5.795%.

(6)   The Stones River Apartments Subordinate Companion Loan has an interest rate of 12.750%.

(7)   The North Chase I Subordinate Companion Loan has an interest rate of
      12.750%.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-5
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE (1)
---------------------------------------------------------------------------------------------------------
                                               TOTAL POOL
---------------------------------------------------------------------------------------------------------
PREPAYMENT                     APRIL      APRIL      APRIL      APRIL      APRIL       APRIL      APRIL
RESTRICTIONS                    2006       2007       2008       2009       2010       2011        2012
---------------------------------------------------------------------------------------------------------

Locked out / Defeasance         99.76%     99.76%     98.34%     97.75%     94.59%      96.18%     91.50%
> of YM or 1%                    0.00%      0.00%      1.66%      2.10%      2.09%       3.09%      3.10%
> of YM or 8%                    0.24%      0.24%      0.00%      0.00%      0.00%       0.00%      0.00%
> of YM + 1% or 2%               0.00%      0.00%      0.00%      0.15%      0.15%       0.21%      0.21%
---------------------------------------------------------------------------------------------------------
Open                             0.00%      0.00%      0.00%      0.00%      3.18%       0.52%      5.20%
---------------------------------------------------------------------------------------------------------
TOTAL (2)                      100.00%    100.00%    100.00%    100.00%    100.00%     100.00%    100.00%
  Balance of Mortgage Loans
     ($mm)                   3,900.95   3,891.85   3,879.53   3,855.91   3,823.96    2,740.81   2,693.74
% OF CUT-OFF BALANCE           100.00%     99.77%     99.45%     98.85%     98.03%      70.26%     69.05%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
PREPAYMENT                     APRIL      APRIL      APRIL      APRIL
RESTRICTIONS                    2013       2014       2015       2016
---------------------------------------------------------------------------------------------------------

Locked out / Defeasance         96.38%     96.35%     85.47%      0.00%
> of YM or 1%                    3.39%      3.42%      3.41%      0.00%
> of YM or 8%                    0.00%      0.00%      0.00%      0.00%
> of YM + 1% or 2%               0.22%      0.23%      0.00%      0.00%
---------------------------------------------------------------------------------------------------------
Open                             0.00%      0.00%     11.11%      0.00%
---------------------------------------------------------------------------------------------------------
TOTAL (2)                      100.00%    100.00%    100.00%      0.00%
  Balance of Mortgage Loans
     ($mm)                   2,415.76   2,351.48   2,313.16       0.00
% OF CUT-OFF BALANCE            61.93%     60.28%     59.30%      0.00%
---------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                     D-6
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                 Sequential Pay REMIC

CUT-OFF DATE               With respect to each mortgage loan, the later of the
                           due date in March 2006 for that mortgage loan or the
                           date of origination of that mortgage loan. All
                           mortgage loan characteristics are based on balances
                           as of the cut-off date after application of all
                           payments due on or before such date (whether or not
                           received). All percentages presented in this term
                           sheet are approximate.

MORTGAGE POOL              The mortgage pool consists of 188 mortgage loans with
                           an aggregate cut-off date balance of $3,900,954,521,
                           subject to a variance of +/- 5%. The mortgage loans
                           are secured by 315 mortgaged real properties located
                           throughout 45 states and the District of Columbia.

ISSUING ENTITY             GS Mortgage Securities Trust 2006-GG6

DEPOSITOR                  GS Mortgage Securities Corporation II

SPONSORS                   Greenwich Capital Financial Products, Inc. and
                           Goldman Sachs Mortgage Company

MORTGAGE LOAN SELLERS      Greenwich Capital Financial Products, Inc., Goldman
                           Sachs Mortgage Company and Commerzbank AG, New York
                           Branch

UNDERWRITERS               Greenwich Capital Markets, Inc. and Goldman, Sachs &
                           Co., as Co-Lead Bookrunning Managers

                           Credit Suisse Securities (USA) LLC, Merrill Lynch &
                           Co., Morgan Stanley & Co. Incorporated and Wachovia
                           Capital Markets, LLC, as Co-Managers

TRUSTEE                    Wells Fargo Bank, N. A.

MASTER SERVICER            Wachovia Bank, National Association

SPECIAL SERVICER           ING Clarion Partners, LLC

RATING AGENCIES            Fitch, Inc. and Standard and Poor's Ratings Services,
                           a division of The McGraw-Hill Companies, Inc.

DENOMINATIONS              $10,000 minimum for the offered certificates.

CLOSING DATE               On or about March 23, 2006

SETTLEMENT TERMS           Book-entry through DTC for all offered certificates.

DETERMINATION DATE         The sixth day of each month, or if such sixth day is
                           not a business day, the next business day.

DISTRIBUTION DATE          The tenth day of each month, or if any tenth day
                           is not a business day, the next business day,
                           provided that the distribution date will be at least
                           four business days following the determination date.

DISTRIBUTIONS              Each class of offered certificates will be entitled
                           on each distribution date to interest accrued at its
                           pass-through rate for that distribution date on the
                           outstanding certificate balance of the class during
                           the prior calendar month. Interest on the offered
                           certificates will be calculated on the basis of
                           twelve 30-day months and a 360-day year. The interest
                           from Available Distribution Amounts will be used to
                           pay interest on class A-1, class A-2, class A-3,
                           class A-AB, class A-4 and class X certificates, pro
                           rata.

                           Generally, the Available Distribution Amount will be
                           used to pay principal to the class A-1, class A-2,
                           class A-3, class A-AB and class A-4 certificates as
                           follows:

                                 (1) to class A-AB the amount necessary to
                           reduce the aggregate certificate balance of the class
                           A-AB certificates to the class A-AB planned principal
                           balance;

                                 (2) to class A-1, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clause (1);

                                 (3) to class A-2, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1) and
                           (2);

                                 (4) to class A-3, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2)
                           and (3);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-7
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                 (5) to class A-AB, until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2),
                           (3) and (4); and

                                 (6) to class A-4, , until paid in full, all
                           amounts of Available Distribution Amount remaining
                           after the distributions pursuant to clauses (1), (2),
                           (3), (4) and (5).

                           After class A-1, A-2, A-3, A-AB and A-4 are paid all
                           amounts to which they are entitled, the remaining
                           Available Distribution Amount will be used to pay
                           interest and principal sequentially to the class A-M,
                           A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
                           S certificates.

                           Notwithstanding the foregoing, on and after the date
                           the certificate balances of the class A-M, A-J, B, C,
                           D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                           certificates have been reduced to zero, principal
                           will be paid pro rata based on their certificate
                           balances to class A-1, A-2, A-3, A-AB and A-4.

LOSSES                     Realized Losses and Additional Trust Fund Expenses,
                           if any, will be allocated to the class S, class Q,
                           class P, class O, class N, class M, class L, class K,
                           class J, class H, class G, class F, class E, class D,
                           class C, class B, class A-J and class A-M
                           certificates, in that order, and then, pro rata, to
                           the class A-1, class A-2, class A-3, class A-AB and
                           class A-4 certificates (without regard to the class
                           A-AB planned principal balance).

PREPAYMENT PREMIUMS        Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE      collected will be distributed to certificateholders
CHARGES                    on the K certificates that are then entitled to
                           distribution date following the prepayment. On each
                           distribution principal distributions will be entitled
                           to a date, the holders of any class of offered
                           certificates and class G, class H, portion of
                           prepayment premiums or yield class J and class
                           maintenance charges equal to the product of (a) the
                           amount of the prepayment premiums or yield
                           maintenance charges net of workout fees and
                           liquidation fees, multiplied by (b) a fraction, the
                           numerator of which is equal to the excess, if any, of
                           the pass-through rate for that class of certificates
                           over the relevant discount rate, and the denominator
                           of which is equal to the excess, if any, of the
                           mortgage interest rate of the prepaid mortgage loan
                           over the relevant discount rate, multiplied by (c) a
                           fraction, the numerator of which is equal to the
                           amount of principal payable to that class of
                           certificates on that payment date, and the
                           denominator of which is the Total Principal Payment
                           Amount for that payment date.

                           The portion, if any, of the prepayment premiums or
                           yield maintenance charges remaining after any
                           payments described above will be distributed 100% to
                           the holders of the class X certificates.

ADVANCES                   The master servicer and, if it fails to do so, the
                           trustee will be obligated to make P&I advances and
                           servicing advances, including paying delinquent
                           property taxes and insurance premiums, but only to
                           the extent that those advances are not deemed
                           non-recoverable and in the case of P&I advances
                           subject to any appraisal reductions that may occur.

APPRAISAL REDUCTIONS       An appraisal reduction generally will be created in
                           the amount, if any, by which the principal balance of
                           a required appraisal loan (plus other amounts overdue
                           or advanced in connection with such loan) exceeds 90%
                           of the appraised value of the related mortgaged
                           property plus certain escrows and reserves (including
                           letters of credit) held with respect to the mortgage
                           loan. As a result of calculating an appraisal
                           reduction amount for a given mortgage loan, the
                           interest portion of any P&I advance for such loan
                           will be reduced, which will have the effect of
                           reducing the amount of interest available for
                           distribution to the certificates in reverse
                           alphabetical order of the classes. A required
                           appraisal loan will cease to be a required appraisal
                           loan when the related mortgage loan has been brought
                           current for at least three consecutive months and no
                           other circumstances exist, which would cause such
                           mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION       The master servicer, the special servicer and certain
                           certificateholders will have the option to terminate
                           the trust, in whole but not in part, and purchase the
                           remaining assets of the trust on or after the payment
                           date on which the stated principal balance of the
                           mortgage loans then outstanding is less than 1.0% of
                           the initial mortgage pool balance. The purchase price
                           will generally be at a price equal to the unpaid
                           aggregate principal balance of the mortgage loans (or
                           fair market value in the case of REO Properties),
                           plus accrued and unpaid interest and certain other
                           additional trust fund expenses, as described in the
                           prospectus supplement. In addition, after the
                           certificate balance of the class A-1 through class G
                           certificates has been reduced to zero, the trust may
                           also be terminated, subject to the consent of the
                           master servicer (in its sole discretion), if all of
                           the remaining series 2006-GG6 certificates (excluding
                           class R and class LR) are held by a single
                           certificateholder, and that certificateholder
                           exchanges all of the then outstanding series 2006-GG6
                           certificates (excluding class R and class LR) for the
                           mortgage loans remaining in the trust.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-8
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

GSMS 2006-GG6
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TRANSACTION TERMS
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CONTROLLING CLASS          The class of sequential pay certificates (a) which
                           bears the latest alphabetical class designation
                           (other than the class X, class R and class LR
                           certificates) and (b) which has a certificate balance
                           greater than 25% of its original certificate balance;
                           provided, however, that if no class of sequential pay
                           certificates satisfies clause (b) above, the
                           controlling class will be the outstanding class of
                           sequential pay certificates bearing the latest
                           alphabetical class designation (other than the class
                           X, class R and class LR certificates); provided,
                           further, with respect to certain issues related to
                           the mortgage loans that are part of a split
                           structure, the holder of the majority interest of the
                           related subordinated or pari passu companion loan may
                           have certain consultation or approval rights with
                           respect to servicing matters, as described in the
                           prospectus supplement.

TENANTS                    References in this term sheet to the rating of a
                           tenant may refer to the rating of a parent of the
                           actual tenant and the rated entity may not be an
                           actual party to that lease. The rated parent may not
                           guarantee the lease.

ERISA                      The offered certificates are expected to be ERISA
                           eligible.

SMMEA                      The class A-1, class A-2, class A-3, class A-AB,
                           class A-4, class A-M, class A-J, class B, class C and
                           class D certificates are expected to be
                           "mortgage-related securities" for the purposes of
                           SMMEA so long as they remain rated in one of the two
                           highest rating categories by a nationally recognized
                           statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      D-9
[LOGO] RBS GREENWICH CAPITAL                                       GOLDMAN SACHS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

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                                   PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES (ISSUABLE IN SERIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial
Mortgage Pass-Through Certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of GS Mortgage Securities
Corporation II or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                              --------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                              --------------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 3 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN
THE RELATED PROSPECTUS SUPPLEMENT.

                              --------------------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF
DISTRIBUTION" on page 73 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

                              --------------------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                              --------------------

August 30, 2005

                                        1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF
THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS
SUPPLEMENT.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "INDEX OF DEFINED TERMS" beginning on page 77 in this prospectus.

      In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS
Mortgage Securities Corporation II.

                              --------------------

      If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad
Street, New York, New York 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 75 of this prospectus.

                              --------------------

                                        2

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

      Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS" "--Certain Laws and Regulations," "--Type of Mortgaged
Property" and "--Americans With Disabilities Act" in this prospectus.

      It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

      Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

      There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

                                        3

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

      The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates.
Prepayments on the mortgage loans will be influenced by:

o     the prepayment provisions of the related mortgage notes;

o     a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

o     In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

      Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period.
See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of
Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

      The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates.
If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

      Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

      The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

      o     what proceedings are required for foreclosure;

                                        4

      o     whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

      o     whether and to what extent recourse to the borrower is permitted;
            and

      o     what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

      In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL
ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

      Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for
Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

      Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner"
or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS--Environmental Risks."

RISK OF EARLY TERMINATION.

      The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                            THE PROSPECTUS SUPPLEMENT

      The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

      o     any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

      o     whether the trust will be treated for federal income tax purposes as one or more grantor trusts, FASITs or REMICs;

      o     the identity of each class within a series;

                                        5

      o     the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

      o     certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

      o     the identity of the master servicer;

      o     the identity of the special servicer, if any, and the
            characteristics of any specially serviced mortgage loans;

      o     the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

      o     the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

      o     the final scheduled distribution date of each class of offered certificates;

      o     the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

      o     the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

      o     the extent of subordination of any subordinate certificates;

      o     for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

      o     the distribution dates for each class of offered certificates;

      o     the representations and warranties to be made by us or another entity relating to the mortgage loans;

      o     information with respect to the terms of the subordinate
            certificates or residual certificates, if any;

      o     additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

      o     additional information with respect to the plan of distribution;

      o     whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust
            Company or another depository;

      o     if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or
            cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including
            affiliates, representing 20% or more of the aggregate principal balance of the mortgage loans in the trust fund, financial statements for those mortgaged properties as well as specific information with respect to these mortgage loans, mortgaged properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default,

                                        6

            cross-collateralization or similar provisions relating to, those mortgaged properties and the concentration of credit risk on those mortgaged properties;

      o     if a trust fund contains a concentration of mortgage loans having a single borrower or that are cross-collateralized and/or
            cross-defaulted with each other, or mortgage loans secured by mortgaged properties leased to a single lessee, including its affiliates, representing 10% or more, but less than 20%, of the aggregate principal balance of the mortgage loans in the trust fund, selected financial information with respect to these mortgaged properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, these mortgaged properties and the concentration of credit risk on those mortgaged properties;

      o     if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

      o     if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

      o     if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE
            MORTGAGE LOANS" in this prospectus;

      o     the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

      o     whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement
            Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                                   THE SELLER

      GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004.
Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

      Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in the Agreement.

      The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is

                                        7

or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee.
Insofar as indemnification for liabilities arising under the Securities Act of
1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 USE OF PROCEEDS

      The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered in this Prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                        DESCRIPTION OF THE CERTIFICATES*

      The certificates of each series will be issued pursuant to a separate
Pooling and Servicing Agreement (the "Agreement")** to be entered into among the
Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for
that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration
Statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that Prospectus Supplement and any additional provisions of the related Agreement.

      At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the
Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

     The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in

_______________________

*     Whenever used in this Prospectus the terms "certificates," "trust fund"
and "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

**    In the case of a Funding Note (as described below), some or all of the provisions described in this Prospectus as being part of the Agreement may be found in other contractual documents connected with the Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement"
as used in this Prospectus will include the other contractual documents. The
Prospectus Supplement for a series in which a Funding Note is used will describe the other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to those provisions.

                                        8

the trust (collectively, the "Trust Fund") for each series will consist of the following, to the extent provided in the Agreement:

              (i)   the pool of mortgage loans conveyed to the Trustee pursuant to the Agreement;

             (ii)   all payments on or collections in respect of the mortgage
      loans due on or after the date specified in the related prospectus supplement;

            (iii)   all property acquired by foreclosure or deed in lieu of
      foreclosure with respect to the mortgage loans; and

             (iv)   all other assets or rights, such as a Funding Note, as are described in the related prospectus supplement.

      In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT
ENHANCEMENT" in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

      The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. For example, if so indicated in the prospectus supplement, at the time the mortgage loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the mortgage loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the mortgage pool (a
"Funding Note"), and the debt instrument may be conveyed to the Trust Fund as the medium for holding the mortgage pool.

      If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence.
The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

      The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

              (i)   mortgage principal prepayment effects on the weighted
      average lives of the classes;

             (ii)   the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

            (iii)   the degree to which an investor's yield is sensitive to
      principal prepayments.

                                        9

      The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

      If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

      If the certificates of a class are transferable only on the books of The
Depository Trust Company (the "Depository"), no person acquiring a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus.
The Seller has been informed by the Depository that its nominee will be Cede &
Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

      If the certificates of a class are transferable only on the books of the
Depository, each beneficial owner's ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial
Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of the
Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

      The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

      If the offered certificates are transferable on the books of the
Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

      Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The
Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the
Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

                                       10

      The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

      In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

      Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates
("Certificateholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the
"Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the
Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off
Date and determination date in respect of each series of certificates.

      With respect to each series of certificates on each Distribution Date, the
Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

      The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

ACCOUNTS

      It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given
Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

      It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of
Certificateholders. As more fully described in the related prospectus

                                       11

supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

                  (1)   all payments on account of principal, including
            principal prepayments, on the mortgage loans;

                  (2)   all payments on account of interest on the mortgage
            loans and all Prepayment Premiums;

                  (3)   all proceeds from any insurance policy relating to a
            mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

                  (4)   all proceeds from the liquidation of a mortgage loan
            ("Liquidation Proceeds"), including the sale of any Mortgaged
            Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

                  (5)   all proceeds received in connection with the taking of a
            Mortgaged Property by eminent domain;

                  (6)   any amounts required to be deposited in connection with
            the application of co-insurance clauses, flood damage to REO
            Properties and blanket policy deductibles;

                  (7)   any amounts required to be deposited from income with
            respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

                  (8)   any amounts received from borrowers which represent
            recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

      The Special Servicer, if any, will be required to remit immediately to the
Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment
Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO
Properties, as more fully described in the related Agreement.

      As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection
Account to, among other things:

              (i)   remit certain amounts for the related Distribution Date into the Distribution Account;

             (ii)   to the extent specified in the related prospectus
      supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

            (iii)   pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

             (iv)   reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if
      applicable, the Special Servicer, as described in the Agreement.

      The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption

                                       12

on or before the business day preceding the next succeeding Master Servicer
Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the
business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted
Investments either will constitute additional servicing compensation for the
Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

      It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged
Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

              (i)   make remittances to the Collection Account as required by
      the Agreement;

             (ii)   pay taxes, assessments, insurance premiums, other amounts
      necessary for the proper operation, management and maintenance of the REO
      Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

            (iii)   provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

      The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master
Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the
REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the
Trust Fund or by the person described in the prospectus supplement.

      "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

      As described in the related prospectus supplement for a series of certificates where the underlying mortgage loans are held through a Funding
Note, some of the accounts described above may be held by the issuer or collateral trustee of the Funding Note.

AMENDMENT

      Unless otherwise specified in the related prospectus supplement, the
Agreement for each series will provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders:

              (i)   to cure any ambiguity;

             (ii)   to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

            (iii)   to make other provisions with respect to matters or
      questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

             (iv)   for the other reasons specified in the related prospectus
      supplement.

                                       13

      To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the
Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

      o     reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected
            Certificateholder;

      o     reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the
            Holders of all certificates then outstanding;

      o     alter the servicing standard set forth in the related Agreement.

      Further, the Agreement for each series may provide that the parties to the
Agreement, at any time and from time to time, without the consent of the
Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit"
(a "REMIC"), a "financial asset securitization investment trust" (a "FASIT") or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      The Agreement relating to each series may provide that no amendment to the
Agreement will be made unless there has been delivered in accordance with the
Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC, FASIT or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the
Trust Fund under the provisions of the Code.

      The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

      As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

              (i)   the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

             (ii)   the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

            (iii)   the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

             (iv)   mutual consent of the parties and all Certificateholders.

      With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final

                                       14

distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

      Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement)
will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

              (i)   information as to principal and interest distributions,
      principal amounts, Advances and scheduled principal balances of the mortgage loans;

             (ii)   updated information regarding the mortgage loans and a
      loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

            (iii)   financial information relating to the underlying Mortgaged
      Properties;

             (iv)   information with respect to delinquent mortgage loans;

              (v)   information on mortgage loans which have been modified; and

             (vi)   information with respect to REO Properties.

      The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission")
the periodic reports with respect to each Trust Fund as are required under the
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

      The Seller will select a bank or trust company to act as trustee (the
"Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the
Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                               THE MORTGAGE POOLS

GENERAL

      Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts")
for the sale of or financial leases and other similar arrangements equivalent to the mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily

                                       15

residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a
"Mortgaged Property"). Each mortgage loan, lease or Installment Contract is referred to as a mortgage loan in this prospectus.

      Mortgage loans will be of one or more of the following types:

                  1.    mortgage loans with fixed interest rates;

                  2.    mortgage loans with adjustable interest rates;

                  3.    mortgage loans with principal balances that fully
            amortize over their remaining terms to maturity;

                  4.    mortgage loans whose principal balances do not fully
            amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

                  5.    mortgage loans that provide for recourse against only
            the Mortgaged Properties;

                  6.    mortgage loans that provide for recourse against the
            other assets of the related borrowers; and

                  7.    any other types of mortgage loans described in the
            related prospectus supplement.

      Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN
LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

      Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

      The mortgage loans generally will not be insured or guaranteed by the
United States, any governmental agency or any private mortgage insurer. Any insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

      The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

              (i)   the aggregate principal balance of the mortgage loans and
      the largest, smallest and average principal balance of the mortgage loans;

                                       16

             (ii)   the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

            (iii)   the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

             (iv)   the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

              (v)   the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

             (vi)   the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

            (vii)   the geographic distribution of the Mortgaged Properties
      underlying the mortgage loans;

           (viii)   the minimum interest rates, margins, adjustment caps,
      adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

             (ix)   the debt service coverage ratios relating to the mortgage
      loans;

              (x)   information with respect to the prepayment provisions, if
      any, of the mortgage loans;

             (xi)   information as to the payment characteristics of the
      mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

            (xii)   payment delinquencies, if any, relating to the mortgage
      loans.

      If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Seller may disclose the above-specified information by mortgage loan group.

      In the event that the mortgage loans consist of financial leases or
Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

      In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K")
with the Securities and Exchange Commission within 15 days after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

      The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

                                       17

      The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

      At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans (or, in the case of a structure using a Funding
Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage
Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

      In addition, the Seller will, as to each mortgage loan, deliver to the
Trustee, to the extent required by the Agreement:

              (i)   the mortgage note, endorsed to the order of the Trustee
      without recourse;

             (ii)   the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

            (iii)   any assumption, modification or substitution agreements
      relating to the mortgage loan;

             (iv)   a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

              (v)   if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

             (vi)   a copy of any recorded UCC-1 financing statements and
      related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage;
      and

            (vii)   any other documents as may be described in the Agreement
      (the documents, collectively, the "Mortgage Loan File").

      Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents;
provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the
Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the
Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

                                       18

      The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the
Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the
Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the
extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price").
This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

      The related prospectus supplement will describe procedures for the review and holding of mortgage loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

      To the extent specified in the related prospectus supplement, the
Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the
Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement.
Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the
Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master
Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Seller to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Seller.

      The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the
Collection Account.

      If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage
Loans") in substitution for any one or more of the mortgage loans ("Defective
Mortgage Loans") initially included in the Trust Fund (or in the mortgage pool underlying a Funding Note) but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the
Certificateholders, or as to which a document in the related Mortgage Loan File

                                       19

is defective in any material respect. The required characteristics of any
Substitute Mortgage Loan will generally include, among other things, that the
Substitute Mortgage Loan on the date of substitution, will:

              (i)   have an outstanding principal balance, after deduction of
      all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

             (ii)   have a Mortgage Interest Rate not less than (and not more
      than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage
      Loan;

            (iii)   have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

             (iv)   comply with all of the representations and warranties set
      forth in the Agreement as of the date of substitution.

      If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the
Responsible Party or the Seller as more fully described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master
Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

      If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the
Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer
(and not the Master Servicer) will then be responsible for:

                  o     negotiating modifications, waivers, amendments and other
                        forbearance arrangements with the borrower of any
                        Specially Serviced Mortgage Loan, subject to the
                        limitations described under"--Modifications, Waivers and
                        Amendments" below;

                  o     foreclosing on the Specially Serviced Mortgage Loan if
                        no suitable arrangements can be made to cure the default
                        in the manner specified in the related prospectus
                        supplement; and

                  o     supervising the management and operation of the related
                        Mortgaged Property if acquired through foreclosure or a
                        deed in lieu of foreclosure.

      The Special Servicer may have other business relationships with the Seller and its affiliates.

      If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

      The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Seller and its affiliates.

                                       20

SERVICING STANDARDS

      The Master Servicer and, except when acting at the direction of any
Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the
Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related prospectus supplement, the Master
Servicer and Special Servicer, if any, may also be required to service and administer the mortgage loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

      If so specified in the related prospectus supplement, an advisor (the
"Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii)
the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced
Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the
Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

      The Master Servicer and, with respect to any Specially Serviced Mortgage
Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related
Agreement, follow the collection procedures as it deems necessary or desirable.
Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

      It is expected that the Agreement for each series will provide that the
Master Servicer establish and maintain an escrow account in which the Master
Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master
Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in

                                       21

the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the
Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

      The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related
Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a
Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

      The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master
Servicer or, if so specified in the related prospectus supplement, the Special
Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

      The related Agreement may provide that the Master Servicer or the Special
Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the
Trust Fund. Alternatively, if permitted in the related Agreement, the Master
Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

      In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including

                                       22

earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies typically will contain a
"coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the
Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

      In addition, to the extent required by the related Mortgage, the Master
Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any,
from the Collection Account, with interest on the costs, as provided by the
Agreement.

      Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      The Agreement for each series may require that the Master Servicer and the
Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special
Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or
Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer's principal compensation for its activities under the
Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing
Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the
Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

      In addition, the Agreement for a series may provide that the Master
Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF
THE CERTIFICATES--Accounts" in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

                                       23

      If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

      The exact amount or method of calculating the servicing fee of the Special
Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

      The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the
Collection Account to the extent and in the manner described in the related prospectus supplement.

      If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master
Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

      If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, may modify, waive or amend the terms of any Specially
Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

      Subject to the terms and conditions set forth in the Agreement, the
Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

                                       24

      The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

      The Agreement for each series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the
Agreement by the Master Servicer or Special Servicer, as the case may be.

      In addition, the Agreement will provide that the Master Servicer and the
Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of the officer's knowledge, the Master Servicer or
Special Servicer, as the case may be, has fulfilled its obligations under the
Agreement throughout the year or, if there has been a default in the fulfillment of any obligation, specifying each default and the nature and status of the default, and, in the case of a series of certificates as to which a REMIC or
FASIT election has been made, whether the Master Servicer or the Special
Servicer, as the case may be, has received a challenge from the Internal Revenue
Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE

      The Agreement for each series will provide that neither the Master
Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master
Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement.
The Agreement will further provide that the Master Servicer, the Special
Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

      Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor
Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

      The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the

                                       25

Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

EVENTS OF DEFAULT

      Events of default (each, an "Event of Default") with respect to the Master
Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

            (i)     with respect to the Master Servicer, any failure by the
      Master Servicer to deposit in the Collection Account or remit to the
      Trustee for deposit in the Distribution Account for distribution to
      Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

            (ii)    with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the
      Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

            (iii)   with respect to the Master Servicer and the Special
      Servicer, if any, any failure on the part of the Master Servicer or the
      Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related
      Agreement after written notice of the failure has been given to the applicable party;

            (iv)    with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

            (v)     with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the
      case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

            (vi)    with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special
      Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

      As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as
the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                                       26

                               CREDIT ENHANCEMENT

GENERAL

      If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of credit enhancement described in the related prospectus supplement, or any combination of the foregoing.

      Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement,
Certificateholders will bear their allocable share of deficiencies.

      If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus,
(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding the provider.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates
(the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the
Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of
Subordinate Certificates.

      A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior
Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate
Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

      The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable

                                       27

reserve fund will be used to make distributions to Holders of Senior
Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

      If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the
Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

LETTER OF CREDIT

      If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit
Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates
(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

      If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference"
payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the applicable series.

RESERVE FUNDS

      If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood

                                       28

of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

      Moneys deposited in any reserve fund will be invested in Permitted
Investments at the direction of the Seller or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the
Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the
Trustee to make draws on the reserve fund, if any, will be an asset of the Trust
Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

      If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding the counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related prospectus supplement.

      Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

      Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the
Trust Fund, or a series of payments over time.

      Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level

                                       29

specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

      Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                              YIELD CONSIDERATIONS

GENERAL

      The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly
Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

      The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged
Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing
Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon
Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus.

                                       30

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

      The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease
(or increase) in the rate of principal payments.

      The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

      There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust
Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

MORTGAGES AND DEEDS OF TRUST GENERALLY

      The mortgage loans (other than financial leases and Installment Contracts)
for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's

                                       31

authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.
Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

      Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

      The mortgage loans for a series may also consist of Installment Contracts.
Under an Installment Contract the seller (referred to in this Section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

                                       32

FINANCIAL LEASES

      The mortgage loans for a series also may consist of financial leases.
Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.
Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of

                                       33

the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.
All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

      Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at the sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire the tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

      Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

                                       34

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of
Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett.

      For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.
Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See
"--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate

                                       35

loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

      Under the REMIC provisions of the Code (if applicable) and the related
Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the
Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the
Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of
Redemption" below.

      Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation;
Bankruptcy Laws" below.

                                       36

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. The environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii)
may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental
Condition.

      It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an
"owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who without participating in the management of a ...
facility, holds indicia of ownership primarily to protect his security interest"
(the "secured creditor exemption").

      Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender
Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability
Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout"
steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender
Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise.
Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the
Mortgaged Properties was conducted.

                                       37

      The related Agreement will provide that the Master Servicer or the Special
Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special
Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials
Guidelines) and/or historic recognized environmental conditions (as defined in
Guideline E1527-00 of the American Society for Testing and Materials Guidelines)
based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.
This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given
Trust Fund will become liable for any Environmental Condition affecting a
Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible
Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see
"--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

      In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust.
Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.
Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

                                       38

      Borrowers under Installment Contracts generally do not have the benefits of redemption periods that may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment
Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

      The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

      Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged
Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                       39

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a
Trustee's exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See"--Leases and Rents."

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances

                                       40

provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset.
To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.
Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.

      In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general

                                       41

partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective
Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

      Prepayment Provisions

      Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury
Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired,

                                       42

and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

      Due-on-Sale Provisions

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a
"due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

      The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option)
become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

      Acceleration on Default

      Some of the mortgage loans for a series will include a "debt acceleration"
clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

      Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the

                                       43

notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment
Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

      Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the
California Military Code. Application of the Relief Act or the California
Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

      Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

      Forfeitures in Drug and RICO Proceedings

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to
Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws.
In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct

                                       44

from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that the defense will be successful.

APPLICABILITY OF USURY LAWS

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as
"interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the
Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial)
first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or
(ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII").
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal

                                       45

savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

LEASES AND RENTS

      Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing;
however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance"
clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.
For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                       46

CERTAIN LAWS AND REGULATIONS

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i)
hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition,
Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), as well as regulations (the "REMIC Regulations") promulgated by the
U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       47

      For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust
Fund which does not include the retained interest payments. References to a
"holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

      This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax
Consequences for Certificates as to which No REMIC Election is Made." If an election is made instead to treat a Trust Fund as a FASIT, the applicable federal income tax consequences will be discussed in the related prospectus supplement.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the
Trust Fund as one or more REMICs within the meaning of Code Section 860D. A
Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i)
the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the REMIC
Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and
Installment Contracts.

STATUS OF REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the
Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of
Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where

                                       48

multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent "qualified mortgages," within the meaning of Code Section 860G(a)(3), for other REMICs and
"permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until

                                       49

the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service (the "Service").

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the
Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

                                       50

TAXATION OF REGULAR CERTIFICATES

      General

      In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the
"Regular Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable to that Regular
Certificate (other than accrued market discount not yet reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

      Original Issue Discount

      Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the 1986 Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the
Regular Certificates. To the extent the issues are not addressed in the regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution
Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement,

                                       51

because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated
interest, in which case the stated redemption price at maturity of the Regular
Certificates includes all distributions of interest as well as principal on the
Regular Certificates. Likewise, the Seller intends to treat an "interest only"
class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first
Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986
Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular
Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the
Trustee will treat the monthly period ending on the day before each Distribution
Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular
Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the
Prepayment Assumption. Other than as discussed below with respect to a Random
Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual

                                       52

period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

      In the case of a Random Lot Certificate, it is anticipated that the
Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Random Lot
Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot
Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

      Acquisition Premium

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed

                                       53

rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that this class may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest
Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the
OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated
redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, it is anticipated that the
Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

      Market Discount

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as

                                       54

distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986
Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular
Certificate over the interest distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium

      A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize the premium under the constant yield method. Final Treasury Regulations issued under Code Section
171 do not by their terms apply to prepayable debt instruments such as the
Regular Certificates. However, the Conference Committee Report to the 1986 Act
indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate rather than as a separate deduction item. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

                                       55

      Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making this election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

      If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. The gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular
Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

                                       56

      Treatment of Losses

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section
166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular
Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular
Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The
Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates.
While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the
Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. The taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular
Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the
Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on

                                       57

Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular
Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return. In addition, a Residual
Certificateholder's taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

      Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

                                       58

      A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of
Residual Certificateholders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual
Certificate sells or otherwise disposes of the non-economic Residual
Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Holders of Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense

      Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates--Premium" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC
Pool's basis in the mortgage loans is generally the fair market value of the

                                       59

mortgage loans immediately after their transfer to the REMIC Pool. The REMIC
Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular
Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to
September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income

      A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for the quarterly period of (i)
120% of the long-term applicable Federal rate that would have applied to the
Residual Certificate (if it were a debt instrument) on the Startup Day under
Code Section 1274(d), multiplied by (ii) the adjusted issue price of the
Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the
REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual
Certificates diminishes.

      The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

                                       60

      In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521)
that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii)
"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through

                                       61

Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a
Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under
"--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and
(iv) the transfer satisfies one of the following two tests:

            (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is

                                       62

      calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

            (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under"--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable
Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Sale or Exchange of a Residual Certificate

      Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under
"--Taxation of Residual Certificates--Basis and Losses") of the Residual
Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that
Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Certificateholder's
Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder's Residual Certificate
remaining when its interest in the REMIC Pool terminates, and if the Residual
Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221,

                                       63

then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark-to-Market Regulations

      Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual
Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on
Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

                                       64

      Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68

                                       65

provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC.
The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of
Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from the distributions under
Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If the statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.
In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a
U.S. Person.

      Treasury regulations that were effective January 1, 2001 provide revised methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

                                       66

      Residual Certificates

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust
Fund or segregated pool of assets in that Trust Fund (as to which a separate
REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income." If the
amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or the Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular
Certificateholder's federal income tax liability. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service
Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request the information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the

                                       67

close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General

      In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund)
with respect to a series of Certificates that are not designated as "Stripped
Certificates", as described below, as a REMIC (Certificates of this series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader,
Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

      Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under
"--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard
Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment
Premiums, assumption fees, and late payment charges received by the Master
Servicer, in accordance with Standard Certificateholder's method of accounting.
A Standard Certificateholder generally will be able to deduct its share of the
Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in
Code Section 67, including deductions under Code Section 212 for the Servicing
Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped

                                       68

bond" and "stripped coupon" rules of the Code, as described below under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees,"
respectively.

      Tax Status

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

                  1.    A Standard Certificate owned by a "domestic building and
            loan association" within the meaning of Code Section 7701(a)(19)
            will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

                  2.    A Standard Certificate owned by a real estate investment
            trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

                  3.    A Standard Certificate owned by a REMIC will be
            considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code
            Section 860G(a)(3)(A) to the extent that the assets of the related
            Trust Fund consist of "qualified mortgages" within the meaning of
            Code Section 860G(a)(3).

                  4.    A certificate owned by a "financial asset securitization
            investment trust" within the meaning of Code Section 860L(c) will be considered to represent "permitted assets" within the meaning of
            Code Section 860L(c) to the extent that the assets of the trust estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

      Premium and Discount

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium."

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a

                                       69

Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees

      If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed below under "--Stripped Certificates,"
each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master
Servicer, or as including such portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and

                                       70

the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates".

      The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
Certificates--Recharacterization of Servicing Fees" above) and (iii)
certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--Standard Certificates--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor

                                       71

trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.
Any market discount would be reportable as described under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Market
Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See
"--Standard Certificates--Tax Status" above.

      Taxation of Stripped Certificates

      Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity

                                       72

will include the aggregate amount of the payments to be made on the Stripped
Certificate to the Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment

                                       73

obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or
Stripped Certificateholder at any time during the year, the information
(prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the
Trustee will also file the original issue discount information with the Service.
If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

      On June 20, 2002, the IRS published proposed regulations that will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard
Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                                       74

                            STATE TAX CONSIDERATIONS

      In addition to the Federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA
Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to the Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code
Plans.

      Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the
Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an
ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

      Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or an affiliate of the
Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Further, if the assets included in a Trust Fund were deemed to constitute
"plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust
Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code defines the term "plan assets."

                                       75

      The U.S. Department of Labor (the "Department") has issued regulations
(the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest"
(such as a certificate) in the entity.

      Certain exceptions are provided in the Regulations, through which an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the
Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, employee benefit plans not subject to ERISA
(for example, governmental plans) and entities whose underlying assets include plan assets by reason of a Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund.
Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). This Underwriter's Exemption
can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's
Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL INTERESTS

      The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections
511-515 and 860E. Further, prior to the purchase of an interest in a Residual
Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual
Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates."

      DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON
PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND
CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA
AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

      THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY
THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT
LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                       76

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented in these securities, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                       77

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift
Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

      All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC, the OTS and the NCUA. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through certificates and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

      Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

THE APPRAISAL REGULATIONS

      Pursuant to Title XI of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC
and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. ss.ss. 225.61-225.67),
national banks (12 C.F.R. ss.ss. 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The

                                       78

Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers
(each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this Prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a
FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

      No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA
Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

                              PLAN OF DISTRIBUTION

      The certificates offered by this Prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Seller of the sale.

      The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

            1.    By negotiated firm commitment underwriting and public
                  reoffering by underwriters specified in the applicable
                  prospectus supplement;

            2.    By placements by the Seller with investors through dealers;
                  and

            3.    By direct placements by the Seller with investors.

      As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Seller and, if specified in the

                                       79

prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the
Securities Act or will contribute to payments required to be made in respect of these liabilities.

      In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

      If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

      The place and time of delivery for each series of certificates offered in this Prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from the transactions. Goldman, Sachs & Co. may act as principal or agent in the transactions.

      If specified in the prospectus supplement relating to certificates of a particular series offered in this Prospectus, the Seller, any affiliate of the
Seller or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.
The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of

                                       80

sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d)
of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the offered certificates of a series will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus
(not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to the office of the Secretary, 85 Broad Street, New
York, New York 10004 (phone: 212/902-1000).

      This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our
Registration Statement. For further information, please see our Registration
Statement and the accompanying exhibits which we have filed with the Commission.
This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the
Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549,
and at the Regional Offices of the Commission at Suite 1300, 233 Broadway, New
York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661. Copies of the material can be obtained from the Public
Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. You can obtain information on the operation of the
Public Reference Section by calling 1-800-732-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the
Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad
Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention:
Prospectus Department.

                                       81

                                  LEGAL MATTERS

      The validity of the certificates offered by this Prospectus and certain federal income tax matters will be passed upon for the Seller by Cadwalader,
Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                                       82

                             INDEX OF DEFINED TERMS

1

1986 Act...............................................................      50
1998 Policy Statement..................................................      78

A

ADA....................................................................      47
Advances...............................................................      24
Agreement..............................................................       8
Appraisal Regulations..................................................      78

B

Balloon Payments.......................................................      30
Bankruptcy Code........................................................      35
beneficial owner.......................................................      10

C

CERCLA.................................................................      37
Certificateholders.....................................................      11
Closing Date...........................................................      17
Code...................................................................      47
Code Plans.............................................................      75
Collection Account.....................................................      11
Commission.............................................................      15
Cut-Off Date...........................................................      11

D

Defective Mortgage Loans...............................................      19
Department.............................................................      76
Depository.............................................................      10
Distribution Account...................................................      11
Distribution Date......................................................      11

E

EDGAR..................................................................      15
ERISA..................................................................      75
ERISA Plans............................................................      75
Event of Default.......................................................      26
Exchange Act...........................................................      15

F

FASIT..................................................................      14
Financial Intermediary.................................................      10
FIRREA.................................................................      78
FIRREA Appraisal.......................................................      79
Form 8-K...............................................................      17
Funding Note...........................................................       9

G

Garn Act...............................................................      43

H

Holders................................................................      11

I

Installment Contracts..................................................      15
Insurance Proceeds.....................................................      12

L

Lender Liability Act...................................................      37
Letter of Credit Bank..................................................      28
Letter of Credit Percentage............................................      28
Liquidation Proceeds...................................................      12

M

Master Servicer........................................................      20
Master Servicer Remittance Date........................................      13
Mortgage Loan File.....................................................      18
Mortgage Loan Schedule.................................................      18
Mortgaged Property.....................................................      16
Mortgages..............................................................      15

N

NCUA...................................................................  45, 78
Non-SMMEA Certificates.................................................      77

O

OCC....................................................................      77
OID Regulations........................................................      51
Operating Advisor......................................................      21
OTS....................................................................      78

P

Plans..................................................................      75
Prepayment Assumption..................................................      52
Prepayment Premium.....................................................      12

R

Random Lot Certificates................................................      51
Regular Certificateholder..............................................      51
Regular Certificates...................................................      48
Regulations............................................................      76
REMIC..................................................................      14

                                       83

REMIC Certificates.....................................................      48
REMIC Pool.............................................................      48
REMIC Regulations......................................................      47
REO Account............................................................      13
REO Property...........................................................      12
Repurchase Price.......................................................      19
Residual Certificateholders............................................      57
Residual Certificates..................................................      48
Responsible Party......................................................      19

S

Securities Act.........................................................       8
Seller.................................................................       7
Senior Certificates....................................................      27
Service................................................................      50
Simple Interest Loans..................................................      16
SMMEA..................................................................      77
Special Servicer.......................................................      20
Specially Serviced Mortgage Loans......................................      20
Standard Certificateholder.............................................      68
Subordinate Certificates...............................................      27
Substitute Mortgage Loans..............................................      19

T

Title V................................................................      45
Title VIII.............................................................      45
Treasury...............................................................      47
Trust Fund.............................................................       9
Trustee................................................................      15

U

U.S. Person............................................................      63
Underwriter's Exemption................................................      76

                                       84

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

      The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS06GG6.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1 and Annex D to this prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement.
To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage
Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1 and Annex
D to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the Certificates in making their investment decision.

      Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.
_______________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Free Writing Prospectus

$3,593,754,000
(Approximate)

GS Mortgage
Securities Corporation II

(as Depositor)

GS Mortgage Securities Trust 2006-GG6,
Commercial Mortgage
Pass-Through Certificates
Series 2006-GG6

Class A-1	$105,000,000
Class A-2	$1,077,000,000
Class A-3	$243,010,000
Class A-AB	$193,000,000
Class A-4	$1,112,658,000
Class A-M	$390,095,000
Class A-J	$292,572,000
Class B	$19,504,000
Class C	$48,762,000
Class D	$39,010,000
Class E	$29,257,000
Class F	$43,886,000

FREE WRITING PROSPECTUS

Goldman, Sachs & Co.

CREDIT SUISSE
MERRILL LYNCH & CO.
MORGAN STANLEY
WACHOVIA SECURITIES

March      , 2006